UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

BUNGE LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

We are passionate, bold and driven. Together, we lead the way to deliver results for our customers, each other and the world. **We are Bunge.**

Our Values

ACT AS ONE TEAM

By fostering inclusion, collaboration and respect

DRIVE FOR EXCELLENCE

By being agile, innovative and efficient

DO WHAT'S RIGHT

By acting safely, ethically and sustainably

This document includes forward-looking statements withing the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding Bunge's proposed redomestication and acquisition transactions and related timing of each transaction, made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends and similar expressions to identify forward-looking statements. Forward-looking statements reflect management's current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management's expectations are described in our 2022 Annual Report on Form 10-K, including under Item 1A Risk Factors. All forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report except as required by law.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
DATED JULY 26, 2023
Introductory Letter from the Chief Executive Officer and the Chair of the Board of Directors
Dear Shareholder:
On behalf of the Board of Directors and our leadership team, we are pleased to enclose information about two events that will build on our recent success and accelerate Bunge’s growth for the future. We believe your vote in support of these two proposals will strengthen this 200+ year-old company while continuing to connect farmers to consumers to deliver essential food, feed and fuel for years to come.
In June, we announced a definitive agreement to combine with Viterra, a leading agriculture supply chain company with an extensive footprint of infrastructure and logistics assets in key origination markets. Merging these two organizations will create a premier agribusiness solutions company built to meet the demands of the 21st century.
As outlined in the following pages, we are confident this transaction will deliver value for all our stakeholders. Combining our highly complementary assets will create more access to global markets for farmers while providing greater availability to higher value, more sustainable products for consumers. Communities will benefit from our shared commitments for robust climate action, regenerative agriculture incentives for farmers, and an increase of low carbon solutions to customers. And, our highly talented commercial and industrial teams will have greater career opportunities through our expanded capabilities and resources.
For Bunge’s shareholders, joining forces with Viterra will create an even stronger company financially, with increased cash flow and a stronger balance sheet to support our investment in growth and innovation and enhance our resiliency through the business cycle.
Bunge and Viterra know each other well and respect the capabilities and assets across one another’s platforms. We are committed to working together to ensure a seamless transition while taking full advantage of the opportunities that will be created by combining these two great companies.
While the transaction with Viterra will transform Bunge, creating a stronger company for the future, we remain focused on executing our strategy today. As part of our commitment to continuously improve our organization, we are also asking for your approval to move Bunge’s place of incorporation from Bermuda to Switzerland.
Bunge has a long history in Europe and has had operations in Switzerland for more than two decades. Making this move aligns our corporate legal structure with a country more centrally positioned within Bunge’s major geographic operations that is also home to many global companies. It also enables us to more effectively adapt to an evolving global tax environment.
The proposed redomestication should not have a significant impact on how Bunge conducts our day-to-day operations. Shares will continue to be listed exclusively on the New York Stock Exchange under the symbol “BG,” and the company would continue to be subject to U.S. Securities and Exchange Commission reporting requirements.
This is an exciting time to be a part of Bunge. We have delivered outstanding results over the past four years by moving to a global operating model that manages an optimized portfolio of assets with financial discipline. We are ready to take the next, important steps to continue to do work that matters — partnering with customers at both ends of the value chain to help them be successful while also helping provide solutions to address rising food insecurity.

We hope you will support Bunge in our essential work by voting for these two proposals. Together, we’ll be better positioned to deliver exceptional value for our customers, our employees, our communities and our shareholders.
Regards,
Greg Heckman	Mark Zenuk
Chief Executive Officer	Chair of the Board of Directors

A Message from Lisa Ware-Alexander
Secretary of the Board of Directors
Enclosed is the proxy statement for Bunge’s 2023 Extraordinary General Meeting of shareholders (“Extraordinary General Meeting”) to be held on [•], 2023 at 9:30 a.m., Central Time. The Extraordinary General Meeting is expected to be completely virtual and conducted via live audio webcast to provide expanded access and a convenient experience for our shareholders.
In connection with the Extraordinary General Meeting, you are being asked to vote upon proposals to approve:
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the redomestication that would change the place of incorporation and residence of the ultimate parent company of the Bunge Group from Bermuda to Switzerland through a Bermuda law Scheme of Arrangement attached as Appendix A to the proxy statement (the “Redomestication”);

•
the acquisition of Viterra Limited, a Jersey company (“Viterra”) contemplated by the business combination agreement, dated as of June 13, 2023 (the “Business Combination Agreement”), by and among Bunge, Viterra and the seller parties thereto (the “Sellers”), including the issuance of approximately 65.6 million common shares, par value $0.01 per share (the “Bunge Shares”), of Bunge, to the Sellers (the “Acquisition”) as part of the consideration for the Acquisition; and

•
the adjournment of the Extraordinary General Meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the Extraordinary General Meeting to approve the Redomestication or the Acquisition.

Each of the proposals are independent of each other and not conditioned on the approval of any of the other proposals. Accordingly, neither the Redomestication nor the Acquisition is dependent on the approval of the other and each may be implemented regardless of whether the other proposal is approved.
Redomestication
As part of the Redomestication, we will become a Swiss corporation and our corporate name will change to Bunge Global SA. The number of shares you will own in Bunge Global SA, the Swiss company, will be identical to the number of common shares you held in Bunge Limited, the Bermuda company, immediately prior to the completion of the Redomestication, and your relative economic interest in Bunge will remain unchanged, excluding effects of the Acquisition. While distributions paid by Swiss companies are generally subject to Swiss withholding tax, because we are planning to make distributions out of qualifying capital contribution reserves, no Swiss withholding tax should apply to distributions paid by Bunge Global SA for the foreseeable future.
After the completion of the Redomestication, Bunge Global SA is expected to continue the business operations conducted by Bunge Limited before the Redomestication.
The shares of Bunge Global SA will be listed on the New York Stock Exchange under the symbol “BG,” the same symbol under which your Bunge Shares are currently listed, and the company would continue to be subject to U.S. Securities and Exchange Commission reporting requirements.
Bunge incorporated in Bermuda in 1995 when the then-separate Bunge group of companies consolidated into a single corporate group (the “Bunge Group”). On November 15, 2022, the board of directors of Bunge unanimously approved the Redomestication to Switzerland, following an extensive review of our business operations and emerging trends in the global regulatory environment. Switzerland allows Bunge to align its corporate legal structure with its commercial operations, it is more centrally located within our major markets and home to many global companies. The Redomestication will locate Bunge in a country with balanced corporate governance requirements, a more sophisticated financial and commercial infrastructure, as well as a stable and well-developed legal system. We have had substantial operations in Switzerland for many years.
Our Redomestication to Switzerland is subject to various conditions, including shareholder approval and the approval of the Supreme Court of Bermuda, and is expected to be completed later this year. We may delay or abandon the Redomestication if future events occur that cause us to determine that the Redomestication is no longer in the best interests of Bunge or its shareholders.

Acquisition
We are seeking shareholder approval of the Acquisition of Viterra in connection with the Business Combination Agreement, pursuant to which Bunge will acquire all issued and outstanding shares of Viterra in exchange for:
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approximately 65.6 million Bunge Shares (the “Share Consideration”); and

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approximately $2.0 billion in cash (the “Cash Consideration”).

Upon completion of the Acquisition, the sellers are expected to own approximately 30% of the combined company on a fully diluted basis (before giving effect to any future share repurchases by Bunge). We expect to fund approximately 25% of the Cash Consideration with a combination of cash on hand and new debt financings. We have also secured a total of $8.0 billion in acquisition debt financing in the form of a $7.7 billion financing commitment from a consortium of lenders and a $300 million delayed draw term loan.
The Business Combination Agreement and the Acquisition was unanimously approved by the board of directors of Bunge. The Acquisition is expected to be consummated after approval of the Acquisition by our shareholders and the satisfaction or waiver, as applicable, of certain other customary closing conditions, including receipt of the required regulatory approvals. Assuming the satisfaction or waiver, as applicable, of the conditions set forth in the Business Combination Agreement, we expect the Acquisition to close in mid-2024.
This proxy statement provides you with detailed information regarding the Redomestication and the Acquisition. We encourage you to read this entire document carefully. You should carefully consider the “Risk Factors” beginning on page 29 for a discussion of risks before voting at the meeting.
Lisa Ware-Alexander
Vice President, Deputy General Counsel
and Corporate Secretary
[•], 2023
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Redomestication and Acquisition or determined if this proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.
This proxy statement is dated [•], 2023 and is first being mailed to shareholders on or about [•], 2023.

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
Date and Time:	[•], 2023, at 9:30 a.m., Central Time
Place	The Extraordinary General Meeting is a virtual shareholders meeting at www.virtualshareholdermeeting.com/BG2023SM
Record Date:	[•], 2023
Shareholders as of the Record Date are entitled to notice of, and to vote at, the Extraordinary General Meeting and at any subsequent adjournments or postponements.
Voting
Your vote is very important. Whether or not you plan to join the Extraordinary General Meeting, please promptly vote by internet, telephone or by mail so that your shares will be represented at the meeting. If you are a registered holder of Bunge Shares (i.e., you hold your shares through our transfer agent, Computershare), please follow the instructions included in your proxy materials or on your proxy card to access the Extraordinary General Meeting. If your Bunge Shares are held through an intermediary (i.e., brokerage firm, bank or other nominee), you should receive a voting instruction form from your brokerage firm, bank or other nominee.
Meeting Details
Please read carefully “Information About this Proxy Statement and Extraordinary General Meeting” beginning on page 1 of the proxy statement to ensure that you comply with the requirements for voting and accessing the Extraordinary General Meeting.
At the Extraordinary General Meeting, we are asking shareholders to vote on the following:
Management Proposals	Board Recommends
Approval of the Redomestication that would change the place of incorporation and residence of the ultimate parent company of the Bunge Group from Bermuda to Switzerland through a Bermuda law Scheme of Arrangement attached as Appendix A to this proxy statement.	✓ FOR
Approval of the Acquisition of Viterra contemplated by the Business Combination Agreement, including the issuance of approximately 65.6 million Bunge Shares to the sellers as part of the consideration for the Acquisition.	✓ FOR
Approval to adjourn the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Redomestication or the Acquisition.	✓ FOR
Each of the proposals are independent of each other and not conditioned on the approval of any of the other proposals. Accordingly, neither the Redomestication nor the Acquisition is dependent on the approval of the other and each may be implemented regardless of whether the other proposal is approved.
Important Notice of Internet Availability of Proxy Materials for the Extraordinary General Meeting to be held on [•], 2023: The Proxy Statement for the Extraordinary General Meeting and Annual Report on Form 10-K are available at investors.bunge.com/investors/corporate-governance/governance-documents and www.ProxyVote.com.

By Order of the Board of Directors

[•], 2023	Lisa Ware-Alexander Vice President, Deputy General Counsel and Corporate Secretary
This proxy statement incorporates documents by reference. See “Where You Can Find More Information” beginning on page 203 for a listing of documents incorporated by reference. These documents are available to any person, including any beneficial owner, upon request directed to our Investor Relations department by telephone at 636-292-3014 or by submitting a written request to 1391 Timberlake Manor Parkway, Chesterfield, Missouri 63017, U.S.A., Attention: Ruth Ann Wisener. To ensure timely delivery of these documents, any request should be made by [•], 2023. The exhibits to these documents will generally not be made available unless they are specifically incorporated by reference in this proxy statement.

i

v

INFORMATION ABOUT THIS PROXY STATEMENT AND THE EXTRAORDINARY GENERAL MEETING
Information About this Proxy Statement
Why did I receive this Proxy Statement?
Bunge Limited, an exempted company limited by shares incorporated under the laws of Bermuda (“Bunge” or the “Company”), has furnished these proxy materials to you because the board of directors (the Bunge-Bermuda board of directors or the Bunge-Switzerland board of directors, as the context may require, the “Board of Directors”) is soliciting your proxy to vote at the 2023 Extraordinary General Meeting of the shareholders (the “Extraordinary General Meeting”) on [•], 2023 at 9:30 a.m., Central Time. In order to provide expanded access and a convenient experience for our shareholders, the Extraordinary General Meeting will be a virtual meeting of shareholders, which will be conducted via live audio webcast. There will not be a physical meeting. We have designed this virtual meeting to offer the same participation opportunities as an in-person meeting.
This proxy statement contains information about the items being voted on at the Extraordinary General Meeting, and important information about us. If you received printed versions of these materials by mail, these materials also include the proxy card or voting instructions form for the Extraordinary General Meeting. We are making these proxy materials first available to shareholders on or about [•], 2023.
We have sent these materials to each person who is registered as a holder of our common shares, par value $0.01 per share (“Bunge Shares”) in the register of members (such owners are often referred to as “holders of record” or “registered holders”) as of the close of business on [•], 2023, the record date for the Extraordinary General Meeting (the “Record Date”).
We have requested that banks, brokerage firms and other nominees who hold Bunge Shares on behalf of the owners of the Bunge Shares (such owners are often referred to as “beneficial shareholders” or “street name holders”) as of the close of business on the Record Date, forward either a notice or a printed copy of these materials, together with a proxy card or voting instruction form, to those beneficial shareholders. We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.
Finally, we have provided for these materials to be sent to persons who have interests in Bunge Shares through participation in the Bunge share funds of the Bunge Retirement Savings Plan, the Bunge Savings Plan and the Bunge Savings Plan — Supplement A. Although these persons are not eligible to vote directly at the Extraordinary General Meeting, they may, however, instruct the trustees of the plans on how to vote the common shares represented by their interests. The enclosed proxy card will also serve as voting instructions for the trustees of the plans. If you do not provide voting instructions for shares held for you in any of these plans, the trustees will vote these shares in the same ratio as the shares for which voting instructions are provided.
Shareholders who owned Bunge Shares as of the close of business on the Record Date for the Extraordinary General Meeting are entitled to access and vote at the Extraordinary General Meeting and adjournments or postponements of the Extraordinary General Meeting. The share register will not be closed between the Record Date and the date of the Extraordinary General Meeting. A poll will be taken on each proposal to be put to a shareholder vote at the Extraordinary General Meeting.
Information About the Extraordinary General Meeting
What proposals are being presented at the Extraordinary General Meeting?
Shareholders are being asked to vote on the following matters at the Extraordinary General Meeting:
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Proposal 1 — the approval of the redomestication that would change the place of incorporation and residence of the ultimate parent company of the Bunge Group from Bermuda to Switzerland through a Bermuda law Scheme of Arrangement attached as Appendix A to this proxy statement (the “Redomestication”);

•
Proposal 2 — the approval of the acquisition of Viterra Limited, a Jersey company (“Viterra”), contemplated by the business combination agreement, dated as of June 13, 2023 (the “Business Combination Agreement”), by and among Bunge, Viterra and the seller parties (the “Sellers”), including the issuance (the “Share Issuance”) of approximately 65.6 million Bunge Shares to the Sellers (the “Acquisition”) as part of the consideration for the Acquisition; and
•
Proposal 3 — the approval to adjourn the Extraordinary General Meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the Extraordinary General Meeting to approve the Redomestication or the Acquisition.

Each of the proposals are independent of each other and not conditioned on the approval of any of the other proposals. Accordingly, neither the Redomestication nor the Acquisition is dependent on the approval of the other and each may be implemented regardless of whether the other proposal is approved.
Other than the matters set forth in this proxy statement and matters incidental to the conduct of the Extraordinary General Meeting, we do not know of any business or proposals to be considered at the Extraordinary General Meeting. If any other business is proposed and properly presented at the Extraordinary General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.
How do I access the Extraordinary General Meeting and submit questions?
To be admitted to the Extraordinary General Meeting visit www.virtualshareholdermeeting.com/BG2023SM and enter the 16-digit control number found on your proxy card or voter instruction form for the Extraordinary General Meeting. If you hold Bunge Shares through a brokerage firm, bank or other nominee, you should follow the instructions provided by your brokerage firm, bank or other nominee to be able to participate in the Extraordinary General Meeting.
If you wish to submit a question before or during the Extraordinary General Meeting, you may log in to www.virtualshareholdermeeting.com/BG2023SM and enter your name, email address and 16-digit control number beginning at 9:15 a.m., Central Time, on [•], 2023. Once past the login screen, select the question topic and enter your question in the “Ask a Question” section at the lower left-hand corner of the screen and then click on Submit.
Questions pertinent to meeting matters will be addressed during the Extraordinary General Meeting, subject to time constraints. Questions or comments that relate to proposals that are not properly received before or during the Extraordinary General Meeting, relate to matters that are not the proper subject for action by shareholders, are irrelevant to our business, relate to material non-public information of the Company, relate to personal concerns or grievances, are derogatory to individuals or that are otherwise in bad taste, are in substance repetitious of a question or comment made by another shareholder, or are not otherwise suitable for the conduct of the Extraordinary General Meeting as determined in our sole discretion, will not be answered. Additional rules of conduct and procedures may apply during the Extraordinary General Meeting and will be available for you to review in advance of the meeting at www.virtualshareholdermeeting.com/BG2023SM.
My shares are held through our transfer agent or a brokerage firm, bank or other nominee. How do I register in advance to access, vote and submit questions at the Extraordinary General Meeting?
If you are a registered holder of Bunge Shares (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register in advance to access the Extraordinary General Meeting. Please follow the instructions described above and on your proxy card or voter instruction form that you received for the Extraordinary General Meeting.
If you hold Bunge Shares through a brokerage firm, bank or other nominee, you should follow the instructions provided by your brokerage firm, bank or other nominee to be able to participate in the Extraordinary General Meeting.
What if I have trouble accessing the Extraordinary General Meeting virtually?
The virtual meeting platform is fully supported across multiple browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and mobile phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong internet connection wherever you intend to participate in the meeting. We encourage you to access the meeting prior to the start time. You will be able to log into the Extraordinary General Meeting beginning at 9:15 a.m., Central Time on [•], 2023. We will have a technician ready to assist you with any technical difficulties you may have accessing the Extraordinary General Meeting. If you encounter any difficulties accessing the Extraordinary General Meeting, please call the technical support number that will be posted on the virtual meeting platform login page.
If I can’t participate in the live Extraordinary General Meeting webcast, can I vote or listen to it later?
You may vote your Bunge Shares before the meeting as described in “How do I vote?” and by following the instructions on your proxy card or voter instruction form. You do not need to access the webcast to vote if you submitted your vote via proxy in advance of the Extraordinary General Meeting. We do not intend to record the Extraordinary General Meeting; however, we will disclose the results on a Form 8-K that we will file with the U.S. Securities and Exchange Commission (the “SEC”) within four business days of the Extraordinary General Meeting.
What constitutes a quorum?
The presence at the start of the Extraordinary General Meeting of at least two persons representing, in person or by proxy, more than one-half of our issued and outstanding common shares will constitute a quorum for the transaction of business at the meeting.
Information About Voting
How many votes do I have?
Every holder of a common share will be entitled to one vote per share on each matter presented at the Extraordinary General Meeting. On July 20, 2023, there were 150,639,751 common shares issued and outstanding and entitled to vote at the Extraordinary General Meeting.
How do I vote?
You can exercise your vote in the following ways:
•
By Telephone or the Internet:   If you are a shareholder of record, you may appoint your proxy by telephone, or electronically through the internet, by following the instructions on your proxy card. If you are a beneficial shareholder, please follow the instructions on your notice or voting instruction form.

•
By Mail:   If you are a shareholder of record, you may appoint your proxy by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you are a beneficial shareholder and received or requested printed copies of the proxy materials, you can vote by following the instructions on your voting instruction form.

•
At the Meeting:   If you are planning to access the Extraordinary General Meeting, you may vote your Bunge Shares during the meeting by visiting www.virtualshareholdermeeting.com/BG2023SM. To vote, you will need your 16-digit control number included on your proxy card, or on the voter instruction form.

Your vote is very important. Even if you plan to be present at the Extraordinary General Meeting, we encourage you to vote as soon as possible.

What if I return my proxy card but do not mark it to show how I am voting?
If you sign and return your proxy card or voting instruction form but do not indicate instructions for voting, your Bunge Shares will be voted “FOR” each of Proposals 1, 2 and 3. With respect to any other matter which may properly come before the Extraordinary General Meeting, your Bunge Shares will be voted at the discretion of the proxy holders.
May I change or revoke my proxy?
You may change or revoke your proxy at any time before it is exercised in one of four ways:
1.
Notify our Corporate Secretary in writing at the address provided below before the meeting;

2.
Use the telephone or the internet to change your proxy for the meeting;

3.
Submit another proxy card (or voting instruction form if you hold your Bunge Shares in street name) with a later date for the meeting; or

4.
If you are a holder of record, or a beneficial holder with a proxy from the holder of record, by accessing and voting at the Extraordinary General Meeting.

You may not revoke a proxy simply by accessing the Extraordinary General Meeting. To revoke a proxy, you must take one of the actions described above. Any written notice of revocation must be sent to the attention of our Corporate Secretary at 1391 Timberlake Manor Parkway, Chesterfield, Missouri 63017, U.S.A.
What vote is required in order to approve each proposal?
Proposal 1 — Redomestication:   The affirmative vote of a majority in number and at least 75% in value of shares present in person or by proxy at the meeting and entitled to vote is required to approve the Redomestication.
Proposal 2 — Acquisition:   The affirmative vote of a majority of shares present in person or by proxy at the meeting and entitled to vote is required to approve the Acquisition.
Proposal 3 — Adjournment:   The affirmative vote of a majority of shares present in person or by proxy at the meeting and entitled to vote is required to approve the adjournment of the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the Extraordinary General Meeting to approve the Redomestication or the Acquisition.
Pursuant to Bermuda law, (i) common shares which are represented by “broker non-votes” (i.e., common shares held by brokers which are represented at the Extraordinary General Meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (ii) common shares represented at the Extraordinary General Meeting which abstain from voting on any matter, are not included in the determination of the common shares voting on such matter, but are counted for quorum purposes.
Under the rules of the New York Stock Exchange (“NYSE”), if you do not submit specific voting instructions to your broker, your broker will not have the ability to vote your Bunge Shares in connection with Proposals 1, 2 and 3. Accordingly, if your Bunge Shares are held in street name and you do not submit voting instructions to your broker, your Bunge Shares will be treated as broker non-votes for these proposals.
How will voting on any other business be conducted?
Other than the matters set forth in this proxy statement and matters incident to the conduct of the Extraordinary General Meeting, we do not know of any business or proposals to be considered at the meeting. If any other business is properly proposed and presented at the Extraordinary General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at the discretion of the proxy holders.

Who will count the votes?
Broadridge will act as the inspector of election and will tabulate the votes.
Whom should I call if I have questions about the meeting, the Redomestication or the Acquisition?
You should contact either of the following:
Bunge-Bermuda:
Ruth Ann Wisener
Investor Relations
1391 Timberlake Manor Parkway
Chesterfield, Missouri 63017, U.S.A.
Phone: (636) 292-3014
our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders may call toll free: (877) 750-8233
Banks and Brokers may call collect: (212) 750-5833
Deadline for Appointment of Proxies by Telephone or the Internet or Returning Your Proxy Card
Shareholders should complete and return the proxy card for the Extraordinary General Meeting as soon as possible. To be valid, your proxy card must be completed in accordance with the instructions on it and received by us no later than 11:59 p.m., Eastern Time, on [•], 2023. If you appoint your proxy by telephone or the internet, we must receive your appointment no later than 11:59 p.m., Eastern Time, on [•], 2023. If you participate in the Bunge share funds of the Bunge Retirement Savings Plan, the Bunge Savings Plan or the Bunge Savings Plan — Supplement A, you must submit your voting instructions by 11:59 p.m., Eastern Time on [•], 2023 in order to allow the plan trustees time to receive your voting instructions and vote on behalf of the plans. If your Bunge Shares are held in street name and you are voting by mail, you should return your voting instruction form for the meeting in accordance with the instructions on that form or as provided by the bank, brokerage firm or other nominee who holds our Bunge Shares on your behalf.
Solicitation of Proxies
We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of proxy materials and the notice. We will furnish copies of these proxy materials to banks, brokers, fiduciaries and custodians holding shares in their names on behalf of beneficial owners so that they may forward these proxy materials to our beneficial owners.
We have retained Innisfree M&A Incorporated to act as proxy solicitor for the Extraordinary General Meeting for a fee of $30,000 plus reasonable out-of-pocket expenses. In addition, we may supplement the original solicitation of proxies by mail with solicitation by telephone and other means by our directors, officers and/or other employees. We will not pay any additional compensation to these individuals for any such services.

PROXY STATEMENT SUMMARY
This summary highlights certain information contained in this proxy statement. As it is only a summary, please review the entire proxy statement before voting.
Extraordinary General Meeting Information
Time and Date:	[•], [•], 2023, at 9:30 a.m., Central Time, with log-in beginning at 9:15 a.m., Central Time.
Location:	The Extraordinary General Meeting will be a virtual meeting conducted exclusively online via live audio webcast, allowing shareholders to participate in the meeting from any location convenient to them. There will not be a physical meeting.
Record Date:	Shareholders of record as of the close of business on [•], 2023 are entitled to vote.
Voting:	Each issued and outstanding common share is entitled to one vote. You may vote by telephone, internet, mail or by accessing the Extraordinary General Meeting. Please see “Information About Voting” on page 3.
Attendance:	To access the Extraordinary General Meeting, please follow the instructions contained in “Information About the Extraordinary General Meeting” on page 1. Shareholders who access the meeting will be allowed to submit questions in our virtual shareholder meeting forum before and during the meeting.
Proposals and Voting Recommendations for the Extraordinary General Meeting
Proposal		Board’s Voting Recommendation	Page References (for more detail)
1	Approval of the Redomestication.	✓ FOR	43
2	Approval of the Acquisition.	✓ FOR	44
3	Approval to adjourn the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Redomestication or the Acquisition.	✓ FOR	45
The affirmative vote of a majority in number and at least 75% in value of shares present in person or by proxy at the meeting and entitled to vote is required to approve the Redomestication (Proposal 1). The affirmative vote of a majority of shares present in person or by proxy at the meeting and entitled to vote is required to approve the Acquisition (Proposal 2). The affirmative vote of a majority of shares present in person or by proxy at the meeting and entitled to vote is required to approve the adjournment of the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Redomestication or the Acquisition (Proposal 3).
Each of the proposals are independent of each other and not conditioned on the approval of any of the other proposals. Accordingly, neither the Redomestication nor the Acquisition is dependent on the approval of the other and each may be implemented regardless of whether the other proposal is approved.
In this proxy statement, we sometimes refer to Bunge-Bermuda and Bunge-Switzerland, as the context may require, as “we,” “our,” the “Company” or “Bunge,” and we refer to the Redomestication and Acquisition collectively as the “Transactions.” All references to “U.S. dollars,” “U.S.$,” “US$” or “$” in this proxy statement are to U.S. dollars, the official currency of the United States.

OVERVIEW OF THE REDOMESTICATION
We are seeking shareholder approval at the Extraordinary General Meeting of a merger transaction by way of the Bermuda law Scheme of Arrangement, attached to this proxy statement as Appendix A (the “Scheme of Arrangement”) that will effectively change the place of incorporation and residence of the parent company of the Bunge Group from Bermuda to Switzerland (referred to herein as the “Redomestication”).
If the Scheme of Arrangement becomes effective, it will effect a share exchange pursuant to which (i) your Bunge Shares of Bunge Limited (which we also refer to herein as “Bunge-Bermuda”) will be exchanged for an identical number of registered common shares of Bunge Global SA (“Bunge-Switzerland”) and (ii) Bunge-Switzerland will become the parent company of the Bunge Group.
Bunge incorporated in Bermuda in 1995 when the then-separate Bunge group of companies consolidated into a single corporate group (the “Bunge Group”). Over the past few years, Bunge has undertaken an extensive review of its business operations and the emerging trends in the global regulatory environment. As part of this review, Bunge performed a substantial analysis of alternative jurisdictions in which it might redomesticate. Switzerland was determined to be the best jurisdiction in which to redomesticate because it allows Bunge to better align its corporate legal structure with its commercial operations and because Bunge has conducted substantial business operations in Switzerland for decades. Switzerland is also a jurisdiction that is well suited for global companies and offers a well-developed corporate, legal and regulatory environment.
As part of this review, Bunge has taken into account likely legislative tax changes proposed by the member states of the Organization for Economic Cooperation and Development (or “OECD”) and in particular the Pillar 2 Model Rules (the “Model Rules”), aiming at introducing a global minimum corporate tax rate of 15% on financial statement income by jurisdiction. The focus of the OECD is to discourage multinational corporations from using low tax or no tax jurisdictions (tax havens) to avoid taxation.
Our Redomestication to Switzerland is subject to various conditions, including shareholder approval and the approval of the Supreme Court of Bermuda (the “Bermuda Court”), and is expected to be completed later this year, prior to completing the Acquisition. We may, however, delay or abandon the Redomestication if future events occur that cause the Board of Directors to determine that the Redomestication is no longer in the interest of Bunge or its shareholders.
If the Redomestication is completed:
•
the place of incorporation, residence and principal executive office of Bunge Global SA will be Switzerland;

•
the operational headquarters of the Bunge Group will remain in St. Louis, Missouri;

•
our corporate name will be changed to Bunge Global SA;

•
holders of shares in Bunge Limited will automatically receive shares in Bunge Global SA on a one-for-one basis, and their relative economic interest in the Bunge Group will remain unchanged; and

•
Bunge Global SA shares will be listed for trading on the NYSE under the ticker symbol “BG.”

Bunge’s current dividend per share in fiscal year 2023, shareholder communications and related matters will be unchanged. The effects of Redomestication on Bunge and its shareholders are explained in “Certain Tax Considerations of the Redomestication” starting at page 115 and “Comparison of Rights of Shareholders” starting at page 175.
The Redomestication involves several steps.
1)
Incorporation of Bunge Global SA, Switzerland, a new company organized under Swiss law with its registered office in Geneva, Switzerland, as a direct, wholly-owned subsidiary of Bunge Limited.

2)
Bunge Global SA in turn, forms a new Bermuda subsidiary named Horizon Merger Company Limited (“Bunge-MergerCo”).

3)
Following the Extraordinary General Meeting and a hearing of the Bermuda Court scheduled for [•], 2023, assuming we have obtained the necessary shareholder and court approvals, Bunge-MergerCo will merge with Bunge Limited by way of the Scheme of Arrangement, with Bunge Limited as the surviving company. As a result of the Redomestication, Bunge-MergerCo will cease to exist, and Bunge Limited will become a direct, wholly-owned subsidiary of Bunge Global SA.

4)
Effective for the date that is one day after the effective date of the merger of Bunge Limited with Bunge-MergerCo (“Effective Date”), Bunge Limited will make a U.S. tax election to be classified as disregarded as an entity separate from Bunge Global SA for U.S. tax purposes.

The diagram that follows depicts the Redomestication:

Shareholders
Bunge Limited
(NYSE: BG)
Bunge Global SA
Horizon Merger
Company Limited
Merger
Shareholders
Bunge Global SA
(NYSE: BG)
Bunge Limited

QUESTIONS AND ANSWERS ABOUT THE REDOMESTICATION
The following questions and answers are intended to briefly address some commonly asked questions regarding the Redomestication. These questions and answers do not address all questions that may be important to you as a shareholder of Bunge. Please refer to the more detailed information contained elsewhere in this proxy statement, the Appendices to this proxy statement and the documents referred to in this proxy statement.
Q:
Why do you want to change your place of incorporation and residence from Bermuda to Switzerland?

A:
Bunge incorporated in Bermuda in 1995 when the then-separate Bunge group of companies consolidated into a single corporate group. Over the past few years, Bunge has undertaken an extensive review of its business operations and the emerging trends in the global regulatory environment. As part of this review, Bunge performed a substantial analysis of alternative jurisdictions in which it might redomesticate. Switzerland was determined to be the best jurisdiction in which to redomesticate because it allows Bunge to better align its corporate legal structure with its commercial operations and because Bunge has conducted substantial business operations in Switzerland for decades. Switzerland is also a jurisdiction that is well suited for global companies and offers a well-developed corporate, legal and regulatory environment.

As part of this review, Bunge has taken into account likely legislative tax changes proposed by the member states of the OECD and in particular the Model Rules, aiming at introducing a global minimum corporate tax rate of 15% on financial statement income by jurisdiction. The focus of the OECD is to discourage multinational corporations from using low tax or no tax jurisdictions (tax havens) to avoid taxation.
As part of the Redomestication, Bunge will be locating its publicly traded parent company in Switzerland, a jurisdiction in which Bunge has operated for decades and for which we have significant substance. Switzerland is the home of many global companies, and if the Redomestication is approved, Bunge Global SA will be located in a country with balanced corporate governance requirements, more sophisticated financial and commercial infrastructure as well as a stable and well-developed legal system.
Q:
Will the Redomestication affect our current or future operations?

A:
The Redomestication will have no significant impact on how we conduct our day-to-day operations. The locations of our future operations will depend on the needs of our business, independent of our legal domicile.

Q:
Will the Redomestication dilute my economic interest?

A:
No, the Redomestication will not dilute your economic interest in the Bunge Group. Immediately after the Redomestication, the number of issued and outstanding shares of Bunge-Switzerland will be identical to the number of issued and outstanding shares of Bunge-Bermuda immediately before the completion of the Redomestication. Bunge-Switzerland will hold, in addition, [•] shares for future use to satisfy its obligations to deliver shares in connection with awards granted under our equity incentive plans and for such other purposes as the Board of Directors may determine. Bunge-Switzerland will assume Bunge-Bermuda’s existing obligation to deliver shares under our equity incentive plans. Because Bunge-Bermuda will be a wholly-owned subsidiary of Bunge-Switzerland after the Redomestication, your economic interest will not change after the Redomestication.

Q:
When do you expect the Redomestication to be completed?

A:
We are working towards completing the Redomestication as quickly as possible and it remains subject to shareholder approval and the approval of the Bermuda Court. We currently expect to complete the Redomestication this year, prior to completing the Acquisition. However, the Redomestication may be delayed or abandoned if events occur that cause the Board of Directors to determine that the Redomestication is no longer in the best interest of Bunge or its shareholders.

Q:
What will I receive for my Bunge-Bermuda shares?

A:
After the Redomestication, you will hold one Bunge-Switzerland share for each Bunge-Bermuda share you held immediately prior to the completion of the Redomestication.

Q:
Do I have to take any action to exchange my Bunge-Bermuda shares?

A:
No. Your Bunge-Bermuda common shares will be exchanged for Bunge-Switzerland shares without any action on your part. All of Bunge-Bermuda’s common shares are issued in uncertificated book- entry form. All of Bunge-Switzerland’s shares will also be issued in uncertificated book-entry form.

Q:
May I trade Bunge-Bermuda shares between the date of this proxy statement and the Effective Date?

A:
Yes. The Bunge-Bermuda shares will continue to trade during this period.

Q:
After the Redomestication, where may I trade Bunge-Switzerland shares?

A:
The Bunge-Switzerland shares will be listed and traded on the NYSE under the symbol “BG,” the same symbol under which your Bunge-Bermuda shares are currently listed.

Q:
What vote does the Board of Directors recommend?

A:
The Board of Directors unanimously recommends that Bunge-Bermuda’s shareholders vote “FOR” all of the proposals, including the Redomestication proposal and the Acquisition Proposal.

Q:
Is the Redomestication taxable to me?

A:
Determining the tax consequences of the Redomestication to you may be complex and will depend on your specific situation. The Redomestication is intended to be a “reorganization” under Section 368(a)(1)(F) of the U.S. Internal Revenue Code of 1986, as amended (the “U.S. Code”), pursuant to which U.S. holders of shares of Bunge-Bermuda are generally not expected to recognize gain or loss on the exchange of such shares solely for shares of Bunge-Switzerland in the Redomestication. Under Swiss tax law, no Swiss tax is generally due for non-Swiss holders of Bunge-Bermuda shares on the ultimate receipt of Bunge-Switzerland shares in the Redomestication. If you are a Swiss holder and are a beneficial owner of Bunge Shares, the Redomestication may result in Swiss tax consequences to you and you are therefore urged to contact your tax advisors. Other jurisdictions may tax holders on the ultimate receipt of shares in Bunge-Switzerland depending on the tax residence of the holder. We urge you to consult your tax advisor for a full understanding of the tax consequences of the Redomestication to you. No ruling from the United States Internal Revenue Service (the “IRS”) regarding the U.S. income tax treatment of the Redomestication will be sought.

Q:
Will there be Swiss withholding tax on future distributions, if any, by Bunge-Switzerland?

A:
Swiss federal withholding tax of 35% is generally due on distributions to Bunge-Switzerland shareholders from Bunge-Switzerland out of available earnings or other non-qualifying reserves for Swiss withholding tax purposes, regardless of the place of residency of the shareholder, subject to exceptions discussed below which we plan to use to substantially eliminate the Swiss withholding tax for the foreseeable future.

Because we are planning to make distributions from qualifying capital contribution reserves, Swiss withholding tax should not apply to distributions paid to Bunge-Switzerland shareholders from Bunge- Switzerland for the foreseeable future.
Distributions to shareholders in relation to a reduction of par value or paid out of qualifying capital contribution reserves recognized by the Swiss Federal Tax Administration will be exempt from Swiss withholding tax. Bunge-Switzerland expects to pay distributions out of such qualifying capital contribution reserves for the foreseeable future, and as a result, any such distributions to shareholders will be exempt from the Swiss withholding tax. Upon completion of the Redomestication, we expect Bunge-Switzerland’s shares to have a par value of $0.01 per share and qualifying capital contribution reserves per share recognized by the Swiss Federal Tax Administration, such that the combination of the two should be at least equivalent to the market capitalization value of Bunge-Bermuda immediately prior to the completion of the Redomestication. It is estimated that the Swiss withholding tax would not be applicable for the foreseeable future.

After we have depleted qualifying capital contribution reserves, distributions will be subject to the 35% Swiss withholding tax. Bunge-Switzerland will be required to withhold at such rate and remit on a net basis any payments made to a holder of Bunge-Switzerland shares and pay such withheld amounts to the Swiss Federal Tax Administration. The shareholder may be entitled to a full or partial refund or credit of the Swiss withholding tax, depending on where the holder is tax resident and if and to what extent a tax treaty is applicable. You are urged to consult your tax adviser for a full understanding of the tax consequences.
Q:
Will there be Swiss withholding tax on future share repurchases, if any, by Bunge-Switzerland?

A:
Under Swiss law, repurchases of shares for the purposes of capital reduction are generally treated as a partial liquidation subject to 35% Swiss withholding tax, irrespective of the tax residency of the shareholder. However, the 35% Swiss withholding tax is not applicable to certain share repurchases, and we expect to utilize certain tax attributes and other arrangements to substantially reduce or eliminate this tax burden for the foreseeable future. The repurchase of shares for purposes other than capital reduction, such as to retain as treasury shares for use in connection with equity incentive plans, convertible debt, similar instruments or acquisitions, will not be subject to the 35% Swiss withholding tax. Any portion of the repurchase price attributable to par value or qualifying capital contribution reserves recognized by the Swiss Federal Tax Administration will not be subject to the 35% Swiss withholding tax. Upon completion of the Redomestication, we expect Bunge-Switzerland to have a par value and qualifying capital contribution reserves for Swiss withholding tax purposes such that the combination of the two should result in a substantial reduction of the 35% Swiss withholding tax for the foreseeable future.

Q:
What are qualifying capital contribution reserves?

A:
Under Swiss statutory reporting requirements and for Swiss withholding tax purposes, qualifying capital contribution reserves (“Reserven aus Kapitaleinlagen” / “réserves issues d’apports de capital”) represent, among other things, the amount per share by which the issue price of a share exceeds its par value. Qualifying capital contribution reserves may, subject to the restrictions described under “Description of Bunge-Switzerland Shares — Distributions of Dividends” and “Description of Bunge-Switzerland Shares — Repurchases of Registered Shares,” be returned to shareholders, including through distributions and share repurchases. Distributions to shareholders out of qualifying capital contribution reserves that have previously been recognized by the Swiss Federal Tax Administration are exempt from Swiss withholding tax, as are distributions by virtue of a reduction of par value. We have filed a ruling request with the Swiss Federal Tax Administration to confirm the amount of qualifying capital contribution reserves. Please note that qualifying capital contribution reserves for Bunge-Switzerland’s statutory reporting purposes and Swiss withholding tax purposes (which sometimes is also referred to as additional paid-in capital) will not be the same as additional paid-in capital reflected on Bunge-Switzerland’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

OVERVIEW OF THE ACQUISITION
We are seeking shareholder approval at the Extraordinary General Meeting of the Acquisition of Viterra contemplated by the Business Combination Agreement, including the Share Issuance. Bunge will acquire all issued and outstanding shares of Viterra (the “Viterra Shares”) in exchange for:
•
approximately 65.6 million Bunge Shares (the “Share Consideration”); and

•
approximately $2.0 billion in cash (the “Cash Consideration” and together with the Share Consideration, the “Consideration”).

If the Acquisition is completed, Bunge will acquire Viterra and Viterra will become a wholly-owned subsidiary of Bunge. The Acquisition will create an innovative global agribusiness company well positioned to meet the demands of increasingly complex markets and to better serve farmers and end-customers, connecting farmers in the world’s largest production regions to customers in areas of fastest growing consumption. With an enhanced global network, the combined company’s increased diversification across geographies, seasonal cycles and crops will increase optionality in managing risk and increase resiliency in the face of disruptions. By improving traceability through the supply chain, the Acquisition will also provide customers with greater visibility and accountability to consumers about where their food comes from. Together, the highly complementary organizations will benefit from more diversified capabilities, greater operational flexibility across oilseed and grain supply chains and processing, greater resources and combined employee talent to innovate and deliver for customers in every environment, creating value for all stakeholders.
The Board of Directors has unanimously determined that the Business Combination Agreement is fair to, and in the best interest of, Bunge and its shareholders and has approved the Business Combination Agreement and the Acquisition.

QUESTIONS AND ANSWERS ABOUT THE ACQUISITION
The following questions and answers are intended to briefly address some commonly asked questions regarding the Acquisition. These questions and answers do not address all questions that may be important to you as a shareholder of Bunge. Please refer to the more detailed information contained elsewhere in this proxy statement, the Appendices to this proxy statement and the documents referred to in this proxy statement.
Q:
What is the Acquisition?

A:
On June 13, 2023, Bunge entered into a Business Combination Agreement with Viterra, and its shareholders.

The Business Combination Agreement provides for, among other things, the Acquisition pursuant to which Bunge will acquire all the Viterra Shares in exchange for (i) the Share Consideration and (ii) the Cash Consideration. If the Acquisition is completed, Bunge will acquire Viterra and Viterra will become a wholly-owned subsidiary of Bunge. Upon completion of the Acquisition, the Sellers are expected to own approximately 30% of the combined company on a fully diluted basis (before giving effect to any future share repurchases by Bunge). The acquisition of the Viterra Shares is expected to be consummated after approval of the Acquisition by our shareholders and the satisfaction or waiver, as applicable, of certain other customary closing conditions, including receipt of the required regulatory approvals. Assuming the satisfaction or waiver, as applicable, of the conditions set forth in the Business Combination Agreement, Bunge expects the Acquisition to close in mid-2024.
Q:
How will Bunge pay the cash component of the Consideration?

A:
Bunge’s obligation to complete the Acquisition is not conditioned upon obtaining financing. Bunge expects to fund approximately 25% of the Consideration with a combination of cash on hand and new debt financings. Bunge has secured a total of $8.0 billion in acquisition debt financing in the form of a $7.7 billion financing commitment from a consortium of lenders and a $300 million delayed draw term loan.

Q:
What kind of shares will the Share Consideration consist of?

A:
If the Acquisition closes after the Redomestication is completed, the Share Consideration payable to the Sellers will comprise approximately 65.6 million common shares of Bunge Global SA (NYSE: BG), par value $0.01 per share, each credited as fully paid and ranking pari-passu in all respects with existing Bunge Shares, including with respect to post-closing dividend entitlement, and free of liens (other than any restrictions imposed by applicable law and securities exchanges) and pre-emptive rights. Bunge Global SA’s board of directors will issue the Share Consideration based on its capital band authorization included in Bunge Global SA’s articles of association. The Sellers will not receive any fractional Bunge Shares as consideration. Instead, the Sellers will receive a cash amount for any fractional shares, calculated as an amount equal to such fraction multiplied by the 20-Day volume-weighted average price (“VWAP”) prior to the Closing Date (as defined below). We expect that the Redomestication will occur prior to the consummation of the Acquisition (the “Closing”). In the event that the Redomestication does not occur prior to the Closing or at all, the common shares to be issued in connection with the Acquisition will continue to be governed by the Bunge-Bermuda memorandum of association and bye-laws and will be registered under Bermuda law. See “Comparison of Rights of Shareholders.”

Q:
What equity stake will the Sellers hold in Bunge immediately following the Acquisition?

A:
Upon completion of the Acquisition, the Sellers are expected to own approximately 30% of the combined company on a fully diluted basis (before giving effect to any future share repurchases by Bunge). As part of Bunge’s recently announced plan to repurchase $2.0 billion of Bunge Shares in order to enhance accretion to adjusted EPS, Bunge may repurchase shares from time to time, which may occur before the Closing. These repurchases may increase the Sellers ownership percentage in the combined company up to approximately 33% after completion of the repurchase plan.

Q:
What will happen if Bunge shareholders do not approve the Acquisition proposal?

A:
If the Acquisition proposal is not approved by our shareholders or if the Acquisition is not completed for any other reason, the Sellers will not receive the Consideration or any other consideration in connection with the Acquisition and their Viterra Shares will remain outstanding. Further, if the Acquisition proposal is not approved, the Acquisition cannot be completed, which may have an adverse effect on Bunge’s business and financial condition. Under certain circumstances, if the Acquisition is not completed, we may be obligated to pay a termination fee. For example, if the Business Combination Agreement is terminated in connection with certain circumstances relating to the failure to obtain certain antitrust and competition clearances that are conditions to the Closing, Bunge would be obligated to pay Viterra a fee of $400 million in the aggregate. For additional information, see the sections entitled “The Acquisition — Consequences if the Acquisition is Not Completed” and “The Business Combination Agreement — Termination Fees.”

Q:
Do I have appraisal rights in connection with the Acquisition?

A:
Bunge shareholders do not have appraisal rights in connection with the Acquisition,

Q:
What will happen to Viterra as a result of the Closing?

A:
If the Acquisition is completed, Viterra will become a wholly owned subsidiary of Bunge and Viterra will no longer be a standalone company.

Q:
When do you expect the Acquisition to be completed?

A:
We are working toward completing the Acquisition as quickly as possible. We currently anticipate that the Acquisition will be completed in mid-2024, but we cannot be certain when or if the conditions to the Acquisition will be satisfied or, to the extent permitted, waived. The Acquisition cannot be completed until the conditions to Closing are satisfied (or, to the extent permitted, waived). For additional information, see the section entitled “The Business Combination Agreement — Conditions to the Closing.” In the event the Redomestication will occur prior to the Closing of the Acquisition, Bunge Global SA (NYSE: BG), the Swiss company, will issue the Share Consideration.

Q:
May I trade Bunge Shares between the date of this proxy statement and the consummation of the Acquisition?

A:
Yes. The Bunge Shares will continue to trade during this period.

Q:
What vote does the Board of Directors recommend?

A:
The Board of Directors unanimously recommends that Bunge shareholders vote “FOR” all of the proposals, including the Acquisition proposal and the Redomestication Proposal.

SUMMARY OF THE REDOMESTICATION
This summary highlights selected information from this proxy statement. It does not contain all of the information that is important to you. To understand the Redomestication more fully, and for a more complete legal description of the Redomestication, you should read carefully the entire proxy statement, including the appendices.
The Scheme of Arrangement attached as Appendix A to this proxy statement is the legal document that outlines the Redomestication. The articles of association and organizational regulations of Bunge-Switzerland, substantially in the forms attached as Appendix B and Appendix C to this proxy statement, respectively, will govern our company after the completion of the Redomestication. We encourage you to read these documents carefully. Unless otherwise indicated, currency amounts in this proxy statement are stated in United States dollars.
Parties to the Redomestication
Bunge-Bermuda:   Bunge-Bermuda is an exempted company limited by shares incorporated under the laws of Bermuda. We are registered with the Registrar of Companies in Bermuda under registration number EC20791. We trace Bunge’s history back to 1818 when we were founded as a trading company in Amsterdam, The Netherlands. We are a holding company and substantially all of our operations are conducted through our subsidiaries. Our corporate headquarters are located at 1391 Timberlake Manor Parkway, Chesterfield, Missouri, 63017, United States of America, and our telephone number is (314) 292-2000. Our registered office is located at 2 Church Street, Hamilton, HM 11, Bermuda.
Bunge-Switzerland:   Bunge-Switzerland is a newly formed Swiss company and is currently wholly-owned by Bunge-Bermuda. Bunge-Switzerland has not engaged in any business or other activities other than in connection with its formation and the Redomestication. As a result of the Redomestication, Bunge-Switzerland will become the ultimate parent company of the Bunge Group, including Bunge-Bermuda.
The registered office and principal executive office of Bunge-Switzerland are located at Route de Florissant 13, c/o Bunge SA, 1206 Geneva, Switzerland. The telephone number of Bunge-Switzerland is +41 22 592 91 00.
Bunge-MergerCo:   Bunge-MergerCo is a Bermuda exempted company newly formed for the purpose of merging with Bunge-Bermuda in the Redomestication, with Bunge-Bermuda as the surviving company. Bunge-MergerCo is a direct, wholly-owned subsidiary of Bunge-Switzerland. Bunge-MergerCo has not engaged in any business or other activities other than in connection with its formation and the Redomestication.
The registered office of Bunge-MergerCo is located at 2 Church Street, Hamilton, HM 11, Bermuda.
The Redomestication (see page 46)
The Redomestication will effectively change our place of incorporation and residence from Bermuda to Switzerland.
The Redomestication involves several steps. First, we have formed Bunge-Switzerland as a direct, wholly-owned Swiss subsidiary of Bunge-Bermuda. Bunge-Switzerland, in turn, has formed Bunge-MergerCo, a new Bermuda subsidiary. Following the Extraordinary General Meeting to be held on [•], 2023 and a hearing of the Bermuda Court scheduled for [•], 2023, Bunge-MergerCo will merge with Bunge-Bermuda by way of the Scheme of Arrangement, with Bunge-Bermuda as the surviving company. As a result of the Redomestication, Bunge-MergerCo will cease to exist, and Bunge-Bermuda will become a direct, wholly-owned subsidiary of Bunge-Switzerland. Effective for the date that is one day after the Effective Date, Bunge-Bermuda will make a U.S. tax election to be treated as disregarded as an entity separate from Bunge-Switzerland for U.S. tax purposes.
After the Redomestication, you will continue to own an interest in a parent company that will continue to conduct the business operations as conducted by Bunge-Bermuda before the Redomestication. The number of shares you will own in Bunge-Switzerland will be the same as the number of shares you owned in Bunge-Bermuda immediately prior to the Redomestication, and your relative economic interest in the Bunge Group will not be impacted by the Redomestication.
Reasons for the Redomestication (see page 46)
The decision by the Board of Directors to complete the Redomestication follows an extensive review of our business operations and emerging trends in the global regulatory environment. Switzerland was determined to be the best jurisdiction to redomesticate as it allows Bunge to better align its corporate legal structure with Bunge’s commercial operations. Switzerland is also a jurisdiction that is well suited for global companies and offers a well-developed corporate, legal and regulatory environment.
Tax Considerations of the Redomestication (see page 115)
Determining the tax consequences of the Redomestication to you may be complex and will depend on your specific situation. The Redomestication is intended to be a “reorganization” under Section 368(a) of the U.S. Code, where U.S. holders of shares of Bunge-Bermuda are generally not expected to recognize gain or loss on the exchange of such shares solely for shares of Bunge-Switzerland in the Redomestication. Under Swiss tax law, no Swiss tax is generally due for non-Swiss holders of Bunge-Bermuda shares on the ultimate receipt of Bunge-Switzerland shares in the Redomestication. If you are a Swiss holder and are a beneficial owner of Bunge-Bermuda shares, the Redomestication may result in Swiss tax consequences to you and you are therefore urged to contact your tax advisors. Other jurisdictions may tax holders on the ultimate receipt of shares in Bunge-Switzerland depending on the tax residence of the holder. We urge you to consult your tax advisor for a full understanding of the tax consequences of the Redomestication to you.
Comparison of Rights of Shareholders (see page 175)
Upon completion of the Redomestication, Bunge-Bermuda shareholders will become Bunge-Switzerland shareholders. If the Closing occurs after the Redomestication is completed, the Share Consideration payable to the Sellers will comprise approximately 65.6 million common shares of Bunge Global SA (NYSE: BG), par value $0.01 per share. In the event that the Redomestication does not occur prior to the Closing or at all, the Bunge Shares to be issued in connection with the Acquisition will continue to be governed by the Bunge-Bermuda memorandum of association and bye-laws and will be registered under Bermuda law. Most of the principal attributes of Bunge-Bermuda’s common shares and Bunge-Switzerland’s registered shares will be similar; however, there are differences between your rights under Bermuda law and Swiss law, respectively. In addition, there are differences between Bunge-Bermuda’s constituent documents and Bunge-Switzerland’s proposed constituent documents. We discuss these differences in detail under “Description of Bunge-Switzerland Shares” and “Comparison of Rights of Shareholders.” Copies of forms of Bunge-Switzerland’s proposed articles of association and organizational regulations are attached as Appendix B and Appendix C to this proxy statement, respectively.
Court Approval of the Redomestication (see page 49)
If shareholders of Bunge-Bermuda approve the Redomestication, a request will be filed with the Bermuda Court to approve the Redomestication. The Bermuda Court may impose such conditions as it deems appropriate in relation to the Redomestication but may not impose any material changes without the joint consent of Bunge-Bermuda and Bunge-Switzerland. In determining whether to exercise its discretion and approve the Redomestication, the Bermuda Court will be required to determine, among other things, whether the Scheme of Arrangement is fair to Bunge-Bermuda’s shareholders in general and might reasonably have been approved by a shareholder of Bunge-Bermuda acting in his own interests.
Accounting Treatment of the Redomestication (see page 52)
Under U.S. GAAP, the Redomestication represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at historical cost. Accordingly, the assets and liabilities of Bunge-Switzerland will be reflected at their carrying amounts in the accounts of Bunge-Bermuda under U.S. GAAP on the Effective Date.

SUMMARY OF THE ACQUISITION
This summary highlights selected information from this proxy statement. It does not contain all of the information that is important to you. To understand the Acquisition more fully, and for a more complete legal description of the Acquisition, you should read carefully the entire proxy statement, including the appendices.
The Business Combination Agreement attached as Appendix D is the legal document that outlines the Acquisition. The Forms of Shareholder Agreements attached as Appendix E and Appendix F provide Board of Directors nomination rights to Glencore and CPP Investments, respectively. The Form of Registration Rights Agreement attached as Appendix G provides certain usual and customary registration rights to Glencore, CPP Investments and BCI. The Lock-up Agreement attached as Appendix H provides that BCI will not transfer their Bunge Shares during the six month period following the Closing. We encourage you to read these documents carefully. Unless otherwise indicated, currency amounts in this proxy statement are stated in United States dollars.
Parties to the Acquisition (see page 68)
Bunge-Bermuda:   Bunge Limited is an exempted company limited by shares incorporated under the laws of Bermuda. We are registered with the Registrar of Companies in Bermuda under registration number EC20791. We trace Bunge’s history back to 1818 when we were founded as a trading company in Amsterdam, The Netherlands. We are a holding company and substantially all of our operations are conducted through our subsidiaries. Our corporate headquarters are located at 1391 Timberlake Manor Parkway, Chesterfield, Missouri, 63017, United States of America, and our telephone number is (314) 292-2000. Our registered office is located at 2 Church Street, Hamilton, HM 11, Bermuda.
Viterra:   Viterra Limited is a private company limited by shares incorporated under the laws of Jersey with registration number 119669. Viterra is a food and feed supply company with an agricultural network spanning 37 countries. Viterra has used its extensive network to become one of the largest producer-facing businesses in the industry, storing, transporting and processing grains and other natural resources to the exact specifications of its valued customers. The registered office of Viterra is located at 3rd Floor 44, Esplanade, St Helier, JE4 9WG, Jersey.
The Sellers:
Glencore:   Danelo Limited (“Glencore”) is a private company incorporated in Jersey with registration number 119668. Glencore is 100% beneficially owned by Glencore plc, one of the world’s largest global diversified natural resource companies. The registered office of Glencore is located at 26 New Street St, Helier, JE2 3RA, Jersey.
CPP Investments:   CPPIB Monroe Canada Inc. (“CPP Investments”) is a Canadian corporation with registration number 968142-6. CPP Investments is 100% beneficially owned by Canada Pension Plan Investment Board, a Canadian federal Crown corporation. The registered office of CPP Investments is located at One Queen Street East, Suite 2500, Toronto ON, M5C 2W5 Canada.
BCI:   Venus Investment Limited Partnership (“BCI”) is a limited partnership formed under the laws of the Province of Manitoba, Canada. The general partner of BCI is Venus Investment GP Inc., a Canadian corporation, which is 100% beneficially owned by British Columbia Investment Management Corporation, a British Columbia statutory corporation. The registered office of BCI is located at 2200-201 Portage Avenue, Winnipeg, Manitoba, R3B 3L3.
Ocorian:   Ocorian Limited (“Ocorian” or the “Trustee”), is a private company incorporated in Jersey with registration number 52417 and is a party to the Business Combination Agreement solely in its capacity as trustee of the Viterra Employee Benefit Trust (the “Trust”). The registered office of Ocorian is located at 26 New Street St, Helier, JE2 3RA, Jersey.
The Acquisition (see page 68)
On June 13, 2023, Bunge entered into the Business Combination Agreement with Viterra and Glencore, CPP Investments, BCI, Ocorian and the Trust (collectively, the “Sellers”). Pursuant to the Business

Combination Agreement, Bunge has committed to acquire all of the issued and outstanding shares of Viterra in exchange for (i) the Share Consideration, (ii) the Cash Consideration and (iii) paydown of approximately $6.6 billion of Viterra’s debt prior to closing. For a description of the Business Combination Agreement, see the section entitled “Business Combination Agreement” beginning on page 96 of this proxy statement.
The terms of the Business Combination Agreement provide for the acquisition of Viterra and all of its subsidiaries by Bunge. Subject to the terms and conditions of the Business Combination Agreement, Bunge will acquire Viterra and all of its subsidiaries through the direct Acquisition and contribution by the Sellers of 100% of the shares of Viterra.
Reasons for the Acquisition (see page 74)
After careful consideration, the Board of Directors unanimously:
•
determined that the Business Combination Agreement and the Acquisition, including the issuance of Bunge Shares in connection with the Acquisition, are fair to, and in the best interests of, Bunge and Bunge’s shareholders;

•
approved and declared advisable the Business Combination Agreement and the Acquisition, including the issuance of Bunge Shares in connection with the Acquisition, on the terms and subject to the conditions set forth in the Business Combination Agreement;

•
directed that the issuance of Bunge Shares in connection with the Acquisition be submitted to Bunge’s shareholders for their approval; and

•
resolved to recommend that shareholders of Bunge approve the issuance of Bunge Shares in connection with the Acquisition on the terms and subject to the conditions set forth in the Business Combination Agreement.

Accordingly, the Board recommends that Bunge shareholders vote “FOR” the proposal to approve the Acquisition pursuant to the Business Combination Agreement.
For a discussion of the material factors considered by the Board of Directors in reaching its conclusions, see the section entitled “The Acquisition — Reasons for Recommending the Acquisition” beginning on page 74.
Consequences if the Acquisition is Not Completed (see page 91)
If the Acquisition proposal is not approved by Bunge’s shareholders or if the Acquisition is not completed for any other reason, the Business Combination Agreement will be null and void, and there will not be any liability or obligation on the part of Bunge or Viterra, except that:
•
no termination will relieve any party from liability for any willful breach or fraud;

•
no termination will affect the obligations of the parties contained in the confidentiality agreement, dated October 11, 2022 (the “Confidentiality Agreement”), between Bunge and Viterra and the mutual clean team agreement, dated February 19, 2023 (the “Clean Team Agreement”), between Bunge and Viterra; and

•
certain other provisions of the Business Combination Agreement, including provisions with respect to the allocation of fees and expenses, including, if applicable, the termination fees described below, will survive such termination.

See “The Acquisition — Consequences if the Acquisition is Not Completed” beginning on page 91 for further information.
Accounting Treatment of the Acquisition
The Acquisition will be accounted for as a business combination using the acquisition method with Bunge as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805,

Business Combinations (“ASC 805”). Under this method of accounting, the total consideration as defined in ASC 805 will be allocated to Viterra’s assets acquired and liabilities assumed based upon their estimated fair values at the Acquisition date.
Shareholder Agreements (see page 113)
In connection with the Acquisition, concurrently with the Closing, we will enter into a shareholder’s agreement with each of Glencore and CPP Investments, each a Viterra shareholder and Seller (each, a “Shareholder’s Agreement” and collectively, the “Shareholder Agreements”) under the Business Combination Agreement, pursuant to which, among other things, each of Glencore and CPP Investments will have the right to designate:
•
two individuals for nomination to the Board of Directors so long as such Viterra shareholder continues to own at least 10% of the total outstanding of the Bunge Shares; and

•
one individual for nomination to the Board of Directors so long as such Viterra shareholder continues to own at least five percent but less than 10% of the Bunge Shares (such director nominated by the Viterra shareholder, a “Seller Director”).

Further, the Shareholder’s Agreements impose certain other requirements on each Viterra shareholder with respect to consideration of the composition of the Board of Directors as a whole in connection with its director designation(s) and each Seller Director shall comply with Bunge’s corporate governance guidelines and other corporate governance policies of Bunge.
In addition, for so long as each Viterra shareholder has such board nomination rights, the Board of Directors will select at least one Seller Director to serve on committees of the Board of Directors based on each Seller Directors’ expertise, experience and qualifications (as determined by the Board of Directors in good faith); provided, that each Viterra shareholder shall have representation across all committees of the Board of Directors proportional to its representation on the Board of Directors (rounded down to the nearest whole number).
Each Shareholder’s Agreement imposes certain customary lockup obligations, with certain exceptions, a customary “standstill” and certain mutually agreed voting commitments on Glencore and CPP Investments. See the section entitled “Related Agreements — Shareholder Agreements.” The forms of Shareholder’s Agreements are attached hereto as Appendix E and Appendix F.
Registration Rights Agreement (see page 113)
In connection with the Acquisition, currently with the Closing, we and the Sellers will execute a Registration Rights Agreement (the “Registration Rights Agreement”) providing certain usual and customary registration rights to the Sellers. See the section entitled “Related Agreements — Registration Rights Agreement.” The form of the Registration Rights Agreement is attached hereto as Appendix G.
BCI Lock-up Agreement (see page 114)
In connection with the Acquisition, concurrently with the Closing, Bunge and BCI will enter into a Lock-Up Agreement (the “BCI Lock-Up Agreement”) pursuant to which BCI has agreed not to, directly or indirectly, sell, transfer, assign, pledge, or otherwise dispose of, subject to certain limited exceptions, any of its Bunge Shares and any securities of any kind issued by Bunge in respect of such Bunge Shares for a six-month period beginning on the date of the Closing (the “Closing Date”). During the term of the BCI Lock-Up Agreement, Bunge is required to use its commercially reasonable efforts to ensure that the conditions to the availability of Rule 144 are satisfied, including by delivering any required instruction letters and legal opinions to its transfer agent. The form of the Lock-Up Agreement is attached hereto as Appendix H.
Opinion of BofA Securities (see page 81)
In connection with the Acquisition, BofA Securities, Inc. (“BofA Securities”), Bunge’s financial advisor, delivered to the Board of Directors a written opinion, dated June 12, 2023, as to the fairness, from a financial point of view and as of the date of the opinion, of the Consideration provided for in the

Acquisition. The full text of the written opinion, dated June 12, 2023, of BofA Securities, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Appendix I to this proxy statement and is incorporated by reference herein in its entirety. BofA Securities provided its opinion to the Board of Directors (in its capacity as such) for the benefit and use of the Board of Directors in connection with and for purposes of its evaluation of the Consideration from a financial point of view. BofA Securities’ opinion does not address any other aspect of the Acquisition and no opinion or view was expressed as to the relative merits of the Acquisition in comparison to other strategies or transactions that might be available to Bunge, or in which Bunge might engage, or as to the underlying business decision of Bunge to proceed with or effect the Acquisition. BofA Securities’ opinion does not address any other aspect of the Acquisition and does not constitute a recommendation to any shareholder as to how to vote or act in connection with the Acquisition or any related matter.
Interests of Bunge’s Directors and Executive Officers in the Acquisition (see page 88)
In considering the unanimous recommendation of the Board of Directors with respect to its adoption of the Business Combination Agreement, Bunge shareholders should be aware that Bunge’s directors and executive officers have interests in the Acquisition that are different from, or in addition to, those of Bunge shareholders generally. The Board of Directors was aware of these interests and considered them, among other matters, in approving the Business Combination Agreement. These interests potentially include (1) accelerated vesting of a Bunge non-employee director’s equity awards if a director’s service terminates following the Acquisition, and (2) severance and equity acceleration benefits if an executive officer undergoes a qualifying termination of employment following the Acquisition.
For a more complete description of these interests, see the section entitled “The Acquisition — Interests of Bunge’s Directors and Executive Officers in the Acquisition.”
Regulatory Approvals (see page 93)
Each of the parties to the Business Combination Agreement has agreed, upon the terms and subject to the conditions set forth in the Business Combination Agreement, to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to fulfill all the closing conditions applicable to such party and to consummate and make effective the Acquisition and the other transactions contemplated by the Business Combination Agreement as promptly as practicable. Such obligations will not require any of the parties to take remedial actions that would result in, or would be reasonably likely to result in, the sale or disposition of assets of businesses, or the termination of or restriction on any business, of the parties or their respective subsidiaries meeting or exceeding the Remedy Threshold (as defined below).
Although we expect that all required regulatory clearances and approvals will be obtained, neither Bunge nor Viterra can assure you that these regulatory clearances and approvals will be timely obtained or obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the closing, including the requirement to divest assets or businesses of Bunge and/or Viterra in excess of the Remedy Threshold. The imposition of additional conditions or changes could result in the conditions to the Closing of the Acquisition not being satisfied.
For further discussion of required antitrust and regulatory clearances, please see “Regulatory Approvals Required.”

Conditions to Closing (see page 96)
The Closing of the Acquisition is conditioned on the satisfaction (or waiver, by the relevant party and to the extent permitted by law) of the following:
•
the approval of the Acquisition by the requisite votes of Bunge shareholders at an extraordinary general meeting of the Bunge shareholders, to be convened for the purpose of seeking approval of the transaction;

•
any applicable waiting period (or extension thereof) under the HSR Act relating to the transaction shall have expired or been terminated;

•
all required clearance, authorizations and approvals pursuant to certain specified antitrust laws, foreign investments laws, regulatory and other laws, as applicable, having been obtained;

•
(a) no order having been issued or entered into which continues to be in effect by any court or other tribunal of competent jurisdiction, and (b) no law having been adopted, enacted, or promulgated, which remains in effect which, in the case of each of (a) and (b) above, restrains, prevents, enjoins, prohibits or makes illegal the consummation of the Acquisition, but with respect to the laws for the purposes of (b) above, laws pursuant to antitrust law, foreign investment laws or other regulatory laws of jurisdictions which have been agreed to be closing conditions;

•
the increase in Bunge’s share capital to effect the issuance of the Share Consideration and the related amendments to Bunge’s governing documents in connection therewith has been registered with the competent cantonal commercial register in Switzerland;

•
the absence of a material adverse effect with respect to each of Bunge and Viterra since June 13, 2023;

•
the accuracy of each of Bunge’s, Viterra’s and the Sellers’ representations and warranties, subject to specified materiality standards; and

•
the performance and compliance by each of Bunge, Viterra, and the Sellers in all material respects, with the covenants under the Business Combination Agreement required to be performed or complied with by it prior to the Closing.

Financing (see page 91)
Bunge Financing
In connection with the execution of the Business Combination Agreement, Bunge and Bunge Limited Finance Corp. entered into a debt commitment letter (the “Initial Debt Commitment Letter”) with Sumitomo Mitsui Banking Corporation (“SMBC”), pursuant to which SMBC committed to provide Bunge with $7.0 billion of unsecured term loans (the “Initial Debt Financing”). The Initial Debt Commitment Letter was amended and restated on June 16, 2023 and further amended and restated on July 7, 2023 (as amended and restated, the “Debt Commitment Letter”) by a consortium of lenders (the “Lenders”) to increase the Initial Debt Financing to $7.7 billion. Additionally, a $300 million delayed draw term loan from CoBank and the U.S. farm credit system was arranged (the combination of the $7.7 billion commitment and $300 million delayed draw term loan, hereby referred to as the “Debt Financing”). The availability period of the Debt Financing mirrors the Outside Date definition in the Business Combination Agreement. Bunge intends to use a portion of the Debt Financing to fund the Cash Consideration, and the remainder for repayment of certain indebtedness of Viterra, totaling approximately $6.6 billion, which is expected to be repaid at Closing and for the ongoing operations of the combined company following Closing. Bunge will make reasonable best efforts to ensure that the surviving Viterra debt, mainly consisting of outstanding public debt, is pari-passu with Bunge’s existing senior unsecured debt obligations. The Business Combination Agreement requires Bunge to use its reasonable best efforts to arrange the Debt Financing. However, Bunge’s ability to obtain the Debt Financing is not a condition to the consummation of the Acquisition. Bunge may replace or amend the Debt Commitment Letter so long as such replacement or amendment:
•
would not reasonably be expected adversely affect Bunge’s ability to timely consummate the Acquisition;

•
provides an amount of financing not less than the amount of the Initial Debt Financing;

•
does not impose new or additional conditions or expand upon (or amend or modify in any manner adverse to the interests of Viterra) the conditions precedent set forth in the Initial Debt Commitment Letter;

•
would not adversely affect the ability of Bunge to enforce its rights against other parties to the Initial Debt Commitment Letter; or

•
would not reasonably be expected to prevent, delay, impede or impair the Closing of the Acquisition.

Bunge must keep Viterra reasonably informed on a current basis and in reasonable detail of any material developments in respect of the Debt Financing. Further, Bunge must arrange and obtain alternative financing if any of the following occurs: (i) the Debt Financing commitments expire or terminate, or (ii) all or any portion of the Debt Financing becomes unavailable. The alternative financing must be in an amount sufficient to consummate the Acquisition and shall not (i) include any conditions to such alternative financing that are more onerous than or in addition to any conditions set forth in the Initial Debt Commitment Letter, or (ii) otherwise be on terms and conditions that are materially less favorable than the terms and conditions of the Initial Debt Commitment Letter.
Bunge has agreed to indemnify, defend and hold harmless Viterra and its subsidiaries from and against any losses suffered or incurred by them in connection with the arrangement of the Debt Financing and/or any information used in connection therewith, other than to the extent such losses arise from (i) information provided by Sellers, Viterra or its subsidiaries expressly for use in connection with the Debt Financing, or (ii) the bad faith, gross negligence, fraud, willful misconduct or intentional misrepresentation of Viterra, any of its subsidiaries or its or their respective representatives or affiliates.
Viterra Cooperation
Subject to the terms of the Business Combination Agreement and customary carve-outs, Viterra has agreed to use reasonable best efforts to provide all reasonable and customary cooperation and assistance requested in connection with the arrangement, syndication and/or consummation of the Debt Financing and the transactions related thereto, including by delivering annual and quarterly financial statements of Viterra and its subsidiaries prior to Closing.
Pursuant to the Business Combination Agreement, Bunge shall consult with Viterra in good faith with respect to any plans to (i) commence a tender offer, exchange offer and/or consent solicitation or change of control offer for any Viterra’s outstanding notes, the settlement of which, in each case, will be contingent upon Closing of the Acquisition or (ii) redeem or satisfy and discharge any of Viterra’s outstanding notes. To the extent requested by Bunge, Viterra shall provide reasonable and customary assistance, at Bunge’s sole cost and expense, in connection with such process.
Credit Ratings (see page 92)
Following the announcement of the Acquisition, all three rating agencies reviewed our credit ratings and published updated credit opinions on us, reflecting their views of the credit profile of the Company both on a current standalone basis, and a pro-forma at Closing basis. Based on its review, S&P upgraded our credit rating to BBB+ and further placed us on positive outlook for an upgrade to A-. Moody’s kept our credit rating unchanged at Baa2 and placed us on a review for upgrade to Baa1. Fitch kept our credit rating unchanged at BBB and placed us on credit watch positive for an upgrade to BBB+. We expect S&P, Moody’s and Fitch to resolve their positive outlook, review for upgrade and credit watch positive status, respectively at or before Closing, based on a variety of factors including, but not limited to, our operating performance, our financial position and high certainty that the Acquisition will close.
No Solicitation by Bunge or Viterra (see page 101)
Under the terms of the Business Combination Agreement, each of Bunge, Viterra and collectively, each of Glencore, CPP Investments, and BCI (together, the “Designated Sellers”) has agreed that it will not

(and will not permit any of its respective subsidiaries to, and will cause its directors, officers and employees not to, and will direct and use reasonable best efforts to cause its other representatives not to), directly or indirectly:
•
solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing information), or engage in discussions or negotiations regarding, any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer (including any inquiry, proposal or offer to its shareholders) which constitutes or would be reasonably expected to lead to a competing acquisition proposal;

•
enter into or participate in any negotiations regarding, or furnish to any person or entity any nonpublic information relating to it or any of its respective subsidiaries or afford access to its business, properties, assets, books or records or otherwise cooperate in any way with, or knowingly assist, participate in or knowingly facilitate or encourage any effort by, any third party that would reasonably be expected to seek to make or has made a competing acquisition proposal;

•
engage in discussions with any person or entity with respect to any competing acquisition proposal;

•
in the case of Bunge, except if the Board of Directors, determines in good faith (after consultation with outside legal and financial advisors) that such action or inaction would be inconsistent with the directors’ fiduciary duties under applicable laws, waive, terminate, modify or release any person or entity (other than the other party and its affiliates) from any provision of or grant any permission, waiver or request under any “standstill” or similar agreement or obligation;

•
approve or recommend, or propose publicly to approve or recommend, any competing acquisition proposal;

•
in the case of Bunge, withdraw, change, amend, modify or qualify, or otherwise propose publicly to withdraw, change, amend, modify or qualify, in a manner adverse to Viterra, the recommendation by its Board of Directors to its shareholders to vote in favor of its respective proposals;

•
in the case of Bunge, fail to publicly reaffirm the Board of Directors recommendation within two business days of receipt by the Board of Directors of a written request from Viterra to provide such public reaffirmation following receipt by Bunge of a publicly announced competing acquisition proposal that contemplates or would require the termination of the Business Combination Agreement,

•
enter into any letter of intent or similar document relating to, or any agreement or commitment providing for, any competing acquisition proposal (other than as permitted in the Business Combination Agreement); or

•
resolve or agree to do any of the foregoing.

Nevertheless, Bunge and Viterra may inform a person or entity that has made or, to its knowledge, is considering making, a competing acquisition proposal of the non-solicitation provisions of the Business Combination Agreement.
If Bunge receives, prior to obtaining Bunge shareholder approval, a bona fide, unsolicited, written competing acquisition proposal not resulting from a material breach of the non-solicitation provisions of the Business Combination Agreement, which the Board of Directors determines in good faith after consultation with our outside legal and financial advisors (i) constitutes a superior proposal or (ii) would reasonably be expected to result, after the taking of any of the actions referred to in either of clause (x) or (y) below, in a superior proposal, then in any such event it may take the following actions: (x) furnish nonpublic information to the person or entity making such competing acquisition proposal, if, and only if, prior to so furnishing such information, it receives from such person or entity an executed confidentiality agreement with terms that are no less favorable in the aggregate to it than those contained in the confidentiality agreement between Bunge and Viterra (provided, however, that the confidentiality agreement is not required to contain standstill provisions) and (y) engage in discussions or negotiations with such person or entity with respect to such competing acquisition proposal.

Termination of the Business Combination Agreement (see page 97)
The Business Combination Agreement may be terminated and the transaction abandoned (whether before or after receipt of the Bunge shareholder approval) as follows:
•
by mutual written consent of Bunge and the Designated Sellers;

•
by either Bunge or the Designated Sellers, if there has been a breach by Viterra or any Seller, on the one hand, or Bunge, on the other hand, of any representation, warranty, covenant or agreement set forth in the Business Combination Agreement (other than the non-solicitation covenants), which breach would result in a condition to Closing not being satisfied (and such breach is not reasonably capable of being cured prior to the Outside Date (as defined below), or if curable prior to the Outside Date, has not been cured after the receipt of notice thereof within the earlier of (i) 45 calendar days or (ii) the Outside Date). However, the Business Combination Agreement may not be terminated in accordance with the foregoing sentence by any party if such party is then in material breach of any of its representations, warranties, covenants or agreements set forth in the Business Combination Agreement;

•
by either Bunge or the Designated Sellers, if the Closing shall not have occurred by midnight, Eastern Time, at the end of the day on June 13, 2024 (the “Initial Outside Date”), provided that in the event that at the Initial Outside Date, all of the conditions to Closing have been satisfied or waived other than the conditions pertaining to (i) the HSR Act waiting period, (ii) the required antitrust and foreign investment consents, clearances, authorizations and approvals, (iii) the required regulatory clearances, and (iv) any conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver (when permissible) of such conditions, then the Outside Date shall automatically be extended up to two times, each time for a period of three months unless the parties agree to an earlier extended outside date; provided, further, that in the event that at the expiration of such additional two three-month extension periods (or such shorter period as has been mutually agreed), all of the conditions to Closing have been satisfied or waived (other than the conditions pertaining to those set out at (i)  – (iv) above), then each of the Designated Sellers and Bunge shall have the right (but not the obligation) to further extend the Outside Date up to two additional times, each time for a period of three months (as extended, the “Extended Outside Date”);

•
In order to exercise its option to extend the Outside Date, Bunge must provide at least fifteen days’ notice in advance of the Outside Date, and the Designated Sellers, must provide at least thirty days’ notice in advance of the Outside Date;

•
The right to terminate for failure to close by the Outside Date will not be available to any party if such party is in breach of any representation, warranty, covenant or agreement set forth in the Business Combination Agreement, which breach has been the primary cause of, or resulted in, the Closing not occurring on or prior to the Initial Outside Date or the Extended Outside Date, as applicable;

•
Further, the right to terminate the Business Combination Agreement for failure to close by the Outside Date will not be available to the Designated Sellers if all remedial actions required to satisfy the conditions relating to required clearances, authorizations and approvals pursuant to antitrust laws, foreign investments laws, and other laws, as applicable, have been agreed to and are in the process of being effectuated;

•
by either Bunge or the Designated Sellers, if a governmental entity of competent jurisdiction has issued a final, non-appealable order or there is a law in effect, in either case, permanently restraining, enjoining or otherwise prohibiting the consummation of the Acquisition (other than the specified laws and orders);

•
However, the Business Combination Agreement may not be terminated in accordance with the foregoing sentence by any party if such party’s breach of any provision of the Business Combination Agreement is the primary cause of such order or law;

•
by either Bunge or the Designated Sellers, if the Bunge shareholder approval has not been obtained at the Bunge shareholder meeting or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken;

•
by the Designated Sellers, prior to receipt of the Bunge shareholder approval, if the Board of Directors effects a Bunge change of recommendation (see the section entitled “— Change of Recommendation” beginning on page 102 of this proxy statement), or Bunge is in material breach of its covenant not to solicit alternative transactions in the Business Combination Agreement.

Termination Fees (see page 98)
The Business Combination Agreement provides that Bunge will pay Viterra or the Sellers, as applicable, a termination fee of $400 million upon a valid termination of the Business Combination Agreement in the following circumstances:
•
A termination of the Business Combination Agreement at or after the Outside Date, but only in the event that all of the conditions have been satisfied or waived other than conditions related to the receipt of antitrust, foreign investment and regulatory approvals that are conditions to closing, and Viterra and the Sellers are each not then in breach of any provision of the Business Combination Agreement where such breach is the primary cause of the failure of such conditions to be satisfied;

•
A termination of the Business Combination Agreement by the Designated Sellers upon a change of recommendation by Bunge (see the section entitled “— Change of Recommendation” beginning on page 102 of this proxy statement);

A termination of the Business Combination Agreement for failure to close prior to the Outside Date, or if the Bunge shareholder approval has not been obtained, if both:
(1)
there is a publicly disclosed bona fide competing acquisition proposal after the date of the Business Combination Agreement that has not been publicly withdrawn prior to the termination of the Business Combination Agreement; and

(2)
within twelve months following termination of the Business Combination Agreement, Bunge shall have entered into a definitive agreement with respect to a competing acquisition proposal.

SUMMARY OF THE EXTRAORDINARY GENERAL MEETING AND
THE TRANSACTIONS
This summary highlights selected information from this proxy statement. It does not contain all of the information that is important to you. To understand the Redomestication and the Acquisition (collectively, the ‘‘Transactions’’) more fully, and for a more complete legal description of the Transactions, you should read carefully the entire proxy statement, including the appendices.
Extraordinary General Meeting (see page 1)
Time, Place, Date and Purpose:   The Extraordinary General Meeting will be a virtual meeting of shareholders which will be held on [•], 2023, at 9:30 a.m., Central Time. At the Extraordinary General Meeting, the Board of Directors will ask the shareholders to vote to approve:
•
the Redomestication, which will be effected by the Scheme of Arrangement, in connection with the Agreement and Plan of Merger, pursuant to which Bunge-Bermuda would merge with Bunge-MergerCo, with Bunge-Bermuda as the surviving company, and each holder of Bunge-Bermuda common shares will receive Bunge-Switzerland shares on a one-for-one basis;

•
the Acquisition contemplated by the Business Combination Agreement, including the issuance of approximately 65.6 million Bunge Shares to the Sellers;

•
a motion to adjourn the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Redomestication or the Acquisition; and

•
any other matters that properly come before the meeting and any adjournments or postponements of the meeting.

Record Date:   Only holders of record of Bunge-Bermuda common shares on [•], 2023, are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.
Quorum:   The presence at the start of the Extraordinary General Meeting of at least two persons representing, in person or by proxy, more than one-half of Bunge-Bermuda outstanding common shares will constitute a quorum for the transaction of business at the meeting. Abstentions and “broker non-votes” will be counted toward the presence of a quorum, but will not be considered votes cast on any of the proposals brought before the Extraordinary General Meeting.
Recommendation of the Board of Directors on the Transactions (see page 43, page 44 and page 45)
The Board of Directors unanimously recommends that Bunge-Bermuda’s shareholders vote “FOR”: (i) the Redomestication proposal, (ii) the Acquisition proposal and (iii) the adjournment proposal. Each of the proposals are independent of each other and not conditioned on the approval of any of the other proposals. Accordingly, neither the Redomestication nor the Acquisition is dependent on the approval of the other and each may be implemented regardless of whether the other proposal is approved.
Required Vote for the Transactions (see page 43 and page 44)
Proposal 1 — Redomestication:   The affirmative vote of a majority in number and at least 75% in value of shares present in person or by proxy at the meeting and entitled to vote is required to approve the Redomestication.
Proposal 2 — Acquisition:   The affirmative vote of a majority of shares present in person or by proxy at the meeting and entitled to vote is required to approve the Acquisition.
Proposal 3 — Adjournment:   The affirmative vote of a majority of shares present in person or by proxy at the meeting and entitled to vote is required to approve the adjournment of the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the Extraordinary General Meeting to approve the Redomestication or the Acquisition.
Pursuant to Bermuda law, (i) common shares which are represented by “broker non-votes” (i.e., common shares held by brokers which are represented at the Extraordinary General Meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (ii) common shares represented at the Extraordinary General Meeting which abstain from voting on any matter, are not included in the determination of the common shares voting on such matter, but are counted for quorum purposes.
Under the rules of the NYSE, if you do not submit specific voting instructions to your broker, your broker will not have the ability to vote your Bunge Shares in connection with Proposals 1, 2 and 3. Accordingly, if your Bunge Shares are held in street name and you do not submit voting instructions to your broker, your Bunge Shares will be treated as broker non-votes for these proposals.
Proxies for Voting at the Extraordinary General Meeting (see page 5)
General:   If you sign and return your proxy card or voting instruction form for the Extraordinary General Meeting but do not indicate instructions for voting, your Bunge-Bermuda common shares will be voted “FOR” each of Proposals 1, 2 and 3. With respect to any other matter which may properly come before the Extraordinary General Meeting, your Bunge-Bermuda common shares will be voted at the discretion of the proxy holders.
You may change or revoke your proxy at any time before it is exercised in one of four ways:
1.
Notify our Corporate Secretary in writing at the address provided below before the meeting that you are revoking your proxy;

2.
Use the telephone or the internet to change your proxy for the meeting;

3.
Submit another proxy card (or voting instruction form if you hold your Bunge-Bermuda common shares in street name) with a later date for the meeting; or

4.
If you are a holder of record, or a beneficial holder with a proxy from the holder of record, by accessing and voting at the Extraordinary General Meeting.

You may not revoke a proxy simply by accessing the Extraordinary General Meeting. To revoke a proxy, you must take one of the actions described above. Any written notice of revocation must be sent to the attention of our Corporate Secretary at 1391 Timberlake Manor Parkway, Chesterfield, Missouri 63017, U.S.A.
Stock Exchange Listing (see page 66)
Immediately following the Redomestication, the shares of Bunge-Switzerland will be listed on the NYSE under the symbol “BG,” the same symbol under which the Bunge-Bermuda common shares are currently listed.
It is a condition to the Acquisition that the Bunge Shares to be issued to Viterra shareholders and the Share Issuance be approved for listing on the NYSE, subject to official notice of issuance.
Market Price and Dividend Information (see page 201)
On December 7, 2022, the last trading day before the public announcement of the Redomestication, the closing price of the Bunge-Bermuda common shares on the NYSE was $95.51 per share. On June 12, 2023, the last trading day before the public announcement of the Acquisition, the closing price of the Bunge-Bermuda common shares on the NYSE was $93.79 per share. On July 20, 2023, the most recent practicable date before the date of this proxy statement, the closing price of the Bunge-Bermuda common shares on the NYSE was $105.59 per share.
No Appraisal Rights (see page 51)
Under Bermuda law, the shareholders of Bunge-Bermuda do not have any right to an appraisal of the value of their shares or payment for them in connection with the Redomestication and the Acquisition.
Financial Statements (see page 123)
Pro forma financial statements for Bunge-Switzerland are not presented in this proxy statement in connection with the Redomestication because no significant pro forma adjustments are required to be made to the historical consolidated statement of operations of Bunge-Bermuda for the year ended December 31, 2022 and the quarter ended March 31, 2023 with respect to the Redomestication. Those financial statements are included in Bunge-Bermuda’s Annual Report on Form 10-K for the year ended December 31, 2022 and Bunge-Bermuda’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.
Pro forma financial statements for Bunge in connection with the Acquisition are presented in this proxy statement. For more information regarding the pro forma financial statements for Bunge in connection with the Acquisition, see “Bunge Unaudited Pro Forma Condensed Combined Financial Statements.”
Certain Beneficial Owners of Bunge Shares (see page 199)
At the close of business on July 20, 2023, the latest practicable date prior to the date of this proxy statement, Bunge directors and executive officers and their affiliates, as a group, owned and were entitled to vote approximately 0.6% of the shares of Bunge Shares outstanding on such date. Although none of them has entered into any agreement obligating them to do so, Bunge currently expects that all Bunge directors and executive officers will vote their shares “FOR” the Redomestication proposal, “FOR” the Acquisition proposal and “FOR” the Adjournment proposal. For more information regarding the security ownership of Bunge directors and executive officers, see “Certain Beneficial Owners of Bunge Shares.”
Directors and Management of Bunge Following the Redomestication and Acquisition (see page 51 and page 88)
When the Redomestication is completed, the directors of Bunge-Bermuda immediately prior to the completion of the Redomestication are expected to be the directors of Bunge-Switzerland. Bunge-Switzerland’s articles of association allow for up to 16 directors. To effectuate this, Bunge-Bermuda will, prior to the effectiveness of the Redomestication, elect the then serving directors of Bunge-Bermuda in its capacity as the then sole shareholder of Bunge-Switzerland. Bunge-Bermuda’s then serving directors will therefore effectively carry their term over to Bunge-Switzerland’s Board of Directors,
Pursuant to the Business Combination Agreement and the Shareholder Agreements, at the effective time, the Board of Directors will be composed of twelve (12) members, four (4) of whom will be nominated by Glencore and CPP Investments in accordance with the Shareholder Agreements. To effectuate the election of the directors nominated by Glencore and CPP Investments, Bunge-Switzerland’s articles of association allow for the election of up to 16 directors, and Bunge-Bermuda, in its capacity as the then sole shareholder of Bunge-Switzerland, will, prior to the effectiveness of the Redomestication, elect the two directors nominated by Glencore, effective upon, and subject to, the completion of the Acquisition. If the Acquisition has not been completed by the date of Bunge-Switzerland’s 2024 annual general meeting, expected to be held in May 2024, then Bunge-Switzerland’s Board of Directors will propose to Bunge-Switzerland’s shareholders at the 2024 annual general meeting that Glencore’s two directors’ nominees, together with CPP Investments’ two directors’ nominees, be (re-)elected as Bunge-Switzerland Board members, effective upon, and subject to, the completion of the Acquisition.
Upon the Closing, the Chief Executive Officer of Bunge immediately prior to the Closing shall continue to be the Chief Executive Officer of Bunge, and the Chief Executive Officer of Viterra immediately prior to the Closing shall be the Co-Chief Operating Officer of Agribusiness of Bunge.
Risk Factors (see page 29)
In evaluating the Redomestication and the Acquisition, you should carefully read this proxy statement and give special consideration to the factors discussed under “Risk Factors.”
Additional Information
You can find more information about Bunge in the periodic reports and other information Bunge files with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov.

RISK FACTORS
In deciding whether to vote for the Redomestication, the Acquisition and the adjournment proposal, you are urged to carefully consider all of the information included or incorporated by reference in this proxy statement, which are listed in the section entitled “Where You Can Find More Information.”
In respect to the Acquisition, you should also read and consider the risks associated with each of the businesses of Bunge and Viterra because these risks could also affect the combined company. The risks associated with the business of Bunge can be found in the Bunge Annual Report on Form 10-K for the year ended December 31, 2022 under the heading “Risk Factors,” and as such risks may be updated or supplemented in Bunge’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, such risk factors which are incorporated by reference into this proxy statement. Risks associated with the business of Viterra can be found below in the section entitled “Risks relating to Viterra.” In addition, you are urged to carefully consider the following material risks relating to the Acquisition and the business of the combined company.
Risks relating to the Redomestication
Before you decide how to vote on the Redomestication, you should carefully consider the following risk factors, in addition to the other information contained in this proxy statement and the documents incorporated by reference, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent filings with the SEC.
Your rights as a shareholder will change as a result of the Redomestication.
Because of differences between Swiss law and Bermuda law, your rights as a shareholder will change if the Redomestication is completed. For a description of these differences, see “Comparison of Rights of Shareholders.”
As a result of increased shareholder approval requirements, Bunge-Switzerland will have less flexibility than Bunge-Bermuda with respect to certain aspects of capital management.
Under Bunge-Bermuda’s bye-laws, Bunge-Bermuda’s Board of Directors may issue, without shareholder approval, any common shares authorized in Bunge-Bermuda’s memorandum of association that are not issued or reserved. Bermuda law and Bunge-Bermuda’s bye-laws also provide substantial flexibility in establishing the terms of preferred shares. In addition, Bunge-Bermuda’s Board of Directors has the right, subject to statutory limitations, to declare and pay dividends on Bunge-Bermuda’s common shares without a shareholder vote. Swiss law allows Bunge-Switzerland’s shareholders to authorize share capital that can be issued by the Board of Directors without shareholder approval, but this authorization is limited to (i) 50% of Bunge-Switzerland’s stated share capital (e.g., the issuance of shares in connection with an acquisition) and (ii) an additional 50% of Bunge-Switzerland’s stated share capital for the issuance of shares in connection with convertible or similar financial instruments and our equity incentive plans. The authority to the Board of Directors to issue shares for such purposes must be renewed by the shareholders every five years. Additionally, Swiss law grants existing shareholders preemptive rights to subscribe for newly issued shares and advance subscription rights to subscribe for convertible and similar financial instruments. Preemptive rights and advance subscription rights may be limited or withdrawn only for valid reasons. Swiss law also does not provide as much flexibility in the various terms that can attach to different classes of shares. Swiss law also reserves for approval by shareholders many corporate actions over which the Board of Directors currently has authority. For example, dividends must be approved by shareholders. While we do not believe that the differences between Bermuda law and Swiss law relating to our capital management will have an adverse effect on us, we cannot assure you that situations will not arise where such flexibility would have provided substantial benefits to our shareholders.
The Redomestication may not qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the U.S. Code.
The Redomestication is expected to be treated as a mere change in place of organization under Section 368(a)(1)(F) of the U.S. Code, but the steps necessary to undertake the Redomestication under U.S.,

Swiss, and Bermuda law are complicated, and the IRS may not agree with this characterization. If the Redomestication does not qualify as a reorganization under Section 368(a)(1)(F) of the U.S. Code, it should qualify as a reorganization under Section 368(a)(1)(D) of the U.S. Code with the same tax treatment applying for both the U.S. shareholders of Bunge and Bunge.
Bunge-Switzerland may not be able to make distributions or repurchase shares without subjecting you to Swiss withholding tax.
Under current Swiss law, distributions made out of qualifying capital contribution reserves recognized by the Swiss Federal Tax Administration or made in the form of a par value reduction are not subject to Swiss withholding tax. However, there can be no assurances that the Swiss withholding rules will not be changed in the future or that shareholders will approve a distribution out of qualifying capital contribution reserves recognized by the Swiss Federal Tax Administration or a reduction in par value for distributions. Further, over the long term, the amount of par value and qualifying contribution reserves available for Bunge-Switzerland may be limited. If Bunge-Switzerland is unable to make a distribution out of qualifying capital contribution reserves or through a reduction in par value, then any dividends paid by Bunge-Switzerland will generally be subject to a Swiss withholding tax at a rate of 35%. The withholding tax must be withheld from the gross distribution and paid to the Swiss Federal Tax Administration. Dividends, if any, paid on Bunge-Bermuda’s shares are not currently subject to withholding tax in Bermuda. A U.S. holder that qualifies for benefits under the Convention between the United States of America and the Swiss Confederation for the Avoidance of Double Taxation with Respect to Taxes on Income, which we refer to as the “U.S.-Swiss Treaty,” may apply for a refund of the tax withheld in excess of the 15% treaty rate (or for a full refund in case of qualified pension funds). Switzerland currently has concluded more than 70 tax treaties with the same treatment regarding the refund of Swiss withholding taxes.
Under current Swiss law, repurchases of shares for the purposes of capital reduction are treated as a partial liquidation subject to 35% Swiss withholding tax on the difference between the par value plus qualifying capital contributions reserves and the repurchase price. Over the long term, the amount of par value and qualifying contribution reserves available for Bunge-Switzerland may be limited. Bunge-Switzerland may follow a share repurchase process for future share repurchases, if any, whereby Swiss institutional investors purchase Bunge-Switzerland shares from you and then sell the shares to Bunge-Switzerland and apply for a refund of the Swiss withholding tax. However, if Bunge-Switzerland is unable to use this process successfully, Bunge-Switzerland may not be able to repurchase shares for the purposes of capital reduction without subjecting you to Swiss withholding taxes. Please see “Certain Tax Considerations of the Redomestication —  Swiss Tax Considerations — Consequences to Shareholders of Bunge-Switzerland Subsequent to the Redomestication — Repurchases of Shares.”
The Redomestication may result in taxes in certain jurisdictions on the indirect transfer of shares or property of Bunge.
We generally expect to be exempt from most indirect transfer, transaction, and gains taxes on shares and property held directly or indirectly by Bunge that could apply to the Redomestication; however, the calculation of such liabilities involves judgment in the interpretation of complex tax law and regulations in many jurisdictions. Therefore, any dispute with a taxing authority may result in a payment or outcome that differs from our current expectations. In jurisdictions where we expect to be subject to indirect transfer, transaction, and gains taxes as a result of the Redomestication, we expect the amounts to be immaterial based on current estimates. However, these taxes are generally based on the fair market value of underlying shares and property which is subject to interpretation. Accordingly, amounts actually owed could exceed current estimates.
The Redomestication will result in additional costs to us, some of which will be incurred regardless of whether the Redomestication is completed.
The completion of the Redomestication will result in an increase in some of our ongoing expenses and require us to incur some new expenses in connection with the Redomestication regardless of whether the Redomestication is completed.

If the Redomestication is not completed by January 1, 2024, the Bunge Group may face increased uncertainty regarding the overall effect of Pillar Two on its effective tax rate, including the possibility of double taxation of some income.
In 2021, the OECD released an outline that describes the conceptual agreement among 138 countries on fundamental reforms to international tax rules. Pillar Two, which provides for a global minimum corporate tax rate of 15%, could have a negative impact on Bunge. The OECD outline suggests that these reforms be implemented by 2023, but it is contingent upon the independent actions of participating countries to enact law changes. In 2021, the OECD released the Model Rules as approved by the OECD/G20 Inclusive Framework on Base Erosion and Profit Shifting. Additional technical guidance on the Model Rules continues to be published by the OECD. The Model Rules define the scope and key mechanics for the Pillar Two system of global minimum tax rules, which includes the Income Inclusion Rule (IIR) and the Under Taxed Payments Rule (UTPR), referred collectively as the “GloBE” rules. Local tax enactment is expected in many countries in 2023 for the IIR global minimum tax rules with an effective date of January 1, 2024, while local tax enactment is expected in many countries in 2024 for the UTPR rules with an effective date of January 1, 2025 If enacted into law, in whole or in part, this proposed change to international tax rules could have a negative impact to Bunge’s effective tax rate. Because Switzerland has taken preliminary steps to enact the global minimum tax contained in the Model Rules with effect from January 1, 2024, we expect Switzerland to be substantially compliant with the Model Rules on January 1, 2024. If our shareholders do not approve the Redomestication or if we are otherwise unable to complete the Redomestication prior to January 1, 2024, and Bermuda has not enacted the Model Rules legislation by January 1, 2024, the Bunge Group may face increased uncertainty regarding the overall effect of the Model Rules on its effective tax rate, including the possibility of double taxation of some income.
Risks relating to the Acquisition
Bunge’s shareholders will have reduced ownership and voting interest in and will exercise less influence over management of the combined company.
Bunge’s shareholders currently have the right to vote in the election of the Board of Directors and on other matters affecting Bunge. Upon consummation of the Acquisition, each shareholder of Bunge will become a shareholder of the combined company with a percentage ownership of the combined company that is smaller than such shareholder’s percentage ownership of Bunge immediately prior to the Acquisition. As of the date of this proxy statement, based on the number of Bunge Shares that are outstanding as of July 20, 2023, Bunge estimates that Bunge’s shareholders as of immediately prior to the completion of the Acquisition will hold, in the aggregate, approximately 70% of the issued and outstanding common shares of the combined company immediately following the completion of the Acquisition. Sellers as of immediately prior to the completion of the Acquisition will hold, in the aggregate, approximately 30% of the issued and outstanding common shares of the combined company immediately following the completion of the Acquisition. Accordingly, Bunge’s shareholders will have less influence on the management and policies of the combined company than they now have on the management and policies of Bunge.
Bunge and Viterra’s business relationships may be subject to disruption due to uncertainty associated with the Acquisition.
Parties with which Bunge or Viterra do business may experience uncertainty associated with the Acquisition, including with respect to current or future business relationships with us, Viterra or the combined business. Bunge and Viterra’s business relationships may be subject to disruption as clients, vendors and others may attempt to negotiate changes in existing business relationships or consider entering into business relationships with parties other than Bunge, Viterra or the combined business. These disruptions could have a material and adverse effect on the businesses, financial condition, results of operations or prospects of the combined business, including a material and adverse effect on our ability to realize the anticipated benefits of the Acquisition. The risk and adverse effect of such disruptions could be exacerbated by a delay in completion of the Acquisition or termination of the Business Combination Agreement.

Until the completion of the Acquisition or the termination of the Business Combination Agreement in accordance with its terms, Bunge and Viterra are each prohibited from entering into certain transactions and taking certain actions that might otherwise be beneficial to Bunge, Viterra and/or their respective shareholders.
From and after the date of the Business Combination Agreement and prior to completion of the Acquisition, the Business Combination Agreement restricts Bunge and Viterra from taking specified actions without the consent of the other party and requires that the business of each company and its respective subsidiaries be conducted in the ordinary course in all material respects. These restrictions may prevent Bunge or Viterra, as applicable, from taking actions during the pendency of the Acquisition that would have been beneficial. Adverse effects arising from these restrictions during the pendency of the Acquisition could be exacerbated by any delays in consummation of the Acquisition or termination of the Business Combination Agreement. See “The Business Combination Agreement — Conduct of Business Pending the Acquisition’s Completion.”
Third Parties May Terminate or Alter Existing Contracts or Relationships with Viterra or Bunge.
Each of Viterra and Bunge has contracts with customers, suppliers, vendors, distributors, landlords, licensors, joint venture partners, and other business partners which may require Viterra or Bunge, as applicable, to obtain consent from these other parties in connection with the Acquisition. If these consents cannot be obtained, the counterparties to these contracts and other third parties with which Viterra and/or Bunge currently have relationships may have the ability to terminate, reduce the scope of or otherwise materially adversely alter their relationships with either or both parties in anticipation of the Acquisition, or with the combined company following the Acquisition. The pursuit of such rights may result in Viterra, Bunge or the combined company suffering a loss of potential future revenue or incurring liabilities in connection with a breach of such agreements and losing rights that are material to its business. Any such disruptions could limit the combined company’s ability to achieve the anticipated benefits of the Acquisition. The adverse effect of such disruptions could also be exacerbated by a delay in the completion of the Acquisition or the termination of the Business Combination Agreement.
Obtaining required approvals and satisfying closing conditions may prevent or delay completion of the Acquisition.
The Acquisition is subject to a number of conditions to closing as specified in the Business Combination Agreement, including, (i) the approval of the Acquisition by Bunge’s shareholders, (ii) any applicable waiting period (or extension thereof) under the HSR Act relating to the transaction shall have expired or been terminated, (iii) all required clearance, authorizations and approvals pursuant to antitrust laws, foreign investments laws, and other laws, as applicable, having been obtained, (iv) all required regulatory clearances, authorizations and approvals having been obtained, (v) no law, order, injunction or decree will be in effect that prevents, makes illegal or prohibits the Acquisition, and (vi) the increase in Bunge’s share capital to effect the issuance of the Share Consideration and the related amendments to Bunge’s governing documents in connection therewith has been registered with the competent cantonal commercial register in Switzerland. No assurance can be given that the required shareholder consents and approvals will be obtained or that the required conditions to closing will be satisfied, and, if all required consents and approvals are obtained and the conditions are satisfied, no assurance can be given as to the terms, conditions and timing of the consents and approvals. Any delay in completing the Acquisition could cause the combined company not to realize, or to be delayed in realizing, some or all of the benefits that Bunge expects to achieve if the Acquisition is successfully completed within its expected time frame. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Acquisition, see the section entitled “The Business Combination Agreement — Conditions to the Closing.”
Completion of the Acquisition requires certain governmental authorizations, and if such authorizations are not granted, the Acquisition cannot be completed.
Completion of the Acquisition is conditioned upon the expiration or early termination of the waiting period relating to the Acquisition under the HSR Act and other similar antitrust laws in certain other countries as well as certain other applicable laws or regulations and the governmental authorizations required to complete the Acquisition having been obtained and being in full force and effect. Although Bunge and Viterra have agreed in the Business Combination Agreement to use their reasonable best efforts, subject to certain limitations, to make certain governmental filings or obtain the required governmental authorizations, as the case may be, there can be no assurance that the relevant waiting periods will expire or authorizations will be obtained, and if such authorizations are not obtained, the Acquisition will not be completed.
The Business combination Agreement may be terminated in accordance with its terms.
Either Bunge or Viterra may terminate the Business Combination Agreement under certain circumstances, including, among other reasons, if the Acquisitions are not consummated by the Initial Outside Date. However, the Initial Outside Date will automatically be extended up to two times, each for a period of three months (the Initial Outside Date and any extensions, as applicable, the “Outside Date”), due to failure to obtain Required Regulatory Clearances (as defined in the Business Combination Agreement) (the “Initial Extension Period”). Each of the Sellers, acting collectively, on the one hand, and Bunge, on the other hand, may further extend the Outside Date up to two additional times, each for a period of three months, due to failure to obtain Required Regulatory Clearances. If the Business Combination Agreement is terminated in connection with certain circumstances relating to the failure to obtain certain antitrust and competition clearances that are conditions to Closing, Bunge would be obligated to pay to Viterra a fee of $400 million in the aggregate.
See the section entitled “The Business Combination Agreement — Termination Fees” for a more complete discussion of the circumstances under which the Business Combination Agreement could be terminated and when a termination fee may be payable by Bunge or Viterra.
Bunge may waive one or more of the closing conditions without re-soliciting shareholder approval.
Bunge may determine to waive, in whole or part, to the extent permissible under applicable law, one or more of the conditions of its obligations to consummate the Acquisition. Bunge currently expects to evaluate the materiality of any waiver and its effect on Bunge’s shareholders in light of the facts and circumstances at the time to determine whether any amendment of this proxy statement or any re-solicitation of proxies or voting cards is required in light of such waiver. Any determination whether to waive any condition to the Acquisition or as to re-soliciting shareholder approval or amending this proxy statement as a result of a waiver will be made by Bunge at the time of such waiver based on the facts and circumstances as they exist at that time.
Failure to complete the Acquisition could negatively impact the stock price and the future business and financial results of Bunge.
If the Acquisition is not completed for any reason, including Bunge’s shareholders’ failing to approve the issuance of the Bunge Shares in connection with the Acquisition, the ongoing business of Bunge may be adversely affected and, without realizing any of the benefits of having completed the Acquisition, Bunge could be subject to a number of risks, including the following:
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We may experience negative reactions from the financial markets, including negative impacts on our stock price, and from our clients, staff and vendors;

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We may be required to pay Viterra or the Sellers, as applicable, a fee of up to approximately $400 million if the Acquisition is not consummated;

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We will be required to pay certain transaction expenses and other costs relating to the Acquisition, whether or not the Acquisition is completed;

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The Business Combination Agreement places certain restrictions on the conduct of our business prior to completion of the Acquisition; and

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Matters relating to the Acquisition (including integration planning) will require substantial commitments of time and resources by our management, which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to us as an independent company.

There can be no assurance that the risks described above will not materialize. If any of those risks materialize, they may materially and adversely affect Bunge’s businesses, financial condition, financial results and stock price.

Bunge and Viterra may have difficulty attracting, motivating and retaining executives and other key staff in light of the Acquisition.
Uncertainty about the effect of the Acquisition on Bunge and Viterra staff, may have an adverse effect on each of Bunge and Viterra separately and consequently the combined business. This uncertainty may impair Bunge’s and Viterra’s ability to attract, retain and motivate key personnel until the Acquisition is completed. Staff retention may be particularly challenging during the pendency of the Acquisition, as staff of Bunge and Viterra may experience uncertainty about their future roles with the combined business. Furthermore, if key staff of Bunge or Viterra depart or are at risk of departing, including because of issues relating to the uncertainty and difficulty of integration, financial security or a desire not to become staff members of the combined business, we may have to incur significant costs in retaining such individuals or in identifying, hiring and retaining replacements for departing staff, and our ability to realize the anticipated benefits of the Acquisition may be adversely affected.
Shareholder lawsuits relating to the Acquisition may be filed against us, which could result in substantial costs and may delay or prevent the Acquisition from being completed.
Shareholder lawsuits are often brought against companies that have entered into transactions of this nature. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on our liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting consummation of the Acquisition, then that injunction may delay or prevent the Acquisition from being completed.
The proposed acquisition of Viterra and the incurrence of debt to fund the proposed acquisition of Viterra may impact our financial position and subject us to additional financial and operating restrictions.
As of June 30, 2023, we had approximately $4.95 billion of total debt. We expect to incur a substantial amount of additional debt in connection with the proposed acquisition of Viterra. We expect that upon completion of the proposed acquisition of Viterra and the related financing transactions, our total debt will increase to approximately $17 billion. In addition, we expect to have capacity to incur significant additional debt to fund our working capital needs and for other corporate purposes. Bunge has secured a total of $8.0 billion in acquisition debt financing in the form of a $7.7 billion financing commitment from a consortium of lenders, arranged by Sumitomo Mitsui Banking Corporation and a $300 million 5-year delayed draw term loan from CoBank and the U.S. farm credit system. The commitment is in form of a three tranche term loan maturing 364-day, 2-years and 3-years from the Closing of the Acquisition. We expect to obtain long-term unsecured debt financing in lieu of all or a portion of the commitments provided under the $7.7 billion financing commitment from a consortium of lenders. However, there can be no assurance we will be able to obtain such permanent debt financing or that it will be on acceptable terms, in which case, Bunge’s debt portfolio may have a shorter maturity profile thus increasing its liquidity and refinancing risk. Further, Viterra’s existing notes totaling approximately $3.3 billion are expected to survive Closing and we plan to take the required actions in order to have such notes be pari-passu with existing senior unsecured indebtedness of Bunge.
Interest rates may rise to levels that are significantly higher than where they are today, thereby increasing our overall cost of capital. In addition, we anticipate that as a result of the debt we expect to incur to finance the proposed acquisition, our credit and the long-term debt financing will be rated by credit rating agencies. While as part of their ratings review and subsequent credit opinions related to this transaction, S&P, Moody’s and Fitch have placed us on positive outlook, review for upgrade and credit watch positive, respectively for a one notch upgrade to A-, Baa1 and BBB+, respectively, there is no assurance that these upgrades to the credit ratings will materialize. The rating agencies have also outlined certain scenarios under which our current credit ratings may be downgraded at or ahead of the Closing. Any potential future negative change in our credit ratings may make it more expensive for us to raise long-term financing on terms that are acceptable to us or to raise additional capital on terms that are acceptable to us, if at all, and may negatively impact the price of Bunge Shares, increase our overall cost of capital, and have other negative implications on our business, many of which are beyond our control.

We have incurred and will continue to incur significant expenses in connection with the Acquisition, regardless of whether the Acquisition is completed.
We have incurred and will continue to incur significant expenses related to the Acquisition. These expenses include, but are not limited to, fees related to arranging debt financing, financial advisory and opinion fees and expenses, legal fees, accounting fees and expenses, certain employee expenses, consulting fees, filing fees, printing expenses and other related fees and expenses. Many of these expenses will be payable by us regardless of whether the Acquisition is completed.
If our due diligence investigation of Viterra was inadequate or if unexpected risks related to Viterra’s business materialize, it could have a material adverse effect on our shareholders’ investment.
Even though we conducted a customary due diligence investigation of Viterra, we cannot be sure that our diligence surfaced all material issues that may be present inside Viterra or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Viterra and its business and outside of its control will not arise later. If any such material issues arise, they may materially and adversely impact the ongoing business of the combined company and our shareholders’ investment.
There is no guarantee that the value of the aggregate consideration being issued in the Acquisition will align with the value of the Viterra Shares being acquired at Closing.
The outstanding capital stock of Viterra is privately held and is not traded in any public market. The lack of a public market makes it difficult to determine the fair market value of Viterra and the Viterra Shares that we will be acquiring in the Acquisition. Additionally, the aggregate consideration for the Viterra Shares is set forth in the Business Combination Agreement as a result of negotiations between the parties and includes, in addition to the Cash Consideration, the Share Consideration. Because these share amounts are fixed, they will not adjust to factor in any change in the value of Bunge Shares between signing and Closing. As a result, there is no guarantee that the value of the aggregate consideration being issued in the Acquisition will align with the actual value of the Viterra Shares being acquired by us at Closing.
The opinion of BofA Securities speaks only as of the date of such opinion and does not reflect changes in circumstances, developments or events that may have occurred or may occur after the date of such opinion.
The Board of Directors has not obtained an updated opinion from BofA Securities as of the date of this proxy statement and does not expect to receive an updated, revised or reaffirmed opinion prior to the completion of the Acquisition. The opinion was based on economic, market and other conditions in effect on, and the information made available to BofA Securities as of, the date of such opinion. The opinion noted that subsequent developments may affect the opinion and that BofA Securities does not have any obligation to update, revise, or reaffirm such opinion. Changes in the operations and prospects of Bunge or Viterra, general market and economic conditions and other factors that may be beyond the control of Bunge or Viterra, and on which the opinion was based, may significantly alter the value of Bunge or Viterra or the price of the shares of Bunge Shares or of the Sellers’ Shares by the time the Acquisition is completed. The opinion does not speak as of the time the Acquisition will be completed or as of any date other than the date of such opinion. Because BofA Securities will not be updating the opinion, such opinion will not address the fairness of the Consideration, from a financial point of view, at the time the Acquisition is completed. For a description of the opinion that the Board of Directors received from BofA Securities, see the section entitled “— Opinion of BofA Securities.”
The Business Combination Agreement Contains Provisions that May Discourage Other Companies From Trying to Enter into a Competing Acquisition Proposal with Either Viterra or Bunge for Greater Consideration.
The Business Combination Agreement contains provisions that may discourage a third party from submitting a business combination proposal to Viterra, Bunge or the Designated Sellers both during the pendency of the proposed combination transaction as well as afterward, should the Acquisition not be consummated, that might result in greater value to Viterra shareholders, Bunge shareholders, or the Designated Sellers as applicable, than the Acquisition. These Business Combination Agreement provisions include a general prohibition on Viterra, Bunge or the Designated Sellers from soliciting competing acquisition proposals, as further described in the section entitled “The Business Combination Agreement — No Solicitation by Bunge, Viterra or the Designated Sellers” beginning on page 101 of this proxy statement. Further, even if the Board of Directors changes its recommendation to Bunge shareholders concerning the Acquisition, Bunge must submit the Acquisition to a vote of the Bunge shareholders, as further described in the section entitled “The Business Combination Agreement — Change of Recommendation” beginning on page 102 of this proxy statement.
In addition, Bunge may be required to pay Viterra a termination fee in cash of up to $400 million under certain circumstances following the termination of the Business Combination Agreement. For further information, please see the section entitled “The Business Combination Agreement — Termination of the Business Combination Agreement — Effect of Termination.”
If the Business Combination Agreement is terminated and either Viterra or Bunge determines to seek another strategic transaction, Viterra or Bunge, as applicable, may not be able to negotiate a transaction on terms comparable to, or better than, the terms of this transaction.
Risks relating to the Combined Company
After completion of the Acquisition, we may fail to realize the anticipated benefits of the Acquisition, which could adversely affect the value of Bunge Shares.
The success of the Acquisition will depend, in part, on our ability to realize the anticipated benefits from combining the businesses of Bunge and Viterra. Our ability to realize these anticipated benefits and cost savings is subject to certain risks including:
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Our ability to successfully combine the businesses of Bunge and Viterra;

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Whether the combined businesses will perform as expected;

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The incurrence of indebtedness to finance the acquisition and the need to dedicate a greater amount of cash flow from operations to make payments on our indebtedness; and

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The assumption of known and unknown liabilities of Viterra.

If we are not able to successfully combine the businesses of Bunge and Viterra within the anticipated time frame, or at all, the anticipated cost savings and other benefits of the Acquisition may not be realized fully or at all or may take longer to realize than expected, the combined businesses may not perform as expected, and the value of Bunge Shares may be adversely affected.
Bunge and Viterra have operated and, until completion of the Acquisition, will continue to operate independently, and there can be no assurances that our businesses can be integrated successfully. It is possible that the integration process could result in the loss of key Bunge or Viterra staff, the disruption of either or both company’s ongoing businesses, higher than expected integration costs and an overall post-completion integration process that takes longer than originally anticipated. Specifically, issues that must be addressed to realize the anticipated benefits of the Acquisition so the combined business performs as expected include, among other things:
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identifying and adopting the best practices of the two organizations to position the combined business for future growth;

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integrating the companies’ technologies, systems and services;

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harmonizing the companies’ operating practices, reporting structure, staff development and compensation programs, internal controls and other policies, procedures and processes, including compliance by the acquired operations with generally accepted accounting principles in the United States and the documentation and testing of internal control procedures under Section 404 of the Sarbanes-Oxley Act, which includes remediating certain deficiencies in internal controls over financial reporting of Viterra identified in connection with the audit of its consolidated financial statements as of December 31, 2022 and 2021 and for each of the years ended December 31, 2022, 2021, and 2020 that constituted a material weakness and resulted in restatements as noted in Note 1 to the Viterra Financial Statements;

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rebranding operations and addressing possible differences in business backgrounds, corporate cultures and management philosophies;

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consolidating the companies’ corporate, administrative and information technology (“IT”) infrastructure;

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maintaining existing agreements with clients and avoiding delays in entering into new agreements with prospective clients; and

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identifying and eliminating redundant assets and expenses and consolidating locations of Bunge and Viterra that are currently in close proximity to each other.

In addition, at times, the attention of certain members of either or both companies’ management and resources may be focused on completion of the Acquisition and the integration of the businesses of the two companies and diverted from day-to-day business operations, which may disrupt each company’s ongoing business and the business of the combined company.
We will incur significant integration-related costs in connection with the Acquisition and we may not be able to obtain the anticipated synergies of the combined company.
We will incur significant integration-related fees and costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and staff-related costs. We continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the Acquisition and the integration of Viterra into our business. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow us to offset integration-related costs over time, this net benefit may not be achieved in the near term, or at all, and we may incur difficulties and delays in integrating Viterra’s business following completion of the Acquisition or fully realizing the anticipated cost synergies and other benefits expected from the Acquisition.
The market price for common shares of the combined company following the completion of the Acquisition may be affected by factors different from, or in addition to, those that historically have affected or currently affect the market prices of the Bunge Shares.
Upon consummation of the Acquisition, Bunge’s shareholders and the Sellers will both hold common shares in the combined company. The results of operations of the combined company will be affected by some factors that are different from those currently or historically affecting the results of operations of Bunge and those currently or historically affecting the results of operations of Viterra. The results of operations of the combined company may also be affected by factors different from those that currently affect or have historically affected either Bunge or Viterra. For a discussion of the businesses of each of Bunge and Viterra and some important factors to consider in connection with those businesses, please see the section entitled “Parties to the Acquisition” and the documents and information included elsewhere in this proxy statement or incorporated by reference into this proxy statement and listed under the section entitled “Where You Can Find More Information.”
The market price of Bunge Shares will continue to fluctuate after the completion of the Acquisition.
Upon consummation of the Acquisition, Viterra shareholders will become holders of Bunge Shares. The market price of the common shares of the combined company will continue to fluctuate, potentially significantly, following the consummation of the Acquisition, including for the reasons described above. As a result, former Viterra shareholders could lose some or all of the value of their investment in Bunge Shares. In addition, any significant price or volume fluctuations in the stock market generally could have a material adverse effect on the market for, or liquidity of, the Bunge Shares received in connection with the Acquisition, regardless of the combined company’s actual operating performance.
The Bunge and Viterra unaudited prospective financial information is inherently subject to uncertainties, the unaudited pro forma condensed combined financial information included in this document is preliminary and the combined company’s actual financial position and results of operations after the Acquisition may differ materially from these estimates and the unaudited pro forma condensed combined financial information included in this proxy statement.
The unaudited pro forma condensed combined financial information included in this proxy statement is presented for illustrative purposes only, contains a variety of adjustments, assumptions and preliminary estimates and is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the Acquisition been completed on the dates indicated. The combined company’s actual results and financial position after the Acquisition may differ materially and adversely from the unaudited pro forma condensed combined financial information included in this proxy statement. For more information, see the section entitled “Bunge Unaudited Pro Forma Condensed Combined Financial Statements.”
While presented with numeric specificity, the Bunge and Viterra unaudited prospective financial information provided in this proxy statement is based on numerous variables and assumptions (including, but not limited to, those related to industry performance and competition and general business, economic, market and financial conditions and additional matters specific to Bunge’s or Viterra’s business, as applicable) that are inherently subjective and uncertain and are beyond the control of the respective management teams of Bunge and Viterra. As a result, actual results may differ materially from the unaudited prospective financial information. Important factors that may affect actual results and cause these unaudited projected financial forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to Bunge’s or Viterra’s business, as applicable (including each company’s ability to achieve strategic goals, objectives and targets over applicable periods), general business and economic conditions. For more information see the section entitled “The Acquisition — Certain Projections.”
Certain Sellers will be able to exercise influence over the composition of the Board of Directors, matters subject to shareholder approval and/or Bunge’s operations.
Upon the completion of the Acquisition, the number of Bunge Shares issuable as a portion of the Consideration will be 65,611,831 shares at Closing, and of those shares, Glencore, CPP Investments and BCI will be issued approximately 32,805,915 shares, 26,244,733 shares and 6,561,183 shares, respectively, which represent approximately 15%, 12% and 3% of the outstanding Bunge Shares, based on the number of outstanding Bunge Shares as of July 20, 2023, or in the aggregate approximately 30% of the combined company on a fully diluted basis (before giving effect to any future share repurchases by Bunge). As part of Bunge’s recently announced plan to repurchase $2.0 billion of Bunge Shares in order to enhance accretion to adjusted EPS, Bunge may repurchase shares from time to time, which may occur before the Closing. These repurchases may increase the Sellers ownership percentage in the combined company up to approximately 33% after completion of the repurchase plan.
In connection with the proposed Acquisition, Bunge and each of Glencore and CPP Investments will execute the Shareholder Agreements. Each Shareholder’s Agreement provides each of Glencore and CPP Investments the right to designate (a) two persons to be nominated for election to Board of Directors, as long as such Seller maintains beneficial ownership of at least 10% of the Bunge Shares; and (b) one person to be nominated for election to the Board of Directors, as long as such Seller maintains beneficial ownership of at least 5% of the Bunge Shares, as further described in the section entitled “Shareholder Agreements.” The Shareholder Agreements will become effective on, and subject to, the Closing of the Acquisition.
As a result of the Bunge Shares that will be held by Glencore and CPP Investments and the Shareholder Agreements described above, Glencore and CPP Investments may be able to influence (subject to organizational documents and applicable law) the composition of the Board of Directors and thus, potentially, the outcome of corporate actions requiring shareholder approval, such as mergers, business combinations and dispositions of assets, among other corporate transactions. This concentration of investment and voting power, in addition to our current concentration of investment and voting power among certain large shareholders, could discourage others from initiating a potential merger, takeover or other change of control transaction that may otherwise be beneficial to Bunge and its shareholders, which could adversely affect the market price of Bunge Shares.
Extreme factors or forces beyond our control, such as pandemics, outbreaks of contagious human or animal disease, extreme weather conditions, or terrorism or acts of war, could negatively impact the business of the combined company.
The combined company’s ability to make, move and sell products is critical to the success of the combined company. The business of the combined company is vulnerable to damage or interruption from pandemics, epidemics or outbreaks of a contagious human or animal disease that could impair our workforce, our supply chains and the health or growth of livestock. Further, extreme weather or natural disasters, including fires, droughts, floods, excessive cold or heat, hurricanes or other storms, or acts of terrorism or war, could interfere with the business and operations of the combined company due to power outages, fuel shortages, decrease in availability of water, damage to the combined company’s production and processing facilities or disruption of transportation channels or unfavorably impact the demand for, or consumers’ ability to purchase, the combined company’s products, among other things. Any of these factors could have an adverse effect on the business operations and financial results of the combined company.
Changes in tax laws or exposure to additional tax liabilities could have a material impact on the combined company’s financial condition and results of operations.
Each of Bunge and Viterra has been, and the combined company will be, subject to income taxes as well as non-income taxes in various jurisdictions throughout the world. Tax authorities may disagree with certain positions Bunge and/or Viterra have taken and assess additional taxes, along with interest and penalties. The combined company will regularly assess the likely outcomes of these audits and assessments in order to assess the appropriateness of our tax assets and liabilities. However, the calculation of such liabilities involves significant judgment in the interpretation of complex tax regulations in many jurisdictions. Therefore, any dispute with a taxing authority may result in a payment or outcome that is significantly different from current estimates. There can be no assurance that Bunge, Viterra, or the combined company will accurately predict the outcomes of these audits and the actual outcomes of these audits could have a material impact on our consolidated earnings and financial condition in the periods in which they are recognized.
Additionally, changes in tax laws could materially impact the combined company’s effective tax rate and the monetization of recoverable tax assets (indirect tax credits). Furthermore, the ongoing efforts in corporate tax transparency by the OECD and a number of countries has resulted in additional mandatory disclosures, which will likely cause additional scrutiny of the combined company’s tax positions and potentially increased tax assessments. Additionally, during 2022 increased grain and food prices globally have resulted in a limited number of jurisdictions calling for a “windfall profits” tax on agricultural grain traders and producers. So far, Bunge has only been impacted by only one jurisdiction that has implemented such tax, which is set to expire after 2024. This tax has not had a material impact on Bunge.
Risks relating to Bunge
Bunge’s business will continue to be subject to the risks described in the sections entitled “Risk Factors” in Bunge’s Annual Report on Form 10-K for the year ended December 31, 2022, and in other documents incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” for the location of information incorporated by reference into this proxy statement.
Risks relating to Viterra
Because Viterra and Bunge operate similar businesses in similar industries, the risks relating to Bunge and its business are generally the same as the risks relating to Viterra and its business. This section should be read in conjunction with the risks relating to Bunge and its business disclosed in Bunge’s filings with the SEC.
Viterra has been, and will continue to be, significantly adversely affected by Russia’s invasion of Ukraine.
In February 2022, the Russian government commenced a war against the people of Ukraine, resulting in a humanitarian crisis and significant disruption to financial and commodity markets. Viterra’s operations in Ukraine have been paused and a continuation of conflict may have a material adverse effect on Viterra’s Ukrainian operations. As of December 31, 2022, Viterra had total assets and total liabilities of U.S.$275 million and U.S.$44 million, respectively, in Ukraine.
In response to the war in Ukraine, commenced by Russia in February 2022, a number of jurisdictions around the world, including the United States, the EU, Switzerland and the United Kingdom, imposed a series of sanctions against the Russian Federation, various companies and individuals, and continue to impose further sanctions as the war continues. Companies subject to sanctions include VTB, which as at the date of this proxy statement, owns an indirect 22.5% interest in the Taman Grain Terminal (as at the date of this proxy statement, Viterra owns 50% of the Taman Grain Terminal). In response, the Russian Federation reciprocally imposed trade sanctions on certain goods and services originating in the EU and the United States, as well as various companies and individuals. As of the date of this proxy statement, the Taman Grain Terminal is not subject to any such sanctions. Emerging uncertainty regarding global supply of commodities due to the Russia-Ukraine conflict may disrupt certain global trade flows and place significant upwards pressure on agricultural commodity prices and input costs. Challenges for market participants may include availability of funding to ensure access to raw materials, ability to finance margin payments and heightened risk of contractual non-performance.
Additionally, Viterra expects to be affected by the termination of the Black Sea Grain Initiative on July 18, 2023, which blocks the ability of Viterra to export agricultural products from Ukraine to other countries via port export terminals and shipping routes on the Black Sea.
The ongoing conflict between Russia and Ukraine may adversely affect Viterra’s ability to complete the sale of its Russian business.
In March 2022, Viterra suspended any new development and expansion projects in Russia. Furthermore, in March 2023, Viterra announced that it would exit the Russian market and divest its Russian businesses entirely. Viterra reached an agreement in principle as to definitive terms and conditions for such divestitures, and as of the date of this proxy statement, is awaiting the approval of the Government Commission on Control over Foreign Investments in the Russian Federation before proceeding to complete the anticipated divestitures. Viterra expects to complete such divestitures shortly after receipt of such approval and the satisfaction of certain other customary conditions precedent to completion of the proposed transactions. In the meantime, pending the completion of such divestitures, Viterra continues to operate its existing businesses in Russia in compliance with all existing sanctions and applicable laws. The extent of the impact of the reduction in Viterra’s operations and the sale of its Russian business, or of current or future actions taken by Russia, the United States or other governments, is not reasonably possible to predict, but could include, among other impacts: embargoes; expropriation or other loss (whether partial or full) of assets or property; restrictions on Viterra’s business; an inability to obtain raw materials, equipment, parts, and other key supplies and services; continued reduction or cessation of Viterra’s customers’ operations in Russia causing a decrease in demand for Viterra’s products; increased inflationary pressures on raw materials and other supply chain costs; shipping and trade route restrictions; an increase in the frequency and severity of cyber attacks; volatility in currency exchange and interest rates; additional adverse legal proceedings in Russia. The completion and timing of the sale of Viterra’s Russian business is subject to a number of risks, including, among other risks: Viterra or the buyer’s ability to obtain necessary regulatory approvals to complete the sale, or any conditions imposed in connection with regulatory approval of the sale; Viterra or the buyer’s ability to satisfy the conditions and contingencies related to the sale; and the ability of the buyer to access funding to timely complete the sale. In addition, the terms of the sale transaction may not reflect the fair value of the assets associated with Viterra’s Russian business, we may be unable to access or repatriate some or all of the proceeds of the sale or may incur significant taxes, fees or penalties associated with repatriation, and we may recognize significant charges related to the sale.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the documents incorporated by reference in this proxy statement contain both historical and forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information to investors. This proxy statement and the documents incorporated by reference into this proxy statement include forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities, including expectations regarding the consummation of the Redomestication and the Acquisition, benefits, timing and effects of the Redomestication and the Acquisition, offices and operations, share trading, management of our business, taxes, strategic flexibility, legal and regulatory environment, financial results and other statements that are not historical facts, are forward-looking statements. Forward looking statements include all statements that are not historical in nature. We have tried to identify these forward-looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include the risks, uncertainties, assumptions, trends and other factors discussed under the heading “Risk Factors” and elsewhere in our periodic reports filed with the SEC, including:
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risks and uncertainties related to our ability to complete the Redomestication, including our ability to obtain necessary approvals and the risk of changes in local and international tax laws;

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risks and uncertainties related to our ability to consummate the Acquisition, including our ability to obtain necessary regulatory approvals;

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the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

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the effect of weather conditions and the impact of crop and animal disease on our business;

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the impact of global and regional economic, agricultural, financial and commodities market, political, social and health conditions;

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changes in governmental policies and laws affecting our business, including agricultural and trade policies, financial markets regulation and environmental, tax and biofuels regulation;

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the impact of seasonality on our business;

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the impact of government policies and regulations;

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the outcome of pending regulatory and legal proceedings;

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our ability to complete, integrate and benefit from acquisitions, including the acquisition of Viterra, divestitures, joint ventures and strategic alliances;

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the impact of industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products that we sell and use in our business, fluctuations in energy and freight costs and competitive developments in our industries;

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the impact of commodity price changes on our working capital financing needs;

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the impact on our employees, operations, and facilities from the war in Ukraine and the resulting economic and other sanctions imposed on Russia, including the impact on Bunge resulting from a continuation and/or escalation of the war and sanctions against Russia;

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the effectiveness of our capital allocation plans, working capital management, funding needs and financing sources;

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the effectiveness of our risk management strategies;

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operational risks, including industrial accidents, natural disasters and cybersecurity incidents;

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changes in foreign exchange policy or rates;

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the impact of our dependence on third parties;

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our ability to attract and retain executive management and key personnel;

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other factors affecting our business generally; and

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the other risk factors discussed in the section of this proxy statement entitled “Risk Factors.”

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements contained in this proxy statement or in any document incorporated by reference herein or therein. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed in this proxy statement or any document incorporated by reference herein or therein not to occur. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this proxy statement.

PROPOSAL 1: REDOMESTICATION
We are asking you to approve a proposal to approve the Redomestication that would change the place of incorporation and residence of the ultimate parent company of the Bunge Group from Bermuda to Switzerland through a Bermuda law Scheme of Arrangement attached as Appendix A to this proxy statement. For a detailed discussion of the terms and conditions of the Redomestication, see “The Redomestication” starting on page 46 of this proxy statement.
Approval of the Redomestication proposal requires the affirmative vote of a majority in number and at least 75% in value of shares present in person or by proxy at the meeting and entitled to vote. An abstention or broker non-vote will have no effect on the Redomestication proposal, but are counted for quorum purposes.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE REDOMESTICATION PROPOSAL.

PROPOSAL 2: ACQUISITION
We are asking you to approve a proposal to approve the Acquisition of Viterra contemplated by the Business Combination Agreement, including the Share Issuance of approximately 65.6 million common shares of Bunge, par value $0.01 per share, to the Sellers as part of the Consideration. For a detailed discussion of the terms and conditions of the Acquisition and the Business Combination Agreement, see “The Acquisition” starting on page 68 of this proxy statement. A copy of the Business Combination Agreement is attached as Appendix D to this proxy statement.
Approval of the Acquisition proposal requires the affirmative vote of a majority of shares present in person or by proxy at the meeting and entitled to vote. An abstention or broker non-vote will have no effect on the Acquisition proposal, but are counted for quorum purposes.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ACQUISITION PROPOSAL.

PROPOSAL 3: ADJOURNMENT
If there are insufficient votes at the time of the Extraordinary General Meeting to approve the Redomestication or the Acquisition proposals, Bunge may propose to adjourn or postpone the Extraordinary General Meeting for the purpose of soliciting additional votes to approve the Redomestication or the Acquisition. In the event there are present, in person or by proxy, sufficient votes by the Bunge shareholders to approve the Redomestication or the Acquisition, Bunge does not anticipate that it will adjourn or postpone the Extraordinary General Meeting. The time and place of the adjourned or postponed meeting will be announced at the time the adjournment or postponement is taken, and no other notice need be given unless the adjournment or postponement is for more than 30 days or Bunge is required to change the Record Date. Any adjournment or postponement of the Extraordinary General Meeting for the purpose of soliciting additional votes to approve the Redomestication or the Acquisition will allow Bunge shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Extraordinary General Meeting, as adjourned or postponed.
The affirmative vote of a majority of shares present in person or by proxy at the meeting and entitled to vote is required to approve the adjournment of the meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the Extraordinary General Meeting to approve the Redomestication or the Acquisition. An abstention or broker non-vote will have no effect on the adjournment proposal, but are counted for quorum purposes.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

THE REDOMESTICATION
The Board of Directors has unanimously approved and recommends that you approve the Redomestication.
The Redomestication involves several steps. First, we have formed Bunge-Switzerland as a direct, wholly-owned Swiss subsidiary of Bunge-Bermuda. Bunge-Switzerland, in turn, has formed Bunge-MergerCo, a new Bermuda subsidiary. Following the Extraordinary General Meeting to be held on [•], 2023 and a hearing of the Bermuda Court scheduled for [•], 2023, assuming we have obtained the necessary shareholder and court approvals, Bunge-MergerCo will merge with Bunge-Bermuda by way of the Scheme of Arrangement, with Bunge-Bermuda as the surviving company. As a result of the Redomestication, Bunge-MergerCo will cease to exist, and Bunge-Bermuda will become a direct, wholly-owned subsidiary of Bunge-Switzerland. Effective for the date that is one day after the Effective Date, Bunge-Bermuda will make a U.S. tax election to be treated as disregarded as an entity separate from Bunge-Switzerland for U.S. tax purposes.
After the Redomestication, you will continue to own an interest in a parent company that will continue to conduct the business operations as conducted by Bunge-Bermuda before the Redomestication. The number of shares you will own in Bunge-Switzerland will be the same as the number of shares you owned in Bunge-Bermuda immediately prior to the Redomestication, and your relative economic interest in the Bunge Group will not be impacted by the Redomestication.
The completion of the Redomestication will change the governing law that applies to shareholders of our parent company from Bermuda law to Swiss law. There are differences between Bermuda law and Swiss law. See “Comparison of Rights of Shareholders” for a summary of some of these differences.
Upon completion of the Redomestication, we will remain subject to the SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and the corporate governance requirements of the NYSE, and we will continue to report our financial results in U.S. dollars and under U.S. GAAP.
We currently expect to complete the Redomestication later this year, prior to completing the Acquisition.
Background and Reasons for the Redomestication
Bunge incorporated in Bermuda in 1995 when the then-separate Bunge group of companies consolidated into a single corporate group. Over the past few years, Bunge has done an extensive review of its business operations and the emerging trends in the global regulatory environment. As part of this review, Bunge performed a substantial analysis of alternative jurisdictions in which it might Redomesticate. Switzerland was determined to be the best jurisdiction to which Redomesticate because it allows Bunge to better align its corporate legal structure with its commercial operations and because Bunge has conducted substantial business operations in Switzerland for decades. Switzerland is also a jurisdiction that is well suited for global companies and offers a well-developed corporate, legal and regulatory environment.
As part of this review, Bunge has taken into account likely legislative tax changes proposed by the member states of the OECD and in particular the Model Rules, aiming at introducing a global minimum corporate tax rate of 15% on financial statement income by jurisdiction. The focus of the OECD is to discourage multinational corporations from using low tax or no tax jurisdictions (tax havens) to avoid taxation.
As part of the Redomestication, Bunge will be re-locating its publicly traded parent company to Switzerland, a place from which Bunge has operated for decades and in which we have significant substance. Switzerland is more centrally located within Bunge’s major markets and the home of many global companies. It will locate Bunge in a country with balanced corporate governance requirements, more sophisticated financial and commercial infrastructure as well as a stable and well-developed legal system that accommodates global businesses.
Given the emerging focus on whether companies have substantial operations in their jurisdiction of incorporation, we preliminarily considered six countries in which we do business as potential jurisdictions to which we might redomesticate. We reduced this list to three countries and carefully analyzed them separately and relative to each other based on legal system, governance requirements, acceptability by investors, the ability to report financial results under U.S. GAAP, the effect on our long-term indebtedness, implementation costs and timing.

We ultimately selected Switzerland in this process. Among other things, we determined that it accomplished our main objective of Redomestication to a jurisdiction with a recognized and relatively well-developed and stable legal system in which we had substantial operations. We also determined that Switzerland had well-developed corporate governance requirements, and had a history of commerce, generally reliable judicial processes and was generally accepted by investors.
While other non-Swiss countries also had favorable attributes, those jurisdictions would have subjected us to governance requirements that were substantially different from those applicable to us under SEC and NYSE requirements as well as prevailing investor attributes.
Additional tax costs may be incurred in light of recent and expected changes in the global tax environment. Other considerations that we considered are:
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Swiss law requires shareholder approval of various matters, including the issuance of shares and declaration of dividends, that are not required to be approved by shareholders under Bermuda law or NYSE requirements, which could cause us to miss opportunities. See “Description of Bunge-Switzerland Shares.”

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While we do not expect that this will present a practical issue for the foreseeable future, Switzerland generally imposes 35% Swiss withholding taxes on dividends. See “Questions and Answers About the Redomestication.”

In the final analysis, we concluded that the positive considerations outweighed the negative considerations and supported selecting Switzerland as the jurisdiction to which to redomesticate.
The Board of Directors considered these factors when assessing the Redomestication and determining to submit it to shareholders and concluded that proceeding with the Redomestication to Switzerland was preferable to redomesticating to other jurisdictions or not redomesticating at all at this time. We cannot assure you, however, that the anticipated benefits of the Redomestication will be realized or that we will complete the Redomestication at all. In addition to the potential benefits described above, the Redomestication will expose Bunge-Bermuda and its shareholders to certain risks. Please see the discussion under “Risk Factors.”
The Agreement and Plan of Merger
There are several steps to the Redomestication:
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Bunge-Bermuda has formed Bunge-Switzerland, which, in turn, has formed Bunge-MergerCo;

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following the Extraordinary General Meeting to be held on [•], 2023 and a hearing of the Bermuda Court on [•], 2023, and assuming we have obtained the necessary shareholder and court approvals, Bunge-MergerCo will merge with Bunge-Bermuda by way of the Scheme of Arrangement, with Bunge-Bermuda surviving as a direct, wholly-owned subsidiary of Bunge-Switzerland;

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all of the issued and outstanding shares of Bunge-Bermuda will be cancelled and converted into the right of holders of Bunge-Bermuda to receive Bunge-Switzerland shares;

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as a result of the merger, the shares of Bunge-MergerCo will be converted into one share of Bunge-Bermuda for issuance, allotment and contribution to the capital contribution reserves of Bunge-Switzerland in exchange for the delivery of one share of Bunge-Switzerland for each issued and outstanding share of Bunge-Bermuda as of the Effective Date, plus one Bunge-Switzerland share for each share of Bunge-Bermuda held in treasury (collectively the “Treasury Shares”) as of the Effective Date for future use to satisfy Bunge-Switzerland’s obligations to deliver shares in connection with awards granted under our equity incentive plans and for such other purposes as the Board of Directors may determine;

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Bunge-Switzerland will assume, as of the Effective Date, Bunge-Bermuda’s existing obligation to deliver shares under such equity incentive plans;

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Bunge-Switzerland will assume, as of the Effective Date, Bunge-Bermuda’s existing dividend obligations;

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Bunge-Switzerland will assume, as of the Effective Date, Bunge-Bermuda’s existing obligations as a guarantor under existing debt agreements;

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Bunge-Bermuda will deliver to its shareholders (through its transfer agent) one Bunge-Switzerland share for each Bunge-Bermuda share held by them. Bunge-Switzerland will have, prior to the effectiveness of the Redomestication, issued such number of shares to Bunge-Bermuda at an issue price equal to the aggregate par value of such shares. In connection with the completion of the Redomestication, Bunge-Bermuda will further contribute the Treasury Shares to Bunge-Switzerland; and

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Effective for the date that is one day after the Effective Date, Bunge-Bermuda will make a U.S. tax election to be treated as disregarded as an entity separate from Bunge-Switzerland for U.S. tax purposes.

Additional Agreements
Bunge-Switzerland and Bunge-MergerCo will indemnify the executive officers and directors of Bunge-Bermuda and its subsidiaries and will maintain directors’ and officers’ liability insurance for those executive officers and directors for six years after the Effective Date.
Amendment or Termination
The Agreement and Plan of Merger may be amended, modified or supplemented at any time before or after its adoption by the shareholders of Bunge-Bermuda. However, after adoption, no amendment, modification or supplement may be made or effected that requires further approval by Bunge-Bermuda shareholders without obtaining that approval.
The Board of Directors may terminate the Agreement and Plan of Merger and abandon the Redomestication at any time prior to its effectiveness without obtaining the approval of Bunge-Bermuda shareholders.
Conditions to Consummation of the Redomestication
The Redomestication will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:
•
the Redomestication is approved by the requisite vote of shareholders of Bunge-Bermuda;

•
none of the parties to the Agreement and Plan of Merger is subject to any governmental decree, order or injunction that prohibits the consummation of the Redomestication;

•
the Bunge-Switzerland registered shares to be issued in the Redomestication and the Articles of Association of Bunge-Switzerland have been registered with the commercial register of the Canton of Geneva, Switzerland;

•
the requisite court order sanctioning the Redomestication shall have been obtained from the Bermuda Court and filed with the Bermuda Registrar of Companies and shall be effective;

•
the Bunge-Switzerland shares to be issued pursuant to the Redomestication are authorized for listing on the New York Stock Exchange, subject to official notice of issuance;

•
Bunge receives an opinion from Jones Day, in form and substance reasonably satisfactory to it, confirming, as of the Effective Date, the matters discussed under “Certain Tax Considerations of the Redomestication — U.S. Federal Income Tax Considerations”; and

•
Bunge receives an opinion from Homburger Ltd, in form and substance reasonably satisfactory to it, confirming, as of the Effective Date, the matters discussed under “Certain Tax Considerations of the Redomestication — Swiss Tax Considerations.”

In the event the conditions to the Redomestication are not satisfied, the Scheme of Arrangement may be abandoned or delayed, even after approval by our shareholders and the Bermuda Court. If conditions to the Redomestication are not satisfied or waived on or before 5:00 p.m. (Bermuda time) on the date nine months after the date on which the Scheme of Arrangement becomes effective, or such later date as agreed by Bunge-Bermuda and sanctioned by the Bermuda Court, the Scheme of Arrangement will lapse by its terms. In addition, under Bermuda law, the Scheme of Arrangement may be otherwise delayed or abandoned if further events occur that cause the Board of Directors to determine that the Redomestication is no longer in the best interest of Bunge or its shareholders.
Bunge-Bermuda is a party to certain credit agreements that require waivers from third-party lenders prior to implementation of the Redomestication. See “— Debt Facilities” for more information.
Court Approval of the Redomestication
Pursuant to Section 99 of the Companies Act 1981 of Bermuda (the “Companies Act”), the Scheme of Arrangement requires the approval of the Bermuda Court. This requires Bunge-Bermuda to file an application for the sanction of the Scheme of Arrangement with the Bermuda Court. Prior to the mailing of this proxy statement, Bunge-Bermuda made an application to the Bermuda Court for an order convening an extraordinary general meeting of Bunge-Bermuda voting common shareholders to consider and if thought fit approve the Scheme of Arrangement (the “Convening Order”).
At the Extraordinary General Meeting, Bunge-Bermuda shareholders will be asked to approve the Scheme of Arrangement. If the shareholders approve the Scheme of Arrangement, then Bunge-Bermuda will apply to the Bermuda Court for an order sanctioning the Scheme of Arrangement (the “Sanction Hearing”). At the Sanction Hearing, the Bermuda Court may impose such conditions as it deems appropriate in relation to the Scheme of Arrangement but may not impose any material changes without the joint consent of Bunge-Bermuda and Bunge-Switzerland. In determining whether to exercise its discretion and approve the Scheme of Arrangement, the Bermuda Court will determine, among other things, whether the Scheme of Arrangement is fair to Bunge-Bermuda’s common shareholders in general. If you are a common shareholder who wishes to appear or be represented and present evidence or arguments at the Sanction Hearing, you may do so. Holders of Bunge-Bermuda common shares at the Record Date who vote either for or against the proposal or who the Bermuda Court is satisfied have a substantial economic interest in the Scheme of Arrangement are entitled to appear before the Bermuda Court, at the time and date set for the hearing of the petition to sanction the Scheme of Arrangement, to voice your objection to the Scheme of Arrangement. Bunge-Bermuda will not object to your appearance or participation at the hearing, on the grounds that you do not have a substantial economic interest in the Scheme of Arrangement.
Should you wish to appear before the Bermuda Court, Bunge-Bermuda encourages you to adopt one of the below noted procedures:
•
appearing in person at the Bermuda Court, having notified Bunge-Bermuda’s legal counsel 48 hours in advance of your intention to do so by e-mailing or telephoning David Stubbs: david.stubbs@conyers.com or +1 (441) 299-4915. You will in such circumstances be requested to provide an affidavit setting out the evidence upon which you seek to rely at the hearing;

•
filing an affidavit with the Bermuda Court at least 48 hours prior to the date of the hearing of the petition to sanction setting out your reasons for objecting. At the same time as filing the affidavit, you should serve a copy of the affidavit on Bunge-Bermuda by leaving same at the office of Conyers Dill & Pearman Limited, Clarendon House 2 Church Street, Hamilton HM 11, Bermuda, Attention: David Stubbs; or

•
instructing counsel to appear on your behalf before the Bermuda Court, such counsel to provide notice of their intention to appear to Conyers Dill & Pearman Limited at least 48 hours prior to the sanction hearing and at the same time providing a copy of the evidence upon which counsel shall seek to rely set out in an affidavit.

The Scheme of Arrangement will become effective as soon as a copy of the order of the Bermuda Court sanctioning the Scheme of Arrangement has been delivered to the Registrar of Companies in Bermuda as required by Section 99 of the Companies Act. See “The Redomestication — Conditions to Consummation of the Redomestication” for more information on these conditions.
Once the Scheme of Arrangement is effective, the Bermuda Court will have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which arises out of or is connected with the terms of the Scheme of Arrangement or its implementation or out of any action taken or omitted to be taken under the Scheme of Arrangement or in connection with the administration of the Scheme of Arrangement. A shareholder who wishes to enforce any rights under the Scheme of Arrangement after such time should notify Bunge-Bermuda in writing of its intention at least five business days prior to commencing a new proceeding. After the effective time of the Scheme of Arrangement, no shareholder may commence a proceeding against Bunge-Switzerland or Bunge-Bermuda with respect to or arising from the Scheme of Arrangement except to enforce its rights under the Scheme of Arrangement where a party has failed to perform its obligations under the Scheme of Arrangement.
When under any provision of the Scheme of Arrangement after the effective time of the Scheme of Arrangement a matter is to be determined by Bunge-Bermuda, then Bunge-Bermuda will have discretion to interpret those matters under the Scheme of Arrangement in a manner that it considers fair and reasonable, and its decisions will be binding on all concerned.
Bunge-Bermuda may, subject to U.S. securities law constraints, consent to any modification of the Scheme of Arrangement on behalf of the shareholders that the Bermuda Court determines to approve or impose.
Federal Securities Law Consequences; Resale Restrictions
The issuance of Bunge-Switzerland shares to Bunge-Bermuda’s shareholders in connection with the Redomestication will not be registered under the Securities Act of 1933 (the “Securities Act”). Section 3(a)(10) of the Securities Act exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have a right to appear and to whom adequate notice of the hearing has been given. In determining whether it is appropriate to convene the shareholder scheme meeting convened pursuant to its directions, the Bermuda Court will consider whether the terms and conditions of the Redomestication are fair. The Bermuda Court has fixed the date for the hearing of the application to approve the Redomestication at [•], 2023, in Hamilton, Bermuda. The Bunge-Switzerland shares issued to Bunge-Bermuda shareholders in connection with the Redomestication will be freely transferable, except for restrictions applicable to certain “affiliates” of Bunge-Bermuda under the Securities Act, as follows:
•
Persons who were not affiliates of Bunge-Bermuda at the date of the Redomestication and have not been affiliates within 90 days prior to such date will be permitted to sell any Bunge-Switzerland shares received in the Redomestication without regard to Rule 144 under the Securities Act.

•
Persons who were affiliates of Bunge-Bermuda at the date of the Redomestication or were affiliates within 90 days prior to such date will be permitted to resell any Bunge-Switzerland shares they receive pursuant to the Redomestication in the manner permitted by Rule 144. In computing the holding period of the Bunge-Switzerland shares for the purposes of Rule 144(d), such persons will be permitted to “tack” the holding period of their Bunge-Bermuda shares held prior to the Effective Date.

Persons who may be deemed to be affiliates of Bunge-Bermuda and Bunge-Switzerland for these purposes generally include individuals or entities that control, are controlled by, or are under common control with, Bunge-Bermuda and Bunge-Switzerland, and would not include shareholders who are not executive officers, directors or significant shareholders of Bunge-Bermuda and Bunge-Switzerland.
The Agreement and Plan of Merger requires Bunge-Bermuda to prepare and deliver to Bunge-Switzerland a list that identifies all persons whom Bunge-Bermuda believes may be deemed to be affiliates prior to the completion of the Redomestication. Bunge-Bermuda is also required, pursuant to the Agreement and Plan of Merger, to use its commercially reasonable best efforts to cause each person whom it identifies on the list as a potential affiliate to deliver, at or prior to the completion of the Redomestication, a written agreement that the affiliate will not sell, pledge, transfer or otherwise dispose of any of the Bunge-Switzerland shares issued to the affiliate pursuant to the Redomestication unless the sale, pledge, transfer or other disposition meets one of the following criteria:
•
it is made pursuant to an effective registration statement filed under the Securities Act;

•
it is in compliance with Rule 144; or

•
in the opinion of counsel, it is otherwise exempt from the registration requirements of the Securities Act.

Bunge-Bermuda has not filed a registration statement with the SEC covering any resales of the Bunge-Switzerland shares to be received by Bunge-Bermuda’s shareholders in the Redomestication.
Effective Date
If the Redomestication is approved by the requisite shareholder vote and by the Bermuda Court, we anticipate that the Redomestication will become effective as soon as practicable following the Sanction Hearing, upon our filing of the court order sanctioning the Redomestication with the Bermuda Registrar of Companies. We currently expect to complete the Redomestication later this year, prior to completing the Acquisition and subject to the conditions noted below.
In the event the conditions to the Redomestication are not satisfied, the Redomestication may be abandoned or delayed, even after approval by our shareholders and the Bermuda Court. In addition, the Redomestication may be abandoned or delayed for any reason by the Board of Directors at any time prior to the Redomestication becoming effective, even though the Redomestication may have been adopted by our shareholders and the Bermuda Court, and all conditions to the Redomestication may have been satisfied.
If conditions to the Redomestication are not satisfied or waived on or before 5:00 p.m. (Bermuda time) on the date nine months after the date on which the Scheme of Arrangement becomes effective, or such later date as agreed by Bunge-Bermuda and sanctioned by the Bermuda Court, the Scheme of Arrangement will lapse by its terms. In addition, under Bermuda law, the Scheme of Arrangement may be otherwise delayed or abandoned if further events occur that cause the Board of Directors to determine that the Redomestication is no longer in the best interest of Bunge or its shareholders.
Board of Directors of Bunge-Switzerland
When the Redomestication is completed, the Directors of Bunge-Bermuda immediately prior to the completion of the Redomestication are expected to be the Directors of Bunge-Switzerland. Bunge-Switzerland’s articles of association allow for the same number of Directors as Bunge-Bermuda currently has, and Bunge-Bermuda’s Directors will carry their terms of office over to the Board of Directors.
Required Vote; Board Recommendation
The Redomestication requires the affirmative vote of holders of Bunge-Bermuda common shares representing a majority in number and at least 75% in value of the Bunge-Bermuda common shares present in person or by proxy and entitled to vote at the Extraordinary General Meeting. See “Information About this Proxy Statement and the Meeting — Information About Voting.” The Board of Directors has unanimously approved the Redomestication and recommends that shareholders vote “FOR” approval of all of the proposals at the Extraordinary General Meeting.
Regulatory Matters
We are not aware of any other governmental approvals or actions that are required to complete the Redomestication other than compliance with U.S. federal and state securities laws and Bermuda and Swiss corporate law.
No Appraisal Rights
Under Bermuda law, none of the shareholders of Bunge-Bermuda has any right to an appraisal of the value of their shares or payment for them in connection with the Redomestication.
No Action Required to Exchange Shares
On the Effective Date, your Bunge-Bermuda common shares will be exchanged for Bunge-Switzerland shares without any action on your part. All of Bunge-Bermuda’s common shares are issued in uncertificated book-entry form. All of Bunge-Switzerland’s shares will also be issued in uncertificated book-entry form.

Distribution Policy
Bunge-Bermuda has historically paid and Bunge-Switzerland expects to continue to pay cash distributions to holders of Bunge Shares on a quarterly basis. Any future determination to proposed distributions will, subject to the provisions of applicable law, be at the discretion of the Board of Directors and will depend upon then existing conditions, including our financial condition, results of operations, contractual and other relevant legal or regulatory restrictions, capital requirements, business prospects and other factors the Board of Directors deems relevant. Following the Redomestication, future declaration and payment of Bunge-Switzerland distributions will also be subject to shareholder approval.
For a description of restrictions on distributions imposed by Swiss law, see “Description of Bunge-Switzerland Shares — Distributions of Dividends,” “— Repurchases of Registered Shares” and “Certain Tax Considerations of the Redomestication — Swiss Tax Considerations — Consequences to Shareholders of Bunge-Switzerland Subsequent to the Redomestication.”
Equity Incentive Plans
If the Redomestication is completed, Bunge-Switzerland will adopt and assume Bunge-Bermuda’s equity incentive plans and other employee benefit plans and arrangements, and those plans and arrangements will be amended as necessary to give effect to the Redomestication, including to provide (1) that shares of Bunge-Switzerland will be issued, held, available or used to measure benefits as appropriate under the plans and arrangements, in lieu of shares of Bunge-Bermuda, including upon exercise of any options or share appreciation rights issued under those plans and arrangements; and (2) for the appropriate substitution of Bunge-Switzerland for Bunge-Bermuda in those plans and arrangements.
Stock Exchange Listing
Bunge-Bermuda’s common shares are currently listed on the New York Stock Exchange. There is currently no established public trading market for the shares of Bunge-Switzerland. We intend to make application so that, immediately following the Redomestication, the shares of Bunge-Switzerland will be listed on the New York Stock Exchange under the symbol “BG,” the same symbol under which the Bunge-Bermuda common shares are currently listed.
Accounting Treatment of the Redomestication
Under U.S. GAAP, the Redomestication represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of Bunge-Switzerland will be reflected at their carrying amounts in the accounts of Bunge-Bermuda on the Effective Date.
Debt Facilities
We have obtained amendments to, or have refinanced, the bank credit agreements governing the unsecured $1.1 billion 364-day Revolving Credit Agreement, unsecured $1.95 billion 5-year Revolving Credit Agreement, unsecured $865 million 5-year Revolving Credit Agreement, unsecured $750 million term loan facility, unsecured $250 million February 2023 Delayed Draw Term Loan Facility, unsecured $250 million October 2022 Delayed Draw Term Loan Facility, unsecured ¥30.7 billion Term Loan Facility and unsecured $90 million Term Loan Facility of wholly-owned subsidiaries of Bunge-Bermuda that provide that the completion of the Redomestication does not constitute a “change of control” of Bunge-Bermuda. We will be refinancing the unsecured $1.75 billion 3-year Revolving Credit Facility prior to the effectiveness of the Redomestication to similarly provide that the completion of the Redomestication does not constitute a “change of control” of Bunge-Bermuda. The amendments to, or refinancing of, these agreements also provide or will provide that Bunge-Bermuda’s obligations as guarantor thereunder will be assigned to Bunge-Switzerland effective at the completion of the Redomestication. In addition, Bunge-Bermuda and certain of its subsidiaries participate in a trade receivable securitization program (the “Program”) with a financial institution, as administrative agent, and certain commercial paper conduit purchasers and committed purchasers that provides for funding of up to $1.1 billion against receivables sold into the Program and an unsecured, uncommitted $1 billion commercial paper program where Bunge-Bermuda’s obligations thereunder will be assigned to Bunge-Switzerland effective at the completion of the Redomestication. In connection with the Redomestication, Bunge-Switzerland will become successor to “substantially all” of Bunge-Bermuda’s assets to Bunge-Switzerland and as a result Bunge-Switzerland will assume the obligations of Bunge-Bermuda as successor guarantor under each series of outstanding senior notes in accordance with the terms of the applicable indentures. As part of the amendments to, or refinancing of, our existing debt facilities and in order to simplify our capital structure, we have entered into the necessary amendments and supplemental indentures to terminate the Bunge Master Trust and removed all references to the Bunge Master Trust from our bank credit agreements, indentures, Program documents and other debt documents.
Bunge has also secured a total of $8.0 billion in Viterra acquisition debt financing in the form of a $7.7 billion financing commitment from a consortium of lenders, arranged by Sumitomo Mitsui Banking Corporation and a $300 million delayed draw term loan from CoBank and the U.S. farm credit system. The terms of these financing arrangements allow for the planned Redomestication.
Effect of the Redomestication on Potential Future Status as a Foreign Private Issuer
We do not currently believe that Bunge-Switzerland will qualify as a “foreign private issuer” within the meaning of the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), upon completion of the Redomestication. As a result, we believe that Bunge-Switzerland will not be eligible to benefit from certain exemptions and accommodations available to foreign private issuers.
U.S. Federal Income Tax Considerations of the Redomestication
Scope of Discussion
This discussion does not generally address any aspects of U.S. taxation other than U.S. federal income taxation, is not a complete analysis or description of all of the possible tax consequences of the Redomestication or of owning and disposing of Bunge-Switzerland shares and does not address all tax considerations that may be relevant to you, such as U.S. federal estate and gift tax laws, or state, local or non-U.S. tax laws. Special rules that are not discussed in the general descriptions below may also apply to you, such as the accounting rules of Section 451(b) of the U.S. Code. In particular, this discussion deals only with holders that hold their Bunge-Bermuda shares and will hold their Bunge-Switzerland shares as capital assets (generally, property held for investment) and does not address the tax treatment of special classes of holders, such as:
•
a holder of Bunge-Bermuda shares who, at any time within the five-year period ending on the date of the Redomestication, has actually or constructively owned 10% or more of the total combined voting power of all classes of stock entitled to vote of Bunge-Bermuda or who, immediately before the Redomestication, actually or constructively owns at least 5% of either the total voting power or the total value of the stock of Bunge-Bermuda,

•
a holder of Bunge-Switzerland shares who, immediately after the Redomestication, actually and constructively owns at least 5% of either the total voting power or the total value of the stock of Bunge-Switzerland or who, at any time after the Redomestication, actually or constructively owns 10% or more of the total combined voting power of all classes of stock entitled to vote of Bunge-Switzerland,

•
a bank or other financial institution,

•
a tax-exempt entity,

•
an insurance company,

•
a person holding shares as part of a “straddle,” “hedge,” “integrated transaction,” “conversion transaction,” or other risk reduction transaction,

•
a partnership or other-through entity or a person holding shares through such entity,

•
a U.S. expatriate,

•
a person who is liable for alternative minimum tax,

•
a broker-dealer or trader in securities or currencies,

•
a “U.S. holder” (as defined herein) whose “functional currency” is not the U.S. dollar,

•
a regulated investment company,

•
a real estate investment trust,

•
a trader in securities who has elected the mark-to-market method of accounting for its securities,

•
a holder who received the Bunge-Bermuda shares through the exercise of employee stock options or otherwise as compensation or through a tax qualified retirement plan, or

•
a non-corporate holder of Bunge-Switzerland shares who, because of limitations under the U.S. securities laws or other legal limitations, is not free to dispose of those shares without restriction.

This discussion is based on the laws of the United States, including the U.S. Code, its legislative history, existing and proposed Treasury Regulations promulgated thereunder, judicial decisions, published rulings, administrative pronouncements, and U.S. tax treaties, each as in effect on the date of this proxy statement. These laws may change, possibly with retroactive effect. In addition, the application and interpretation of certain aspects of the passive foreign investment company rules, referred to below, require the issuance of regulations which in many instances have not been promulgated and which may have retroactive effect. There can be no assurance that any of these regulations will be enacted or promulgated, and if so, when they will take effect or the effect they may have on this discussion. There can be no assurance that the IRS will not disagree with or will not successfully challenge any of the conclusions reached and described in this discussion. No ruling has been or will be sought from the IRS with respect to the position and issues discussed herein.
For purposes of this discussion, a “U.S. holder” is any beneficial owner of Bunge-Bermuda shares, or, after the completion of the Redomestication, Bunge-Switzerland shares, that for U.S. federal income tax purposes is:
•
an individual citizen or resident alien of the United States,

•
a corporation (or other entity taxable as a corporation) organized under the laws of the United States or any state thereof or the District of Columbia,

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

•
a trust if (1) it validly elects to be treated as a United States person for U.S. federal income tax purposes or (2)(a) its administration is subject to the primary supervision of a court within the United States and (b) one or more United States persons have the authority to control all of its substantial decisions.

A “non-U.S. holder” of Bunge-Bermuda shares, or, after the completion of the Redomestication, Bunge-Switzerland shares is a holder, other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes, that is not a U.S. holder. For purposes of this summary, “holder” or “shareholder” means either a U.S. holder or a non-U.S. holder or both, as the context may require.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of Bunge-Bermuda shares or Bunge-Switzerland shares, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Holders of Bunge-Bermuda shares or Bunge-Switzerland shares that are partnerships and partners in these partnerships are urged to consult their tax advisers regarding the U.S. federal income tax consequences to them of the Redomestication and the ownership and disposition of the Bunge-Switzerland shares.
In the discussion that follows, except as otherwise indicated, it is assumed, as Bunge believes to be the case, that Bunge-Bermuda has not been and will not be a passive foreign investment company before the Redomestication and that Bunge-Switzerland will not be a passive foreign investment company after the Redomestication. See “Certain Tax Considerations of the Redomestication — U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Considerations.” It is also assumed, as Bunge expects to be the case, that Bunge-Switzerland will continue to be a foreign corporation in the future. See “— Effect of the Redomestication on Potential Future Status as a Foreign Private Issuer.”
It is intended that the Redomestication, together with an election by Bunge-Bermuda to be disregarded as an entity separate from Bunge-Switzerland for U.S. federal tax purposes effective for the date that is one day after the Effective Date, qualify as a “reorganization” under Section 368(a) of the U.S. Code. Jones Day is providing a tax opinion to Bunge that the Redomestication will be treated as reorganization under Section 368(a)(1)(F) of the U.S. Code, but Bunge will not seek a ruling from the IRS on the tax characterization of the Redomestication. The remainder of the discussion assumes that the Redomestication qualifies as “reorganization” within the meaning of Section 368(a) of the U.S. Code.

DESCRIPTION OF BUNGE-SWITZERLAND SHARES
The following description of Bunge-Switzerland’s share capital is a summary. This summary is not complete and is subject to the complete text of Bunge-Switzerland’s proposed articles of association and organizational regulations (the latter being analogous to bye-laws) attached as Appendix B and Appendix C, respectively, to this proxy statement. Except where otherwise indicated, the description below reflects Bunge-Switzerland’s articles of association and organizational regulations as those documents will be in effect upon completion of the Redomestication. We encourage you to read those documents carefully.
Capital Structure
Immediately after the Redomestication, Bunge-Switzerland will only have one class of shares outstanding, registered shares with a par value of $0.01 per share.
Issued Share Capital:   In the Redomestication, Bunge-Switzerland will issue one registered share for each issued and outstanding Bunge-Bermuda share. In addition, Bunge-Switzerland will issue approximately [2,063,975] Treasury Shares to Bunge-Bermuda for future use to satisfy Bunge-Switzerland’s obligations to deliver registered shares in connection with awards granted under equity incentive plans and for such other purposes as the Board of Directors may determine. Bunge-Switzerland will assume Bunge-Bermuda’s existing obligation to deliver shares under such equity incentive plans. Upon completion of the Redomestication, the registered share capital of Bunge-Switzerland is expected to be approximately $[1,657,037.26], comprised of approximately [165,703,726] registered shares, including [15,063,975] Treasury Shares (which includes the 13,000,000 shares issued in connection with the formation of Bunge-Switzerland).
Capital Band:   Upon completion of the Redomestication, Bunge-Switzerland will have a capital band ranging from $[1,325,629] (lower limit) to $[2,485,555] (upper limit), corresponding to a 20% downward and a 50% upward range, calculated in reference to Bunge-Switzerland’s capital upon completion of the Redomestication (which is expected to be approximately $[1,657,037.26], corresponding to approximately [165,703,726] shares), and the Board of Directors will be authorized to increase or reduce, within such range, the share capital once or several times and in any (partial) amount or to cause the company or any of its group of companies to acquire (including under a share repurchase program) registered shares directly or indirectly, until [•], 2028, without shareholder approval.
The Board of Directors established the upper limit of the capital band for the next five years by taking into consideration that it intends to use a portion of its authority under the capital band, representing approximately [39.6%] of the share capital as of the effective date of the Redomestication, to issue the Share Consideration, which will be approved by our shareholders at the Extraordinary General Meeting, in connection with the consummation of the Acquisition, leaving approximately [10.4%] of the share capital as of the effective date of the Redomestication for other purposes in order for the company to maintain the necessary financial flexibility.
In the event of a share issuance within Bunge-Switzerland’s capital band, the Board of Directors determines all relevant terms of the issuance, including the date of the issuance, the issuance price, the type of contribution, the beginning date for dividend entitlement and, subject to the provisions of Bunge-Switzerland’s articles of association, the conditions for the exercise of the subscription rights with respect to the issuance. The Board of Directors may allow subscription rights that are not exercised to expire, or it may place such rights or registered shares, the subscription rights of which have not been exercised, at market conditions or use them otherwise in the interest of Bunge-Switzerland. After [•], [2028] the capital band will be available to the Board of Directors for issuance of additional registered shares only if the authorization is reapproved by shareholders.
In a share issuance based on Bunge-Switzerland’s capital band, Bunge-Switzerland’s shareholders have subscription rights to obtain newly issued registered shares in an amount proportional to the par value of the registered shares they already hold. However, the Board of Directors may withdraw or limit these subscription rights in certain circumstances as set forth in Bunge-Switzerland’s articles of association. For further details on these circumstances, see “— Subscription Rights and Advance Subscription Rights.”

Conditional Share Capital:   Upon completion of the Redomestication, Bunge-Switzerland’s articles of association will provide for a conditional capital that will authorize the issuance of additional registered shares up to a maximum amount of [20]% of the share capital registered in the commercial register (corresponding to up to [33,140,745] registered shares) without obtaining additional shareholder approval. These registered shares may be issued:
•
with respect to up to [•] fully paid-in registered shares, further to the exercise or conversion, exchange, option, warrant, subscription or other rights to acquire registered or through obligations to acquire registered shares or further to obligations to acquire registered shares that are or were granted to or imposed upon shareholders or third parties alone or in connection with bonds, notes, loans, options, warrants or other securities or contractual obligations of Bunge-Switzerland or any of its group companies; or

•
with respect to up to [•] fully paid-in registered shares, to members of the Board of Directors, members of the executive management team, officers, employees, contractors or consultants of Bunge-Switzerland or its group companies, or other persons providing services to Bunge-Switzerland or its group companies under the terms of Bunge-Switzerland’s equity incentive plans.

In connection with the issuance of bonds, notes, loans, options, warrants or other securities or contractual obligations convertible into or exercisable or exchangeable for Bunge-Switzerland registered shares, the Board of Directors is authorized to withdraw or limit the advance subscription rights of shareholders in certain circumstances. See “— Subscription Rights and Advance Subscription Rights” below.
The subscription rights of shareholders are excluded with respect to registered shares issued to members of the Board of Directors, members of the executive management team, officers, employees, contractors, consultants or other persons providing services to Bunge-Switzerland or any of its group companies under the terms of Bunge-Switzerland’s equity incentive plans.
Privileged Voting Rights Shares:   The Board of Directors may not create shares with increased voting powers without the affirmative resolution adopted by shareholders holding at least two-thirds of the voting rights and a majority of the par value of the registered shares represented at a general meeting.
Subscription Rights and Advance Subscription Rights
Under the Swiss Code of Obligations (the “Swiss Code”), the prior approval of a general meeting of shareholders is generally required to authorize the issuance or authorization of the Board of Directors for the later issuance of registered shares, or rights to subscribe for, or convert into, registered shares (which rights may be connected to debt instruments or other financial obligations). In addition, the existing shareholders will have subscription rights in relation to such registered shares or rights in proportion to the respective par values of their holdings. The shareholders may, with the affirmative vote of shareholders holding two-thirds of the voting rights and a majority of the par value of the registered shares represented at the general meeting, withdraw or limit the subscription rights for valid reasons (such as a merger, an acquisition or any of the reasons authorizing the Board of Directors to withdraw or limit the subscription rights of shareholders in the context of the capital band as described below).
If the general meeting of shareholders has approved the creation of a capital band or conditional share capital, it will generally delegate the decision whether to withdraw or limit the subscription rights (with respect to the issuance of new shares) and advance subscription rights (with respect to the issuance of convertible or similar instruments) for valid reasons to the Board of Directors. Bunge-Switzerland’s articles of association provide for this delegation with respect to Bunge-Switzerland’s capital band and conditional share capital in the circumstances described below under “— Capital Band” and “— Conditional Share Capital.”
Capital Band:   The Board of Directors is authorized to withdraw or limit the subscription rights with respect to the issuance of registered shares based on the capital band and allocate such rights to third parties (including individual shareholders), the company or any of its group companies:
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for purposes of issuing the Share Consideration in exchange for the Viterra Shares upon and subject to the completion of the Acquisition;

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if the issue price of the new registered shares is determined by reference to the market price;

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for raising equity capital in a fast and flexible manner, which would not be possible, or would only be possible with great difficulty or at significantly less favorable conditions, without the exclusion of the subscription rights of existing shareholders;

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for the acquisition of companies, part(s) of companies or participations, for the acquisition of products, intellectual property or licenses by or for investment projects of Bunge-Switzerland or any of its group companies, or for the financing or refinancing of any of such transactions through a placement of registered shares;

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for purposes of broadening the shareholder constituency of Bunge-Switzerland in certain financial or investor markets, for purposes of the participation of strategic partners including financial investors, or in connection with the listing of new registered shares on domestic or foreign stock exchanges;

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for purposes of granting an over-allotment option of up to 20% of the total number of registered shares in a placement or sale of registered shares to the respective initial purchaser(s) or underwriter(s); or

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for the participation of members of the Board of Directors, members of the executive management team, officers, employees, contractors, consultants or other persons performing services for the benefit of Bunge-Switzerland or any of its group companies.

Conditional Share Capital:   In connection with the issuance of bonds, notes, loans, options, warrants or other securities or contractual obligations convertible into or exercisable or exchangeable for Bunge-Switzerland registered shares, the subscription rights of shareholders are excluded and the Board of Directors is authorized to withdraw or limit the advance subscription rights of shareholders with respect to registered shares issued from Bunge-Switzerland’s conditional share capital if (1) there is a valid reason to withdraw or limit subscription rights of shareholders in connection with the issuance of shares based on the capital band (see immediately above) or (2) the bonds or similar instruments are issued on appropriate terms.
If the advance subscription rights are withdrawn or limited:
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the acquisition price of the registered shares shall be set taking into account the market price prevailing at the date on which the instruments or obligations are issued and;

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the instruments or obligations may be converted, exchanged or exercised during a maximum period of 30 years from the date of the relevant issuance of or entry into the instruments or obligations.

The subscription rights and the advance subscription rights of shareholders are excluded with respect to registered shares issued from Bunge-Switzerland’s conditional share capital to members of the Board of Directors, members of the executive management team, officers, employees, contractors, consultants or other persons providing services to Bunge-Switzerland or any of its group companies under the terms of Bunge-Switzerland’s equity incentive plans.
Distributions of Dividends
Under Swiss law, distributions of dividends may be paid out only if the company has sufficient distributable profits from the previous fiscal years, or if the company has freely distributable reserves, including out of capital contribution reserves, each as will be presented on the balance sheet included in the annual standalone statutory financial statements of Bunge-Switzerland. The affirmative vote of shareholders holding a majority of the votes cast at a general meeting (whereby abstentions, broker nonvotes, blank or invalid ballots shall be disregarded for purposes of establishing the majority) must approve distributions of dividends. The Board of Directors may propose to shareholders that a distribution of dividend be paid but cannot itself authorize the dividend.
Under the Swiss Code, if Bunge-Switzerland’s statutory reserves amount to less than 20% of the share capital recorded in the commercial register (i.e., 20% of the aggregate par value of Bunge-Switzerland’s registered capital), then at least 5% of Bunge-Switzerland’s annual profit must be allocated to the statutory profit reserve. The Swiss Code and Bunge-Switzerland’s articles of association permit Bunge-Switzerland to accrue additional reserves. In addition, Bunge-Switzerland is required to create a special reserve on its stand-alone annual statutory balance sheet in the amount of the purchase price of registered shares any of its group companies repurchases, which amount may not be used for dividends or subsequent repurchases. Own shares held directly by Bunge-Switzerland are presented on the stand-alone annual statutory balance sheet as a reduction of total shareholders’ equity.
Swiss companies generally must maintain a separate company, stand-alone “statutory” balance sheet for the purpose of, among other things, determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. Bunge-Switzerland’s auditor must confirm that a dividend proposal made to shareholders complies with the requirements of the Swiss Code and Bunge-Switzerland’s articles of association. Dividends are usually due and payable shortly after the shareholders have passed a resolution approving the payment; however, it is also possible to pay dividends or other distributions in, for example, quarterly instalments. Bunge-Switzerland’s articles of association provide that dividends that have not been claimed within five years after the due date become the property of Bunge-Switzerland and are allocated to the statutory profit reserves. For information about deduction of the withholding tax from dividend payments, see “Certain Tax Considerations of the Redomestication — Swiss Tax Considerations.”
Bunge-Switzerland is expected to declare any distribution of dividends and other capital distributions in U.S. dollars.
Repurchases of Registered Shares
The Swiss Code limits a company’s ability to hold or repurchase its own registered shares. Bunge-Switzerland and its group companies may only repurchase shares if and to the extent that sufficient freely distributable reserves are available, as described above. The aggregate par value of all Bunge-Switzerland registered shares held by Bunge-Switzerland and its group companies may not exceed 10% of the registered share capital. However, Bunge-Switzerland may repurchase its own registered shares beyond the statutory limit of 10% if the shareholders have passed a resolution at a general meeting of shareholders (including as part of the capital band provision included in Bunge-Switzerland’s articles of association) authorizing the Board of Directors to repurchase registered shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation. Any registered shares repurchased pursuant to such an authorization will then be cancelled either upon the approval of shareholders holding a majority of votes cast at a general meeting (whereby abstentions, broker nonvotes, blank or invalid ballots shall be disregarded for purposes of establishing the majority) or, if the authorization is contained in the capital band provision of Bunge-Switzerland’s articles of association, upon Bunge-Switzerland’s Board of Directors effecting the cancellation based on the authority granted to it in the capital band provision. Repurchased registered shares held by Bunge-Switzerland or its group companies do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the shares. For information about withholding tax and share repurchases, see “Certain Tax Considerations of the Redomestication — Swiss Tax Considerations.”
Reduction of Share Capital
Capital distributions may also take the form of a distribution of cash or property that is based upon a reduction of Bunge-Switzerland’s share capital recorded in the commercial register. Such a capital reduction requires the approval of shareholders holding a majority of votes cast at a general meeting (whereby abstentions, broker nonvotes, blank or invalid ballots shall be disregarded for purposes of establishing the majority). A special audit report must confirm that creditors’ claims remain fully covered despite the reduction in the share capital recorded in the commercial register. On or before the approval by the general meeting of shareholders of the capital reduction, the Board of Directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce and notify creditors that they may request, within thirty days, satisfaction of or security for their claims (to the extent that the coverage of creditors’ claims prior to the capital reduction has been reduced). The obligation to provide security does not apply if the reduction of the share capital does not jeopardize the satisfaction of the creditors’ claims. If an unqualified special audit report is available, the law presumes that creditors’ claims are not jeopardized. The presumption may be rebutted by creditors in exceptional circumstances.

General Meetings of Shareholders
The general meeting of shareholders is Bunge-Switzerland’s supreme corporate body. Ordinary and extraordinary shareholders’ meetings may be held. Among other things, the following powers will be vested exclusively in the general meeting of shareholders:
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adoption and amendment of Bunge-Switzerland’s articles of association;

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election of the chair and the members of the Board of Directors, the members of the compensation committee, the auditor and the independent voting rights representative;

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approval of the annual management report, the stand-alone statutory financial statements and the consolidated financial statements;

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approval on the allocation of profit shown on the balance sheet contained in the stand-alone statutory financial statements of the company, in particular the determination of dividend and other capital distributions to shareholders (including by way of repayment of statutory capital reserve (such as in the form of qualifying capital contribution reserves));

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discharge of the members of the Board of Directors and the persons entrusted with management from liability for business conduct to the extent such conduct is known to the shareholders;

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the approval of the compensation of the Board of Directors and the executive management team pursuant to the articles of association, and the advisory vote on the report (established under Swiss law) pertaining to the compensation of the company’s Board of Directors and executive management in the prior fiscal year;

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the delisting of Bunge-Switzerland’s equity securities;

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the approval of the report on non-financial matters pursuant to article 964c of the Swiss Code; and

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any other resolutions that are submitted to a general meeting of shareholders pursuant to law, Bunge-Switzerland’s articles of association or by voluntary submission by the Board of Directors (unless a matter is within the exclusive competence of the Board of Directors pursuant to the Swiss Code).

Under the Swiss Code and Bunge-Switzerland’s articles of association, Bunge-Switzerland must hold an annual, ordinary general meeting of shareholders within six months after the end of its fiscal year for the purpose, among other things, of approving the annual (standalone and consolidated) financial statements and the annual management report, annually electing the chair of the Board of Directors and the Directors, the members of the compensation committee, and annually approving the maximum aggregate compensation payable to the Board of Directors and the members of the executive management team. The invitation to general meetings may, at the election of the Board of Directors, be published in the Swiss Official Gazette of Commerce, be included in the proxy statement filed in connection with the relevant ordinary general meeting, or given to the most recent contact information of the shareholder at least 20 calendar days prior to the relevant general meeting of shareholders. No resolutions may be passed at a shareholders’ meeting concerning agenda items for which proper notice was not given. This does not apply, however, to proposals made during a shareholders’ meeting to convene an extraordinary meeting, to initiate a special investigation or to elect an auditor. No previous notification will be required for proposals concerning items included on the agenda or for debates as to which no vote is taken.
Annual general meetings of shareholders may be convened by the Board of Directors or, under certain circumstances, by the auditor. A general meeting of shareholders can be held in Switzerland or abroad. Bunge-Switzerland expects to set the record date for each general meeting of shareholders on a date not more than 20 calendar days prior to the date of each general meeting and announce the date of the general meeting of shareholders prior to the record date.
An extraordinary general meeting of Bunge-Switzerland may be called in the circumstances provided by law, the resolution of the Board of Directors or, under certain circumstances, by the auditor. In addition, the Board of Directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by shareholders holding an aggregate of at least 5% of the registered shares or votes, specifying the items for the agenda and their proposals. The Board of Directors may include any additional agenda items or proposals. If the Board of Directors does not comply with the request to publish the notice of the extraordinary general meeting within a reasonable period of time, but at the latest within 60 days, the requesting shareholders may request the court to order that the meeting be convened.
Under Bunge-Switzerland’s articles of association, shareholders who hold, alone or together, at least 0.5 percent of the share capital or votes and are insofar recorded in the share register may request that an item be included on the agenda of a general meeting of shareholders. Such shareholder may also nominate one or more directors for election. A request for inclusion of an item on the agenda must be in writing and received by Bunge-Switzerland at least 120 but not more than 150 calendar days prior to the meeting. To nominate a nominee, the shareholder must, no earlier than 150 calendar days and no later than 120 calendar days prior to the first anniversary of the date (as stated in the Bunge-Switzerland proxy materials) on which the Bunge-Switzerland definitive proxy statement for the prior year’s annual general meeting was first released to Bunge-Switzerland’s shareholders, deliver a notice to, and such notice must be received by, Bunge-Switzerland at its registered office; provided, however, that if the annual general meeting is not scheduled to be held within a period beginning 30 days before such anniversary date and ending 30 days after such anniversary date, the notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such other meeting date or the tenth day following the date that Bunge-Switzerland first makes public disclosure regarding such other meeting date. The request must specify the relevant agenda items and proposals, together with evidence of the required shares recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.
Under the Swiss Code, a general meeting of shareholders for which a notice of meeting has been duly published may not be adjourned without publishing a new notice of meeting.
Voting
Each Bunge-Switzerland registered share carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in Bunge-Switzerland’s share register, through the independent voting rights representative elected by shareholders at each annual general meeting, their legal representative or, on the basis of a written proxy, by any other representative who need not be a shareholder.
Shareholders wishing to exercise their voting rights who hold their shares through a broker, bank or other nominee should follow the instructions provided by such broker, bank or other nominee or, absent instructions, contact such broker, bank or other nominee for instructions. Shareholders holding their shares through a broker, bank or other nominee will not automatically be registered in Bunge-Switzerland’s share register. If any such shareholder wishes to be registered in Bunge-Switzerland’s share register, such shareholder should contact the broker, bank or other nominee through which it holds Bunge-Switzerland shares.
Bunge-Switzerland’s articles of association do not limit the number of registered shares that may be voted by a single shareholder.
Treasury shares, whether owned by Bunge-Switzerland or one of Bunge-Switzerland’s controlled subsidiaries, will not be entitled to vote at general meetings of shareholders.
Pursuant to the Swiss Code, shareholders have the exclusive right to determine the following matters:
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adoption and amendment of Bunge-Switzerland’s articles of association;

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election of members of the Board of Directors, its chair, the members of the compensation committee, the independent voting rights representative, and the statutory auditor;

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approval of the annual management report, the stand-alone statutory financial statements and the consolidated financial statements;

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approval on the allocation of profit shown on the balance sheet contained in the stand-alone statutory financial statements of the company, in particular the determination of dividend and other capital distributions to shareholders (including by way of repayment of statutory capital reserve (such as in the form of qualifying capital contribution reserves);

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discharge of the members of the Board of Directors and the persons entrusted with management from liability for previous business conduct to the extent such conduct is known to the shareholders;

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the approval of the compensation of the Board of Directors and the executive management team pursuant to the articles of association, and the advisory vote on the report (established under Swiss law) pertaining to the compensation of the Board of Directors and executive management in the prior fiscal year;

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the delisting of Bunge-Switzerland’s equity securities;

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the approval of the report on non-financial matters pursuant to article 964c of the Swiss Code; and

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any other resolutions that are submitted to a general meeting of shareholders pursuant to law, Bunge-Switzerland’s articles of association or by voluntary submission by the Board of Directors (unless a matter is within the exclusive competence of the Board of Directors pursuant to the Swiss Code).

Pursuant to Bunge-Switzerland’s articles of association, the shareholders generally pass resolutions by the affirmative vote of a majority of the votes cast at the meeting (broker non-votes, abstentions and blank and invalid ballots will be disregarded), unless otherwise provided by law or Bunge-Switzerland’s articles of association. In an election where the number of candidates exceeds the number of seats to be filled in accordance with the invitation for the general meeting, the candidates are elected by a plurality of the votes cast at the general meeting, such that the candidates receiving the most affirmative votes (up to the number of candidates to be elected) are elected and a majority of votes cast shall not be a prerequisite to the election.
In addition, the NYSE requires a shareholder vote for certain matters such as:
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the approval of equity compensation plans (or certain amendments to such plans);

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the issuance of shares equal to or in excess of 20% of the voting power of the shares outstanding before the issuance of such shares (subject to certain exceptions, such as public offerings for cash and certain bona fide private placements);

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certain issuances of shares to related parties; and

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issuances of shares that would result in a change of control.

For these types of matters, the minimum vote which will constitute shareholder approval for NYSE listing purposes is the approval by a majority of votes cast, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.
The Swiss Code requires the affirmative vote of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at a general meeting to approve the following matters:
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the amendment to or the modification of the corporate purpose of Bunge-Switzerland;

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the consolidation of shares listed on a stock exchange;

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an increase in share capital through the conversion of equity surplus, against contributions in kind or by way of set-off with a receivable and the granting of special privileges;

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the limitation or withdrawal of subscription rights;

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the introduction of, amendments to or an extension of a conditional share capital or a capital band;

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the restriction of the transferability of registered shares and the cancellation of such a restriction;

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the introduction of shares with privileged voting rights;

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the change of currency of the share capital;

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the introduction of the casting vote of the acting chair in the general meeting;

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the delisting of Bunge-Switzerland’s equity securities;

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the relocation of the place of incorporation and residence of Bunge-Switzerland;

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the introduction of an arbitration provision in the articles of association; and

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the dissolution of Bunge-Switzerland.

The same supermajority voting requirements apply to resolutions in relation to transactions among corporations based on the Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets (the “Merger Act”), including a merger, demerger or conversion of a corporation (other than a cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, for instance, through cash or securities of a parent company of the acquiring company or of another company — in such a merger, an affirmative vote of 90% of the outstanding registered shares is required). Swiss law may also impose a supermajority requirement of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at a general meeting, in connection with the sale of “all or substantially all of its assets” by Bunge-Switzerland. See “— Compulsory Acquisitions; Appraisal Rights” and “Comparison of Rights of Shareholders — Shareholder Approval of Business Combinations.”
Proxy Access
For any general meeting, a shareholder may submit a request to Bunge-Switzerland to include a nominee in the company’s proxy statement. A request for inclusion of a nominee must be in writing and received by Bunge-Switzerland at least 120 but not more than 150 calendar days prior to the anniversary of the general meeting for the preceding year. If the shareholder’s request includes all required information and documents, Bunge-Switzerland shall include in its proxy statement the name of the shareholder’s nominee for election, any required disclosures about the shareholder’s nominee, and the shareholder’s statement of support for the nominee (which may not exceed 500 words). Bunge-Switzerland may also include, in its exclusive discretion, additional information relating to the nominee, including any statement in opposition to the nomination.
Say on Pay
Bunge-Switzerland is required to hold non-binding shareholder advisory votes on executive compensation required by SEC rules. Bunge-Switzerland holds these advisory votes on an annual basis. In addition, under Swiss law, Bunge-Switzerland is required to hold annual binding shareholder votes on the prospective maximum aggregate amount of compensation of each of Board of Directors (for the period between annual meetings) and the executive management team (for the fiscal year commencing after the annual general meeting at which ratification is sought). Shareholders are further required to vote at each annual general meeting, on an advisory basis, on the compensation report (established under Swiss law) regarding the compensation of the members of the Board of Directors and the executive management team in the preceding fiscal year.
Environmental, Social and Governance (“ESG”) Matters
Pursuant to article 964a et seq. of the Swiss Code, Bunge-Switzerland will be required to establish a report on non-financial matters covering the following matters: (1) environmental matters, in particular the CO2 goals; (2) social issues; (3) employee-related issues; (4) respect for human rights; and (5) combating corruption. The report must contain the information required to understand the business performance, the business result, the state of the undertaking and the effects of its activity on the above non-financial matters.
More particularly, the report must include: (1) a description of the business model; (2) a description of the policies adopted in relation to the matters referred to above, including the due diligence applied; (3) a presentation of the measures taken to implement these policies and an assessment of the effectiveness of these measures; (4) a description of the main risks related to the above matters and how the undertaking is dealing with these risks; in particular (a) risks that arise from the undertaking’s own business operations, and (b) provided this is relevant and proportionate, risks that arise from its business relationships, products or services; and (5) the main performance indicators for the undertaking’s activities in relation to the above matters.
The Board of Directors will be required to submit the report to shareholders for approval by the annual general meeting, for the first time in 2024 in relation to financial year 2023.

Quorum for General Meetings
Pursuant to Bunge-Switzerland’s articles of association, the presence of shareholders at the commencement of a general meeting, in person or by proxy, holding at least a majority of the registered shares recorded in Bunge-Switzerland’s share register and generally entitled to vote at a meeting, is a quorum for the adoption of any resolution or election at such general meeting. The Board of Directors has no authority to waive the quorum requirements stipulated in the articles of association.
Inspection of Books and Records
Under the Swiss Code, a shareholder has a right to inspect the share register with regard to its, his or her own shares and otherwise to the extent necessary to exercise its, his or her shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss company may be inspected with the express authorization of the general meeting of shareholders or by resolution of the Board of Directors and subject to the safeguarding of the company’s business secrets. At a general meeting of shareholders, any shareholder is entitled to request information from the Board of Directors concerning the affairs of the company. Shareholders may also ask the auditor questions regarding its audit of the company. The Board of Directors and the auditor must answer shareholders’ questions to the extent necessary for the exercise of shareholders’ rights and subject to prevailing business secrets or other material interests of Bunge-Switzerland.
Special Investigation
If the shareholders’ inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, Bunge-Switzerland or any shareholder may, within three months after the general meeting of shareholders, request the court at Bunge-Switzerland’s registered office to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more registered shareholders representing at least 5% of the share capital or voting rights may request the court to appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that the Board of Directors, any member of the Board of Directors or an officer of Bunge-Switzerland infringed the law or Bunge-Switzerland’s articles of association and thereby damaged the company or the shareholders. The costs of the investigation would generally be allocated to Bunge-Switzerland and only in exceptional cases to the petitioners.
Compulsory Acquisitions; Appraisal Rights
Business combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires that at least two-thirds of the registered shares and a majority of the par value of the registered shares represented at the general meeting of shareholders vote in favor of the transaction. Under the Merger Act, a “demerger” may take two forms:
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a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or

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a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities.

If a transaction under the Merger Act receives all of the necessary consents, all shareholders would be compelled to participate in the transaction. See “— Voting.”
Swiss companies may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss company. With respect to corporations limited by shares, such as Bunge-Switzerland, the Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding registered shares. In these limited circumstances, minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company (for instance, through cash or securities of a parent company of the acquiring company or of another company). For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the

Merger Act provides that if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.
In addition, under Swiss law, the sale of “all or substantially all of its assets” by Bunge-Switzerland may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at the general meeting of shareholders. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:
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the company sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

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the company’s assets, after the divestment, are not invested in accordance with the company’s statutory business purpose; and

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the proceeds of the divestment are not earmarked for reinvestment in accordance with the company’s business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the company’s business.

If all of the foregoing apply, a shareholder resolution would likely be required.
Anti-Takeover Provisions
Bunge-Switzerland’s articles of association have provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and may have the effect of discouraging actual or threatened changes of control by limiting certain actions that may be taken by a potential acquirer prior to its having obtained sufficient control to adopt a special resolution amending Bunge-Switzerland’s articles of association.
Under the Swiss Code, directors may at any time, with or without cause, be removed from office by resolution of the shareholders at a general meeting of shareholders holding the majority of the votes cast at the general meeting (whereby abstentions, broker nonvotes, blank or invalid ballots shall be disregarded for purposes of establishing the majority), provided that a proposal for such resolution has been put on the agenda for the meeting in accordance with the requirements of the Swiss Code and Bunge-Switzerland’s articles of association.
Under Swiss law, there is generally no prohibition of business combinations with interested shareholders. Any transactions of a company with interested shareholders must be done at arm’s length terms and may not be unduly discriminatory to other shareholders. In certain circumstances, shareholders and members of the Board of Directors of Swiss companies, as well as certain persons associated with them, must refund any payments they receive that are not made on an arm’s length basis.
Upon completion of the Redomestication, Bunge-Switzerland’s articles of association will include a capital band provision, according to which the Board of Directors is authorized, at any time until [•], 2028, to limit or withdraw the subscription rights of the existing shareholders in various circumstances.
For other provisions that could be considered to have an anti-takeover effect, in addition to “— Subscription Rights and Advance Subscription Rights” and “— General Meetings of Shareholders” above, see “— Corporate Purpose” below.
Legal Name; Formation; Fiscal Year; Registered Office
The legal and commercial name of Bunge-Switzerland is Bunge Global SA. Bunge-Switzerland was initially formed on February 14, 2023. Bunge-Switzerland is incorporated and domiciled in Geneva, Switzerland, and operates under the Swiss Code as a stock corporation (Aktiengesellschaft/ Société Anonyme). Bunge-Switzerland is recorded in the Commercial Register of the Canton of Geneva with the registration number CHE-318.451.510. Bunge-Switzerland’s fiscal year is the calendar year.

The address of Bunge-Switzerland’s registered office and principal executive office is Route de Florissant 13, c/o Bunge SA, 1206 Geneva, Switzerland, and the telephone number at that address is +41- 22 592 91 00.
Corporate Purpose
Currently, Bunge-Switzerland is a subsidiary of Bunge-Bermuda. Upon completion of the Redomestication, Bunge-Switzerland will become the new holding company of the Bunge group of companies. Bunge-Switzerland’s amended business purpose will be to acquire, hold, manage, exploit and sell, whether directly or indirectly, participations in businesses in Switzerland and abroad including, without limitation, the development, processing and marketing of agricultural fuel and other products and services. Bunge-Switzerland may engage in all other types of transactions that appear appropriate to promote, or are related to, the business purpose of the company. Bunge-Switzerland may acquire, hold, manage, mortgage and sell real estate and intellectual property rights in Switzerland and abroad and may also own or fund other companies, in Switzerland or abroad, in any type of business.
Duration; Dissolution; Rights upon Liquidation
Bunge-Switzerland’s duration is unlimited. Bunge-Switzerland may be dissolved at any time with the approval of shareholders holding two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at a general meeting. Dissolution by court order is possible if Bunge-Switzerland becomes bankrupt, or for cause at the request of shareholders holding at least 10% of Bunge-Switzerland’s share capital. Under Swiss law, any surplus arising out of liquidation, after the settlement of all claims of all creditors, will be distributed to shareholders in proportion to the paid-up par value of registered shares held, with the difference between the par value plus qualifying capital contributions reserves and the amount of the distribution being subject to Swiss withholding tax requirements of 35%, all or part of which can potentially be reclaimed under the relevant tax rules in Switzerland or double taxation treaties concluded between Switzerland and foreign countries. Bunge-Switzerland’s shares carry no privilege with respect to such liquidation surplus.
Uncertificated Shares
Bunge-Switzerland currently issues registered shares in uncertificated, book-entry form.
Stock Exchange Listing
Upon the completion of the Redomestication, the registered shares will be listed on the New York Stock Exchange and trade under the symbol “BG.”
No Sinking Fund
The registered shares have no sinking fund provisions.
No Liability for Further Calls or Assessments
The registered shares to be issued in the Redomestication will be duly and validly issued, fully paid and non-assessable.
No Redemption and Conversion
The registered shares are not convertible into shares of any other class or series or subject to redemption either by Bunge-Switzerland or the holder of the shares.
Transfer and Registration of Shares
No restrictions apply to the transfer of Bunge-Switzerland registered shares. So long as and to the extent that Bunge-Switzerland’s shares are intermediated securities within the meaning of the Swiss Federal Intermediated Securities Act, (i) any transfer of Bunge-Switzerland’s shares is effected by a corresponding entry in the securities deposit account of a bank or a depository institution, (ii) no Bunge-Switzerland shares can be transferred by way of assignment, and (iii) a security interest in any Bunge-Switzerland shares cannot be granted by way of assignment. Any person who acquires Bunge-Switzerland’s shares may submit a request to Bunge-Switzerland to be entered into the share register as a shareholder with voting rights, provided such persons expressly declare that they have acquired the shares in their own name and for their own account, that there is no agreement on the redemption of the shares and that they bear the economic risk associated with the shares. The Board of Directors may record nominees who hold shares in their own name, but for the account of third parties, as shareholders of record with voting rights in the share register of the Company. Beneficial owners of shares who hold shares through a nominee exercise the shareholders’ rights through the intermediation of such nominee. Bunge-Switzerland’s share register will initially be kept by Computershare Inc., which acts as transfer agent and registrar. The share register reflects only record owners and usufructuaries of Bunge-Switzerland shares. Swiss law does not recognize fractional share interests.

THE ACQUISITION
Overview
On June 13, 2023, Bunge entered into the Business Combination Agreement with Viterra and the Sellers. Pursuant to the Business Combination Agreement, Bunge has committed to acquire all of the issued and outstanding shares of Viterra, subject to the terms and conditions of the Business Combination Agreement.
Under the terms of the Business Combination Agreement, subject to the satisfaction or waiver of specified conditions, Bunge will acquire Viterra and all of its subsidiaries through the direct acquisition of 100% of the Viterra Shares. Immediately following the Closing of the Acquisition, Viterra will become a wholly owned subsidiary of Bunge Global SA (assuming the Redomestication is approved and completed before the Closing). The Board of Directors has unanimously determined that the Business Combination Agreement is fair to, and in the best interest of, Bunge and its shareholders and has approved and declared advisable the Business Combination Agreement and the Acquisition.
If the Acquisition is completed, the aggregate consideration for the Acquisition in exchange for all the issued and outstanding Viterra Shares will consist of (i) the Share Consideration and (ii) the Cash Consideration. The Bunge Shares to be issued in connection with the Acquisition will be registered under Swiss law in the event the Redomestication has occurred prior to the consummation of the Acquisition.
Bunge has secured a total of $8.0 billion in acquisition debt financing in the form of a $7.7 billion financing commitment from a consortium of lenders and a $300 million delayed draw term loan. Bunge expects to use a portion of the debt financing for the repayment of certain indebtedness of Viterra, totaling approximately $6.6 billion, which is expected to be repaid at Closing. For more information regarding the debt financing, see “Financing — Bunge Financing.”
The combined company will operate as Bunge (NYSE: BG) with operational headquarters in St. Louis, Missouri. Viterra’s current headquarters in Rotterdam will be an important commercial location in the future of the combined company.
Parties to the Acquisition
Bunge-Bermuda:   Bunge Limited is an exempted company limited by shares incorporated under the laws of Bermuda. We are registered with the Registrar of Companies in Bermuda under registration number EC20791. We trace Bunge’s history back to 1818 when we were founded as a trading company in Amsterdam, Netherlands. We are a holding company and substantially all of our operations are conducted through our subsidiaries. Our corporate headquarters are located at 1391 Timberlake Manor Parkway, Chesterfield, Missouri, 63017, United States of America, and our telephone number is (314) 292-2000. Our registered office is located at 2 Church Street, Hamilton, HM 11, Bermuda.
If the Redomestication is completed prior to the Closing, Bunge-Switzerland will be a party to the Acquisition as our successor. See “Summary of the Redomestication — Parties to the Redomestication — Bunge-Switzerland.”
Viterra:   Viterra Limited is a private company limited by shares incorporated under the laws of Jersey with registration number 119669. Viterra is a food and feed supply company with an agricultural network spanning 37 countries. Viterra has used its extensive network to become one of the largest producer-facing businesses in the industry, storing, transporting and processing grains and other natural resources to the exact specifications of its valued customers. The registered office of Viterra is located at 3rd Floor, 44 Esplanade, St Helier, JE4 9WG, Jersey.
The Sellers:
Glencore:   Danelo Limited is a private company incorporated in Jersey with registration number 119668. Glencore is 100% beneficially owned by Glencore plc, one of the world’s largest global diversified natural resource companies. The registered office of Glencore is located at 26 New Street, St Helier, JE2 3RA, Jersey.

CPP Investments:   CPPIB Monroe Canada Inc. is a Canadian corporation with registration number 968142-6. CPP Investments is 100% beneficially owned by Canada Pension Plan Investment Board, a Canadian federal Crown corporation. The registered office of CPP Investments is located at One Queen Street East, Suite 2500, Toronto ON, M5C 2W5 Canada.
BCI:   Venus Investment Limited Partnership is a limited partnership formed under the laws of the Province of Manitoba, Canada. The general partner of BCI is Venus Investment GP Inc., a Canadian corporation, which is 100% beneficially owned by British Columbia Investment Management Corporation, a British Columbia statutory corporation. The registered office of BCI is located at 2200-201 Portage Avenue, Winnipeg, Manitoba, R3B 3L3.
Ocorian:   Ocorian Limited is a private company incorporated in Jersey with registration number 52417 and is a party to the Business Combination Agreement solely in its capacity as trustee of the Viterra Employee Benefit Trust. The registered office of Ocorian is located at 26 New Street, St Helier, JE2 3RA, Jersey.
Background of the Acquisition
The following chronology summarizes the key meetings and events that led to the signing of the Business Combination Agreement. The following chronology does not purport to catalogue every conversation involving Bunge, Viterra, the Sellers and their respective representatives.
In the ordinary course, the Board of Directors, acting independently and with the advice of Bunge management, regularly reviews and assesses Bunge’s operations, financial performance and industry conditions in light of the current business and economic environment and in consideration of Bunge’s long-term business strategy to enhance value for its shareholders. Such reviews and assessments include periodic meetings or consultations with third-party advisors. From time to time, the Board of Directors and Bunge management teams have evaluated and considered a variety of potential financial and strategic options for growth opportunities, including potential acquisitions, business combinations and other transactions, in light of industry developments and changing economic and market conditions.
Beginning in September 2021 and periodically thereafter, over the course of several months, Bunge and Viterra engaged in discussions about a potential transaction involving the two companies. On September 9, 2021, Bunge and Viterra entered into a mutual confidentiality agreement to evaluate and negotiate such potential transaction. Bunge was simultaneously exploring other acquisition opportunities, including the acquisition of the grain and ingredients business of Gavilon Agriculture Investments, Inc. (“Gavilon”). On January 26, 2022, Viterra announced it had entered into a stock purchase agreement with Marubeni America Corporation to acquire Gavilon. Bunge elected to discontinue discussions with Viterra in light of Viterra’s pending acquisition of Gavilon and notified Viterra on February 24, 2022 to return or destroy any confidential information it received from Bunge under the confidentiality agreement. On October 3, 2022, Viterra completed its acquisition of Gavilon.
Following the completion of Viterra’s acquisition of Gavilon, between October and November 2022, Bunge management, representatives of BofA Securities and Latham & Watkins LLP (“Latham”), legal advisor to Bunge, and a group of certain members of the Board of Directors, including Mark Zenuk, the current Chair of the Board of Directors (such group, the “Board Working Group”), met periodically to evaluate Bunge’s potential acquisition of Viterra (the “Proposed Transaction”). They reviewed Viterra’s recent financial performance and commercial activity and discussed the strategic rationale for the Proposed Transaction. They also discussed potential governance and control issues that could arise in connection with the Proposed Transaction. The Board Working Group was formed for purposes of promptly responding to developments related to the Proposed Transaction and the Board of Directors approved all material decisions related to the Proposed Transaction as the Board of Directors retained the authority to make final decisions with respect to the Proposed Transaction.
On October 11, 2022, Bunge and Viterra entered into a mutual confidentiality agreement in order to explore the Proposed Transaction.
On November 4, 2022, Mr. Heckman and David Mattiske, the Chief Executive Officer of Viterra, spoke on the telephone about the possibility of the parties pursuing the Proposed Transaction.

On November 6, 2022, the Board of Directors held a special meeting via video conference, with members of Bunge management and representatives of BofA Securities and Latham to discuss the Proposed Transaction. During the meeting, Bunge management provided an overview of Viterra’s business and discussed the strategic rationale for the Proposed Transaction. The Board of Directors discussed the potential impact of the Proposed Transaction on the combined company’s credit ratings. The Board of Directors also discussed valuation, consideration, certainty of closing and governance matters that would be embodied in any shareholder’s agreement that may be entered into in connection with the Proposed Transaction, including provisions relating to share transfer restrictions, standstills, voting obligations and customary restrictive covenants. The BofA Securities representatives reviewed the preliminary financial aspects of the Proposed Transaction with the Board of Directors and discussed how Viterra’s acquisition of Gavilon impacts the financial analysis of the Proposed Transaction and the assumptions underlying such financial analysis. After considering and discussing the Proposed Transaction, the Board of Directors unanimously approved the submission of a proposal to Viterra contemplating (i) issuing equity amounting to approximately 30% ownership in the combined company (prior to giving effect to any share buyback program by Bunge) and cash consideration of $2.2 billion, (ii) that the Sellers would be entitled to collectively appoint three directors to the board of directors of the combined company, which would consist of 12 directors and (iii) that each Seller would enter into agreements providing for certain shareholder rights and obligations, including transfer restrictions for one year, standstill provisions until such Seller’s ownership in the combined company fell below a mutually agreed threshold, customary restrictive covenants for a customary period and customary registration rights (such proposal, the “Initial Proposal”). In addition, the Board of Directors authorized Bunge management to engage in subsequent negotiations consistent with the discussion of the Proposed Transaction’s key terms at the meeting (including as to valuation, governance matters and appropriate protective provisions that would apply following closing of the Proposed Transaction), provided that the final terms of the Proposed Transaction would be subject to approval by the Board of Directors.
On November 16, 2022, Bunge delivered the Initial Proposal in writing to Viterra. In addition, on the same day, BofA Securities submitted a relationship disclosure letter to the Board of Directors, and the Board of Directors determined on this basis that there were no conflicts of interest that would affect the ability of BofA Securities to fulfill its responsibilities as financial advisor to Bunge.
On December 14, 2022, the Sellers responded to the Initial Proposal (the “December Counterproposal”), proposing that (i) the consideration offered by Bunge was insufficient and Bunge should pay the Sellers consideration reflecting a higher valuation of Viterra, to be delivered in a mix of stock and cash to be discussed by the parties, (ii) Glencore and CPP Investments, collectively, would be entitled to nominate four directors to the board of directors of the combined company, (iii) BCI would receive a board observer seat and information rights, (iv) transfer restrictions and standstill obligations would be limited to one year after the closing of the Proposed Transaction and (v) the Sellers would not be subject to any restrictions or obligations with respect to voting of their shares after consummation of the Proposed Transaction.
On December 22, 2022, representatives of Bunge met with representatives of the Sellers via video conference to discuss the differences in their positions in the Initial Proposal and the December Counterproposal. Among other things, the parties discussed the governance and leadership of the combined company, the restriction on the Sellers’ ability to acquire additional shares of the combined company and the standstill and voting obligations of the Sellers. The parties also discussed their views on valuation and consideration and agreed that Bunge would send a revised proposal to the Sellers.
On December 27, 2022, Bunge management updated the Board Working Group of such discussions, and the Board Working Group approved the submission of a revised proposal. The revised proposal offered the same valuation set forth in the Initial Proposal, with stock consideration equal to approximately 30% of the combined company (prior to giving effect to any share buyback program by Bunge) and additional cash consideration equal to one-third of the value of the stock consideration. The revised proposal also contemplated that (i) each of Glencore and CPP Investments would have the right to nominate two persons to the board of directors of the combined company, subject to continuing to satisfy certain stock ownership thresholds, (ii) each Seller would agree to a standstill, so long as such shareholder owns at least 5% of the stock of the combined company, and would agree to general transfer restrictions for one year and (iii) the Sellers would affirmatively vote for the slate of directors nominated by the combined company, including the directors who are not nominated by the Sellers. Bunge management sent the revised proposal to Viterra on December 29, 2022.

Between January 4 and February 16, 2023, representatives of Bunge, CPP Investments, Glencore and Viterra met several times, via video conference, telephone and in person, to discuss Bunge’s strategic vision for the combined company, including leadership of, and succession planning for, the combined company, the Sellers’ position with respect to certain post-closing covenants and the process for approval of the Proposed Transaction. Despite the lack of agreement on certain key transaction terms, the parties agreed to proceed to draft transaction documents based on their discussions and the proposals previously exchanged.
In the second and third weeks of February 2023, Bunge and Viterra delivered due diligence request lists to one another, requesting customary business, financial, accounting and legal information. Representatives of Bunge and Viterra held regular meetings via video conference to discuss the status of the due diligence requests and population of their respective data rooms. On February 19, 2023, Bunge and Viterra entered into a mutual clean team agreement in order to exchange potentially competitively sensitive information in the diligence process. Over the course of the next several months, representatives of Bunge, Viterra, Latham and Viterra’s outside legal counsel held multiple diligence sessions to discuss the business, legal, tax, accounting and financial matters related to the Proposed Transaction. During this time, Bunge and Viterra communicated regularly to update their respective due diligence request lists, identify the key requests and report on the status of diligence.
On February 22 and 23, 2023, the Board of Directors held in-person meetings, with members of Bunge management, at which they discussed the economics of the Proposed Transaction, projected pro forma financials of the combined company and potential synergy and efficiency opportunities identified to date.
On February 24, 2023, Latham sent initial drafts of the Business Combination Agreement and the Shareholder Agreements to Weil, Gotshal & Manges LLP (“Weil”), legal advisor to the Sellers.
In March 2023, representatives of Bunge, CPP Investments and Glencore and their respective advisors met several times to review and discuss Bunge’s and Viterra’s respective footprints, strategic initiatives and business models, the operating model for the combined company, the proposed timing of the Redomestication, the composition of the board of directors of the combined company, the status of diligence and the valuation of Viterra. The parties and their advisors also discussed key issues in the transaction documents, including joint control of regulatory strategy and process, reciprocal purchase price adjustments, “locked box” mechanisms applicable to each of Viterra and Bunge, and post-closing governance, standstill and voting obligations. The parties were unable to reach an agreement on many of the key issues, including valuation, regulatory terms and standstill and governance provisions. Bunge management and representatives of BofA Securities regularly updated the Board Working Group on the ongoing discussions with the Sellers, Viterra and their advisors, Viterra’s financials and a potential plan to seek debt financing for the Proposed Transaction.
On March 28, 2023 and March 31, 2023, respectively, Weil sent revised drafts of the Shareholder Agreements and Business Combination Agreement to Latham.
On April 2, 2023, Bunge management contacted representatives of the Sellers to convey that the terms and conditions set forth in the drafts of the Business Combination Agreement and the Shareholder Agreements circulated by Weil did not reflect terms under which Bunge would be willing to pursue the Proposed Transaction and that the Sellers would need to address the concerns and priorities that Bunge had raised with the Sellers in prior meetings in order to continue negotiations of the Proposed Transaction.
On April 3, 2023, the Board of Directors held a special meeting via video conference, with members of Bunge management and representatives of BofA Securities and Latham. Among other things, the Board of Directors received updates regarding the valuation of Viterra, the timing of the Redomestication, the status of the transaction documents and terms that continued to be negotiated, with a focus on valuation, regulatory approvals and post-closing governance and control restrictions on the Sellers. Latham provided an update on the status of the approval process and key jurisdictions in which regulatory filings were expected to be required for purposes of consummating the Proposed Transaction. Representatives of BofA Securities reviewed, among other things, the economics of the Proposed Transaction, including the key historical and projected pro forma financial metrics in respect of the combined company and key assumptions related thereto. Additionally, Bunge management provided a preliminary summary of the debt financing plan for the Proposed Transaction. The Board of Directors provided input to Bunge management on key issues, including value, regulatory and governance matters, and directed Bunge management to continue to explore the Proposed Transaction.
On April 4 and April 5, 2023, representatives of Bunge, CPP Investments, Glencore and their respective advisors met in person and via video conference to discuss the key principles relevant to the Shareholder Agreements, including the standstill and voting obligations of the Sellers and other restrictive provisions to address potential control issues that could arise in connection with the Proposed Transaction. The parties also discussed Bunge’s and Viterra’s respective business models and certain key issues in the Business Combination Agreement, including with respect to certainty of closing, expenses and the appropriate approach to purchase price adjustments, tax indemnity obligations, certain regulatory matters and a potential ticking fee payable by Bunge to the Sellers. The parties also discussed a valuation of Viterra that assumed a stock consideration range equal to approximately 26-28% of the combined company (prior to giving effect to any share buyback program by Bunge) and additional cash consideration equal to one-third of the value of the stock consideration.
On April 6, 2023, representatives of the Sellers conveyed to Bunge that the Sellers disagreed with the consideration range presented at the meeting on April 5, 2023 and that the range of the stock consideration should be equal to approximately 30-32% of the combined company (prior to giving effect to any share buyback program by Bunge) and additional cash consideration equal to one-third of the value of the stock consideration. Bunge responded that it did not consider Viterra’s proposed valuation to be acceptable.
During the remainder of April and early May 2023, despite the inability to agree on valuation, the parties and their respective legal and financial advisors engaged in ongoing negotiations of the transaction documents, including discussing and negotiating, among other things (i) the impact on the purchase price of dividends and share buybacks by Viterra, (ii) certain possible purchase price adjustments in the Sellers’ favor, (iii) the treatment of transaction expenses, (iv) Bunge’s and Viterra’s respective regulatory obligations and related possible termination fees and (v) the parties’ respective indemnification obligations. During this time BCI agreed not to receive a board observer right and agreed to enter into a lock-up agreement. The parties also communicated regularly about the status of diligence and responded to diligence requests, including financing matters in connection with the Proposed Transaction.
On May 4, 2023, Bunge delivered a written proposal to the Sellers (the “May 4th Proposal”) offering the Sellers stock consideration equal to approximately 30% of the combined company (prior to giving effect to any share buyback program by Bunge) and additional cash consideration equal to one-third of the stock consideration. In addition, the May 4th Proposal (i) included an indemnity whereby the Sellers would indemnify Bunge for certain tax matters, (ii) provided that a specified sum of Viterra dividends could be paid to the Sellers without an adjustment to the purchase price and (iii) provided that, under certain circumstances, the combined company would bear a portion of the Sellers’ transaction expenses.
On May 8 and May 9, 2023, representatives of the Sellers and Bunge discussed the financial terms of the May 4th Proposal and representatives of BofA Securities and J.P. Morgan discussed Bunge’s and the Sellers’ respective positions on the ownership percentage of the Sellers in the combined company and the total amount of Viterra dividends that could be paid to the Sellers without a downward adjustment to the purchase price.
On May 10, 2023, the Board of Directors held a meeting, with members of Bunge management, during which Bunge management provided an update on the status of the Proposed Transaction negotiations, including the key open issues in the transaction documents.
On May 14, 2023, representatives of BofA Securities and J.P. Morgan discussed the financial analysis underlying the May 4th Proposal.
Between May 14 and May 24, 2023, representatives of Bunge (with the approval of the Board of Directors) and the Sellers discussed the valuation of Viterra and exchanged written proposals addressing the proposed resolution of the remaining key terms in the transaction documents, including with respect to (i) control of regulatory strategy, remedies and termination fees, (ii) permitted dividends by Viterra and (iii) the duration of Sellers’ voting and standstill restrictions as shareholders of the combined company.

On May 24, 2024, the possibility of Bunge and Viterra exploring the Proposed Transaction was the subject of news reports by Reuters and other news organizations.
Between May 25 and June 10, 2023, representatives of Bunge (with the approval of the Board Working Group), CPP Investments, Glencore, BCI and their respective advisors continued to negotiate the key terms in the transaction documents, including with respect to the valuation of Viterra, permitted dividends, purchase price adjustments, the Sellers’ transaction expenses, the Sellers’ indemnification obligations, regulatory matters, the parties’ specific rights and obligations with respect to an extension of the outside date beyond the 18-month anniversary of signing and the Sellers’ standstill and voting obligations. During this period, Bunge and the Sellers agreed that (i) the Sellers would accept Bunge’s proposal of consideration consisting of 65.6 million shares of Bunge representing approximately 30% of the stock of the combined company (prior to giving effect to any buyback program by Bunge) and approximately $2.0 billion in cash, (ii) a regulatory termination fee would be payable by Bunge to the Sellers if the Proposed Transaction failed to close because certain specified regulatory approvals were not received, (iii) the outside date of the Proposed Transaction could be extended beyond the original eighteen (18) month “outside date” to obtain regulatory approvals, (iv) Viterra would be allowed to make certain dividends prior to closing of the Proposed Transaction, and (v) Glencore and CPP Investments would generally accept Bunge’s proposed scope of standstill and voting obligations applicable to Glencore and CPP Investments as post-closing shareholders of the combined company.
In late May and early June 2023, Latham and Weil exchanged drafts of the Shareholder Agreements, and Business Combination Agreement and Registration Rights Agreement. On June 8, 2023, Weil sent an initial draft of the BCI Lock-Up Agreement to be entered into by Bunge and BCI.
On June 10, 2023, the Board of Directors held a special meeting via video conference, with members of Bunge management and representatives of Latham and BofA Securities. A representative of Latham provided an update on the status of the negotiations with the Sellers and a summary of the key terms in the Business Combination Agreement and Shareholder Agreements, including regulatory matters, standstill and voting obligations and the fall-away dates of such obligations and the issues that remained subject to continued negotiations between the parties. In addition, representatives of Latham also reviewed the key terms in the Registration Rights Agreement. Bunge management then discussed the timing and approval of the Redomestication. Following this, representatives of BofA Securities presented to the Board of Directors its preliminary financial analyses of the Consideration provided for in the Proposed Transaction. Additionally, Bunge management reviewed the illustrative communication strategy for the announcement of the Proposed Transaction and the financing plan for the Proposed Transaction. The Board of Directors provided guidance on the remaining open issues in the transaction documents and instructed Bunge management to continue to work to negotiate an acceptable set of terms for the Proposed Transaction.
On June 11 and 12, 2023, Latham and Weil exchanged further revised versions of, and discussed, the proposals relating to the Business Combination Agreement and the Shareholder Agreements. The parties agreed on the allocation of transfer taxes, Bunge’s obligations for expense reimbursement and the survival period for the Sellers’ tax indemnity.
On June 12, 2023, the Board of Directors held a special meeting via video conference, with members of Bunge management and representatives of Latham and BofA Securities, to discuss the final outcome of negotiations. A representative of Latham reviewed the key terms in the Business Combination Agreement and the Shareholder Agreements, which were resolved since the special meeting held on June 10, 2023, as well as the remaining key open issues, including with respect to the tax indemnity, expenses reimbursable by Bunge, the duration and scope of Bunge’s representations and warranties insurance policy, applicable requirements for director nominees of the board of directors of the combined company and the voting obligations of CPP Investments. Also at this meeting, BofA Securities reviewed with the Board of Directors its financial analysis of the Consideration and delivered to the Board of Directors an oral opinion, which was confirmed by delivery of a written opinion dated June 12, 2023, to the effect that, as of that date and based on and subject to various assumptions and limitations described in such opinion, the Consideration provided for in the Proposed Transaction was fair, from a financial point of view, to Bunge. The Board of Directors discussed and concluded that the closing of the Proposed Transaction would be considered a change-in-control event for Bunge’s employees under their “double trigger” equity and severance arrangements. After discussing the materials presented at the meeting, and at the recommendation of Bunge management, the Board of Directors unanimously approved the Proposed Transaction and the execution by Bunge of the Business Combination Agreement, subject to the resolution of the final open issues in the transaction documents on substantially the terms discussed at the meeting, and recommended that the Bunge shareholders vote to approve the Proposed Transaction.
On June 13, 2023, Bunge, Viterra and the Sellers finalized the transaction documents and executed the Business Combination Agreement and, before the opening of trading on NYSE, Bunge issued a press release announcing the execution of the Business Combination Agreement.
Recommendation of the Board of Directors and Reasons for the Acquisition
The Board of Directors unanimously recommends that Bunge shareholders vote “FOR” the proposal to approve the Acquisition pursuant to the Business Combination Agreement.
At its meeting on June 12, 2023, the members of the Board of Directors unanimously approved the Business Combination Agreement and the Acquisition, including the issuance of the Bunge Shares to the Sellers as a portion of the Consideration payable under the Business Combination Agreement.
In evaluating the Business Combination Agreement and the Acquisition, the Board of Directors consulted with Bunge management, as well as Bunge’s internal and outside legal counsel and its financial advisor, BofA Securities, and considered and weighed both the perceived benefits of the Acquisition and the potential risks of the Acquisition.
The Board of Directors considered factors that it believes support its determinations and recommendations, including, but not limited to, the following (which are not presented in any particular order or ranking):
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the expectation that the combination of Bunge’s and Viterra’s complementary businesses would both create a diversified supply chain operator across the key global export origins and import destinations for grains and oilseeds and better position the combined company across major processing markets to deliver immediate and long term value to Bunge shareholders;

•
Bunge shareholders, as shareholders of the combined company, have the potential to benefit from the synergies expected to result from the Acquisition, including $341 million of expected operational and network synergies by 2027, which excludes commercial synergies and the cost to achieve synergies that are still being determined as the integration planning process continues;

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the belief of the Board of Directors that the combined company will have the opportunity to build, and benefit from increased investment in, differentiated, industry-leading capabilities across operations, sustainability, risk management and digitization of activities of the two companies;

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the combined company will be better positioned to address the challenges of the agri-food supply chain in the twenty-first (21st) century, including food security, market access to farmers, efficiency, accessibility and the sustainability of food production, providing benefits to the combined company’s various stakeholders, including farmers, customers and shareholders, among others;

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the expectation that the more diversified footprint as a result of combining the complementary footprints across geographies, crops and asset distribution along the global agribusiness value chain will be more resilient across a variety of macro-economic environments and disruptive events than the two companies are today on a standalone basis;

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the expectation that the more diversified and resilient combined company would have a stronger business risk profile going forward, which will improve the credit profile as compared to Bunge’s and Viterra’s respective standalone credit profiles. This in turn will result in capital structure benefits in the form of enhanced funding capacity and lower cost of capital in the medium to long run;

•
the expectation that the combined company would have the capacity to drive strong earnings performance, invest in growth and deliver strong returns to shareholders;

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the Board of Directors’ familiarity with and understanding of Bunge’s business, results of operations, financial and market position, and its expectations concerning Bunge’s future prospects;

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that the senior management team of the combined company will include Gregory Heckman from Bunge continuing as Chief Executive Officer of the combined company and David Mattiske from Viterra serving as Co-Chief Operating Officer of Agribusiness of the combined company;

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the expectation that the combined company would have increased growth and cash flow over time with a stronger balance sheet and accretive earnings per share, providing incremental benefit to shareholders and delivery of more efficient supply chain and sustainable food supply to customers;

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the Board of Directors’ belief that the combined company would benefit Bunge employees by providing career growth opportunities, expanding learning opportunities and providing the opportunity to enhance capabilities, such as managing sustainability and environmental, social and corporate governance (“ESG”) risks and the application of new digital technologies, thereby benefitting Bunge shareholders;

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the Board of Directors’ ongoing evaluation of strategic alternatives for maximizing shareholder value over the long term, including Bunge senior management’s stand-alone plan, and the potential risks, rewards and uncertainties associated with various alternatives, as compared to the transaction with Viterra;

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the view that the terms and conditions of the Business Combination Agreement and Acquisition, including the representations, warranties, covenants, closing conditions and termination provisions, are comprehensive and favorable to completing the Acquisition;

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the terms of the Business Combination Agreement that restrict Viterra’s and the Designated Sellers’ ability to solicit competing acquisition proposals or engage in discussions with a third party interested in making a competing acquisition proposal, as further discussed in the section entitled “The Business Combination Agreement — No Solicitation by Bunge, Viterra or the Designated Sellers” beginning on page 101 of this proxy statement;

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the review by the Board of Directors of the financial terms of the Acquisition, including the value of the Consideration based on the financial statements of Viterra and other financial metrics to the combined company;

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the fact that Bunge shareholders will hold approximately 70% of the outstanding shares of the combined company upon the Closing of the Acquisition, and will, therefore, have the opportunity to participate in the further performance of the combined company;

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the opinion of BofA Securities, dated June 12, 2023, to the Board of Directors as to the fairness, from a financial point of view and as of the date of the opinion, of the Consideration provided for in the Acquisition, as more fully described below in the section of this proxy statement entitled “— Opinion of BofA Securities;”

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the results of Bunge’s business, legal, financial, tax, accounting and compliance due diligence review of Viterra; and

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Bunge management’s recommendation in favor of the Acquisition.

The Board of Directors also considered a variety of risks and other countervailing factors, including, but not limited to, the following (not necessarily in order of relative importance):
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the risk that Viterra’s financial performance decreases between January 1, 2023 and the completion of the Acquisition, and the Consideration will not be adjusted to account for such decrease in financial performance;

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the risk that Bunge may not be fully protected from certain forms of value “leakage” from Viterra’s business between January 1, 2023 and the completion of the Acquisition under the leakage provisions in the Business Combination Agreement;

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the risk of adverse events, including outcomes of pending, threatened or potential litigation or government investigations with respect to Viterra, and the possibility that such events, including an adverse judgment for monetary damages or equitable or other restrictions, could materially and adversely affect the business, operations or financial condition of Viterra (which may not entitle Bunge to terminate the Business Combination Agreement), or of the combined company;

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the restrictions on the conduct of Bunge’s business during the pendency of the Acquisition, which may delay or prevent Bunge from undertaking business opportunities that may arise or may negatively affect Bunge’s ability to attract and retain key clients and personnel;

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the prohibition on Bunge soliciting competing acquisition proposals, as further described in the section entitled “The Business Combination Agreement — No Solicitation by Bunge, Viterra or the Designated Sellers” beginning on page 101 of this proxy statement;

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the prohibition on the Board of Directors changing its recommendation to the Bunge shareholders concerning the Acquisition, subject to certain exceptions, as further described in the section entitled “The Business Combination Agreement — No Solicitation by Bunge, Viterra or the Designated Sellers” beginning on page 101 of this proxy statement;

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the requirement that even if the Board of Directors changes its recommendation to Bunge shareholders concerning the Acquisition, Bunge must submit the Acquisition to a vote of the Bunge shareholders, as further described in the section entitled “The Business Combination Agreement — Change of Recommendation” beginning on page 102 of this proxy statement;

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the ability of the Sellers to unilaterally terminate the Business Combination Agreement if the Board of Directors changes its recommendation to the Bunge shareholders concerning the Acquisition or if Bunge materially breaches the prohibition on Bunge soliciting competing acquisition proposals;

•
the requirement under the Business Combination Agreement that Bunge pay Viterra or the Sellers, as applicable, a termination fee of $400 million under certain circumstances following the termination of the Business Combination Agreement;

•
the requirement that Bunge reimburse Viterra for the legal, accounting, financial advisory, consulting and other third party fees, costs and expenses incurred up to $60 million under certain circumstances if the Acquisition is consummated;

•
the risk that the potential benefits, savings and synergies of the transaction may not be fully or partially achieved, or may not be achieved within the expected timeframe or without additional costs;

•
the challenges and difficulties relating to potential disruption associated with integrating the operations of Bunge and Viterra, and the potential effects of such disruption on the businesses, employees, culture and client relationships of Bunge and Viterra;

•
the risk of diverting Bunge management focus and resources from other strategic opportunities and from operational matters while working to implement the transaction with Viterra, and the potential effects of such diversion on the businesses, employees and client relationships of Bunge and Viterra;

•
the substantial costs to be incurred in connection with the transaction, including the costs of integrating the businesses of Bunge and Viterra and the transaction costs to be incurred in connection with the Acquisition, including costs to obtain regulatory approvals, financing and the substantial time and effort of management required to complete the Acquisition contemplated by the Business Combination Agreement;

•
that the consummation of the Acquisition requires receipt of regulatory approvals and the risk that governmental entities may seek to impose unfavorable terms or conditions, or otherwise fail to grant, such approvals, including the risk of potential delays in granting or failure to grant, by such governmental entities, regulatory approvals for the Acquisition;

•
the risk that Bunge shareholders might not approve the Acquisition;

•
the possibility of non-completion of the Acquisition and the potential consequences of non-consummation, including the potential negative impacts on Bunge, its business and the trading price of the Bunge Shares;

•
the possibility of losing key employees as a result of the Acquisition; and

•
the risks of the type and nature described under the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages 28 and 41 of this proxy statement, respectively.

The Board of Directors concluded that the uncertainties, risks and potentially negative factors relevant to the Acquisition were outweighed by the potential benefits that it expects Bunge and its shareholders to achieve as a result of the Acquisition.
This discussion of the information and factors considered by the Board of Directors includes the principal positive and negative factors considered by the Board of Directors, but is not intended to be exhaustive and does not include all of the factors considered by the Board of Directors. In view of the wide variety of factors considered in connection with its evaluation of the Acquisition, and the complexity of these matters, the Board of Directors did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the Acquisition and to make its recommendations to the Bunge shareholders. Rather, the Board of Directors viewed its decisions as being based on the totality of the information presented to it and the factors it considered. In addition, individual members of the Board of Directors may have given differing weights to different factors. The explanation of the Board of Directors’ reasons for the Acquisition and all other information presented in this section is forward-looking in nature and therefore should be read in light of the factors discussed under the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 41 of this proxy statement.
Certain Projections
Bunge Financial Projections
Bunge management does not as a matter of course publish detailed or long-term public forecasts or projections as to its future financial performance beyond the then-current fiscal year due to, among other things, the inherent difficulty of accurately predicting financial performance for future periods and the uncertainty, unpredictability and subjectivity as to the underlying assumptions and the estimates and the uncertainty inherent in Bunge’s business. However, in connection with the evaluation of the Acquisition, Bunge management prepared certain unaudited long-term illustrative financial projections of Bunge for fiscal years ending December 31, 2023 through 2027 (collectively, the “Bunge Financial Projections”). Such financial projections reflected Bunge management’s best estimates as to Bunge’s future performance and were on a stand-alone basis assuming Bunge would continue as an independent company without giving effect to the Acquisition. The Bunge Financial Projections were provided to the Board of Directors in connection with its evaluation of the Acquisition and were also provided to BofA Securities and approved by the Board of Directors for the use of and reliance by, as directed by the Board of Directors, and used and relied upon by, BofA in the financial analyses in connection with rendering its opinion as described in the section of this proxy statement entitled “— Opinion of Bank of BofA Securities.”
The Bunge Financial Projections were developed from historical financial statements and reflect numerous assumptions and estimates that Bunge’s management made in good faith at the time the Bunge Financial Projections were prepared, including, without limitation, as to industry performance, general business, economic, regulatory, market and financial conditions and other future events, and other factors described below in “— General.” These assumptions and estimates are predictions about the future, concern matters that may be beyond the control of Bunge, were made as of the date the Bunge Financial Projections were prepared, and may not be reflective of actual results, since the date the Bunge Financial Projections were prepared, now or in the future.

The following table presents a summary of the Bunge Financial Projections (unaudited) for each of the fiscal years ended December 31 as listed below:
(in millions)
	Bunge Financial Projections December 31,
	Q2-Q4 2023E	2024E	2025E	2026E	2027E
Revenue	$60,091	$76,885	$77,244	$79,253	$79,253
Adjusted EBITDA(1)	$2,450	$3,021	$2,904	$3,029	$3,029
Adjusted EBIT(2)	$1,839	$2,148	$1,935	$2,029	$2,032
Unlevered Free Cash Flow(3)	$176	$297	$1,073	$1,739	$1,730

(1)
“Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation and amortization and adjusted for mark-to-market timing differences and certain other gains and charges. Adjusted EBITDA is not a measure of financial performance under U.S. GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with U.S. GAAP.

(2)
“Adjusted EBIT” is defined as earnings before interest and taxes and adjusted for mark-to-market timing differences and certain other gains and charges. Adjusted EBIT is further adjusted by a readily marketable inventories (“RMI”) charge, representing the cost of funding RMI. The calculation of Adjusted EBIT was not expressly included in the Bunge Financial Projections, but was derived from the Bunge Financial Projections and is included for reference. Adjusted EBIT is not a measure of financial performance under U.S. GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with U.S. GAAP.

(3)
“Unlevered Free Cash Flow” is defined as tax-affected Adjusted EBIT plus depreciation and amortization, adjusted for changes in net working capital (excluding changes in RMI) and less capital expenditures. The calculation of Unlevered Free Cash Flow was not expressly included in the Bunge Financial Projections but was derived from the Bunge Financial Projections and is included for reference. Unlevered Free Cash Flow is not a measure of financial performance under U.S. GAAP. Accordingly, it should not be considered as a substitute for operating cash flows, net income (loss), operating income (loss) or other measures prepared in accordance with U.S. GAAP.

The Bunge Financial Projections were not prepared with a view to public disclosure and are included in this proxy statement for the purpose of providing Bunge shareholders access to the same financial projections of Bunge provided to the Board of Directors in connection with its evaluation of the Acquisition and provided to BofA Securities and approved by the Board of Directors for the use of and reliance by BofA Securities in the financial analysis performed in connection with BofA Securities’ opinion as described in the section of this proxy statement entitled “— Opinion of BofA Securities.”
Viterra Financial Projections
Viterra, in the ordinary course of business, does not prepare long-term financial projections, and consequently, Viterra could not provide Bunge with illustrative long-term financial projections in connection with the Acquisition, although Viterra did discuss with Bunge, among other things, the future prospects of Viterra. Thus, in connection with the Acquisition, Bunge management prepared certain unaudited long-term illustrative financial projections of Viterra for fiscal years ending December 31, 2023 through 2027 (the “Viterra Projections”). The Viterra Projections were prepared on a stand-alone basis assuming Viterra would continue as an independent company without giving effect to the Acquisition. The Viterra Projections were provided to the Board of Directors in connection with its evaluation of the Acquisition and were also provided to BofA Securities and approved by the Board of Directors for the use of and reliance by, and, as directed by the Board of Directors, used and relied upon by, BofA Securities in the financial analyses performed in connection with rendering its opinion as described in the section of this proxy statement entitled “— Opinion of BofA Securities.”
The following table presents a summary of the Viterra Projections (unaudited) for each of the fiscal years ended December 31 as listed below:

(in millions)
	Viterra Financial Projections December 31,
	Q2-Q4 2023E	2024E	2025E	2026E	2027E
Adjusted EBITDA(1)	$1,555	$1,886	$1,784	$1,827	$1,827
Adjusted EBIT(2)	$822	$886	$878	$930	$924
Unlevered Free Cash Flow(3)	$474	$669	$663	$702	$697

(1)
“Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation and amortization and adjusted for mark-to-market timing differences and certain other gains and charges. Adjusted EBITDA is not a measure of financial performance under U.S. GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with U.S. GAAP.

(2)
“Adjusted EBIT” is defined as earnings before interest and taxes and adjusted for mark-to-market timing differences, RMI charge and certain other gains and charges. The calculation of Adjusted EBIT was not expressly included in the Viterra Projections, but was derived from the Viterra Projections and is included for reference. Adjusted EBIT is not a measure of financial performance under U.S. GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with U.S. GAAP.

(3)
“Unlevered Free Cash Flow” is defined as tax-affected Adjusted EBIT plus depreciation and amortization, adjusted for changes in net working capital (excluding changes in RMI) and less capital expenditures. The calculation of Unlevered Free Cash Flow was not expressly included in the Viterra Projections but was derived from the Viterra Projections and is included for reference. Unlevered Free Cash Flow is not a measure of financial performance under U.S. GAAP. Accordingly, it should not be considered as a substitute for operating cash flows, net income (loss), operating income (loss) or other measures prepared in accordance with U.S. GAAP.

The Viterra Projections were not prepared with a view to public disclosure and are included in this proxy statement for the purpose of providing Bunge shareholders access to the same financial projections of Viterra provided to the Board of Directors in connection with its evaluation of the Acquisition and were also provided to BofA Securities and approved by the Board of Directors for the use of and reliance by BofA Securities in the financial analyses performed in connection with BofA Securities’ opinion as described in the section of this proxy statement entitled “— Opinion of BofA Securities” beginning on page 81 of this proxy statement.
Estimated Synergies
Additionally, in connection with its evaluation of the Acquisition, Bunge management prepared certain estimates of potential operational and network synergies anticipated by Bunge management to result from the Acquisition in the first four full years following the completion of the Acquisition (the “Synergies”), which were provided to the Board of Directors in connection with its evaluation of the Acquisition. The Synergies consisted of estimated run-rate operational synergies of $250 million, on a pre-tax basis, and estimated run-rate operational and network synergies of $341 million, on a pre-tax basis, phased in over a four-year period from a hypothetical closing date for the Acquisition of December 31, 2023. The Synergies assumed that the expected benefits of the Acquisition would be realized, including that no restrictions, terms or other conditions would be imposed in connection with the receipt of any necessary governmental, regulatory or other approvals or consents in connection with the consummation of the Acquisition and excluded commercial synergies and the cost to achieve synergies that are still being determined as the integration planning process continues. The following table presents a summary of the Synergies:
(in millions)
	Synergies December 31,
	2024E	2025E	2026E	2027E
Estimated Synergies – operational	$44	$139	$210	$250
Estimated Synergies – operational and network	$54	$176	$279	$341
Bunge directed BofA Securities to use and rely on the assessments of the Bunge management as to the combined company’s ability to achieve the Synergies for such purpose, and such synergies are referred to in the section of this proxy statement entitled “— Opinion of BofA Securities.”

The Synergies reflect numerous assumptions, including the completion of the Acquisition on December 31, 2023 and the realization of the expected benefits of the Acquisition, and reflect Bunge management’s best estimates as to the potential synergies of a combined company, which Bunge made in good faith, and exclude commercial synergies and the cost to achieve synergies that are still being determined as the integration planning process continues. The Synergies were not prepared with a view to public disclosure and are included in this proxy statement for the purpose of providing Bunge shareholders access to the same potential operational and network synergies provided to the Board of Directors in connection with its evaluation of the Acquisition and provided to BofA Securities and approved by the Board of Directors for the use of and reliance by BofA Securities in the financial analyses performed in connection with rendering its opinion as described in the section of this proxy statement entitled “— Opinion of BofA Securities.”
General
The Bunge Financial Projections, Viterra Projections, and Synergies (collectively, the “Projections”) were prepared by Bunge management for internal use and were not prepared with a view to public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of projections, or with generally accepted accounting principles. The Projections are prospective and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on this prospective financial information. The Projections were prepared by, and are the responsibility of, Bunge management. No independent registered public accounting firm has audited, reviewed, examined, compiled, or applied any agreed-upon procedures with respect to the Projections nor has any independent registered public accounting firm expressed any opinion or any other form of assurance on such information or its achievability and assume no responsibility for, and disclaim any association with, the prospective financial information. The reports of Bunge’s independent registered public accounting firm incorporated by reference into this proxy statement relate to Bunge’s historical financial information and do not extend to the Projections, nor should they be read to do so.
While the Projections are presented with numeric specificity, they reflect numerous assumptions and estimates that Bunge management made in good faith at the time such projections were prepared with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as the ability to achieve the projected synergies. These assumptions and estimates represent predictions about factors that may be beyond the control of Bunge and Viterra or any other person, were made as of the date the Projections were prepared, and may not be reflective of actual results, either since the date such projections were prepared, now or in the future.
Important factors that may affect actual results and cause the Projections not to be achieved include risks and uncertainties relating to Bunge’s and Viterra’s businesses, including their abilities to achieve their respective strategic goals, objectives, targets and cost savings over applicable periods and other factors described under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” as well as the risk factors with respect to Bunge’s business contained in its most recent SEC filings, which readers are urged to review, which may be found as described under “Where You Can Find More Information.” In addition, the Projections cover multiple future years, and such information by its nature is less reliable in predicting each successive year. The Projections also do not take into account any circumstances or events occurring after the date on which they were prepared, do not take into account the effect of any failure of the Acquisition to be completed and should not be viewed as relevant or continuing in that context and, with respect to the Bunge Financial Projections and the Viterra Projections, do not give effect to the Acquisition. The Projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the Projections. Accordingly, there can be no assurance that the Projections will be realized or that actual results will not be significantly lower than projected.
The Projections are not included in this proxy statement to induce any shareholder to vote in favor of the Redomestication proposal, the Acquisition proposal or the Adjournment proposal, or in favor of any other proposal. Because the Projections reflect estimates and judgments, they are susceptible to sensitivities and assumptions, as well as to multiple interpretations. The Projections are not, and should not be considered to be, a guarantee of future operating results. Further, the Projections are not fact and should not be relied upon as being necessarily indicative of future results or for purposes of making any investment decision. The Projections are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For information on factors that may cause our future financial results to materially vary, see the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.”
The inclusion of the Projections in this proxy statement should not be regarded as an indication that Bunge, Viterra, or any of their respective affiliates, advisors or representatives considered the Projections to be predictive of actual future events, and the Projections should not be relied on as such. Bunge, Viterra, and their respective affiliates, advisors, officers, employees, directors or representatives can give you no assurance that actual results will not differ materially from the Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date such projections were prepared or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying such projections are shown to be in error. Bunge and Viterra do not plan to publicly update or make any other revision to the Projections. Bunge, Viterra and their respective affiliates, advisors, officers, employees, directors or representatives make no representation to any shareholder of Bunge or any other person regarding Bunge’s and Viterra’s ultimate performance compared to the Projections or that the results reflected therein will be achieved. Bunge has not made any representation to Viterra concerning the Projections. For the reasons described above, readers of this proxy statement are cautioned not to place undue, if any, reliance on the Projections.
The Projections contain certain non-U.S. GAAP financial measures, including Adjusted EBITDA, Adjusted EBIT and Unlevered Free Cash Flow, that Bunge believes are helpful in understanding past financial performance and future results. Non-U.S. GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP, and non-U.S. GAAP financial measures used by Bunge may not be comparable to similarly titled amounts used by other companies. No reconciliation of non-U.S. GAAP financial measures in the Projections to U.S. GAAP measures were created or used in connection with preparing the Projections, and there would be inherent difficulty in forecasting and quantifying the measures that would be necessary for such reconciliation.
Opinion of BofA Securities
Bunge has retained BofA Securities to act as their financial advisor in connection with the Acquisition. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Bunge selected BofA Securities to act as Bunge’s financial advisor in connection with the Acquisition on the basis of BofA Securities’ experience in transactions similar to the Acquisition, its reputation in the investment community and its familiarity with the respective businesses of Bunge and Viterra, among other factors.
On June 12, 2023, at a meeting of the Board of Directors held to evaluate the Acquisition, BofA Securities delivered to the Board of Directors an oral opinion, which was confirmed by delivery of a written opinion dated June 12, 2023, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the Consideration provided for in the Acquisition was fair, from a financial point of view, to Bunge.
The full text of BofA Securities’ written opinion to the Board of Directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Appendix I to this document and is incorporated by reference herein in its entirety. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the opinion. BofA Securities delivered its opinion to the Board of Directors for the benefit and use of the Board of Directors (in its capacity as such) in connection with and for purposes of its evaluation of the Consideration from a financial point of view. BofA Securities’ opinion does not address any other aspect of the Acquisition and no opinion or view was expressed as to the relative merits of the Acquisition in comparison to other strategies or transactions that might be available to Bunge or in which Bunge might engage or as to the underlying business decision of Bunge to proceed with or effect the Acquisition. BofA Securities’ opinion does not address any other aspect of the Acquisition and does not constitute a recommendation to any shareholder as to how to vote or act in connection with the Acquisition or any related matter.
In connection with rendering its opinion, BofA Securities, among other things:
•
reviewed certain publicly available business and financial information relating to Viterra and Bunge;

•
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Viterra furnished to or discussed with BofA Securities by the management of Viterra;

•
reviewed certain financial forecasts relating to Viterra prepared by the management of Bunge furnished to or discussed with BofA Securities by the management of Bunge, referred to in this proxy statement as the “Viterra Projections” and summarized in the section of this proxy statement entitled “— Viterra Financial Projections”;

•
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Bunge furnished to or discussed with BofA Securities by the management of Bunge, including certain financial forecasts relating to Bunge prepared by the management of Bunge, referred to in this section of proxy statement as the “Bunge Projections” and summarized in the section of the proxy statement entitled “— Bunge Financial Projections”;

•
reviewed certain estimates as to the amount and timing of operational and network synergies anticipated by the management of Bunge to result from the Acquisition, referred to in this proxy statement as the “Synergies” and summarized in the section of this proxy statement entitled “— Estimated Synergies”;

•
discussed the past and current business, operations, financial condition and prospects of Viterra with members of senior management of Viterra and Bunge, and discussed the past and current business, operations, financial condition and prospects of Bunge with members of senior management of Bunge;

•
discussed with the management of Bunge its assessments as to Viterra’s existing and future relationships, agreements and arrangements with, and Bunge’s ability to retain, key customers, suppliers and employees of Viterra;

•
reviewed the potential pro forma financial impact of the Acquisition on the future financial performance of Bunge, including the potential effect on Bunge’s estimated earnings and free cash flow per share;

•
reviewed the trading history for Bunge Shares and a comparison of such trading history with the trading histories of other companies BofA Securities deemed relevant;

•
compared certain financial information of Viterra with similar information of other companies BofA Securities deemed relevant;

•
compared certain financial and stock market information of Bunge with similar information of other companies BofA Securities deemed relevant;

•
compared certain financial terms of the Acquisition to financial terms, to the extent publicly available, of other transactions BofA Securities deemed relevant;

•
reviewed the relative financial contributions of Viterra and Bunge to the future financial performance of the combined company on a pro forma basis;

•
reviewed a draft, dated June 11, 2023, of the Business Combination Agreement, referred to in this section of the proxy statement as the “Draft Agreement”; and

•
performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.

In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the managements of

Bunge and Viterra that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Viterra Projections, the Bunge Projections and the Synergies, BofA Securities assumed, at the direction of Bunge, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Bunge as to the future financial performance of Viterra and Bunge and the other matters covered thereby. BofA Securities was not provided with, and did not have access to, any financial forecasts relating to Viterra prepared by the management of Viterra. Accordingly, at the direction of Bunge, BofA Securities used the Viterra Projections in its analyses, and, at the direction of Bunge, BofA Securities relied on the Viterra Projections for purposes of its opinion. BofA Securities relied, at the direction of Bunge, on the assessments of the management of Bunge as to Bunge’s ability to achieve the Synergies and was advised by Bunge, and assumed, that the Synergies would be realized in the amounts and at the times projected. BofA Securities did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Viterra or Bunge, nor did it make any physical inspection of the properties or assets of Viterra or Bunge. BofA Securities did not evaluate the solvency or fair value of Viterra, Bunge or Bunge-Switzerland under any state, federal or other laws relating to bankruptcy, insolvency or similar matters.
BofA Securities relied, at the direction of Bunge, upon the assessments of the management of Bunge as to Viterra’s existing and future relationships, agreements and arrangements with, and Bunge’s ability to retain, key customers, suppliers and employees of Viterra. BofA Securities assumed, at the direction of Bunge, that the Acquisition would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Acquisition, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Viterra, Bunge, Bunge-Switzerland or the contemplated benefits of the Acquisition. For purposes of its opinion and with Bunge’s consent, BofA Securities assumed that the Redomestication, if consummated, would have no effect on the value of the Consideration. BofA Securities also assumed, at the direction of Bunge, that the final executed Business Combination Agreement would not differ in any material respect from the Draft Agreement reviewed by BofA Securities.
BofA Securities expressed no view or opinion as to any terms or other aspects of the Acquisition (other than the Consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the Acquisition, including any impacts on the Acquisition arising or resulting from the Redomestication, or any related transaction or any other agreement, arrangement or understanding entered into in connection with or related to the Acquisition or otherwise. BofA Securities’ opinion was limited to the fairness, from a financial point of view, to Bunge of the Consideration provided for in the Acquisition and no opinion or view was expressed with respect to any consideration received in connection with the Acquisition by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Acquisition, or class of such persons, relative to the Consideration. Furthermore, no opinion or view was expressed as to the relative merits of the Acquisition in comparison to other strategies or transactions that might be available to Bunge or in which Bunge might engage or as to the underlying business decision of Bunge to proceed with or effect the Acquisition. BofA Securities did not express any opinion as to what the value of Bunge Shares or common shares, par value $0.01 per share, of Bunge-Switzerland (the “Bunge-Switzerland Shares”), as the case may be, actually would be when issued or the prices at which Bunge Shares or Bunge-Switzerland Shares, as the case may be, would trade at any time, including following announcement or consummation of the Acquisition. In addition, BofA Securities expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the Acquisition or any related matter. Except as described above, Bunge imposed no other limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.
BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. BofA Securities noted that the credit, financial and stock markets had been experiencing unusual volatility and BofA Securities expressed no opinion or view as to any potential effects of such volatility on Bunge (or, if applicable, Bunge-Switzerland), Viterra or the Acquisition. It should be understood that subsequent developments may affect its opinion, and BofA Securities does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities.
The following represents a brief summary of the material financial analyses presented by BofA Securities to the Board of Directors in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.
Summary of Viterra Material Financial Analyses.
Selected Publicly Traded Companies Analysis.   BofA Securities reviewed public and internal financial and operating information for Viterra, the Viterra Projections and publicly available financial information for the following publicly traded companies in the agribusiness industry (referred to as the “selected agribusiness companies”) and the corn milling industry (referred to as the “selected corn milling companies” and, together with the selected agribusiness companies, collectively referred to as the “selected publicly traded companies”):
Selected Agribusiness Companies
•
Archer-Daniels-Midland Company

•
Bunge Limited

•
Wilmar International Limited

Selected Corn Milling Companies
•
Ingredion Incorporated

•
Tate & Lyle PLC

BofA Securities reviewed, among other things, the closing stock prices as of June 9, 2023, for Archer-Daniels-Midland Company, Wilmar International Limited, Ingredion Incorporated and Tate & Lyle PLC, and as of May 24, 2023 for Bunge (which was the last trading day prior to financial publications reporting of a potential transaction between Bunge and Viterra), as a multiple of calendar year 2022 earnings per share (“EPS”) and Wall Street research analysts’ consensus estimates of calendar year 2023 EPS and calendar year 2024 EPS, commonly referred to as P/E multiples. Financial data of the selected publicly traded companies were derived from their public filings and publicly available Wall Street research analysts’ estimates published by FactSet as of June 9, 2023.
The overall selected agribusiness companies’ low to high P/E multiples observed for calendar years 2022, 2023 and 2024 were 6.5x to 9.2x (with a mean of 7.8x and median of 7.7x), 7.7x to 10.5x (with a mean of 9.3x and median of 9.8x) and 8.0x to 10.9x (with a mean of 9.2x and median of 8.8x), respectively. The overall selected corn milling companies’ low to high P/E multiples observed for calendar years 2022, 2023 and 2024 were 14.3x to 16.1x (with a mean of 15.2x and median of 15.2x), 11.7x to 14.1x (with a mean of 12.9x and median of 12.9x) and 11.0x to 12.8x (with a mean of 11.9x and median of 11.9x), respectively.
Based on its professional judgment and experience, BofA Securities deemed selected agribusiness companies as the most relevant comparable companies due to the similarity of their business models to Viterra, namely grains and oilseed origination and processing, and their comparable scale and global presence. Given the foregoing and based on BofA Securities’ review of the P/E multiples for the selected agribusiness companies, BofA Securities applied P/E multiples of (i) 6.5x to 7.5x for calendar year 2022 to Viterra’s calendar year 2022 earnings, (ii) 7.7x to 9.0x for calendar year 2023 to Viterra’s calendar year 2023 estimated earnings and (iii) 8.0x to 8.7x for calendar year 2024 to Viterra’s calendar year 2024 estimated earnings. The implied amounts were then further reduced by estimated permitted leakage and indemnity related items contemplated by the Business Combination Agreement totaling $359 million as provided by Bunge management. Estimated financial data of Viterra was based on the Viterra Projections. This analysis indicated the following approximate implied equity value reference ranges for Viterra, as compared to the aggregate value of the Consideration of $8,125 million provided for in the Acquisition, which was calculated based on cash consideration of $1,982 million and total aggregate share consideration equal to $6,143 million (calculated on the basis of 65.6 million Bunge Shares (or, if the Redomestication is consummated, Bunge-Switzerland Shares) to be issued to Viterra shareholders and a closing trading price for Bunge Shares of $93.62 as of June 9, 2023):
Implied Equity Value Reference Ranges for Viterra			Consideration
2022A P/E	2023E P/E	2024E P/E
$6,133 – $7,126 million	$6,036 – $7,088 million	$5,280 – $5,788 million	$8,125 million
No company used in this analysis is identical or directly comparable to Viterra. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Viterra was compared.
Selected Precedent Transactions Analysis.   BofA Securities reviewed, to the extent publicly available and, with respect to Viterra’s acquisition of Gavilon Agriculture Investments, Inc., as provided by Bunge management, the ten transactions listed below. For each of these transactions, BofA Securities reviewed the transaction values, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company’s last twelve months earnings before interest, taxes, depreciation and amortization, or LTM EBITDA, as of the announcement of the relevant transaction.
Announcement Date	Acquiror	Target
January 26, 2022	• Viterra Limited	• Gavilon Agriculture Investment, Inc.
October 15, 2018	• The Andersons, Inc.	• Lansing Trade Group, LLC (67.5%)
April 6, 2016	• Canada Pension Plan Investment Board / British Columbia Investment Management Corporation	• Glencore Agricultural Products (~50%)
August 26, 2015	• Mitsubishi Corporation	• Olam International Ltd (20%)
March 13, 2014	• Temasek Holdings (Private) Limited	• Olam International Ltd (47.5%)
May 1, 2013	• Archer-Daniels-Midland Company	• GrainCorp Limited (80%)
May 29, 2012	• Marubeni Corp	• Gavilon Agriculture Investment, Inc.
March 20, 2012	• Glencore International plc	• Viterra Inc.
December 15, 2010	• Cargill, Incorporated	• AWB Commodity Management Business (majority stake)
May 19, 2009	• Viterra Inc.	• ABB Grain Ltd
The overall low to high enterprise value to LTM EBITDA multiples observed for the target companies in the selected transactions were 8.4x to 15.7x (with a mean of 11.4x and a median of 10.9x).
Based on BofA Securities’ review of the enterprise values to LTM EBITDA multiples for the selected transactions and on its professional judgment and experience, BofA Securities applied an enterprise value to LTM EBITDA multiple reference range of 10.0x to 12.0x to Viterra’s calendar year 2026 estimated EBITDA, which represented mid-cycle EBITDA as provided by Bunge management. The implied amounts were then further reduced by estimated permitted leakage and indemnity related items contemplated by the Business Combination Agreement totaling $359 million as provided by Bunge management. This analysis indicated the following approximate implied equity value reference range for Viterra, as compared to the Consideration:
Implied Equity Value Reference Range for Viterra	Consideration
$8,788 – $12,442 million	$8,125 million
No company, business or transaction used in this analysis is identical or directly comparable to Viterra or the Acquisition. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Viterra and the Acquisition were compared.
Discounted Cash Flow Analysis.   BofA Securities performed a discounted cash flow analysis of Viterra to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Viterra was forecasted to generate over the period from the second quarter of Viterra’s fiscal year 2023 through fiscal year 2027 based on the Viterra Projections and adjusted for depreciation and amortization, readily marketable inventories, changes in net working capital and capital expenditures. BofA Securities calculated terminal values for Viterra by applying a perpetuity growth rate range of 1.50% to 2.50% based on BofA Securities’ professional judgment and experience. The cash flows and terminal values were then discounted to present value as of March 31, 2023 using mid-period discounting convention and discount rates ranging from 7.8% to 9.3%, which were based on an estimate of Viterra’s weighted average cost of capital. BofA Securities then calculated the implied equity value reference ranges for Viterra by deducting Viterra’s net debt, adjusted for readily marketable inventories, as of December 31, 2022, and estimated permitted leakage and indemnity related items contemplated by the Business Combination Agreement totaling $359 million, in each case, as provided by the management of Bunge.
BofA Securities also estimated the equity values of the Synergies expected to result from the Acquisition by Bunge management on the basis of (i) projected operational synergies of $250 million (the “Operational Synergies”) and (ii) projected operational and network synergies of $341 million (the “Operational and Network Synergies”), and utilizing the discounted cash flow methodologies described in this section. This analysis indicated the following approximate implied equity value reference ranges for Viterra as compared to the Consideration:
Implied Equity Value Reference Range for Viterra (Before Synergies)	Implied Equity Value Reference Range for Viterra (Including Operational Synergies)	Implied Equity Value Reference Range for Viterra (Including Operational and Network Synergies)	Consideration
$8,179 – $11,770 millions	$10,046 – $14,642 millions	$10,738 – $15,700 millions	$8,125 millions
Summary of Bunge Material Financial Analyses.
Discounted Cash Flow Analysis.   BofA Securities performed a discounted cash flow analysis of Bunge to calculate the estimated present value of the standalone unlevered, after-tax free cash flow that Bunge was forecasted to generate over the period from the second quarter of Bunge’s fiscal year 2023 through fiscal year 2027 based on the Bunge Projections and adjusted for depreciation and amortization, readily marketable inventories, changes in net working capital and capital expenditures. BofA Securities calculated terminal values for Bunge by applying a perpetuity growth rate range of 1.50% to 2.50% based on BofA Securities’ professional judgment and experience. The cash flows and terminal values were then discounted to present value as of March 31, 2023 using mid-period discounting convention and discount rates ranging from 7.8% to 9.3%, which were based on an estimate of Bunge’s weighted average cost of capital. BofA Securities then calculated the implied equity value per share reference ranges for Bunge by deducting Bunge’s net debt, adjusted for readily marketable inventories, as of March 31, 2023 as provided by the management of Bunge. This analysis (rounded to the nearest $0.05) indicated an approximate implied per share equity value reference range for Bunge of $142.50 to $194.15.
Summary of Material Pro Forma Financial Analyses.
Has/Gets Analysis.   BofA Securities reviewed the illustrative pro forma impact of the Acquisition on the implied per share equity value of Bunge based on the Bunge Projections and the Viterra Projections and

utilizing the methodologies described above under “— Discounted Cash Flow Analysis,” after taking into account the potential Operational and Network Synergies, cost to achieve such synergies and transaction related financing items anticipated by Bunge management to result from the Acquisition, which indicated that the Acquisition could have a positive impact on the implied per share equity value of Bunge relative to Bunge’s implied per share equity value on a standalone basis.
Other.
BofA Securities also observed the following:
•
Pro Forma Accretion/Dilution Analysis.   BofA Securities reviewed the potential pro forma financial effect of the Acquisition on Bunge’s calendar years 2024 and 2025 earnings and free cash flow per share. The analysis utilized estimated financial data of Viterra based on the Viterra Projections, estimated financial data of Bunge based on the Bunge Projections, Synergies and associated cost to achieve such synergies, transaction related financing items and certain financial items associated with future approximately $2.0 billion share buybacks as provided by Bunge management. This analysis indicated that the Acquisition could be accretive to Bunge’s estimated earnings and free cash flow per share for calendar years 2024 and 2025 and more accretive with full phase in of the Synergies. The actual results achieved by the combined company may vary from projected results and the variations may be material.

Miscellaneous
As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Securities to the Board of Directors in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.
In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Viterra and Bunge. The estimates of the future performance of Viterra and Bunge in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, of the Consideration and were provided to the Board of Directors in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual values of Viterra or Bunge.
The type and amount of consideration payable in the Acquisition was determined through negotiations between Viterra and Bunge, rather than by any financial advisor, and was approved by the Board of Directors. The decision to enter into the Business Combination Agreement was solely that of the Board of Directors. As described above, BofA Securities’ opinion and analyses were only one of many factors considered by the Board of Directors in its evaluation of the Acquisition and should not be viewed as determinative of the views of the Board of Directors or management with respect to the Acquisition or the Consideration.
Bunge has agreed to pay BofA Securities for its services in connection with the Acquisition an aggregate fee of $25 million, $1.5 million of which was payable upon delivery of its opinion and the remaining portion of which is contingent upon the completion of the Acquisition. In addition, Bunge may pay BofA Securities an additional fee of up to $10 million, at the Closing of the Acquisition, in light of the performance by BofA Securities of its services under its engagement and such other factors as Bunge deems relevant. Bunge also has agreed to reimburse BofA Securities for certain of its expenses incurred in connection with BofA Securities’ engagement and to indemnify BofA Securities, any controlling person of BofA Securities and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws. Also, Bunge has agreed to pay BofA Securities a fee of approximately $1 million for acting as joint bookrunner and joint lead arranger for the $7.7 billion commitment under the Debt Commitment Letter.
BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Bunge, Viterra, the Sellers and certain of their respective affiliates.
BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to Bunge and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having provided or providing certain treasury and trade management services and products to Bunge and/or certain of its affiliates, (ii) having provided or providing certain foreign exchange, derivatives and/or commodity trading services to Bunge and/or certain of its affiliates, (iii) having acted as a co-manager on a debt offering for Bunge and/or one of its affiliates, and (iv) having acted or acting as joint bookrunner, co-lead arranger for, and/or as a lender under, certain revolvers and term loans for Bunge and/or certain of its affiliates. From May 1, 2021 through April 30, 2023, BofA Securities and its affiliates received or derived approximately $8 million of investment banking, corporate banking and global markets revenues from Bunge and its affiliates.
In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to Viterra and certain of its affiliates, including the Sellers, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as co-lead arranger for a revolver for Viterra and/or certain of its affiliates, (ii) having provided or providing certain treasury and trade management services and products to Viterra, CPP Investments, Glencore and/or certain of their respective affiliates, (iii) having provided or providing certain foreign exchange, derivatives and/or commodity trading services to Viterra, CPP Investments, BCI, Glencore and/or certain of their respective affiliates, (iv) having acted as a co-manager and/or bookrunner on a number of debt offerings for CPP Investments and/or certain of its affiliates, (v) having acted as a co-manager and/or bookrunner on one or more debt offerings for Glencore, BCI and/or certain of their respective affiliates, (vi) having acted as bookrunner on an equity block trade for an affiliate of Glencore, (vii) having acted or acting as lender under certain term loans, letters of credit and credit, leasing and conduit facilities for CPP Investments and certain of their respective affiliates, and (viii) having acted or acting as mandated arranger and as a bookrunner for, and/or as a lender under, certain revolvers for Glencore and/or certain of its affiliates. From May 1, 2021 through April 30, 2023, BofA Securities and its affiliates received or derived approximately $281 million of investment banking, corporate banking and global markets revenues from Viterra, CPP Investments, BCI, Glencore and/or certain of their respective affiliates.
Interests of Bunge’s Directors and Executive Officers in the Acquisition
Following the Closing of the Acquisition, the combined company will be led by Greg Heckman, Bunge’s Chief Executive Officer, and John Neppl, Bunge’s Chief Financial Officer. David Mattiske, Viterra’s Chief Executive Officer, will join the Bunge Executive Leadership Team in the role of Co-Chief Operating Officer of Agribusiness.

In considering the unanimous recommendation of the Board of Directors with respect to its adoption of the Business Combination Agreement, Bunge shareholders should be aware that Bunge’s directors and executive officers have interests in the Acquisition that are different from, or in addition to, those of Bunge shareholders generally. The Board of Directors was aware of these interests and considered them, among other matters, in approving the Business Combination Agreement. These interests are summarized below. As used below, each reference to an executive officer of Bunge refers to an individual who has served as an executive officer of Bunge at any time since the beginning of Bunge’s previous fiscal year.
Double Trigger Approval
On June 12, 2023, contingent upon Bunge’s shareholders approving the Acquisition and the Closing of the Acquisition, the Board of Directors provided that the Closing will be deemed a change in control of Bunge under Bunge’s 2016 Equity Incentive Plan, Bunge’s 2017 Non-Employee Directors Equity Incentive Plan (the “2017 Plan”) and Bunge’s Executive Severance Plan (the “Executive Severance Plan”), solely for purposes of any “double trigger” equity acceleration or severance benefits thereunder (the “double trigger approval”).
Potential Vesting Acceleration
Bunge’s non-employee directors hold equity awards under the 2017 Plan. Under the terms of the 2017 Plan, if a non-employee director’s service is terminated upon or within one year following a change in control of Bunge (which, pursuant to the double trigger approval, would include the Acquisition), then the director’s outstanding equity awards under the 2017 Plan will fully vest.
Executive Severance Plan
Bunge’s executive officers participate in the Executive Severance Plan, which provides for the following severance benefits if an executive’s employment is terminated without “cause” or the executive resigns for “good reason” (each as defined in the Executive Severance Plan) within 24 months following a change in control of Bunge (which, pursuant to the double trigger approval, would include the Acquisition): (i) an amount equal to two times the executive’s annual base salary in effect immediately prior to the termination date, (ii) an amount equal to two times the executive’s annual target bonus for the year in which the termination occurs, (iii) a prorated target annual bonus for the year in which the termination occurs, (iv) for executives located in the United States, payment or reimbursement of COBRA premiums for up to 18 months, and (v) accelerated vesting of all outstanding equity awards, with any stock options remaining exercisable for the remainder of their full term, and unvested performance-based equity awards deemed vested at the greater of actual or target performance levels. The amounts described in (i) through (iii) above will be paid in a lump sum (or, for the Chief Executive Officer, paid in 24 equal monthly installments).
The foregoing severance benefits are subject to each executive delivering an effective release of claims against Bunge and its affiliates, and each executive is required to abide by non-competition and non-solicitation covenants for two years following the executive’s termination date.
In the event the Redomestication occurs prior to the Closing, we will have to comply with applicable Swiss compensation regulations and therefore be required to eliminate severance arrangements of the members of our Swiss executive management team. We intend to enter into new employment agreements with the members of our Swiss executive management team, which, in compliance with applicable Swiss compensation regulations, provide for termination notice periods of up to 12 months.
Acquisition-Related Compensation for Bunge’s Named Executive Officers
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of Bunge’s named executive officers that is based on or otherwise relates to the Acquisition and that may become payable to the named executive officers on a qualifying termination of employment upon or following the consummation of the Acquisition. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules.
The table below assumes the following:

•
the closing of the Acquisition occurred on July 17, 2023 (which is the assumed date solely for purposes of this golden parachute compensation disclosure);

•
the number of unvested Bunge awards held by the named executive officers is as of July 17, 2023, the latest practicable date to determine such amounts before the filing of this proxy statement, and excludes any additional grants that may occur following such date and any awards that are expected to vest or be paid in accordance with their terms following such date;

•
the employment of each named executive officer will terminate immediately following the Closing of the Acquisition without “cause” or due to a resignation for “good reason” (each as defined in the Executive Severance Plan and referred to herein as a “qualifying termination”), entitling the executive to the benefits provided under the Executive Severance Plan;

•
the value of a Bunge Share is $94.26 (the average closing price of a Bunge Share over the first five business days following the first public announcement of the Acquisition); and

•
each named executive officer’s base salary rate and annual target bonus remain unchanged from that in effect as of the date of this filing.

All benefits in the table below are “double trigger” benefits, meaning they are benefits that require two conditions, which are (i) the occurrence of a change of control of Bunge (which the Board of Directors has deemed that the completion of the Acquisition will be deemed a change in control of Bunge) and (ii) a qualifying termination of employment. All payments of benefits in the table below are contingent on the named executive officer delivering an effective release of claims against Bunge and its affiliates, and each executive is required to abide by non-competition and non-solicitation covenants for two years following the executive’s termination date.
Name	Cash ($)(1)	Equity ($)(2)	Perquisites / Benefits ($)(3)	Total ($)
Gregory A. Heckman	7,581,041	32,225,232	27,822	39,834,095
John Neppl	3,404,795	7,141,892	41,999	10,588,686
Christos Dimopoulos	4,022,520	6,464,540	—	10,487,060
Julio Garros	3,294,931	4,340,107	—	7,635,038
Joseph Podwika	2,342,877	4,383,750	32,562	6,759,189

(1)
Cash.   For each named executive officer, represents the value of two times the executive’s annual base salary, two times the executive’s target annual bonus, and a prorated target annual bonus for the year of termination provided under the Executive Severance Plan upon a qualifying termination of employment within 24 months after a change in control of Bunge, as described above under the section titled “Interests of Bunge’s Directors and Executive Officers in the Acquisition — Executive Severance Plan.”

The following table quantifies each separate form of cash payment included in the aggregate total reported in the column. For Mr. Dimopoulos, amounts shown in the table have been converted from Swiss francs to U.S. dollars at the exchange rate of 1.11 U.S. dollars per Swiss franc (the average exchange rate for June 2023). For Mr. Garros, amounts shown in the table have been converted from Brazilian reals to U.S. dollars at the exchange rate of 0.20 U.S. dollars per Brazilian real (the average exchange rate for June 2023).
Name	2x Salary ($)	2x Target Bonus ($)	Prorated Bonus ($)
Gregory A. Heckman	2,400,000	4,080,000	1,101,041
John Neppl	1,500,000	1,500,000	404,795
Christos Dimopoulos	1,554,700	1,943,375	524,445
Julio Garros	1,451,599	1,451,599	391,733
Joseph Podwika	1,200,000	900,000	242,877

(2)
Equity.   Amounts represent the value of unvested equity awards held by each named executive officer for which vesting would be accelerated upon a qualifying termination of employment within 24 months after a change in control of Bunge under the Executive Severance Plan, as described above under the section titled “Interests of Bunge’s Directors and Executive Officers in the Acquisition — Executive Severance Plan.”

The following table quantifies the value of the unvested Bunge time-based restricted stock unit (“TBRSU”) awards and Bunge performance-based restricted stock unit (“PBRSU”) awards included in the aggregate total reported in the column. The estimated value of Bunge TBRSU awards in the table below equals the number of shares underlying the award, multiplied by $94.26. The estimated value of Bunge PBRSU awards in the table below equals the number of shares underlying the award assuming target level performance, multiplied by $94.26. As of July 17, 2023, the named executive officers did not hold any unvested Bunge options.
Name	Unvested Bunge TBRSUs ($)	Unvested Bunge PBRSUs ($)
Gregory A. Heckman	12,870,166	19,355,066
John Neppl	2,856,644	4,285,248
Christos Dimopoulos	1,986,624	4,477,916
Julio Garros	1,797,538	2,542,569
Joseph Podwika	1,763,228	2,620,522

(3)
Perquisites/Benefits.   For each named executive officer located in the United States, represents the estimated value of post-termination healthcare continuation benefits for 18 months under the Executive Severance Plan upon a qualifying termination of employment within 24 months after a change in control of Bunge, as described above under the section titled “Interests of Bunge’s Directors and Executive Officers in the Acquisition — Executive Severance Plan.”

Certain Effects of the Acquisition
If the conditions to the Closing are either satisfied or (to the extent permitted by applicable law) waived, at the Closing of the Acquisition, Bunge will hold all of the share capital and voting rights of Viterra on a fully diluted basis and Viterra will become a wholly-owned subsidiary of Bunge.
If the Acquisition is completed, the aggregate consideration for the Acquisition will consist of (i) the Cash Consideration and (ii) the Share Consideration, which would represent approximately 30% the combined company on a fully diluted basis (before giving effect to any future share repurchases by Bunge).
At Closing, pursuant to each Seller’s Contribution-in-Kind Agreement (as defined in the Business Combination Agreement), such Seller will sell or contribute, as applicable, to Bunge all of the Viterra Shares owned by such Seller in exchange for the Share Consideration and the Cash Consideration.
Consequences if the Acquisition is Not Completed
If the Acquisition proposal is not approved by Bunge’s shareholders or if the Acquisition is not completed for any other reason, the Business Combination Agreement will be null and void, and there will not be any liability on the part of Bunge or Viterra, except that:
•
no termination will relieve any party from liability for any willful breach (being a deliberate act or failure to act, which act or failure to act constitutes in and of itself a material breach of the Business Combination Agreement, regardless of whether breaching the Business Combination Agreement was the conscious object of the act or failure to act) or fraud;

•
no termination will affect the obligations of the parties contained in the Confidentiality Agreement or Clean Team Agreement; and

•
certain other provisions of the Business Combination Agreement, including provisions with respect to the allocation of fees and expenses, including, if applicable, the termination fees described below, will survive such termination.

For additional information, see the sections entitled “The Business Combination Agreement — Termination of the Business Combination Agreement; — Effect of Termination.” In addition, if the Business Combination Agreement is terminated under specified circumstances, Bunge is required to pay Viterra or the Sellers, as applicable, a termination fee of up to $400 million. For additional information, see the section entitled “The Business Combination Agreement — Termination Fees.”
Financing
Bunge Financing
In connection with the execution of the Business Combination Agreement, Bunge and Bunge Limited Finance Corp. entered into the Initial Debt Commitment Letter with SMBC, pursuant to which SMBC committed to provide Bunge with the Initial Debt Financing. The Initial Debt Commitment Letter was amended and restated on June 16, 2023 and further amended and restated on July 7, 2023 (as amended and restated, the “Debt Commitment Letter”) by the Lenders to increase the Initial Debt Financing to $7.7 billion. Additionally, a $300 million delayed draw term loan from CoBank and the U.S. farm credit system was arranged (the combination of the $7.7 billion commitment and $300 million delayed draw term loan, hereby referred to as the “Debt Financing”). The availability period of the Debt Financing mirrors the Outside Date definition in the Business Combination Agreement. Bunge intends to use a portion of the Debt Financing to fund the Cash Consideration, and the remainder for repayment of certain indebtedness of Viterra, totaling approximately $6.6 billion, which is expected to be repaid at Closing and for the ongoing operations of the combined company following Closing. Bunge will make reasonable best efforts to ensure that the surviving Viterra debt, mainly consisting of outstanding public debt, is pari-passu with Bunge’s existing senior unsecured debt obligations. The Business Combination Agreement requires Bunge to use its reasonable best efforts to arrange the Debt Financing. However, Bunge’s ability to obtain the Debt Financing is not a condition to the consummation of the Acquisition. Bunge may replace or amend the Debt Commitment Letter so long as such replacement or amendment:
•
would not reasonably be expected adversely affect Bunge’s ability to timely consummate the Acquisition;

•
provides an amount of financing not less than the amount of the Initial Debt Financing;

•
does not impose new or additional conditions or expand upon (or amend or modify in any manner adverse to the interests of Viterra) the conditions precedent set forth in the Initial Debt Commitment Letter;

•
would not adversely affect the ability of Bunge to enforce its rights against other parties to the Initial Debt Commitment Letter; or

•
would not reasonably be expected to prevent, delay, impede or impair the Closing of the Acquisition.

Bunge must keep Viterra reasonably informed on a current basis and in reasonable detail of any material developments in respect of the Debt Financing. Further, Bunge must arrange and obtain alternative financing if any of the following occurs: (i) the Debt Financing commitments expire or terminate, or (ii) all or any portion of the Debt Financing becomes unavailable. The alternative financing must be in an amount sufficient to consummate the Acquisition and shall not (i) include any conditions to such alternative financing that are more onerous than or in addition to any conditions set forth in the Initial Debt Commitment Letter, or (iii) otherwise be on terms and conditions that are materially less favorable than the terms and conditions of the Initial Debt Commitment Letter.
Bunge has agreed to indemnify, defend and hold harmless Viterra and its subsidiaries from and against any losses suffered or incurred by them in connection with the arrangement of the Debt Financing and/or any information used in connection therewith, other than to the extent such losses arise from (i) information provided by Sellers, Viterra or its subsidiaries expressly for use in connection with the Debt Financing, or (ii) the bad faith, gross negligence, fraud, willful misconduct or intentional misrepresentation of Viterra, any of its subsidiaries or its or their respective representatives or affiliates.
Viterra Cooperation
Subject to the terms of the Business Combination Agreement and customary carve-outs, Viterra has agreed to use reasonable best efforts to provide all reasonable and customary cooperation and assistance requested in connection with the arrangement, syndication and/or consummation of the Debt Financing and the transactions related thereto, including by delivering annual and quarterly financial statements of Viterra and its subsidiaries prior to Closing.
Pursuant to the Business Combination Agreement, Bunge shall consult with Viterra in good faith with respect to any plans to (i) commence a tender offer, exchange offer and/or consent solicitation or change of control offer for any Viterra’s outstanding notes, the settlement of which, in each case, will be contingent upon Closing of the Acquisition or (ii) redeem or satisfy and discharge any of Viterra’s outstanding notes. To the extent requested by Bunge, Viterra shall provide reasonable and customary assistance, at Bunge’s sole cost and expense, in connection with such process.
Credit Ratings
Following the announcement of the Acquisition, all three rating agencies reviewed our credit ratings and published updated credit opinions on us, reflecting their views of the credit profile of the Company both on a current standalone basis, and a pro-forma at Closing basis. Based on its review, S&P upgraded our credit rating to BBB+ and further placed us on positive outlook for an upgrade to A-. Moody’s kept our credit rating unchanged at Baa2 and placed us on a review for upgrade to Baa1. Fitch kept our credit rating unchanged at BBB and placed us on credit watch positive for an upgrade to BBB+. We expect S&P, Moody’s and Fitch to resolve their positive outlook, review for upgrade and credit watch positive status, respectively at or before Closing, based on a variety of factors including, but not limited to, our operating performance, our financial position and high certainty that the Acquisition will close.
Regulatory Approvals Required
Each of the parties to the Business Combination Agreement has agreed, upon the terms and subject to the conditions set forth in the Business Combination Agreement, to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to fulfill all the closing conditions applicable to such party and to consummate and make effective the Acquisition and the other transactions contemplated by the Business Combination Agreement as promptly as practicable. Such obligations will not require either of the parties to take Remedial Actions that would result in, or would be reasonably likely to result in, the sale or disposition of assets of businesses or the termination of or restriction on any business of either of the parties or their respective Subsidiaries meeting or exceeding the Remedy Threshold (as further described in the section entitled “The Business Combination Agreement — Regulatory Matters” beginning on page 103 of this proxy statement).
Although we expect that all required regulatory clearances and approvals will be obtained, neither Bunge nor Viterra can assure you that these regulatory clearances and approvals will be timely obtained or obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the closing, including the requirement to divest assets or businesses of Bunge and/or Viterra in excess of the Remedy Threshold. These conditions or changes could result in the conditions to the Closing of the Acquisition not being satisfied.
United States Antitrust
Under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, referred to as the “HSR Act,” the Acquisition cannot be consummated until, among other things, notifications have been submitted to the U.S. Federal Trade Commission, referred to as the “FTC,” and the Antitrust Division of the U.S. Department of Justice, referred to as the “Antitrust Division,” and specified waiting period requirements have expired or been terminated. On July 6, 2023, each of Bunge, Viterra, Glencore and CPP Investments filed a Notification and Report Form (referred to as the “HSR Notification Form”) pursuant to the HSR Act with the FTC and the Antitrust Division, initiating a 30-day waiting period. The 30-day waiting period under the HSR Act is scheduled to expire at 11:59 p.m. EDT on August 7, 2023; however, if Bunge, Glencore and CPP Investments withdraw and refile their HSR Notification Form prior to the expiration of the initial 30-day waiting period, a new 30-day waiting period will be initiated. During the 30-day waiting period, the FTC or the Antitrust Division can choose to shorten the waiting period by granting early termination of the waiting period or may extend the waiting period by issuing a Request for Additional Information and Documentary Materials, referred to as a “Second Request,” to each party. If Second Requests are issued, the waiting period would be extended until 11:59 p.m. EDT on the 30th day after certification of substantial compliance with such Second Requests by the parties (however, the parties could agree with the FTC or the Antitrust Division not to consummate the Acquisition for some period of time after the waiting period expires). As a practical matter, if Second Requests are issued, it could take a significant period of time to achieve substantial compliance with such Second Requests.
European Union Antitrust
Under Council Regulation (EC) No 139/2004 of 20 January 2004, as amended, and the rules and regulations promulgated thereunder, referred to as the “EUMR,” the Acquisition cannot be consummated until, among other things, a notification has been submitted to the European Commission and the European Commission has issued a decision declaring the scheme compatible with the common market (and/or if the European Commission has referred any aspect of the Acquisition to one or more competent authorities of a European Union (the “EU”) or EFTA state under Article 9 of the EUMR, each such competent authority has issued a clearance or a confirmation that the Acquisition may proceed). Bunge and Viterra are in the process of preparing to undertake customary pre-notification consultations with the European Commission and intend to file the formal notification as soon as is reasonably possible. Under the EUMR, the European Commission can issue a decision declaring the scheme compatible with the common market by the end of an initial “Phase 1” review period (25 working days after formal notification, subject to certain extensions) or, if the European Commission decides at the end of the initial review period to initiate an extended “Phase 2” investigation (up to an additional 90 working days, subject to certain possibilities of extension or interruption), by the end of the Phase 2 investigation period. As a practical matter, if a Phase 2 investigation is initiated, it could take a significant period of time to receive a decision declaring the scheme compatible with the common market.
Other Antitrust and Competition Clearances
Bunge and Viterra derive revenues in other jurisdictions where merger control filings or clearances are required, including from the applicable antitrust or competition regulators in Brazil, Canada, China, Chile, Costa Rica, Colombia, COMESA, Ecuador, Egypt, El Salvador, India, Japan, Mexico, Morocco, Nigeria, Pakistan, Peru, Philippines, Saudi Arabia, South Africa, South Korea, Taiwan, Tunisia, Turkey, Ukraine, United Arab Emirates, Uruguay and Vietnam, and intend to submit voluntary briefing papers or notification filings in Australia, New Zealand and the United Kingdom, the foregoing applicable required clearances, confirmations, approvals and voluntary notifications collectively referred to as the “Required Antitrust Clearances,” and such jurisdictions as the “Required Antitrust Jurisdictions.” The Acquisition cannot be consummated until after the applicable waiting periods have expired or the relevant approvals have been obtained under the antitrust and competition laws of the countries listed above where merger control filings or approvals are required pursuant to the Business Combination Agreement. Bunge and Viterra are in the process of preparing and filing notices and applications to satisfy the filing requirements and to obtain the regulatory clearances that are necessary or advisable.
Committee on Foreign Investment in the United States (“CFIUS”)
Under the terms of the Business Combination Agreement, the Acquisition cannot be completed until CFIUS approval under Section 721 of the Defense Production Act of 1950, as amended and all rules and regulations issued and effective thereunder (the “DPA”), is received for the Acquisition. For purposes of the Business Combination Agreement, “CFIUS approval” means that any of the following have occurred: (a) CFIUS has concluded that none of the transactions contemplated by the Business Combination Agreement are “covered transactions” under the DPA and are therefore not subject to review under the DPA; (b) CFIUS has issued a written notice that it has completed a review or investigation of the joint voluntary notice filed with CFIUS pursuant to the DPA with respect to the transactions contemplated by the Business Combination Agreement, and has concluded all action under the DPA or (c) CFIUS has sent a report to the President of the United States (the “President”) requesting the President’s decision and either (i) the President has announced a decision not to take any action to suspend or prohibit transactions contemplated by the Business Combination Agreement, or (ii) having received a report from CFIUS requesting the President’s decision, the President has not taken any action after fifteen (15) days from the earlier of the date the President received such report from CFIUS or the end of the investigation period.
The parties have agreed to use their reasonable best efforts to obtain CFIUS approval and are working to file a joint voluntary notice with CFIUS. Upon the acceptance of the joint voluntary notice, CFIUS will initiate a 45 calendar day review period, at the end of which, it may (i) determine there are no unresolved national security concerns and conclude all action under the DPA, or (ii) determine additional review is warranted and commence a 45 calendar day investigation, which may be extended an additional 15 calendar days in extraordinary circumstances. If CFIUS has no unresolved national security concerns at the end of the investigation, it will conclude all action under the DPA. If CFIUS has unresolved national security concerns at the end the 45 calendar day investigation period, it may send a report to the President of the United States, who may act to suspend or prohibit the Acquisition. At any time during the course of the CFIUS review or investigation, CFIUS may request that the parties take actions to mitigate any national security concern it has identified. CFIUS has the authority to decline to conclude all action under the DPA unless and until the parties execute an agreement to mitigate any national security concern CFIUS has identified.
Other Required Regulatory Clearances
The parties have agreed that the receipt of certain additional approvals are also conditions to the Closing of the Acquisition. These are referred to as the “Required Regulatory Clearances” and include:

(i) filings pursuant to the Foreign Investment Laws of Australia, New Zealand, United Kingdom, France, Italy, Germany, Romania, and Spain, to the extent they are mandatory pre-closing; (ii) filings under the Canada Transportation Act and (iii) filings under the Canada Investment Act to the extent a national security review is initiated or the parties agree to notify pre-closing. Although Bunge and Viterra do not expect these regulatory authorities to raise any significant concerns in connection with such authorities’ review of the Acquisition, there is no assurance that Bunge and Viterra will obtain all required regulatory approvals on a timely basis, if at all, or that these approvals will not include Remedial Actions in excess of the Remedy Threshold.
Bunge and Viterra may make further filings with regulators in various jurisdictions as may be required by applicable law, but the expiration of any waiting periods, or receipt of any required approvals and clearances, in connection with such filings will not be conditions to the consummation of the Acquisition.
Bunge and Viterra have begun filing certain of the initial applications and documents in connection with obtaining the required regulatory clearances.

THE BUSINESS COMBINATION AGREEMENT
The following is a summary describing certain material terms of the Business Combination Agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Appendix D to this proxy statement and is incorporated by reference herein. This summary is not intended to provide you with any other factual information about Bunge or Viterra. We urge you to read carefully this entire proxy statement, including the Appendices and the documents incorporated by reference.
Structure of the Acquisition
The terms of the Business Combination Agreement provide for the acquisition of Viterra and all of its subsidiaries by Bunge. Subject to the terms and conditions of the Business Combination Agreement, Bunge will acquire Viterra and all of its subsidiaries through the direct Acquisition and contribution by the Sellers of 100% of the shares of Viterra.
As a result of the Acquisition, Viterra will become a wholly owned subsidiary of Bunge Limited or Bunge Global SA (assuming the Redomestication is approved and completed before the Closing).
Closing of the Acquisition
The Closing will take place at 9:00 a.m., New York City time, as promptly as reasonably practicable following, but not later than the third business day (or such shorter period of time as remains before 5:00 p.m. New York City time, on the Outside Date) after the satisfaction or waiver, where applicable, of the conditions to Closing contemplated by the Business Combination Agreement (other than those closing conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other date and/or time as may be mutually agreed by Bunge and Viterra in writing. For a description of the conditions to the Closing, see the section entitled “— Conditions to the Closing” beginning on page 96 of this proxy statement.
Acquisition Consideration
At Closing, the Sellers will be entitled to receive, as applicable, (i) 65,611,831 Bunge Shares and (ii) $1,982,133,400 in cash (subject to any applicable adjustment as provided in the Business Combination Agreement), in exchange for all the Viterra shares held by the Sellers, referred to as the “Consideration.”
The Sellers will not receive any fractional Bunge Shares as consideration. Instead, the Sellers will receive a cash amount for any fractional shares, calculated as an amount equal to such fraction multiplied by the 20-Day VWAP prior to the Closing Date.
On or substantially concurrently with Closing, Bunge shall issue and deliver the Share Consideration and pay the Cash Consideration. On or substantially concurrently with Closing, pursuant to each Seller’s Contribution-in-Kind Agreement, as applicable, such Seller will sell or contribute to Bunge all of the Viterra Shares owned by such Seller in exchange for the Share Consideration and the Cash Consideration. Each of the Sellers, as applicable, will deliver to Bunge share certificates in respect of the aggregate number of shares in the capital of Viterra held by such Seller, and a share transfer form duly executed by each Seller for the transfer of such Seller’s Viterra Shares to Bunge.
Conditions to the Closing
The Closing of the Acquisition is conditioned on the satisfaction (or waiver, by the relevant party and to the extent permitted by law) of the following:
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the approval of the Acquisition by the requisite votes of Bunge shareholders at a special shareholders’ meeting of the Bunge shareholders, to be convened for the purpose of seeking such approval;

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any applicable waiting period (or extension thereof) under the HSR Act relating to the Acquisition shall have expired or been terminated;

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all required clearance, authorizations and approvals pursuant to certain specified antitrust laws, foreign investments laws, regulatory and other laws, as applicable, having been obtained;

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(a) no order having been issued or entered into which continues to be in effect by any court or other tribunal of competent jurisdiction, and (b) no law having been adopted, enacted, or promulgated, which remains in effect which, in the case of each of clauses (a) and (b), restrains, prevents, enjoins, prohibits or makes illegal the consummation of the Acquisition, but with respect to the laws for the purposes of clause (b), laws pursuant to antitrust law, foreign investment laws or other regulatory laws of jurisdictions which have been agreed to be Closing conditions;

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the increase in Bunge’s share capital to effect the issuance of the Share Consideration and the related amendments to Bunge’s governing documents in connection therewith having been registered with the competent cantonal commercial register in Switzerland;

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the absence of a material adverse effect with respect to each of Bunge and Viterra since June 13, 2023;

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the accuracy of each of Bunge’s, Viterra’s and the Sellers’ representations and warranties, subject to specified materiality standards; and

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the performance and compliance by each of Bunge, Viterra, and the Sellers in all material respects, with the covenants under the Business Combination Agreement required to be performed or complied with by it prior to the Closing.

Termination of the Business Combination Agreement
The Business Combination Agreement may be terminated and the transaction abandoned (whether before or after receipt of the Bunge shareholder approval) as follows:
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by mutual written consent of Bunge and the Designated Sellers;

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by either Bunge or the Designated Sellers, if there has been a breach by Viterra or any Seller, on the one hand, or Bunge, on the other hand, of any representation, warranty, covenant or agreement set forth in the Business Combination Agreement (other than the non-solicitation covenants), which breach would result in a condition to Closing not being satisfied (and such breach is not reasonably capable of being cured prior to the Outside Date, or if curable prior to the Outside Date, has not been cured after the receipt of notice thereof within the earlier of (i) 45 calendar days or (ii) the Outside Date). However, the Business Combination Agreement may not be terminated in accordance with the foregoing sentence by any party if such party is then in material breach of any of its representations, warranties, covenants or agreements set forth in the Business Combination Agreement;

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by either Bunge or the Designated Sellers, if the Closing shall not have occurred by the Initial Outside Date, provided that in the event that at the Initial Outside Date, all of the conditions to Closing have been satisfied or waived other than the conditions pertaining to (i) the HSR Act waiting period, (ii) the required antitrust and foreign investment consents, clearances, authorizations and approvals, (iii) the required regulatory clearances, and (iv) any conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver (when permissible) of such conditions, then the Outside Date shall automatically be extended up to two times each time for a period of three months unless the parties agree to an earlier extended Outside Date; provided, further, that in the event that at the expiration of such additional two three-month extension periods (or such shorter period as has been mutually agreed), all of the conditions to Closing have been satisfied or waived (other than the conditions pertaining to those set out at (i)  – (iv) above), then each of the Designated Sellers and Bunge shall have the right (but not the obligation) to further extend the Initial Outside Date up to two additional times, to the Extended Outside Date;

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In order to exercise its option to extend the Outside Date, Bunge must provide at least fifteen days’ notice in advance of the Outside Date, and the Designated Sellers, must provide at least thirty days’ notice in advance of the Outside Date;

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The right to terminate for failure to close by the Outside Date will not be available to any party if such party is in breach of any representation, warranty, covenant or agreement set forth in the

Business Combination Agreement, which breach has been the primary cause of, or resulted in, the Closing not occurring on or prior to the Initial Outside Date or the Extended Outside Date, as applicable;
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Further, the right to terminate the Business Combination Agreement for failure to close by the Outside Date will not be available to the Designated Sellers if all remedial actions required to satisfy the conditions relating to required clearances, authorizations and approvals pursuant to antitrust laws, foreign investments laws, and other laws, as applicable, have been agreed to and are in the process of being effectuated;

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by either Bunge or the Designated Sellers, if a governmental entity of competent jurisdiction has issued a final, non-appealable order or there is a law in effect, in either case, permanently restraining, enjoining or otherwise prohibiting the consummation of the Acquisition (other than the specified laws and orders);

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However, the Business Combination Agreement may not be terminated in accordance with the foregoing sentence by any party if such party’s breach of any provision of the Business Combination Agreement is the primary cause of such order or law;

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by either Bunge or the Designated Sellers, if the Bunge shareholder approval has not been obtained at the Bunge shareholder meeting or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken;

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by the Designated Sellers, prior to receipt of the Bunge shareholder approval, if the Board of Directors effects a Bunge change of recommendation (see the section entitled “— Change of Recommendation” beginning on page 102 of this proxy statement), or Bunge is in material breach of its covenant not to solicit alternative transactions in the Business Combination Agreement.

Effect of Termination
In the event of a valid termination, the Business Combination Agreement will be null and void and there shall be no liability on the part of Bunge or Viterra, other than any obligation with respect to any applicable termination fee. (See the section entitled “— Termination Fees” beginning on page 98 of this proxy statement.) However, termination of the Business Combination Agreement shall not release any party from liability for a willful breach (as defined in the Business Combination Agreement) or fraud.
Termination Fees
The Business Combination Agreement provides that Bunge will pay Viterra or the Sellers, as applicable, a termination fee of $400 million upon a valid termination of the Business Combination Agreement in the following circumstances:
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A termination of the Business Combination Agreement at or after the Outside Date, but only in the event that all of the conditions have been satisfied or waived other than conditions related to the receipt of antitrust, foreign investment and regulatory approvals that are conditions to Closing, and Viterra and the Sellers are each not then in breach of any provision of this Agreement where such breach is the primary cause of the failure of such conditions to be satisfied;

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A termination of the Business Combination Agreement by the Designated Sellers upon a change of recommendation by Bunge (see the section entitled “— Change of Recommendation” beginning on page 102 of this proxy statement);

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A termination of the Business Combination Agreement for failure to close prior to the Outside Date, or if the Bunge shareholder approval has not been obtained at the Bunge shareholder meeting or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken, if both (1) there is a publicly disclosed bona fide competing acquisition proposal after the date of the Business Combination Agreement that has not been publicly withdrawn prior to the termination of the Business Combination Agreement and (2) within twelve months following termination of the Business Combination Agreement, Bunge shall have entered into a definitive agreement with respect to a competing acquisition proposal.

Covenants and Agreements
Bunge, Viterra and the Sellers agreed to certain covenants and agreements set forth in the Business Combination Agreement on behalf of themselves and their respective subsidiaries that are subject to specified exceptions and qualifications contained in the Business Combination Agreement or in certain disclosure schedules to the Business Combination Agreement.
Representations and Warranties
Bunge, Viterra and the Sellers made customary representations and warranties in the Business Combination Agreement on behalf of themselves and their respective subsidiaries that are subject, in some cases, to specified exceptions and qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement that were exchanged between Bunge and Viterra. The representations and warranties made by Bunge are also subject to and qualified by certain information included in certain filings Bunge has made with the SEC.
The subject matter of some of the representations and warranties are reciprocal and apply to Bunge and Viterra, as applicable, and their respective subsidiaries. Some of the more significant representations and warranties made by Bunge and Viterra relate to:
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corporate organization, existence and good standing and requisite corporate power and authority to carry on business;

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capital structure;

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corporate authority to enter into the Business Combination Agreement and the enforceability thereof;

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required governmental approvals;

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the absence of any breach or violation of organizational documents or certain contracts as a result of the consummation of the transaction;

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SEC reports (in the case of Bunge) and financial statements, including their preparation in accordance with U.S. GAAP (in the case of Bunge) and IFRS (in the case of Viterra), and compliance with the applicable rules and regulations promulgated thereunder, and that such reports and financial statements fairly present, in all material respects, the relevant financial position and results of operations;

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the maintenance of internal disclosure controls and internal control over financial reporting;

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the absence of undisclosed liabilities;

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compliance with laws and government regulations;

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compliance with applicable laws related to employment and labor laws and employee benefits;

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the absence of certain changes since January 1, 2023 that have had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect;

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since January 1, 2023, the businesses have been conducted in all material respects in the ordinary course of business;

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the absence of certain material litigation, claims and actions;

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neither Viterra or its subsidiaries, is treated as a “surrogate foreign corporation” or an “expatriated entity” within the meaning of Section 7874(a)(2) of the Code;

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the reliability and accuracy of information supplied for this proxy statement;

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certain regulatory matters; and

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the accuracy and completeness of certain tax matters.

Some of the more significant representations and warranties made by the Sellers relate to:
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corporate organization, existence and good standing and requisite corporate power and authority to carry on business;

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the Sellers’ ownership of the Viterra Shares;

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corporate authority to enter into the Business Combination Agreement and the enforceability thereof ;

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the absence of any breach or violation of certain contracts as a result of the consummation of the transaction;

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the reliability and accuracy of information supplied for this proxy statement;

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the absence of certain material litigation, claims and actions;

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the absence of certain indemnity obligations or guarantees or similar obligations of Sellers for the benefit of Viterra or its subsidiaries;

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the status of the Sellers as Accredited Investors; and

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the absence of certain agreements with finders and brokers in connection with the Business Combination Agreement.

Many of the representations and warranties made by each of Bunge and Viterra are qualified by a “material adverse effect” standard (that is, they will not be deemed untrue or incorrect unless their failure to be true or correct, individually or in the aggregate has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the party making the representation and warranty). Many of the other representations and warranties made by each of Bunge and Viterra are qualified by a general materiality standard or by a knowledge standard. For the purpose of the Business Combination Agreement, a “material adverse effect” with respect to each of Bunge and Viterra means any change, effect, development, circumstance, condition, state of facts, event or occurrence that, (i) prevents, materially impairs or materially delays the relevant party from performing its material obligations under the Business Combination Agreement or consummation of the transactions contemplated by the Business Combination Agreement prior to the Outside Date or (ii) individually or in the aggregate, has, or is reasonably likely to result in, a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business or results of operations of the relevant party and its subsidiaries, taken as a whole, excluding, in the case of clause (ii) only:
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any changes in general U.S. or global economic conditions to the extent that such effects do not disproportionately impact the relevant party relative to other companies operating in the industry or industries in which such party operates;

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conditions (or changes therein) in any industry or industries in which the relevant party operates to the extent that such effects do not disproportionately impact such party relative to other companies operating in such industry or industries;

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general legal, tax, economic, political or regulatory conditions (or changes therein), including any changes affecting financial, credit or capital market conditions, to the extent that such effects do not disproportionately impact the relevant party relative to other companies operating in the industry or industries in which such party operates;

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any change in U.S. GAAP (in the case of Bunge), or IFRS (in the case of Viterra), or interpretation thereof to the extent that such effects do not disproportionately impact the relevant party relative to other companies operating in the industry or industries in which such party operates;

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any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable law of or by any governmental entity to the extent that such effects do not disproportionately impact the relevant party relative to other companies operating in the industry or industries in which such party operates;

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the execution and delivery of the Business Combination Agreement or the consummation of the transaction, or any actions expressly required by, or the failure to take any action expressly prohibited by, the terms of the Business Combination Agreement;

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changes in the share price of the respective party, in and of itself (although the facts or occurrences giving rise or contributing to such changes that are not otherwise excluded from the definition of a material adverse effect may be taken into account);

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any failure by the relevant party to meet any internal or published projections, estimates or expectations of such relevant party’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by such relevant party to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (although the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a material adverse effect may be taken into account);

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effects arising out of changes in geopolitical conditions, acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, global health conditions (including any epidemic, pandemic, or disease outbreak (including the COVID-19 virus)) or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of the Business Combination Agreement, to the extent that such effects do not disproportionately impact the relevant party relative to other companies operating in the industry or industries in which such party operates;

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the public announcement of the Business Combination Agreement or the Acquisition;

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the departure or threatened departure of, or adverse change or threatened adverse change in, the relationship of the relevant party or its subsidiaries with its employees, brokers, agents, independent contractors, vendors, clients or suppliers;

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any action or failure to take any action that is consented to or requested by the relevant party in writing; or

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any reduction in the credit rating of the relevant party or its subsidiaries, in and of itself (although the facts or occurrences giving rise or contributing to such reduction that are not otherwise excluded from the definition of a material adverse effect may be taken into account).

THE BUSINESS COMBINATION AGREEMENT CONTAINS REPRESENTATIONS AND WARRANTIES MADE BY AND TO THE PARTIES AS OF SPECIFIC DATES. THE STATEMENTS EMBODIED IN THOSE REPRESENTATIONS AND WARRANTIES WERE MADE FOR PURPOSES OF THE CONTRACT BETWEEN THE PARTIES AND ARE SUBJECT TO QUALIFICATIONS AND LIMITATIONS AGREED BY THE PARTIES IN CONNECTION WITH NEGOTIATING THE TERMS OF THE BUSINESS COMBINATION AGREEMENT AND IN SOME CASES WERE QUALIFIED BY CONFIDENTIAL DISCLOSURES MADE BY THE PARTIES, WHICH DISCLOSURES ARE NOT REFLECTED IN THE BUSINESS COMBINATION AGREEMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX D TO THIS PROXY STATEMENT. IN ADDITION, CERTAIN REPRESENTATIONS AND WARRANTIES WERE MADE AS OF A SPECIFIED DATE OR MAY HAVE BEEN USED FOR THE PURPOSE OF ALLOCATING RISK BETWEEN THE PARTIES RATHER THAN ESTABLISHING MATTERS AS FACTS. THE DESCRIPTION OF THE BUSINESS COMBINATION AGREEMENT IN THIS PROXY STATEMENT HAS BEEN INCLUDED TO PROVIDE YOU WITH INFORMATION REGARDING ITS TERMS.
No Solicitation by Bunge or Viterra
Under the terms of the Business Combination Agreement, each of Bunge, Viterra and each of the Designated Sellers has agreed that it will not (and will not permit any of its respective subsidiaries to, and will cause its directors, officers and employees not to, and will direct and use reasonable best efforts to cause its other representatives not to), directly or indirectly:
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solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing information), or engage in discussions or negotiations regarding, any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer (including any inquiry, proposal or offer to its shareholders) which constitutes or would be reasonably expected to lead to a competing acquisition proposal;

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enter into or participate in any negotiations regarding, or furnish to any person or entity any nonpublic information relating to it or any of its respective subsidiaries or afford access to its business, properties, assets, books or records or otherwise cooperate in any way with, or knowingly assist, participate in or knowingly facilitate or encourage any effort by, any third party that would reasonably be expected to seek to make or has made a competing acquisition proposal;
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engage in discussions with any person or entity with respect to any competing acquisition proposal;

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in the case of Bunge, except if the Board of Directors, determines in good faith (after consultation with outside legal and financial advisors) that such action or inaction would be inconsistent with the directors’ fiduciary duties under applicable laws, waive, terminate, modify or release any person or entity (other than the other party and its affiliates) from any provision of or grant any permission, waiver or request under any “standstill” or similar agreement or obligation;

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approve or recommend, or propose publicly to approve or recommend, any competing acquisition proposal;

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in the case of Bunge, withdraw, change, amend, modify or qualify, or otherwise propose publicly to withdraw, change, amend, modify or qualify, in a manner adverse to Viterra, the recommendation by the Board of Directors to its shareholders to vote in favor of its respective proposals;

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in the case of Bunge, fail to publicly reaffirm our Board Recommendation within two business days of receipt by the Board of Directors of a written request from Viterra to provide such public reaffirmation following receipt by Bunge of a publicly announced competing acquisition proposal that contemplates or would require the termination of the Business Combination Agreement,

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enter into any letter of intent or similar document relating to, or any agreement or commitment providing for, any competing acquisition proposal (other than as permitted in the Business Combination Agreement); or

•
resolve or agree to do any of the foregoing.

Nevertheless, Bunge and Viterra may inform a person or entity that has made or, to its knowledge, is considering making a competing acquisition proposal of the non-solicitation provisions of the Business Combination Agreement.
If Bunge receives, prior to obtaining Bunge shareholder approval, a bona fide, unsolicited, written competing acquisition proposal not resulting from a material breach of the non-solicitation provisions of the Business Combination Agreement, which its Board of Directors determines in good faith after consultation with its outside legal and financial advisors (i) constitutes a superior proposal or (ii) would reasonably be expected to result, after the taking of any of the actions referred to in either of clause (x) or (y) below, in a superior proposal, then in any such event it may take the following actions: (x) furnish nonpublic information to the person or entity making such competing acquisition proposal, if, and only if, prior to so furnishing such information, it receives from such person or entity an executed confidentiality agreement with terms that are no less favorable in the aggregate to it than those contained in the confidentiality agreement between Bunge and Viterra (provided, however, that the confidentiality agreement is not required to contain standstill provisions) and (y) engage in discussions or negotiations with such person or entity with respect to such competing acquisition proposal.
Change of Recommendation
The Board of Directors is entitled to approve or recommend, or propose publicly to approve or recommend, a competing acquisition proposal or withdraw, change, amend, modify or qualify (or propose publicly to withdraw, change, amend, modify or qualify) its recommendation, in a manner adverse to the Sellers and Viterra, prior to receiving the Bunge shareholder approval, if:
•
following receipt of a bona fide, unsolicited, written competing acquisition proposal, which the Board of Directors determines in good faith after consultation with its outside legal and financial advisors is a superior proposal and such proposal was received after the date of the Business Combination Agreement and did not result from a breach in any material respect of the non-solicitation provisions of the Business Combination Agreement, the Board of Directors has determined in good faith after consultation with its outside legal counsel that the failure to take such action would be inconsistent with the duties of the members of the Board of Directors under applicable laws (such a change of recommendation, referred to as an “Acquisition proposal change of recommendation”); or
•
in response to a material change, effect, development, circumstance, condition, state of facts, event or occurrence (that does not relate to a competing acquisition proposal) that (a) was not known to the Board of Directors, or the material consequences of which (based on facts known to members of the Board of Directors as of the date of the Business Combination Agreement) were not reasonably foreseeable, as of the date of the Business Combination Agreement, (b) becomes known by the Board of Directors prior to the receipt of the Bunge shareholder approval and (c) does not relate to Viterra or its subsidiaries, the Board of Directors has determined in good faith after consultation with its outside legal counsel that the failure to take such action would be inconsistent with the duties of the members of the Board of Directors under applicable laws (such a change of recommendation, referred to as an “intervening event change of recommendation”) (either an Acquisition proposal change of recommendation or an intervening event change of recommendation, referred to as a “change of recommendation”).

However, (i) prior to the Board of Directors making an intervening event change of recommendation, Bunge must provide Viterra with three business days’ prior written notice advising Viterra that it intends to effect an intervening event change of recommendation and specifying, in reasonable detail, the reasons therefor (including the material facts and circumstances related to the applicable intervening event), and during such three business day period, Bunge must consider and negotiate in good faith any proposal by Viterra to amend the terms and conditions of the Business Combination Agreement in a manner that would obviate the need to effect the intervening event change of recommendation and (ii) prior to the Board of Directors making an Acquisition proposal change of recommendation, Bunge must provide Viterra with three business days’ prior written notice (and any material amendment to the amount or form of consideration payable in connection with the applicable competing acquisition proposal will require a new notice and an additional two business day period) advising Viterra that the Board of Directors intends to take such action and specifying the material terms and conditions of such competing acquisition proposal, and during such three business day period (or subsequent two business day period), the Bunge will consider and negotiate in good faith any proposal by Viterra to amend the terms and conditions of the Business Combination Agreement such that such competing acquisition proposal would no longer constitute a “superior proposal.”
Regulatory Matters
Each of the parties has agreed, upon the terms and subject to the conditions set forth in the Business Combination Agreement, to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable (including by taking certain divestiture actions) to fulfill all the closing conditions applicable to such party and to consummate the Acquisition and make effective the transactions, as promptly as practicable, including using reasonable best efforts in:
•
preparing and filing, in consultation with the other parties and as promptly as practicable and advisable after the date of execution of the Business Combination Agreement, all documentation to effect all necessary or advisable applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or any governmental entity in order to consummate the acquisition or any of the other transactions contemplated by the Business Combination Agreement;

•
obtaining all necessary actions or nonactions, waivers, consents and approvals from governmental entities; and

•
the contesting and defending of any proceedings challenging the Business Combination Agreement or the consummation of the Acquisition or any of the other transactions contemplated by the Business Combination Agreement, including:

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(A) seeking to have any stay, temporary restraining order or other order entered by any court or governmental entity vacated, reversed or terminated, and

•
(B) defending through litigation on the merits any claim asserted in court by any person to avoid entry of, or to have vacated, reversed or terminated, any order (whether temporary, preliminary or permanent) that would restrain or prevent the Closing from occurring prior to the Outside Date.

Notwithstanding the above, neither party is required to take, and neither Viterra nor the Sellers will take without Bunge’s prior written consent, any remedial action (such as a sale or divestiture of assets or businesses, or other behavioral remedy) that would, or would reasonably be expected to, in the aggregate, result in the reduction of pro forma EBITDA of the combined Bunge and Viterra above an agreed threshold (the “Remedy Threshold”), as further described in the Business Combination Agreement. Further, no party is required to take or agree to take any action with respect to its business or operations (i) unless the effectiveness of such agreement or action is conditioned on the Closing of the Acquisition or (ii) that involves the assets, properties or rights of any of the Sellers or Seller’s affiliates, other than Viterra and Viterra’s subsidiaries.
The parties shall jointly develop, and control, and each of the parties shall consult and cooperate with one another with respect to:
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(i) the strategy, timing and form for obtaining any necessary approval of, for responding to any request from, or inquiry or investigation by, any governmental entity that has authority to enforce any antitrust law or any law related to regulatory clearances discussed below;

•
(ii) the strategy, scope, timing, form, negotiation and execution of any Remedial Action required by any governmental entity that has authority to enforce any antitrust law or any law related to regulatory clearances discussed below; and

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(iii) the defense of any action brought by or before any government entity that has authority to enforce any antitrust law; provided, however, that in the event of a disagreement with respect to matters described in the immediately preceding bullet point (ii), the determination of Bunge prevails.

Each party shall use its reasonable best efforts to obtain the expiration or termination of all waiting periods and all consents, waivers, authorizations and approvals of all third parties (other than governmental entities) necessary, proper or advisable for the consummation of the Acquisition and other transactions contemplated by the Business Combination Agreement and to provide any notices to third parties required to be provided prior to the Closing; provided, however, that, without the prior written consent of the other parties, no party shall incur any significant expense or liability, enter into any significant new commitment or agreement or agree to any significant modification to any contractual arrangement to obtain such consents or certificates from third parties (other than governmental entities).
Each of Viterra and Bunge shall not, and shall not permit their respective subsidiaries to, take any action, or refrain from taking any action, the effect of which could reasonably be expected to materially delay or impede the ability of the parties to consummate the Acquisition and other transactions contemplated by the Business Combination Agreement. Without limiting the generality of the foregoing, each of the parties shall not, and shall not permit their respective affiliates to, acquire or agree to acquire (by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner), any person or portion thereof, or otherwise acquire or agree to acquire any assets, if the entering into a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation could reasonably be expected to:
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impose any delay in the obtaining of, or increase the risk of not obtaining, any actions or nonactions, waivers, clearances, expirations or terminations of waiting periods, consents or approvals from governmental entities necessary, proper or advisable to consummate the Acquisition and other transactions contemplated by the Business Combination Agreement;

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increase the risk of any governmental entity issuing, entering, adopting, enacting or promulgating any law restraining, enjoining, prohibiting, preventing or making illegal the consummation of the Acquisition and other transactions contemplated by the Business Combination Agreement;

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increase the risk of not being able to remove any such law on appeal or otherwise; or

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materially delay or prevent the consummation of the Acquisition and other transactions contemplated by the Business Combination Agreement.

Conduct of Business Pending the Acquisition’s Completion
From the date of execution of the Business Combination Agreement until the Closing, and subject to specified exceptions contained in the Business Combination Agreement and in certain disclosure schedules to the Business Combination Agreement, except as required by law, specifically required by the Business Combination Agreement, in the case of Bunge, in connection with the Redomestication or certain internal corporate or legal restructuring, or with the prior written consent of Bunge (in the case of Viterra) and the Designated Sellers (in the case of Bunge) (such consent not to be unreasonably withheld, delayed or conditioned), each of Bunge, and Viterra have agreed to, and have agreed to cause their respective subsidiaries to, use reasonable best efforts to conduct their respective businesses in all material respects in the ordinary course of business in order to preserve the value of the businesses.
Each Seller has agreed to certain specific restrictions relating to the conduct of their respective businesses between the date of execution of the Business Combination Agreement until the Closing, including the following, except as required by law, specifically required by the Business Combination Agreement, or with the consent of Bunge (such consent not to be unreasonably withheld, delayed or conditioned), subject to specified exceptions set forth below and in certain disclosure schedules to the Business Combination Agreement:
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sell, pledge, dispose of or encumber, or authorize the sale, pledge, disposition or encumbrance of, any shares in the capital stock, voting securities or other equity interest in Viterra or any securities convertible into or exchangeable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares in its capital stock, voting securities or equity interest or any “phantom” equity or “phantom” stock equity rights, stock appreciation rights or stock equity-based performance units;

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withdraw, change, amend, modify or qualify the consent or other approval of such Seller provided in connection with the execution or performance of the Business Combination Agreement;

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impose on, contribute to or transfer to Viterra any liability or obligation allocable to the Sellers or an affiliate of the Sellers, except pursuant to certain agreed interested party transactions;

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cause Viterra or any of its subsidiaries to materially breach or not to perform and comply in all material respects with the covenants required by the Business Combination Agreement to be performed or complied with by it; or

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agree, in writing or otherwise, to take any of the foregoing actions.

Each of Bunge and Viterra have agreed to certain specific restrictions relating to the conduct of their respective businesses between the date of execution of the Business Combination Agreement until the Closing, including the following, except as required by law, specifically required by the Business Combination Agreement, in the case of Bunge, in connection with the Redomestication, or with the prior written consent of Bunge (in the case of Viterra) and the Designated Sellers (in the case of Bunge) (such consent not to be unreasonably withheld, delayed or conditioned), subject to specified exceptions set forth below and in certain disclosure schedules to the Business Combination Agreement:
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authorize or pay any dividend or distribution with respect to outstanding shares except that (i) Bunge may continue the declaration and payment of regular quarterly cash dividends not to exceed $0.80 per share, for each quarterly dividend (subject to increases in the ordinary course of business), (ii) for dividends and distributions paid or made by a subsidiary of Bunge or Viterra to another wholly-owned subsidiary of such party, and (iii) Viterra may pay certain mutually agreed permitted dividends;

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split, combine, reduce or reclassify any capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares in capital, except for any such transaction (i) by a wholly-owned subsidiary of Bunge or Viterra, as applicable, which remains a wholly-owned subsidiary of Bunge or Viterra, as applicable, after consummation of such transaction, and (ii) by a

Bunge or Viterra subsidiary that is not wholly-owned where the economic interest of Bunge or Viterra in such subsidiary is not affected by the relevant transaction;
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authorize, announce an intention to authorize, or enter into agreements providing for any acquisitions of an equity interest in any person or any business or division of any person (including by means of an asset purchase), or any mergers, consolidations or business combinations, except for (i) such transactions that together with expansionary capital expenditures do not have purchase prices that exceed, in the case of Viterra, $250 million in the aggregate, or, in the case of Bunge, $500 million in the aggregate (provided that any such transactions, individually or in the aggregate, would not reasonably be expected to prevent, delay or impede the consummation of the Acquisition), (ii) certain capital expenditures otherwise permitted by the Business Combination Agreement, (iii) transactions between Viterra or Bunge, as applicable, and its wholly-owned subsidiaries, or (iv) the creation of new wholly-owned subsidiaries organized to conduct or continue activities otherwise permitted by the Business Combination Agreement;

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make any material change in financial accounting policies or procedures or any methods of reporting income, deductions or other material items for financial accounting purposes, except as required by U.S. GAAP (in the case of Bunge), IFRS (in the case of Viterra), applicable law or SEC policy;

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amend the articles of association or memorandum of association, or equivalent governing documents, of Bunge or Viterra, as applicable, or permit any subsidiary of Bunge or Viterra, as applicable, to adopt amendments to its governing documents in a manner that would be materially adverse to the amending party, or, from and after the Closing, the combined company;

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in the case of Viterra, issue, deliver, grant, sell, pledge, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance of, any shares in its capital stock (including restricted shares), voting securities or other equity interest in Viterra, or any subsidiary of Viterra, or any securities convertible into or exchangeable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares in its capital stock, voting securities or equity interest any securities convertible into or exchangeable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares in its capital stock, voting securities or equity interest except for:

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any such transaction involving an internal reorganization that does not affect the economic interest of Viterra in any Viterra subsidiary; and

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any such transaction or series of transactions, together with certain other sales, leases, licenses, transfers, exchanges, swaps or disposals, with a value of less than $250 million in the aggregate for all such transactions; and

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with respect to certain liens permitted pursuant to the Business Combination Agreement; or

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pursuant to a Viterra benefit plan;

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in the case of Bunge, issue, grant, or authorize the issuance or grant, of any shares in its capital stock (including restricted shares), voting securities or other equity interest in Bunge or any securities convertible into or exchangeable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares in its capital stock, voting securities or equity interest except for (i) any such transaction involving an internal reorganization that does not materially affect the economic interest of Bunge in any Bunge subsidiary, and (ii) issuance of equity compensation to Bunge employees and service providers in the ordinary course of business or pursuant to binding obligations of Bunge existing as of the date of the Business Combination Agreement disclosed to the Sellers prior to entry into the Business Combination Agreement;

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purchase, redeem or otherwise acquire any shares in its capital or any rights, warrants or options to acquire any such shares in its capital, except for (i) transactions between Viterra or Bunge, as applicable, and a wholly-owned subsidiary, or (ii) involving a Viterra or Bunge subsidiary, as applicable, which is not wholly-owned where the economic and voting interest of Viterra or Bunge in such subsidiary is not affected by the relevant transaction, provided, in the case of Bunge, such transactions comply with SEC Rule 10b-18 or are otherwise pro rata and on arm’s-length terms, and, in the case of Bunge, certain permitted buybacks as agreed to by the parties in certain disclosure schedules to the Business Combination Agreement;

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sell, lease, license, transfer, exchange, swap or otherwise dispose of, or subject to any lien (other than certain permitted liens), any properties or assets, except:

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pursuant to existing agreements set out in certain disclosure schedules to the Business Combination Agreement;

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in the case of Viterra, liens for permitted indebtedness;

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such transactions with neither a fair market value of the assets or properties nor an aggregate purchase price that exceeds $250 million, in the case of Viterra, and $500 million, in the case of Bunge, in the aggregate for all such transactions;

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assets and properties associated with discontinued operations or which are fully depreciated or at the end of their useful life;

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the grant of a non-exclusive license to third parties in the ordinary course of business;

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assets sold in the ordinary course of business;

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for transactions among Viterra or Bunge and their wholly-owned subsidiaries; and

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any such transaction involving an internal reorganization that does not affect the economic or voting interest of Viterra or Bunge in any of their respective subsidiaries;

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in the case of Viterra, transfer, assign, convey, abandon, cancel, permit to lapse, or otherwise dispose of any of Viterra’s owned intellectual property, other than the abandonment, non-renewal or other disposition of such intellectual property in the ordinary course of business, to the extent such intellectual property is no longer used in or material to the business of Viterra or any Viterra subsidiary;

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in the case of Viterra, compromise or settle any material claim, litigation, investigation or proceeding made or pending by or against Viterra or any of its subsidiaries, or any of their officers and directors in their capacities as such, other than a compromise or settlement:

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of certain past litigation matters;

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that involve the payment by Viterra or any of its subsidiaries for an amount not to exceed (in excess of insurance proceeds), for any such compromise or settlement individually, $30 million; and

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that does not impose any injunctive relief on Viterra or any of its subsidiaries;

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in the case of Viterra, make, change or revoke any material tax election (including any entity classification election or change in entity classification pursuant to Treasury Regulations Section 301.7701-3), file any material tax return or pay any material taxes outside the ordinary course of business or inconsistent with past practice, change any tax accounting period for purposes of a material tax or material method of tax accounting, file any material amended tax return in a manner outside the ordinary course of business or inconsistent with past practice, settle or compromise any audit or proceeding relating to a material amount of taxes in a manner outside the ordinary course of business or inconsistent with past practice, agree to an extension or waiver of the statute of limitations with respect to a material amount of taxes, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. law) with respect to any material tax, enter into any advance pricing agreement, surrender any right to claim a material tax refund, or change of tax residency, provided, however, that (a) solely for purposes of the foregoing, actions and events whose cumulative effect, in the aggregate, are below $10,000,000 shall not be deemed material and (b) the prior limitations shall not apply to certain actions specifically disclosed by Viterra in certain disclosure schedules to the Business Combination Agreement;

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in the case of Viterra, except in the ordinary course of business or in connection with any transaction to the extent specifically permitted by the Business Combination Agreement, materially modify, materially amend or terminate any material contract or waive, release or assign any material rights or claims under a material contract;

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adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution or restructuring or other reorganization of Viterra or Bunge;

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in the case of Viterra, except as required by applicable law, any labor agreement to which Viterra is a party or any Viterra benefit plan: (i) increase the compensation or benefits payable or to be provided to Viterra’s service providers, except for increases in annual cash compensation opportunities (e.g., base salary or wage rate plus target annual short-term (i.e., with a performance period of one year or less) incentive compensation opportunity) (as calculated in U.S. dollars or applicable local currency “annual cash compensation”) in the ordinary course, provided, that for any Viterra service provider whose annual cash compensation equals or exceeds $300,000 (as calculated in U.S. dollars or applicable local currency), such annual cash compensation increases in any year shall not exceed 5% of such Viterra service provider’s annual cash compensation for the immediately preceding year; (ii) grant or increase any severance, termination, change in control or retention pay or benefits (except for the retention awards contemplated by the Business Combination Agreement discussed below); (iii) pay or award any cash bonuses or cash incentive compensation other than in the ordinary course of business (provided that long-term incentive opportunities may not be increased); (iv) establish, adopt, enter into, amend in any material respect or terminate any material labor agreement or material Viterra benefit plan; (v) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to be provided to any Viterra service provider (other than certain terminations in the ordinary course); (vi) enter into or amend any employment agreement with any Viterra service provider or hire any employee of Viterra or any of its subsidiaries whose annual cash compensation would equal or exceed $300,000, other than to fill a vacant position; (vii) increase the number of Viterra executive team members to more than fifteen individuals, or hire or promote any individual to be a member of Viterra’s executive team, other than in the ordinary course to replace a member of Viterra’s executive team; (viii) terminate without cause any employee of Viterra or any of its subsidiaries whose annual cash compensation equals or exceeds $300,000; or (ix) carry out a “mass layoff” or “plant closing” that triggers notice obligations under the WARN Act (as defined in the Business Combination Agreement) or any similar law;

•
Notwithstanding the foregoing, before the Closing, Viterra is permitted to grant cash retention awards to its non-executive employees, provided that:

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the aggregate value of such awards does not exceed $18 million;

•
the value of an individual award does not exceed $300,000; and

•
each award will vest in full on the first anniversary of the Closing, subject to continued employment with Bunge.

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Additionally, before the Closing, Viterra is permitted to grant cash retention awards to its executive team and other key senior employees, provided that:

•
the aggregate value of such awards does not exceed $7 million; and

•
each award will vest in full on the second anniversary of the Closing, subject to continued employment with Bunge.

•
Bunge is to be consulted on the recipients, amounts and forms of the award agreements for the cash retention awards. The foregoing retention awards will vest and be paid in full if the holder’s employment is terminated without cause before the applicable vesting date.

•
The retention awards to non-executive employees and executive employees collectively are herein referred to as the “retention awards.”

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in the case of Viterra, redeem, repurchase, prepay (other than prepayments of revolving loans), defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respects the terms of any indebtedness for borrowed money or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for (i) any indebtedness for borrowed money among Viterra and its subsidiaries, or among subsidiaries of Viterra, in each case, in the ordinary course of business, (ii) guarantees by Viterra of indebtedness for borrowed money of subsidiaries of Viterra (or vice versa), which indebtedness is incurred in compliance with this clause, (iii) indebtedness for borrowed money incurred pursuant to agreements in place prior to execution of the Business Combination Agreement, (iv) indebtedness for borrowed money incurred by Viterra or its subsidiaries other than pursuant to clauses (i) – (iii)

above in an aggregate principal amount that would not (x) cause Viterra (together with its subsidiaries) to exceed an adjusted debt to EBITDA ratio of 3.0x (according to the definition used by S&P as of the date of the Business Combination Agreement) in 2023 and 2.8x in any year thereafter or (y) reasonably be expected to cause a decline in the corporate family rating of Viterra to be below BBB by Fitch or BBB- by S&P; provided, however, that nothing contained herein shall prohibit Viterra and its subsidiaries from making guarantees or obtaining letters of credit or surety bonds for the benefit of commercial counterparties in the ordinary course of business; provided, further, that, the consummation of the transactions and compliance with the provisions of the Business Combination Agreement, will not result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation or acceleration of any material obligation or to the loss of a material benefit under any such indebtedness;
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make any new capital expenditure or expenditures, or commit to do so, except:

•
in the ordinary course of business;

•
certain agreed specific capital expenditures as agreed by the parties and set out in certain disclosure schedules to the Business Combination Agreement;

•
for sustaining capital expenditures (i.e., capital expenditures that do not result in an increase in production capacity of the relevant party and its subsidiaries) that do not exceed, in the case of Viterra, $250 million per prior twelve consecutive prior months on a rolling basis, and, in the case of Bunge, $450 million per prior twelve consecutive prior months on a rolling basis; or

•
for expansionary capital expenditures (i.e., capital expenditures that result in an increase in the production capacity of the relevant party and its subsidiaries) that, together with any acquisitions (subject to the same exceptions for exceptions to acquisitions of equity interests), do not exceed, in the case of Viterra, $250 million and, in the case of Bunge, $500 million per prior twelve consecutive prior months on a rolling basis;

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in the case of Viterra, make any loans or advances to any other person, except for loans that are either:

•
in the ordinary course of business consistent with past practice;

•
among Viterra and its subsidiaries; or

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among subsidiaries of Viterra;

•
in the case of Viterra, enter into any line of business that does not relate to agricultural products or carbon related products;

•
in the case of Viterra, assume any liability or obligation allocable to the Sellers or affiliates of the Sellers, except as specifically provided for in the Business Combination Agreement;

•
in the case of Viterra, permit, among other things, certain specified actions and payments by Viterra or its subsidiaries constituting “leakage,” other than as specifically provided for in the Business Combination Agreement; or

•
agree, in writing or otherwise, to take any of the foregoing actions.

Directors’ and Officers’ Indemnification and Insurance
The parties to the Business Combination Agreement have agreed that, for a period of not less than six years from and after the Closing Date, Bunge will indemnify and hold harmless all individuals who at or prior to the Closing are past or present directors, officers or employees of Viterra or its subsidiaries, for acts or omissions occurring at or prior to the closing, to the same extent as these individuals had rights to indemnification and advancement of expenses as of the date of the Business Combination Agreement and to the fullest extent permitted by law.
In addition, for an aggregate period of not less than six years following the Closing, Bunge will maintain an insurance and indemnification policy for the benefit of Viterra’s current directors and officers that provides coverage for events occurring prior to the Closing that is no less favorable than Viterra’s existing policy or, if insurance coverage that is no less favorable is unavailable, the best available coverage, subject to the limitation that Bunge will not be required to spend in any one year more than 300% of the last annual premium paid by Viterra for the existing policy prior to the date of the Business Combination Agreement (it being understood that Bunge will nevertheless be obligated to provide as much coverage as may be obtained for such amount). Viterra may, at its option prior to the Closing, purchase a single premium six-year tail prepaid policy in substitution of the policy described in the prior sentence, provided that the amount paid for such policy does not exceed 300% of the last annual premium paid prior to the date of the Business Combination Agreement.
Employee Matters
Through the first anniversary of the Closing, Bunge will provide to each Viterra employee who continues employment with Bunge (each, a “continuing employee”) and who is not covered by a labor agreement:
•
a base salary or annual wage rate, target annual cash bonus opportunity and target long-term incentive opportunity (in each case, as applicable) no less favorable than the base salary, target annual cash bonus opportunity and target long-term incentive opportunity provided to each such continuing employee immediately prior to the Closing; and

•
health, welfare and other employee benefits (excluding severance benefits (except as discussed below), any benefits under any defined benefit pension plan or retiree or post-termination health or welfare benefit plan and any retention or special or non-recurring benefits, in each case, to the extent the same benefit is not provided by Bunge in the ordinary course to similarly situated new hire employees of Bunge) that are no less favorable in the aggregate than those provided to such continuing employee as of immediately prior to the Closing. In no event shall any continuing employee be entitled to accrue benefits in a defined benefit pension plan following the Closing.

The employment terms and conditions of each continuing employee whose employment is covered by a labor agreement to which Viterra or a subsidiary of Viterra is a party or bound shall be governed by the applicable labor agreement.
For any continuing employee who experiences a qualifying termination of employment on or before the first anniversary of the Closing, Bunge has agreed to provide severance benefits that are no less favorable than the severance benefits to which such continuing employee would have been entitled upon such termination of employment under an applicable Viterra benefit plan or agreement in effect as of the date of the Business Combination Agreement and as disclosed to Bunge.
To the extent continuing employees participate in Bunge benefit plans following the Closing, Bunge will provide service credit under its benefit plans to the continuing employees for purposes of determining vesting, eligibility to participate, and determining the level of benefits, except that service will not be credited with respect to any frozen or grandfathered plan, any defined benefit pension plan or any retiree or post-termination health or welfare benefit plan (other than such plans that were Viterra benefit plans prior to the Closing under which service was credited as of the Closing) or if it would result in a duplication of benefits. Bunge will use commercially reasonable efforts to: waive certain participation restrictions on continuing employees who become eligible to participate in Bunge benefit plans, and credit annual deductibles, co-payments and out-of-pocket maximums paid under Viterra benefit plans during the applicable plan year that a continuing employee becomes eligible to participate in Bunge benefit plans.
Viterra will terminate its 401(k) plans as of the day immediately preceding the Closing unless directed otherwise by Bunge. Bunge and its subsidiaries will have in effect one or more 401(k) plans in which all continuing employees who participate in a Viterra 401(k) plan will be eligible to participate.
Each eligible Viterra employee will be paid their annual short-term incentive compensation subject to continued employment through the end of the applicable performance period, with the amount determined based on an assessment of the attainment of the performance conditions as of Closing for the portion of the applicable performance period that has elapsed as of the Closing, and, if measurable, performance for the remaining portion of the performance period and otherwise target or other mutually agreed to attainment level for the remaining portion of the performance period, in each case, as agreed by Viterra and Bunge in good faith. Such amounts are subject to acceleration, but prorated based on employment during the performance period, if the holder’s employment is involuntarily terminated without cause following the Closing.
Each outstanding long-term incentive award granted in 2022 under Viterra’s long-term incentive plan (“LTIP”) will vest in full and be paid in cash upon the earlier of (i) the end of calendar year 2024, and (ii) the Closing, with amounts calculated based on the level of performance attained as of immediately before such date. For Viterra LTIP awards that are granted in 2023 and 2024, at the Closing, Viterra in consultation with Bunge will in good faith determine the value of the respective outstanding 2023 and 2024 awards based on the achievement of performance conditions as of immediately prior to the Closing for the portion of the applicable three-year performance period that has elapsed as of the Closing and, if measurable, performance for the remaining portion of the performance period as agreed to by Bunge and Viterra, and otherwise target or other mutually agreed to attainment level for the remaining portion of the performance period, provided that such performance levels shall be no less than target. The value of each 2023 and 2024 Viterra LTIP award, determined in accordance with the previous sentence, will be converted into Bunge restricted stock unit awards that remain subject to vesting through the third anniversary of the grant date of the corresponding Viterra LTIP award, subject to acceleration if the holder’s employment is involuntarily terminated without cause following the Closing.
The retention awards contemplated by the Business Combination Agreement (as described on page 96) are subject to acceleration if the holder’s employment is involuntarily terminated without cause following the Closing.
Before the Closing, Viterra is permitted to grant cash retention awards to its non-executive employees, provided that:
•
the aggregate value of such awards does not exceed $18 million;

•
the value of an individual award does not exceed $300,000; and

•
each award will vest in full on the first anniversary of the Closing, subject to continued employment with Bunge.

Additionally, before the Closing, Viterra is permitted to grant cash retention awards to its executive team and other key senior employees, provided that:
•
the aggregate value of such awards does not exceed $7 million; and

•
each award will vest in full on the second anniversary of the Closing, subject to continued employment with Bunge.

Bunge is to be consulted on the recipients, amounts and forms of the award agreements for the cash retention awards. The foregoing retention awards will vest and be paid in full if the holder’s employment is terminated without cause before the applicable vesting date.
Dividends and Distributions
Pursuant to the Business Combination Agreement, Bunge and Viterra generally may not authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock. Nevertheless, it has been agreed that:
•
Bunge may continue the declaration and payment of regular quarterly cash dividends on Bunge Shares, not to exceed $0.80 per share for each quarterly dividend (subject to increases in the ordinary course of business); and

•
Bunge is permitted to pay its aggregate annual dividend amount paid on Bunge Shares in accordance with past practice (including with respect to increases), and such dividends may be declared in the form of an annual dividend payable in quarterly installments or in quarterly dividends.

Viterra may make certain cash dividend payments as mutually agreed by the parties.

Amendment and Waiver
The parties may amend the Business Combination Agreement at any time either before or after the Bunge shareholder approval or the Viterra shareholder approval by the written agreement of Bunge and the Designated Sellers. However, after such Bunge shareholder approval has been obtained, no amendment may be made which requires further approval by the Bunge shareholders under applicable law unless such further approval is obtained.
Prior to the Closing, the parties may, to the extent permitted by applicable laws and under the terms of the Business Combination Agreement, (i) extend the time for the performance of any of the obligations or other acts of any party (in the case of the other parties), (ii) waive any inaccuracies in the representations and warranties contained in the Business Combination Agreement made to Bunge, Viterra or the Designated Sellers and (iii) waive compliance with any of the agreements or conditions for the benefit of any party under the Business Combination Agreement. Any agreement by Bunge or the Designated Sellers to such extension or waiver must be in a writing signed by the applicable party. Any delay in exercising any right under the Business Combination Agreement does not constitute a waiver of such right.
Applicable Law
The Business Combination Agreement is governed by Delaware law.
Expenses
Except as otherwise expressly provided for in the Business Combination Agreement, (i) if the Closing occurs, Bunge’s transaction expenses shall be paid by Bunge, and Viterra’s transaction expenses up to the value of $50 million in the aggregate shall be paid or reimbursed by Bunge, provided, that, such expenses in excess of $50 million in the aggregate and up to $60 million the aggregate, shall be paid or reimbursed by Bunge if such expenses were reasonably incurred in connection with the defense of any adversarial action brought by or before any governmental entity that has authority to enforce any antitrust law in connection with obtaining the regulatory approvals for the Acquisition contemplated by the Business Combination Agreement, or reasonably incurred in connection with an in-depth Phase 2 investigation by the European Commission. Bunge shall be solely responsible for any fees or expenses incurred by the parties’ jointly retained counsel or economists. If the Closing does not occur, all of Viterra and Bunge’s transaction expenses shall be paid by the party incurring such expenses; provided, that Bunge shall pay or reimburse the filing fees incurred in connection with notifications and filings with any governmental entities under any antitrust laws, the DPA or foreign investment laws.

RELATED AGREEMENTS
This section describes the material provisions of certain additional agreements entered into, or to be entered into, in connection with the Business Combination Agreement, which we refer to as the “Related Agreements,” but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. The Related Agreements include the Shareholder Agreements, the Registration Rights Agreement and the BCI Lock-up Agreement, included as Appendices E, F, G and H, respectively. Shareholders and other interested parties are urged to read the Related Agreements in their entirety prior to voting on the proposals presented at the Extraordinary General Meeting.
Shareholder Agreements
Concurrently with the Business Combination Agreement, we have agreed the terms of a Shareholder’s Agreement with each of Glencore and CPP Investments (as signatory thereto, each a “Viterra Shareholder”), which will be executed and become effective at the Closing.
Under each Shareholder’s Agreement, the applicable Viterra Shareholder will have the right to designate (i) two individuals for nomination to the Board of Directors so long as such Viterra Shareholder continues to own at least 10% of the total outstanding Bunge Shares or (ii) one Seller Director for nomination to the Board of Directors so long as such Viterra Shareholder continues to own at least five percent but less than 10% of Bunge Shares. In addition, for so long as each Viterra Shareholder has such board nomination rights, the Board of Directors will select at least one Seller Director to serve on committees of our Board based on each Seller Directors’ expertise, experience and qualifications (as determined by the Board in good faith); provided, that each Viterra Shareholder shall have representation across all committees of our Board proportional to its representation on the Board (rounded down to the nearest whole number).
Under each Shareholder’s Agreement, until the date that is six months after the later of (i) thirty months from the Closing Date, and (ii) the date no Seller Director is serving on the Board of Directors and, if the Viterra Shareholder has the right to nominate a Seller Director at that time, such Viterra Shareholder has certified in writing to Bunge that it irrevocably waives and agrees to forego all its rights under its Shareholder’s Agreement with respect to representation on our Board, each Viterra Shareholder will vote their Bunge Shares with respect to certain specified matters in accordance with the recommendations of the Board of Directors.
In addition, each Shareholder’s Agreement will impose certain customary transfer restrictions with respect to Bunge Shares issued to the applicable Viterra Shareholder, including a prohibition on transfer during an initial one-year lock-up period commencing from Closing Date and a prohibition on transfers to our competitors and activists investors.
Under each Shareholder’s Agreement, the applicable Viterra Shareholder has also agreed to customary standstill restrictions in accordance with which, among other things, such Viterra Shareholder will agree to not acquire, or agree to acquire, any additional Bunge Shares in excess of 19.9% of all outstanding Bunge Shares or other securities issued by Bunge or one of its subsidiaries that derives its value from or has voting rights in respect of (in whole or in part) any Bunge Shares or any of Bunge’s subsidiaries, or any rights, options or other derivative securities or contracts or instruments to acquire such ownership that derives its value (in whole or in part) from such securities, subject to certain exceptions set forth in the Shareholder Agreements. Such standstill will be in effect during the period commencing on the Closing Date and continuing until the date that such Viterra Shareholder owns less than 7% of the outstanding Bunge Shares.
Shareholders and other interested parties are urged to read the Shareholder Agreements in their entirety prior to voting on the proposals presented at the Extraordinary General Meeting.
Registration Rights Agreements
In connection with the Business Combination Agreement, concurrently with the Closing, we and the Sellers will enter into Registration Rights Agreements in substantially the form attached as Appendix G to this proxy statement, pursuant to which, among other things and subject to certain restrictions, within 30 days following the Closing Date, we will be required to file with the SEC a registration statement on Form S-1 or Form S-3 registering for resale the shares of Bunge Shares issuable to the Sellers upon the completion of the Acquisition contemplated by the Business Combination Agreement and to conduct certain underwritten offerings or facilitate certain block trade transactions upon the request of the Holders (as defined therein). The Registration Rights Agreements also provide Holders (as defined therein) with certain customary demand and piggyback registration rights. The demanding Holders may make no more than four demands for an underwritten shelf takedown within any 12-month period, and each offering pursuant to an underwritten shelf takedown must be reasonably expected to exceed $100 million in the aggregate. Bunge will be responsible for all customary expenses (except for certain selling expenses) relating to such registrations and will indemnify the Holder against (or make contributions in respect of) certain customary liabilities which may arise under the Securities Act.
The Registration Rights Agreement will terminate on the earlier of (i) the seven year anniversary of the date of the Registration Rights Agreement and (ii) with respect to any Holder (as defined therein), on the date that such Holder no longer holds any Registrable Securities (as defined therein).
Shareholders and other interested parties are urged to read the Registration Rights Agreement in its entirety prior to voting on the proposals presented at the Extraordinary General Meeting.
BCI Lock-Up Agreement
In connection with the Acquisition, concurrently with the Closing, we and BCI will enter into the BCI Lock-Up Agreement pursuant to which BCI has agreed not to, directly or indirectly, sell, transfer, assign, pledge, or otherwise dispose of, subject to certain limited exceptions, any of its Bunge Shares and any securities of any kind issued by Bunge in respect of such Bunge Shares for a six-month period beginning on the Closing Date. During the term of the BCI Lock-Up Agreement, we are required to use commercially reasonable efforts to ensure that the conditions to the availability of Rule 144 are satisfied, including by delivering any required instruction letters and legal opinions to our transfer agent. Shareholders and other interested parties are urged to read the BCI Lock-Up Agreement in its entirety prior to voting on the proposals presented at the Extraordinary General Meeting. The form of the Lock-Up Agreement is attached hereto as Appendix H.

CERTAIN TAX CONSIDERATIONS OF THE REDOMESTICATION
The information presented under the caption “— U.S. Federal Income Tax Considerations of the Redomestication” below is a discussion of the certain U.S. federal income tax consequences (1) to Bunge-Bermuda, Bunge-Switzerland and Bunge-MergerCo of the Redomestication; and (2) to U.S. holders and non-U.S. holders (as defined below) of the Redomestication, and of owning and disposing of Bunge-Switzerland shares received in the Redomestication. The information presented under the caption “— Swiss Tax Considerations” is a discussion of the certain Swiss tax consequences (1) to shareholders resident for tax purposes in a country other than Switzerland of the Redomestication and of the ownership and disposition of the Bunge-Switzerland shares and (2) to Bunge-Switzerland of the Redomestication and subsequent operations. The information presented under the caption “— Bermuda Tax Considerations” is a discussion of the material Bermuda tax consequences of the Redomestication.
You should consult your own tax advisor regarding the applicable tax consequences to you of the Redomestication and of ownership and disposition of the Bunge-Switzerland shares under the laws of the United States (federal, state and local), Switzerland (federal, cantonal and communal), Bermuda and any other applicable foreign jurisdiction.
U.S. Federal Income Tax Considerations
Bunge
Consequences of the Redomestication:   Bunge-Bermuda, Bunge-Switzerland and Bunge-MergerCo will not, as a result of the Redomestication, recognize gain or loss for U.S. federal income tax purposes.
U.S. Holders
Consequences of the Redomestication:   U.S. holders will generally recognize no gain or loss upon the exchange of Bunge-Bermuda shares for Bunge-Switzerland shares in the Redomestication. A U.S. holder’s tax basis of the Bunge-Switzerland shares received in the Redomestication generally should equal the U.S. holder’s tax basis in its shares of Bunge-Bermuda exchanged, and the U.S. holder’s holding period of the Bunge-Switzerland shares will include the period during which the U.S. holder held its shares of Bunge-Bermuda shares exchanged in the Redomestication. Shareholders who hold their Bunge-Bermuda shares with differing bases or holding periods are urged to consult their tax advisors with regard to identifying the bases and holding periods of the particular Bunge-Switzerland shares received in the Redomestication.
Taxation of Distributions on the Bunge-Switzerland Shares:   The gross amount of a distribution paid with respect to Bunge-Switzerland shares, including the full amount of Swiss withholding tax on such amount, if any, will be a dividend for U.S. federal income tax purposes to the extent of Bunge-Switzerland’s current or accumulated earnings and profits (as determined for U.S. tax purposes). With respect to non-corporate U.S. holders, provided certain requirements are met (including certain holding period requirements), dividends received from a “qualified foreign corporation” will be subject to U.S. federal income tax at the reduced rate accorded to long-term capital gains. As long as the Bunge-Switzerland shares are listed on the New York Stock Exchange or certain other exchanges and/or Bunge-Switzerland qualifies for benefits under the income tax treaty between the United States and Switzerland, Bunge-Switzerland will be treated as a “qualified foreign corporation” for this purpose. This reduced rate will not be available in all situations, and U.S. holders should consult their own tax advisors regarding the application of the relevant rules to their particular circumstances. Dividends received by a corporate shareholder generally will not be eligible for the dividends received deduction which is generally allowed to U.S. corporate shareholders on dividends received from a domestic corporation.
To the extent that a distribution exceeds Bunge-Switzerland’s current or accumulated earnings and profits (as determined for U.S. tax purposes), it will be treated as a nontaxable return of capital to the extent of the taxpayer’s basis in the shares, and thereafter generally should be treated as a capital gain. Special rules not here described may apply to shareholders who do not have a uniform basis and holding period in all of their Bunge-Switzerland shares, as to which shareholders should consult their own tax advisors.
As discussed further under “— Swiss Tax Considerations-Exemption from Swiss Withholding Tax-Distribution to Shareholders,” we do not expect Swiss withholding tax to be applicable on distributions paid to Bunge-Switzerland shareholders from Bunge-Switzerland for the foreseeable future. In the event Swiss withholding taxes apply to such distributions, subject to complex limitations, such Swiss withholding tax generally will be treated for U.S. tax purposes as a foreign tax that may be claimed as a foreign tax credit against the U.S. federal income tax liability of a U.S. holder. Distributions paid to U.S. holders with respect to Bunge-Switzerland shares should generally be treated as foreign source income, which may be relevant in calculating the foreign tax credit limitation. The limitation on foreign taxes eligible for a credit is calculated separately with respect to specific classes of income. Dividends paid by Bunge-Switzerland generally will constitute “passive category income,” or in the case of certain U.S. holders, “general category income” or “foreign branch” income. Moreover, Treasury Regulations that apply to taxable years beginning on or after December 28, 2021 may in some circumstances prohibit a U.S. holder from claiming a foreign tax credit unless the taxes are creditable under an applicable treaty and the holder is eligible for benefits under the treaty and elects its application. The rules relating to the determination of the foreign tax credit are complex, and shareholders should consult their tax advisors to determine whether and to what extent a credit would be available. In lieu of claiming a credit, U.S. holders may claim a deduction of foreign taxes paid in the taxable year. Unlike a tax credit, a deduction generally does not reduce U.S. tax on a dollar-for-dollar basis. In the event a 35% Swiss withholding tax applies to a distribution by Bunge-Switzerland, a U.S. holder that qualifies for benefits under the U.S.-Swiss Treaty, may apply for a refund of the tax withheld in excess of the 15% treaty rate (or for a full refund in case of qualified pension funds).
Dispositions of Bunge-Switzerland Shares:   U.S. holders of Bunge-Switzerland shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the taxable sale, exchange or other disposition of Bunge-Switzerland shares in the same manner as on the taxable sale, exchange or other disposition of any other shares held as capital assets (including shares of Bunge-Bermuda stock sold, exchange or otherwise disposed of before the Redomestication). Any gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the shares disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders should be eligible to be taxed at the reduced rate for capital gains. There are limitations on the deductibility of capital losses.
Medicare Tax on Net Investment Income:   U.S. holders that are individuals, estates and certain trusts whose income exceeds certain thresholds generally will be subject to an additional 3.8% Medicare contribution tax on their “net investment income” (which includes dividend income and capital gain on the sale or other taxable disposition of the shares). U.S. holders should consult their tax advisors regarding the possible effect of this legislation on their ownership and disposition of their shares.
Passive Foreign Investment Company Considerations:   The treatment of U.S. holders of Bunge-Switzerland shares in some cases could be materially different from that described above if, at any relevant time, Bunge-Bermuda or Bunge-Switzerland were a passive foreign investment company, which we will refer to as a “PFIC.” For U.S. tax purposes, a foreign corporation, such as Bunge-Bermuda or Bunge-Switzerland, will be classified as a PFIC for any taxable year if either (1) 75% or more of its gross income is passive income (as defined for U.S. tax purposes) or (2) the average percentage of its assets which produce passive income or which are held for the production of passive income is at least 50%. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets of and to receive directly its proportionate share of the income of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock.
Classification of a foreign corporation as a PFIC can have various adverse consequences to shareholders of the corporation who are “United States persons,” as defined in the U.S. Code. These include taxation of gain on a sale or other disposition of the shares of the corporation at the maximum ordinary income rates and imposition of an interest charge on gain or on distributions with respect to the shares.
Bunge believes that Bunge-Bermuda has not been a PFIC in any prior taxable year and does not expect Bunge-Bermuda to be a PFIC in the taxable year in which the Redomestication will occur.
In addition, Bunge does not expect Bunge-Switzerland to be or become a PFIC following the Redomestication. However, the tests for determining PFIC status are applied annually, and it is difficult to accurately predict future income and assets relevant to this determination. Accordingly, Bunge cannot assure U.S. holders that Bunge-Switzerland will not become a PFIC.

If Bunge-Switzerland should determine in the future that it is a PFIC, it will endeavor to so notify U.S. holders of Bunge-Switzerland shares, although there can be no assurance that it will be able to do so in a timely and complete manner. U.S. holders of Bunge-Switzerland shares should consult their own tax advisors about the PFIC rules, including the availability of certain elections, which may mitigate certain adverse tax consequences of owning shares in a PFIC.
Non-U.S. Holders
Consequences of the Redomestication and Subsequent Disposition of the Bunge-Switzerland Shares:   In general, a non-U.S. holder of Bunge-Bermuda shares will not in any case be subject to U.S. federal income or withholding tax on any gain with respect to the Redomestication and should not be subject to U.S. federal income or withholding tax on any gain recognized on a subsequent disposition of the Bunge-Switzerland shares, unless: (1) such gain is effectively connected with the conduct, by the non-U.S. holder, of a “trade or business within the United States” and, if a tax treaty applies, is attributable to a permanent establishment or fixed place of business maintained by such non-U.S. holder in the United States, (2) in the case of capital gain of a holder who is an individual, such holder is present in the United States for 183 days or more during the taxable year in which the capital gain is recognized and certain other conditions are met, or (3) such holder is subject to backup withholding (as described below).
Taxation of Distributions on the Bunge-Switzerland Shares:   A non-U.S. holder generally will not be subject to U.S. federal income tax on distributions received on its Bunge-Switzerland shares, unless the distributions are effectively connected with the non-U.S. holder’s conduct of a “trade or business within the United States” and, if the relevant tax treaty applies, the distributions are attributable to a permanent establishment or fixed place of business maintained by the holder in the United States or such holder is subject to backup withholding (as described below).
Except to the extent otherwise provided under an applicable tax treaty, a non-U.S. holder generally will be taxed in the same manner as a U.S. holder on distributions paid and gains recognized that are effectively connected with the holder’s conduct of a “trade or business within the United States.” Effectively connected distributions received and gains recognized by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments.
Information Reporting and Backup Withholding
Distribution payments with respect to shares of Bunge-Switzerland and proceeds from the disposition of shares of Bunge-Switzerland may be subject to information reporting and to backup withholding (currently at a 24% rate). Backup withholding generally will apply to a U.S. holder if:
•
the U.S. holder fails to furnish its Taxpayer Identification Number (“TIN”) (which, for an individual, is his or her Social Security Number) to the payor in the manner required;

•
the U.S. holder furnishes an incorrect TIN and the payor is so notified by the IRS;

•
the payor is notified by the IRS that the U.S. holder has failed to properly report payments of interest or dividends; or

•
under certain circumstances, the U.S. holder fails to certify, under penalties of perjury, that such holder is a U.S. person, has furnished a correct TIN and has not been notified by the IRS that such holder is subject to backup withholding for failure to report interest or dividend payments.

Backup withholding and information reporting do not apply with respect to payments made to certain exempt recipients. U.S. holders should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting, and the procedure for obtaining such an exemption if available.
A non-U.S. holder may be required to provide a taxpayer identification number, certify the holder’s foreign status, or otherwise establish an exemption to not be subject to backup withholding tax on distributions and disposition proceeds with respect to shares of Bunge-Switzerland. Non-U.S. holders of Bunge-Switzerland shares should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of exemptions, and the procedure for obtaining such an exemption, if available.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such person to a refund, provided that certain required information is timely furnished to the IRS.
Swiss Tax Considerations
Scope of Discussion
This discussion does not generally address any aspects of Swiss taxation other than federal, cantonal and communal income taxation, Swiss withholding taxation, and Swiss stamp duties. This discussion is not a complete analysis or listing of all of the possible tax consequences of the Redomestication or of holding and disposing of Bunge-Switzerland shares and does not address all tax considerations that may be relevant to you. Special rules that are not discussed in the general descriptions below may also apply to you.
This discussion is based on the laws of the Confederation of Switzerland, including the Direct Federal Tax Act of 1990, the Federal Harmonization of Cantonal and Communal Direct Taxes Act of 1990, The Federal Withholding Tax Act of 1965, the Federal Stamp Tax Act of 1973 (the “Swiss Federal Stamp Tax Act”), as amended, which we refer to as the “Swiss tax law,” existing and proposed regulations promulgated thereunder, published judicial decisions and administrative pronouncements, each as in effect on the date of this proxy statement or with a known future effective date. These laws may change, possibly with retroactive effect.
For purposes of this discussion, a “Swiss holder” is any beneficial owner of Bunge-Bermuda shares, or, after the completion of the Redomestication, Bunge-Switzerland shares, that for Swiss direct tax purposes is:
•
an individual resident of Switzerland or otherwise subject to Swiss taxation under article 3, 4 or 5 of the Direct Federal Tax Act of 1990, as amended, or article 3 or 4 of the Federal Harmonization of Cantonal and Communal Direct Taxes Act of 1990, as amended; or

•
a corporation or other entity taxable as a corporation organized under the laws of the Switzerland or otherwise subject to Swiss taxation under article 50 or 51 of the Direct Federal Tax Act of 1990, as amended, or article 20 or 21 of the Federal Harmonization of Cantonal and Communal Direct Taxes Act of 1990, as amended.

A “non-Swiss holder” of Bunge-Bermuda shares, or, after the completion of the Redomestication, Bunge-Switzerland shares, is a holder that is not a Swiss holder. For purposes of this summary, “holder” or “shareholder” means either a Swiss holder or a non-Swiss holder or both, as the context may require.
Consequences of the Redomestication
Shareholder Tax Consequences
No Swiss tax is due for non-Swiss holders upon the exchange of Bunge-Bermuda shares for Bunge-Switzerland shares in the Redomestication.
If Swiss holders are beneficial owners of Bunge-Bermuda shares or Bunge-Switzerland shares, they are urged to consult their tax advisers regarding the Swiss tax consequences to them of the Redomestication.
Swiss Corporate Tax Consequences
Under Swiss tax law as it applies to corporations, the Redomestication is considered to be a tax neutral restructuring for Bunge-Bermuda, Bunge-Switzerland and Bunge-MergerCo. We have filed a ruling request with the Swiss Federal Tax Administration to confirm the tax neutral treatment of the Redomestication. Therefore, no Swiss corporate income taxes will be due with respect to these companies as a result of the Redomestication. As a tax neutral restructuring, the Redomestication is also exempt from Swiss withholding tax and Swiss stamp duties.

Taxation of Bunge-Switzerland Subsequent to the Redomestication
Corporate Income Tax
A Swiss resident company is subject to corporate income tax at federal, cantonal and communal levels on its worldwide income. However, qualifying net dividend income and net capital gains on the sale of qualifying investments in subsidiaries are effectively exempt from federal, cantonal and communal corporate income tax. Consequently, Bunge-Switzerland expects dividends from its subsidiaries and capital gains from sales of investments in its subsidiaries to be exempt from Swiss corporate income tax.
Stamp duty — Swiss Issuance Stamp Tax
Swiss issuance stamp tax is a federal tax levied on the issuance of shares and increases in or contributions to the equity of Swiss corporations. The applicable tax rate is 1% of the contribution value of the assets contributed to equity. Exemptions are available in tax neutral restructuring transactions. As a result, any future issuance of shares by Bunge-Switzerland or any other increase in its equity may be subject to the issuance stamp tax unless the equity is increased in the context of a merger or other qualifying restructuring transaction.
Stamp duty — Swiss Transfer Stamp Tax
The transfer of taxable Swiss and foreign securities (e.g., shares) in which a Swiss bank or other Swiss securities dealers (as defined in the Swiss Federal Stamp Tax Act) participate as contracting parties or as intermediaries is typically subject to Swiss transfer tax at the rate of 0.15% (for securities issued by a resident of Switzerland) and 0.3% (for securities issued by a resident of a foreign country). However, the transfer of taxable securities within qualifying restructuring transactions is exempt from transfer stamp tax.
Swiss Withholding Tax on Certain Interest Payments
A federal withholding tax is levied on the interest payments of certain debt instruments. In such case, the rate would amount to 35% of the gross interest payment to the debtholders. No Swiss withholding tax would be due on interest payments on debt instruments issued by non-Swiss subsidiaries of Bunge-Switzerland, provided that Bunge-Switzerland does not guarantee the debt instruments, or if such a guarantee is provided, the proceeds from the issuance by the non-Swiss subsidiary are not used for financing activities in Switzerland in an amount exceeding the total equity of all non-Swiss subsidiaries of the Bunge Group. Any such withholding tax may be fully or partially refundable to qualified debtholders either based on Swiss domestic tax law or based on existing double taxation treaties. Although, as described in “The Redomestication — Guarantees,” Bunge-Switzerland intends to guarantee certain debt of its subsidiary Bunge-Bermuda, none of the proceeds has been or is expected to be used for financing activities in Switzerland. Consequently, no Swiss withholding tax should be due with respect to such obligations. In the event of the imposition of any such withholding tax, Bunge-Bermuda would be required under some of its debt obligations to gross up the interest payments to cover the tax.
Consequences to Shareholders of Bunge-Switzerland Subsequent to the Redomestication
The tax consequences discussed below are not a complete analysis or description of all the possible tax consequences that may be relevant to you. You should consult your own tax advisor in respect of the tax consequences related to receipt, ownership, purchase or sale or other disposition of Bunge-Switzerland shares and the procedures for claiming a refund of withholding tax.
Swiss Income Tax on Dividends and Similar Distributions
A non-Swiss holder will not be subject to Swiss income taxes on dividend income and similar distributions in respect of Bunge-Switzerland shares, unless the shares are attributable to a permanent establishment or a fixed place of business maintained in Switzerland by such non-Swiss holder. However, dividends and similar distributions are subject to Swiss withholding tax. See “— Swiss Withholding Tax — Distributions to Shareholders.”

Swiss Wealth Tax
A non-Swiss holder will not be subject to Swiss wealth taxes unless the holder’s Bunge-Switzerland shares are attributable to a permanent establishment or a fixed place of business maintained in Switzerland by such non-Swiss holder.
Swiss Capital Gains Tax upon Disposal of Bunge-Switzerland Shares
A non-Swiss holder will not be subject to Swiss income taxes for capital gains unless the holder’s shares are attributable to a permanent establishment or a fixed place of business maintained in Switzerland by such non-Swiss holder. In such case, the non-Swiss holder is required to recognize capital gains or losses on the sale of such shares, which will be subject to cantonal, communal and federal income tax.
Swiss Withholding Tax — Distributions to Shareholders
A Swiss withholding tax of 35% is due on dividends and similar distributions to Bunge-Switzerland shareholders from Bunge-Switzerland out of available earnings or other non-qualifying reserves for withholding tax purposes, regardless of the place of residency of the shareholder (subject to the exceptions discussed under “— Exemption from Swiss Withholding Tax — Distributions to Shareholders” below). Bunge-Switzerland will be required to withhold at such rate and remit on a net basis any payments made to a holder of Bunge-Switzerland shares and pay such withheld amounts to the Swiss Federal Tax Administration. Please see “— Refund of Swiss Withholding Tax on Dividends and Other Distributions.”
Exemption from Swiss Withholding Tax — Distributions to Shareholders
Distributions to shareholders in relation to a reduction of par value and distributions to shareholders out of qualifying capital contribution reserves recognized by the Swiss Federal Tax Administration are exempt from the Swiss withholding tax. Bunge-Switzerland expects to pay distributions out of qualifying capital contribution reserves recognized by the Swiss Federal Tax Administration for the foreseeable future, and as a result, any such distributions to shareholders will be exempt from the Swiss withholding tax. Upon completion of the Redomestication, we expect Bunge-Switzerland to have a par value of $0.01 per share and qualifying capital contribution reserves per share for Swiss statutory reporting purposes, such that the combination of the two should approximate the market capitalization value of Bunge-Bermuda immediately prior to the completion of the Redomestication. We have filed a ruling request with the Swiss Federal Tax Administration to confirm the amount of qualifying capital contribution reserves.
Repurchases of Shares
Repurchases of shares for the purposes of capital reduction are treated as a partial liquidation subject to the 35% Swiss withholding tax. However, for shares repurchased for capital reduction, the portion of the repurchase price attributable to the par value and to the qualifying contribution reserves recognized by the Swiss Federal Tax Administration of the shares repurchased will not be subject to the Swiss withholding tax. Bunge-Switzerland would be required to withhold at such rate the tax from the difference between the repurchase price and the related amount of par value and qualifying contribution reserves. Bunge-Switzerland would be required to remit on a net basis the purchase price with the Swiss withholding tax deducted to a holder of Bunge-Switzerland shares and pay the withholding tax to the Swiss Federal Tax Administration.
With respect to the refund of Swiss withholding tax from the repurchase of shares, see “— Refund of Swiss Withholding Tax on Dividends and Other Distributions” below.
In many instances, Swiss companies listed on the SIX Swiss Exchange carry out share repurchase programs through a “second trading line” on the SIX Swiss Exchange. Swiss institutional investors typically purchase shares from shareholders on the open market and then sell the shares on the second trading line back to the company. The Swiss institutional investors are generally able to receive a full refund of the withholding tax. Due to, among other things, the time delay between the sale to the company and the institutional investors’ receipt of the refund, the price companies pay to repurchase their shares has historically been slightly higher (but less than 1.0%) than the price of such companies’ shares in ordinary trading on the SIX Swiss Exchange first trading line.

We do not expect to use the SIX Swiss Exchange second trading line process to repurchase our shares because we do not intend to list our shares on the SIX Swiss Exchange. We may, however, follow an alternative process whereby we expect to be able to repurchase our shares in a manner that should allow Swiss institutional market participants selling the shares to us to receive a refund of the Swiss withholding tax and, therefore, accomplish the same purpose as share repurchases on the second trading line at substantially the same cost to us and such market participants as share repurchases on a second trading line.
The repurchase of shares for purposes other than capital reduction, such as to retain as treasury shares for use in connection with equity incentive plans, convertible debt or other instruments within certain periods, will generally not be subject to Swiss withholding tax. However, see “Comparison of Rights of Shareholders” for a discussion on the limitations on the amount of repurchased shares that can be held as treasury shares.
Refund of Swiss Withholding Tax on Dividends and Other Distributions
Swiss Holders:   A Swiss tax resident, corporate or individual, can recover the withholding tax in full if such resident is the beneficial owner of the Bunge-Switzerland shares at the time the dividend or other distribution becomes due and provided that such resident reports the gross distribution received on such resident’s income tax return, or in the case of an entity, includes the taxable income in such resident’s income statement, in accordance with statutory law requirements.
Non-Swiss Holders:   If the shareholder that receives a distribution from Bunge-Switzerland is not a Swiss tax resident, does not hold the Bunge-Switzerland shares in connection with a permanent establishment or a fixed place of business maintained in Switzerland, and resides in a country that has concluded a double taxation treaty with Switzerland for which the conditions for the application and protection of and by the treaty are met, then the shareholder may be entitled to a full or partial refund of the withholding tax described above. You should note that the procedures for claiming treaty refunds (and the time frame required for obtaining a refund) may differ from country to country.
Switzerland has entered into bilateral treaties for the avoidance of double taxation with respect to income taxes with numerous countries, including the United States, whereby under certain circumstances all or part of the withholding tax may be refunded.
U.S. Residents:   The Swiss-U.S. tax treaty provides that U.S. residents eligible for benefits under the treaty can seek a refund of the Swiss withholding tax on dividends for the portion exceeding 15% (leading to a refund of 20%) or a 100% refund in the case of qualified pension funds. Please refer to the discussion under “— U.S. Federal Income Tax Considerations of the Redomestication — U.S. Holders — Taxation of Distributions on the Bunge-Switzerland Shares” for applicability of U.S. foreign tax credits for any net withholding taxes paid.
As a general rule, the refund will be granted under the treaty if the U.S. resident can show evidence of:
•
beneficial ownership,

•
U.S. residency, and

•
meeting the U.S.-Swiss tax treaty’s limitation on benefits requirements.

The claim for refund must be filed with the Swiss Federal Tax Administration (Eigerstrasse 65, 3003 Berne, Switzerland), not later than December 31 of the third year following upon the calendar year in which the dividend payments became due. The relevant Swiss tax form is Form 82C for companies, 82E for other entities and 82I for individuals. These forms can be obtained from any Swiss Consulate General in the United States or from the Swiss Federal Tax Administration at the address mentioned above or online. Each form needs to be filled out in triplicate, with each copy duly completed and signed before a notary public in the United States. You must also include evidence that the withholding tax was withheld at the source.
Swiss Transfer Stamp Tax in Relation to the Transfer of Bunge-Switzerland Shares:   The purchase or sale of Bunge-Switzerland shares may be subject to Swiss Transfer Stamp Tax which is due on the transfer of taxable securities (as defined in the Swiss Federal Stamp Tax Act) irrespective of the place of residency of the purchaser or seller if a Swiss bank or other Swiss securities dealers (as defined in the Swiss Federal

Stamp Tax Act of 1973 ) participate to the transaction as contracting parties or as intermediaries. The applicable stamp tax rate is 0.075% for each of the two parties to a transaction and is calculated based on the purchase price or sale proceeds. If the transaction does not involve cash consideration, the transfer stamp duty is computed on the basis of the market value of the consideration. No Swiss Transfer Stamp Tax will be due if no Swiss bank or other Swiss securities dealers (as defined in the Swiss Federal Stamp Tax Act) is involved in a purchase or sale.
Bermuda Tax Considerations
The Redomestication will not result in any income tax consequences under Bermuda law to Bunge-Bermuda, Bunge-Switzerland, Bunge-MergerCo or their respective shareholders.
The discussion in this section “Certain Tax Considerations of the Redomestication” is for general information only and may not address all tax considerations that may be significant to shareholders.

Unaudited Pro Forma Condensed Combined Financial Information
Introduction
On June 13, 2023, Bunge entered into a Business Combination Agreement with Viterra Limited, Danelo Limited, a private company incorporated in Jersey, Channel Islands (“Glencore”), CPPIB Monroe Canada, Inc., a company incorporated in Canada (“CPP Investments”), Venus Investment Limited Partnership, a limited partnership formed under the laws of the Province of Manitoba, Canada (“BCI”) and Ocorian Limited (“Ocorian” or the “Trustee”), solely in its capacity as trustee of the Viterra Employee Benefit Trust (the “Trust”) (Glencore, CPP Investments, BCI and the Trust, collectively, the “Sellers”). The Business Combination Agreement provides for, among other things, the Acquisition pursuant to which Bunge will acquire all the Viterra Shares in exchange for (i) the Share Consideration and (ii) the Cash Consideration. If the Acquisition is completed, Bunge will acquire Viterra and Viterra will become a wholly-owned subsidiary of Bunge. Bunge estimates that it will issue approximately 65.6 million Bunge Shares, with an aggregate value of approximately $6.7 billion (based on Bunge closing share price on July 17, 2023), and pay aggregate cash consideration of approximately $2.0 billion (“Cash Consideration”), (together, “Consideration” as defined in the Business Combination Agreement) to the Sellers in exchange for 100% of the outstanding equity of Viterra.
In connection with the execution of the Business Combination Agreement, Bunge and Bunge Limited Finance Corp. entered into a debt commitment letter (the “Initial Debt Commitment Letter”) with Sumitomo Mitsui Banking Corporation (“SMBC”), pursuant to which SMBC committed to provide Bunge with $7.0 billion of unsecured term loans (the “Initial Debt Financing”). The Initial Debt Commitment Letter was amended and restated on June 16, 2023 and further amended and restated on July 7, 2023 (as amended and restated, the “Debt Commitment Letter”) by a consortium of lenders (the “Lenders”) to increase the Initial Debt Financing to $7.7 billion. Additionally, a $300 million delayed draw term loan from CoBank and the U.S. farm credit system was arranged (the combination of the $7.7 billion commitment and $300 million delayed draw term loan, hereby referred to as the “Debt Financing”). Bunge intends to use a portion of the Debt Financing to fund the Cash Consideration, and the remainder for repayment of certain indebtedness of Viterra, which is expected to be repaid at closing and for the ongoing operations of the combined company following Closing. Refer to the section entitled “The Acquisition — Financing” for further details on the financing in connection with Acquisition.
As part of the Redomestication, Horizon Acquisition Company Limited, an exempted company limited by shares incorporated under the laws of Bermuda and a wholly owned subsidiary of Bunge Global SA (“Bunge Global SA”), a corporation limited by shares organized under the laws of Switzerland and a wholly owned subsidiary of Bunge, will merge with and into Bunge by way of a Scheme of Arrangement under Bermuda law with (i) Bunge as the surviving company and a wholly owned subsidiary of Bunge Global SA, (ii) the holders of Bunge’s Shares receiving common shares of Bunge Global SA on a one-for-one basis, and (iii) Bunge Global SA becoming the publicly traded parent company of Bunge. The Redomestication is expected to be completed before the end of 2023 prior to the Acquisition. Refer to the section entitled “The Redomestication — Background and Reasons for the Redomestication” for further details on the background and reasons for the Redomestication. As this is a one-for-one exchange of shares with the same par value, Bunge does not expect the Redomestication to have a material effect on Bunge’s financial statements. The Redomestication is not expected to have a material impact on Bunge’s effective tax rate. Bunge expects any amounts, such as exit taxes or estimated transaction costs, to be immaterial. As such, the unaudited pro forma financial information within the pro forma condensed combined financial information does not include any adjustments for the Redomestication.
The unaudited pro forma condensed combined financial information has been prepared by Bunge in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the Securities and Exchange Commission on May 20, 2020. The following unaudited pro forma condensed combined financial information of Bunge as of and for the three months ended March 31, 2023, and for the year ended December 31, 2022, are derived from Bunge’s historical consolidated financial statements as included in the respective filings on Form 10-Q and Form 10-K, which are incorporated by reference, and Viterra’s historical consolidated financial statements as included within the section entitled “Consolidated Financial

Statements of Viterra,” which includes Consolidated Statements of Income, Consolidated Statements of Comprehensive Income, Consolidated Statements of Cash Flow, Consolidated Statements of Changes of Equity for the three years ended December 31, 2022, December 31, 2021, and December 31, 2020 and the Consolidated Statements of Financial Position as of December 31, 2022 and December 31, 2021. Viterra’s unaudited historical consolidated financial statements for the three months ended and as of March 31, 2023 are not included in this proxy statement. Both Bunge and Viterra prepare historical consolidated financial statements based on a calendar year end basis. Viterra prepares its consolidated financial statements under International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). The Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2022 does not give effect to Viterra’s acquisition of Gavilon Agriculture Investment Inc. (“Gavilon”) from January 1, 2022 through October 2, 2022 as Viterra financial statements are not considered incomplete or misleading without it. Gavilon results are already reflected in Viterra’s Consolidated Statement of Financial Position as of December 31, 2022. For further information on the additional revenue and additional attributable net profit/loss as a result of the Gavilon acquisition for year ended December 31, 2022, refer to Note 22 in Viterra’s historical financial statements, which is in the section entitled “Consolidated Financial Statements of Viterra — Notes to the Consolidated Financial Statements.” Viterra has presented its Russian operations in the historical Consolidated Statement of Financial Position as of March 31, 2023 as held for sale.
The historical financial statements of Bunge and Viterra have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma adjustments which are necessary to account for the Acquisition, in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. All adjustments are preliminary and subject to change.
The Acquisition will be accounted for as a business combination using the acquisition method with Bunge as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under this method of accounting, the total consideration as defined in ASC 805 will be allocated to Viterra’s assets acquired and liabilities assumed based upon their estimated fair values at the Acquisition date. The process of valuing the net assets of Viterra at the expected Acquisition date, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired, and liabilities assumed will be recorded as goodwill. Accordingly, the Acquisition consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value.
As a result of the foregoing, the unaudited pro forma condensed combined financial information is based on the preliminary information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The actual purchase accounting assessment may vary based on final analyses of the valuation of assets acquired and liabilities assumed, particularly in regard to definite-lived tangible assets and deferred tax assets and liabilities, which could be material. Bunge will finalize the accounting for the Acquisition as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one (1) year from the Acquisition date.
The unaudited pro forma condensed combined financial information and related notes are provided for illustrative purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the Acquisition been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period.
The following unaudited pro forma condensed combined financial information gives effect to the Acquisition and financing, which includes adjustments for the following:
•
Certain reclassifications to conform Viterra’s historical financial statement presentation to Bunge’s presentation, including accounting policy conformity adjustments;

•
Conversion adjustments to convert Viterra’s historical financial statements from IFRS to U.S. GAAP;

•
Adjustments to exclude results Viterra’s Russian operations which are discontinued operations for Bunge under ASC 205-20, Presentation of Financial Statements — Discontinued Operations (“ASC 205-20”) as of the Acquisition date;

•
Adjustments to reflect purchase accounting under ASC 805

•
Proceeds and uses of the financing entered into in connection with the Acquisition;

•
Non-recurring transaction costs in connection with the Acquisition; and

•
Elimination of transactions and positions between Bunge and Viterra.

On June 12, 2023, the Bunge Board approved the expansion of the existing program for the repurchase of Bunge’s common shares. Approximately $300 million of Bunge Shares remained available under the existing program and the Bunge Board approved the expansion of the program by an additional $1.7 billion, for an aggregate purchase price of $2.0 billion. The program continues to have an indefinite term. The repurchases may be made from time to time through a variety of means, including in the open market, in privately negotiated transactions or through other means as determined by Bunge, and in compliance with applicable legal requirements. The timing and number of shares repurchased will depend on a variety of factors, including share price and market conditions, and the program may be suspended or discontinued at any time. As such, the unaudited pro forma condensed combined financial information does not reflect the effects of any planned share repurchase that Bunge may execute, as Bunge considers this to be independent of the Acquisition and is under no obligation to repurchase Bunge Shares in contemplation with this Acquisition.

BUNGE LIMITED AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the three months ended March 31, 2023
(In millions, except per share data)
	Bunge Historical	Viterra Historical (After Reclassifications, GAAP and Discontinued Operations Adjustments (Notes 2 and 3)	Viterra Acquisition Transaction Accounting Adjustments (Note 4)	Notes	Other Transaction Accounting Adjustments (Note 5)	Notes	Pro Forma Combined
Net sales	$15,328	$14,749	$(337)	4(a)	$—		$29,740
Cost of goods sold	(14,147)	(14,437)	326	4(a);4(b)	—		(28,258)
Gross profit	1,181	312	(11)		—		1,482
Selling, general and administrative expenses	(353)	(88)	(5)	4(c);4(d);4(g)	—		(446)
Interest income	43	10	—		—		53
Interest expense	(112)	(138)	109	4(e)	(97)	5(a)	(238)
Foreign exchange (losses) gains	49	(9)	—		—		40
Other income (expense) – net	15	16	—		—		31
Income (loss) from affiliates	19	(58)	—		—		(39)
Income before income tax	842	45	93		(97)		883
Income tax (expense) benefit	(183)	(38)	(25)	4(f)	26	5(c)	(220)
Net income	659	7	68		(71)		663
Net (income) loss attributable to noncontrolling interests and redeemable noncontrolling interests	(27)	—	—		—		(27)
Net income attributable to Bunge	$632	$7	$68		$(71)		$636
Earnings per common share – basic
Net income attributable to Bunge common shareholders – basic	$4.21					6	$2.95
Earnings per common share – diluted
Net income attributable to Bunge common shareholders – diluted	$4.15					6	$2.92
Weighted average common shares outstanding
Basic	150,079,448						215,691,279
Diluted	152,263,992						217,875,823
The accompanying notes are an integral part of this pro forma condensed combined financial information.

BUNGE LIMITED AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the year ended December 31, 2022
(In millions, except per share data)
	Bunge Historical	Viterra Historical (After Reclassifications, GAAP and Discontinued Operations Adjustments (Notes 2 and 3)	Viterra Acquisition Transaction Accounting Adjustments (Note 4)	Notes	Other Transaction Accounting Adjustments (Note 5)	Notes	Pro Forma Combined
Net sales	$67,232	$49,885	$(2,054)	4(a)	$—		$115,063
Cost of goods sold	(63,550)	(47,946)	1,999	4(a);4(b)	—		(109,497)
Gross profit	3,682	1,939	(55)		—		5,566
Selling, general and administrative expenses	(1,369)	(390)	(172)	4(c);4(d);4(g)	—		(1,931)
Interest income	71	22	—		—		93
Interest expense	(403)	(324)	227	4(e)	(265)	5(a)	(765)
Foreign exchange (losses) gains	(11)	(5)	—		—		(16)
Other income (expense) – net	(9)	28	—		—		19
Income (loss) from affiliates	105	52	—		—		157
Income before income tax	2,066	1,322	—		(265)		3,123
Income tax (expense) benefit	(388)	(307)	(18)	4(f)	68	5(c)	(645)
Net income	1,678	1,015	(18)		(197)		2,478
Net (income) loss attributable to noncontrolling interests and redeemable noncontrolling interests	(68)	1	—		—		(67)
Net income attributable to Bunge	$1,610	$1,016	$(18)		$(197)		$2,411
Earnings per common share – basic
Net income attributable to Bunge common shareholders – basic	$10.83					6	$11.25
Earnings per common share – diluted
Net income attributable to Bunge common shareholders – diluted	$10.51					6	$11.02
Weighted average common shares outstanding
Basic	148,712,251						214,324,082
Diluted	153,134,754						218,746,585
The accompanying notes are an integral part of this pro forma condensed combined financial information.

BUNGE LIMITED AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2023
(In millions, except per share data)
	Bunge Historical	Viterra Historical (After Reclassifications, GAAP and Discontinued Operations Adjustments (Notes 2 and 3)	Viterra Acquisition Transaction Accounting Adjustments (Note 4)	Notes	Other Transaction Accounting Adjustments (Note 5)	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$3,052	$713	$(9,038)	4(i)	$7,920	5(b)	$2,647
Trade accounts receivable	2,789	2,840	(31)	4(q)	—		5,598
Inventories	8,952	8,330	—		—		17,282
Assets held for sale	—	336	—		—		336
Other current assets	4,247	3,648	—		—		7,895
Total current assets	19,040	15,867	(9,069)		7,920		33,758
Property, plant and equipment, net	3,731	4,150	1,947	4(j)	—		9,828
Operating lease assets	953	852	—		—		1,805
Goodwill	478	1,360	2,455	4(i)	—		4,293
Other intangible assets, net	356	26	120	4(k)	—		502
Investments in affiliates	1,129	385	59	4(l)	—		1,573
Deferred income taxes	724	265	—		—		989
Other non-current assets	699	159	—		—		858
Total assets	$27,110	$23,064	$(4,488)		$7,920		$53,606
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$540	$1,608	$(1,608)	4(i)	$—		$540
Current portion of long-term debt	868	153	(153)	4(i)	—		868
Trade accounts payable	5,476	2,684	(31)	4(q)	—		8,129
Current operating lease obligations	408	381	—		—		789
Liabilities held for sale	—	243	(171)	4(i)	—		72
Other current liabilities	3,116	3,537	—	4(h);4(i)	—		6,653
Total current liabilities	10,408	8,606	(1,963)		—		17,051
Long-term debt	4,312	7,873	(4,688)	4(i);4(o)	7,939	5(b)	15,436
Deferred income taxes	375	431	583	4(p)	—		1,389
Non-current operating lease obligations	490	530	—		—		1,020
Other non-current liabilities	802	339	(43)	4(i)	—		1,098
Redeemable noncontrolling interest	4	—	—		—		4
Equity:
Common shares, par value $.01	1	1	—	4(m)	—		2
Additional paid-in capital	6,688	2,349	4,335	4(m)	—		13,372
Retained earnings	10,757	3,698	(3,818)	4(m)	(19)	5(b)	10,618
Accumulated other comprehensive income (loss)	(6,171)	(960)	960	4(m)	—		(6,171)
Treasury shares, at cost	(1,320)	—	—		—		(1,320)
Total Bunge shareholders’ equity	9,955	5,088	1,477		(19)		16,501
Noncontrolling interests	764	197	146	4(n)	—		1,107
Total equity	10,719	5,285	1,623		(19)		17,608
Total liabilities, redeemable noncontrolling interest and equity	$27,110	$23,064	$(4,488)		$7,920		$53,606
The accompanying notes are an integral part of this pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1. Basis of Presentation
The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the Securities and Exchange Commission on May 20, 2020.
Bunge’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. Viterra’s historical financial statements were prepared in accordance with IFRS and presented in U.S. dollars. As discussed in Note 2. Reclassification Adjustments, certain reclassifications adjustments were made to align Viterra’s financial statement presentation with that of Bunge. As discussed in Note 3. U.S. GAAP Conversion and Discontinued Operations Adjustments, certain U.S. GAAP conversion adjustments were made to align Viterra’s financial statements to be in accordance with U.S. GAAP. Viterra has presented its Russian operations in the historical Consolidated Statement of Financial Position as of March 31, 2023 as held for sale. Adjustments were made to present Viterra’s held for sale Russian operations as discontinued operations in accordance with ASC 205-20 under U.S. GAAP, as of the Acquisition date, as Viterra’s Russian operations were never considered part of the combined company’s continuing operations following the Acquisition. Therefore, the results of Viterra’s Russian subsidiaries are classified as discontinued operations for pro forma purposes and excluded from the Unaudited Pro Forma Condensed Combined Statements of Income for the three months ended March 31, 2023 and for the year ended December 31, 2022.
The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with Bunge assumed as the accounting acquirer, and based on the historical consolidated financial statements of Bunge and Viterra. Under ASC 805, assets acquired, and liabilities assumed in a business combination are recognized and measured at their assumed Acquisition date fair value, while transaction costs associated with a business combination are expensed as incurred. The excess of consideration under ASC 805 over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.
The Unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the Acquisition had occurred on March 31, 2023, and the Unaudited Pro Forma Condensed Combined Statements of Income for the three months ended March 31, 2023 and the year ended December 31, 2022 give effect to the Acquisition as if it occurred on January 1, 2022.
The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Acquisition and integration costs that may be incurred. The Unaudited Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2022 does not give effect to Viterra’s acquisition of Gavilon Agriculture Investment Inc. (“Gavilon”) from January 1, 2022 through October 2, 2022 as Viterra financial statements are not considered incomplete or misleading without it. Gavilon results are already reflected in Viterra’s Consolidated Statement of Financial Position as of December 31, 2022. The pro forma adjustments represent Bunge’s best estimates and are based upon currently available information and certain assumptions that Bunge believes are reasonable under the circumstances.
Note 2. Reclassification Adjustments
During the preparation of this unaudited pro forma condensed combined financial information, certain reclassification adjustments have been made to conform Viterra’s financial statement presentation to that of Bunge’s as indicated in the tables below. IFRS to U.S. GAAP adjustments are not included in the total adjustments identified in Note 2. Reclassification Adjustments; Note 3. U.S. GAAP Conversion and Discontinued Operations Adjustments provides additional information with respect to IFRS to U.S. GAAP adjustments. At the time of preparing the unaudited pro forma condensed combined financial information, other than the adjustments described herein, Bunge is not aware of any other material differences.

Unaudited Condensed Combined Statement of Income Adjustments
For the three months ended March 31, 2023
(in millions)
Bunge Presentation	Viterra Historical Presentation	Viterra Historical	Reclassification Adjustments	Notes	Viterra Historical Adjusted for Reclassification
Net sales	Revenue	$15,679	$(611)	2(a);2(b);2(h)	$15,068
Cost of goods sold	Cost of goods sold	(15,279)	539	2(a);2(c); 2(f);2(h)	(14,740)
Gross profit	Gross margin	400	(72)		328
Selling, general and administrative expenses	Selling and administrative expenses	(92)	—	2(c)	(92)
Interest income	Interest income	10	—		10
Interest expense	Interest expense	(152)	—		(152)
Foreign exchange (losses) gains		—	(9)	2(e)	(9)
Other income (expense) – net		—	17	2(b);2(i)	17
	Other expense	(135)	135	2(e);2(f);2(i)	—
	Other income	—	—		—
Income (loss) from affiliates	Share of income from associates and joint ventures	13	(71)	2(d);2(f)	(58)
	Gains/(loss) on disposals and investments	—	—	2(d)	—
	Dividend income	—	—	2(d)	—
Income (loss) before income tax	Income before income taxes	44	—		44
Income tax (expense) benefit		—	(39)	2(g)	(39)
	Current income tax expense	(77)	77	2(g)	—
	Deferred income tax (expense)/credit	38	(38)	2(g)	—
Net income (loss)	Income for the period	5	—		5
Net (income) loss attributable to noncontrolling interests and redeemable noncontrolling interests	Non-controlling interest (income) loss	—	—		—
Net income attributable to Bunge	Attributable to equity holders	$5	$—		$5

Unaudited Condensed Combined Statement of Income Adjustments
For the year ended December 31, 2022
(in millions)
Bunge Presentation	Viterra Historical Presentation	Viterra Historical	Reclassification Adjustments	Notes	Viterra Historical Adjusted for Reclassification
Net sales	Revenue	$53,854	$(2,797)	2(a);2(b); 2(h)	$51,057
Cost of goods sold	Cost of goods sold	(51,795)	2,779	2(a); 2(c); 2(h)	(49,016)
Gross profit	Gross margin	2,059	(18)		2,041
Selling, general and administrative expenses	Selling and administrative expenses	(385)	(22)	2(c)	(407)
Interest income	Interest income	23	—		23
Interest expense	Interest expense	(374)	—		(374)
Foreign exchange (losses) gains		—	(5)	2(e)	(5)
Other income (expense) net		—	26	2(b); 2(i)	26
	Other expense	(162)	162	2(e); 2(i)	—
	Other income	143	(143)	2(i)	—
Income (loss) from affiliates	Share of income from associates and joint ventures	38	14	2(d)	52
	Gains/(loss) on disposals and investments	11	(11)	2(d)	—
	Dividend income	3	(3)	2(d)	—
Income (loss) before income tax	Income before income taxes	1,356	—		1,356
Income tax (expense) benefit		—	(314)	2(g)	(314)
	Current income tax expense	(434)	434	2(g)	—
	Deferred income tax (expense)/credit	120	(120)	2(g)	—
Net income (loss)	Income for the period	1,042	—		1,042
Net income (loss) attributable to noncontrolling interests and redeemable noncontrolling interests	Non-controlling interest (income) loss	1	—		1
Net income (loss) attributable to Bunge	Attributable to equity holders	$1,043	$—		$1,043
2(a).
Adjustment to reclassify Viterra’s gains and losses on physical forward sales contracts within Revenue to Cost of goods sold. Viterra recognizes revenue at the amount of cash received plus the fair value of the derivative on the settlement date in accordance with IFRS and as confirmed by the IFRS Interpretations Committee (“IFRIC”) in March 2019. U.S. GAAP is not prescriptive regarding income statement presentation of gains and losses of derivatives that are not designated in a hedging relationship. Bunge’s policy election is to present all gains and losses within Cost of goods sold as it minimizes distortion within Net sales and maintains the relationship between Net sales and reported volumes information.

Reclassification of the net gains of $380 million for the three months ended March 31, 2023.
Reclassification of the net gains of $1,174 million for the year ended December 31, 2022.
2(b).
Adjustment to reclassify Viterra’s other revenue within Revenue to Other income (expense) — net.

Reclassification of $16 million for the three months ended March 31, 2023.
Reclassification of $40 million for the year ended December 31, 2022.
2(c).
Adjustment to reclassify Viterra’s various costs to and from Cost of goods sold and Selling, general and administrative expenses.

Reclassifications to and from Cost of goods sold and Selling, general and administrative expenses for the three months ended March 31, 2023 net to zero.

Reclassifications to and from Cost of goods sold and Selling, general and administrative expenses of $16 million and $38 million, respectively, for the year ended December 31, 2022 net to $22 million.
2(d).
Adjustment to reclassify Viterra’s gains in Gains/(loss) on disposals and investments and Dividend income to Income (loss) from affiliates.

Not applicable for the three months ended March 31, 2023.
Reclassification from Gains/(loss) on disposals and investments of $11 million and Dividend income of $3 million, for the year ended December 31, 2022.
2(e).
Adjustment to reclassify Viterra’s foreign exchange gains (losses) recorded within Other expense to Foreign exchange gains (losses).

Reclassification of $9 million losses for the three months ended March 31, 2023.
Reclassification of $5 million losses for the year ended December 31, 2022.
2(f).
Adjustment to reclassify Viterra’s impairment charges related to held for sale net assets from Other expense to Cost of goods sold and to Income (loss) from affiliates. Neither IFRS nor U.S. GAAP prescribes presentation of impairment losses within the combined statement of income. This adjustment reclassifies Viterra’s impairment charges to align to Bunge’s accounting policy election to present such charges in Cost of goods sold and Income (loss) from affiliates, depending on the nature of the impairment.

Reclassification of $56 million to Cost of goods sold and $71 million to Income (loss) from affiliates for the three months ended March 31, 2023.
Not applicable for the year ended December 31, 2022.
2(g).
Adjustment to reclassify Viterra’s Current income tax expense and Deferred tax (expense)/credit to Income tax (expense) benefit.

Reclassification of $77 million in expense from Current income tax expense and of $38 million benefit from Deferred income tax (expense)/credit for the three months ended March 31, 2023.
Reclassification of $434 million in expense from Current income tax expense and of $120 million benefit from Deferred income tax (expense)/credit for the year ended December 31, 2022.
2(h).
Adjustment to reclassify Viterra’s taxes other than income recorded within Cost of goods sold to Net Sales. The reclassification primarily includes excise taxes levied on Viterra, as seller, and recorded in Cost of goods sold as required by IFRS 15, which requires entities to evaluate taxes on a jurisdiction-by-jurisdiction basis to determine amounts to exclude from revenue (as amounts collected on behalf of third parties). Bunge’s policy election (per ASC 606, Revenue from Contracts with Customers ) is to present all sales taxes, and other similar taxes including excise taxes, in Net sales.

Reclassification of $215 million for the three months ended March 31, 2023.
Reclassification of $1,583 million for the year ended December 31, 2022.
2(i).
Adjustment to reclassify Viterra’s remaining Other expense and Other income to Other income (expense) — net.

Adjustment from Other expense of $1 million for the three months ended March 31, 2023.
Adjustment of $157 million from Other expense and $143 million from Other income for the year ended December 31, 2022.

Unaudited Condensed Combined Balance Sheet Adjustments
As of March 31, 2023
(in millions)
Bunge Presentation	Viterra Historical Presentation	Viterra Historical	Reclassification Adjustments	Notes	Viterra Historical Adjusted for Reclassification
ASSETS
Cash and cash equivalents	Cash and cash equivalents	$713	$—		$713
Trade accounts receivable	Accounts receivable	4,230	(1,390)	2(j)	2,840
Inventories	Inventories	8,375	(45)	2(j);2(k)	8,330
Assets held for sale	Assets held for sale	336	—		336
Other current assets		—	3,648	2(j)	3,648
	Other investments (Current)	9	(9)	2(j)	—
	Other financial assets	2,026	(2,026)	2(j)	—
	Income tax receivable	146	(146)	2(j)	—
	Biological assets	32	(32)	2(k)	—
Total current assets		15,867	—		15,867
Property, plant and equipment, net	Property, plant and equipment	5,002	—		5,002
Operating lease assets		—	—		—
Goodwill		—	1,317	2(m)	1,317
Other intangible assets, net	Intangible assets	1,374	(1,317)	2(m)	57
Investments in affiliates	Investments in associates and joint ventures	385	—		385
Deferred income taxes	Deferred tax assets	265	—		265
Other non-current assets		—	159	2(l)	159
	Advances and loans	97	(97)	2(l)	—
	Pension surplus	44	(44)	2(l)	—
	Other investments	18	(18)	2(l)	—
Total assets		$23,052	$—		$23,052
LIABILITIES AND EQUITY
Short-term debt		$—	$1,608	2(n)	$1,608
	Borrowings (Current)	2,142	(2,142)	2(n)	—
Current portion of long-term debt		—	534	2(n)	534
Trade accounts payable	Accounts payable	4,910	(2,226)	2(o)	2,684
Current operating lease obligations		—	—		—
Liabilities held for sale	Liabilities held for sale	243	—		243
Other current liabilities	Other current liabilities	1	3,536	2(o)	3,537
	Provisions (Current)	46	(46)	2(o)	—
	Income tax payable	251	(251)	2(o)	—
	Other financial liabilities (Current)	1,013	(1,013)	2(o)	—
Total current liabilities		8,606	—		8,606
Long-term debt	Borrowings (Non-current)	8,403	—		8,403
Deferred income taxes	Deferred tax liabilities	431	—		431
Non-current operating lease obligations		—	—		—
Other non-current liabilities	Other long-term liabilities	27	312	2(p)	339
	Post employment benefits	14	(14)	2(p)	—
	Provisions (Non-current)	130	(130)	2(p)	—
	Other financial liabilities (Non-current)	168	(168)	2(p)	—
EQUITY
Common shares		1	—		1
Additional paid-in-capital		—	2,349	2(q)	2,349
Retained earnings	Reserves and retained earnings	5,118	(2,349)	2(q)	2,769
Accumulated other comprehensive (loss)		—	—		—
Treasury shares		—	—		—
Total shareholders’ equity		5,119	—		5,119
Noncontrolling interests	Non-controlling interest	154	—		154
Total Equity		5,273	—		5,273
Total liabilities and equity		$23,052	$—		$23,052

2(j).
Adjustment to reclassify Viterra’s Other investments (Current) of $9 million, Other financial assets of $2,026 million, Income tax receivable of $146 million, and portions of Accounts receivable including margin deposits, prepaid commodity purchase contracts, and miscellaneous tax receivable of $1,390 million to Other current assets. In addition, an adjustment was made to reclassify spare parts held within Inventories of $77 million to Other current assets.

2(k).
Adjustment to reclassify Viterra’s standing sugar cane from Biological assets of $32 million to Inventories.

2(l).
Adjustment to reclassify Viterra’s Other investment (Non-current) of $18 million, Pension surplus of $44 million, and Advances and loans of $97 million to Other non-current assets.

2(m).
Adjustment to reclassify Viterra’s goodwill of $1,317 million from Intangible assets to Goodwill

2(n).
Adjustment to reclassify Viterra’s Borrowings (Current) of $1,608 million to Short-term debt and $534 million to Current portion of long-term debt.

2(o).
Adjustment to reclassify Viterra’s accrued expenses and other payables located in Accounts payable of $2,226 million, Provisions (Current) of $46 million, Income tax payable of $251 million, and Other financial liabilities (Current) of $1,013 million to Other current liabilities.

2(p).
Adjustment to reclassify Viterra’s Post-employment benefits of $14 million, Provisions (Non-current) of $130 million, and Other financial liabilities (Non-current) of $168 million to Other non-current liabilities.

2(q).
Adjustment to reclassify Viterra’s Reserves and retained earnings of $2,349 million to Additional paid-in capital.

Note 3. U.S. GAAP Conversion and Discontinued Operations Adjustments
During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary analysis of Viterra’s financial information to identify differences between IFRS and U.S. GAAP. These adjustments are based on the preliminary analysis performed by Bunge’s management. When Bunge’s management completes a final review, additional differences may be identified that, when conformed, could have an impact on the unaudited pro forma condensed combined financial information. At the time of preparing the unaudited pro forma condensed combined financial information, other than the IFRS to U.S. GAAP adjustments described herein, Bunge is not aware of any other material differences.

Unaudited Condensed Combined Statement of Income Adjustments
For the three months ended March 31, 2023
(in millions)
Viterra Presentation (Reclassification Only, Note 2)	Viterra Historical (After Reclassification Only, Note 2)	IFRS to U.S. GAAP Conversion Adjustments	Notes	Adjustment for Discontinued Operations	Notes	Viterra Historical (After Reclassifications, GAAP and Discontinued Operations Adjustments)
Net Sales	$15,068	$—		$(319)	3(b)	$14,749
Cost of goods sold	(14,740)	(11)	3(a)	314	3(b)	(14,437)
Gross Profit	328	(11)		(5)		312
Selling and administrative expenses	(92)	—		4	3(b)	(88)
Interest income	10	—		—		10
Interest expense	(152)	11	3(a)	3	3(b)	(138)
Foreign exchange (losses) gains	(9)	—		—		(9)
Other income (expense) – net	17	—		(1)	3(b)	16
Income (loss) from affiliates	(58)	—		—		(58)
Income (loss) before income taxes	44	—		1		45
Income tax (expense) benefit	(39)	—		1	3(b)	(38)
Net income	5	—		2		7
Non-controlling interest (income) loss	—	—		—		—
Net income (loss) attributable to Bunge	$5	$—		$2		$7

Unaudited Condensed Combined Statement of Income Adjustments
For the year ended December 31, 2022
(in millions)
Viterra Presentation (Reclassification Only, Note 2)	Viterra Historical (After Reclassification Only, Note 2)	IFRS to U.S. GAAP Conversion Adjustments	Notes	Adjustment for Discontinued Operations	Notes	Viterra Historical (After Reclassifications, GAAP and Discontinued Operations Adjustments)
Net Sales	$51,057	$—		$(1,172)	3(b)	$49,885
Cost of goods sold	(49,016)	(43)	3(a)	1,113	3(b)	(47,946)
Gross Profit	2,041	(43)		(59)		1,939
Selling and administrative expenses	(407)	—		17	3(b)	(390)
Interest income	23	—		(1)	3(b)	22
Interest expense	(374)	43	3(a)	7	3(b)	(324)
Foreign exchange (losses) gains	(5)	—		—		(5)
Other income (expense) – net	26	—		2	3(b)	28
Income (loss) from affiliates	52	—		—		52
Income (loss) before income taxes	1,356	—		(34)		1,322
Income tax (expense) benefit	(314)	—		7	3(b)	(307)
Net income	1,042	—		(27)		1,015
Non-controlling interest (income) loss	1	—		—		1
Net income (loss) attributable to Bunge	$1,043	$—		$(27)		$1,016

3(a).
Under IFRS, Viterra recognized right of use assets and lease liabilities for leases. However, as required by IFRS, Viterra did not distinguish between operating leases and finance leases and accounted for all leases recorded on the Consolidated Statement of Financial Position similarly to finance leases under U.S. GAAP. Viterra recorded depreciation expense on all right-of-use assets and interest expense on all lease liabilities, while a straight-line operating lease expense is presented for operating leases under U.S. GAAP.

3(b).
Viterra’s Russian operations have been classified as held for sale as of the Acquisition date. As such, adjustments were made to present Viterra’s Russian operations as discontinued operations in accordance with ASC 205-20 under U.S. GAAP, as Viterra’s Russian operations were never considered part of the combined company’s continuing operations following the Acquisition. Therefore, the results of Viterra’s Russian operations are classified as discontinued operations for pro forma purposes and excluded from the Unaudited Pro Forma Consolidated Statements of Income for the three months ended March 31, 2023 and for the year ended December 31, 2022.

Unaudited Condensed Combined Balance Sheet Adjustments
As of March 31, 2023
(in millions)
Viterra Presentation (Reclassification Only, Note 2)	Viterra Historical (After Reclassification Only, Note 2)	IFRS to U.S. GAAP Conversion Adjustments	Notes	Viterra Historical (After Reclassifications, GAAP and Discontinued Operations Adjustments)
ASSETS
Current assets:
Cash and cash equivalents	$713	$—		$713
Trade accounts receivable	2,840	—		2,840
Inventories	8,330	—		8,330
Assets held for sale	336	—		336
Other current assets	3,648	—		3,648
Total current assets	15,867	—		15,867
Property, plant and equipment, net	5,002	(852)	3(c)	4,150
Operating lease assets	—	852	3(c)	852
Goodwill	1,317	43	3(h)	1,360
Other intangible assets, net	57	(31)	3(f)	26
Investments in affiliates	385	—		385
Deferred income taxes	265	—		265
Other non-current assets	159	—		159
Total assets	$23,052	$12		$23,064
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$1,608	$—		$1,608
Current portion of long-term debt	534	(381)	3(d)	153
Trade accounts payable	2,684	—		2,684
Current operating lease obligations	—	381	3(d)	381
Liabilities held for sale	243	—		243
Other current liabilities	3,537	—		3,537
Total current liabilities	8,606	—		8,606
Long-term debt	8,403	(530)	3(e)	7,873
Deferred income taxes	431	—		431
Non-current operating lease obligations	—	530	3(e)	530
Other non-current liabilities	339	—		339
Equity
Common shares, par value $.01	1	—		1
Additional paid-in-capital	2,349	—		2,349
Retained earnings	2,769	929	3(f);3(g)	3,698
Accumulated other comprehensive loss	—	(960)	3(g)	(960)
Treasury shares, at cost	—	—		—
Total shareholders’ equity	5,119	(31)		5,088
Noncontrolling interests	154	43	3(h)	197
Total equity	5,273	12		5,285
Total liabilities and equity	$23,052	$12		$23,064

3(c).
Adjustment to reclassify Property, plant and equipment to Operating lease assets for right of use assets recognized under IFRS that represent operating lease right of use assets under U.S. GAAP.

3(d).
Adjustment to reclassify Current portion of long-term debt to Current operating lease obligations for lease liabilities recognized under IFRS that represent operating lease liabilities under U.S. GAAP.

3(e).
Adjustment to reclassify Long-term debt to Non-current operating lease obligations for lease liabilities recognized under IFRS that represent operating lease liabilities under U.S. GAAP.

3(f).
Adjustment to reverse research and development costs capitalized as intangible assets under IFRS and expensed as incurred under U.S. GAAP. The impact of this adjustment was not material to Viterra’s Consolidated Statements of Income for the three months ended March 31, 2023 or for the year ended December 31, 2022. As such, no adjustment has been made to the Unaudited Condensed Combined Statements of Income in Note 3.U.S. GAAP Conversion and Discontinued Operations Adjustments above.

3(g).
Adjustment to break out Accumulated other comprehensive loss which is required to be displayed under U.S. GAAP but not specifically under IFRS.

3(h).
Adjustment of historical Noncontrolling interest (“NCI”) to fair value for previous acquisition. Viterra elected a policy to initially measure NCI at the NCI’s proportionate share of net assets of the acquiree, which is a permitted policy election under IFRS. This adjustment is to bring the initial measurement of NCI to its fair value at the acquisition date, which is required under U.S. GAAP.

Note 4. Viterra Acquisition Transaction Accounting Adjustments
The Acquisition transaction accounting adjustments reflected in the Unaudited Pro Forma Condensed Combined Statements of Income for the three months ended March 31, 2023 and for the year ended December 31, 2022 are detailed below:
4(a).
Reflects elimination of intercompany transactions, specifically $337 million and $2,054 million in Net Sales and Cost of goods sold between Bunge and Viterra for the three months ended March 31, 2023 and for the year ended December 31, 2022, respectively.

(in millions)	For the Three Months Ended March 31, 2023	For the Year Ended December 31, 2022
Elimination of intercompany transactions	$(337)	$(2,054)
Pro forma adjustment to Net Sales	$(337)	$(2,054)
(in millions)	Note	For the Three Months Ended March 31, 2023	For the Year Ended December 31, 2022
Elimination of intercompany transactions		$337	$2,054
Additional depreciation expense impact on step-up on acquisition	4(b)	(11)	(55)
Pro forma adjustment for Cost of Goods Sold		$326	$1,999

4(b).
Reflects an adjustment for the removal of historical depreciation expense offset by new depreciation expense, on a straight-line basis based on the preliminary fair value of the Property, plant and equipment and the related assigned estimated useful life for the three months ended March 31, 2023 and year ended December 31, 2022.

(in millions, except useful lives)	Fair Value	Estimated Useful Life	Depreciation Expense for the Three Months Ended March 31, 2023	Depreciation Expense for the Year Ended December 31, 2022
Land	$361	NA	$—	$—
Buildings	972	15	16	65
Leasehold improvement	228	11	5	21
Plant and equipment	4,032	15	68	269
Moveable properties	127	5	6	25
Other assets (Construction in progress)	377	NA	—	—
Total fair value of property, plant and equipment	6,097		95	380
Less: Historical Viterra depreciation expense			(84)	(325)
Pro forma adjustment to incremental depreciation expense			$11	$55

4(c).
Reflects an adjustment for the addition of new amortization expense for trademarks and trade names intangible assets, on a straight-line basis based on the preliminary fair value of identifiable intangible assets and the respective assigned estimated useful life for the three months ended March 31, 2023 and year ended December 31, 2022.

(in millions, except useful lives)	Fair Value	Estimated Useful Life	Amortization Expense for the Three Months Ended March 31, 2023	Amortization Expense for the Year Ended December 31, 2022
Trademarks and trade names	$120	15	$2	$8
Total fair value of identifiable intangible assets	120		2	8
Less: Historical Viterra amortization expense			—	—
Pro forma adjustment to incremental amortization expense			$2	$8

4(d).
Reflects additional $3 million and $44 million compensation related to retention of key Bunge and Viterra employees for the three months ended March 31, 2023 and for the year ended December 31, 2022, respectively.

4(e).
Reflects an adjustment of $109 million and $227 million for the three months ended March 31, 2023 and for the year ended December 31, 2022, respectively, to remove the interest expense on debt included in the Viterra historical Consolidated Statements of Income.

(in millions)	For the Three Months Ended March 31, 2023	For the Year Ended December 31, 2022
Reverse Viterra interest expense	$109	$227
Pro forma adjustment to Interest expense	$109	$227

4(f).
Reflects estimated income taxes related to the purchase price allocation and income tax impact related to the pro forma adjustments. Tax-related adjustments are based upon an estimated tax rate of 25.5% – 28.6% depending on the period. This rate does not reflect Bunge’s effective tax rate, which includes other tax charges or benefits.

(in millions)	For the Three Months Ended March 31, 2023	For the Year Ended December 31, 2022
Record tax impact	$(25)	$(18)
Pro forma adjustment to Income tax (expense) benefit	$(25)	$(18)

4(g).
Reflects estimated nonrecurring Acquisition-related expenses of $120 million for the year ended December 31, 2022 expected to be incurred by Bunge and Viterra. These nonrecurring expenses are not anticipated to affect the Unaudited Pro Forma Condensed Combined Statement of Income beyond twelve months after the Acquisition date.

(in millions)	Notes	For the Three Months Ended March 31, 2023	For the Year Ended December 31, 2022
Pro forma adjustment to incremental amortization expense	4(c)	$(2)	$(8)
Retention compensation	4(d)	(3)	(44)
Transaction costs Bunge and Viterra		—	(120)
Pro forma adjustment to Selling, general and administrative expenses		$(5)	$(172)
The Acquisition transaction accounting adjustments reflected in the unaudited pro forma condensed combined balance sheet as of March 31, 2023 are detailed below:
4(h).
Reflects the estimated success fees of $23 million associated with the sell-side advisors of Viterra to be assumed by Bunge at closing.

(in millions)	Note
Assumed liability for success fees		$23
Payment of success fees by Bunge	4(i)	(23)
Pro forma adjustment to Other current liabilities		$—

4(i).
The Acquisition will be accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired, and liabilities assumed be recognized at their Acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill.

The accounting for the Acquisition is based on currently available information and is considered preliminary. The final accounting for the Acquisition may differ materially from that presented in the unaudited pro forma condensed combined financial information. The estimated fair value of consideration transferred is based on the closing Bunge Share price per Bunge Share as of July 17, 2023.

The following table summarizes the total consideration transferred to complete the Acquisition with Viterra:
(in millions, except for common share price)
Bunge Shares issued(1)	65.61
Bunge Share price(2)	$101.69
Equity portion of consideration	$6,672
Add: Cash Consideration transferred to Sellers(3)	1,982
Total Consideration per Business Combination Agreement	8,654
Add: Repayment of Viterra debt(4)	6,631
Add: Reimbursement of Viterra transaction costs(5)	14
Add: Accelerated incentive payments(6)	43
Add: Pre-existing relationships(7)	13
Fair value of consideration transferred under ASC 805	$15,355

(1)
Bunge Shares issued for Viterra’s Shares outstanding as part of consideration, in actuals: 65,611,831 shares.

(2)
Bunge Share price per share as of July 17, 2023.

(3)
Represents the amount of cash consideration to be transferred to the Sellers as part of the transaction.

(4)
Represents amounts of outstanding indebtedness to be settled by Bunge prior to or at closing. The amount of outstanding indebtedness to be settled by Bunge prior to or at Closing is subject to change.

(in millions)
Short-term debt	$1,608
Current portion of long-term debt	153
Liabilities held for sale	171
Long-term debt	4,699
Repayment of Viterra debt(4)	$6,631

(5)
Represents Viterra transaction expenses to be reimbursed to the Sellers and paid by Bunge at Closing.

(6)
Represents the long-term incentive awards that accelerate in vesting, and to be settled in cash by Bunge at Closing.

(in millions)
Other non-current liabilities	$43
Accelerated incentive payments(6)	$43

(7)
Represents elimination of pre-existing relationships (e.g., Accounts Payable and Accounts Receivable) between Bunge and Viterra.

The equity portion of the fair value of consideration transferred will depend on the market price of Bunge Shares when the Acquisition is consummated. A 10% increase or decrease in the price of Bunge Shares would result in the equity portion of the fair value of consideration transferred of $7,339 million and $6,005 million, respectively.

The following table summarizes the preliminary purchase price accounting for the Acquisition under ASC 805:
(in millions)	Fair Value
Cash & cash equivalents	$488
Trade accounts receivable	2,809
Inventories	8,330
Assets held for sale	336
Other current assets	3,648
Property, plant, and equipment	6,097
Operating lease assets	852
Other intangible assets, net	146
Investments in affiliates	444
Deferred income taxes	265
Other non-current assets	159
Total Assets	23,574
Trade accounts payable	2,653
Current operating lease obligations	381
Liabilities held for sale	72
Other current liabilities	3,560
Long-term debt	3,185
Deferred income taxes	1,014
Non-current operating lease obligations	530
Other non-current liabilities	296
Noncontrolling interest	343
Net assets acquired	11,540
Goodwill	3,815
Fair value of consideration transferred	$15,355
The following reflects the preliminary adjustment to goodwill in connection with the Acquisition, based on the preliminary purchase price accounting:
(in millions)
Goodwill	$3,815
Less: Historical Viterra goodwill balance	(1,360)
Pro forma adjustment to goodwill	$2,455
Fair values have also been determined based on internal information provided, specific to the assets/liabilities acquired. The preliminary purchase accounting was based on a benchmarking analysis of similar transactions in the industry to identify value allocations of Acquisition consideration to assets acquired and liabilities assumed including intangible assets and real and personal property assets.
Upon completion of the Acquisition, a final determination of fair value of Viterra’s assets and liabilities will be made. The final Acquisition consideration allocation may be materially different than that reflected in the preliminary Acquisition consideration allocation presented herein. Any increase or decrease in fair values of the net assets as compared with the unaudited pro forma condensed combined financial information may change the amount of the total Acquisition consideration allocated to goodwill and other assets and liabilities and may impact the Unaudited Pro Forma condensed combined statements of income due to adjustments in the depreciation and amortization expense of the adjusted assets.

Reflects the preliminary adjustment to cash in connection with the Acquisition related to transaction accounting adjustments as follows:
(in millions)
Uses for Acquisition of Viterra:
Repayment of Viterra debt(1)	$(6,631)
Cash consideration transferred to Sellers(2)	(1,982)
Accelerated incentive payments(3)	(43)
Payment of Bunge transaction costs(4)	(120)
Reimbursement of Viterra transaction costs by Bunge(5)	(14)
Payment of success fees by Bunge(6)	(23)
Viterra distribution of permitted dividends(7)	(225)
Pro forma adjustment to cash and cash equivalents	$(9,038)

(1)
Represents amounts of outstanding indebtedness to be settled by Bunge prior to or at Closing. The amount of outstanding indebtedness to be settled by Bunge prior to or at Closing is subject to change.

(2)
Represents the amount of cash consideration to be transferred to Viterra’s shareholders as part of the transaction.

(3)
Represents the long-term incentive awards that accelerate in vesting, and to be settled in cash by Bunge upon Closing.

(4)
Represents Bunge’s estimated non-recurring transaction costs of $120 million to be paid by Bunge at or near Closing.

(5)
Represents Viterra’s transaction expenses of $14 million to be reimbursed by Bunge at Closing.

(6)
Represents payment for the success fees of $23 million associated with the sell-side advisors of Viterra to be paid by Bunge at Closing.

(7)
Represents the distribution of $225 million of Viterra dividends, permitted under the Business Combination Agreement, declared and expected to be paid by Viterra to the Sellers prior to Closing.

4(j).
Reflects the adjustment to Property, plant and equipment, net of $1.9 billion to reflect the estimated fair value of the acquired Property, plant and equipment, net excluding the fair value of the right of use operating leased assets equal to $852 million. The fair value of Property, plant and equipment, net is subject to change.

The following table summarizes the estimated fair values for each asset class and the remaining estimated useful life, where applicable:
(in millions, except useful lives)	Fair Value	Estimated Useful Life
Land	$361	NA
Buildings	972	15
Leasehold improvement	228	11
Plant and equipment	4,032	15
Moveable properties	127	5
Other assets (Construction in progress)	377	NA
Total Fair Value	6,097
Less: Viterra’s historical PP&E, net of accumulated depreciation	(4,150)
Pro forma adjustment to Property, plant and equipment, net	$1,947

4(k).
Reflects the adjustment to Intangible assets, net of $120 million to reflect the addition of trademarks and trade names. The fair value of intangible assets is subject to change.

(in millions, except useful lives)	Fair Value	Estimated Useful Life
Trademarks and trade names	$120	15
Pro forma adjustment to identifiable intangible assets	$120

4(l).
Reflects the adjustment to Investments in affiliates of $59 million to reflect the estimated fair value of acquired equity method investments of $444 million. The fair value of Investments in affiliates is subject to change.

(in millions)	Carrying Value	Fair Value	Pro Forma Adjustment
Investments in affiliates	$385	$444	$59
Pro forma adjustment to equity method investment			$59

4(m).
Reflects the elimination of Viterra’s historical Equity.

(in millions)
Elimination of Viterra historical common shares	$(1)
Add: Issuance of Bunge Common Shares	1
Pro forma adjustment to Common stock	$—
(in millions)
Elimination of historical accumulated other comprehensive income (loss)	$960
Pro forma adjustment to Accumulated other comprehensive income (loss)	$960
(in millions)	Note
Equity portion of consideration	4(i)	$6,672
Less: Common share	4(i)	(1)
Plus: Settlement of net AR/AP position		13
Elimination of historical additional paid-in-capital		(2,349)
Pro forma adjustment to Additional paid-in-capital		$4,335
(in millions)	Note
Payment of Bunge transaction cost	4(i)	$(120)
Elimination of historical retained earnings		(3,698)
Pro forma adjustment to Retained earnings		$(3,818)

4(n).
Reflects the adjustment to Non-controlling interest of $146 million to reflect the estimated fair value of acquired non-controlling interests.

(in millions)	Carrying Value	Fair Value	Pro Forma Adjustment
Noncontrolling interests	$197	$343	$146
Pro forma adjustment to Noncontrolling interests			$146

4(o).
Reflects the unamortized debt issuance costs of $11 million related to the outstanding notes assumed by Bunge as of Closing.

(in millions)	Note
Repayment of Viterra Long-term debt	4(i)	$(4,699)
Capitalized unamortized debt issuance costs related to the Viterra debt not being extinguished as of Closing	4(o)	11
Pro forma adjustment to Long-term debt		$(4,688)

4(p).
Reflects the estimated taxes related to the purchase price allocation and income tax impact related to the pro forma adjustments. Tax-related adjustments are based upon an estimated tax rate of 25.5% – 28.6% based upon a blended statutory rate depending on the period. This rate does not reflect Bunge’s effective tax rate, which includes other tax charges or benefits.

(in millions)
Record deferred tax	$583
Pro forma adjustment to Deferred income taxes	$583

4(q).
Reflects eliminations of $31 million in Trade accounts receivable and Trade accounts payable positions between Bunge and Viterra.

(in millions)
Eliminations for Bunge/Viterra transactions	$(31)
Pro forma adjustment to Trade accounts receivable and Trade accounts payable	$(31)
Note 5. Other Transaction Accounting Adjustments
The other transaction accounting adjustments, which represent financing adjustments reflected in the Unaudited Pro Forma Condensed Combined Statements of Income for the three months ended March 31, 2023 and for the year ended December 31, 2022 are detailed below:
5(a).
Reflects the adjustment to the estimated interest expense to be incurred by Bunge as a result of Additional Financing as follows:

(in millions)	For the Three Months Ended March 31, 2023	For the Year Ended December 31, 2022
Interest expense	$94	$233
Amortization of debt issuance costs related to Additional Financing	3	32
Total	$97	$265
A 0.125% change in the variable interest rate of Bunge’s variable rate debt and debt expected to be swapped to variable rate would increase or decrease interest expense presented in the Unaudited Pro Forma Condensed Consolidated Combined Statement of Income for the three months ended March 31, 2023 by $1.6 million and $(1.6) million and for the year ended December 31, 2022 by $6.4 million and $(6.4) million, respectively.
5(b).
Reflects the drawdown(s) on the Financing transactions, resulting in the increase in cash balances as follows:

(in millions)
Proceeds received from Additional Financing(1)	$8,000
Less: Payment of financing costs(2)	(61)
Less: Payment of financing costs(3)	(19)
Total cash, net	$7,920

(1)
Bunge has secured a total of $8.0 billion in financing in the form of a $7.7 billion financing commitment from a consortium of lenders, arranged by SMBC and a $300 million delayed draw term loan (“DDTL”) from CoBank and the U.S. farm credit system (the “Debt Financing”). Bunge will use the proceeds from $2.0 billion of the $7.7 billion financing commitment, in the form of a DDTL facility, $0.3 billion CoBank DDTL facility, and $5.7 billion of bonds issuances to repay in full all indebtedness of Viterra excluding Viterra’s bonds and pay fees and expenses incurred in connection with the Acquisition. $8 billion of Additional Financing is classified as Long-term debt.

(2)
Represents the payment of capitalized financing costs incurred related to the Additional Financing. The debt issuance costs are included as a reduction to Long-term debt.

(3)
Reflects an adjustment to Retained Earnings for certain underwriting and upfront fees related to the $7.7 billion financing commitment, including the portion not expected to be drawn in the form of a DDTL on for the Acquisition; these costs are expensed prior to or at Closing.

5(c).
Reflects estimated $26 million and $68 million tax benefit related to the financing adjustments for the three months ended March 31, 2023 and for the year ended December 31, 2022, respectively. Tax-related adjustments are based upon an estimated tax rate of 25.5% – 28.6% depending on the period. This rate does not reflect Bunge’s effective tax rate, which includes other tax charges or benefits.

Note 6. Earnings Per Share
The following tables set forth the computation of pro forma basic and diluted earnings per share for the three months ended March 31, 2023 and for the year ended December 31, 2022. Amounts are stated in millions of U.S. dollars, except for per share data.
(in millions, except share count and per share data)	Notes	For the Three Months Ended March 31, 2023	For the Year Ended December 31, 2022
Numerator:
Undistributed and distributed earnings available to common shareholders	6(a)	$636	$2,411
Denominator:
Weighted average common shares outstanding	6(b)	215,691,279	214,324,082
Weighted average common shares and potential shares outstanding	6(b)	217,875,823	218,746,585
Pro forma net income per share:
Basic		$2.95	$11.25
Diluted		$2.92	$11.02
Bunge has granted 65,611,831 Bunge Shares each credited as fully paid and ranking pari passu in all respects with the existing Bunge Shares outstanding.
6(a).
Undistributed and distributed earnings available to common shareholders is calculated as follows:

(in millions)	For the Three Months Ended March 31, 2023	For the Year Ended December 31, 2022
Numerator (basic and diluted):
Undistributed earnings available to common shareholders	$636	$2,411

6(b).
Pro forma weighted average shares outstanding is calculated as follows:

	For the Three Months Ended March 31, 2023	For the Year Ended December 31, 2022
Denominator:
Historical weighted average shares outstanding – basic	150,079,448	148,712,251
Pro forma adjustment for shares issued	65,611,831	65,611,831
Weighted average common shares outstanding – basic	215,691,279	214,324,082
Historical weighted average shares outstanding – diluted	152,263,992	153,134,754
Pro forma adjustment for shares issued	65,611,831	65,611,831
Weighted average common and potential common shares outstanding – diluted	217,875,823	218,746,585

DESCRIPTION OF VITERRA BUSINESS
Viterra is a leading, fully integrated agriculture network, connecting producers to consumers to supply sustainable, traceable and quality controlled products. Viterra’s worldwide activities in the origination, processing, refining, storage, transport and marketing of agricultural products span over 120 countries and are diversified across a wide range of commodities including grains, oilseeds, pulses, sugar, rice, cotton, vegetable oils, protein meals and biodiesel.
Viterra benefits from its scale and diversity, with its global portfolio of strategic assets along the agriculture value chain including, as of December 31, 2022, over 30 processing facilities, over 270 storage and handling facilities in 13 countries, 29 ports in 10 countries and a global shipping fleet of over 200 ocean going vessels under time or voyage charter. Viterra leverages its asset portfolio to originate, process, store, distribute and market agricultural commodities predominantly sourced from third-party producers to industrial consumers, such as food manufacturers, animal feed manufacturers, consumer product processors, local importers, distributors and government purchasing entities, as well as providing financing, logistics and other services to producers and consumers of commodities.
Viterra’s principal activities comprise:
•
Origination, Supply Chain and Distribution, which includes the sourcing, storage, cleaning, drying, handling, blending, marketing, importing and exporting of agricultural commodities.

•
Processing, which focuses on the processing of agriculture commodities through crushing, biodiesel production, sugar cane milling and other processing operations such as wheat milling and pulse processing.

Viterra has built a strong market reputation as a reliable supplier of quality products on a timely basis. In doing so, Viterra has extensive market knowledge and insight, as well as the full logistics capabilities required to generate value-added margins and seek arbitrage potential throughout the agricultural commodity supply chain. Viterra’s presence at each stage of the upstream agricultural commodity chain provides it with superior market insight and access to opportunities. Viterra is able to capture value at each stage of the upstream agricultural commodity chain, including origination, storage, logistics, freight, marketing, risk management and financing. Viterra maintains a comprehensive risk management framework supported by robust policies and procedures to manage price and other risks. Viterra benefits from a supportive group of shareholders and experienced management with significant agriculture industry expertise.
Viterra’s consolidated revenue for the years ended December 31, 2022, 2021 and 2020 was U.S.$53,854 million, U.S.$39,986 million and U.S.$27,621 million, respectively.
Viterra’s sales volumes for the years ended December 31, 2022, 2021 and 2020, 102 million metric tons (“MMT”), 90MMT and 89.9MMT, respectively. Viterra’s global port throughput, including to joint ventures, for the years ended December 31, 2022, 2021 and 2020 was 46.7MMT, 55.3MMT and 55.5MMT, respectively.
Viterra’s total assets were U.S.$23,528 million and U.S.$19,431 million as of December 31, 2022 and 2021, respectively.
Gavilon Acquisition
In January 2022, Viterra announced that, through a wholly owned subsidiary, it entered into a stock purchase agreement with Marubeni America Corporation, a wholly owned subsidiary of Marubeni Corporation, to acquire the grain and ingredients business of Gavilon Agriculture Investment, Inc. (“Gavilon” and the acquired grain and ingredients business, the “Gavilon Acquired Business”).
On October 3, 2022, Viterra concluded the acquisition of a 100% interest in Gavilon for a cash consideration of U.S.$1.125 billion, plus working capital amounting to U.S.$1.801 billion, subject to certain purchase price adjustments. While Viterra expects the purchase price adjustment to be approximately U.S.$54 million, the final value of such adjustments are not finalized as of the date of this proxy statement and, consequently, the final purchase price and goodwill recognized are subject to change. The value of any changes could be material.

The Gavilon Acquired Business is based in Omaha, Nebraska and originates, stores and distributes grains and oilseeds, as well as feed and food ingredients, to food manufacturers, livestock producers, poultry processors, soybean processors and ethanol producers worldwide. The Gavilon Acquired Business’ asset network is located in key growing areas across the United States, with access to major railroads, rivers and ports. It also has international operations in Mexico, South America, Europe and Asia, along with an indirect minority ownership interest in two port terminals located in Kalama, Washington and Portland, Oregon. The Gavilon Acquired Business now operates under the Viterra tradename. Full integration into Viterra, while ongoing, is not expected to be completed in 2023.
The Gavilon Acquired Business operates a leading grain storage network and independent feed merchandising business in the United States, with the United States grains and ingredients business having approximately 8MMT of storage capacity in the United States and over 100 up-country grain terminals. In the year ended December 31, 2022, Gavilon’s North American grains and ingredients business handled over approximately 30MMT of grains volumes, and the global agriculture trade segment of the Gavilon Acquired Business had sales volumes of approximately 18MMT.
Business Operations
Viterra’s activities comprise (i) origination, supply chain and distribution, which include the full supply chain from sourcing of commodities from producers, collecting, drying, cleaning and blending of commodities via storage assets to transporting of the commodities via rail, road, barge and vessel and shipping to destination markets and (ii) processing operations, which focuses on the processing of agriculture commodities by crushing, refining and milling either at the origin of commodities or at the destination. Viterra’s marketing and risk management activities are centrally coordinated to optimize its value chain.
Origination, Supply Chain and Distribution
Canada
Canada is a major exporter of wheat, durum, barley, rapeseed and pulses. According to Statistics Canada, from 2018 through 2022, Canadian production has grown at a CAGR of 0.4%, while exports have decreased at a CAGR of (0.9)%. The bulk of its exports are to Asia and the Middle East. Within Canada, the majority of harvested gain is stored on farms prior to transportation. Transport is via two main rail carriers to major ports for export to the west coast and east coast of Canada. Viterra operates across Canada and is the leading grain origination and logistics provider in Canada.
Viterra has six port terminals and 67 storage and handling facilities in Canada.
In the years ended December 31, 2022, 2021 and 2020, pipeline volumes in Canada were 11.4MMT, 12.4MMT and 16.1MMT, respectively.
The table below sets out certain key information on Viterra’s port assets in Canada.
Port	Location	Commodities	Viterra Economic Interest
			(%)
Cascadia	British Columbia, CA	Multigrain/seed	75
Montreal	Québec, CA	Multigrain/seed	Leased
Pacific	British Columbia, CA	Multigrain/seed	100
Prince Rupert	British Columbia, CA	Multigrain/seed	44
Thunder Bay (two terminals)	Ontario, CA	Multigrain/seed	100
United States
Following the Gavilon acquisition, Viterra became a leading grains and animal feeds merchant in the United States, operating a large logistical network including over 100 storage facilities able to provide all key handling services like quality control, elevation, drying and blending. The main commodities handled are wheat, corn, soy as well as a vast variety of animal feed and ingredients such as meals, distiller’s dried grains with solubles, fats and others. Viterra is also a leading marketer of raw cotton, with long-standing and well established relationships with farmers and producers.
Viterra has a minority share in two ports located on the U.S. West Coast, in the States of Washington and Oregon, a key outlet for agricultural products.
In the years ended December 31, 2022, 2021 and 2020, pipeline volumes in the United States were 8.2MMT, 1.8MMT and 1.5MMT, respectively. The large increase in volumes in 2022 reflect the addition of the Gavilon business in the fourth quarter of that year.
South America
Brazil
According to the United States Department of Agriculture and management estimates, Brazil is the world’s largest exporter of soybeans, with projected 4.5%. CAGR growth from 2021 to 2030, outpacing the expected production growth of 3.1%. Due to significant weather related crop stress in the producing regions in the southern hemisphere, the agricultural frontier is moving towards the north of Brazil, given the significant advantages of Brazil’s northern ports, namely the future cost advantage for in-land transport compared to southern ports. In particular, the northern ports have driven Brazil’s grain export capacity expansion to support the increase in volumes.
Viterra’s storage and handling business complements its global agriculture network by transporting grain and oilseeds from the interior growing regions and exporting to the global markets through Viterra’s two northern ports located in Belém (Barcarena port, which Viterra operates as a joint venture) and São Luís (Itaqui port) with approximately 6.5MMT/year port throughput. The Itaqui port was recently expanded and doubled capacity.
Brazilian grains are transported by truck through the BR-163 highway, connecting the production regions in Mato Grosso to Miritituba, where they are transhipped into barges. Once at the Barcarena port, they are loaded onto Panamaxes and continue their journey through Viterra’s global network to destination.
The table below sets out certain key information relating to Viterra’s port assets in Brazil.
Port	Location	Commodities	Viterra Economic Interest
			(%)
Barcarena	Pará, BR	Soybeans/Corn	50
Itaqui	Maranhão, BR	Soybeans/Corn	100
In the years ended December 31, 2022, 2021 and 2020, total throughput volumes at Viterra’s port assets in Brazil were 5.3MMT, 5.4MMT and 6.2MMT, respectively.
Viterra is a medium-sized exporter of oilseeds and grains in Brazil. Viterra also enters into throughput agreements with terminals in other Brazilian ports, such as Santos and Paranagua, from time to time. Viterra’s total export volumes reached over 15MMT/year in 2022 through its own terminals and third-party ports.
Argentina
Viterra’s storage and handling business in Argentina operates via a vertically integrated strategy from inland storage assets to export terminals. Viterra operates along the full grains and oilseeds chain and constitutes a logistics chain for sourcing and transporting grains from growing regions to domestic grain consumers or export markets through the network of inland elevators and port terminals. Viterra owns a 50% interest in Lartirigoyen y Cia S.A., a leading provider of agricultural input products in Argentina. Additionally, Viterra has access to ports in Galván and Timbúes and a network of in-country elevators which support Viterra’s origination activities. The Timbúes port is strategically located by the Paraná River, close to Argentina’s core grains production area. Viterra also benefits from barges discharge capacity to diversify soybean origins.
In the years ended December 31, 2022, 2021 and 2020, total throughput volumes at Viterra’s port assets in Argentina were 4.2MMT, 3.3MMT and 2.6MMT, respectively.
The table below sets out certain key information relating to Viterra’s port assets in Argentina.
Port	Location	Commodities	Viterra Economic Interest
			(%)
Galván	Buenos Aires, AR	Multigrain	100
Timbúes	Santa Fe, AR	Multigrain	67
Quequén	Buenos Aires, AR	Sunseed	100
Necochea	Buenos Aires, AR	Sunseed	25
Europe
Europe is one of the world’s largest grain producing and trading regions. Viterra believes it holds leading positions in the soybean meal and corn import to European countries, and estimates it is the top EU grain exporter by volume.
Viterra’s storage and handling business owns or rents efficient logistics infrastructure (silos and ports) in key import/export markets. Viterra has an inland storage footprint to support its marketing programs. Continued optimization of the storage assets portfolio in line with the regional market requirements allows Viterra to increase the efficiency of assets, for example through efficient loading of cargo into trains. Centralized rail and barge fleet management maximizes the efficient flow of agricultural commodities. Viterra has long-term access to four well positioned port terminals (two in the United Kingdom, one in Poland and one in Estonia) through leases or full or partial ownership, which allows it to capture domestic exportable surplus (mainly wheat) and facilitate the import of soybean meal from Argentina.
Viterra has 11 port terminals and over 25 storage facilities in Europe.
In the years ended December 31, 2022, 2021 and 2020, total throughput volumes at Viterra’s port assets in Europe, which cover Ukraine but not Russia, were 1.6MMT, 1.9MMT and 2.1MMT, respectively.
The table below sets out certain key information relating to Viterra’s port assets in Europe.
Port/Silo	Location	Commodities	Viterra Economic Interest
			(%)
Muuga	Harju, EE	Multigrain/seed	25
Portland	Dorset, UK	Multigrain/seed	100
Szczecin	West Pomeranian, PL	Multigrain/seed
SBT	West Pomeranian, PL	Multigrain/seed	49
EWA			98
Teesport	North Yorkshire, UK	Multigrain/seed	Leased
Viterra’s marketing business includes origination, distribution and export and is supported by a network of the regional offices throughout Europe. Viterra has a large trading presence in export-focused markets, including France, Poland and Romania. Viterra’s European marketing business benefits from significant intra-continental flows of the domestically produced commodities. Viterra is involved in destination distribution for products from origin, including soybean meal (Argentina), rapeseed (Australia), durum

(Canada) and corn (Brazil). Additionally, Viterra procures feedstock to supply its own crush and biodiesel facilities and distribute processed products.
Ukraine
Until the ongoing conflict involving Russia and Ukraine that started in February 2022, Viterra owned and operated a sunflower seed crushing plant, two port terminals and two inland storage assets in Ukraine. Commencing in February 2022, Viterra implemented a comprehensive risk management plan, which prioritizes the safety of its employees in Ukraine. Viterra immediately paused all significant operational activities across Ukraine following the outbreak of the conflict, and later in 2022 restarted certain operations where it can adhere to strict safety protocols. In March 2022, Viterra also suspended any new development and expansion projects in Ukraine. As of the date of this proxy statement, the war in Ukraine continues. A continuation of the war may have a material adverse effect on Viterra’s operations in Ukraine. As of December 31, 2022, Viterra had total assets and total liabilities of U.S.$275 million and U.S.$44 million, respectively, in Ukraine.
As the situation is highly complex and any impact on Viterra remains uncertain, no reasonable estimate of its financial effect can be made at the current time.
In the years ended December 31, 2022, 2021 and 2020, throughput volumes, including third-party volumes, for Viterra’s Ukrainian terminals were 2.1MMT, 4.3MMT and 3.3MMT, respectively. The joint venture volumes are reflected on a 100% basis.
The table below sets out certain key information relating to Viterra’s port assets in Ukraine.
Port	Location	Commodities	Viterra Economic Interest
			(%)
IGT	Odesa, UA	Multigrain/seed/oil	50
Everi	Mykolaiv, UA	Vegetable oils	100
Russia
In Russia, Viterra has an ownership interest in two port terminals. Viterra owns 50% of the Taman Grain Terminal, which is a joint venture and is independently managed and operated. The Taman Grain Terminal is part of the most rapidly developing port in the Black Sea, the Port of Taman, and is one of the most advanced grain export facilities in Russia. Separately, Viterra also owns 100% of a shallow water grain export terminal in the Port of Rostov.
In response to the war in Ukraine, commenced by Russia in February 2022, a number of jurisdictions around the world, including the United States, the EU, Switzerland and the United Kingdom, imposed a series of sanctions against the Russian Federation, various companies and individuals, and continue to impose further sanctions as the war continues. Companies subject to sanctions include VTB Bank, which, as of the date of this proxy statement, owns an indirect 22.5% interest in the Taman Grain Terminal (as of the date of this proxy statement, Viterra owns 50% of the Taman Grain Terminal). In response, the Russian Federation reciprocally imposed trade sanctions on certain goods and services originating in the EU and the United States, as well as various companies and individuals. As of the date of this proxy statement, the Taman Grain Terminal is not subject to any such sanctions.
In March 2022, Viterra suspended any new development and expansion projects in Russia. Furthermore, in March 2023, Viterra announced that it would exit the Russian market and divest entirely its Russian businesses. Viterra reached an agreement in principle as to definitive terms and conditions for such divestitures, and as of the date of this proxy statement, is awaiting the approval of the Government Commission on Control over Foreign Investments in the Russian Federation before proceeding to complete the anticipated divestitures. Viterra expects to complete such divestitures shortly after receipt of such approval and the satisfaction of certain other customary conditions precedent to completion of the proposed transactions. It is likely that as a result of the negotiation process, a material impairment will be recognized during the financial year 2023. In the meantime, pending the completion of such divestitures, Viterra continues to operate its existing businesses in Russia in compliance with all existing sanctions and applicable laws.
As of December 31, 2022, Viterra had total assets and total liabilities of U.S.$495 million and U.S.$290 million, respectively, in Russia.
In the years ended December 31, 2022, 2021 and 2020, throughput volumes, including third-party volumes, for Viterra’s Russian terminals were 4.2MMT, 3.7MMT and 4.2MMT, respectively. The joint venture volumes are reflected on a 100% basis.
The table below sets out certain key information relating to Viterra’s port assets in Russia.
Port	Location	Commodities	Viterra Economic Interest
			(%)
Rostov	Rostov, RU	Multigrain/seed	100
Taman	Krasnodar Krai, RU	Multigrain/seed	50
Australia
Australia is a major global exporter of wheat, barley and rapeseed. The bulk of its exports are to Asia, with the Middle East growing in importance. There are three broad regions (East, West and South) and Viterra is active predominantly in the South. Within Australia, inland transport is via truck or rail with the vast majority of supply delivered into inland elevators and then transported to ports for export.
According to information from the local port authorities, shipping agents and information published by the Australian Bureau of Statistics (“ABS”), Viterra was the second largest grains player in the Australian market with a bulk export share of 16% in Western Australia and 35% in South Australia, which are the two largest exporting regions. Based on the data from ABS, the Australian Department of Primary Industries and Regions and Viterra’s internal calculations, Viterra believes that Viterra’s storage and handling business handles approximately 67% of the available South Australian grain crop and that it controls the majority of South Australia’s port capacity.
Viterra’s storage and handling business is a logistics service provider with assets located in key growing regions across South Australia transporting grain from elevators to port. It provides grain storage and a logistics network to producers across key growing regions of South Australia and Western Victoria. It generates a stable and growing stream of cash flows by providing a range of services from farm gate to elevator to port. It is a pure logistics provider, it neither owns nor markets the grain it holds in its facilities. Viterra is required to provide access to its port facilities on a non-discriminatory basis, though pricing is unregulated. Its operations also include container packing facilities. The South Australian crop is harvested and received by Viterra in the last quarter of the calendar year as there has historically been limited on-farm storage available. Grain is then shipped throughout the year until the next harvest. Key margin components of the storage and handling facility are the receival fee (paid on delivery of grain into up-country silo by producer), the carry fee (paid for grain stored in up-country silo), transport and logistics fees (paid for grain transported to and stored at port) and shipping fees (paid when grain is exported).
Viterra has six port terminals, over 65 producer receival sites, three packing facilities and two maize drying facilities in Australia and New Zealand.
In the years ended December 31, 2022, 2021 and 2020, the receivals of Viterra’s storage and handling activities in South Australia was 7.1MMT, 5.6MMT and 5.6MMT, respectively. In the years ended December 31, 2022, 2021 and 2020, shipping volumes were 6.5MMT, 5.7MMT and 3.5MMT, respectively.

The table below sets out certain key information relating to Viterra’s port assets in Australia.
Port	Location	Commodities	Viterra Economic Interest
			(%)
Inner Harbour	South Australia, AU	Multigrain/seed	100
Outer Harbor	South Australia, AU	Multigrain/seed	100
Port Giles	South Australia, AU	Multigrain/seed	100
Port Lincoln	South Australia, AU	Multigrain/seed	100
Thevenard	South Australia, AU	Multigrain/seed/other	100
Wallaroo	South Australia, AU	Multigrain/seed	100
In September 2021, Viterra completed the sale of its 32.5% interest in Newcastle Agri Terminal Pty Ltd for cash consideration of U.S.$19 million.
Viterra’s origination and distribution business is an extensive procurement and marketing business operating throughout each region of Australia. The procurement and marketing business has historically handled over 9MMT of grain per annum (plus an additional 2MMT from New Zealand), catering to both domestic and export customers. It maintains both direct and indirect linkages with the storage and handling business. It is a major importer of soybean meal (which is used in animal feed) primarily sourced from Viterra’s crush facility in Argentina.
Processing
Viterra processes agricultural commodities primarily through its crushing operations in North America, Argentina, Europe; biodiesel operations in Argentina and Europe; and sugar milling and wheat milling operations in Brazil. Viterra has currently paused all its processing activities across Ukraine, and will only resume operations when it is safe to do so, prioritizing the safety of its employees.
Crushing
North America
Viterra has two oilseed crushing plants in Canada and one in the United States servicing the domestic and export markets, located with access to key oilseed growing regions. The total oilseed crush capacity of these assets as of December 31, 2022 was 5kMT/day and the total refining capacity was 1.7kMT/day. Viterra’s Ste. Agathe and Warden crushing plants service consumer demand for expeller pressed oil and non-GMO oil, which are comparatively high margin markets. Other key domestic markets include the food services industry, animal feed and renewable oil refineries.
Based on Viterra’s estimates, in the year ended December 31, 2022, Viterra represented approximately 7% of the total Canadian crush capacity of 11.6MMT per year. Viterra’s crushing margins have generally improved over the last three years due to increased demand for high-margin specialty oils, as well as dynamics related to US-China trade tensions and positive origination earnings. In 2021, Viterra announced its intent to build a rapeseed crushing facility in Regina, Saskatchewan. Viterra is currently finalizing the plant’s capabilities and design, and the plant has an initial targeted annual crush capacity of 2.5MMT, which would make it the world’s largest integrated rapeseed crush facility. Completion of this project is subject to successful negotiation and finalization of various permits, licensing, agreements with third parties and approvals. The plant is targeted to be operational in 2025.
The table below sets out certain key information relating to Viterra’s crushing assets in North America.
Asset	Location	Commodities	Viterra Ownership
			(%)
Becancour	Québec, CA	Rapeseed, Soybeans	100
Warden	Washington, USA	Rapeseed	100
Ste Agathe	Manitoba, CA	Rapeseed	100

In the years ended December 31, 2022, 2021 and 2020, total processed volumes of Viterra’s assets in North America were 1.2MMT, 1.38MMT and 1.36MMT, respectively.
Argentina
Argentina is consistently one of the largest exporters of soybeans and the top exporter of by-products, accounting for approximately 40% of the total soybean meal exports in the world. According to the Rosario Board of Trade, over 90% of Argentinian soybean production occurs within 500 km of the Great Rosario area, where most plants and ports are located, including Viterra’s.
Viterra’s processing business in Argentina operates through its subsidiary, Viterra Argentina, which covers the full oilseed value chain with a heavy focus on soybean and sunflower seed crushing operations within the region. Viterra holds a leading position in the sunflower seed market with an aggregate capacity of over 1MMT/year. Viterra’s 66.7% stake in Renova gives Viterra Argentina access to capacity at Timbúes, which Viterra believes is the largest and one of the most efficient soybean crushing facilities in the country, whose products are then distributed through Viterra’s global network. Timbúes has annual nominal crushing capacity of 11.8MMT/year (based on 365 days), storage capacity for over 800kt of soybean, meal, husk and oil, and includes on-site shipping capabilities through its grains export port, with storage capacity of 115kt, and barges discharge to diversify origination options and provide access to global import markets.
Asset	Location	Commodities	Viterra Economic Interest
			(%)
Timbúes	Santa Fe, AR	Soybeans	67
Daireaux	Buenos Aires, AR	Multiseed	100
Quequén I	Buenos Aires, AR	Multiseed	50
Quequén II	Buenos Aires, AR	Sunseed	100
In the years ended December 31, 2022, 2021 and 2020, total processed volumes at Viterra’s Argentina assets were 9.8MMT, 10.1MMT and 9MMT, respectively.
Europe
Rapeseed is the most abundant oilseed in the European market, followed by sunflower (sunseed). Oilseeds production in Europe is not sufficient to cover domestic seeds processing demand. Accordingly, the European market sources feedstock from Canada and South America. Oilseeds processing is expected to remain strong based on stable projected consumption of vegetable oils and biofuel mandates. Poor planting conditions in the past several years, along with restrictions on seed treatment have made growing rapeseed challenging for producers, which is expected to continue to cap production volumes. Viterra expects the sunseed production to remain stable with small increases due to agronomic improvements.
Viterra owns significant oilseeds processing assets in Europe with aggregate nameplate capacities of 3MMT/year. Viterra’s processing assets in Europe supply the market with food-oils for human consumption, feedstock-oils for biodiesel production and meal for animal feed.
The table below sets out certain key information relating to Viterra’s crushing assets in Europe.
Asset	Location	Commodities	Viterra Economic Interest
			(%)
Bodaczów	Lublin, PL	Rapeseed	100
Foktő	Bács-Kiskun, HU	Multiseed	100
Lubmin	Mecklenburg-Vorpommern, DE	Rapeseed	100
Magdeburg	Saxony-Anhalt, DE	Rapeseed	100
Ústí nad Labem	Usti Nad Labem, CZ	Rapeseed	100

In the years ended December 31, 2022, 2021 and 2020, total processed volumes in Europe were 2.5MMT, 2.5MMT and 2.4MMT, respectively.
Ukraine
Until the Russia/Ukraine conflict that commenced in February 2022, which has interrupted Viterra’s operations in Ukraine, Viterra operated a wholly owned sunseed crush plant in Kharkiv, with a daily crush capacity of 850MT, located in the sunseed production belt. In 2020, Viterra increased crush capacity access through a tolling agreement with a third party. Viterra paused all significant activities across Ukraine immediately following the outbreak of the conflict and has since begun to restart minimal operations in the country, where it can adhere to strict safety protocols.
Biodiesel
Argentina
Viterra’s stake in Renova gives it access to San Lorenzo’s biodiesel plant. Additionally, Viterra holds a 50% stake in Advanced Organic Materials (“AOM”), a leading global supplier of non-GMO antioxidants, Vitamin E and sterols established in 2003, which operates a biodiesel plant, and holds similar ownership in the biodiesel businesses Pampa Bio and Patagonia Bioenergia.
The table below sets out certain key information relating to Viterra’s biodiesel assets in Argentina.
Asset	Location	Commodities	Viterra Economic Interest
			(%)
General Pico	La Pampa, AR	Biodiesel	50
Pilar	Buenos Aires, AR	Biodiesel	50
San Lorenzo	Santa Fe, AR	Biodiesel	33
San Lorenzo	Santa Fe, AR	Biodiesel/Glycerine	33
Europe
Biodiesel production levels in the EU are materially influenced by European biofuel policy decisions through the Renewable Energy Directive (“REDI” and “REDII”). Under REDII, the renewable transport target for the years 2021 to 2030 will be increased to 14% (compared to 10% under REDI) by 2030. Viterra owns biodiesel production capacity of approximately 2.8MMT/year. Viterra’s biodiesel goes to oil refiners and blenders to be included in fuel.
In the years ended December 31, 2022, 2021 and 2020, processed volumes in Europe were 0.7MMT, 0.7MMT and 0.7MMT, respectively.
The table below sets out certain key information relating to Viterra’s biodiesel assets in Europe.
Asset	Location	Commodities	Viterra Economic Interest
			(%)
Rostock	Mecklenburg-Vorpommern, DE	Biodiesel	100
Botlek	South Holland, NL	Biodiesel/Glycerine	100
Magdeburg	Saxony-Anhalt, DE	Biodiesel	100
Sugarcane Milling
Brazil has been the largest producer of sugar in the world, accounting for 20% of global production for the 2022/2023 crop year. Sugarcane milling remains a highly fragmented market, however, some consolidation has taken place after various large groups of Brazilian sugar and ethanol producers were forced to close down units while crushing below capacity in recent years. Viterra’s integrated sugarcane farming and milling operation includes production of sugar, ethanol and electricity at two mills, Nova Unialco and Rio Vermelho (including a cogeneration unit at Rio Vermelho). The two sugarcane mills have a combined crop area of around 82,000 hectares, with the average age of sugar cane lower than the market, allowing for increased yields per hectare invested.
The table below sets out certain key information relating to Viterra’s sugar mills in Brazil.
Asset	Location	Commodities	Viterra Economic Interest
			(%)
Nova Unialco	São Paulo, BR	Sugarcane	100
Rio Vermelho	São Paulo, BR	Sugarcane	100
In the years ended December 31, 2022, 2021 and 2020, total processed volumes in Viterra’s sugarcane mills in Brazil were 5.7MMT, 5.2MMT and 5.6MMT, respectively.
Other Processing
Wheat Milling
According to management estimates, based on total wheat milling volumes for Brazil as reported by the Brazilian Association of Wheat in May 2020, Viterra is the third largest flour miller in Brazil. Viterra operates five wheat mills across Brazil, strategically located near ports, servicing the Brazilian domestic flour market. The wheat mills are located in Belém, Itaqui, Recife, Rio de Janeiro and São Paulo, with a combined processing capacity of 1.2MMT/year. The flour market is segmented into three main customer categories: retail (supermarkets), foodservice (bakeries) and industrials (bulk). In the retail and foodservice segments, brand quality perception and consistency, frequency of visits by commercial representatives, delivery times and price competitiveness are key success factors. According to the consumer behavior ranking by Kantar Worldpanel, Viterra’s flour brand, “Rosa Branca” is considered the leading flour brand in supermarkets.
The table below sets out certain key information relating to Viterra’s flour mills in Brazil.
Asset	Location	Commodities	Viterra Economic Interest
			(%)
Belém	Pará, BR	Wheat	100
Recife	Pernambuco, BR	Wheat	100
Rio de Janeiro	Rio de Janeiro, BR	Wheat	100
São Paulo	São Paulo, BR	Wheat	100
São Luiz	Maranhão, BR	Wheat	100
In the years ended December 31, 2022, 2021 and 2020, total processed volumes at Viterra’s wheat mills were 0.8MMT, 0.8MMT and 0.8MMT, respectively.
Other Assets
Viterra also owns (wholly or partly) other smaller processing assets, including a pulse processing plant in India, a tocopherol producing plant in Spain and a soybean crushing plant in Brazil.

Global Seaborne Trade
Viterra’s seaborne trade function is comprised of a network of marketing and distribution offices across key markets. Activities are centrally coordinated and managed through Viterra’s major Rotterdam and Singapore hubs. The primary function is to support Viterra’s origination and logistics operations globally through:
•
Centralized chartering operations facilitating seaborne distribution across its agriculture network;

•
Logistics and operations optimization; and

•
Marketing risk management and reporting.

Total seaborne trade volumes amount to approximately 60MMT per year. Total volume chartered by Viterra’s own freight department amounted to over 65MMT in 2022.
Competition
Viterra has three categories of competitors: large multinational merchants (including Cargill Inc. (“Cargill”), ADM, Bunge and Louis Dreyfus), smaller, more regionally focused merchants and local companies with a single country focus, primarily in Canada, Russia, Ukraine, Argentina, Australia and Brazil.
Information Technology
Viterra has in place a program of information technology development aimed at improving systems, processes and security. Viterra’s software applications for areas such as accounting and finance are primarily based on integrated standard components. Viterra’s key business processes rely on in-house developed modules and are regularly updated and adapted to suit its business needs. All of these applications are primarily managed from its headquarters and are available to all the major business locations.
Intellectual Property
Viterra relies on a combination of trademark, service mark and domain name regulation, copyright protection and contractual restrictions to protect its brand names and logos, marketing designs and internet domain names.
Office Network
Viterra’s activities are supported by marketing offices located in key origination and exporting regions across 34 countries.
Employees
As of December 31, 2022, Viterra had approximately 17,500 employees and contractors worldwide.
Legal and Regulatory Proceedings
From time to time Viterra is involved in litigation as part of the ordinary course of its business activities. Certain legal proceedings, claims and unresolved disputes are pending against Viterra in respect of which the timing of resolution and potential outcome (including any future financial obligations) are uncertain and no material adverse effect on Viterra’s operating results or financial condition is expected to be recognized in relation to these matters.
In February 2022, the Supreme Court of Victoria in Australia issued a judgment in the amount of AUD 168.9 million against the defendants (Viterra Malt Pty Ltd, Viterra Operations Limited, Viterra and Glencore International AG (Viterra)) in favour of Cargill Australia Pty Ltd. (“Cargill Australia”) and its parent company Cargill. Cargill and Cargill Australia claimed they were misled and deceived by the existence and extent of certain alleged operating practices of Joe White Maltings Pty Ltd. (“JWM”) that were not disclosed to them during the due diligence process prior to the sale of JWM, then a subsidiary of

Viterra, to Cargill Australia in 2013. Cargill and Cargill Australia claimed that had proper disclosure of such alleged operating practices been made, they would not have proceeded with the acquisition of JWM. In March 2022, a subsidiary of Viterra paid the full amount of the judgment, including interest, to Cargill Australia in the amount of AUD 294.1 million. A subsidiary of Glencore plc has provided a full indemnity to Viterra and its subsidiaries for any losses arising out of this case, including interest, legal fees and other costs.
In March 2023, Viterra appealed the trial court judgment, to the Court of Appeals for the State of Victoria in Australia. In June 2023, the court issued a judgment in which Viterra lost an appeal of the trial court judgment. In July 2023, Viterra will file an application for special leave to appeal to the High Court in Australia.
Viterra’s operations are subject to various environmental laws and regulations. Viterra is in material compliance with those laws and regulations. At this time, Viterra is not aware of any material environmental incidents at its locations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION OF VITERRA
Viterra’s consolidated financial statements were prepared in accordance with the IFRS as issued by IASB. Financial information for the fiscal years ended December 31, 2020, December 31, 2021 and December 31, 2022 have been derived from the audited consolidated financial statements included elsewhere in this proxy statement.
Overview
Viterra is a leading, fully integrated agriculture network, connecting producers to consumers to supply sustainable, traceable and quality controlled products. Viterra’s worldwide activities in the origination, processing, refining, storage, transport and marketing of agricultural products span over 120 countries and are diversified across a wide range of commodities including grains, oilseeds, pulses, sugar, rice, cotton, vegetable oils, protein meals and biodiesel.
Viterra benefits from its scale and diversity, with its global portfolio of strategic assets along the agriculture value chain including, as of December 31, 2022, over 30 processing facilities, over 270 storage and handling facilities in 13 countries, 29 ports in 10 countries and a global shipping fleet of over 200 ocean going vessels under time or voyage charter. Viterra leverages its asset portfolio to originate, process, store, distribute and market agricultural commodities predominantly sourced from third-party producers to industrial consumers, such as food manufacturers, animal feed manufacturers, consumer product processors, local importers, distributors and government purchasing entities, as well as providing financing, logistics and other services to producers and consumers of commodities.
Viterra’s principal activities comprise:
•
Origination, Supply Chain and Distribution, which includes the sourcing, storage, cleaning, drying, handling, blending, marketing, importing and exporting of agricultural commodities.

•
Processing, which focuses on the processing of agriculture commodities through crushing, biodiesel production, sugar cane milling and other processing operations such as wheat milling and pulse processing.

Viterra has built a strong market reputation as a reliable supplier of quality products on a timely basis. In doing so, Viterra has extensive market knowledge and insight, as well as the full logistics capabilities required to generate value-added margins and seek arbitrage potential throughout the agricultural commodity supply chain. Viterra’s presence at each stage of the upstream agricultural commodity chain provides it with superior market insight and access to opportunities. Viterra is able to capture value at each stage of the upstream agricultural commodity chain, including origination, storage, logistics, freight, marketing, risk management and financing. Viterra maintains a comprehensive risk management framework supported by robust policies and procedures to manage price and other risks. Viterra benefits from a supportive group of shareholders and experienced management with significant agriculture industry expertise.
Viterra’s consolidated revenue for the years ended December 31, 2022, 2021 and 2020 was U.S.$53,854 million, U.S.$39,986 million and U.S.$27,621 million, respectively. Viterra’s income for the period for the years ended December 31, 2022, 2021 and 2020 was U.S.$1,042 million, U.S.$896 million and U.S.$383 million, respectively.
Viterra’s sales volumes for the years ended December 31, 2022, 2021 and 2020 were 102MMT, 90MMT and 89.9MMT, respectively. Viterra’s global port throughput, including to joint ventures, for the years ended December 31, 2022, 2021 and 2020 was 46.7MMT, 55.3MMT and 55.5MMT, respectively.
Viterra’s total assets were U.S.$23,528 million, U.S.$19,431 million and U.S.$16,344 million as of December 31, 2022, 2021 and 2020, respectively.
Recent Developments
Russia/Ukraine
Viterra has an ownership interest in two port terminals in Russia, including the Taman Grain Terminal, a deep water grain export terminal. In addition, prior to the ongoing conflict involving Russia and Ukraine that began in February 2022, Viterra owned and operated a sunflower seed crushing plant, two port terminals and two inland storage assets in Ukraine.
Ukraine
Commencing in February 2022, Viterra implemented a comprehensive risk management plan, which prioritizes the safety of its employees in Ukraine. Viterra immediately paused all significant operational activities across Ukraine following the outbreak of the conflict, and later in 2022 restarted certain operations where it can adhere to strict safety protocols. In March 2022, Viterra also suspended any new development and expansion projects in Ukraine.
As of the date of this proxy statement, the war in Ukraine continues. A continuation of the war may have a material adverse effect on Viterra’s operations in Ukraine.
For the 12 months ended December 31, 2022, Viterra’s operations in Ukraine were adversely impacted. This resulted in a reduction of Viterra’s net income by U.S.$39 million as a result of impaired receivables (U.S.$19 million), write downs of inventories and fair value adjustments ($15 million), and impaired property, plant and equipment (U.S.$5 million). As of December 31, 2022, Viterra had total assets of U.S.$275 million (approximately 1% of Viterra’s total consolidated assets) and total liabilities of U.S.$44 million (less than 1% of the Viterra’s total consolidated liabilities) in Ukraine, after considering all above-mentioned reductions.
Russia
In response to the war in Ukraine, commenced by Russia in February 2022, a number of jurisdictions around the world, including the United States, the EU, Switzerland and the United Kingdom, imposed a series of sanctions against the Russian Federation, various companies and individuals, and continue to impose further sanctions as the war continues. Companies subject to sanctions include VTB, which as of the date of this proxy statement, owns an indirect 22.5% interest in the Taman Grain Terminal (as of the date of this proxy statement, Viterra owns 50% of the Taman Grain Terminal). In response, the Russian Federation reciprocally imposed trade sanctions on certain goods and services originating in the EU and the United States, as well as various companies and individuals. As of the date of this proxy statement, the Taman Grain Terminal is not subject to any such sanctions.
In March 2022, Viterra suspended any new development and expansion projects in Russia. Furthermore, in March 2023, Viterra announced that it would exit the Russian market and divest entirely its Russian businesses. Viterra reached an agreement in principle as to definitive terms and conditions for such divestitures, and as of the date of this proxy statement, is awaiting the approval of the Government Commission on Control over Foreign Investments in the Russian Federation before proceeding to complete the anticipated divestitures. Viterra expects to complete such divestitures shortly after receipt of such approval and the satisfaction of certain other customary conditions precedent to completion of the proposed transactions. In the meantime, pending the completion of such divestitures, Viterra continues to operate its existing businesses in Russia in compliance with all existing sanctions and applicable laws.
As of December 31, 2022, Viterra had total assets and total liabilities of U.S.$495 million and U.S.$290 million, respectively, in Russia. No specific fair value adjustments or impairments to the carrying amounts of Viterra’s assets and liabilities located in Russia were recorded during the 12 months ended December 31, 2022 as a consequence of the war in Ukraine, although Viterra expects that fair value adjustments will be required to reflect the disposition of its businesses located in Russia. For further detail, see the notes to Viterra’s audited consolidated financial statements included elsewhere in this proxy statement and “Risk Factors — Risks relating to Viterra — Viterra has been, and will continue to be, significantly adversely affected by Russia’s invasion of Ukraine”, “Description of Viterra Business — Origination, Supply Chain and Distribution — Ukraine,” “Description of Viterra Business — Origination, Supply Chain and Distribution — Russia” and “Description of Viterra Business — Processing — Crushing — Ukraine.”
Gavilon Acquisition
In January 2022, Viterra announced that, through a wholly owned subsidiary, it entered into a stock purchase agreement with Marubeni America Corporation, a wholly owned subsidiary of Marubeni

Corporation, to acquire the grain and ingredients business of Gavilon Agriculture Investment, Inc. (“Gavilon” and the acquired grain and ingredients business, the “Gavilon Acquired Business”).
On October 3, 2022, Viterra concluded the acquisition of a 100% interest in Gavilon for a cash consideration of U.S.$1.125 billion, plus working capital amounting to U.S.$1.801 billion, subject to certain purchase price adjustments. While Viterra expects the purchase price adjustment to be approximately U.S.$54 million, the final value of such adjustments are not finalized as of the date of this proxy statement and, consequently, the final purchase price and goodwill recognized are subject to change. The value of any changes could be material.
The Gavilon Acquired Business is based in Omaha, Nebraska and originates, stores and distributes grains and oilseeds, as well as feed and food ingredients, to food manufacturers, livestock producers, poultry processors, soybean processors and ethanol producers worldwide. The Gavilon Acquired Business’ asset network is located in key growing areas across the United States, with access to major railroads, rivers and ports. It also has international operations in Mexico, South America, Europe and Asia, along with an indirect minority ownership interest in two port terminals located in Kalama, Washington and Portland, Oregon. The Gavilon Acquired Business now operates under the Viterra tradename. Full integration into Viterra, while ongoing, is not expected to be fully complete in 2023.
The Gavilon Acquired Business operates a leading grain storage network and independent feed merchandising business in the United States, with the United States grains and ingredients business having approximately 8MMT of storage capacity in the United States and over 100 up-country grain terminals. In the year ended December 31, 2022, Gavilon’s North American grains and ingredients business handled over approximately 30MMT of grains volumes, and the global agriculture trade segment of the Gavilon Acquired Business had sales volumes of approximately 18MMT.
Key factors affecting results of operations and financial condition
Consumption growth and trade flows
Population growth and Gross Domestic Product (“GDP”) growth are key drivers of global consumption of agricultural commodities. According to 2023 projections by the OECD and the World Bank, the global population will reach 8.7 billion by 2033 compared to 8 billion in 2023. Developing countries are expected to have the highest growth rates, in particular across Africa and the Middle East. Population growth rates in developing countries will likely be lower than in previous decades due, in part, to rising incomes and higher life expectancy. Global real economic growth is projected to average 3.7% annually over the next decade (subject to uncertainties related to the Russia/Ukraine conflict and COVID-19). Developing countries are projected to grow at more than double the rate of developed countries. South Asia is expected to have the strongest GDP growth, with India remaining among the world fastest-growing economies. Increasing standards of living and changes in consumption habits, including the reduction of sugar in western diets and the increased prevalence of alternative fuels, such as ethanol and biodiesel, have had substantial impact on global agricultural commodity markets.
Geographic dislocation between regions with exportable surplus and those with a supply deficit fuels the need for the seaborne trade of agricultural commodities. Key growing regions, including North America, South America, Australia and Europe, are expected to see a growing exportable surplus as production increases outpace demand increases. Major demand regions with limited production capacity, such as Asia and the Middle East, must therefore import commodities to meet their growing needs.
Changes in global demand for agricultural commodity products in turn affect the prices of agricultural commodities. Population, GDP growth and changing consumer preferences have historically influenced demand for and pricing of Viterra’s agricultural commodities and are expected to continue to do so in the future.
Agricultural commodity prices
Agricultural commodity prices are influenced by many factors, including the supply of and demand for agricultural commodities, global political and economic conditions and processing, transportation and growing costs in major producing countries. Agricultural commodity prices may move in response to changes in production, processing and transportation capacity in a particular market, for example new farming capabilities or technologies or when a significant producing region experiences difficult operational issues or is impacted by a natural disaster. In addition, events such as the withdrawal of agricultural commodity production or processing capacity or loss or limitation of material infrastructure access could have an effect on market prices.
The availability and price of agricultural commodities are also subject to other unpredictable factors, such as plantings, weather events, government farm programmes and policies, conflicts such as the Russia/Ukraine conflict, trade regulations and outbreaks of disease, including COVID-19, in addition to destruction caused by invasive insects, plant diseases and other plant health issues. During 2022 and 2023, for example, a drought in Argentina led to reduced corn and soy production. Additionally, in 2020, grain production for South Australia was below historical averages due to a drought during the 2019 to 2020 crop period, which impacted exported volumes, and in 2021, droughts also drove wheat and rapeseed production in Canada significantly lower.
Prices of Viterra’s main agricultural commodity products can vary significantly as actual and anticipated supply and demand fluctuate. Price variations and market cycles have historically influenced Viterra’s financial performance and are expected to continue to do so in the future. In particular, emerging uncertainty regarding global supply of commodities due to the ongoing Russia/Ukraine conflict may disrupt certain global trade flows and place significant upwards pressure on agricultural commodity prices and input costs as seen through early March 2022. Depending on the duration of the conflict and the sanctions regime, global commodity flows may change materially from their pre-2022 situation.
Production levels and supply chain efficiency
Production volumes in particular regions can have a substantial effect on the results of operations of Viterra. Viterra’s ability to ship commodities from producing regions to international customers depends on sufficient capacity in the logistics pipeline, and particularly available port capacity. Viterra transships commodities by transferring them from inland storage and transport facilities to seaborne vessels. Production volumes, access to port terminal storage and transshipment capacity, as well as industry-wide activity can significantly affect Viterra’s results.
The table below shows Viterra’s sales volumes of the key commodities for the periods indicated:
	Volumes Year ended December 31
Commodities	2020	2021	2022
Grain and grain products (MMT)	57.7	54.9	64.6
Oil seeds and oilseed products (MMT)	29.9	31.2	34.1
Cotton (MMT)	0.6	0.6	0.6
Sugar (MMT)	1.7	1.6	2.5
Production volumes have a substantial effect on the utilization of Viterra’s assets and the operational results of Viterra’s processing activities. Lower or increased utilization or shutdowns in processing plants, whether temporary or extended, can have an impact on Viterra’s results. Viterra has a substantial fixed cost base, which is diluted by increased utilization of its assets. Viterra regularly assesses its historical and future planned volumes and planned shutdowns, whether for maintenance or otherwise, which may similarly impact Viterra’s financial results.
Viterra’s long-term profitability is dependent upon its ability to reduce costs and maintain efficient operations. Costs associated with Viterra’s processing activities include crush plant operation and maintenance costs, energy and equipment and maintenance and upgrades. Costs associated with Viterra’s origination, supply chain and distribution activities include marketing offices and head office costs, storage and handling facility costs, including maintenance and upgrades, port handling costs and freight costs. All of Viterra’s businesses are affected by increases in costs of inputs, particularly in respect of power, fuels, labor, transport, equipment and consumables.

Seaborne trade
Viterra’s seaborne trade operations comprise a network of marketing and distribution offices across its key markets. Viterra has a large, flexible and diversified fleet of over 200 vessels operated under various time or voyage charters and commercial management arrangements and provides charter services to third parties. Viterra’s centralized chartering department facilitates seaborne distribution across its agricultural network. Having immediate access to vessels can represent a significant time advantage in exploiting price dislocation and arbitrage opportunities. Having this resource also gives Viterra greater visibility over world trade flows at a particular moment. Due to its internal requirements and Viterra’s belief in its ability to achieve vessel utilization above average industry levels, Viterra generally has a long position in fleet time chartering. Given the nature of the freight market and limited opportunities to hedge all freight price risk, Viterra is generally exposed to some degree of future freight price movements, not otherwise subject to a hedge, re-let with a third party or to satisfy its own marketing needs.
Weather and seasonality
Weather conditions have historically caused volatility in the agricultural commodity industry and consequently, in Viterra’s operating results, by causing, among other things, crop failures, reduced harvests or limitations on access to material supply chain infrastructure. Weather conditions in various parts of the world, such as rainfall, hailstorms, windstorms, floods, droughts, wildfires and freezes, as well as diseases and pests, are primary factors affecting market prices because of their influence on the supply and quality of product. This can adversely affect the supply and pricing of Viterra’s agricultural commodities and negatively affect the creditworthiness of its customers and suppliers. In addition, shortage and undersupply of agricultural commodities due to factors such as plant disease or conversely, excess crops due to exceptionally good weather conditions may lead to price fluctuations. These factors may cause volatility in the agricultural commodity industry and, consequently, in Viterra’s operating results.
For example, in 2019, Viterra’s results were affected by increases in wheat prices as droughts in the southern hemisphere induced supply concerns in Argentina and Australia and by increases in sugar prices at the end of 2019 owing to a weak monsoon that affected crops in India and Thailand. In 2020, Brazil, Russia and Canada saw high grain production on the back of favorable weather conditions, however production across Europe was significantly impacted by dry weather. In 2021, Canada experienced a severe drought which has significantly impacted production and exports of wheat and rapeseed from the region. Despite a positive outlook in early 2022, global corn production fell below expectations, in particular across Eastern Europe, due to dry conditions. In the summer of 2022, hot weather in Europe also negatively impacted sunflower seed supply which, coupled with higher Chinese demand for vegetable oils, created tightness in the market. Additionally, for the 2022/2023 crop year, drought due to La Niña in Argentina led to reduced corn and soy production, while in the same period Australia saw record crops that contributed to a large exportable surplus.
Viterra’s earnings may be affected by seasonal factors, including the availability, quality and price of agricultural commodities; the timing and effects of perishability; the ability to process perishable materials in a timely manner; the leveraging of certain fixed overhead costs during off-season months; and the impacts on consumer demand based on seasonal and holiday timing as well as global macro events, such as the COVID-19 pandemic. In general, Viterra tends to see higher volumes and higher working capital in the fourth quarter, coinciding with the Australian grain harvest.
Global macroeconomic trends and the availability of arbitrage opportunities
Arbitrage opportunities are generally enhanced by global and regional price volatility and instability in the various agricultural commodities markets, resulting in market disequilibrium. Viterra believes that in periods where price components for a particular agricultural commodity or group of agricultural commodities display relative volatility and, therefore, uncertainty, the number of arbitrage opportunities in such commodities tends to increase, and, in particular, during periods of market tightness (e.g., when inventory levels are low or when demand is high but production capacity is unable to meet demand). These market conditions offer additional opportunities to take advantage of the resulting decoupling in premium and discount structures. Conversely, in periods of reduced volatility in agricultural commodity prices, Viterra tends to have fewer profitable arbitrage opportunities.

Many of the commodity markets in which Viterra operates are geographically dispersed. Discrepancies often arise in respect of the prices at which the agricultural commodities can be bought or sold in different forms, geographic locations or time periods, taking into account the numerous relevant pricing factors, including freight and product quality. These pricing discrepancies can present Viterra with arbitrage opportunities, whereby Viterra is able to generate profit by sourcing, transporting, blending, storing or otherwise processing the relevant agricultural commodities. Whilst the strategies used by Viterra to generate margins vary from agricultural commodity to agricultural commodity, the main arbitrage strategies can be generally described as being geographic, product- and time-related. Viterra’s ability to successfully identify and implement marketing strategies to take advantage of potential arbitrage opportunities throughout the agricultural commodity supply chain will impact its results of operations. Failure of such opportunities to present themselves or Viterra’s inability to exploit such opportunities will negatively impact its results of operations.
Interest and foreign exchange rates
Viterra is exposed to various risks associated with the effects of fluctuations in the prevailing levels of market interest rates on its assets, liabilities and cash flows. Matching of assets and liabilities is utilized as the dominant method to hedge interest rate risks. Floating-rate debt which is predominantly used to fund fast turning working capital (interest is internally charged on the funding of this working capital) is primarily based on U.S. dollar SOFR plus an appropriate premium. Prevailing market interest rates are continuously factored into transactional pricing and terms. Viterra has entered into interest rate swap contracts to hedge the interest rate risk associated with certain of its capital markets notes.
The U.S. dollar is the predominant functional currency of Viterra. In principle, Viterra is thus exposed to currency risk. Currency risk is the risk of loss from movements in exchange rates related to transactions and balances in currencies other than the U.S. dollar. Such transactions include operating expenditure, capital expenditure and to a lesser extent purchases and sales in currencies other than the functional currency. While the majority of Viterra’s costs of sales are denominated in U.S. dollars, Viterra is exposed to fluctuations in currency exchange rates through its local operating costs and costs of commodities. Purchases or sales of commodities concluded in currencies other than the functional currency, apart from certain limited domestic sales at industrial operations which act as a hedge against local operating costs, are ordinarily hedged through forward exchange contracts.
Description of key line items of the Statement of Income
Revenue
Viterra generates revenue from the sale of goods and rendering services. In most instances, revenue is measured based on the consideration to which Viterra expects to be entitled in a contract with a customer and excludes amounts collected on behalf of third parties. Viterra recognizes revenue when it transfers control of a product or service to a customer. Revenue from transhipment services is recognized based on work actually performed. Revenue from seagoing vessels/chartering services provided to customers is recognized as the performance obligation is satisfied over time, as the vessel travels to its destination. Revenue from grain cleaning and drying is recognized at the point in time when service is provided, revenue from storage services is recognized over time. Revenue also includes mark-to-market movements on physical forward sales contracts that do not meet the own use exemption. These contracts are financial instruments that are measured at fair value through profit and loss.
Cost of goods sold
Cost of goods sold primarily includes cost of commodities, lease expense for short-term leases in connection with trade and production-related assets, unrealized gains and losses from changes in fair value of marketing inventories, gains and losses on derivative instruments, depreciation of trade and production-related assets and amortization expenses, personnel costs related to consolidated production subsidiaries and freight costs.

Selling and administrative expenses
Selling and administrative expenses includes personnel costs, office and administrative costs, lease expense for short-term leases and depreciation expenses in connection with certain non-trade or production-related assets.
Share of income from associates and joint ventures
Share of income from associates and joint ventures represents income from associates and joint ventures in which Viterra exercises significant influence or joint control that are accounted for using the equity method. Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not control over those policies. Significant influence is presumed if Viterra holds between 20% and 50% of the voting rights, unless evidence exists to the contrary. For further detail, see Note 11 to the 2022 Financial Statements and “Business of Viterra.”
Other income
Other income includes change to mark-to-market valuations on investments held for trading, indemnification of legal provision and gains from sale of assets. Due to their nature and the variable financial impact or infrequency of the events giving rise to these items, they are reported separately from operating segment results.
Other expense
Other expense includes change to mark-to-market valuations on investments; impairments to property, plant and equipment and investments; foreign exchange loss; change in provision of other receivables; change in legal provision and other expense — net (which consists of smaller, non-operational infrequent items). Due to their nature and the variable financial impact or infrequency of the events giving rise to these items, they are reported separately from operating segment results.
Interest income
Interest income is recognized when the right to receive payment has been established. Interest income is accrued on a time basis, by reference to the principal outstanding and the applicable effective interest rate.
Interest expense
Interest expense comprises interest incurred on Viterra’s fixed- and floating-rate borrowings, lease obligations, credit facilities and short-term debt and overdraft facilities.
Current income tax expense
Current tax is recognized as an expense or income in the consolidated statement of income, except when it relates to items that are recognized outside the consolidated statement of income (“Other Comprehensive Income” or “OCI”) or where it arises from the initial accounting for a business combination. Current taxes represent income taxes expected to be payable based on enacted or substantively enacted tax rates at the period end on expected current taxable income, and any adjustment to tax payable in respect of previous years.
Deferred income tax (expense)/credit
Deferred income tax is recognized as an expense or income in the consolidated statement of income, except when it relates to OCI or where it arises from the initial accounting for a business combination. Deferred taxes are recognized for temporary differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable income, using enacted or substantively enacted income tax rates, which are expected to be effective at the time of reversal of the underlying temporary difference.

Comparison of Viterra’s results of operations for the years ended December 31, 2022, 2021 and 2020
Revenue
Revenue for the year ended December 31, 2022 was U.S.$53,854 million, a 34.7% increase from U.S.$39,986 million for the year ended December 31, 2021, primarily driven by significant rallies in Viterra’s core commodity prices in particular for the soybean complex, wheat, feed grains and vegetable oils, and the incorporation of the Gavilon Acquired Business from October 2022.
Revenue for the year ended December 31, 2021 was U.S.$39,986 million, a 44.8% increase from U.S.$27,621 million for the year ended December 31, 2020, primarily driven by higher commodity prices for soybeans, wheat, feed grains and vegetable oils, as well as higher sales volumes in oilseeds.
Cost of goods sold
Cost of goods sold for year ended December 31, 2022 was U.S.$51,795 million, a 35.3% increase from U.S.$38,297 million for the year ended December 31, 2021, primarily driven by higher commodity prices for soybeans, wheat, feed grains and vegetable oils.
Cost of goods sold for year ended December 31, 2021 was U.S.$38,297 million, a 43.7% increase from U.S.$26,657 million for the year ended December 31, 2020, primarily driven by higher commodity prices for soybeans, wheat, feed grains and vegetable oils.
Selling and administrative expenses
Selling and administrative expenses for the year ended December 31, 2022 were U.S.$385 million, an 22.6% increase from U.S.$314 million for the year ended December 31, 2021, driven primarily by the acquisition of the Gavilon Acquired Business (both increased cost base and audit, legal and consultancy fees related to the acquisition) and increases in IT expenses, travel costs and other office expenses.
Selling and administrative expenses for the year ended December 31, 2021 were U.S.$314 million, an 18.9% increase from U.S.$264 million for the year ended December 31, 2020, driven primarily by increases in personnel expenses (including performance based remuneration), IT expenses and rental expenses.
Share of income from associates and joint ventures
Share of income from associates and joint ventures for the year ended December 31, 2022 was U.S.$38 million, a 35.7% increase from U.S.$28 million for the year ended December 31, 2021. The increase was principally due to large contributions from Lartirigoyen y Cia, Taman Grain Terminal and Advanced Organic Materials SA and smaller contributions from IGT, LLC and Newcastle Agri Terminal Pty Ltd.
Share of income from associates and joint ventures for the year ended December 31, 2021 was U.S.$28 million, a 75% increase from U.S.$16 million for the year ended December 31, 2020. The increase was principally due to stronger contributions from Lartirigoyen y Cia, Taman Grain Terminal, Newcastle Agri Terminal, IGT, LLC, Advanced Organic Materials SA and Chemotecnica SA.
Gains/(loss) on disposals and investments
Gains on disposals and investments for the year ended December 31, 2022 were U.S.$11 million, compared to a gain on disposals and investments of U.S.$12 million for the year ended December 31, 2021. In 2022, the gains were primarily attributable to the sale of Viterra’s interest in Agrosiloz EOOD, the sale of Viterra’s interest in three subsidiaries containing rice assets located in Argentina and Uruguay and the sale of Viterra’s interest in Wolomax B.V.
Gains on disposals and investments for the year ended December 31, 2021 were U.S.$12 million, compared to loss on disposals and investments of U.S.$3 million for the year ended December 31, 2020. In 2021, the gains were primarily attributable to the sale of Viterra’s interest in Newcastle Agri Terminal Pty Ltd. In 2020, the losses were primarily attributable to the step acquisition of Renova SA and foreign currency translation losses.

Other income
Other income for the year ended December 31, 2022 was U.S.$143 million, a U.S.$65 million increase from U.S.$78 million for the year ended December 31, 2021. The increase was principally due to an increase in the indemnification of legal provision in 2022 of U.S.$53 million compared to 2021, and a U.S.$7 million gain from sale of assets in 2022. The indemnification of legal provision in 2022 was entirely offset by the legal provision expense, leading to a net zero impact on profits and losses.
Other income for the year ended December 31, 2021 was U.S.$78 million, a U.S.$73 million increase from U.S.$5 million for the year ended December 31, 2020. The increase was principally due to a U.S.$75 million indemnification of legal provision that Viterra recorded in 2021, which was entirely offset by the legal provision expense, leading to a net zero impact on profits and losses.
Other expense
Other expense for the year ended December 31, 2022 was U.S.$162 million, a 78% increase from U.S.$91 million for the year ended December 31, 2021. The 2022 expense primarily comprised a legal provision of U.S.$128 million (which is fully indemnified), change in mark-to-market valuations on investments held for trading of U.S.$22 million, U.S.$5 million of foreign exchange effects and U.S.$7 million of impairments to property, plant and equipment.
Other expense for the year ended December 31, 2021 was U.S.$91 million, a 203.3% increase from U.S.$30 million for the year ended December 31, 2020. The 2021 expense primarily comprised a legal provision of U.S.$75 million (which is fully indemnified), provisions of U.S.$8 million on non-trade receivables, U.S.$6 million of foreign exchange effects and U.S.$5 million of impairments to property, plant and equipment and investments.
Dividend income
Dividend income for the year ended December 31, 2022 was U.S.$3 million, in line with U.S.$3 million for the year ended December 31, 2021.
Dividend income for the year ended December 31, 2021 was U.S.$3 million, a 50% increase from U.S.$2 million for the year ended December 31, 2020, primarily due to dividends received from investments in which Viterra holds a minority interest and has no significant influence.
Interest income
Interest income for the year ended December 31, 2022 was U.S.$23 million, a 228.6% increase from U.S.$7 million for the year ended December 31, 2021, primarily due to increases in market interest rates on deposits and higher levels of interest bearing assets (partly resulting from the acquisition of the Gavilon Acquired Business).
Interest income for the year ended December 31, 2021 was U.S.$7 million, in line with the U.S.$8 million for the year ended December 31, 2020.
Interest expense
Interest expense for the year ended December 31, 2022 was U.S.$374 million, an 81.6% increase from U.S.$206 million for the year ended December 31, 2021, primarily attributable to increases in market interest rates on short term borrowings and floating rate borrowings, and higher debt balances to finance higher working capital levels and the acquisition of the Gavilon Acquired Business.
Interest expense for the year ended December 31, 2021 was U.S.$206 million, a 20.5% increase from U.S.$171 million for the year ended December 31, 2020, primarily attributable to higher debt balances to finance higher working capital levels.
Current income tax expense
Current income tax expense of U.S.$434 million was recognized in the year ended December 31, 2022, compared to U.S.$208 million in the year ended December 31, 2021, reflecting the significant increase in profit before tax in 2022 and a small reduction in the effective tax rate to 24%, compared to 26% in 2021.

Current income tax expense of U.S.$208 million was recognized in the year ended December 31, 2021, compared to U.S.$103 million in the year ended December 31, 2020, reflecting the significant increase in profit before tax in 2021 offset by a small decrease in the effective tax rate to 26%, compared to 27% in 2020. Furthermore, in Argentina, the tax rate increased from 25% to 35%, with material impact on the deferred tax liability derived from property, plant and equipment.
Viterra’s weighted average income tax rate in the year ended December 31, 2022 was 26%, consistent with 26% in the year ended December 31, 2021, after reflecting increased taxable earnings in higher tax rate jurisdictions, foreign exchange fluctuations, increased items that are not tax deductible, utilization and changes in recognition of tax losses and temporary differences, tax losses of current year not recognized and inflation adjustments. Viterra’s weighted average income tax rate in the year ended December 31, 2021 was 26%, compared to 24% in the year ended December 31, 2020, reflecting increased taxable earnings in higher tax rate jurisdictions. Viterra’s adjusted effective tax rate (accounting for tax losses not recognized, foreign currency translation effects, inflation corrections and corporate income tax rate changes) in the year ended December 31, 2022 was 26%, remaining largely consistent with the 25% rate in the year ended December 31, 2021. Viterra’s adjusted effective tax rate (accounting for tax losses not recognized, foreign currency translation effects, inflation corrections and corporate income tax rate changes) in the year ended December 31, 2021 was 25%, remaining largely consistent with the 23% rate in the year ended 31 December 2020.
Deferred income tax (expense)/credit
Deferred income tax credit of U.S.$120 million was recognized in the year ended December 31, 2022, compared to deferred income tax expense of U.S.$102 million in the year ended December 31, 2021. The change was largely driven by amendments to Argentinian corporate tax rates, the acquisition of the Gavilon Acquired Business and a significant increase in business, resulting in lower deferred tax expenses.
Deferred income tax expense of U.S.$102 million was recognized in the year ended December 31, 2021, compared to deferred income tax expense of U.S.$41 million in the year ended December 31, 2020. The change was largely driven by amendments to Argentinian corporate tax rates, resulting in higher deferred tax expenses.
Liquidity and capital resources
Viterra’s business requires high levels of working capital funding and significant liquidity. Viterra’s funding requirements are generally correlated with movements in agricultural commodity prices and the extent of business opportunities.
Viterra is confident that its liquidity position is sufficient to absorb unexpected increases in working capital levels for at least the next 12 months. As of December 31, 2022, this position was supported by the U.S.$6.4 billion available under existing committed facilities and cash. As of December 31, 2022, Viterra also had U.S.$9 billion of readily marketable inventory which could be converted into cash in case needed.
In 2021 and 2022, Viterra paid U.S.$300 million and U.S.$400 million, respectively, to its shareholders as a return of capital.

Cash flow
The following table summarizes Viterra’s cash flow statement for the periods indicated:
	Year ended December 31
	2020	2021	2022
	(in U.S.$ millions)
Cash generated by operating activities before working capital changes	1,226	2,159	2,609
Total working capital changes	(958)	(2,423)	337
Income taxes paid	(122)	(194)	(318)
Interest received	7	5	2
Interest paid	(183)	(169)	(322)
Net cash generated/(used) by operating activities	(30)	(622)	2,308
Net cash used by investing activities	(289)	(284)	(2,461)
Net cash generated by financing activities	461	1,057	323
Increase/(decrease) in cash and cash equivalents	142	151	170
Cash generated by operating activities before working capital changes
Cash generated by operating activities before working capital changes in the year ended December 31, 2022 was U.S.$2,609 million, an increase of 20.8% compared to U.S.$2,159 million in the year ended December 31, 2021, primarily reflecting increased margins across Viterra’s commodity portfolio, which were in turn due to sustained demand across Viterra’s core commodities, and increased volumes as a result of the acquisition of the Gavilon Acquired Business.
Cash generated by operating activities before working capital changes in the year ended December 31, 2021 was U.S.$2,159 million, an increase of 76.1% compared to U.S.$1,226 million in the year ended December 31, 2020, primarily reflecting increased margins across Viterra’s commodity portfolio, which were in turn due to sustained demand across Viterra’s core commodities.
Working capital changes
Working capital cash inflows were U.S.$337 million in the year ended December 31, 2022, compared to net outflows of U.S.$2,423 million in the year ended December 31, 2021. The inflow in 2022 was driven primarily by lower inventory balances and higher receivables balances (excluding the impact of the acquisition of the Gavilon Acquired Business) in December 2022 as compared to December 2021.
Working capital cash outflows were U.S.$2,423 million in the year ended December 31, 2021, compared to net outflows of U.S.$958 million in the year ended December 31, 2020. The outflow in 2021 was driven primarily by higher commodity prices and inventory volumes due to sustained demand for Viterra’s core commodities alongside the impact of an earlier than normal harvest season in Australia, pushing inventory values above average in December 2021.
Net cash used by investing activities
Net cash used by investing activities was an outflow of U.S.$2,461 million in the year ended December 31, 2022, compared to an outflow of U.S.$284 million in the year ended December 31, 2021, primarily reflecting an outflow of U.S.$2,235 million due to the acquisition of the Gavilon Acquired Business.
Net cash used by investing activities was an outflow of U.S.$284 million in the year ended December 31, 2021, compared to an outflow of U.S.$289 million in the year ended December 31, 2020, primarily reflecting U.S.$351 million of capital expenditures, partially offset by an inflow of U.S.$50 million from the disposal of Viterra’s 32.5% interest in the Newcastle Agri Terminal and other liquid investments.

Net cash generated by financing activities
Net cash generated by financing activities was U.S.$323 million in the year ended December 31, 2022, a decrease of 69.4%, compared to U.S.$1,057 million in the year ended December 31, 2021. This primarily reflected U.S.$1,618 million in net proceeds raised through revolving credit facilities, offset by repayment from current borrowings of U.S.$989 million, repayments of lease liabilities of U.S.$589 million and a return of capital to shareholders of U.S.$400 million.
Net cash generated by financing activities was U.S.$1,057 million in the year ended December 31, 2021, an increase of 129.3%, compared to U.S.$461 million in the year ended December 31, 2020. This primarily reflected U.S.$2,590 million raised through issuance of capital market notes during 2021, offset by repayment of other non-current bank facilities of U.S.$75 million, repayment of revolving credit facilities of U.S.$765 million and a return of capital to shareholders of U.S.$300 million.
Description of indebtedness
Viterra uses short- and medium-term debt to finance its current assets, primarily comprising inventories and trade receivables, which are either self-liquidating or otherwise subject to a high rate of turnover. Viterra meets these financing requirements by maintaining appropriate levels of cash reserves and/or ensuring that it has sufficient headroom under its committed revolving credit facilities.
As of December 31, 2022, Viterra had available committed undrawn credit facilities and cash amounting to U.S.$7,018 million, compared to available committed undrawn credit facilities and cash amounting to U.S.$4,044 million as of December 31, 2021. Viterra’s main revolving credit facilities consist of a U.S.$4,100 million one-year facility, a U.S.$1,000 million three-year facility, a U.S.$2,500 million three-year facility and a U.S.$570 million one-year facility, as discussed in further detail below.
Revolving credit facilities
On January 26, 2022, Viterra signed a committed acquisition financing facility of $1.7 billion for the agreed purchase price and a portion of the assumed working capital of Gavilon. In April 2022, the available commitments under this facility were reduced to $950 million. The purpose of the facility was to provide a committed source of financing for the Gavilon acquisition. Proceeds from this facility are not available for general working capital purposes. The facility was repaid in full on January 9, 2023.
On May 10, 2022, Viterra signed a new $1 billion three-year revolving credit facility agreement with two one-year extension options at lender’s discretion. This facility refinanced the $570 million revolving credit facility signed in May 2021. Funds drawn under the new facility bear interest at compounded SOFR +70 basis points per annum. In May 2023, Viterra exercised a one-year extension option.
On May 10, 2022, Viterra signed a new $4.1 billion one-year revolving credit facility agreement with a one-year borrower’s term-out option (to May 2024), and one-year extension options at the lender’s discretion. This facility refinanced the $3.515 billion revolving credit facility signed in May 2021. Funds drawn under the new facility bear interest at compounded SOFR +60 basis points per annum. On May 5, 2023, this facility was replaced with a new U.S.$4.11 billion revolving credit facility with an interest at compounded SOFR +65 basis points per annum.
On September 23, 2022, Viterra signed a new $2.5 billion three-year revolving credit facility agreement. Funds drawn under the new facility bear interest at SOFR +130 basis points per annum.
On December 9, 2022, Viterra signed a new $570 million twelve-month revolving credit facility agreement with two one-year lender’s extension options. This facility refinanced the $575 million revolving credit facility signed in December 2021. Funds drawn under the new facility bear interest at compounded SOFR +75 basis points per annum.
Capital market notes
The capital market notes include a $450 million and a $300 million coupon bonds issued in April 2022. The first tranche of $450 million carries a 4.9% coupon with maturity in April 2027 and the second tranche of $300 million carries a 5.25% coupon with maturity in April 2032. Interest payments are due semi-annually in April and October of each year, with the first payment due in October 2023.
During April 2021, Viterra issued USD public bonds. Notes outstanding are $600 million public bonds carrying interest at 2.0% with maturity in April 2026 and $600 million public bonds carrying interest at 3.2% with maturity in April 2031. Interest on the bonds is payable semi-annually in arrears.
During September 2021, Viterra issued Eurobonds, Notes outstanding are €500 million Eurobonds carrying interest at 0.375% with maturity in September 2025, and €700 million Eurobonds carrying interest at 1.0% with maturity in September 2028. Interest on the Eurobonds is payable annually in arrears.
Balance sheet items
Total assets were U.S.$23,528 million as of December 31, 2022, compared to U.S.$19,431 million as of December 31, 2021. Current assets increased from U.S.$13,299 million as of December 31, 2021 to U.S.$16,200 million as of December 31, 2022, primarily due to the acquisition of the Gavilon Acquired Business. Non-current assets increased from U.S.$6,132 million as of December 31, 2021 to U.S.$7,328 million as of December 31, 2022, primarily due to the acquisition of the Gavilon Acquired Business.
As of December 31, 2022, Viterra had U.S.$8,966 million of readily marketable inventories, comprising U.S.$8,582 million of inventories carried at fair value less costs of disposal and U.S.$384 million carried at the lower of cost or net realizable value. As of December 31, 2021, Viterra had U.S.$8,189 million of readily marketable inventories, comprising U.S.$7,644 million of inventories carried at fair value less costs of disposal and U.S.$545 million carried at the lower of cost or net realizable value.
Given the highly liquid nature of Viterra’s readily marketable inventories, which represent a significant share of current assets, Viterra believes it is appropriate to consider them together with cash equivalents in analyzing Viterra’s net debt levels and computing certain debt coverage ratios and credit trends.
In addition, accounts receivable form a significant portion of Viterra’s assets. Viterra has entered into certain arrangements to finance a portion of its receivables. Where appropriate, the receivable has been retained on Viterra’s balance sheet with the proceeds received recognized as current borrowings.
Similarly, Viterra’s liabilities include accounts payable, of which trade payables form a significant portion. Trade payables are obligations to pay for goods and services. Trade payables can have maturities up to 90 days but are typically 30 days or less, depending on the type of material and the geographic area in which the purchase transaction occurs and the agreed terms. Trade payables are typically paid against delivery of the goods. The carrying value of trade payables approximates fair value.
As of December 31, 2022, Viterra had U.S.$5,464 million of accounts payable, of which U.S.$4,691 million were trade payables. As of December 31, 2021, Viterra had U.S.$3,452 million of accounts payable, of which U.S.$3,039 million were trade payables. As of December 31, 2020, Viterra had U.S.$2,556 million of accounts payable, of which U.S.$2,246 million were trade payables.
Additionally, Viterra’s other financial assets, consisting of commodity and financial related derivative contracts, measured at fair value were U.S.$1,750 million as of December 31, 2022, compared to U.S.$1,409 million as of December 31, 2021. Viterra’s other financial assets measured at fair value were U.S.$1,409 million as of December 31, 2021, compared to U.S.$2,035 million as of December 31, 2020. Viterra’s other financial liabilities measured at fair value were U.S.$1,262 million as of December 31, 2022, compared to U.S.$1,435 million as of December 31, 2021. Viterra’s other financial liabilities measured at fair value were U.S.$1,435 million as of December 31, 2021, compared to U.S.$2,012 million as of December 31, 2020. The increase in other financial assets and the decrease in other financial liabilities was primarily due to fluctuations in market rates for the commodities, indices and foreign exchange rates underlying the outstanding derivative contracts.
Capital expenditure
Viterra’s capital expenditure is the purchase of property, plant and equipment and intangibles, and consists of sustaining capital expenditure and expansionary capital expenditure. Viterra classifies capital expenditure as sustaining capital expenditure if it is related to the replacement or maintenance of assets of an existing facility. Viterra’s operations in Brazil and North America represent the largest components of sustaining capital expenditure spending. Viterra classifies expansionary capital expenditure as expenditure to increase the capacity or output of an operation, such as facility upgrades and constructions of assets.
Capital expenditure in the year ended December 31, 2022 was U.S.$271 million, compared to U.S.$351 million in the year ended December 31, 2021, primarily reflecting capital expenditure related to maintenance and safety projects in Canada, Australia and Argentina, expansion of a sugar cane plantation in Brazil, a railway extension project in Argentina and refinery expansion in Hungary.
Capital expenditure in the year ended December 31, 2021 was U.S.$351 million, compared to U.S.$272 million in the year ended December 31, 2020, primarily reflecting the ongoing expansion to Viterra’s North American storage facilities and refinery construction in Hungary.
Research and Development
Contractual obligations/contingencies
Future commitments
In addition to its debt obligations discussed above, Viterra has certain external obligations to make future payments. These obligations as of December 31, 2022 are discussed below.
Capital expenditure for the acquisition of property, plant and equipment is generally funded through the cash flow generated by the respective industrial entities. As of December 31, 2022, capital expenditures totalled U.S.$61 million (2021: U.S.$48 million), of which 91% (2021: 94%) relates to expenditure to be incurred over the next year, was contractually committed for the acquisition of property, plant and equipment. This is primarily related to refinery construction in Hungary and various smaller projects, including the railway extension project in Argentina.
As part of Viterra’s ordinary sourcing and procurement of physical commodities and other ordinary marketing obligations, the selling party may request that a financial institution act as either (a) the paying party upon the delivery of product and qualifying documents through the issuance of a letter of credit or (b) the guarantor by way of issuing a bank guarantee accepting responsibility for Viterra’s contractual obligations. In addition, Viterra is required to post pension guarantees in respect of its future obligations. As of December 31, 2022, U.S.$313 million (2021: U.S.$394 million) of such commitments have been issued on behalf of Viterra, which will generally be settled simultaneously with the payment for such commodity and pension obligation.
Viterra procures seagoing vessels/chartering services to meet its overall marketing objectives and commitments. As of December 31, 2022, Viterra has committed to future vessel hire costs to meet future physical delivery and sale obligations and expectations of U.S.$314 million (2021: U.S.$432 million), of which U.S.$179 million, 57% (2021: 69%) of the total charters are for services to be received over the next two years. Once the chartering date is reached, the vessels and related liabilities are accounted for as leases.
Viterra sponsors various defined benefit and defined contribution pension schemes in accordance with local regulations and practices. Viterra’s contribution under these plans amounted to U.S.$13 million in 2022 (2021: U.S.$12 million). Viterra also operates defined benefit plans in certain countries, principally in Canada to which 80% of the U.S.$299 million present value of obligations accrued to date relates (2021: 76%).
Leases
Viterra recognizes a right-of-use asset and a corresponding lease liability at the lease commencement date if a contract is or contains a lease. The right-of-use asset is initially measured at cost, and subsequently at cost less any accumulated depreciation and impairment losses, and adjusted for certain remeasurements of the lease liability. The lease liability is initially measured at the present value of the lease payments that are not yet paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, Viterra’s incremental borrowing rate. Generally, Viterra uses its incremental borrowing rate as the discount rate. Viterra has applied judgement to determine the lease term for some lease contracts in which it is a lessee that includes renewal options. The assessment of whether Viterra is reasonably certain to exercise such options impacts the lease term, which significantly affects the amount of lease liabilities and right-of use assets recognized. For short-term leases (lease term of twelve months or less) and leases of low-value assets, Viterra has opted to recognize a lease expense on a straight-line basis as permitted by IFRS 16. This lease expense is presented within cost of goods sold and selling and administrative expenses in the statement of income.
Off-balance sheet arrangements
As of December 31, 2022, Viterra has no off-balance sheet entities or off-balance sheet arrangements.
Contingent liabilities
The amount of corporate guarantees in favour of third parties as of December 31, 2022 was U.S.$15 million (2021: U.S.$22 million) and primarily comprised bank guarantees on behalf of joint venture partners.
Viterra is subject to various claims which arise in the ordinary course of business. These contingent liabilities are reviewed on a regular basis and where practical an estimate is made of the potential financial impact on Viterra. As of December 31, 2022 and December 31, 2021, Viterra identified no material contingent liabilities.
Litigation
Certain legal proceedings, claims and unresolved disputes are pending against Viterra in respect of which the timing of resolution and potential outcome (including any future financial obligations) are uncertain and no liabilities have been recognized in relation to these matters.
Environmental contingencies
Viterra’s operations are subject to various environmental laws and regulations. Viterra believes that it is in material compliance with those laws and regulations. Viterra accrues for environmental contingencies when such contingencies are probable and reasonably estimable. Such accruals are adjusted as new information develops or circumstances change. Recoveries of environmental remediation costs from insurance companies and other parties are recorded as assets when the recoveries are virtually certain. As of the date of this proxy statement, Viterra is unaware of any material environmental incidents at its locations.
Tax audits
Viterra assesses its liabilities and contingencies for all tax years open to audit based upon the latest information available. For those matters where it is probable that an adjustment will be made, Viterra records its best estimate of these tax liabilities, including related interest charges. Inherent uncertainties exist in estimates of tax contingencies due to complexities of interpretation and changes in tax laws. Whilst Viterra believes it has adequately provided for the outcome of these matters, future results may include favorable or unfavorable adjustments to these estimated tax liabilities in the period the assessments are made or resolved.
In July 2018, the Canada Revenue Agency (the “CRA”) commenced an audit of Viterra Canada Inc.’s tax return for the fiscal year 2014. Following the completion of the audit, in December 2020 the CRA issued a material reassessment for which Viterra Canada Inc. has not recognized a provision. Although inherent uncertainties exist in estimates of tax contingencies due to complexities of interpretation and changes in tax laws, Viterra Canada Inc. is of the view that no significant changes are required to its tax position.
In May 2018, the Australian Tax Office commenced an audit of Glencore plc’s Australian financing arrangements covering the period 2012 to 2016. As part of these audits, notices were also issued to the current parent company of Viterra’s Australian tax group, namely Glencore Grain Holdings Australia Pty Ltd (“GGHA,” currently named Viterra Australia Holdings Pty Ltd). The transactions in GGHA during the period under review are material. However, based on the information available, Viterra’s management considers the tax position reflected in GGHA’s tax filings acceptable.

Although inherent uncertainties exist in estimates of tax contingencies due to complexities of interpretation and changes in tax laws, Viterra is of the view that no significant changes are required to be made to its tax position.
Financial risk management
Viterra is exposed to several types of financial risk, including commodity price risk, interest rate risk, currency risk, credit risk, performance risk and liquidity risk. For a discussion of Viterra’s financial risk management, see Note 23 of the 2022 Financial Statements of Viterra included elsewhere in this proxy statement.
Critical accounting policies and estimates
The preparation of the financial information contained in Viterra’s annual financial statements required estimates and assumptions that affect the reported amounts of assets and liabilities, as well as the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual outcomes could differ from those estimates.
Viterra has identified several areas as being critical to understanding the financial position, as they required its directors to make complex and/or subjective judgments and estimates about matters that are inherently uncertain. An explanation of significant accounting estimates and their principal accounting policies are disclosed in Note 1 to the 2022 Financial Statements of Viterra included elsewhere in this proxy statement.

COMPARISON OF RIGHTS OF SHAREHOLDERS
Your rights as a shareholder of Bunge-Bermuda are governed by Bermuda law and Bunge-Bermuda’s memorandum of association and bye-laws. After the Redomestication, you will become a shareholder of Bunge-Switzerland, and your rights will be governed by Swiss law and Bunge-Switzerland’s articles of association and organizational regulations (the latter being analogous to bye-laws).
Many of the principal attributes of Bunge-Bermuda’s ordinary shares and Bunge-Switzerland’s registered shares will be similar. However, there are differences between your rights under Swiss law and under the corporate statutory and common law of Bermuda, which is modeled on certain provisions of the corporate statutory law of England and Wales and in respect of which the common law of England and Wales is highly persuasive authority as to questions of Bermuda law. In addition, there are differences between Bunge-Bermuda’s memorandum of association and bye-laws and Bunge-Switzerland’s articles of association and organizational regulations (the latter being analogous to bye-laws). Furthermore, the counterparts of some provisions that are included in Bunge-Bermuda’s memorandum of association and bye-laws are included in Bunge-Switzerland’s organizational regulations. As a result, Bunge-Switzerland’s Board of Directors will be able to amend these provisions without shareholder approval, which Bunge-Bermuda’s Board of Directors is currently unable to do. The following discussion is a summary of material changes in your rights resulting from the Redomestication. This summary is not complete and does not cover all of the differences between Swiss law and Bermuda law affecting companies and their shareholders or all the differences between Bunge-Bermuda’s memorandum of association and bye-laws and Bunge-Switzerland’s articles of association and organizational regulations. We believe this summary is accurate. It is, however, subject to the complete text of the relevant provisions of the Swiss Code of Obligations (the “Swiss Code”), in particular articles 620 through 763 of the Swiss Code, and Switzerland’s Merger Act, the Companies Act 1981 of Bermuda (the “Companies Act”), Bunge-Bermuda’s memorandum of association and bye-laws and Bunge-Switzerland’s articles of association and organizational regulations. Bunge-Switzerland’s form of proposed articles of association and organizational regulations are attached to this proxy statement as Appendix B and Appendix C, respectively.
Capitalization
Bunge-Bermuda:   As of July 20, 2023, the authorized share capital of Bunge-Bermuda was $4,210,000 composed of 400,000,000 common shares, par value $0.01 per share, and 21,000,000 preference shares, par value $0.01 per share. As of July 20, 2023, there were in aggregate (1) 150,639,751 issued and outstanding common shares of Bunge-Bermuda, (2) 18,835,812 common shares held in treasury by Bunge-Bermuda, and (3) no issued and outstanding preference shares of Bunge-Bermuda. The Board of Directors of Bunge-Bermuda may authorize the issuance of additional shares up to the amount of the authorized capital without obtaining additional shareholder approval (subject to any applicable requirements of the NYSE). The Board of Directors of Bunge-Bermuda may also approve the issuance of partly paid and unpaid common shares, as well as fractional common shares.
Bunge-Switzerland:   In connection with the Redomestication, Bunge-Switzerland will issue one registered share for each Bunge-Bermuda share. In addition, Bunge-Switzerland will create [15,063,975] million Treasury Shares (including the 13,000,000 shares issued in connection with the formation of Bunge-Switzerland) for future use to satisfy Bunge-Switzerland’s obligations to deliver registered shares in connection with awards granted under equity incentive plans or for such other purposes as Bunge-Switzerland’s Board of Directors may determine. Bunge-Switzerland’s total issued share capital upon completion of the Redomestication is therefore expected to amount to $[1,657,037.26], consisting of approximately [165,703,726] registered shares, each with a par value of $0.01. The Board of Directors may not create shares with increased voting powers without the affirmative resolution adopted by shareholders holding at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at a general meeting. Immediately after the Redomestication, Bunge-Switzerland will only have one class of shares outstanding, so all references to “voting rights” in this “Comparison of Rights of Shareholders” will mean the voting rights of Bunge-Switzerland’s registered shares, unless another class of shares is subsequently created upon a shareholder resolution adopted at a general meeting and approved by the applicable majority requirements. Likewise, a “majority of the par value of the registered shares” will mean a majority of the par value of Bunge-Switzerland’s registered shares with a $0.01 par value per share.

Upon completion of the Redomestication, Bunge-Switzerland will have a capital band ranging from $[1,325,629] (lower limit) to $[2,485,555] (upper limit), corresponding to a 20% downward and a 50% upward range, calculated in reference to Bunge-Switzerland’s capital upon completion of the Redomestication (which is expected to be approximately $[1,657,037.26], corresponding to approximately [165,703,726] shares), and the Board of Directors will be authorized to increase or reduce, within such range, the share capital once or several times and in any (partial) amount or to cause the company or any of its group of companies to acquire (including under a share repurchase program) registered shares directly or indirectly, until [•], 2028, without shareholder approval.
The Board of Directors established the upper limit of the capital band for the next five years by taking into consideration that it intends to use a portion of its authority under the capital band, representing approximately [39.6]% of the share capital as of the effective date of the Redomestication, to issue the Share Consideration, which will be approved by our shareholders at the Extraordinary General Meeting, in connection with the consummation of the Acquisition, leaving approximately [10.4]% of the share capital as of the effective date of the Redomestication for other purposes in order for the Company to maintain the necessary financial flexibility.
In the event of a capital increase within the capital band, the Board of Directors determines all relevant terms of the issuance, including the date of the issuance, the issuance price, the type of contribution, the beginning date for dividend entitlement and, subject to the provisions of Bunge-Switzerland’s articles of association, the conditions for the exercise of the subscription rights with respect to the issuance. The Board of Directors may allow subscription rights that are not exercised to expire, or it may place such rights or registered shares at market conditions or use them otherwise in the interest of Bunge-Switzerland. After [•], 2028, the capital band will be available to the Board of Directors for issuance of additional registered shares only if a new capital band is reapproved by shareholders.
In a share issuance based on Bunge-Switzerland’s capital band, Bunge-Switzerland’s shareholders would have subscription rights to obtain newly issued registered shares in an amount proportional to the par value of the registered shares they already hold. However, the Board of Directors may withdraw or limit these subscription rights in certain circumstances as set forth in Bunge-Switzerland’s articles of association. For further details on these circumstances, see “Description of Bunge-Switzerland — Subscription Rights and Advance Subscription Rights.”
Upon completion of the Redomestication, Bunge-Switzerland’s articles of association will provide for a conditional share capital that, following the effectiveness of the Redomestication, will authorize the issuance of additional registered shares up to a maximum amount of [20]% of the share capital registered in the commercial register (which is expected to be approximately [33,140,745] registered shares) without obtaining additional shareholder approval. These registered shares may be issued:
•
with respect to up to [•] fully paid-in registered shares, further to the exercise or conversion, exchange, option, warrant, subscription or other rights to acquire or further to obligations to acquire registered shares that are or were granted to or imposed upon shareholders or third parties alone or in connection with bonds, notes, loans, options, warrants or other securities or contractual obligations of Bunge-Switzerland or any of its group companies; or

•
with respect to up to [•] fully paid-in registered shares, to members of the Board of Directors, members of the executive management team, officers, employees, contractors or consultants of Bunge-Switzerland or its group companies, or other persons providing services to Bunge-Switzerland or its group companies under the terms of Bunge-Switzerland’s equity incentive plans.

Subscription Rights
In connection with the issuance of bonds, notes, loans, options, warrants or other securities or contractual obligations convertible into or exercisable or exchangeable for Bunge-Switzerland registered shares, the Board of Directors is authorized to withdraw or limit the advance subscription rights of shareholders in certain circumstances. See “— Description of Bunge-Switzerland Shares — Subscription Rights and Advance Subscription Rights.”

The advance subscription rights and subscription rights of shareholders are excluded with respect to registered shares issued to directors, officers, employees, contractors or other persons providing services to Bunge-Switzerland or one of its subsidiaries.
Bunge-Bermuda:   Holders of Bunge-Bermuda common shares have no subscription, pre-emption or preferential right to purchase any securities of Bunge-Bermuda. As a result, as described below under “—  Other Anti-Takeover Measures,” the Board of Directors may authorize the issuance of securities that could discourage a takeover or other transaction without offering the securities to each holder of Bunge-Bermuda common shares.
Bunge-Switzerland:   Under the Swiss Code, the prior approval of a general meeting of shareholders is generally required to authorize, for later issuance, the issuance of registered shares, or rights to subscribe for, or convert into, registered shares (which rights may be connected to debt instruments or other obligations). In addition, the existing shareholders will have subscription rights in relation to such registered shares or rights in proportion to the respective par values of their holdings. The shareholders may, with the affirmative vote of shareholders holding two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at the general meeting, withdraw or limit the subscription rights for valid reasons (such as a merger, an acquisition or any of the reasons authorizing the Board of Directors to withdraw or limit the subscription rights of shareholders in the context of an authorized capital increase as described below).
If the general meeting of shareholders has approved the creation of a capital band or conditional capital, it thereby delegates the decision whether to withdraw or limit the subscription and advance subscription rights for the valid reasons specified in the articles of association to the Board of Directors. Bunge-Switzerland’s articles of association provide for such a delegation with respect to Bunge-Switzerland’s capital band and conditional share capital in the circumstances described below.
The Board of Directors is authorized to withdraw or limit the subscription rights with respect to the issuance of registered shares based on the capital band and allocate such rights to third parties (including individual shareholders), the company or any of its group companies:
•
if the issue price of the new shares is determined by reference to the market price;

•
for raising equity capital in a fast and flexible manner, which would not be possible, or would only be possible with great difficulty or at significantly less favorable conditions, without the exclusion of the subscription rights of existing shareholders;

•
for the acquisition of companies, part(s) of companies or participations, for the acquisition of products, intellectual property or licenses by or for investment projects of the company or any of its group companies, or for the financing or refinancing of any of such transactions through a placement of shares;

•
for purposes of broadening the shareholder constituency of the company in certain financial or investor markets, for purposes of the participation of strategic partners including financial investors, or in connection with the listing of new shares on domestic or foreign stock exchanges;

•
for purposes of granting an over-allotment option (Greenshoe) of up to 20% of the total number of shares in a placement or sale of shares to the respective initial purchaser(s) or underwriter(s); or

•
for the participation of members of the Board of Directors, members of the executive management team, officers, employees, contractors, consultants or other persons performing services for the benefit of the Company or any of its group companies.

In connection with the issuance of bonds, notes, loans, options, warrants or other securities or contractual obligations convertible into or exercisable or exchangeable for Bunge-Switzerland registered shares, the subscription rights of shareholders are excluded and the Board of Directors is authorized to withdraw or limit the advance subscription rights of shareholders with respect to registered shares issued from Bunge-Switzerland’s conditional share capital if (1) there is a valid reason to withdraw or limit subscription rights of shareholders as provided for in connection with the issuance of shares based on the capital band (see immediately above) or (2) the bonds or similar instruments are issued on appropriate terms.

If the advance subscription rights are neither granted directly nor indirectly by the Board of Directors, the following applies:
•
the acquisition price of the shares shall be set taking into account the market price prevailing at the date on which bonds, notes, loans, options, warrants or other securities or contractual obligations of the Company or any of its group companies are issued; and

•
bonds, notes, loans, options, warrants or other securities or contractual obligations of the Company or any of its group companies may be converted, exchanged or exercised during a maximum period of 30 years from the date of the relevant issuance of or entry into the instruments or obligations.

In connection with the issuance of shares or the exercise or mandatory exercise of rights to acquire shares or the obligations to acquire shares, which are or were granted to or imposed on members of the Board of Directors, members of the executive management team, officers, employees, contractors or consultants of Bunge-Switzerland or its group companies, or other persons providing services to Bunge-Switzerland or its group companies, the subscription rights and advance subscription rights of the shareholders of Bunge-Switzerland are excluded.
Distributions and Dividends; Repurchases and Redemptions
Bunge-Bermuda:   Bunge-Bermuda is not required to present proposed dividends or distributions from contributed surplus to its shareholders for approval or adoption. Under section 54 of the Companies Act, Bunge-Bermuda may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that:
•
Bunge-Bermuda is, or would after the payment be, unable to pay its liabilities as they become due; or

•
the realizable value of Bunge-Bermuda’s assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts.

For the purposes of section 54 of the Companies Act, “contributed surplus” includes proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as a nominal capital and donations of cash and other assets to the company.
Under the Companies Act, preference shares of a Bermuda company may be redeemed if so authorized by its memorandum of association or bye-laws, provided that;
•
no such shares shall be redeemed except out of (i) the capital paid up thereon, (ii) the funds of the company available for dividend or distribution or (iii) the proceeds of a fresh issue of shares made for the purposes of the redemption;

•
the premium, if any, payable on redemption, is provided for out of (i) the company’s funds which would be otherwise available for dividend or distribution or (ii) the company’s share premium account before the shares are redeemed; and

•
there are no reasonable grounds for believing that the company is, or after such redemption would be, unable to repay its liabilities as they become due.

The redemption of preference shares may be effected on such terms and in such manner as may be provided by or determined in accordance with the bye-laws of the company.
Under the Companies Act, a Bermuda company may repurchase its own shares if so authorized by its memorandum of association or bye-laws, provided that:
•
no such shares shall be repurchased except out of (i) the capital paid up thereon, (ii) the funds of the company available for dividend or distribution or (iii) the proceeds of a fresh issue of shares made for the purposes of the repurchase;

•
the premium, if any, payable on repurchase, is provided for out of (i) the company’s funds which would be otherwise available for dividend or distribution or (ii) the company’s share premium account before the shares are repurchased; and

•
there are no reasonable grounds for believing that the company is, or after such repurchase would be, unable to repay its liabilities as they become due.

The terms and manner of the repurchase need not be provided by, or determined in accordance with, the bye-laws of the company.
Under Bunge-Bermuda’s bye-laws, Bunge-Bermuda may, upon the agreement of a shareholder, repurchase all or part of the common shares of such shareholder, whether or not the company has made a similar offer to all or any of the other shareholders. Bunge-Bermuda’s common shares are not redeemable.
In addition, Bunge-Bermuda’s bye-laws give the Board of Directors the authority to exercise all of the powers of the company to purchase all or any part of the issued and outstanding shares in accordance with law and any designated stock exchange.
Bunge-Switzerland:   Under Swiss law, distribution of dividends may be paid out only if the corporation has sufficient distributable profits from the previous fiscal year, or if the corporation has freely distributable reserves, including out of capital contribution reserves, each as will be presented on the balance sheet included in the annual standalone statutory financial statements of Bunge-Switzerland. The affirmative vote of shareholders holding a majority of the votes cast at a general meeting (whereby abstentions, broker nonvotes, blank or invalid ballots shall be disregarded for purposes of establishing the majority) must approve distributions of dividends. The Board of Directors may propose to shareholders that a distribution of a dividend be paid but cannot itself authorize the distribution of the dividend.
Under the Swiss Code, if Bunge-Switzerland’s statutory reserves amount to less than 20% of the share capital recorded in the commercial register (i.e., 20% of the aggregate par value of Bunge-Switzerland’s registered capital), then at least 5% of Bunge-Switzerland’s annual profit must be allocated to the statutory profit reserve. The Swiss Code and Bunge-Switzerland’s articles of association permit Bunge-Switzerland to accrue additional reserves. In addition, Bunge-Switzerland is required to create a special reserve on its stand-alone annual statutory balance sheet in the amount of the purchase price of registered shares any of its group companies repurchases, which amount may not be used for dividends or subsequent repurchases. Own shares held directly by Bunge-Switzerland are presented on the stand-alone annual statutory balance sheet as a reduction of total shareholders’ equity.
Swiss companies generally must maintain a separate company, stand-alone “statutory” balance sheet for the purpose of, among other things, determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. Bunge-Switzerland’s auditor must confirm that a dividend proposal made to shareholders conforms with the requirements of the Swiss Code and Bunge-Switzerland’s articles of association. Dividends are usually due and payable shortly after the shareholders have passed a resolution approving the payment; however, it is also possible to pay dividends or other distributions in, for example, quarterly instalments. Bunge-Switzerland’s articles of association provide that dividends that have not been claimed within five years after the due date become the property of Bunge-Switzerland and are allocated to the statutory profit reserves. For information about deduction of the withholding tax from dividend payments, see “Certain Tax Considerations of the Redomestication — Swiss Tax Considerations.”
The Swiss Code limits a company’s ability to hold or repurchase its own registered shares. Bunge-Switzerland and its group companies may only repurchase shares if and to the extent that sufficient freely distributable reserves are available, as described above. The aggregate par value of all Bunge-Switzerland registered shares held by Bunge-Switzerland and its group companies may not exceed 10% of the registered share capital. However, Bunge-Switzerland may repurchase its own registered shares beyond the statutory limit of 10% if the shareholders have passed a resolution at a general meeting of shareholders (including as part of the capital band provision included in Bunge-Switzerland’s articles of association) authorizing the Board of Directors to repurchase registered shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation. Any registered shares repurchased pursuant to such an authorization will then be cancelled either upon the approval of shareholders holding a majority of the votes cast at a general meeting (whereby abstentions, broker nonvotes, blank or invalid ballots shall be disregarded for purposes of establishing the majority) or, if the authorization is contained in the capital band provision of Bunge-Switzerland’s articles of association, upon Bunge-Switzerland’s Board of Directors effecting the cancellation based on the authority granted to it in the capital band provision. Repurchased registered shares held by Bunge-Switzerland or its group companies do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the shares. For information about withholding tax and share repurchases, see “Certain Tax Considerations of the Redomestication — Swiss Tax Considerations.”
Capital distributions may also take the form of a distribution of cash or property that is based upon a reduction of Bunge-Switzerland’s share capital recorded in the commercial register. Such a capital reduction requires the approval of shareholders holding a majority of the votes cast at a general meeting (whereby abstentions, broker nonvotes, blank or invalid ballots shall be disregarded for purposes of establishing the majority). A special audit report must confirm that creditors’ claims remain fully covered despite the reduction in the share capital recorded in the commercial register. On or before the approval by the general meeting of shareholders of the capital reduction, the Board of Directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce and notify creditors that they may request, within thirty days, satisfaction of or security for their claims (to the extent that the coverage of creditors’ claims prior to the capital reduction has been reduced). The obligation to provide security does not apply if the reduction of the share capital does not jeopardize the satisfaction of the creditors’ claims. If an unqualified special audit report is available, the law presumes that creditors’ claims are not jeopardized. The presumption may be rebutted by creditors in exceptional circumstances.
Bunge-Switzerland is expected to declare any dividends and other capital distributions in U.S. dollars.
Shareholder Approval of Business Combinations
Bunge-Bermuda:   The Companies Act provides for compromises or arrangements between a company and its creditors or any class of them or between a company and its shareholders or any class of them. A compromise or arrangement relating to the common shareholders of a company is effected by the relevant Bermuda company applying for the consent of the Bermuda Court to seek, and subsequently obtaining, the approval of a majority in number representing 75% or more in value of the shares present and voting either in person or by proxy at the meeting. If such a majority agrees to the compromise or arrangement, the compromise or arrangement will be sanctioned by the Bermuda Court and will be binding on the company and all of the members. Bunge-Bermuda’s Bermuda counsel has advised that where the statutory procedures have been complied with, the Bermuda Court is likely to sanction such a compromise or arrangement that has been approved by the requisite votes of shareholders in the absence of bad faith, fraud or unequal treatment of shareholders.
Bermuda companies may also engage in a business combination through the direct acquisition by an acquirer of the share capital of the Bermuda company. The Companies Act provides that when an offer is made for the shares of a Bermuda company by another company (the “transferee”) and, within four months of the offer, the holders of not less than 90% of those shares (other than shares held at the date of the offer by, or by a nominee for, the transferee) approve the offer, the transferee may, at any time within two months beginning with the date when such 90% approval is obtained, give notice to any dissenting shareholder to transfer their shares on the same terms as the original offer. The transferee shall be entitled and bound to acquire the shares of dissenting shareholders within one month of such notice, unless the Bermuda Court has ordered otherwise.
The Companies Act also allows the holders of not less than 95% of the shares of any class of a company (referred to as the “purchasers”) to give notice to the remaining shareholders of such class of their intention to acquire the shares of the remaining shareholders on the terms set forth in the notice. When such notice is given, the purchasers are entitled to acquire the shares of the remaining shareholders and are bound by the terms set forth in the notice, unless a remaining shareholder applies to a Bermuda Court for an appraisal of the value of the shares to be purchased from him or her within one month of receiving the notice. Within one month of the Bermuda Court appraising the value of the shares, which appraisal may not be appealed, the purchasers are entitled to acquire the remaining shares at the price fixed by the Bermuda Court or cancel the acquisition notice.
Under Bermuda law, two or more companies can amalgamate and continue as one company (the “amalgamated company”). The Companies Act provides for a Bermuda exempted company to amalgamate with (i) a Bermuda local company, (ii) a Bermuda exempted company or (iii) a foreign corporation. The statutory threshold for approval of an amalgamation is 75% of shareholders voting at a special general meeting or such lower majority as is stipulated in the bye-laws of the company.
Under Bermuda law, two or more companies can merge and continue as one of such companies (the “surviving company”). The Companies Act provides for a Bermuda exempted company to merge with (i) a Bermuda local company, (ii) a Bermuda exempted company or (iii) a foreign corporation. In each case, the surviving entity can take the form of any of the merging entities. The statutory threshold for approval of a merger is 75% of shareholders voting at a special general meeting or such lower majority as is stipulated in the bye-laws of the company.
Bunge-Bermuda’s bye-laws provide that, subject to the Companies Act and such bye-laws, any matter submitted to the shareholders at a general meeting for approval, including for the amalgamation, merger or consolidation of the company with another company, or the sale, lease or exchange of all or substantially all of the assets of the company, must be approved by a majority of the votes cast.
Although Bunge-Bermuda’s bye-laws contain the provision described above, Bermuda law does not impose a separate shareholder approval requirement for a sale of substantially all of a company’s assets.
Bunge-Switzerland:   Business combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires that at least two-thirds of the registered shares and a majority of the par value of the registered shares, each as represented at the general meeting of shareholders, vote in favor of the transaction.
Under the Merger Act, a “demerger” may take two forms:
•
a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or

•
a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities.

If a transaction under the Merger Act receives all of the necessary consents, all shareholders would be compelled to participate in the transaction. See “— Voting Rights.”
Swiss companies may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss company. With respect to corporations limited by shares, such as Bunge-Switzerland, the Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding registered shares entitled to vote at a general meeting. In these limited circumstances, minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company (for instance, through cash or securities of a parent company of the acquiring company or of another company). Under the Merger Act, a shareholder has the right to request a court to review the adequacy of the compensation. For more information, see “Description of Bunge-Switzerland’s Shares — Appraisal Rights and Compulsory Acquisitions.”
In addition, under Swiss law, the sale of “all or substantially all of its assets” by Bunge-Switzerland may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at the general meeting of shareholders. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:
•
the company sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•
the company’s assets, after the divestment, are not invested in accordance with the company’s statutory business purpose; and

•
the proceeds of the divestment are not earmarked for reinvestment in accordance with the company’s business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the company’s business.

If all of the foregoing apply, a shareholder resolution would likely be required.
Special Vote Required for Combinations with Interested Shareholders
Bunge-Bermuda:   The Companies Act provides for compromises or arrangements between a company and its creditors or any class of them or between a company and its shareholders or any class of them. A compromise or arrangement relating to the common shareholders of a company is effected by the relevant Bermuda company applying for the consent of the Bermuda Court to seek, and subsequently obtaining, the approval of a majority in number representing 75% or more in value of the shares present and voting either in person or by proxy at the meeting. If such a majority agrees to the compromise or arrangement, the compromise or arrangement will be sanctioned by the Bermuda Court and will be binding on the company and all of the members. Bunge-Bermuda’s Bermuda counsel has advised that where the statutory procedures have been complied with, the Bermuda Court is likely to sanction such a compromise or arrangement that has been approved by the requisite votes of shareholders in the absence of bad faith, fraud or unequal treatment of shareholders.
Bermuda companies may also engage in a business combination through the direct acquisition by an acquirer of the share capital of the Bermuda company. The Companies Act provides that when an offer is made for the shares of a Bermuda company by another company (the “transferee”) and, within four months of the offer, the holders of not less than 90% of those shares (other than shares held at the date of the offer by, or by a nominee for, the transferee) approve the offer, the transferee may, at any time within two months beginning with the date when such 90% approval is obtained, give notice to any dissenting shareholder to transfer their shares on the same terms as the original offer. The transferee shall be entitled and bound to acquire the shares of dissenting shareholders within one month of such notice, unless the Bermuda Court has ordered otherwise.
The Companies Act also allows the holders of not less than 95% of the shares of any class of a company (referred to as the “purchasers”) to give notice to the remaining shareholders of such class of their intention to acquire the shares of the remaining shareholders on the terms set forth in the notice. When such notice is given, the purchasers are entitled to acquire the shares of the remaining shareholders and are bound by the terms set forth in the notice, unless a remaining shareholder applies to a Bermuda Court for an appraisal of the value of the shares to be purchased from him or her within one month of receiving the notice. Within one month of the Bermuda Court appraising the value of the shares, which appraisal may not be appealed, the purchasers are entitled to acquire the remaining shares at the price fixed by the Bermuda Court or cancel the acquisition notice.
Under Bermuda law, two or more companies can amalgamate and continue as one company (the “amalgamated company”). The Companies Act provides for a Bermuda exempted company to amalgamate with (i) a Bermuda local company, (ii) a Bermuda exempted company, or (iii) a foreign corporation. The statutory threshold for approval of an amalgamation is 75% of shareholders voting at a special general meeting or such lower majority as is stipulated in the bye-laws of the company.
Under Bermuda law, two or more companies can merge and continue as one of such companies (the “surviving company”). The Companies Act provides for a Bermuda exempted company to merge with (i) a Bermuda local company, (ii) a Bermuda exempted company or (iii) a foreign corporation. In each case, the surviving entity can take the form of any of the merging entities. The statutory threshold for approval of a merger is 75% of shareholders voting at a special general meeting or such lower majority as is stipulated in the bye-laws of the company.
Bunge-Bermuda’s bye-laws provide that any matter submitted to the shareholders at a general meeting for approval, including for the amalgamation, merger or consolidation of the company with another company, or the sale, lease or exchange of all or substantially all of the assets of the company, must be approved by a majority of the votes cast.
Although Bunge-Bermuda’s bye-laws contain the provision described above, Bermuda law does not impose a separate shareholder approval requirement for a sale of substantially all of a company’s assets.
Bunge-Switzerland:   Under Swiss law, there is generally no prohibition of business combinations with interested shareholders. Any transactions of a company with interested shareholders must be done at arm’s length terms and may not be unduly discriminatory to other shareholders. In certain circumstances, shareholders and members of the board of directors of Swiss companies, as well as certain persons associated with them, must refund any payments they receive that are not made on an arm’s length basis.
Mandatory Bid Rules
Bunge-Bermuda:   Mandatory bid rules do not apply to Bunge-Bermuda.
Bunge-Switzerland:   Swiss mandatory bid rules do not apply to Bunge-Switzerland. Pursuant to the Swiss Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading (the “FMIA”), the scope of application of the mandatory bid rules and the cancellation of remaining equity securities pursuant to the FMIA only apply to public takeover offers to equity securities of companies with (i) registered office in Switzerland whose equity securities are at least partly listed on a stock exchange in Switzerland or (ii) registered office abroad whose equity securities are at least in part listed in Switzerland. Bunge-Switzerland will not be listed on a stock exchange located in Switzerland and accordingly, the mandatory bid rules described above are not applicable to Bunge-Switzerland.
Other Anti-Takeover Measures
Bunge-Bermuda:   Bermuda law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan. However, there is little case law on the enforceability of such plans under Bermuda law. In the adoption of such a plan, the following principles should be observed: (1) the directors take bona fide actions in the best interest of the company as a whole, (2) the powers of the directors are used for a proper purpose, (3) the directors exercise their powers fairly between shareholders and (4) the plan does not penalize any existing shareholders. Under Bunge-Bermuda’s bye-laws, Bunge-Bermuda’s Board of Directors could authorize, without shareholder approval, the issuance of a preferred share purchase right to be attached to each issued and outstanding common share with such terms and for such purposes, including the influencing of takeovers, as determined by the Board of Directors.
The Board of Directors of Bunge-Bermuda is also authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of a class or series, to issue from time to time any other classes or series of shares with the designations and relative powers, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or terms or conditions of redemption as it considers fit. The Board of Directors could authorize the issuance of preference shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.
For other provisions that could be considered to have an anti-takeover effect, in addition to “—  Subscription Rights and Advance Subscription Rights” above, see “— Special Meetings of Shareholders,” “— Election of Directors,” “— Removal of Directors,” “— Amendment of Governing Documents”, “—  Director Nominations; Proposals of Shareholders”, “— Voting Rights” and “Description of Bunge-Switzerland’s Shares — Transfer and Registration of Shares” below.
Bunge-Switzerland:   Bunge-Switzerland does not have a shareholder rights plan. Rights plans generally discriminate in the treatment of shareholders by imposing restrictions on any shareholder who exceeds a level of ownership interest without the approval of the Board of Directors. Anti-takeover measures such as rights plans that are implemented by the Board of Directors would be restricted under Swiss corporate law by the principle of equal treatment of shareholders and the general rule that new shares may only be issued based on a shareholders’ resolution. However, upon completion of the Redomestication, Bunge-Switzerland’s articles of association will include a capital band provision, according to which the Board of Directors is authorized, at any time until [•], 2028, to limit or withdraw the subscription rights of the existing shareholders in various circumstances.
For other provisions that could be considered to have an anti-takeover effect, in addition to “—  Subscription Rights and Advance Subscription Rights” and “— Special Vote Required for Combinations with Interested Shareholders” above, see “— Special Meetings of Shareholders,” “— Board and Committee Composition,” “— Election of Directors,” “— Removal of Directors,” “— Amendment of Governing Documents” and “— Director Nominations; Proposals of Shareholders” below.

Appraisal Rights and Compulsory Acquisitions
Bunge-Bermuda:   Under the Companies Act, a dissenting shareholder of a company participating in an amalgamation or merger (other than an amalgamation or merger between a company and its wholly-owned subsidiary or between two or more subsidiaries of the same holding company) may, within one month of the notice of a shareholders’ meeting to approve such amalgamation or merger, apply to the Bermuda Court to appraise the fair value of his or her shares. In connection with the compulsory transfer of shares to a 90% shareholder of a Bermuda company as described under “— Shareholder Approval of Business Combinations,” a minority shareholder may, within one month of notice of such 90% shareholder approval, apply to the Bermuda Court objecting to that transfer. In connection with the compulsory transfer of shares to a 95% shareholder of a Bermuda company, a minority shareholder may, within one month of receiving notice of the compulsory transfer, apply to the Bermuda Court to appraise the value of his or her shares.
Bunge-Switzerland:   For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Merger Act provides that if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request a competent court to determine a reasonable amount of compensation.
Election of Directors
Bunge-Bermuda:   Bunge-Bermuda’s bye-laws provide that the number of directors of Bunge-Bermuda shall not be less than 7 nor more than 15. The Board of Directors has the exclusive power to set the exact number of directors within that range, by the affirmative vote of at least 66% of the directors then in office. The Board of Directors currently has 11 directors. The Companies Act does not contain provisions specifically related to classified boards of directors.
Bunge-Bermuda’s bye-laws provide that directors may be elected at a general meeting by the affirmative vote of a majority of the votes cast by the shareholders present in person or by proxy at the meeting.
Bunge-Switzerland:   Bunge-Switzerland’s articles of association provide that the number of directors of Bunge-Switzerland shall be not less than 5 or more than 15. Within that range, Bunge-Switzerland’s Board of Directors has the authority to propose nominees for election by the general meeting of shareholders. Bunge-Switzerland’s articles of association provide that the general meeting of shareholders has the inalienable power to elect the members of the Board of Directors, along with the chair of the Board of Directors. Each director is elected individually and holds a term of office until the completion of the next annual general meeting. Re-election is possible. If the annual general meeting is held later than six months after the end of the financial year, the term of office shall nevertheless continue until completion of the next annual general meeting. Bunge-Switzerland’s articles of association provide that directors are elected at a general meeting of shareholders by the majority of the votes cast at the general meeting (whereby abstentions, broker non-votes, blank or invalid ballots shall be disregarded for purposes of establishing the majority). In an election where the number of candidates exceeds the number of seats to be filled in accordance with the invitation for the general meeting, the candidates shall be elected by a plurality of the votes cast at the general meeting of shareholders, such that the candidates receiving the most affirmative votes (up to the number of candidates to be elected) shall be elected and a majority of the votes cast shall not be a prerequisite to the election. In the event of a tie, the acting chair shall have the casting vote.
Under the Swiss Code, board members may at any time, with or without cause and with immediate effect, resign from office.
Bunge-Switzerland’s articles of association provide that directors may not hold more than ten (10) additional mandates of which no more than four (4) may be in listed companies or such lower number as may be provided in Bunge-Switzerland’s Corporate Governance Principles.

Vacancies on Board of Directors
Bunge-Bermuda:   Bunge-Bermuda’s bye-laws provide that the Board of Directors shall have the power to appoint a director to fill a vacancy on the Board of Directors. Bunge-Bermuda’s bye-laws provide that the Board of Directors shall have the power to appoint persons to fill newly created directorships, provided that any such appointment shall require the affirmative vote of at least 66% of the directors then in office.
Bunge-Switzerland:   The Swiss Code provides that a vacancy or a newly created directorship as proposed by Bunge-Switzerland’s Board of Directors may only be filled upon approval by shareholders at a general meeting.
Bunge-Switzerland’s articles of association provide that if the office of the chair of the Board of Directors is vacant, the Board of Directors shall appoint a new chair from among its members for a term of office extending until completion of the next annual general meeting.
Removal of Directors
Bunge-Bermuda:   Bunge-Bermuda’s bye-laws provide that directors may be removed for “cause,” and without cause. In either case, removal of a director requires the affirmative vote of a majority of the shareholders present in person or represented by proxy at a general meeting, provided that notice for any meeting convened for the purpose of removing a director shall contain a statement of the intention to do so and be served on such director not less than 14 days before the meeting, and at such meeting such director shall be entitled to be heard on the motion for such director’s removal.
Bunge-Switzerland:   Under the Swiss Code, directors may at any time, with or without cause, be removed from office by resolution of the shareholders at a general meeting of shareholders, provided that a proposal for such resolution has been put on the agenda for the meeting in accordance with the requirements of the Swiss Code and Bunge-Switzerland’s articles of association.
Board and Committee Composition
Bunge-Bermuda:   Bunge-Bermuda’s bye-laws stipulate the following with respect to the composition of its Board of Directors and its committees:
•
the shareholders elect the members of Bunge-Bermuda’s Board of Directors at the general meeting; and

•
Bunge-Bermuda’s Board of Directors shall determine its own chairman and committee composition.

Bunge-Switzerland:   Bunge-Switzerland’s articles of association stipulate the following with respect to the composition of its Board of Directors and its committees:
•
the shareholders elect the members of Bunge-Switzerland’s Board of Directors, the chair of Bunge-Switzerland’s Board of Directors and the members of the compensation committee individually at the general meeting; and

•
except for the election of the chair of Bunge-Switzerland’s Board of Directors and the members of the compensation committee by the shareholders at the general meeting, Bunge-Switzerland’s Board of Directors shall determine its own organization.

Duties of the Board of Directors
Bunge-Bermuda:   The Companies Act includes a statutory duty of care, requiring directors to act honestly and in good faith with a view to the best interests of the company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In addition to the statutory duty of care, judicial precedent in Bermuda has defined the duties of a director as being the exercise of reasonable skill, care and diligence, to take actions in the bona fide best interests of the company, to exercise powers for proper purposes and to observe general standards of loyalty, good faith, and the avoidance of a conflict of duty and self-interest. In the absence of a developed body of Bermuda law in this regard, the principles outlined by English common law are highly persuasive in Bermuda courts. The standard of skill and care expected of a director of a Bermuda company may be summarized as follows.

Historically, the standard of care expected of directors in Bermuda was entirely subjective. In recent years the English and Commonwealth common law authorities have moved towards an objective test for the standard of skill and care that should be exercised by directors. It is likely that Bermuda courts will follow these authorities. In consequence, it is probable that the standard of care required to be met by the director of a Bermuda company is that of a reasonably diligent person having both (1) the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to that company, and (2) the specific knowledge, skill and experience that such director actually has. In consequence, there is a minimum objective standard based upon the functions given to the director in question but the standard may be raised where the director in question has more knowledge, skill and experience than would normally be expected. In addition, and based on a growing body of judicial precedent in England and the Commonwealth, the responsibilities of directors require that they take reasonable steps to place themselves in a position to guide and monitor the management of the company without relying blindly on the judgment of others. The foregoing notwithstanding, the duty of care is not absolute and it is still proper for directors to delegate management functions, especially in large companies such as Bunge-Bermuda.
Bunge-Switzerland:   A director of a Swiss company is bound to performance standards as specified in the Swiss Code. Under these standards, a director must act in accordance with the duties imposed by statutory law, in accordance with the company’s articles of association and in the best interest of the company. A director is generally disqualified from participating in a decision that directly affects him or her. A director must generally safeguard the interest of the company in good faith, adhere to a duty of loyalty and a duty of care and, absent special circumstances, extend equal treatment to all shareholders in like circumstances. The members of the Board of Directors of Bunge-Switzerland are liable to Bunge-Switzerland, its shareholders and, in bankruptcy, its creditors for damage caused by the violation of their duties. So long as the majority of the Board of Directors is disinterested and acts on an informed basis and with the belief that its actions are in the best interest of the company, a decision made by the Board of Directors would be protected by a judicially developed business judgment rule (based on which courts exercise restraint in reviewing business decisions of a company’s Board of Directors); at least as long as no special statutory duties of the Board of Directors are triggered, such as by the company’s overall indebtedness or liquidity situation.
Pursuant to Bunge-Switzerland’s organizational regulations, the Board of Directors is entrusted with the ultimate direction of the company, including determining the principles of business strategy and the related policies, the overall supervision of the group companies and the supervision and control of the executive management team.
To the extent that the Swiss Code allows the delegation by the Board of Directors to executive management, and such delegation is actually made by virtue of Bunge-Switzerland’s organizational regulations, the responsibility of the Board of Directors is limited to the due election, instruction and supervision of the executive management.
Indemnification of Directors and Officers; Insurance
Bunge-Bermuda:   Under the Companies Act, a company may exempt its directors and officers, or indemnify them in respect of, any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director or officer may be guilty in relation to the company or any of its group companies.
The bye-laws of Bunge-Bermuda provide that Bunge-Bermuda shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Bunge-Bermuda has entered into indemnification agreements with its directors and executive officers that provide for indemnification and expense reimbursement to the fullest extent permitted by law.
The Companies Act permits a company to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not the company may otherwise indemnify such officer or director. Bunge-Bermuda has purchased and maintains a directors’ and officers’ liability policy for such a purpose.

Bunge-Switzerland:   We believe, based on the interpretation of leading Swiss legal scholars, that, under Swiss law, the company may indemnify its directors and officers unless the indemnification results from a breach of their duties that constitutes gross negligence or intentional breach of duty of the director or officer concerned. Bunge-Switzerland’s articles of association make indemnification of directors and officers and advancement of expenses to defend claims against directors and officers mandatory on the part of Bunge-Switzerland to the fullest extent allowed by law. Under Bunge-Switzerland’s articles of association, a director or officer may not be indemnified if such person is found, in a final judgment or decree not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a director or officer. Swiss law permits the company, or each director or officer individually, to purchase and maintain insurance on behalf of such directors and officers. Bunge-Switzerland may obtain such insurance from one or more third party insurers or captive insurance companies. Bunge-Switzerland also plans to enter into indemnification agreements with each of its directors and executive officers, upon the completion of the redemption, that will provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. The agreements provide that Bunge-Switzerland will indemnify each such director and executive officer if such director or executive officer acted in good faith and reasonably believed he was acting in the best interest of Bunge-Switzerland and, in addition, with respect to any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. The agreements provide that expense advancement is provided subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that he is not entitled to indemnification. The disinterested members of the Board of Directors of Bunge-Switzerland or an independent counsel will determine whether indemnification payment should be made in any particular instance. In making such determination, the Board of Directors or the independent counsel, as the case may be, must presume that the indemnitee is entitled to such indemnification, and Bunge-Switzerland has the burden of proof in seeking to overcome such presumption. If the Board of Directors or the independent counsel determines that the director or executive officer is not entitled to indemnification, the agreements provide that such person is entitled to seek an award in arbitration with respect to his right to indemnification under his agreement.
Limitation on Director Liability
Bunge-Bermuda:   Under the Companies Act, a company may indemnify its directors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director may be guilty in relation to the company or any of its group companies.
The Companies Act renders void any provision in the bye-laws or any contract between a company and any such director exempting him or her from or indemnifying him or her against any liability in respect of any fraud or dishonesty of which he or she may be guilty in relation to the company. Further, a Bermuda court may not enforce a provision purporting to limit a director’s liability if to do so was contrary to public policy, such as, if the provision attempted to relieve a director of criminal liability. The Bunge-Bermuda bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or by or in the right of Bunge-Bermuda, against any of Bunge-Bermuda’s directors or officers for any action taken or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer.
Bunge-Switzerland:   Swiss law does not permit a company to exempt any member of its Board of Directors from any liability for damages suffered by the company, the shareholders or the company’s creditors caused by intentional or negligent violation of that director’s duties. However, the general meeting of shareholders may pass a resolution discharging the members of the Board of Directors from liability for certain limited actions. Such release is effective only for facts that have been disclosed to the shareholders and only vis-à-vis the company and those shareholders who have consented to the resolution or who acquired shares subsequently with knowledge of the resolution.
Directors’ Conflicts of Interest
Bunge-Bermuda:   As a matter of the common law applied in Bermuda, the director of a Bermuda company should seek to avoid placing himself in a position where there is a conflict, or a possible conflict, between the duties he owes to the company and either his personal interest or other duties that he owes to a third party, and if a director is in any way, directly or indirectly, interested in a proposed transaction or arrangement with the company, he must declare the nature and extent of that interest to the other directors at the first opportunity. The duty extends to not making personal profit from opportunities that result from directorship.
This common law duty of a director to avoid conflicts of interest generally is not breached in respect of matters that have been declared by the director at the appropriate time and (i) authorized by the directors generally or (ii) authorized by the provisions of the company’s memorandum of association and bye-laws. Bunge-Bermuda’s bye-laws provide that a director who is directly or indirectly interested in a contract or proposed contract or arrangement with the company shall declare the nature of such interest as required by the Companies Act and, following a declaration being made pursuant to the bye-laws, and unless disqualified by a majority of the Board of Directors present at the relevant board meeting, a director may vote in respect of any contract or proposed contract or arrangement in which such director is interested and may be counted in the quorum at such meeting.
Bunge-Switzerland:   Under the Swiss Code, a director is required to safeguard the interests of the company and to adhere to a duty of loyalty and a duty of care. The Swiss Code expressly requires members of the Board of Directors to inform each other immediately and fully of any conflicts of interest affecting them. It is then the responsibility of the Board of Directors to take the measures necessary to safeguard the interests of the company. Generally, a material conflict of interest disqualifies that director from participating in any board discussions and decisions affecting his or her interest. Breach of these principles may also entail personal liability of the directors to the company. In addition, the Swiss Code requires a director to return to the company payments made to a director if such payments are not made on an arm’s length basis or if the recipient of the payment was acting in bad faith.
Bunge-Switzerland’s Board of Directors has a written policy with respect to related person transactions pursuant to which such transactions are reviewed, approved or ratified.
Shareholders’ Suits
Bunge-Bermuda:   Under Bermuda law, a court will generally refuse to interfere with the management of a company on behalf of minority shareholders who are dissatisfied with the conduct of a company’s affairs by its Board of Directors. However, each shareholder is entitled to have the affairs of the company properly conducted in accordance with law. Therefore, if those who control the company persistently disregard the requirements of law or of the company’s memorandum of association or bye-laws, the court may grant relief. Bermuda courts ordinarily would be expected to follow English precedent, which would permit the court to intervene in any of the following circumstances: (i) where the act complained of is alleged to be beyond the corporate power of the company or illegal; (ii) where the act complained of is alleged to constitute a fraud against the minority shareholders by those controlling the company; provided that the majority shareholders have used their controlling position to prevent the company from taking action against the wrongdoers; (iii) where an act requires approval by a greater percentage of the company’s shareholders than actually approved it; or (iv) where such an action is necessary in order that there not be a violation of the company’s memorandum of association or bye-laws.
Under the Companies Act, a shareholder is entitled to complain to the court that the affairs of the company are being conducted in a manner which is oppressive or unfairly prejudicial to the shareholders, or some of them, and seek a winding-up of the company or an alternative remedy.
An individual shareholder may seek to bring an action on behalf of the company to enforce the company’s rights, and judgment in such a case would be in favor of the company.
An individual shareholder may be permitted to bring an action on behalf of himself and his fellow shareholders to remedy a wrong done to the company or to compel the company to conduct its affairs in accordance with the rules governing it.
A shareholder also may be permitted to bring an action in his own name on his own behalf against a Bermuda company or another shareholder. In any such action, however, a loss suffered by the company will not be regarded as a direct loss suffered by the individual shareholder. Remedies for such an action are generally limited to declarations or injunctions.

Bunge-Switzerland:   Under Swiss law, each shareholder is entitled to file an action for damage caused to the company. The general meeting may resolve that the company shall bring the action and entrust the Board of Directors or a representative thereof with the conduct of the proceedings. The claim of the shareholder is for performance to the company. If the shareholder, based upon the factual and legal situation, had sufficient cause to file an action, the judge has discretion to impose all costs the plaintiff incurred in prosecuting the action on the company.
Shareholders who suffer a direct loss due to an intentional or negligent breach of a director’s or senior officer’s duties may sue in their personal capacity for monetary compensation.
In addition, under the Swiss Code, each shareholder may petition the competent Swiss court to have a decision of the general meeting of shareholders declared invalid on the grounds that the decision violates the company’s articles of association or the law.
Shareholder Consent to Action Without Meeting
Bunge-Bermuda:   The Companies Act provides that anything which may be done by resolution of a company at a general meeting or a meeting of any class of members may also be done by resolution in writing. Bunge-Bermuda’s bye-laws require unanimous written consent, meaning that a resolution in writing be signed by or on behalf of all members who at the date of the resolution would be entitled to attend a general meeting and vote on the resolution. Bunge-Bermuda’s bye-laws prohibit resolutions in writing (i) to remove the auditor pursuant to section 89(5) of the Companies Act and (ii) to remove a director before the expiration of their term of office.
Bunge-Switzerland:   Bunge-Switzerland’s articles of association provide that shareholders are not permitted to act by written consent in lieu of a general meeting of shareholders.
Annual Meetings of Shareholders
Bunge-Bermuda:   The Companies Act and Bunge-Bermuda’s bye-laws require that a general meeting of shareholders be held at least annually. Bunge-Bermuda’s bye-laws provide that the annual meeting can be held at any location as specified in the notice of the meeting. At such meeting, elections will be held for directors whose terms have expired and such other business may be transacted as may properly be brought before such meeting. The shareholders are also required to appoint an auditor at the annual general meeting (or, if necessary, at a subsequent special general meeting). In addition, the Companies Act and Bunge-Bermuda’s bye-laws require, subject to waiver by all of the members and directors of Bunge-Bermuda, that the financial statements required by the Companies Act be laid before Bunge-Bermuda at the general meeting.
Bunge-Switzerland:   Under the Swiss Code and Bunge-Switzerland’s articles of association, Bunge-Switzerland must hold an annual, ordinary general meeting of shareholders within six months after the end of its fiscal year for the purpose, among other things, of approving the annual (standalone and consolidated) financial statements and the annual report, annually electing the chair of the Board of Directors and the directors, the members of the compensation committee, and annually approving the maximum aggregate compensation payable to the Board of Directors and the members of the executive management team. The invitation to general meetings may, at the election of the Board of Directors, be published in the Swiss Official Gazette of Commerce be included in the proxy statement filed in connection with the relevant ordinary general meeting, or given to the most recent contact information of the shareholder at least 20 calendar days prior to the relevant general meeting of shareholders. The notice of a meeting must state the items on the agenda and the proposals of the Board of Directors and the shareholders who requested that a meeting be held and/or an item be put on the agenda and, in case of elections, the name of the nominees. No resolutions may be passed at a shareholders’ meeting concerning agenda items for which proper notice was not given. This does not apply, however, to proposals made during a shareholders’ meeting to convene an extraordinary meeting, to initiate a special investigation or to elect an auditor. No previous notification will be required for proposals concerning items included on the agenda or for debates as to which no vote is taken.
In addition to being required to comply with the notice provisions under the Swiss Code, Bunge-Switzerland is subject to the rules of the SEC that regulate the solicitation of proxies. Bunge-Switzerland is required to file with the SEC its proxy statement related to a general meeting of the shareholders, together with a form of proxy card used by Bunge-Switzerland and certain other soliciting material furnished to Bunge-Switzerland’s shareholders in connection with such meeting.
Annual general meetings of shareholders may be convened by the Board of Directors or, under certain circumstances, by the auditor. A general meeting of shareholders can be held in Switzerland or abroad. A general meeting of shareholders can also be held virtually.
Special Meetings of Shareholders
Bunge-Bermuda:   The Companies Act and Bunge-Bermuda’s bye-laws provide that a special general meeting of Bunge-Bermuda may be called by the chairman or any two directors or any director and the secretary or the Board of Directors as a whole. In addition, the Board of Directors must convene a special general meeting upon request by one or more shareholders holding at least one-tenth of the Bunge-Bermuda shares having the right to vote at general meetings of Bunge-Bermuda at the time of the request.
Bunge-Switzerland:   An extraordinary general meeting of Bunge-Switzerland may be called upon the resolution of the Board of Directors or, under certain circumstances, by the auditor. In addition, the Board of Directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by shareholders holding an aggregate of at least 5% of the registered shares, specifying the items for the agenda and their proposals. The Board of Directors may include any additional agenda items or proposals. If the Board of Directors does not comply with the request to publish the notice of the extraordinary general meeting within a reasonable period of time, but at the latest within 60 days, the requesting shareholders may request the competent court to order that the meeting be convened.
Shareholders who hold, alone or together, at least 0.5 percent of the share capital or votes and are insofar recorded in the share register may request that an item be included on the agenda of a general meeting of shareholders. See “— Director Nominations; Proposals of Shareholders” for more information.
Record Dates for Shareholder Meetings
Bunge-Bermuda:   Bunge-Bermuda’s bye-laws provide that the Board of Directors may fix any date as the record date for determining the shareholders entitled to receive notice of and to vote at any general meeting.
Bunge-Switzerland:   Bunge-Switzerland expects to set the record date for each general meeting of shareholders on a date not more than 20 calendar days prior to the date of each general meeting and announce the date of the general meeting of shareholders prior to the record date.
Director Nominations; Proposals of Shareholders
Bunge-Bermuda:   Bunge-Bermuda’s bye-laws permit shareholder proposals to be brought before a general meeting. Notice of any such proposal must be given in writing to the secretary of Bunge-Bermuda by any member of Bunge-Bermuda on the date of such notice: (i) for consideration at an annual general meeting, not later than 120 days before the first anniversary of the date on which the previous annual general meeting proxy statement was circulated; or (ii) for consideration at a special general meeting, prior to the later of (x) 120 days before the date of the special general meeting and (y) the date which is 10 days after the first public announcement or notice of the special general meeting.
Bunge-Bermuda’s bye-laws require that a shareholder desiring to nominate directors for consideration by the shareholders at any annual general meeting must give written notice of such intent, which notice must be given to the secretary of Bunge-Bermuda not later than 120 days before the first anniversary of the date on which the previous annual general meeting proxy statement was circulated. Notice of any nomination of a person for election as a director at a special general meeting must be given in writing to the secretary of Bunge-Bermuda prior to the later of 120 days before the date of the special general meeting and the date which is 10 days after the first public announcement or notice of the special general meeting.
Bunge-Switzerland:   Under Bunge-Switzerland’s articles of association, shareholders who hold, alone or together, at least 0.5% of the share capital or votes and are insofar recorded in the share register may request that an item be included on the agenda of a general meeting of shareholders. Such shareholder may also nominate one or more directors for election. A request for inclusion of an item on the agenda must be in writing and received by Bunge-Switzerland at least 120 but not more than 150 calendar days prior to the anniversary of the general meeting for the preceding year. To nominate a nominee, the shareholder must, no earlier than 150 calendar days and no later than 120 calendar days prior to the first anniversary of the date (as stated in the Bunge-Switzerland proxy materials) on which the Bunge-Switzerland definitive proxy statement for the prior year’s annual general meeting was first released to Bunge-Switzerland’s shareholders, deliver a notice to, and such notice must be received by, Bunge-Switzerland at its registered office; provided, however, that if the annual general meeting is not scheduled to be held within a period beginning 30 days before such anniversary date and ending 30 days after such anniversary date, the notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such other meeting date or the tenth day following the date that Bunge-Switzerland first makes public disclosure regarding such other meeting date. The request must specify the relevant agenda items and proposals, together with evidence of the required shares recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.
Proxy Access
Bunge-Bermuda:   Bunge-Bermuda’s bye-laws do not provide shareholders with the ability to require the company to add a shareholder’s nominee to the company’s proxy statement.
Bunge-Switzerland:   Under Bunge-Switzerland’s articles of association, a shareholder may submit a request to include a nominee in Bunge-Switzerland’s proxy statement for any general meeting. A request for inclusion of a nominee must be in writing and received by Bunge-Switzerland at least 120 but not more than 150 calendar days prior to the anniversary of the general meeting for the preceding year. If the shareholder’s request includes all required information and documents, Bunge-Switzerland shall include in its proxy statement the name of the shareholder’s nominee for election, any required disclosures about the shareholder’s nominee, and the shareholder’s statement of support for the nominee (which may not exceed 500 words). Bunge-Switzerland may also include, in its exclusive discretion, additional information relating to the nominee, including any statement in opposition to the nomination.
Adjournment of Shareholder Meetings
Bunge-Bermuda:   Bunge-Bermuda’s bye-laws provide that the chairman of any shareholder meeting may, with the consent of a majority of the shareholders present and entitled to vote at the meeting, adjourn the meeting. New notice of the date, time, and place for the resumption of the meeting must be given if the meeting is not adjourned to a specific date and time.
Bunge-Switzerland:   Under the Swiss Code, a general meeting of shareholders for which a notice of meeting has been duly published may not be adjourned without publishing a new notice of meeting.
Voting Rights
Bunge-Bermuda:   The holders of common shares of Bunge-Bermuda are entitled to one vote per share. Any matter submitted to shareholders at a general meeting requires the affirmative vote of a majority of the votes cast unless otherwise required by the Companies Act or the bye-laws. Bunge-Bermuda’s bye-laws provide that any matter submitted to the shareholders at a general meeting for approval requires the approval of a majority of the votes cast (other than in the election of directors and as set forth below).
The rights attached to any separate class or series of shares, unless otherwise provided by the terms of the shares of that class or series, may be varied only with the consent in writing of the holders of all of the outstanding shares of that class or series or by a resolution passed at a separate general meeting of holders of shares equal to 75% of the issued and outstanding shares of that class or series. The necessary quorum for that meeting is the presence of at least two persons, in person or by proxy, of holders of at least one-third of the shares of that class or series. Each holder of shares of the class or series present, in person or by proxy, will have one vote for each share of the class or series of which he is the holder. Outstanding shares will not be deemed to be varied by the creation or issuance of additional shares that rank in any respect prior to or equivalent with those shares.

Under the Companies Act and the Bunge-Bermuda bye-laws, any merger, amalgamation or other business combination must be approved by the Board of Directors and by a resolution of the members including the affirmative votes of a majority of the votes cast.
Bunge-Switzerland:   Each Bunge-Switzerland registered share carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in Bunge-Switzerland’s share register, through the independent voting rights representative elected by shareholders at each annual general meeting, their legal representative or, on the basis of a written proxy, by any other representative who need not be a shareholder.
Shareholders wishing to exercise their voting rights who hold their shares through a broker, bank or other nominee should follow the instructions provided by such broker, bank or other nominee or, absent instructions, contact such broker, bank or other nominee for instructions. Shareholders holding their shares through a broker, bank or other nominee will not automatically be registered in Bunge-Switzerland’s share register. If any such shareholder wishes to be registered in Bunge-Switzerland’s share register, such shareholder should contact the broker, bank or other nominee through which it holds Bunge-Switzerland shares.
Bunge-Switzerland’s articles of association do not limit the number of registered shares that may be voted by a single shareholder.
Treasury shares, whether owned by Bunge-Switzerland or one of Bunge-Switzerland’s controlled subsidiaries, will not be entitled to vote at general meetings of shareholders.
Pursuant to the Swiss Code, shareholders have the exclusive right to determine the following matters:
•
adoption and amendment of Bunge-Switzerland’s articles of association;

•
election of members of the Board of Directors, its chair, the members of the compensation committee, the independent voting rights representative, and the statutory auditor;

•
approval of the annual management report, the stand-alone statutory financial statements and the consolidated financial statements;

•
approval on the allocation of profit shown on the balance sheet contained in the stand-alone statutory financial statements of the company, in particular the determination of dividend and other capital distributions to shareholders (including by way of repayment of statutory capital reserve, such as in the form of qualifying capital contribution reserves);

•
discharge of the members of the Board of Directors and the persons entrusted with management from liability for previous business conduct to the extent such conduct is known to the shareholders; and

•
the approval of the compensation of the Board of Directors and the executive management team pursuant to the articles of association, and the advisory vote on the report (established under Swiss law) pertaining to the compensation of the Board of Directors and executive management in the prior fiscal year;

•
the delisting of Bunge-Switzerland equity securities;

•
the approval of the report on non-financial matters pursuant to article 964c of the Swiss Code; and

•
any other resolutions that are submitted to a general meeting of shareholders pursuant to law, Bunge-Switzerland’s articles of association or by voluntary submission by the Board of Directors (unless a matter is within the exclusive competence of the Board of Directors pursuant to the Swiss Code).

Pursuant to Bunge-Switzerland’s articles of association, the shareholders generally pass resolutions by the affirmative vote of a majority of the votes cast at the meeting (broker non-votes, abstentions and blank and invalid ballots will be disregarded), unless otherwise provided by law or Bunge-Switzerland’s articles of association. In an election where the number of candidates exceeds the number of seats to be filled in accordance with the invitation for the general meeting, the candidates are elected by a plurality of the votes cast at the general meeting, such that the candidates receiving the most affirmative votes (up to the number of candidates to be elected) are elected and a majority votes cast shall not be a prerequisite to the election.

In addition,
The NYSE requires a shareholder vote for certain matters such as:
•
the approval of equity compensation plans (or certain amendments to such plans);

•
the issuance of shares equal to or in excess of 20% of the voting power of the shares outstanding before the issuance of such shares (subject to certain exceptions, such as public offerings for cash and certain bona fide private placements);

•
certain issuances of shares to related parties; and

•
issuances of shares that would result in a change of control.

For these types of matters, the minimum vote which will constitute shareholder approval for NYSE listing purposes is the approval by a majority of the votes cast, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.
The Swiss Code requires the affirmative vote of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at a general meeting to approve the following matters:
•
the amendment to or the modification of the purpose of Bunge-Switzerland;

•
the combination of shares listed on a stock exchange;

•
an increase in share capital through the conversion of equity surplus, against contributions in kind or by way of set-off with a receivable and the granting of special privileges;

•
the limitation or withdrawal of subscription rights;

•
the introduction of, amendments to or an extension of a conditional share capital or the introduction of a capital band;

•
the restriction of the transferability of registered shares and the cancellation of such a restriction;

•
the introduction of shares with privileged voting rights;

•
the change of currency of the share capital;

•
the introduction of the casting vote of the acting chair in the general meeting;

•
the delisting of Bunge-Switzerland’s equity securities;

•
the relocation of the place of incorporation and residence of Bunge-Switzerland;

•
the introduction of an arbitration provision in the articles of association; and

•
the dissolution of Bunge-Switzerland.

The same supermajority voting requirements apply to resolutions in relation to transactions among corporations based on the Merger Act, including a merger, demerger or conversion of a corporation (other than a cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, for instance, through cash or securities of a parent company of the acquiring company or of another company — in such a merger, an affirmative vote of 90% of the outstanding registered shares is required). Swiss law may also impose a supermajority requirement of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at a general meeting, in connection with the sale of “all or substantially all of its assets” by Bunge-Switzerland. See “Description of Bunge-Switzerland’s Shares — Compulsory Acquisitions; Appraisal Rights” and “— Shareholder Approval of Business Combinations.”

Amendment of Governing Documents
Bunge-Bermuda:   Bermuda law provides that the memorandum of association and bye-laws of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Bunge-Bermuda bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of the Board of Directors and by a resolution of the shareholders. In the case of the bye-laws relating to the number and tenure of directors, approval of business combinations and amendment of bye-laws, the required resolutions must include the affirmative vote of at least 66% of directors then in office and by a resolution of the members including the affirmative votes of a majority of the votes cast.
Under Bermuda law, the holders of an aggregate of not less than 20% in par value of Bunge-Bermuda’s issued and outstanding share capital or any class thereof have the right to apply to the Bermuda Court for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces Bunge-Bermuda’s share capital as provided in sections 45 and 46 of the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda Court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering Bunge-Bermuda’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders that voted in favor of the amendment.
Bunge-Switzerland:   Under the Swiss Code and Bunge-Switzerland’s articles of association, Bunge-Switzerland’s articles of association may only be amended by a resolution of its shareholders at a general meeting. See “— Voting Rights.” Other than on the basis of an authorization of the general meeting of shareholders, Bunge-Switzerland’s Board of Directors may not effect amendments to Bunge-Switzerland’s articles of association on its own. Under Bunge-Switzerland’s articles of association, the Board of Directors may pass and amend organizational regulations. Under Swiss law, shareholders may not pass or amend organizational regulations but may pass resolutions amending the articles of association to effectively supersede provisions in the organizational regulations.
Quorum Requirements
Bunge-Bermuda:   The presence at the start of the meeting of at least two persons representing, in person or by proxy, more than one-half of such of the paid-up share capital of Bunge-Bermuda as at the date of the meeting carries the right to vote at general meetings of Bunge-Bermuda constitutes a quorum for the transaction of business except as otherwise provided by the Companies Act.
Bunge-Switzerland:   Pursuant to Bunge-Switzerland’s articles of association, the presence of shareholders at the commencement of a general meeting, in person or by proxy, holding at least a majority of the registered shares recorded in Bunge-Switzerland’s share register and generally entitled to vote at a meeting, is a quorum for the adoption of any resolution or election at such general meeting. The Board of Directors has no authority to waive the quorum requirements stipulated in the articles of association.
Say on Pay
Bunge-Bermuda:   Bunge-Bermuda is required to hold non-binding shareholder advisory votes on executive compensation required by SEC rules. Bunge-Bermuda holds these advisory votes on an annual basis.
Bunge-Switzerland:   Bunge-Switzerland is required to hold non-binding shareholder advisory votes on executive compensation required by SEC rules. Bunge-Switzerland holds these advisory votes on an annual basis. In addition, under Swiss law, Bunge-Switzerland is required to hold annual binding shareholder votes on the prospective maximum aggregate amount of compensation of each of Bunge-Switzerland’s Board of Directors (for the period between annual meetings) and the executive management team (for the fiscal year commencing after the annual general meeting at which ratification is sought). Shareholders are further required to vote at each annual general meeting, on an advisory basis, on the compensation report (established under Swiss law) regarding the compensation of the members of the Board of Directors and the executive management team in the preceding fiscal year.
ESG Matters
Bunge-Bermuda:   The Companies Act and Bunge-Bermuda’s bye-laws do not include ESG requirements.
Bunge-Switzerland:   Bunge-Switzerland will be required to establish a report on non-financial matters covering the following matters: (1) environmental matters, in particular the CO2 goals; (2) social issues; (3) employee-related issues; (4) respect for human rights; and (5) combating corruption. The report must contain the information required to understand the business performance, the business result, the state of the undertaking and the effects of its activity on the above non-financial matters.
More particularly, the report must include: (1) a description of the business model; (2) a description of the policies adopted in relation to the matters referred to above, including the due diligence applied; (3) a presentation of the measures taken to implement these policies and an assessment of the effectiveness of these measures; (4) a description of the main risks related to the above matters and how the undertaking is dealing with these risks; in particular (a) risks that arise from the undertaking’s own business operations, and (b) provided this is relevant and proportionate, risks that arise from its business relationships, products or services; and (5) the main performance indicators for the undertaking’s activities in relation to the above matters.
Bunge-Switzerland’s Board of Directors will be required to submit the report to shareholders for approval by the annual general meeting, for the first time in 2024 in relation to financial year 2023.
Inspection of Books and Records; Special Investigation
Bunge-Bermuda:   Shareholders of a Bermuda company have the right to inspect or obtain copies of the minutes of general meetings of the company. Shareholders may also inspect the share register on any business day, subject to reasonable restrictions imposed by the Board of Directors.
Bunge-Switzerland:   Under the Swiss Code, a shareholder has a right to inspect the share register with regard to its, his or her own shares and otherwise to the extent necessary to exercise its, his or her shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss company may be inspected with the express authorization of the general meeting of shareholders or by resolution of the Board of Directors and subject to the safeguarding of the company’s business secrets. At a general meeting of shareholders, any shareholder is entitled to request information from the Board of Directors concerning the affairs of the company. Shareholders may also ask the auditor questions regarding its audit of the company. The Board of Directors and the auditor must answer shareholders’ questions to the extent necessary for the exercise of shareholders’ rights and subject to prevailing business secrets or other material interests of Bunge-Switzerland.
In addition, if the shareholders’ inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, Bunge-Switzerland or any shareholder may, within three months after the general meeting of shareholders, request the court at Bunge-Switzerland’s registered office to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more registered shareholders representing at least 5% of the share capital or voting rights may request the court to appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that the Board of Directors, any member of the Board of Directors or an officer of Bunge-Switzerland infringed the law or Bunge-Switzerland’s articles of association and thereby damaged the company or the shareholders. The costs of the investigation would generally be allocated to Bunge-Switzerland and only in exceptional cases to the petitioners.
Transfer and Registration of Shares
Bunge-Bermuda:   Under Bunge-Bermuda’s bye-laws the directors may decline to register a transfer of a share which is not fully paid.

Bunge-Bermuda’s bye-laws expressly provide for the issuance of fractional shares which may be dealt with to the same extent as whole shares.
Bunge-Switzerland:   No restrictions apply to the transfer of Bunge-Switzerland registered shares. So long as and to the extent that Bunge-Switzerland’s shares are intermediated securities within the meaning of the Swiss Intermediated Securities Act, (i) any transfer of Bunge-Switzerland’s shares is effected by a corresponding entry in the securities deposit account of a bank or a depository institution, (ii) no Bunge-Switzerland’s shares can be transferred by way of assignment, and (iii) a security interest in any Bunge-Switzerland’s share cannot be granted by way of assignment. Any person who acquires Bunge-Switzerland’s shares may submit a request to Bunge-Switzerland to be entered into the share register as a shareholder with voting rights, provided such persons expressly declare that they have acquired the shares in their own name and for their own account, that there is no agreement on the redemption of the shares and that they bear the economic risk associated with the shares. Bunge-Switzerland’s Board of Directors may record nominees who hold shares in their own name, but for the account of third parties, as shareholders of record with voting rights in the share register of the Company. Beneficial owners of shares who hold shares through a nominee exercise the shareholders’ rights through the intermediation of such nominee. Bunge-Switzerland’s share register will initially be kept by Computershare Inc., which acts as transfer agent and registrar. The share register reflects only record owners of Bunge-Switzerland shares. Swiss law does not recognize fractional share interests. Bunge-Bermuda has not presently issued fractional shares so no change is required for fractional shares based on Swiss law.
Rights upon Liquidation
Bunge-Bermuda:   Upon a liquidation of Bunge-Bermuda, after creditors have been paid the full amounts owing to them, the holders of Bunge-Bermuda’s common shares would be entitled to receive, pro rata, any remaining assets available for distribution to the holders of common shares. The liquidator may deduct from the amount payable in respect of those common shares any liabilities the holder has to or with Bunge-Bermuda. The assets received by the holders of Bunge-Bermuda common shares in liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders. The shareholders may resolve that the company be wound up by the court, or be wound up voluntarily, with the affirmative vote of a majority of the votes cast by shareholders present in person or by proxy at a general meeting of the company. The Board of Directors may also present a petition to the court for the company to be wound up.
Bunge-Switzerland:   Bunge-Switzerland’s duration is unlimited. Bunge-Switzerland may be dissolved at any time with the approval of shareholders holding two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at a general meeting. Dissolution is possible if Bunge-Switzerland becomes bankrupt, or for cause at the request of shareholders holding at least 10% of Bunge-Switzerland’s share capital. Under Swiss law, any surplus arising out of liquidation, after the settlement of all claims of all creditors, will be distributed to shareholders in proportion to the paid-up par value of registered shares held, with the difference between the par value plus qualifying capital contributions reserves and the amount of the distribution being subject to Swiss withholding tax requirements of 35%, all or part of which can potentially be reclaimed under the relevant tax rules in Switzerland or double taxation treaties concluded between Switzerland and foreign countries. Bunge-Switzerland’s shares carry no privilege with respect to such liquidation surplus.
Enforcement of Civil Liabilities Against Foreign Persons
Bunge-Bermuda:   Bunge-Bermuda has been advised by its Bermuda counsel, Conyers Dill & Pearman Limited, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Bermuda. There is no treaty between Bermuda and the United States providing for the reciprocal enforcement of foreign judgments. Bunge-Bermuda has also been advised by Conyers Dill & Pearman Limited that a final and conclusive judgment obtained in a court in the United States under which a sum of money is payable as compensatory damages may be the subject of an action in the Bermuda Court under the common law doctrine of obligation. Such an action should be successful upon proof that the sum of money is due and payable, and without having to prove the facts supporting the underlying judgment, as long as: (i) the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in Bermuda;

and (ii) the judgment is not contrary to public policy in Bermuda, was not obtained by fraud or in proceedings contrary to natural justice of Bermuda and is not based on an error in Bermuda law.
Bunge-Switzerland:   Swiss counsel has advised Bunge-Switzerland that it is uncertain that Swiss courts would enforce (1) judgments of U.S. courts obtained in actions against Bunge-Switzerland or other persons that are predicated upon the civil liability provisions of U.S. federal securities laws or (2) original actions brought against Bunge-Switzerland or other persons predicated upon the Securities Act. The enforceability in Switzerland of a foreign judgment rendered against Bunge-Switzerland or such other persons is subject to the limitations set forth in such international treaties by which Switzerland is bound and the Swiss Federal Private International Law Act. In particular, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if:
•
such foreign court had jurisdiction,

•
such judgment has become final and non-appealable,

•
the court procedures leading to such judgment followed the principles of due process of law, including proper service of process, and

•
such judgment does not violate Swiss law principles of public policy.

In addition, enforceability of a judgment by a non-Swiss court in Switzerland may be limited if Bunge-Switzerland can demonstrate that it or such other persons were not effectively served with process.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The financial statements of Bunge Limited as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, are incorporated herein by reference and the effectiveness of Bunge Limited’s internal control over financial reporting has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The financial statements of Viterra Limited as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, included in this proxy statement, have been audited by Deloitte LLP, an independent auditor, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth information with respect to persons or entities who are known to Bunge-Bermuda to beneficially own 5% or more of the outstanding Bunge Shares, each member of the Board of Directors, each named executive officer and all directors and executive officers as a group as of July 20, 2023.
All holders of Bunge Shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares, and the voting rights attached to common shares held by our directors, executive officers or major shareholders do not differ from those that attach to common shares held by any other holder.
Under Rule 13d-3 of the Exchange Act, “beneficial ownership” includes shares for which the individual, directly or indirectly, has or shares voting or investment power, whether or not the shares are held for the individual’s benefit.
	Amount and Nature of Beneficial Ownership
	(Number of Shares)
Beneficial Owner	Direct or Indirect(1)	Voting or Investment Power(2)	Right to Acquire(3)	Percent of Class(4)
Capital World Investors(5)	19,967,031	—	—	13.3%
The Vanguard Group(6)	15,170,725	—	—	10.1%
BlackRock, Inc.(7)	12,692,507	—	—	8.4%
Non-Employee Directors
Eliane Aleixo Lustosa de Andrade	635	—	—	*
Sheila Bair	9,098	—	—	*
Carol M. Browner	23,527	—	—	*
Bernardo Hees	14,998	—	—	*
Michael Kobori	2,726	—	—	*
Monica McGurk	—	—	—	—
Kenneth Simril	2,726	—	—	*
Henry “Jay” Winship	27,385	—	—	*
Mark N. Zenuk	18,324	—	—	*
Named Executive Officers
Gregory A. Heckman	478,667	—	935,000	*
John Neppl	65,908	—	36,500	*
Christos Dimopoulos	72,215	—	60,250	*
Julio Garros	53,109	—	31,750	*
Joseph Podwika	33,272	—	22,500	*
All directors and executive officers as a group (16 persons)	834,554	—	1,130,300	*%

*
Indicates beneficial ownership less than 1.0%.

(1)
These shares are held individually or jointly with others, or in the name of a bank, broker or nominee for the individual’s account or in a family trust. Excludes restricted stock units that remain unvested.

(2)
This column includes other shares over which directors and executive officers have or share voting or investment power, including shares directly owned by corporate entities with whom they are presumed to share voting and/or investment power.

(3)
This column includes shares which non-employee directors and executive officers have a right to acquire through the vesting of restricted stock units or the exercise of stock options granted under our equity Incentive plans that have vested or will vest within 60 days of July 20, 2023.

(4)
Applicable percentage ownership is based on 150,639,751 common shares issued and outstanding as of July 20, 2023.

(5)
Based on the information filed with the SEC on Schedule 13G/A on February 13, 2023: Capital World Investors reported beneficial ownership of 19,967,031 shares, sole voting power as to 19,872,286 of the shares and sole dispositive power as to 19,967,031 of the shares. The principal business address of Capital World Investors is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.
(6)
Based on information filed with the SEC on Schedule 13G/A on February 9, 2023: The Vanguard Group reported beneficial ownership of 15,170,725 shares, shared voting power as to 106,455 of the shares, sole dispositive power as to 14,844,335 of the shares and shared dispositive power as to 326,390 of the shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(7)
Based on information filed with the SEC on Schedule 13G/A on February 3, 2023: BlackRock, Inc. reported beneficial ownership of 12,692,507 shares, sole voting power as to 11,283,016 of the shares and sole dispositive power as to 12,692,507 of the shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

MARKET PRICE AND DIVIDEND INFORMATION
(a)
Market Information

Our common shares trade on the New York Stock Exchange under the ticker symbol “BG”. On December 7, 2022, the last full trading day before we announced the Redomestication, Bunge-Bermuda common shares closed at $95.51 per share. Shareholders are encouraged to obtain recent stock quotes for Bunge-Bermuda common shares. We intend to file an application with the New York Stock Exchange to list the Bunge-Switzerland shares that holders of Bunge-Bermuda common shares will receive following the Redomestication. Following completion of the Redomestication, Bunge-Switzerland shares will trade on the New York Stock Exchange under the symbol “BG.”
On June 12, 2023, the last full trading day before we announced the Acquisition, Bunge-Bermuda common shares closed at $93.79 per share. It is a condition to the Acquisition that the Bunge Shares to be issued to Viterra shareholders in the Share Issuance be approved for listing on the NYSE, subject to official notice of issuance.
(b)
Approximate Number of Holders of Common Shares

To our knowledge, based on information provided by Computershare Investor Services LLC, our transfer agent, as July 20, 2023, we had 150,639,751 Bunge-Bermuda common shares issued and outstanding, which were held by approximately 69 registered holders.
(c)
Dividends

Bunge-Bermuda has historically paid dividends to holders of its common shares on quarterly basis, and Bunge-Switzerland expects to continue to pay cash distributions to holders of Bunge-Switzerland common shares on a quarterly basis. Any future determination to pay distributions will, subject to the provisions of applicable law, be at the discretion of the Board of Directors and will depend upon then existing conditions, including our financial condition, results of operations, contractual and other relevant legal or regulatory restrictions, capital requirements, business prospects and other factors the Board of Directors deems relevant. Following the Redomestication, future declaration and payment of Bunge-Switzerland distributions will be subject to shareholder approval.
OTHER MATTERS
Other Matters for Action at the Extraordinary General Meeting
As of the date of this proxy statement, the Board of Directors knows of no matters that will be presented for consideration at the Extraordinary General Meeting other than as described in this proxy statement.
FUTURE SHAREHOLDER PROPOSALS
To be considered for inclusion in Bunge’s proxy statement for our annual general meeting of shareholders in 2024 (the “2024 Annual General Meeting”), presently anticipated to be held on May 15, 2024, shareholder proposals must be received by Bunge no later than December 2, 2023. In order to be included in our sponsored proxy materials, shareholder proposals will need to comply with the SEC’s Rule 14a-8. If you do not comply with Rule 14a-8, we will not be required to include the proposal in the proxy statement and the proxy card we will mail to our shareholders. Shareholder proposals should be sent to our Corporate Secretary at 1391 Timberlake Manor Parkway, Chesterfield, Missouri 63017, U.S.A., Attention: Corporate Secretary.
If the Redomestication has not been effected, then shareholders may also make proposals that are not intended to be included in our proxy statement for the 2024 Annual General Meeting pursuant to the Bunge-Bermuda bye-laws. Nomination of candidates for election to the Board of Directors or other business may be proposed to be brought before the 2024 Annual General Meeting by any person who is a registered shareholder on the date of the giving of the notice of such proposals and on the record date for the determination of shareholders entitled to receive notice of and vote at the 2024 Annual General Meeting.

Notice must be given in writing and in proper form in accordance with our bye- laws to the Corporate Secretary of Bunge at Bunge Bermuda’s registered office at Bunge Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda with a copy to us at 1391 Timberlake Manor Parkway, Chesterfield, Missouri 63017, U.S.A., Attention: Corporate Secretary, no later than December 2, 2023.
In addition, shareholders may submit proposals on matters appropriate for shareholder action at the annual general meeting of shareholders under applicable corporate law.
If the Redomestication has already occurred, then shareholders who hold, alone or together, at least 0.5% of the share capital or votes and are so recorded in the share register may request in writing that an item or proposal be included on the agenda for the Annual General Meeting. Any such request must be received in writing at least 120 but not more than 150 calendar days prior to the anniversary of the annual general meeting for the preceding year, specifying the agenda item(s) and proposal(s), together with the evidence and information required under our Articles of Association. Please deliver any such proposal to Bunge Global SA, route de Florissant 13, c/o Bunge Global SA, 1206 Geneva, with a copy to us at 1391 Timberlake Manor Parkway, Chesterfield, Missouri 63017, U.S.A., Attention: Corporate Secretary.
If the Redomestication has not been effected, then shareholders may submit proposals on matters appropriate for shareholder action at the 2024 Annual General Meeting in accordance with Sections 79 and 80 of the Companies Act 1981 of Bermuda. To properly submit such a proposal, either at least 100 shareholders or any number of shareholders who represent at least 5% of the total voting rights of our voting shares must notify us in writing of their intent to submit a proposal. In accordance with Bermuda law, any such shareholder proposal to be voted on at the 2024 Annual General Meeting and at future annual general meetings must be received by us no later than six weeks prior to the annual general meeting date. Please deliver any such proposal to Bunge Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, Attention: Corporate Secretary, with a copy to us at 1391 Timberlake Manor Parkway, Chesterfield, Missouri 63017, U.S.A., Attention: Corporate Secretary.
HOUSEHOLDING OF PROXY MATERIALS
The SEC permits a single proxy statement to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.
As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate proxy statements wishes to receive a single proxy statement in the future, that shareholder should contact their broker or send a request to our Corporate Secretary via telephone at +1 (314) 292-2000 or in writing at 1391 Timberlake Manor Parkway, Chesterfield, Missouri 63017, U.S.A., Attention: Corporate Secretary. We will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of this proxy statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.

WHERE YOU CAN FIND MORE INFORMATION
Bunge-Bermuda files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Bunge-Bermuda files at the SEC’s public reference rooms located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public on the SEC’s web site at: sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.
Bunge-Bermuda’s web site is located at bunge.com. Bunge-Bermuda’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through its web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on Bunge-Bermuda’s web site or any other web site is not incorporated by reference in this proxy statement and does not constitute a part of this proxy statement.
SEC rules and regulations permit Bunge-Bermuda to “incorporate by reference” the information Bunge-Bermuda files with the SEC. This means that Bunge-Bermuda can disclose important information to you by referring you to those documents. Some documents or information, such as that called for by Item 7.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this proxy statement. The information incorporated by reference is considered to be part of this proxy statement. Information that Bunge-Bermuda files later with the SEC will automatically update and supersede this information.
Bunge-Bermuda incorporates by reference the documents listed below and any filings Bunge-Bermuda will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information “furnished” but not “filed”) following the date of this document, but prior to the date of the shareholder meeting. The documents incorporated by reference are:
•
Bunge-Bermuda’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•
Bunge-Bermuda’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023;

•
Bunge-Bermuda’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 31, 2023; and

•
Bunge-Bermuda’s Current Reports on Form 8-K filed with the SEC on March 29, 2023, May 15, 2023, June 14, 2023, June 15, 2023, June 26, 2023 and July 11, 2023.

You can request a free copy of the above filings or any filings subsequently incorporated by reference into this proxy statement by writing or calling:
Corporate Secretary
1391 Timberlake Manor Parkway
Chesterfield, Missouri 63017, U.S.A.
Attention: Corporate Secretary
Telephone: (636) 292-3014
In order to ensure timely delivery of these documents, you should make such request by [•], 2023.
We have not authorized anyone to give any information or make any representation about the Redomestication or about us that differs from or adds to the information in this proxy statement or in the documents incorporated by reference. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this proxy statement or in the documents incorporated by reference.
The information contained in this proxy statement speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

CONSOLIDATED FINANCIAL STATEMENTS OF VITERRA

INDEPENDENT AUDITOR’S REPORT
Opinion
We have audited the consolidated financial statements of Viterra Limited and subsidiaries (the “Company”), which comprise the consolidated statements of financial position as of December 31, 2022 and 2021, and the related consolidated statements of income, comprehensive income, changes of equity, and cash flows for each of the three years in the period ended December 31, 2022 and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”).
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2022 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Restatement of the Financial Statements
As discussed in Note 1 to the financial statements, the accompanying 2022 and 2020 financial statements have been restated to correct certain errors. Our opinion is not modified with respect to this matter.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is responsible for assessing the Company’s ability to continue as a going concern at least, but not limited to, twelve months from the end of the reporting period, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:
•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
/s/ Deloitte LLP
London, United Kingdom
21 July 2023

Viterra Limited
Consolidated Statements of Income
(in millions)
		Year ended December 31,
	Notes	2022	2021	2020 (Restated)(1)
Revenue	2	$53,854	$39,986	$27,621
Cost of goods sold		(51,795)	(38,297)	(26,657)
Gross margin		2,059	1,689	964
Selling and administrative expenses		(385)	(314)	(264)
Share of income from associates and joint ventures	11	38	28	16
Gains on disposals and investments	3	11	12	(3)
Other income	4	143	78	5
Other expense	4	(162)	(91)	(30)
Dividend income		3	3	2
Interest income		23	7	8
Interest expense	6	(374)	(206)	(171)
Income before income taxes		1,356	1,206	527
Current income tax expense	7	(434)	(208)	(103)
Deferred income tax recovery/(expense)	7	120	(102)	(41)
Income for the period		$1,042	$896	$383
Attributable to:
Non-controlling interests		(1)	(26)	(8)
Equity holders		1,043	922	391

(1)
Refer to note 1.

The accompanying notes are an integral part of the consolidated financial statements.

Viterra Limited
Consolidated Statements of Comprehensive Income
(in millions)
		Year ended December 31,
	Notes	2022	2021	2020
Income for the period		$1,042	$896	$383
Other comprehensive income(1)
Items not to be reclassified to the statement of income in subsequent periods:
Loss on financial assets measured at fair value through other comprehensive income		(1)	—	—
(Loss)/gain on remeasurement of defined benefit plan	20	(33)	21	(8)
Net items not to be reclassified to the statement of income in subsequent periods(1):		(34)	21	(8)
Items that are or may be reclassified to the statement of comprehensive income in subsequent periods:
Exchange loss on translation of foreign operations		(104)	(115)	9
Loss on cash flow hedges		(5)	(17)	3
Cash flow hedge reclassified to statement of income		—	(3)	—
Share of other comprehensive gain from associates and joint ventures		—	—	2
Items recycled to the statement of income upon disposal of subsidiaries and associates	3	—	7	(1)
Net items that are or may be reclassified to the statement of income in subsequent periods:		(109)	(128)	13
Other comprehensive loss		(143)	(107)	5
Total comprehensive income		$899	$789	$388
Attributable to:
Non-controlling interests		(3)	(26)	(8)
Equity holders of the parent		902	815	396

(1)
Amounts are net of deferred tax.

The accompanying notes are an integral part of the consolidated financial statements.

Viterra Limited
Consolidated statement of financial position
(in millions)
		December 31,
	Notes	2022	2021
Assets
Non-current assets
Property, plant and equipment	8	$5,073	$4,415
Intangible assets	9	1,380	1,050
Investments in associates and joint ventures	11	490	396
Other investments	24	15	10
Advances and loans	12	93	65
Pension surplus	20	43	97
Deferred tax assets	7	234	99
		7,328	6,132
Current assets
Biological assets	13	26	20
Inventories	14	9,111	8,340
Accounts receivable	15	4,571	2,904
Other investments	24	8	30
Other financial assets	25	1,750	1,409
Cash and cash equivalents	16	637	475
Income tax receivable		97	121
		16,200	13,299
Total assets		$23,528	$19,431
Equity and liabilities
Capital and reserves – attributable to equity holders
Share capital	17	$1	$1
Reserves and retained earnings		5,102	4,600
		5,103	4,601
Non-controlling interests	29	156	157
Total equity		5,259	4,758
Non-current liabilities
Borrowings	18	5,723	4,437
Deferred tax liabilities	7	438	447
Post-employment benefits	19	14	18
Provisions	19	125	129
Other long-term liabilities		25	27
Other financial liabilities	25	210	66
		6,535	5,124
Current liabilities
Borrowings	18	4,942	4,516
Accounts payable	21	5,464	3,452
Provisions	19	45	106
Other financial liabilities	25	1,052	1,369
Income tax payable		230	105
Other current liabilities		1	1
		11,734	9,549
Total equity and liabilities		$23,528	$19,431
The accompanying notes are an integral part of the consolidated financial statements.

Viterra Limited
Consolidated Statements of Cash Flows
(in millions)
		Year ended 31 December,
	Notes	2022 (restated)	2021	2020
Operating activities
Income before income taxes		$1,356	$1,206	$527
Adjustments for:
Depreciation and amortization	8, 9	930	774	539
Share of income from associates and joint ventures	11	(38)	(28)	(16)
Increase in other long-term liabilities		5	13	6
Gain on disposals and investments	3	(11)	(12)	3
Impairments	5	7	5	3
Other non-cash items – net(1)		9	2	1
Interest income		(23)	(7)	(6)
Interest expense		374	206	169
Cash generated by operating activities before working capital changes		2,609	2,159	1,226
Working capital changes
(Increase)/decrease in accounts receivable		(903)	(567)	(223)
(Increase)/decrease in other financial assets(2)		15	616	(1,396)
Decrease/(increase) in inventories(3)		589	(2,790)	(1,299)
Increase in accounts payable(4)	1	1022	948	636
(Decrease)/increase in other financial liabilities		(386)	(630)	1,324
Total working capital changes		337	(2,423)	(958)
Income taxes paid		(318)	(194)	(122)
Interest received		2	5	7
Interest paid(4)	1	(322)	(169)	(183)
Net cash generated/(used) by operating activities		2,308	(622)	(30)
Investing activities
Acquisition of subsidiaries	22	(2,235)	—	(19)
Disposal of subsidiaries	3	8	—	4
Purchase of investments		(2)	(4)	(11)
Proceeds from sale of investments		3	50	—
Purchase of property, plant and equipment and intangibles	8, 9	(271)	(351)	(272)
Proceeds from sale of property, plant and equipment and intangibles		25	6	5
Dividends received		11	15	4
Net cash used by investing activities		$(2,461)	$(284)	$(289)
The accompanying notes are an integral part of the consolidated financial statements.

Viterra Limited
Consolidated Statements of Cash Flows (continued)
(in millions)
		Year ended 31 December,
	Notes	2022 (restated)	2021	2020
Financing activities(5)
Proceeds of other non-current bank facilities other than revolving credit facilities(6)	18	$82	$92	$122
Repayment of other non-current bank facilities other than revolving credit facilities(6)	18	(143)	(167)	(180)
Net proceeds/(repayment) of revolving credit facilities		1,618	(765)	(775)
Proceeds/(repayment) from issuance of capital market notes(7)		749	2,598	(400)
Issuance costs of capital market notes		(5)	(8)	—
(Repayment)/proceeds from current borrowings – net	18	(989)	60	1,916
Repayments of lease liabilities	18	(589)	(448)	(220)
Return of capital	17	(400)	(300)	—
Distribution to non-controlling interest		—	(5)	(2)
Net cash generated by financing activities		323	1,057	461
Increase in cash and cash equivalents		170	151	142
Foreign exchange movement in cash		(8)	(3)	1
Cash and cash equivalents, beginning of period		475	327	184
Cash and cash equivalents, end of period		$637	$475	$327

(1)
Other non-cash items comprise the following:

	Notes	2022	2021	2020
Loss/(gain) in mark-to-market valuations on investments held for trading	4	$22	$(3)	$(5)
Net foreign exchange losses		5	7	5
Gain on sale of property, plant and equipment	4	(7)	—	—
Other non-cash items		(11)	(2)	1
Total		$9	$2	$1

(2)
Includes movements in advances and loans and other financial assets.

(3)
Includes movements in biological assets.

(4)
Refer to Note 1

(5)
Refer to note 18 for reconciliation of movement in financing liabilities.

(6)
Consists of a different breakdown of prior year balances to conform with current year presentation.

(7)
Net of issuance costs of $5 million (2021: $8 million, 2020: $Nil).

The accompanying notes are an integral part of the consolidated financial statements.

Viterra Limited
Consolidated Statements of Changes of Equity
(in millions)
	Retained earnings	Share premium	Other reserves (note 17)	Total reserves and retained earnings	Share capital (note 17)	Total equity attributable to equity holders	Non- controlling interests (note 29)	Total equity
1 January 2022	$2,747	$2,796	$(943)	$4,600	$1	$4,601	$157	$4,758
Income/(loss) for the period	1,043	—	—	1,043	—	1,043	(1)	1,042
Other comprehensive loss	(34)	—	(107)	(141)	—	(141)	(2)	(143)
Total comprehensive income/(loss)	1,009	—	(107)	902	—	902	(3)	899
Acquisition of business(1)	—	—	—	—	—	—	2	2
Return of capital	—	(400)	—	(400)	—	(400)	—	(400)
At 31 December 2022	$3,756	$2,396	$(1,050)	$5,102	$1	$5,103	$156	$5,259

(1)
Please refer to note 22 for acquisition of business.

	Retained earnings	Share premium	Other reserves (note 17)	Total reserves and retained earnings	Share capital (note 17)	Total equity attributable to equity holders	Non- controlling interests (note 29)	Total equity
1 January 2021	$1,803	$3,096	$(814)	$4,085	$1	$4,086	$189	$4,275
Income for the period	922	—	—	922	—	922	(26)	896
Other comprehensive income/(loss)	22	—	(129)	(107)	—	(107)	—	(107)
Total comprehensive income/(loss)	944	—	(129)	815	—	815	(26)	789
Distributions paid	—	—	—	—	—	—	(6)	(6)
Return of capital	—	(300)	—	(300)	—	(300)	—	(300)
At 31 December 2021	$2,747	$2,796	$(943)	$4,600	$1	$4,601	$157	$4,758
	Retained earnings	Share premium	Other reserves (note 17)	Total reserves and retained earnings	Share capital (note 17)	Total equity attributable to equity holders	Non- controlling interests (note 29)	Total equity
1 January 2020	$1,420	$3,096	$(827)	$3,689	$1	$3,690	$199	$3,889
Income for the period	391	—	—	391	—	391	(8)	383
Other comprehensive income/(loss)	(8)	—	13	5	—	5	—	5
Total comprehensive income/(loss)	383	—	13	396	—	396	(8)	388
Distributions paid	—	—	—	—	—	—	(2)	(2)
At 31 December 2020	$1,803	$3,096	$(814)	$4,085	$1	$4,086	$189	$4,275
The accompanying notes are an integral part of the consolidated financial statements.

Viterra Limited
Notes to the Consolidated Financial Statements
1.   ACCOUNTING POLICIES
Corporate information
Viterra Limited (the “Company” or “Parent”) together with its subsidiaries (the “Group” or “Viterra”), is a leading integrated producer and marketer of agricultural products, with worldwide activities in the production, refining, processing, storage, transport and marketing of agricultural products. Viterra operates on a global scale, marketing and distributing physical commodities mainly sourced from third party producers to industrial consumers, such as those in the oil and food processing industries. Viterra also provides financing, logistics and other services to producers and consumers of commodities. In this regard, Viterra seeks to capture value throughout the commodity supply chain.
Viterra Limited is a privately held company incorporated and domiciled in Jersey.
These audited consolidated financial statements as of 31 December 2022, and 2021 and for the three years ended 31 December 2022 were authorised for issue on 21 July 2023.
Basis of preparation
These consolidated financial statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (‘IFRS’).
The consolidated financial statements are prepared under the historical cost convention except for the revaluation of certain financial assets, financial liabilities, biological assets, pension obligations and marketing inventories that are measured at revalued amounts or fair values at the end of each reporting period as explained in the accounting policies below. Historical cost is generally based on the fair value of the consideration given in exchange for goods and services. The principal accounting policies adopted are set out below.
The Directors have assessed that they have, at the time of approving the consolidated financial statements, a reasonable expectation that the Group has adequate resources to continue in operational existence for at least 12 months from the date of approval of the consolidated financial statements. This assessment included consideration of the uncertain developments in Russia and Ukraine as described within note 30. Therefore, they continue to adopt the going concern basis of accounting in preparing these financial statements. Further information on Viterra’s objectives, policies and processes for managing its capital and financial risks is detailed in note 23.
All amounts are expressed in millions of United States dollars (“USD” or “US dollar”), unless otherwise stated, consistent with the predominant functional currency of Viterra’s operations.
Adoption of new and revised standards
Several amendments and interpretations apply for the first time in 2022, but do not have a material impact on the consolidated financial statements of the Group. The Group has not early adopted any standards, interpretations or amendments that have been issued but are not yet effective.
(i)
Amendments to IFRS 3 Business Combinations — Reference to the Conceptual Framework

The amendments update references in IFRS 3 to the Conceptual Framework for Financial Reporting without changing the accounting requirements for business combinations.
The adoption of the amendments has no material impact on the financial statements of the Group.

1.   ACCOUNTING POLICIES (continued)
(ii)
Amendments to IAS 37 Provisions, Contingent Liabilities and Contingent Assets — Onerous Contracts-Cost of Fulfilling a Contract

The amendments clarify that for the purpose of assessing whether a contract is onerous, the cost of fulfilling the contract includes both the incremental costs of fulfilling that contract and an allocation of other costs that relate directly to fulfilling contracts. Restatement of comparative figures is not required.
The adoption of the amendments has no material impact on the financial statements of the Group.
(iii)
Amendments to IAS 16 Property, Plant and Equipment — Proceeds before intended use

The amendments prohibit a group from deducting from the cost of property, plant and equipment amounts received from selling items produced while the group is preparing the asset for its intended use. Instead, a group will recognise such sales proceeds and related cost in profit or loss.
The adoption of the amendment has no material impact on the financial statements of the Group.
(iv)
Amendments to IFRS 1, First-time Adoption of International Financial Reporting Standards — Subsidiary as a first-time adopter

The amendment permits a subsidiary that elects to apply paragraph D16(a) of IFRS 1 to measure cumulative translation differences using the amounts reported in the parent’s consolidated financial statements, based on the parent’s date of transition to IFRS, if no adjustments were made for consolidation procedures and for the effects of the business combination in which the parent acquired the subsidiary. This amendment is also applied to an associate or joint venture that elects to apply paragraph D16(a) of IFRS 1.
The adoption of the amendment has no material impact on the financial statements of the Group.
(v)
Amendments to IFRS 9 Financial Instruments — Fees in the ‘10 per cent’ test for derecognition of financial liabilities

The amendment clarifies the fees that an entity includes when assessing whether the terms of a new or modified financial liability are substantially different from the terms of the original financial liability. These fees include only those paid or received between the borrower and the lender, including fees paid or received by either the borrower or lender on the other’s behalf.
The adoption of the amendment has no material impact on the financial statements of the Group.
Revised standards not yet effective
At the date of these consolidated financial statements, the following revised IFRS standards, which are applicable to the Group, were issued but not yet effective:
(i)
Amendments to IAS 12 Income Taxes titled Deferred Tax related to Assets and Liabilities arising from a Single Transaction

These amendments introduce an exception to the initial recognition exemption in IAS 12. Under the amendments, an entity does not apply the initial recognition exemption for transactions that give rise to equal taxable and deductible temporary differences.
The amendments are effective for annual reporting periods beginning on or after 1 January 2023. Following the amendments to IAS 12, the Group is required to recognise the related deferred tax asset and liability, with the recognition of any deferred tax asset being subject to the recoverability criteria in IAS 12. The amendments are not expected to have a material impact on the financial statements of the Group.

1.   ACCOUNTING POLICIES (continued)
(ii)
Amendments to IAS 1 Presentation of Financial Statements — Classification of Liabilities as Current or Non-current

The amendments to IAS 1 affect only the presentation of liabilities as current or non-current in the statement of financial position and not the amount or timing of recognition of any asset, liability, income or expenses, or the information disclosed about those items.
The amendments clarify that in the event of existence of a right to defer settlement, the classification of liabilities as current or non-current is based on rights that are in existence at the end of the reporting period. Classification of the liability is unaffected by likelihood of exercising the deferral right.
The amendments are applied retrospectively for annual periods beginning on or after 1 January 2023. The amendments are not expected to have a material impact on the financial statements of the Group.
(iii)
Amendments to IAS 1 Presentation of Financial Statements — Materiality of Accounting Policy Disclosure

The amendments replace the requirement for entities to disclose their significant accounting policies with the requirement to disclose their material accounting policy information. The amendments also include guidance to help entities apply the definition of material in making decisions about accounting policy disclosures.
The amendments are effective for annual reporting periods beginning on or after 1 January 2023. The amendments are not expected to have a material impact on the financial statements of the Group.
(iv)
Amendments to IAS 8 Accounting Policies, Changes in Accounting Estimates and Errors — Definition of Accounting Estimates

The amendments replace the definition of a change in accounting estimates with a definition of accounting estimates. Under the new definition, accounting estimates are “monetary amounts in financial statements that are subject to measurement uncertainty”.
The definition of a change in accounting estimates was deleted. However, the Board retained the concept of changes in accounting estimates in the Standard with the following clarifications:
•
A change in accounting estimate that results from new information or new developments is not the correction of an error;

•
The effects of a change in an input or a measurement technique used to develop an accounting estimate are changes in accounting estimates if they do not result from the correction of prior period errors.

The amendments are effective for annual reporting periods beginning on or after 1 January 2023. The amendments are not expected to have a material impact on the financial statements of the Group.
Critical accounting judgements and key sources of estimation uncertainty
The preparation of the consolidated financial statements requires management to make judgements, estimates and assumptions that affect the reported amounts of assets and liabilities as well as the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and assumptions are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable and relevant under the circumstances, independent estimates, quoted market prices, and common, industry-standard modelling techniques. Actual outcomes could result in a material adjustment to the carrying amount of assets or liabilities affected in future periods.

1.   ACCOUNTING POLICIES (continued)
Viterra has identified the following areas as being critical to understanding Viterra’s financial position as they require management to make complex and/or subjective judgements, estimates and assumptions about matters that are inherently uncertain:
Critical accounting judgements
In the process of applying Viterra’s accounting policies, management has made the following judgements based on the relevant facts and circumstances including macro-economic circumstances and, where applicable, interpretation of underlying agreements, which have the most significant effect on the amounts recognised in the consolidated financial statements.
(i)
Determination of control of subsidiaries and joint arrangements (notes 11, 22 and 32)

Judgement is required to determine when Viterra has control of subsidiaries or joint control of joint arrangements. This requires an assessment of the relevant activities (those relating to the operating and capital decisions of the arrangement, such as the approval of the capital expenditure programme for each year, and appointing, remunerating, and terminating the key management personnel or service providers of the operations) and whether the decisions in relation to those activities are under the control of Viterra or require unanimous consent. See note 22 for a summary of the acquisition of subsidiaries completed during the year and the key judgements made in determining control thereof. In the current year there were no material acquisitions of subsidiaries or changes in control that required significant judgements.
Judgement is also required in determining the classification of a joint arrangement between a joint venture or a joint operation through an evaluation of the rights and obligations arising from the arrangement and in particular, if the joint arrangement has been structured through a separate vehicle, further consideration is required of whether:
(1)
the legal form of the separate vehicle gives the parties rights to the assets and obligations for the liabilities;

(2)
the contractual terms and conditions give the parties rights to the assets and obligations for the liabilities; and

(3)
other facts and circumstances give the parties rights to the assets and obligations for the liabilities.

Joint arrangements in which the primary activity is the provision of output to the shareholders typically convey substantially all the economic benefits of the assets to the parties and judgement is required in assessing whether the terms of the offtake agreements and any other obligations for liabilities of the arrangement result in the parties being substantially the only source of cash flows contributing to the continuity of the operations of the arrangement.
Differing conclusions around these judgements may materially impact how these businesses are presented in the consolidated financial statements — under the full consolidation method, equity method, or recognition of Viterra’s share of assets, liabilities, revenue and expenses, including any assets or liabilities held jointly. See note 11 for a summary of joint arrangements.
(ii)
Credit and performance risk (note 23)

The Group’s global marketing operations expose it to credit and performance (the risk that counterparties fail to sell or purchase physical commodities on agreed terms) risks; performance risk arises particularly in physical markets demonstrating significant price volatility.
Judgement is required to determine whether receivables, loans and advances are recoverable and if contracted product deliveries will be received and if open contracts will eventually be executed at the contracted prices. Judgements about recoverability and contractual performance may materially impact both non-current and current assets as recognised in the consolidated statement of financial position. Any

1.   ACCOUNTING POLICIES (continued)
estimation uncertainty related to these judgements is not anticipated to result in a material change to the carrying value of these assets within the next financial year.
(iii)
Recognition of deferred tax assets (note 7)

Deferred tax assets are recognised only to the extent it is considered probable that those assets will be recoverable. This involves an assessment of when those deferred tax assets are likely to reverse, and a judgement as to whether there will be sufficient taxable income available to offset the tax assets when they do reverse. These judgements are subject to risk and uncertainty and therefore, to the extent assumptions regarding future profitability change, there can be a material increase or decrease in the amounts recognised in the consolidated statement of income in the period in which the change occurs. The recoverability of deferred tax assets including the estimates and assumptions contained therein are reviewed regularly by management.
Key sources of estimation uncertainty
In applying Viterra’s accounting policies, management has made key estimates and assumptions concerning the future and other key sources of estimation uncertainty. The key assumptions and estimates at the reporting date that have a significant impact on the financial position and the results of operations are described below. Actual results may differ from these estimates under different assumptions and conditions and may materially affect financial results or the financial position reported in future periods.
(i)
Impairments (notes 4, 5, 8, 9, 10, 11 and 12)

Investments in associates and joint ventures, other investments, advances and loans, property, plant and equipment and intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be fully recoverable or at least annually for goodwill and other indefinite life intangible assets. If an asset’s recoverable amount is less than the asset’s carrying amount, an impairment loss is recognised in the consolidated statement of income. Future cash flow estimates which are used to calculate the asset’s fair value are discounted using asset specific discount rates and are based on expectations about future operations, primarily comprising estimates about production and sales volumes, commodity prices (considering current and historical prices, price trends and related factors), operating, rehabilitation and restoration, costs and capital expenditures. Estimates are reviewed regularly by management. Changes in such estimates could impact the recoverable values of these assets whereby some or all of the carrying amount may be impaired or the impairment charge reduced with the impact recorded in the consolidated statement of income.
Sensitivity analysis in relation to the goodwill impairment test, as required by IAS 36, is included within note 10.
(ii)
Estimation of current tax payable and current tax expense in relation to an uncertain tax position (note 7 and 27)

A provision is recognised for those matters for which the tax determination is uncertain but it is considered probable that there will be a future outflow of funds to a tax authority. The provisions are measured at the most likely amount or expected value of the tax treatment. The assessment is based on the judgement of tax professionals within the Group supported by previous experience in respect of such activities and in certain cases based on specialist independent tax advice.
Further information around uncertain tax positions can be found within note 27.
(iii)
Business combinations (note 22)

Fair value measurements used in recognition of business combinations are estimated based on the amounts for which the assets and liabilities could be exchanged at the relevant transaction date or reporting period end. As the fair values for the net assets acquired in the business combination as well as the fair

1.   ACCOUNTING POLICIES (continued)
value of previously held equity interests cannot be derived from publicly available information, the fair value measurement is estimated using discounted future cash flow models, discounting future cash flows at the relevant WACC (weighted average cost of capital) rate, and other valuation methods with the involvement of external experts. The principal valuation techniques used in valuing property, plant and equipment acquired in the acquisition of Gavilon were as follows:
•
Land: sales comparison approach

•
Buildings and buildings improvements: direct and trending method of the cost approach

•
Plant and equipment: trending method of the cost approach

To the extent possible, the assumptions and inputs used take into account externally verifiable inputs. The valuations use Level 3 valuation techniques and inputs, such as management generated internal forecasts, historic management information and estimates of useful economic lives of acquired assets. Such information is by nature subject to uncertainty, particularly where comparable transactions often do not exist.
Further analysis in relation to business combinations is included within note 22.
Basis of consolidation
The consolidated financial statements incorporate the financial statements of the Company and entities controlled by the Company and its subsidiaries.
Control is achieved when Viterra is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Specifically, Viterra controls an investee if, and only if, Viterra has all of the following:
•
power over the investee (i.e. existing rights that give it the current ability to direct the relevant activities of the investee);

•
exposure, or rights, to variable returns from its involvement with the investee; and

•
the ability to use its power over the investee to affect its returns.

When Viterra has less than a majority of the voting rights of an investee or similar rights of an investee, it considers all relevant facts and circumstances in assessing whether it has power over the investee, including:
•
the size of Viterra’s holding of voting rights relative to the size and dispersion of holdings of the other vote holders;

•
potential voting rights held by Viterra, other vote holders or other parties;

•
rights arising from other contractual arrangements; and

•
any additional facts and circumstances that indicate that Viterra has, or does not have, the current ability to direct the relevant activities at the time that decisions need to be made, including voting patterns at previous shareholders’ meetings.

The Company reassesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control listed above. Consolidation of a subsidiary begins when Viterra obtains control over the subsidiary and ceases when Viterra loses control of the subsidiary. Specifically, income and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated statement of income and consolidated statement of comprehensive income/(loss) from the date Viterra gains control until the date when Viterra ceases to control the subsidiary.
Profit or loss and each component of other comprehensive income are attributed to the owners of the Company and to the non-controlling interests. Total comprehensive income of subsidiaries is attributed to

1.   ACCOUNTING POLICIES (continued)
the owners of the Company and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.
When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with the Group’s accounting policies. All intragroup assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full on consolidation.
Changes in Viterra’s interests in subsidiaries that do not result in a loss of control are accounted for as equity transactions with any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received being recognised directly in equity and attributed to equity holders of Viterra.
When Viterra loses control of a subsidiary, a gain or loss is recognised in the consolidated statement of income and is calculated as the difference between (i) the aggregate of the fair value of the consideration received and the fair value of any retained interest and (ii) the previous carrying amount of the assets (including goodwill), and liabilities of the subsidiary and any non-controlling interests. All amounts previously recognised in other comprehensive income in relation to that subsidiary are accounted for as if Viterra had directly disposed of the related assets or liabilities of the subsidiary (i.e. reclassified to profit or loss or transferred to another category of equity as specified/permitted by applicable IFRS). The fair value of any investment retained in the former subsidiary at the date when control is lost is regarded as the fair value on initial recognition for subsequent accounting under IFRS 9, when applicable, or the cost on initial recognition of an investment in an associate or a joint venture.
Business combinations and goodwill
Acquisitions of subsidiaries and businesses are accounted for using the acquisition method of accounting. The cost of the acquisition is measured at fair value, which is calculated as the sum of the acquisition date fair values of the assets transferred, liabilities incurred to the former owners of the acquiree and the equity interests issued in exchange for control of the acquiree. The identifiable assets, liabilities and contingent liabilities (“identifiable net assets”) are recognised at their fair value at the date of acquisition. Acquisition related costs are recognised in the consolidated statement of income as incurred.
Where a business combination is achieved in stages, Viterra’s previously held interests in the acquired entity are remeasured to fair value at the acquisition date (i.e. the date Viterra attains control) and the resulting gain or loss, if any, is recognised in the consolidated statement of income.
Goodwill is measured as the excess of the sum of the consideration transferred, the amount of any non-controlling interests in the acquiree, and the fair value of the acquirer’s previously held equity interest in the acquiree (if any) over the net of the acquisition date amounts of the identifiable assets acquired and the liabilities assumed.
After initial recognition, goodwill is measured at cost less any accumulated impairment losses. For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to the cash-generating units (CGUs) that are expected to benefit from the synergies of the combination. The CGU to which goodwill has been allocated is tested for impairment annually, or more frequently when there is an indication that the unit may be impaired. If the recoverable amount of the CGU is less than its carrying amount, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro-rata based on the carrying amount of each asset in the unit.
Any impairment loss is recognised directly in profit or loss. An impairment loss recognised for goodwill is not able to be reversed in subsequent periods.
On disposal of the relevant CGU, the attributable amount of goodwill is included in the determination of the profit or loss on disposal.

1.   ACCOUNTING POLICIES (continued)
If the initial accounting for a business combination is incomplete by the end of the reporting period in which the combination occurs, Viterra reports provisional amounts for the items for which the accounting is incomplete. Those provisional amounts are adjusted for additional information obtained during the “measurement period” (which cannot exceed one year from the acquisition date) about facts and circumstances that existed at the acquisition date that, if known, would have affected the amounts recognised at that date.
Non-controlling interests that are present ownership interests and entitle their holders to a proportionate share of the entity’s net assets in the event of liquidation may be initially measured either at fair value or at the non-controlling interests’ proportionate share of the recognised amounts of the acquiree’s identifiable net assets. The choice of measurement basis is made on a transaction-by-transaction basis. Other types of non-controlling interests are measured at fair value or, when applicable, on the basis specified in another IFRS.
Similar procedures are applied in accounting for the purchases of interests in associates. Any goodwill arising from such purchases is included within the carrying amount of the investment in associates, but not amortised thereafter. Any excess of Viterra’s share of the net fair value of the associate’s identifiable net assets over the cost of the investment is included in the consolidated statement of income in the period of the purchase.
Viterra recognises bargain purchase gain in situations where the Group as an acquirer paid less to acquire an entity than the fair value of its net assets. When a bargain purchase takes place, the bargain purchase gain is recognised in the consolidated profit and loss for the period.
Investments in associates and joint ventures
Associates and joint ventures (together “Associates”) in which Viterra exercises significant influence or joint control are accounted for using the equity method. Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not control or joint control over those policies. Significant influence is presumed if Viterra holds between 20% and 50% of the voting rights, unless evidence exists to the contrary.
A joint venture is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the net assets of the joint arrangement. Joint control is the contractually agreed sharing of control over an arrangement, which exists only when decisions about relevant strategic and/or key operating decisions require unanimous consent of the parties sharing control.
Equity accounting involves Viterra recording its share of the Associate’s net income and equity. Viterra’s interest in an Associate is initially recorded at cost and is subsequently adjusted for Viterra’s share of changes in net assets of the Associate, less any impairment in the value of individual investments. Where Viterra transacts with an Associate, unrealised profits and losses are eliminated to the extent of Viterra’s interest in that Associate.
Changes in Viterra’s interests in Associates are accounted for as a gain or loss on disposal with any difference between the amount by which the carrying value of the Associate is adjusted and the fair value of the consideration received being recognised directly in the consolidated statement of income.
Interest in joint operations
A joint operation is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the assets, and obligations for the liabilities, relating to the arrangement. When Viterra undertakes its activities under joint operations, Viterra recognises in relation to its interest in a joint operation:
•
its assets, including its share of any assets held jointly;

•
its liabilities, including its share of any liabilities incurred jointly;

1.   ACCOUNTING POLICIES (continued)
•
its revenue from the sale of its share of the output arising from the joint operation; and

•
its expenses, including its share of any expenses incurred jointly.

The Group accounts for the assets, liabilities, revenues and expenses relating to its interest in a joint operation in accordance with the IFRSs applicable to the particular assets, liabilities, revenues and expenses. Where Viterra transacts with a joint operation, unrealised profits and losses are eliminated to the extent of Viterra’s interest in that joint operation.
Non-current assets held for sale
In compliance with IFRS 5 Non-current Assets Held for Sale and Discontinued Operations, non-current assets and disposal groups are classified as held for sale if their carrying amounts will be recovered through a sale transaction rather than through continuing use. This condition is regarded as met only when the sale is highly probable, and the asset or disposal group is available for immediate sale in its present condition.
Non-current assets are measured at the lower of the previous carrying amount or the fair value less costs to sell. Costs to sell are the incremental costs directly attributable to the disposal of an asset (disposal group), excluding finance costs and income tax expense.
The criteria for held for sale classification is regarded as met only when the sale is highly probable and the asset or disposal group is available for immediate sale in its present condition. Actions required to complete the sale should indicate that it is unlikely that significant changes to the sale will be made or that the decision to sell will be withdrawn. Management must be committed to the plan to sell the asset and the sale expected to be completed within one year from the date of the classification.
Property, plant and equipment, and intangible assets, are not depreciated or amortised once classified as held for sale.
Assets and liabilities classified as held for sale are presented separately as current items in the statement of financial position.
If an asset or disposal group no longer meets the requirements to be classified as held for sale, the asset or disposal group is remeasured to the lower of its previous carrying amount adjusted for any depreciation, impairment or revaluations if it had not been held for sale or at its recoverable amount at the date of decision not to sell.
A disposal group qualifies as a discontinued operation if it is a component of an entity that either has been disposed of, or is classified as held for sale, and:
•
represents a separate major line of business or geographical area of operations;

•
is part of a single coordinated plan to dispose of a separate major line of business or geographical area of operations; or

•
is a subsidiary acquired exclusively with a view to resell.

Discontinued operations are excluded from the results of continuing operations and are presented as a single amount as profit or loss after tax from discontinued operations in the consolidated statement of income.
Revenue from contracts with customers
Revenue is measured based on the consideration to which the Group expects to be entitled in a contract with a customer and excludes amounts collected on behalf of third parties. The Group recognises revenue when it transfers control of a product or service to a customer. Revenue also includes mark-to-market movements on physical forward sales contracts that do not meet own use exemption. These contracts are financial instruments that are measured at fair value through profit and loss.

1.   ACCOUNTING POLICIES (continued)
Sales of goods
Revenue is derived principally from the sale of goods and recognised when control of the goods has transferred to the customer based on the contract terms. Normally, revenue is recognised when the contract terms are fulfilled, which could be when the product is delivered to the destination specified by the customer or cash is received, which is when the performance obligations are met. Mark-to-market gains and losses on such contracts, prior to physical delivery, are presented in revenue.
Revenue from the sale of material by-products is included within revenue. Where a by-product is not regarded as significant, revenue may be credited against cost of goods sold.
Rendering of services
Revenue is recognised in the accounting period in which services are rendered.
The main types of services provided by the Group are transhipment services by port terminals, chartering of seagoing vessels, and crop cleaning, drying and storage services by the Group’s silo network. Revenue from transhipment services is recognised based on work actually performed. Revenue from seagoing vessels/chartering services provided to customers is recognised as the performance obligation is satisfied over time, as the vessel travels to its destination. Revenue from grain cleaning and drying is recognised at the point in time when the service is provided; revenue from storage services is recognised over time.
Interest and dividend income
Interest and dividend income is recognised when the right to receive payment has been established, it is probable that the economic benefits will flow to Viterra and the amount of income can be measured reliably. Interest income is accrued on a time basis, by reference to the principal outstanding and the applicable effective interest rate.
Foreign currency translation, transactions and advance considerations
Viterra’s reporting currency and the functional currency of the majority of its operations is the US dollar as this is assessed to be the principal currency of the economic environment in which it operates.
(i)
Translation of financial statements

For the purposes of consolidation, assets and liabilities of Group companies whose functional currency is in a currency other than the US dollar are translated into US dollars using year-end exchange rates, while their statements of income are translated using average rates of exchange for the year.
Goodwill and fair value adjustments arising from the acquisition of a foreign operation are treated as assets and liabilities of the foreign operation and are translated at the closing rate. Translation adjustments are included as a separate component of shareholders’ equity and have no impact to the consolidated statement of income to the extent that no disposal of the foreign operation has occurred.
(ii)
Foreign currency transactions and advance considerations

In determining the spot exchange rate to use on initial recognition of the related asset, expense or income (or part of it) on the derecognition of a non-monetary asset or non-monetary liability relating to advance consideration, the date of the transaction is the date on which an entity initially recognises the non-monetary asset or non-monetary liability arising from the advance consideration. If there are multiple payments or receipts in advance, then Viterra has determined a date of the transaction for each payment or receipt of advance consideration.
Borrowing costs
Borrowing costs are expensed as incurred except where they relate to the financing of construction or development of qualifying assets, in which case they are capitalised up to the date when the qualifying asset is ready for its intended use.

1.   ACCOUNTING POLICIES (continued)
Retirement benefits
Viterra operates various pension schemes in accordance with local requirements and practices of the respective countries. The annual costs for defined contribution plans that are funded by payments to separate trustee administered funds or insurance companies equal the contributions that are required under the plans and accounted for as an expense.
Viterra uses the Projected Unit Credit Actuarial method to determine the present value of its defined benefit obligations and the related current service cost and, where applicable, past service cost. Net interest is calculated by applying the discount rate at the beginning of the period to the net defined benefit liability or asset.
The cost of providing pensions is charged to the consolidated statement of income so as to recognise current and past service costs, interest cost on defined benefit obligations, and the effect of any curtailments or settlements, net of expected returns on plan assets. Actuarial gains and losses are recognised directly in other comprehensive income and will not be reclassified to the consolidated statement of income in the future periods.
The retirement benefit obligation/asset recognised in the consolidated statement of financial position represents the actual deficit or surplus in Viterra’s defined benefit plans. Any surplus resulting from this calculation is limited to the present value of any economic benefits available in the form of refunds from the plans or reductions in future contributions to the plans.
Viterra also provides post-retirement healthcare benefits to certain employees in Canada. These are accounted for in a similar manner to the defined benefit pension plans; however, they are unfunded.
Income taxes
Income taxes consist of current and deferred income taxes. Current taxes represent income taxes expected to be payable based on enacted or substantively enacted tax rates at the period end on expected current taxable income, and any adjustment to tax payable in respect of previous years. Deferred taxes are recognised for temporary differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable income, using enacted or substantively enacted income tax rates which are expected to be effective at the time of reversal of the underlying temporary difference. Deferred tax assets and unused tax losses are only recognised to the extent that their recoverability is probable. Deferred tax assets are reviewed at reporting period end and amended to the extent that it is no longer probable that the related benefit will be realised. An asset is recognised for a previously unrecognised deferred tax asset that subsequently fulfils the criteria for recognition, to the extent that this criteria is fulfilled.
Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same authority and Viterra has both the right and the intention to settle its current tax assets and liabilities on a net or simultaneous basis. The tax effect of certain temporary differences is not recognised principally with respect to the initial recognition of an asset or liability (other than those arising in a business combination or in a manner that initially impacted accounting or taxable profit) and temporary differences relating to investments in subsidiaries and associates to the extent that Viterra can control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax is provided in respect of fair value adjustments on acquisitions. These adjustments may relate to assets that, in general, are not eligible for income tax allowances.
Current and deferred tax are recognised as an expense or income in the consolidated statement of income, except when they relate to items that are recognised outside the consolidated statement of income (whether in other comprehensive income or directly in equity) or where they arise from the initial accounting for a business combination.

1.   ACCOUNTING POLICIES (continued)
Viterra assesses its liabilities and contingencies for all tax years open to audit based upon the latest information available. Inherent uncertainties exist in estimates of tax contingencies due to complexities of interpretation and changes in tax laws. A provision is recognised for those matters for which the tax determination is uncertain but it is considered probable that there will be a future outflow of funds to a tax authority. The provisions are measured at the best estimate of the amount expected to become payable.
Property, plant and equipment
Property, plant and equipment are stated at cost, being the fair value of the consideration given to acquire or construct the asset, including directly attributable costs required to bring the asset to the location or to a condition necessary for operation and the direct cost of dismantling and removing the asset, less accumulated depreciation and any accumulated impairment losses.
Property, plant and equipment are depreciated to their estimated residual value over the estimated useful life of the specific asset.
Right-of-use assets, where a lease contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration, are capitalised and amortised over their expected useful lives on the same basis as owned assets or, where shorter, the term of the relevant lease.
Depreciation commences when the asset is available for use. The major categories of property, plant and equipment are depreciated/amortised on a straight-line basis as follows:
Buildings	7 – 45 years
Freehold land	not depreciated
Plant and equipment	3 – 30 years
Bearer plants	Unit of production method
Useful lives of assets are reviewed annually.
Restoration, rehabilitation and decommissioning
Restoration, rehabilitation and decommissioning costs arising from the installation of plant and other site preparation work, discounted using a risk free discount rate to their net present value, are provided for and capitalised at the time such an obligation arises. The costs are charged to the consolidated statement of income over the life of the operation through depreciation of the asset and the unwinding of the discount on the provision.
Changes in the estimated timing of the rehabilitation or changes to the estimated future costs are accounted for prospectively by recognising an adjustment to the rehabilitation liability and a corresponding adjustment to the asset to which it relates, provided the reduction in the provision is not greater than the depreciated capitalised cost of the related asset, in which case the capitalised cost is reduced to $Nil and the remaining adjustment recognised in the consolidated statement of income. In the case of closed sites, changes to estimated costs are recognised immediately in the consolidated statement of income.
Intangible assets
Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is their fair value at the date of acquisition. Following initial recognition intangible assets are carried at cost less any accumulated amortisation (calculated on a straight-line basis over their useful lives) and accumulated impairment losses, if any.
Viterra shall recognise an internally generated intangible asset only if it is probable that the future economic benefits attributable to the asset will flow to the entity and the cost of the asset can be measured

1.   ACCOUNTING POLICIES (continued)
reliably. Future economic benefits are based on reasonable and supportable assumptions about conditions over the life of the asset. Identifiable intangible assets with a finite life are amortised on a straight-line basis over their expected useful life. The amortisation policy is reviewed annually and impairment testing is undertaken once circumstances indicate the carrying amount may not be recoverable. Other than goodwill, which is not depreciated, Viterra has no identifiable intangible assets with an indefinite life.
The major categories of intangibles are amortised on a straight-line basis as follows:
Port allocation rights	20 – 25 years
Licenses, trademarks and software	3 – 20 years
Other investments
Equity investments, other than investments in associates and joint ventures, are recorded at fair value. Changes in fair value are recorded in the consolidated statement of income.
Impairment
Viterra conducts, at least annually, an internal review of asset values which is used as a source of information to assess for any indications of impairment. Formal impairment tests are carried out, at least annually, for cash-generating units containing goodwill and for all other non-current assets when events or changes in circumstances indicate the carrying value may not be recoverable.
Investments in associates and joint ventures are assessed for impairment if there is objective evidence of impairment as a result of a loss event and that loss event has an impact on the estimated future cash flows from the net investment that can be reliably estimated.
The test involves determining whether the carrying amounts are in excess of their recoverable amounts.
An asset’s recoverable amount is determined as the higher of its fair value less costs of disposal and its value in use (VIU). Such reviews are undertaken on an asset-by-asset basis, except where assets do not generate cash flows independent of other assets, in which case the review is undertaken at the CGU level. The recoverable amounts of the property, plant and equipment are measured based on VIU, determined by discounted cash flow techniques based on the most recent approved financial budgets and three-year business plans. The valuation models use the most recent estimates, relevant cost assumptions generally based on past experience and, where possible, market forecasts of commodity price and foreign exchange rate assumptions discounted using operation specific discount rates. The valuations remain sensitive to price and further deterioration/improvements in the pricing outlook may result in additional impairments/impairment reversals. The determination of VIU uses Level 3 valuation techniques.
In cases where the carrying amount of an asset will principally be recovered through sale and not use, the recoverable amounts of assets are based on the estimated fair value less costs of disposal, if this can be reasonably estimated.
If the carrying amount of an asset exceeds its recoverable amount, an impairment loss is recorded in the consolidated statement of income to reflect the asset at the lower amount.
An impairment loss is reversed in the consolidated statement of income if there is a change in the estimates used to determine the recoverable amount since the prior impairment loss was recognised. The carrying amount is increased to the recoverable amount but not beyond the carrying amount net of depreciation or amortisation which would have arisen if the prior impairment loss had not been recognised.
Provisions
Provisions are recognised when Viterra has a present obligation (legal or constructive), as a result of past events, and it is probable that an outflow of resources embodying economic benefits that can be reliably estimated will be required to settle the liability.

1.   ACCOUNTING POLICIES (continued)
The amount recognised as a provision is the best estimate of the consideration required to settle the present obligation at the balance sheet date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flow estimated to settle the present obligation, its carrying amount is the present value of those cash flows (when the effect of the time value of money is material).
Leases
The Group recognises a right-of-use asset and a corresponding lease liability at the lease commencement date if a contract is or contains a lease. The right-of-use asset is initially measured at cost, and subsequently at cost less any accumulated depreciation and impairment losses, and adjusted for certain remeasurements of the lease liability.
The lease liability is initially measured at the present value of the lease payments that are not yet paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Group’s incremental borrowing rate. Generally, the Group uses its incremental borrowing rate as the discount rate.
The Group has applied judgement to determine the lease term for some lease contracts in which it is a lessee that includes renewal options. The assessment of whether the Group is reasonably certain to exercise such options impacts the lease term, which significantly affects the amount of lease liabilities and right-of-use assets recognised.
For short-term leases (lease term of 12 months or less) and leases of low-value assets, the Group has opted to recognise a lease expense on a straight-line basis as permitted by IFRS 16. This lease expense is presented within cost of goods sold and selling and administrative expenses in the statement of income.
Inventories
The vast majority of inventories held by the marketing activities (“marketing inventories”) are valued at fair value less costs of disposal with the remainder valued at the lower of cost or net realisable value. Unrealised gains and losses from changes in fair value are reported in cost of goods sold.
Inventories held by the industrial activities (“production inventories”) are valued at the lower of cost or net realisable value. Inventories of agricultural produce after harvest are measured at net realisable value. Cost is determined using the first-in-first-out (FIFO) method or the weighted average method and comprises material costs, labour costs and allocated production related overhead costs. Financing and storage costs related to inventory are expensed as incurred.
Biological assets
Biological assets are carried at their fair value less estimated selling costs. Any changes in fair value less estimated selling costs are included in the consolidated statement of income in the period in which they arise. Costs to sell include all costs that would be necessary to sell the assets, including costs necessary to get the assets to market.
Agricultural produce harvested from biological assets is measured at its fair value less costs to sell at the point of harvest. A gain or loss arising from the initial recognition of agricultural produce at fair value less costs to sell is included in the consolidated statement of income.
Biological assets for which quoted market prices are not available and for which alternative estimates of fair value are considered to be clearly unreliable are measured using the present value of expected net cash flows from the sale of an asset discounted at a current market-determined rate, using Level 3 valuation techniques.

1.   ACCOUNTING POLICIES (continued)
The objective of a calculation of the present value of expected net cash flows is to determine the fair value of a biological asset in its present location and condition.
The Group classifies biological assets as current or non-current depending upon the average useful life of the particular group of biological assets. All of the Group’s biological assets were classified as current, as their average useful life is less than one year.
Cash and cash equivalents
Cash and cash equivalents comprise cash held at bank, cash in hand and short-term bank deposits with an original maturity of three months or less. The carrying amount of these assets approximates their fair value.
Financial instruments
Financial assets and financial liabilities are recognised in the Group’s consolidated statement of financial position when the Group becomes a party to the contractual provisions of the instrument.
Financial assets are classified as either financial assets at amortised cost, at fair value through other comprehensive income (FVtOCI) or at fair value through profit and loss (FVtPL) depending upon the business model for managing the financial assets and the nature of the contractual cash flow characteristics of the financial asset. Financial assets are initially recognised at fair value on the trade date, including, in the case of instruments not recorded at fair value through profit and loss, directly attributable transaction costs. Subsequently, other investments, provisionally priced trade receivables and derivatives are carried at fair value, and trade receivables, loans and other receivables are carried at amortised cost adjusted for any loss allowance.
Financial liabilities, other than derivatives and those containing provisional price features, are initially recognised at fair value of consideration received net of transaction costs as appropriate and subsequently carried at amortised cost. Financial liabilities that contain provisional pricing features are measured as financial liabilities that include embedded derivatives, separating the host contract from the embedded derivative under trade payables. The host contract will be classified at amortised cost and the embedded derivative at fair value through profit or loss.
(i)
Impairment of financial assets

A loss allowance for expected credit losses is determined for all financial assets, other than those at FVtPL, at the end of each reporting period. The expected credit loss recognised represents a probability-weighted estimate of credit losses over the expected life of the financial instrument.
The Group applies the simplified approach to measure the loss allowance for trade receivables classified at amortised cost, using the lifetime expected loss provision. The expected credit losses on these financial assets is estimated using a provision matrix by reference to past default experience and an equivalent credit rating, adjusted as appropriate for current observable data and forward-looking information.
For all other financial assets at amortised cost, the Group recognises lifetime expected credit losses when there has been a significant increase in credit risk since initial recognition, which is determined by:
•
a review of overdue amounts and for those balances that are beyond 30 days overdue it is presumed to be indicative of a significant increase in credit risk;

•
comparing the risk of default at the reporting date and at the date of initial recognition; and

•
an assessment of relevant historical and forward-looking quantitative and qualitative information.

If the credit risk on the financial instrument has not increased significantly since initial recognition, the Group measures the loss allowance for that financial instrument at an amount equal to 12 months’ expected

1.   ACCOUNTING POLICIES (continued)
credit loss, which comprises the expected lifetime loss from the instrument were a default to occur within 12 months of the reporting date.
The Group considers an event of default has materialised when information developed internally or obtained from external sources indicates that the debtor is unlikely to pay the Group without taking into account any collateral held by the Group or if the financial asset is more than 90 days past due unless the Group has reasonable and supportable information to demonstrate that a more lagging default criterion is more appropriate. The Group writes off a financial asset when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery.
(ii)
Derecognition of financial assets and financial liabilities

The Group derecognises a financial asset when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another party. If the Group neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Group recognises its retained interest in the asset and an associated liability for amounts it may have to pay. If the Group retains substantially all the risks and rewards of ownership of a transferred financial asset, the Group continues to recognise the financial asset and also recognises a collateralised borrowing for the proceeds received.
The Group derecognises financial liabilities when the Group’s obligations are discharged or cancelled, or have expired.
On derecognition of a financial asset/financial liability in its entirety, the difference between the carrying amount of the financial asset/financial liability and the sum of the consideration received and receivable/paid and payable is recognised in profit and loss. On derecognition of equity investments designated and measured at FVtOCI, the cumulative gain or loss recognised in other comprehensive income is reclassified directly to retained earnings.
(iii)
Derivatives and hedging activities

Derivative instruments, which include physical contracts to sell or purchase commodities that do not meet the own use exemption, and provisionally priced sales and purchases are initially recognised at fair value when Viterra becomes a party to the contractual provisions of the instrument and are subsequently remeasured to fair value at the end of each reporting period. Fair values are determined using quoted market prices, dealer price quotations, the key inputs for which include current market and contractual prices for the underlying instrument, time to expiry, volatility of the underlying instrument, and counterparty risk.
Gains and losses on derivative instruments for which hedge accounting is not applied are recognised in either cost of goods sold or revenue. Gains and losses arising on physical forward sales contracts are recognised in revenue and all other gains and losses on derivative instruments are recognised in cost of goods sold.
Those derivatives qualifying and designated as hedges are either (i) a Fair Value Hedge of the change in fair value of a recognised asset or liability or an unrecognised firm commitment, or (ii) a Cash Flow Hedge of the change in cash flows to be received or paid relating to a recognised asset or liability or a highly probable transaction.
At the inception of the hedge and on an ongoing basis, Viterra documents whether the hedging instrument is effective in offsetting changes in fair values or cash flows of the hedged item attributable to the hedged risk, which is when the hedging relationship meets the qualifying hedge effectiveness requirements.
Viterra discontinues hedge accounting when the qualifying criteria for the hedged relationship is no longer met. A change in the fair value of derivatives designated as a Fair Value Hedge is reflected together with the change in the fair value of the hedged item in the consolidated statement of income.

1.   ACCOUNTING POLICIES (continued)
A change in the fair value of derivatives designated as a Cash Flow Hedge is initially recognised as a cash flow hedge reserve in shareholders’ equity. The deferred amount is then released to the consolidated statement of income in the same periods during which the hedged transaction affects the consolidated statement of income. Hedge ineffectiveness is recorded in the consolidated statement of income when it occurs.
When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in shareholders’ equity and is recognised in the consolidated statement of income when the committed or forecast transaction is ultimately recognised in the consolidated statement of income. However, if a forecast or committed transaction is no longer expected to occur, the cumulative gain or loss that was recognised in equity is immediately transferred to the consolidated statement of income.
A derivative may be embedded in a non-derivative “host contract”. Such combinations are known as hybrid instruments. If a hybrid contract contains a host that is a financial asset within the scope of IFRS 9, then the relevant classification and measurement requirements are applied to the entire contract at the date of initial recognition. Should the host contract not be a financial asset within the scope of IFRS 9, the embedded derivative is separated from the host contract and accounted for as a standalone derivative. Where the embedded derivative is separated, the host contract is accounted for in accordance with its relevant accounting policy, unless the entire instrument is designated at FVtPL in accordance with IFRS 9.
The Group applied cash flow hedge accounting in 2022 to hedge foreign currency risk on its future expected cash flows on Euro denominated debt: refer to note 23. Where hedge accounting is not applied, realised and unrealised gains and losses on the hedging instrument are recognised in the statement of comprehensive income.
Restatements due to prior period errors
Certain sale transactions with certain counterparties included the simultaneous execution of a corresponding contract to repurchase the same quantity of goods in the future for logistical purposes was identified. In accordance with IFRS 15, such contracts should not be recorded as revenue from customers as such transactions do not relate to the selling of goods to the end customer. As a result, amounts for revenue and cost of goods sold for 2020 have been restated, with no impact on gross margin.
The impact of the restatement is summarised as follows:
2020
Revenue	$(493)
Cost of goods sold	493
Gross margin	—
Income for the period	$—
The restatement had no impact on the 2020 consolidated statement of financial position or consolidated statement of changes in equity or on the consolidated statement of cash flows.
In the consolidated statements of cash flows, the amount of interest paid for the year ended 31 December 2022 has been restated to include a cash outflow in the amount of $77m with an offsetting increase in cash inflows within increase in accounts payable. There are no other impacts on the consolidated financial statements as a result of the restatement of this error..

2.   REVENUE
Revenue for the period is comprised of the following:
US$ million	2022	2021	2020 (Restated(2))
Oilseeds	$24,151	$18,903	$11,237
Grain	26,229	18,514	14,544
Freight(1)	595	726	410
Cotton	1,683	1,079	847
Sugar	1,196	764	583
Total	$53,854	$39,986	$27,621

(1)
Freight revenue is recognised over time as the related performance obligation is satisfied over time.

(2)
Refer to note 1.

3.   GAIN ON DISPOSALS AND INVESTMENTS
US$ million	2022	2021	2020
Gain on disposal of subsidiaries(1)	$8	$2	$(1)
Gain on sale of share in joint venture(1)	1	7	—
Loss on step acquisition of Renova SA	—	—	(2)
Other	2	3	—
Total	$11	$12	$(3)

(1)
Includes foreign currency translation losses recycled to the statement of income upon entity disposal.

2022
In April 2022 Viterra completed the sale of its 100% interest in Agrosiloz EOOD, an entity with a silo located in Bulgaria, for a cash consideration of $4 million, resulting in a gain of $4 million.
In May 2022 Viterra completed the sale of its interest in three subsidiaries containing rice assets located in Argentina and Uruguay for a cash consideration of $12 million (including a deferred element amounting to $11 million), resulting in a gain of $4 million.
In May 2022 Viterra completed the sale of its 50% interest in Wolomax B.V. for a cash consideration of $3 million, resulting in a gain of $1 million.
2021
In September 2021 Viterra completed the sale of its 32.5% interest in Newcastle Agri Terminal Pty Ltd for a cash consideration of $19 million, resulting in a gain of $7 million.
2020
No acquisitions or disposals took place in 2020 which resulted in material gains or losses.

4.   OTHER INCOME/EXPENSE — NET
US$ million		2022	2021	2020
Gain from sale of assets		$7	$—	$—
Indemnification of legal provision		128	75	—
Change in mark-to-market valuations on investments held for trading		—	3	5
Other income – net		8	—	—
Other income		$143	$78	$5
Impairments	5	$(7)	$(5)	$(3)
Foreign exchange loss		(5)	(6)	(6)
Provision for other receivables		—	(8)	(15)
Change in mark-to-market valuations on investments held for trading		(22)	—	—
Legal provision		(128)	(75)	—
Other expense – net		—	3	(6)
Other expense		$(162)	$(91)	$(30)
Together with foreign exchange movements and mark-to-market movements on investments held for trading, other expense — net includes other significant items of income and expense which due to their non-operational or incidental nature are reported separately from operating results.
Legal provision and the indemnification are related items presented on a gross basis. During 2021 provisions relating to historic litigation were recorded amounting to $75m. During 2022 provisions relating to the same litigation were recorded amounting to $128m. The Group is fully indemnified for these costs. The indemnified amount is recorded within other income.
5.   IMPAIRMENTS
	Notes	2022	2021	2020
Property, plant and equipment	8	$(7)	$(4)	$(3)
Investments	11	—	(1)	—
Total		$(7)	$(5)	$(3)
In the annual impairment testing for 2022, 2021 and 2020, the recoverable amounts of the goodwill and property, plant and equipment were measured based on the value in use (VIU), determined by discounted cash flow techniques based on the most recent approved financial budgets and three-year business plans. The budgets and valuation models use the most recent estimates, relevant cost assumptions which are generally based on past experience, and, where possible, market forecasts of commodity prices and exchange rates. The future cash flows are discounted using the Group’s weighted average cost of capital at 6% (2021: 6%, 2020: 6.5%). The determination of the VIU uses Level 3 valuation techniques for the current and prior years.
2022
As at 31 December 2022, certain storage tanks in Viterra’s Everi terminal in Ukraine with a carrying amount of $6 million have been partially destroyed due to hostile activities, resulting in an impairment of plant and equipment of $5 million, refer to note 30.
2021
No significant impairments were recognised during 2021.
2020
No significant impairments were recognised during 2020.

6.   INTEREST EXPENSE
Interest expense for the period comprises the following:
	2022	2021	2020
Capital market notes(1)	$(93)	$(32)	$(14)
Revolving credit facility(1)	(111)	(40)	(43)
Lease obligations(1)	(44)	(36)	(30)
Other bank loans(1)	(118)	(95)	(87)
Other	(8)	(3)	3
Total	$(374)	$(206)	$(171)

(1)
Refer to note 18 Borrowings.

7.   INCOME TAXES
The major components of income tax expense in the consolidated statement of income are:
	2022	2021	2020
Current income tax expense	$(434)	$(208)	$(103)
Deferred income tax recovery/(expense) relating to origination and reversal of temporary differences	120	(102)	(41)
Total tax expense reported in the consolidated statement of income	$(314)	$(310)	$(144)
The effective Group tax rate is 24% (2021: 26%, 2020: 27%), different from the weighted average income tax rate of 26% (2021: 26%, 2020: 24%) for the following reasons:
	2022	2021	2020
Income before income taxes and attribution	$1,355	$1,206	$527
Less: Share of income from associates and joint ventures	(38)	(28)	(17)
Group income before income tax	1,317	1,178	510
Income tax expense calculated at the weighted average income tax rate	(336)	(312)	(122)
Tax effects of:
Tax exempt income	17	18	13
Items not tax deductible	(20)	(9)	(10)
Foreign exchange fluctuations	7	11	(24)
Changes in tax rates and adjustments in respect of prior years	—	(61)	6
Utilisation and changes in recognition of tax losses and temporary differences	43	66	23
Tax losses of current year not recognised	(5)	(8)	(23)
Inflation adjustments	(20)	(27)	(8)
Other	—	12	1
Income tax expense	$(314)	$(310)	$(144)
The weighted average income tax rate is calculated as a product of the standalone profit/(loss) before tax generated by the Company and its subsidiaries and the prevailing tax rate of the relevant jurisdiction.
The global implementation of the Model Rules could have certain tax effect on jurisdictions in which Viterra has operational activities. The group is monitoring and assessing the implementation guidance from various tax authorities as well as the International Accounting Standards Board (IASB) in respect to tax consequences of recovery and settlement of the carrying amounts of corporate income tax related assets and

7.   INCOME TAXES (continued)
liabilities under Pillar Two model rules. As at 31 December 2022, the Pillar Two model rules have not been enacted in any jurisdiction that Viterra has operations in.
Deferred taxes as at 31 December 2022 and 2021 are attributable to the items detailed in the table below:
	2022	2021
Deferred tax assets(1)
Tax losses carried forward	$91	$28
Mark-to-market valuations	99	33
Property, plant & equipment & intangible assets	14	14
Leases	17	18
Other	13	6
Total	$234	$99
US$ million	2022	2021
Deferred tax liabilities(1)
Property, plant & equipment & intangible assets	$(377)	$(322)
Mark-to-market valuations	(45)	(105)
Other	(16)	(20)
Total	(438)	(447)
Total deferred tax – net	$(204)	$(348)
	Notes	2022	2021
Reconciliation of deferred tax – net
1 January		$(348)	$(235)
Recognised in income for the year		120	(102)
Recognised in other comprehensive income		19	(8)
Business combinations	22	(26)	—
Effect of foreign currency exchange movements		4	(3)
Reclassification		27	—
Total deferred tax – net		$(204)	$(348)

(1)
Asset and liability positions in the same category reflect the impact of tax assets and liabilities arising in local tax jurisdictions that cannot be offset against tax assets and liabilities arising in other tax jurisdictions.

Deferred tax assets are recognised for tax losses carried forward only to the extent that realisation of the related tax benefit is probable. As at 31 December 2022, $108 million (2021: $64 million) of deferred tax assets related to available loss carry forwards have been brought to account, of which $91 million (2021: $28 million) are disclosed as deferred tax assets with the remaining balance being offset against deferred tax liabilities arising in the same respective entity. Net deferred tax assets include $11 million (2021: $16 million) that arise in entities that have been loss making for tax purposes in either 2022 or 2021 (among these entities, none of them are loss making in both years 2021 and 2022). In evaluating whether it is probable that taxable profits will be earned in future accounting periods prior to any tax loss expiry as may be the case, all available evidence was considered, including approved budgets, forecasts and business plans and, in certain cases, analysis of historical operating results. These forecasts are consistent with those prepared and used internally for business planning and impairment testing purposes. Following this evaluation, it was determined there would be sufficient taxable income generated to realise the benefit of the deferred tax assets and that no

7.   INCOME TAXES (continued)
reasonably possible change in any of the key assumptions would result in a material reduction in forecast headroom of tax profits so that the recognised deferred tax asset would not be realised.
Available gross tax losses carried forward, for which no deferred tax assets have been recognised in the consolidated financial statements, are detailed below and will expire as follows:
US$ million	2022	2021
1 year	$—	$3
2 years	—	15
3 years	—	19
Thereafter	9	146
Unlimited	147	162
Total	$156	$345
The Group has available tax credits of $23 million and deductible temporary differences of $64 million, for which no deferred tax assets have been recognised in the consolidated financial statements.
As at 31 December 2022, unremitted earnings of $3,903 million (2021: $3,160 million) have been retained by subsidiaries, joint ventures and associates for reinvestment. The Group does not recognise a deferred tax liability for all taxable temporary differences associated with investments in subsidiaries, joint ventures and associates as it is able to control the timing of the reversal of such temporary differences and it is probable that they will not reverse in the foreseeable future.
8.   PROPERTY, PLANT AND EQUIPMENT
	Notes	Freehold land and buildings	Plant and equipment	Right-of-use assets – Freehold land and buildings	Right-of-use assets – Plant and equipment	Bearer plants	Total
Gross carrying amount:(3)
1 January 2022		$853	$4,853	$295	$1,373	$127	$7,501
Business combination(2)	22	624	220	29	32	—	905
Disposal of subsidiaries(1)		(23)	(72)	—	—	—	(95)
Additions		7	228	—	—	26	261
Additions of right-of-use assets		—	—	43	482	—	525
Disposals		(11)	(48)	(11)	(227)	(19)	(316)
Effect of foreign currency exchange movements		(19)	(84)	7	(8)	8	(96)
Other movements		(32)	(8)	—	—	—	(40)
31 December 2022		$1,399	$5,089	$363	$1,652	$142	$8,645
Accumulated depreciation and impairment:(3)
1 January 2022		$302	$1,927	$70	$729	$58	$3,086
Disposal of subsidiaries(1)		(22)	(71)	—	—	—	(93)
Depreciation		26	266	46	556	26	920
Impairment	5	—	7	—	—	—	7
Disposals		(6)	(33)	(10)	(228)	(20)	(297)
Effect of foreign currency exchange movements		(8)	(45)	2	(3)	4	(50)

8.   PROPERTY, PLANT AND EQUIPMENT (continued)
	Notes	Freehold land and buildings	Plant and equipment	Right-of-use assets – Freehold land and buildings	Right-of-use assets – Plant and equipment	Bearer plants	Total
Other movements		(1)	—	—	—	—	(1)
31 December 2022		$291	$2,051	$108	$1,054	$68	$3,572
Net book value 31 December 2022		$1,108	$3,038	$255	$598	$74	$5,073
Net book value 31 December 2021		$551	$2,926	$225	$644	$69	$4,415

(1)
Please refer to note 3 for disposed subsidiaries.

(2)
Please refer to note 22 for acquisition of business.

(3)
Certain prior period comparatives have been restated to conform to the current year’s presentation.

	Notes	Freehold land and buildings	Plant and equipment	Right-of-use assets – Freehold land and buildings	Right-of-use assets – Plant and equipment	Bearer plants	Total
Gross carrying amount:
1 January 2021		$864	$4,677	$228	$748	$139	$6,656
Additions		2	335	—	—	19	356
Additions of right-of-use assets		—	—	92	667	—	759
Disposals		(2)	(28)	(12)	(40)	(22)	(104)
Effect of foreign currency exchange movements		(19)	(108)	(13)	(8)	(9)	(157)
Other movements		8	(23)	—	6	—	(9)
31 December 2021		$853	$4,853	$295	$1,373	$127	$7,501
Accumulated depreciation and impairment:
1 January 2021		$287	$1,749	$49	$342	$59	$2,486
Depreciation		22	254	36	426	25	763
Impairment	5	—	4	—	—	—	4
Disposals		(1)	(23)	(12)	(39)	(23)	(98)
Effect of foreign currency exchange movements		(6)	(54)	(3)	(3)	(3)	(69)
Other movements		—	(3)	—	3	—	—
31 December 2021		$302	$1,927	$70	$729	$58	$3,086
Net book value 31 December 2021		$551	$2,926	$225	$644	$69	$4,415
Net book value 31 December 2020		$577	$2,928	$179	$406	$80	$4,170
Plant and equipment includes expenditure for construction in progress of $244 million (2021: $227 million). Depreciation expenses included in cost of goods sold are $905 million (2021: $748 million, 2020: $521 million) and in selling and administrative expenses $15 million (2021: $14 million, 2020: $12 million). Property, plant and equipment with a carrying amount of $620 million (2021: $675 million) have been pledged to secure borrowings of the Group.

8.   PROPERTY, PLANT AND EQUIPMENT (continued)
Leases
The Group leases various assets including land and buildings and plant and equipment. The net book value of obligations recognised under lease agreements amounts to $853 million (2021: $869 million) as at 31 December 2022.
In this respect, the Group has recognised $44 million (2021: $36 million, 2020: $30 million) interest costs and $115 million (2021: $82 million, 2020: $21 million) income from subleasing right-of-use assets during the year ended 31 December 2022.
Disclosure of amounts recognised as lease liabilities in the statement of financial position for the leases in the year are included in note 18 and their maturity analysis in note 23; future commitments are disclosed in note 26.
9.   INTANGIBLE ASSETS
	Notes	Goodwill	Port allocation rights	Licenses, software and other	Total
Cost:
1 January 2022		$1,010	$36	$78	$1,124
Additions		—	—	3	3
Business combination(1)	22	345	—	—	345
Disposals		—	—	(5)	(5)
Effect of foreign currency exchange movements		(10)	—	(1)	(11)
Other movements		—	—	2	2
31 December 2022		$1,345	$36	$77	$1,458
Accumulated amortisation and impairment:
1 January 2022		$24	$15	$35	$74
Amortisation expense(2)		—	1	9	10
Disposals		—	—	(7)	(7)
Effect of foreign currency exchange movements		2	—	(1)	1
31 December 2022		$26	$16	$36	$78
Net carrying amount 31 December 2022		$1,319	$20	$41	$1,380

(1)
Please refer to note 22 for acquisition of business.

(2)
Amortisation of $6 million recognised in cost of goods sold, and $4 million recognised in selling and administration expenses.

9.   INTANGIBLE ASSETS (continued)
	Goodwill	Port allocation rights	Licences, software and other	Total
Cost:
1 January 2021	$1,022	$36	$75	$1,133
Additions	—	—	8	8
Disposals	—	—	(2)	(2)
Effect of foreign currency exchange movements	(12)	—	(1)	(13)
Other movements	—	—	(2)	(2)
31 December 2021	$1,010	$36	$78	$1,124
Accumulated amortisation and impairment:
1 January 2021	$26	$14	$30	$70
Amortisation expense(1)	—	1	10	11
Disposals	—	—	(2)	(2)
Effect of foreign currency exchange movements	(2)	—	(1)	(3)
Other movements	—	—	—	—
31 December 2021	$24	$15	$35	$74
Net carrying amount 31 December 2021	$986	$21	$43	$1,050

(1)
Amortisation of $8 million recognised in cost of goods sold, and $3 million recognised in selling and administration expenses.

In 2020 the Company’s amortisation expense of intangible assets was $6 million, of which $5 million was recognised in cost of goods sold and $1 million was recognised in selling and administrative expenses.
Goodwill
The carrying amount of goodwill has been allocated to the Grains business CGU $1,088 million (2021: $755 million) and to the Oilseeds business CGU $231 million (2021: $231 million). The goodwill of $1,319 million (2021: $986 million) is attributable to synergies expected to accrue to the respective grains and oilseeds components as a result of increased volumes and freight and logistics arbitrage opportunities.
In October 2022 the Group acquired a 100% interest in Gavilon Agriculture Investment Inc. (see note 22), an American entity which originates, stores and distributes grains, oilseeds, and feed and food ingredients worldwide. The (provisional) goodwill is allocated to the Grains business CGU, which amounts to $345 million and is attributable to expected increased volumes and increased commercial opportunities, and accumulated workforce of the acquired entity. The goodwill is not tax deductible.
During 2021 there were no acquisitions.
Port allocation rights
Port allocation rights represent contractual entitlements to export certain amounts on an annual basis from terminals in Brazil and Russia. The rights are amortised on a straight-line basis over the estimated economic life of the ports, which ranges between 20 and 25 years.

9.   INTANGIBLE ASSETS (continued)
Licences, trademarks and software
Intangibles related to internally developed technology and patents were recognised in previous business combinations and are amortised over the estimated economic life of the technology, which ranges between three and 20 years.
10.   GOODWILL IMPAIRMENT TESTING
For the purpose of impairment testing, goodwill has been allocated to the CGU that is expected to benefit from the synergies of the business combination and that represents the level at which management monitors and manages the goodwill as follows:
	2022	2021
Grains business	$1,088	$755
Oilseeds business	231	231
Total	$1,319	$986
In assessing whether an impairment is required, the carrying value of the CGU is compared with its recoverable amount. The recoverable amount is the higher of its fair value less costs of disposal (FVLCD) and its value in use (VIU). If the recoverable amount of the CGU is less than the carrying amount of the unit, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit on a pro-rata basis of the carrying amount of each asset in the unit. Any impairment loss for goodwill is recognised directly in the consolidated statement of income. An impairment loss recognised for goodwill is not reversed in subsequent periods.
Given the nature of the CGUs’ activities, information on their fair value is usually difficult to obtain unless negotiations with potential purchasers or similar transactions are taking place. Consequently, the recoverable amount for all CGUs containing goodwill is determined by reference to the VIU cash flow projection, which utilises a discounted cash flow approach.
The calculations use cash flow projections based on the 2023 approved financial budget and financial plans for 2024 – 2026 approved by management. The calculation of VIU for all CGUs is most sensitive to the following assumptions:
•
Gross margins

•
Discount rates

•
Growth rates used to extrapolate cash flows beyond the forecast period

Gross margins:   Gross margins are determined with reference to relevant commodity market prices and historical financial data reported by the Group.
Discount rate:   The discount rate is calculated based on the specific circumstances of the Group and derived from its weighted average cost of capital (WACC), which takes into account both debt and equity. The cost of equity is derived from the expected return on investment by the Group’s investors. The cost of debt is based on the interest-bearing borrowings the Group is obliged to service. The Group performed impairment testing using a range of post-tax WACC rates from 6% to 7% (2021: from 6% to 7%).
Growth rate estimates:   Cash flows beyond the forecast periods are extrapolated using the estimated growth rate of 2% (2021: 2%), which is based on industry research and global consumption forecasts.
For the grains and oilseeds CGUs, Viterra believes that no reasonably possible change in any of the above key assumptions would cause a material change in the overall outcome of the impairment testing. The determination of VIU for the CGUs uses Level 3 valuation techniques in both years.

11.   INVESTMENTS IN ASSOCIATES AND JOINT VENTURES
Investments in associates, joint ventures and joint operations
	2022	2021
1 January	$396	$389
Business combination(2)	66	—
Additions	2	3
Disposals(1)	(4)	(11)
Share of income from associates and joint ventures	38	28
Dividends received	(8)	(12)
Impairment	—	(1)
31 December	$490	$396

(1)
For further detail on the disposal of joint ventures please refer to note 3.

(2)
Please refer to note 22 for acquisition of business.

2022 Details of material associates and joint ventures
During 2022, new joint ventures were acquired by the Company as a consequence of the acquisition of Gavilon (see note 22). This included one material joint venture, Kamala Holdco, LLC (‘KHC’), a holding company entity incorporated in the United States of America. The Company has a 15% share of the equity interests of KHC. Other additions to joint ventures arising on the acquisition of Gavilon are not material to the Company.
Summarised financial information in respect of Viterra’s material associates and joint ventures, reflecting 100% of the underlying joint venture’s relevant figures, is set out below:
2022	IGT	Taman Grain Terminal	Barcarena	Lartirigoyen y Cia	Kamala Holdco, LLC(2)	Total of material joint ventures
Non-current assets	$96	$330	$236	$103	$564	$1,329
Current assets	35	52	9	266	227	589
Non-current liabilities	(3)	(125)	(15)	(11)	(13)	(167)
Current liabilities	(8)	(32)	(8)	(198)	(120)	(366)
The above assets and liabilities include the following:
Cash and cash equivalents	33	3	2	15	48	101
Current financial liabilities(1)	—	(30)	(4)	(37)	(1)	(72)
Non-current financial liabilities(1)	(1)	(89)	(14)	(11)	(13)	(128)
Net assets 31 December 2022	$120	$225	$222	$160	$658	$1,385
Viterra’s ownership interest	50%	50%	50%	50%	15%
Carrying value	$60	$113	$111	$80	$99	$463

(1)
Financial liabilities exclude trade payables, other payables and provisions.

(2)
Please refer to note 22 for acquisition of business.

11.   INVESTMENTS IN ASSOCIATES AND JOINT VENTURES (continued)
Summarised profit and loss in respect of Viterra’s associates and joint ventures, reflecting 100% of the underlying joint venture’s relevant figures for the year ended 31 December 2022, is set out below:
2022	IGT	Taman Grain Terminal	Barcarena	Lartirigoyen y Cia	Kamala Holdco, LLC(1)	Total of material joint ventures
Revenue	$24	$66	$29	$1,425	$1,659	$3,203
Profit for the year	9	14	3	43	2	71
Other comprehensive income	—	—	—	—	—	—
Total comprehensive profit	9	14	3	43	—	69
Viterra’s share of dividends paid	—	—	—	(7)	—	(7)
The above results include the following:
Depreciation and amortisation	(5)	(12)	(10)	(5)	3	(29)
Interest income	—	2	—	1	—	3
Interest expense	—	(17)	(1)	(16)	(1)	(35)
Income tax expense	(4)	(5)	(2)	(19)	—	(30)
Foreign currency gain/(loss)	$—	$(9)	$(1)	$—	$—	$(10)

(1)
Please refer to note 22 for acquisition of business. For acquired joint ventures the summarised profit and loss reflects the period from the date of acquisition until 31 December 2022.

2021 Details of material associates and joint ventures
Summarised financial information in respect of Viterra’s material associates and joint ventures, reflecting 100% of the underlying joint venture’s relevant figures, is set out below:
2021	IGT	Taman Grain Terminal	Barcarena	Lartirigoyen y Cia	Total of material joint ventures
Non-current assets	$102	$342	$242	$96	$782
Current assets	21	32	9	261	323
Non-current liabilities	(3)	(161)	(20)	(13)	(197)
Current liabilities	(8)	(2)	(12)	(211)	(233)
The above assets and liabilities include the following:
Cash and cash equivalents	20	19	4	37	80
Current financial liabilities(1)	—	—	(10)	(93)	(103)
Non-current financial liabilities(1)	(1)	(122)	(20)	(13)	(156)
Net assets 31 December 2021	$112	$211	$219	$133	$675
Viterra’s ownership interest	50%	50%	50%	50%
Carrying value	$56	$106	$110	$66	$338

(1)
Financial liabilities exclude trade payables, other payables and provisions.

11.   INVESTMENTS IN ASSOCIATES AND JOINT VENTURES (continued)
Summarised profit and loss in respect of Viterra’s associates and joint ventures, reflecting 100% of the underlying joint venture’s relevant figures for the year ended 31 December 2021, is set out below.
2021	IGT	Taman Grain Terminal	Barcarena	Lartirigoyen y Cia	Total of material joint ventures
Revenue	$22	$50	$23	$1,016	$1,111
Profit for the year	5	10	—	31	46
Other comprehensive income	—	—	—	—	—
Total comprehensive profit	5	10	—	31	46
Viterra’s share of dividends paid	—	—	(3)	(9)	(12)
The above results include the following:
Depreciation and amortisation	(5)	(13)	(10)	(5)	(33)
Interest income	—	1	—	8	9
Interest expense	—	(1)	(1)	(26)	(28)
Income tax expense	(1)	(3)	(1)	(12)	(17)
Foreign currency gain/(loss)	$—	$2	$(1)	$—	$1
No new joint ventures or joint arrangements were entered into by the Company during 2021
Aggregate information of associates and joint ventures that are not individually material:
	2022	2021
The Group’s share of income	$4	$5
The Group’s share of other comprehensive income	—	—
The Group’s share of total comprehensive income	4	5
Aggregate carrying value of the Group’s interests	$27	$58
In 2020 the Group’s share of income from associates was $16 million.
12.   ADVANCES AND LOANS
	Notes	2022	2021
Financial assets at amortised cost
Loans to associates	24	$17	$18
Other non-current receivables and loans	24	39	30
Non-financial instruments
Advances repayable with product		12	9
Other non-current receivables		25	8
Total		$93	$65
Loss allowances of financial assets at amortised cost
The Group determines the expected credit loss of other non-current receivables and loans based on different scenarios of probability of default and expected loss applicable to each of the material underlying balances. The movement in loss allowance for financial assets classified at amortised cost is detailed below:

12.   ADVANCES AND LOANS (continued)
	Notes	2022	2021
1 January		$10	$4
Effect of foreign currency exchange movements		(1)	(2)
Charged during the year	4	—	8
Disposal of business		(2)	—
Total		$7	$10
13.   BIOLOGICAL ASSETS
	2022	2021
1 January	$20	$17
Increase due to purchase and subsequent expenditures capitalised in biological assets	32	26
Changes in fair value due to physical changes and market price fluctuations	—	—
Decrease due to harvest	(30)	(21)
Effect of foreign currency exchange movement	4	(2)
Total	$26	$20
The Group’s biological assets correspond to the agricultural products under development (standing-sugarcane) produced at sugarcane plantations, which will be used as a raw material for the production of sugar, ethanol and bioenergy at the time of harvest. Fair value is estimated using the discounted cash flow method, using Level 3 valuation techniques. The valuation model considers net present value of cash flows to be generated by the sugarcane that is expected to be harvested in the upcoming crop. Planted areas refer only to sugarcane plantations.
The main assumptions which impact the net present value of future expected cash flows include crop care costs, harvest area, sugar yields, and sugarcane price per ton and WACC rate for the sugar business. These are summarised below:
	2022	2021
Estimated harvest area, (ha)	65,300	65,291
Productivity expected, (MT of sugarcane per ha)	65	63
Amount of total recoverable sugar (‘TRS’) (kg/MT of cane)	141	139
TRS price per ton projected ($/ton)	$0.22	$0.18
Weighted average cost of capital for sugar business	9%	4%
When determining the fair value, the Group takes the following into consideration:
Market overview
Own or third party sugarcane is processed by the plant or ethanol distillery. Own sugarcane is grown by the Group on land belonging to third parties under agricultural partnerships. The Group typically enters into agricultural partnerships with such land owners for a duration of a minimum of six years (one sugarcane cycle) and is responsible for all farming and harvesting activities. The sugarcane from third parties is acquired by the plant under supply contracts. Either the supplier or the plant itself can be responsible for the transportation of sugarcane to the plant.
The price is determined based on the formula used by Conselho dos Produtores de Cana-de-Açúcar, Açúcar e Álcool (CONSECANA), which calculates the consideration per ton of sugarcane based on; i) the

13.   BIOLOGICAL ASSETS (continued)
volume of TRS/kg delivered by the sugarcane supplier; ii) the share of the sugarcane production cost as a percentage of the sugar, ethanol residue, anhydrous ethanol and hydrated ethanol; iii) the net prices of sugar in the domestic and foreign markets, and the prices of anhydrous ethanol and ethyl ethanol fuel, hydrated ethanol, and ethanol for other purposes; and iv) the plant’s production mix for said crop. CONSECANA’s reference price is published on a monthly basis. The Company periodically reviews assumptions used to calculate biological assets, adjusting it in case there are significant variations in relation to those previously projected.
Risks
The Group is exposed to certain risks related to its plantations, such as; (i) supply offer and demand, based on which the Group continuously monitors the market of its products and analyses the trends that regularly support the selling strategy in order to define and/or adjust the purchase and sale volumes of products or raw materials; (ii) regulatory and environmental risks, subject to specific laws and regulations, which are monitored by establishing policies and procedures to ensure the compliance with these rules; and (iii) climate risks, which expose the Company to the damages arising from climate changes, which are mitigated by monitoring the progress of these risks in the Company’s routine and operating strategically in the sugarcane crops in order to minimise the damages to its biological assets. The Company seeks to optimise the crop sequence in order to avoid dry and frost periods, use the irrigation system in periods of shortage of water, handle various products in accordance with the edaphoclimatic environments, and adopt good agricultural practices in the field to maintain the sugarcane crop productivity.
14.   INVENTORIES
Total inventories of $9,111 million (2021: $8,340 million) comprise $8,582 million (2021: $7,644 million) of inventories carried at fair value less costs of disposal and $529 million (2021: $696 million) valued at the lower of cost or net realisable value.
Readily marketable inventories (RMI), comprising the core inventories which underpin and facilitate Viterra’s marketing activities, represent inventories that, in Viterra’s assessment, are readily convertible into cash in the short term due to their liquid nature, widely available markets, and the fact that price risk is covered either by a forward physical sale or hedge transaction. Viterra regularly assesses the composition of these inventories and their applicability, relevance and availability to the marketing activities. As at 31 December 2022, $8,966 million (2021: $8,189 million) of inventories were considered readily marketable. This comprises $8,582 million (2021: $7,644 million) of inventories carried at fair value less costs of disposal and $384 million (2021: $545 million) carried at the lower of cost or net realisable value. Given the highly liquid nature of these inventories, which represent a significant share of current assets, the Group believes it is appropriate to consider them together with cash equivalents in analysing Group net debt levels and computing certain debt coverage ratios and credit trends.
A total amount of $7 million has been recognised during 2022 in respect of write-downs of inventory to net realisable value (2021: $Nil, 2020: $Nil); refer to note 30.
Fair value of inventories is a Level 2 fair value measurement (see note 25) using observable market prices obtained from exchanges, traded reference indices, or market survey services adjusted for relevant location and quality differentials. There are no significant unobservable inputs in the fair value measurement of such inventories. A total amount of $8 million has been recognised during 2022 in respect of fair value change of inventory in Ukraine (2021: $Nil, 2020: $Nil); refer to note 30.
Viterra has a number of dedicated financing facilities, which finance a portion of its inventories. In each case, the inventory has not been derecognised as the Group retains control of the inventory. The proceeds received are recognised as current borrowings (see note 18). As at 31 December 2022, the total amount of inventory secured under such facilities was $261 million (2021: $856 million) and proceeds received and classified as current borrowings amounted to $212 million (2021: $734 million).

15.   ACCOUNTS RECEIVABLE
	2022	2021
Financial assets at amortised cost
Trade receivables(1)	$2,706	$1,640
Margin calls paid	606	375
Associated companies(1)	31	20
Other receivables(2)	38	87
Non-financial instruments
Advances repayable with product	411	130
Prepaid expenses	53	169
Other tax and related receivables	726	483
Total	$4,571	$2,904

(1)
Collectively referred to as receivables presented net of allowance for doubtful debts.

(2)
Includes loans receivable in the amount of $13 million (2021: $3 million), present net of loss allowance.

The average credit period on sales of goods is 15 days (2021: 13 days).
As at 31 December 2022, 15% (2021: 12%) of the trade related receivables were between one and 60 days overdue, and 3% (2021: 2%) were greater than 60 days overdue. Such receivables, although contractually past their due dates, are not considered impaired as there has not been a significant change in credit quality of the relevant counterparty, and the amounts are still considered recoverable taking into account customary payment patterns and, in many cases, offsetting accounts payable balances.
Viterra has a number of dedicated financing facilities, which finance a portion of its receivables. The receivables have not been derecognised, as the Group retains the principal risks and rewards of ownership. The proceeds received are recognised as current borrowings (see note 18). As at 31 December 2022, the total amount of trade receivables secured was $721 million (2021: $393 million) and proceeds received and classified as current borrowings amounted to $550 million (2021: $353 million).
As at 31 December 2022, Viterra impaired receivables of $19 million in Ukraine (2021: $Nil) as they became unrecoverable, refer to note 30.
The movement in allowance for doubtful accounts is detailed below:
	2022	2021
1 January	$118	$91
Released during the period	(41)	(18)
Charged during the period	59	54
Utilised during the period	(8)	(9)
31 December	$128	$118
16.   CASH AND CASH EQUIVALENTS
	2022	2021
Banks and cash on hand	$386	$426
Deposits and treasury bills	251	49
Total	$637	$475
Restricted cash on hand as at 31 December 2022 amounted to $Nil (2021: $2 million). This amount is included within other financial assets (see note 25).

17.   SHARE CAPITAL AND RESERVES
	Number of shares	Share capital (US$ million)	Share premium (US$ million)
1 January 2020	350,100	1	3,096
Return of capital		—	—
31 December 2020 – Ordinary and restricted shares	350,100	1	3,096
1 January 2021	350,100	1	3,096
Return of capital		—	(300)
31 December 2021 – Ordinary and restricted shares	350,100	1	2,796
1 January 2022	350,100	1	2,796
Return of capital		—	(400)
31 December 2022 – Ordinary and restricted shares	350,100	1	2,396
The number of shares in issue relates to authorised, issued, called up and fully paid share capital. All ordinary shares carry equal voting rights. Total authorised share capital is 800,000 ordinary shares with par value of $0.01 each and 200,000 restricted shares with a par value of $0.01 each.
2022
During the year $400 million share premium was returned to each of Viterra’s shareholders in proportion to their shareholding. The return of capital had no impact on shareholding.
2021
During the year $300 million share premium was returned to each of Viterra’s shareholders in proportion to their shareholding. The return of capital had no impact on shareholding.
Other reserves
	Translation adjustment	Cash flow hedge reserve	Net unrealised loss	Net ownership changes in subsidiaries	Total
1 January 2022	$(878)	$(17)	$(1)	$(47)	$(943)
Exchange loss on translation of foreign operations	(102)	—	—	—	(102)
Loss on cash flow hedges	—	(5)	—	—	(5)
31 December 2022	$(980)	$(22)	$(1)	$(47)	$(1,050)
1 January 2021	$(763)	$3	$(6)	$(48)	$(814)
Exchange loss on translation of foreign operations	(115)	—	—	—	(115)
Loss on cash flow hedges	—	(17)	—	—	(17)
Cash flow hedge reclassified to statement of income	—	(3)	—	—	(3)
Change in ownership interest in subsidiaries	—	—	—	1	1
Foreign currency translation losses recycled to the consolidated statement of income	—	—	5	—	5
31 December 2021	$(878)	$(17)	$(1)	$(47)	$(943)

17.   SHARE CAPITAL AND RESERVES (continued)
	Translation adjustment	Cash flow hedge reserve	Net unrealised loss	Net ownership changes in subsidiaries	Total
1 January 2020	$(772)	$—	$(7)	$(48)	$(827)
Exchange loss on translation of foreign operations	9	—	—	—	9
Gain on cash flow hedges	—	3	—	—	3
Foreign currency translation losses recycled to the consolidated statement of income	—	—	1	—	1
31 December 2020	$(763)	$3	$(6)	$(48)	$(814)

18.   BORROWINGS
	Notes	2022	2021
Non-current borrowings
Capital market notes(1)		$3,156	$2,543
Revolving credit facilities(2)		1,789	1,091
Lease liabilities		530	530
Other bank loans(3)		248	273
Total non-current borrowings		$5,723	$4,437
Current borrowings
Secured inventory/receivables facilities	14, 15	$762	$1,087
Revolving credit facilities(2)		950	—
Lease liabilities		375	373
Other bank loans(3)		2,855	3,056
Total current borrowings		$4,942	$4,516

(1)
Includes capitalised issuance costs of $6 million (2021: $13 million).

(2)
Includes capitalised issuance costs of $8 million (2021: $2 million).

(3)
Comprises various uncommitted and unsecured bilateral bank credit facilities and other financings.

Other non-current bank loans mainly include a loan with an outstanding balance of $103 million (2021: $171 million) at an interest rate of LIBOR (London interbank offer rate) +453 basis points, a facility in Hungary with an outstanding balance of $51 million (2021: $46 million) bearing a fixed interest rate, and various loans received by sugar, wheat milling and port assets in Brazil of $30 million (2021: $14 million) denominated in USD and Brazilian Real (BRL) and bearing various fixed interest rates.
The outstanding secured inventory/receivables facilities of $762 million (2021: $1,087 million) comprise of an inventory borrowing base facility of $132 million (2021: $617 million) that accumulates interest at a rate of BBSY (bank bill swap bid rate) +80 basis points and a borrowing base facility of $630 million (2021: $470 million) at an interest rate of USD compounded SOFR (Secured Overnight Financing Rate) +75 basis points as at 31 December 2022.
Capital market notes
The capital market notes include a $450 million and a $300 million coupon bonds issued in April 2022. The first tranche of $450 million carries a 4.9% coupon with maturity in April 2027 and the second tranche of $300 million carries a 5.25% coupon with maturity in April 2032. Interest payments are due

18.   BORROWINGS (continued)
semi-annually in April and October of each year, with the first payment due in October 2023. The Group applies fair value hedge accounting to account for the hedge of interest rate risks on these two bonds: refer to note 23.
During April 2021 Viterra issued USD public bonds, and issued Eurobonds during September 2021. Interest on the USD public bond is payable semi-annually in arrears. Interest on the Eurobonds is payable annually in arrears. Viterra applies cash flow hedge accounting to account for the hedge of foreign currency risk on its Euro denominated debt: refer to note 23.
The details of the capital market notes and the carrying amounts are outlined below:
	Maturity	2022	2021
USD 450 million 4.9% coupon bonds	April 2027	$421	$—
USD 300 million 5.25% coupon bonds	April 2032	270	—
USD 600 million 2.00% coupon bonds	April 2026	597	596
USD 600 million 3.20% coupon bonds	April 2031	595	594
EUR 500 million 0.375% coupon bonds	September 2025	532	565
EUR 700 million 1.00% coupon bonds	September 2028	741	788
Total capital market notes		$3,156	$2,543
Revolving credit facility
2022
On 26 January 2022, Viterra signed a committed acquisition financing facility of $1.7 billion for the agreed purchase price and a portion of the assumed working capital of Gavilon (see note 22). In April 2022, the available commitments under this facility were reduced to $950 million. The purpose of the facility was to provide a committed source of financing for the Gavilon acquisition. Proceeds from this facility are not available for general working capital purposes. The facility was repaid in full on 9 January 2023.
On 10 May 2022, Viterra signed a new $1 billion three-year revolving credit facility agreement with two one-year extension options at lender’s discretion. This facility refinanced the $570 million revolving credit facility signed in May 2021. Funds drawn under the new facility bear interest at compounded SOFR +70 basis points per annum.
On 10 May 2022, Viterra signed a new $4.1 billion one-year revolving credit facility agreement with a one-year borrower’s term-out option (to May 2024), and one-year extension options at the lender’s discretion. This facility refinanced the $3.515 billion revolving credit facility signed in May 2021. Funds drawn under the new facility bear interest at compounded SOFR +60 basis points per annum. This facility was refinanced with a new $4.11 billion one-year revolving credit facility agreement dated 5 May 2023. The agreement has a one-year borrower’s term-out option (to May 2025), and one-year extension option at the lender’s discretion. Funds drawn under the new facility bear interest at daily simple SOFR +65 basis points per annum.
On 23 September 2022, Viterra signed a new $2.5 billion three-year revolving credit facility agreement. Funds drawn under the new facility bear interest at SOFR +130 basis points per annum.
On 9 December 2022, Viterra signed a new $570 million twelve-month revolving credit facility agreement with two one-year lender’s extension options. This facility refinanced the $575 million revolving credit facility signed in December 2021. Funds drawn under the new facility bear interest at compounded SOFR +75 basis points per annum.
2021
On 12 May 2021, Viterra signed a $3.515 billion one-year revolving credit facility with a twelve-month borrower’s term-out option (to May 2023), and a twelve-month lender’s extension option. This facility refinanced the $3.040 billion revolving credit facility signed in 2020.

18.   BORROWINGS (continued)
On 12 May 2021, Viterra signed a $570 million three-year revolving credit facility with two one-year extension options at the lender’s discretion.
Funds drawn under the new facilities bear interest at USD LIBOR plus a margin of 65 and 70 basis points per annum, respectively.
On 21 April 2021, Viterra cancelled the €345 million one-year bridge revolving credit facility in accordance with the revolving facility agreement.
On 10 December 2021, Viterra signed a new $575 million one-year revolving credit facility agreement, with two twelve-month lender’s extension options. Funds drawn under the facility bear interest at USD LIBOR plus a margin of 80 basis points per annum. This facility refinanced the $300 million revolving credit facility signed in December 2020. No funds were drawn under this facility as at 31 December 2021.
Reconciliation of cash flow to movement in financing liabilities
Liabilities arising from financing activities are those for which cash flows are classified in the Group’s consolidated cash flow statement as cash flows from financing activities. The table below details changes in the Group’s liabilities arising from financing activities, including both cash and non-cash changes.
US$ million	Borrowings excluding lease liabilities	Lease liabilities	Total borrowings	Cross currency and interest rate swaps and net margins(2)	Total liabilities arising from financing activities(1)
1 January 2022	$8,050	$903	$8,953	$66	$9,019
Cash related movements in financing liabilities(1)
Proceeds from issuance of capital market notes	744	—	744	—	744
Proceeds of other non-current bank facilities other than revolving credit facilities	82	—	82	—	82
Repayment of other non-current bank facilities other than revolving credit facilities	(143)	—	(143)	—	(143)
(Net) proceeds from/repayment of RCF	1,618	—	1,618	—	1,618
(Repayment of)/proceeds from current borrowings – net	(989)	—	(989)	—	(989)
Repayments of lease liabilities	—	(589)	(589)	—	(589)
Subtotal	1,312	(589)	723	—	723
Non-cash related movements in financing liabilities
Borrowings acquired in business combinations(3)	599	74	673	—	673
Derecognition of loans as part of disposals	(20)	—	(20)	—	(20)
Foreign exchange movements	(162)	(5)	(167)	—	(167)
Fair value adjustment to fair value hedged borrowings	—	—	—	92	92
Fair value movement of hedging derivatives	(52)	—	(52)	52	—
Increase in lease liabilities	—	522	522	—	522
Other non-cash movements	33	—	33	—	33
Subtotal	398	591	989	144	1,133
Increase in financing liabilities for the period	1,710	2	1,712	144	1,856
31 December 2022	$9,760	$905	$10,665	$210	$10,875

18.   BORROWINGS (continued)

(1)
See consolidated statement of cash flows.

(2)
The currency and interest rate swaps are reported on the balance sheet within the heading ‘Other financial liabilities’.

(3)
Please refer to note 22 for acquisition of business.

US$ million	Borrowings excluding lease liabilities	Lease liabilities	Total borrowings	Cross currency and interest rate swaps and net margins	Total liabilities arising from financing activities(1)
1 January 2021	$6,315	$614	$6,929	$—	$6,929
Cash related movements in financing liabilities(1)
Proceeds from cross currency swaps	—	—	—	66	66
Proceeds from issuance of capital market notes	2,590	—	2,590	—	2,590
Proceeds from other non-current bank facilities other than revolving credit facilities	92	—	92	—	92
Repayment of other non-current bank facilities other than revolving credit facilities	(167)	—	(167)	—	(167)
(Net) proceeds from/repayment of RCF	(765)	—	(765)	—	(765)
(Repayment of)/proceeds from current borrowings – net	60	—	60	—	60
Repayments of finance lease facilities	—	(448)	(448)	—	(448)
Subtotal	1,810	(448)	1,362	66	1,428
Non-cash related movements in financing liabilities
Foreign exchange movements	(87)	(19)	(106)	—	(106)
Change in finance lease obligations	—	758	758	—	758
Other non-cash movements	10	—	10	—	10
Subtotal	(77)	739	662	—	662
Increase in financing liabilities for the period	1,733	291	2,024	66	2,090
31 December 2021	$8,050	$905	$8,953	$66	$9,019

(1)
See consolidated statement of cash flows.

19.   PROVISIONS AND OTHER LIABILITIES
US$ million	Rehabilitation costs	Employee benefits	Other provisions	Total
1 January 2022	$113	$18	$122	$253
Business combination	14	2	27	43
Accretion in the year	2	(2)	—	—
(Reduced)/additional provision in the year	(36)	46	(73)	(63)
Effect of foreign currency exchange difference	(6)	(2)	—	(8)
Other movements	—	(48)	7	(41)
31 December 2022	$87	$14	$83	$184
Current	3	—	42	45
Non-current	84	14	41	139
1 January 2021	$119	$28	$40	$187
Accretion in the year	2	(1)	—	1
(Reduced)/additional provision in the year	(8)	(24)	82	50
Other movements	—	15	—	15
31 December 2021	$113	$18	$122	$253
Current	2	—	104	106
Non-current	111	18	18	147
Rehabilitation costs
Rehabilitation provision represents the accrued cost required to provide adequate restoration and rehabilitation upon the completion of production activities. These amounts will be settled when rehabilitation is undertaken, generally at the end of a project’s life, with the majority of the costs expected to be incurred in the final years of the underlying operations. The majority of the Group’s rehabilitation obligations are in Australia and Canada. The estimated future cash flows are discounted at a rate of 4% (2021: 2%), which is based on current market risk free rates.
Other
Other provisions include provisions for legal related claims of $35 million (2021: $108 million) and tax (other than income tax) related claims of $2 million (2021: $1 million).
Viterra assessed its liabilities and contingencies for all tax years open to audit based upon the latest information available. Inherent uncertainties exist in estimates of tax contingencies due to complexities of interpretation and changes in tax laws. For those matters where it is probable that an adjustment will be made, the Group records its reasoned estimate of these tax liabilities, including related interest charges. These current open tax matters are spread across numerous jurisdictions and consist primarily of legacy transfer pricing and VAT matters that have been open for a number of years and may take several more years to resolve, none of which are individually material.
20.   PERSONNEL COSTS AND EMPLOYEE BENEFITS
Total personnel costs, which include salaries, wages, social security and other personnel costs, incurred for the years ended 31 December 2022, 2021 and 2020, were $720 million, $631 million and $466 million, respectively. Personnel costs related to consolidated industrial subsidiaries of $454 million (2021: $394 million, 2020: $306 million) are included in cost of goods sold. Other personnel costs are included in selling and administrative expenses.
The Company and certain subsidiaries sponsor various pension schemes in accordance with local regulations and practices. Eligibility for participation in the various plans is either based on completion of a

20.   PERSONNEL COSTS AND EMPLOYEE BENEFITS (continued)
specified period of continuous service or date of hire. Among these schemes are defined contribution plans as well as defined benefit plans.
Defined contribution plans
Viterra’s contributions under these plans amounted to $13 million in 2022 (2021: $12 million, 2020: $12 million).
Post-retirement medical plans
The Company participates in one post-retirement medical plan in Canada, which provides coverage for prescription drugs, medical, dental, hospital and life insurance to eligible retirees. The post-retirement medical plan is unfunded. This plan amounted to $9 million in 2022 (2021: $13 million, 2020: $17 million).
Defined benefit pension plans
The Company operates defined benefit plans in a handful of countries, the main location being Canada, to which 80% (2021: 76%, 2020: 75%) of the present value of obligations accrued to date relates. These defined benefit plans are pension plans that provide benefits to members in the form of a guaranteed level of pension payable for life. Contributions to the Canadian plans are made to meet or exceed minimum funding requirements based on provincial statutory requirements and associated federal taxation rules.
The majority of benefit payments are from trustee-administered funds; however, there are also a number of unfunded plans where Viterra meets the benefit payments as they fall due. Plan assets held in trusts are governed by local regulations and practices in each country. Responsibility for governance of the plans — overseeing all aspects of the plans including investment decisions and contribution schedules — lies with Viterra. Viterra has set up committees to assist in the management of the plans and has also appointed experienced, independent professional experts such as investment managers, actuaries, custodians and trustees.

20.   PERSONNEL COSTS AND EMPLOYEE BENEFITS (continued)
The movement in the defined benefit pension and post-retirement medical plans over the year is as follows:
			Defined benefit pension plans
	Notes	Post- retirement medical plans	Present value of defined benefit obligation	Fair value of plan assets	Asset ceiling	Net (asset)/ liability for defined benefit pension plans
1 January 2022		$13	$429	$(557)	$38	$(90)
Current service cost		—	1	—	—	1
Interest expense/(income)		—	10	(13)	1	(2)
Total expense/(income) recognised in consolidated statement of income		—	11	(13)	1	(1)
Gain on plan assets, excluding amounts included in interest expense – net		—	—	113	—	113
Loss from change in demographic assumptions		—	1	—	—	1
Gain from change in financial assumptions		(3)	(90)	—	—	(90)
Change in asset ceiling, excluding amounts in interest expense		—	—	—	26	26
Actuarial (gains)/losses recognised in consolidated statement of comprehensive income		(3)	(89)	113	26	50
Employer contributions		—	—	(2)	—	(2)
Benefits paid from plan assets		—	(25)	25	—	—
Net cash (outflow)/inflow		—	(25)	23	—	(2)
Exchange differences		(1)	(28)	35	(3)	4
31 December 2022		$9	$298	$(399)	$62	$(39)
Of which:
Pension surpluses		—	—	—	—	(43)
Pension deficits	19	9	—	—	—	4
The Group expects to make a contribution of $2 million to the defined benefit pension and post-retirement medical plans during the next financial year.

20.   PERSONNEL COSTS AND EMPLOYEE BENEFITS (continued)
			Defined benefit pension plans
	Notes	Post- retirement medical plans	Present value of defined benefit obligation	Fair value of plan assets	Asset ceiling	Net (asset)/ liability for defined benefit pension plans
1 January 2021		$17	$521	$(620)	$31	$(68)
Current service cost		—	1	—	—	1
Settlement		—	(34)	36	—	2
Interest expense/(income)		—	10	(12)	1	(1)
Total expense/(income) recognised in consolidated statement of income		—	(23)	24	1	2
Gain on plan assets, excluding amounts included in interest expense – net		—	—	6	—	6
(Gain)/loss from change in financial assumptions		(3)	(30)	—	—	(30)
(Gain)/loss from actuarial experience		(2)	(6)	—	—	(6)
Change in asset ceiling, excluding amounts in interest expense		—	—	—	6	6
Actuarial (gains)/losses recognised in consolidated statement of comprehensive income		(5)	(36)	6	6	(24)
Employer contributions		—	—	(2)	—	(2)
Benefits paid from plan assets		—	(31)	31	—	—
Net cash (outflow)/inflow		—	(31)	29	—	(2)
Exchange differences		1	(2)	4	—	2
31 December 2021		$13	$429	$(557)	$38	$(90)
Of which:
Pension surpluses		—	—	—	—	(97)
Pension deficits	19	13	—	—	—	7

20.   PERSONNEL COSTS AND EMPLOYEE BENEFITS (continued)
		Defined benefit pension plans
	Post- retirement medical plans	Present value of defined benefit obligation	Fair value of plan assets	Asset ceiling	Net (asset)/ liability for defined benefit pension plans
1 January 2020	$15	$480	$(578)	$24	$(74)
Current service cost	—	1	—	—	1
Past service cost – curtailments	—	(1)	—	—	(1)
Interest expense/(income)	—	12	(15)	1	(2)
Total expense/(income) recognised in consolidated statement of income	—	12	(15)	1	(2)
Gain on plan assets, excluding amounts included in interest expense – net	—	—	(38)	—	(38)
Loss from change in demographic assumptions	—	(2)	—	—	(2)
(Gain)/loss from change in financial assumptions	1	44	—	—	44
Change in asset ceiling, excluding amounts in interest expense	—	—	—	5	5
Actuarial (gains)/losses recognised in consolidated statement of comprehensive income	1	42	(38)	5	9
Employer contributions	—	—	(2)	—	(2)
Employee contributions	—	—	—	—	—
Benefits paid directly by the Company	—	—	—	—	—
Benefits paid from plan assets	—	(27)	27	—	—
Net cash (outflow)/inflow	—	(27)	25	—	(2)
Exchange differences	1	14	(14)	1	1
31 December 2020	$17	$521	$(620)	$31	$(68)
Of which:
Pension surpluses	—	—	—	—	(79)
Pension deficits	17	—	—	—	11
The defined benefit obligation accrued to date in Canada represents the majority of the total obligation of the Company. The breakdown below provides details of the Canadian plans for both the balance sheet and the weighted average duration of the defined benefit obligation as at 31 December 2022 and 2021. The defined benefit obligation of any other of the Group’s defined benefit plans as at 31 December 2022 does not exceed $39 million (2021: $70 million).

20.   PERSONNEL COSTS AND EMPLOYEE BENEFITS (continued)
2022	Canada	Other	Total
Post-retirement medical plans
Present value of defined benefit obligation	$9	$—	$9
Of which: amounts owing to active members	3	—	3
Of which: amounts owing to pensioners	6	—	6
Defined benefit pension plans
Present value of defined benefit obligation	238	61	299
Of which: amounts owing to active members	25	1	26
Of which: amounts owing to inactive members	12	44	56
Of which: amounts owing to pensioners	201	16	217
Fair value of plan assets	(339)	(60)	(399)
Asset ceiling	62	—	62
Net defined benefit (asset)/liability at 31 December 2022	$(39)	$1	$(38)
Weighted average duration of defined benefit obligation – years	9.30	19.87	11.45
2021	Canada	Other	Total
Post-retirement medical plans
Present value of defined benefit obligation	$13	$—	$13
Of which: amounts owing to active members	4	—	4
Of which: amounts owing to pensioners	8	—	8
Defined benefit pension plans
Present value of defined benefit obligation	323	106	429
Of which: amounts owing to active members	38	16	54
Of which: amounts owing to inactive members	15	70	85
Of which: amounts owing to pensioners	270	20	290
Fair value of plan assets	(454)	(103)	(557)
Asset ceiling	38	—	38
Net defined benefit (asset)/liability at 31 December 2021	$(93)	$3	$(90)
Weighted average duration of defined benefit obligation – years	10.46	24.52	13.79
The actual return on plan assets in respect of defined benefit pension plans amounted to a loss of $89 million (2021: $11 million gain, 2020: $67 million gain), mainly resulting from actuarial gains, interest income and foreign exchange movements.
The plan assets consist of the following:
	2022	2021
Cash and short-term investments	$7	$8
Fixed income	268	300
Equities	48	132
Other(1)	76	117
Total	$399	$557

(1)
Includes securities in non-active markets in the amount of $38 million (2021: $68 million).

20.   PERSONNEL COSTS AND EMPLOYEE BENEFITS (continued)
The fair value of plan assets includes none of Viterra’s own financial instruments and no property occupied by, or other assets used by, Viterra. For many of the plans, representing a large portion of the global plan assets, asset-liability matching strategies are in place, where the fixed-income assets are invested broadly in alignment with the duration of the plan liabilities, and the proportion allocated to fixed-income assets is raised when the plan funding level increases.
Through its defined benefit plans, Viterra is exposed to a number of risks, the most significant of which are detailed below:
Asset volatility:   The plan liabilities are calculated using a discount rate set with reference to corporate bond yields; if plan assets underperform this yield, this will create a deficit. Approximately 12% of the funded plans are composed of equities, which are expected to outperform bonds in the long term while contributing volatility and risk in the short term. Viterra believes that, due to the long-term nature of the plan liabilities, a level of continuing equity investment is an appropriate element of Viterra’s long-term strategy to manage the plans efficiently.
Change in bond yields:   A decrease in bond yields will increase plan liabilities, although this will be partially offset by an increase in the value of the plans’ bond holdings.
Inflation risk:   Some of the plans’ benefit obligations are linked to inflation, and higher inflation will lead to higher liabilities, although in most cases caps on the level of inflationary increases are in place to protect the plan against extreme inflation.
Life expectancy:   The majority of the plans’ obligations are to provide benefits for the life of the member, so increases in life expectancy will result in an increase in the plans’ liability.
Salary increases:   Some of the plans’ benefit obligations related to active members are linked to their salaries. Higher salary increases will therefore tend to lead to higher plan liabilities.
The principal weighted average actuarial assumptions used were as follows:
	Post-retirement medical plans		Defined benefit pension plans
	2022	2021	2022	2021
Discount rate	5.0%	2.8%	4.7%	2.4%
Future salary increases	3.0%	3.0%	2.4%	2.3%
Future pension increases	—%	—%	1.2%	1.2%
Ultimate medical cost trend rate	4.1%	4.1%	—%	—%
Mortality assumptions are based on the latest available standard mortality tables for the individual countries concerned. As at 31 December 2022, these tables imply expected future life expectancy, for employees aged 65, 21 to 23 years for males (2021: 21 to 23) and 23 to 26 years for females (2021: 23 to 26). The assumptions for each country are reviewed each year and are adjusted where necessary to reflect changes in fund experience and actuarial recommendations.
The sensitivity of the defined benefit obligation to changes in principal assumptions as at 31 December 2022 is set out below, assuming that all other assumptions are held constant, and the effect of interrelationships is excluded. There has been no change in the sensitivity calculation methodology from the prior year.

20.   PERSONNEL COSTS AND EMPLOYEE BENEFITS (continued)
	Increase/(decrease) in pension obligation
	Post-retirement medical plans	Defined benefit pension plans	Total
Discount rate
Increase by 100 basis points	$(1)	$(31)	$(32)
Decrease by 100 basis points	1	35	36
Rate of future salary increase
Increase by 100 basis points	—	1	1
Decrease by 100 basis points	—	—	—
Rate of future pension benefit increase
Increase by 100 basis points	—	2	2
Decrease by 100 basis points	—	(1)	(1)
Medical cost trend rate
Increase by 100 basis points	1	—	1
Decrease by 100 basis points	(1)	—	(1)
Life expectancy
Increase in longevity by one year	—	9	9
21.   ACCOUNTS PAYABLE
	2022	2021
Financial liabilities at amortised cost
Trade payables	$4,691	$3,039
Margin calls received	2	1
Associated companies	35	11
Other payables and accrued liabilities	286	178
Non-financial instruments
Advances settled in product	220	61
Payables to employee	171	114
Other tax and related payables	59	48
Total	$5,464	$3,452
Trade payables are obligations to pay for goods and services. Trade payables typically have maturities up to 90 days depending on the type of material and the geographic area in which the purchase transaction occurs and the agreed terms. The carrying value of trade payables approximates fair value.
22.   ACQUISITION OF SUBSIDIARIES
2022 Acquisition
Gavilon
On 3 October 2022, Viterra concluded the acquisition of a 100% interest in Gavilon Agriculture Investment, Inc., for a cash consideration of $1,125 million, plus working capital amounting to $1,801 million, subject to certain purchase price adjustments. The final value of such adjustments are not finalised at the date of these financial statements, and consequently the final purchase price, and goodwill recognised are subject to change. The value of any changes could be material.

22.   ACQUISITION OF SUBSIDIARIES (continued)
Gavilon is based in Omaha, Nebraska, USA, and originates, stores and distributes grains and oilseeds, as well as feed and food ingredients, to food manufacturers, livestock producers, poultry processors, soybean processors and ethanol producers worldwide.
The primary reason for the transaction is to expand Viterra’s operations in the markets in which Gavilon operates. Gavilon’s asset network is located in key growing areas across the United States, with access to major railroads, rivers and ports. It also has international operations in Mexico, South America, Europe and Asia.
The net cash used in the acquisition of subsidiary and the provisional fair value of assets acquired and liabilities assumed on the acquisition date are detailed below:
	Notes	2022
Non-current assets
Property, plant and equipment	8	$905
Other non-current assets		74
		979
Current assets
Inventory		1,818
Trade and other receivables(1)		722
Cash and cash equivalents		678
Other current assets		686
		3,904
Non-current liabilities
Borrowings	18	74
Other non-current liabilities		57
		131
Current liabilities
Borrowings	18	599
Accounts payable		1,145
Other current liabilities		425
		2,169
Non-controlling interest		2
Total fair value of net assets acquired		2,581
Consideration paid		2,926
Goodwill arising on acquisition		345
Net cash used in acquisition of subsidiary		$(2,235)
Acquisition related costs(2)		$28

(1)
The gross contractual amounts receivable on acquisition amounted to $808 million. The best estimate at the acquisition date of the contractual cash flows not expected to be collected at the acquisition date was $86 million.

(2)
The Group incurred acquisition-related costs of $28 million related to closing legal, consulting and advisory expenses. These costs have been recognised in selling and administrative expenses in the consolidated statement of income.

The fair values of assets acquired and liabilities assumed disclosed above are provisional. The final values are expected to be finalised within 12 months of the acquisition. The balances remain provisional as

22.   ACQUISITION OF SUBSIDIARIES (continued)
the purchase price allocation has not been finalised at the date of this report. When the information becomes available within the measurement period, the respective balances shall be adjusted accordingly. Changes to the fair values of the acquired assets could be material.
During the year ended 31 December 2022, provisional fair value adjustments amounting to $333 million have been made in respect of acquired property, plant and equipment.
Provisional goodwill amounting to $345 million was recognised on acquisition of Gavilon (see note 9).
If the acquisition had taken place effective 1 January 2022, the operation would have contributed additional revenue of $22,567 million and additional attributable net profit/loss of $75 million.
From the date of acquisition, the operations contributed $4,011 million of revenue and $55 million of attributable net profit/loss.
2021 Acquisition
In the year ended 31 December 2021 Viterra had no material acquisitions of subsidiaries.
2020 Acquisitions
In September 2020, the Group acquired 100% of the shares and voting interest in Everi LLC, a Ukrainian vegetable oil terminal with installed annual throughput capacity of 1.5 million tonnes. The fair value of the consideration for the 100% equity stake was $29 million. The acquisition enabled the Group to expand its supply chain capacity and marketing possibilities within the vegetable oil market.
If the acquisition had taken place effective 1 January 2020, the operation would have contributed additional revenue of $11.8 million and $8.4 million in attributable net losses. From the date of acquisition the operation contributed additional revenue of $5 million and an increase in attributable income of $1 million to Viterra for the year ended 31 December 2020.
The net cash used in the acquisition of subsidiaries and fair value of assets acquired and liabilities assumed on the acquisition dates are detailed below:
	Everi LLC	Total
Non-current assets
Property, plant and equipment	$31	$31
	31	31
Current assets
Accounts receivable	1	1
	1	1
Non-current liabilities
Deferred tax liability	3	3
	3	3
Current liabilities
Borrowings	30	30
Accounts payable	1	1
	31	31
Total fair value of net assets acquired	(2)	(2)
Goodwill arising on acquisition	31	31

22.   ACQUISITION OF SUBSIDIARIES (continued)
	Everi LLC	Total
Less: contingent consideration	(10)	(10)
Net cash used in acquisition of subsidiaries	$19	$19

23.   FINANCIAL AND CAPITAL RISK MANAGEMENT
Financial risks arising in the normal course of business from Viterra’s operations comprise market risk (including commodity price risk, interest rate risk and currency risk), credit risk (including performance risk) and liquidity risk. It is Viterra’s policy and practice to identify and, where appropriate and practical, actively manage such risks to support its objectives in managing its capital and future financial security and flexibility. It is under this objective that Viterra only undertakes risks which are in line with the corporate risk appetite and any unintended risks identified are suppressed. Viterra’s overall risk management programme is described in the Enterprise Risk Management Policy as adopted by the Board of Directors and focuses on the unpredictability of financial markets and seeks to protect its financial security and flexibility by using derivative financial instruments where possible to substantially hedge these financial risks. Viterra’s finance and risk professionals ensure compliance with the Enterprise Risk Management Policy, working in coordination with the commodity departments, by monitoring, managing and reporting regularly Viterra’s risk to senior management and the Board of Directors on the approach and effectiveness in managing financial risks along with the financial exposures facing the Group.
Viterra’s objectives in managing its “capital attributable to equity holders” include preserving its overall financial health and strength for the benefit of all stakeholders, maintaining an optimal capital structure in order to provide a high degree of financial flexibility at an attractive cost of capital, and safeguarding its ability to continue as a going concern, while generating sustainable long-term profitability.
Distribution policy and other capital management initiatives
The manner and timing of future distributions will be determined after consultation with shareholders.
Commodity price risk
Viterra is exposed to price movements for the inventory it holds and the products it produces which are not held to meet priced forward contract obligations and forward priced purchase or sale contracts. Viterra manages a significant portion of this exposure through futures and options transactions on worldwide commodity exchanges or in over the counter (OTC) markets, to the extent available.
Commodity price risk management activities are considered an integral part of Viterra’s physical commodity marketing activities and the related assets and liabilities are included in other financial assets from and other financial liabilities to derivative counterparties, including clearing brokers and exchanges.
Whilst it is Viterra’s policy to substantially hedge its commodity price risks, there remains the possibility that the hedging instruments chosen may not always provide effective mitigation of the underlying price risk. The hedging instruments available to the marketing businesses may differ in specific characteristics to the risk exposure to be hedged, resulting in an ongoing and unavoidable basis risk exposure. Residual basis risk exposures represent a key focus point for Viterra’s commodity department teams who actively engage in the management of such.
Value at risk
One of the tools used by Viterra to monitor and limit its primary market risk exposure, principally commodity price risk related to its physical marketing activities, is the use of a value at risk (VaR) computation. VaR is a risk measurement technique which estimates a threshold for potential loss that could occur on risk positions as a result of movements in risk factors over a specified time horizon, given a specific level of confidence and based on a specific price history. The VaR methodology is a statistically

23.   FINANCIAL AND CAPITAL RISK MANAGEMENT (continued)
defined, probability based approach that takes into account market volatilities, as well as risk diversification, by recognising offsetting positions and correlations between commodities and markets. In this way, risks can be measured consistently across markets and commodities and risk measures can be aggregated to derive a single risk value. Viterra’s Board has set a consolidated VaR limit (one-day 95% confidence level) of $40 million representing less than 1% of total equity, which the Board reviews annually.
Viterra uses a VaR approach based on Monte Carlo simulations computed at a 95% confidence level and utilising an exponentially weighted data history for a one-day time horizon.
Position sheets are regularly distributed and monitored and daily Monte Carlo simulations are applied to the various business groups’ marketing positions to determine potential losses.
Market risk VaR (one-day 95% confidence interval) ranges and the full-year levels were as follows:
	2022	2021
Average during the year	$25	$17
High during the year	52	24
Low during the year	15	11
The VaR does not purport to represent actual gains or losses in fair value on earnings to be incurred by Viterra, nor does Viterra claim that these VaR results are indicative of future market movements or representative of any actual impact on its future results. VaR should always be viewed in the context of its limitations; notably, the use of historical data as a proxy for estimating future events, market liquidity risks and tail risks. Viterra recognises these limitations, and thus complements and continuously refines its VaR analysis by analysing forward-looking stress scenarios and back testing calculated VaR against the hypothetical portfolio returns arising in the next business day.
Viterra’s VaR computation currently covers its business with grain, oilseeds, sugar, cotton, rice and ethanol, and assesses the open priced positions which are subject to price risk, including inventories of these commodities.
Net present value at risk
Viterra’s future cash flows related to its forecast production activities are also exposed to commodity price movements. Viterra manages this exposure through a combination of portfolio diversification, occasional hedging via futures and options transactions, and continuous internal monitoring, reporting and quantification of the underlying operations’ estimated cash flows and valuations.
Interest rate risk
Viterra is exposed to various risks associated with the effects of fluctuations in the prevailing levels of market interest rates on its assets and liabilities and cash flows. Matching of assets and liabilities is utilised as the dominant method to hedge interest rate risks. Floating rate debt, which is predominantly used to fund fast turning working capital, (interest is internally charged on the funding of this working capital) is primarily based on USD LIBOR plus an appropriate premium. Accordingly, prevailing market interest rates are continuously factored into transactional pricing and terms.
Assuming the amount of floating rate liabilities at the reporting period end were outstanding for the whole year, interest rates were 50 basis points higher/lower and all other variables held constant, Viterra’s income and equity for the year ended 31 December 2022 would decrease/increase by $33 million (2021: $27 million, 2020: $31 million).
The capital market notes include a $450 million and a $300 million coupon bonds issued in April 2022. (see note 18). Interest rate swap contracts have been entered into to hedge the interest rate risk associated

23.   FINANCIAL AND CAPITAL RISK MANAGEMENT (continued)
with these bonds. These swap contracts have been designated as fair value hedges of the interest rate risk associated with the US dollar denominated bonds. The key terms of these swap contracts and the hedged items are matched and Viterra expects a highly effective hedging relationship with the swap contracts and the value of the corresponding hedged items to change systematically in opposite directions in response to movements in the underlying interest rates. Therefore, no gain or loss has been recognised due to hedge ineffectiveness.
The corresponding fair value and notional amounts of these derivatives is as follows:
	Nominal amount		Fair value of hedge derivative
	2022	2021	2022	2021
Fair value hedges – interest rate risk
USD Bonds(1)	$750	$—	$(52)	$—
Total	$750	$—	$(52)	$—

(1)
Refer to note 18 for details of the hedged item.

Interest rate benchmark reform
Whereas initially the UK FCA announced that they would not compel the 20 panel banks to submit into the LIBOR interest rate setting mechanism by the end of 2021, in November 2020 they issued a revised timetable, with the consequence that overnight, 1, 3 and 6 month USD LIBORs will continue to be quoted until 30 June 2023.
The Group has established a multidisciplinary working group, to prepare and implement a LIBOR transition plan. This working group is assessing on an ongoing basis the potential impact of LIBOR reform. This transition plan includes updating policies, systems and processes, in order to anticipate the appropriate changes as and when deemed necessary.
See note 18 for details of the Group’s floating rate debt. The Group has no hedging relationships as at 31 December 2022 which include IBOR benchmarks.
Currency risk
The US dollar is the predominant functional currency of the Group. Currency risk is the risk of loss from movements in exchange rates related to transactions and balances in currencies other than the US dollar. Such transactions include operating expenditure, capital expenditure, and to a lesser extent purchases and sales in currencies other than the functional currency. Purchases or sales of commodities concluded in currencies other than the functional currency, apart from certain limited domestic sales at industrial operations which act as a hedge against local operating costs, are ordinarily hedged through forward exchange contracts. Consequently, foreign exchange movements against the US dollar on recognised transactions would have an immaterial financial impact. Viterra enters into currency hedging transactions with leading financial institutions.
Viterra’s debt related payments (both principal and interest) are predominantly denominated in or swapped using hedging instruments into US dollars. Viterra’s operating expenses, being a small portion of its revenue base, are incurred in a mix of currencies of which the US dollar, Canadian dollar, Australian dollar, Brazilian real, Russian rouble and Euro are the predominant currencies.
Viterra has issued Euro denominated bonds (see note 18). Cross currency swaps were concluded to hedge the currency risk arising on the principal and related interest payments of these bonds. These swap contracts were designated as cash flow hedges of the associated foreign currency risks on the expected future cash flows of the Euro denominated bonds. The key terms of these swap contracts and the hedged items are matched and Viterra expects a highly effective hedging relationship with the swap contracts and the value

23.   FINANCIAL AND CAPITAL RISK MANAGEMENT (continued)
of the corresponding hedged items to change systematically in opposite directions in response to movements in the underlying exchange rates. Viterra has not recognised any gain or loss due to hedge ineffectiveness.
The corresponding fair value and notional amounts of these derivatives is as follows:
	Nominal amount		Hedged foreign exchange rates		Fair value of hedge derivative
	2022	2021	2022	2021	2022	2021
Cash flow hedges – currency risk
Eurobonds(1)	$1,414	$1,414	1.07	1.18	$(158)	$(66)
Total	$1,414	$1,414			$(158)	$(66)

(1)
Refer to note 18 for details of the hedged item.

Credit risk
Credit risk arises from the possibility that counterparties may not be able to settle obligations due to Viterra within their agreed payment terms. Financial assets which potentially expose Viterra to credit risk consist principally of cash and cash equivalents, receivables and advances, derivative instruments, and non-current advances and loans. Viterra’s credit management process includes the assessment, monitoring and reporting of counterparty exposure on a regular basis. Viterra’s cash and cash equivalents are placed overnight with a diverse group of highly credit rated financial institutions. The Group deems these financial institutions to have low credit risk. Credit risk with respect to receivables and advances is mitigated by the large number of customers comprising Viterra’s customer base, their diversity across various industries and geographical areas, as well as Viterra’s policy to mitigate these risks through letters of credit, netting, collateral and insurance arrangements where appropriate. Additionally, it is Viterra’s policy that transactions and activities in trade related financial instruments be concluded under master netting agreements or long form confirmations to enable offsetting of balances due to/from a common counterparty in the event of default by the counterparty. Viterra actively and continuously monitors the credit quality of its counterparties through internal reviews and a credit scoring process, which includes, where available, public credit ratings. Balances with counterparties not having a public investment grade or equivalent internal rating are typically enhanced to investment grade through the extensive use of credit enhancement products, such as letters of credit or insurance products.
Viterra has a diverse customer base, with no customer representing more than 1.6% (2021: 2.5%, 2020: 4%) of its trade receivables (on a gross basis taking into account credit enhancements) or accounting for more than 4.1% of its revenues over the year ended 31 December 2022 (2021: 3.0%, 2020: 4.7%).
The maximum exposure to credit risk (including performance risk — see below), without considering netting agreements or without taking account of any collateral held or other credit enhancements, is equal to the carrying amount of Viterra’s financial assets (see note 24).
Performance risk
Performance risk (part of the broader credit risk subject matter, discussed above) is inherent in contracts, with agreements in the future, to physically purchase or sell commodities with fixed price attributes, and arises from the possibility that counterparties may not be willing or able to meet their future contractual physical sale or purchase obligations to/from Viterra. Viterra undertakes the assessment, monitoring and reporting of performance risk within its overall credit management process. Viterra’s market breadth, and diversified supplier and customer base, as well as the standard pricing mechanism in the vast majority of Viterra’s commodity portfolio, ensure that performance risk is adequately mitigated.
Agricultural markets are characterised by their relatively short-term pricing windows, of which the majority range between spot and six-month forward.

23.   FINANCIAL AND CAPITAL RISK MANAGEMENT (continued)
Liquidity risk
Liquidity risk is the risk that Viterra is unable to meet its payment obligations when due, or that it is unable, on an ongoing basis, to borrow funds in the market on an unsecured or secured basis at an acceptable price to fund actual or proposed commitments. Prudent liquidity risk management implies maintaining sufficient cash and cash equivalents and availability of adequate committed funding facilities. Viterra’s credit profile, diversified funding sources and committed credit facilities ensure that sufficient liquid funds are maintained to meet its liquidity requirements. As part of its liquidity management, Viterra closely monitors and plans for its future capital expenditure, working capital needs (including matching the significant future payments from purchase obligations with future proceeds from sales contracts) and proposed investments, as well as credit facility refinancing/extension requirements, well ahead of time.
As at 31 December 2022, Viterra had available committed undrawn credit facilities and cash amounting to $7,018 million (2021: $4,044 million). The maturity profile of Viterra’s financial liabilities based on the contractual terms is as follows:
2022	After 5 years	Due 3 – 5 years	Due 2 – 3 years	Due 1 – 2 years	Due 0 – 1 year	Total
Borrowings	$1,667	$1,621	$738	$1,167	$4,567	$9,760
Lease liabilities	154	93	91	192	375	905
Expected future interest payments	249	106	151	196	165	867
Accounts payable(1)	—	—	—	—	5,293	5,293
Other financial liabilities	122	22	66	—	1,052	1,262
Total	$2,192	$1,842	$1,046	$1,555	$11,452	$18,087
Current assets					$16,200	$16,200
US$ million 2021	After 5 years	Due 3 – 5 years	Due 2 – 3 years	Due 1 – 2 years	Due 0 – 1 year	Total
Borrowings	$1,427	$1,248	$63	$1,168	$4,143	$8,049
Lease liabilities	113	76	134	208	373	904
Expected future interest payments	148	105	73	97	96	519
Accounts payable(1)	—	—	—	—	3,338	3,338
Other financial liabilities	39	28	—	—	1,369	1,435
Total	$1,727	$1,457	$270	$1,473	$9,319	$14,245
Current assets					$13,299	$13,299

(1)
Accounts payable excludes payables to employees which are non financial liabilities.

24.   FINANCIAL INSTRUMENTS
Fair value of financial instruments
The following tables present the carrying values and fair values of Viterra’s financial instruments. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction in the principal (most advantageous) market at the measurement date under current market conditions. Where available, market values have been used to determine fair values.
The financial assets and liabilities are presented by class in the tables below at their carrying values, which approximate the fair values with the exception of $3,156 million (2021: $2,543 million) of capital market notes, the fair value of which at 31 December 2022 was $2,726 million (2021: $2,549 million) based on observable market prices applied to the borrowing portfolio (a Level 1 fair value measurement).

24.   FINANCIAL INSTRUMENTS (continued)
2022	Notes	Amortised cost	FVtPL(1)	FVtOCI(2)	Total
Assets
Other investments(3)		$—	$8	$15	$23
Advances and loans	12	56	—	—	56
Accounts receivable	15	3,381	—	—	3,381
Other financial assets	25	—	1,750	—	1,750
Cash and cash equivalents	16	637	—	—	637
Total financial assets		$4,074	$1,758	$15	$5,847
Liabilities
Borrowings	18	$10,665	$—	$—	$10,665
Accounts payable	21	5,014	—	—	5,014
Other financial liabilities	25	—	1,262	—	1,262
Total financial liabilities		$15,679	$1,262	$—	$16,941

(1)
FVtPL — Fair value through profit or loss.

(2)
FVtOCI — Fair value through other comprehensive income. Loss on equity instruments recognised in other comprehensive income in 2022 comprised $1 million.

(3)
Other investments of $11 million are classified as Level 1 measured using quoted market prices with the remaining balance of $12 million being investments in private companies, classified as Level 2 measured using discounted cash flow models.

2021	Notes	Amortised cost	FVtPL(1)	FVtOCI(2)	Total
Assets
Other investments(3)		$—	$30	$10	$40
Advances and loans	12	48	—	—	48
Accounts receivable	15	2,122	—	—	2,122
Other financial assets	25	—	1,409	—	1,409
Cash and cash equivalents	16	475	—	—	475
Total financial assets		$2,645	$1,439	$10	$4,094
Liabilities
Borrowings	18	$8,953	$—	$—	$8,953
Accounts payable	21	3,229	—	—	3,229
Other financial liabilities	25	—	1,435	—	1,435
Total financial liabilities		$12,182	$1,435	$—	$13,617

(1)
FVtPL — Fair value through profit or loss.

(2)
FVtOCI — Fair value through other comprehensive income. Gain on equity instruments recognised in other comprehensive income in 2022 comprised $Nil.

(3)
Other investments of $34 million are classified as Level 1 measured using quoted market prices with the remaining balance of $6 million being investments in private companies, classified as Level 2 measured using discounted cash flow models.

25.   FAIR VALUE MEASUREMENTS
Fair values are primarily determined using quoted market prices or standard pricing models using observable market inputs where available and are presented to reflect the expected gross future cash in/

25.   FAIR VALUE MEASUREMENTS (continued)
outflows. Viterra classifies the fair values of its financial instruments into a three-level hierarchy based on the degree of the source and observability of the inputs that are used to derive the fair value of the financial asset or liability as follows:
Level 1:   Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that Viterra can assess at the measurement date; or
Level 2:   Inputs other than quoted inputs included in Level 1 that are observable for the assets or liabilities, either directly or indirectly; or
Level 3:   Unobservable inputs for the assets or liabilities, requiring Viterra to make market-based assumptions.
Level 1 classifications include futures and options that are exchange traded, whereas Level 2 classifications primarily include swaps and physical forward transactions which derive their fair value primarily from exchange quotes and readily observable broker quotes.
It is Viterra’s policy that transactions and activities in trade related financial instruments be concluded under master netting agreements or long form confirmations to enable balances due to/from a common counterparty to be offset in the event of default, insolvency or bankruptcy by the counterparty.
The following tables show the fair values of the derivative financial instruments including trade related financial and physical forward purchase and sale commitments by type of contract and non-current other financial liabilities as at 31 December 2022 and 31 December 2021. Other assets and liabilities which are measured at fair value on a recurring basis are biological assets, marketing inventories, other investments, and cash and cash equivalents. Refer to notes 13, 14, 16 and 24 for disclosure in connection with these fair value measurements. There are no non-recurring fair value measurements.
Other financial assets 2022
	Level 1	Level 2	Level 3	Total
Commodity related contracts
Futures	$91	$—	$—	$91
Options	13	—	—	13
Physical forwards	—	1,476	—	1,476
Financial contracts
Interest rate swaps	—	2	—	2
Foreign currency futures and forwards	11	157	—	168
Total	$115	$1,635	$—	$1,750
Other financial liabilities 2022
	Level 1	Level 2	Level 3	Total
Commodity related contracts
Futures	$170	—	$—	$170
Options	4	—	—	4
Physical forwards	—	705	—	705
Financial contracts
Cross currency swaps	—	158	—	158
Interest rate swaps	—	52	—	52
Foreign currency	9	164	—	173
Total	$183	$1,079	$—	$1,262

25.   FAIR VALUE MEASUREMENTS (continued)
Other financial assets 2021
	Level 1	Level 2	Level 3	Total
Commodity related contracts
Futures	$146	$—	$—	$146
Options	8	—	—	8
Physical forwards	—	1,144	—	1,144
Financial contracts
Foreign currency futures and forwards	1	110	—	111
Total	$155	$1,254	$—	$1,409
Other financial liabilities 2021
	Level 1	Level 2	Level 3	Total
Commodity related contracts
Futures	$250	$—	$—	$250
Options	5	—	—	5
Physical forwards	—	1,001	—	1,001
Financial contracts
Cross currency swaps	—	66	—	66
Foreign currency futures and forwards	3	110	—	113
Total	$258	$1,177	$—	$1,435
During the period no amounts were transferred between Level 1 and Level 2 of the fair value hierarchy and no amounts were transferred into or out of Level 3 of the fair value hierarchy for either other financial assets or other financial liabilities.
Some of the Group’s financial assets and financial liabilities are measured at fair value at the end of each reporting period. The following table provides information about how the fair values of these financial assets and financial liabilities are determined, in particular, the valuation techniques and inputs used.

25.   FAIR VALUE MEASUREMENTS (continued)
Fair value of financial assets/financial liabilities1
		2022	2021
Futures – Level 1	Assets	$91	$146
	Liabilities	(170)	(250)
Valuation techniques and key inputs:	Quoted bid prices in an active market
Options – Level 1	Assets	13	8
	Liabilities	(4)	(5)
Valuation techniques and key inputs:	Quoted bid prices in an active market
Physical forwards – Level 2	Assets	1,476	1,144
	Liabilities	(705)	(1,001)
Valuation techniques and key inputs:
Discounted cash flow model
Inputs include observable quoted prices sourced from exchanges or traded reference indices in active markets for identical assets or liabilities. Prices are adjusted by a discount rate which captures the time value of money and counterparty credit considerations, such as history of non-performance, collateral held and current market developments, as required.

Cross currency swap – Level 2	Assets	—	—
	Liabilities	(158)	(66)
Valuation techniques and key inputs:
Discounted cash flow model
Inputs include observable quoted prices sourced from exchanges or traded reference indices in active markets for identical assets or liabilities. Prices are adjusted by a discount rate which captures the time value of money and counterparty credit considerations, as required.

Interest rate swap – Level 2	Assets	2	—
	Liabilities	(52)	—
Valuation techniques and key inputs:
Discounted cash flow model
Inputs include observable quoted prices sourced from exchanges or traded reference indices in active markets for identical assets or liabilities. Prices are adjusted by a discount rate which captures the time value of money and counterparty credit considerations, as required.

Foreign currency – Level 1	Assets	11	1
	Liabilities	(9)	(3)
Valuation techniques and key inputs:	Quoted bid prices in an active market

1
There were no significant unobservable inputs in determining the fair value of instruments.

25.   FAIR VALUE MEASUREMENTS (continued)
		2022	2021
Foreign currency – Level 2	Assets	157	110
	Liabilities	(164)	(110)
Valuation techniques and key inputs:
Discounted cash flow model
Inputs include observable quoted prices sourced from exchanges or traded reference indices in active markets for identical assets or liabilities. Prices are adjusted by a discount rate which captures the time value of money and counterparty credit considerations, as required.

26.   FUTURE COMMITMENTS
Capital expenditure for the acquisition of property, plant and equipment is generally funded through the cash flow generated by the respective industrial entities. As at 31 December 2022, $61 million (2021: $48 million), of which 91% (2021: 94%) relates to expenditure to be incurred over the next year, was contractually committed for the acquisition of property, plant and equipment.
Viterra procures seagoing vessels/chartering services to meet its overall marketing objectives and commitments. As at 31 December 2022, Viterra has committed to future vessel hire costs to meet future physical delivery and sale obligations and expectations of $314 million (2021: $432 million), of which $179 million, or 57% (2021: 69%), of the total charters are for services to be received over the next two years. Once the chartering date is reached, the vessels and related liabilities are accounted for as leases.
Total future commitments relating to leases are aged as follows:
	2022	2021
Within 1 year	$131	$248
Between 2 and 5 years	188	192
After 5 years	—	—
Total	$319	$440
As part of Viterra’s ordinary sourcing and procurement of physical commodities and other ordinary marketing obligations, the selling party may request that a financial institution act as either i) the paying party upon the delivery of product and qualifying documents through the issuance of a letter of credit or ii) the guarantor by way of issuing a bank guarantee accepting responsibility for Viterra’s contractual obligations. In addition, Viterra is required to post pension guarantees in respect of its future obligations. As at 31 December 2022, $313 million (2021: $394 million) of such commitments have been issued on behalf of Viterra, which will generally be settled simultaneously with the payment for such commodity or rehabilitation and pension obligation.
27.   CONTINGENT LIABILITIES
The amount of corporate guarantees in favour of third parties as at 31 December 2022 was $15 million (2021: $22 million).
The Group is subject to various claims which arise in the ordinary course of business as detailed below. These contingent liabilities are reviewed on a regular basis and where practical an estimate is made of the potential financial impact on the Group. As at 31 December 2022 and 31 December 2021, the Group identified no material contingent liabilities.
Litigation
Certain legal proceedings, claims and unresolved disputes are pending against Viterra in respect of which the timing of resolution and potential outcome (including any future financial obligations) are uncertain and no liabilities have been recognised in relation to these matters.

27.   CONTINGENT LIABILITIES (continued)
Environmental contingencies
Viterra’s operations are subject to various environmental laws and regulations. Viterra is in material compliance with those laws and regulations. Viterra accrues for environmental contingencies when such contingencies are probable and reasonably estimable. Such accruals are adjusted as new information develops or circumstances change. Recoveries of environmental remediation costs from insurance companies and other parties are recorded as assets when the recoveries are virtually certain. At this time, Viterra is unaware of any material environmental incidents at its locations.
Tax audits
Viterra is inherently exposed to tax risks and uncertainty over tax treatments. Viterra assesses its tax treatments for all tax years open to audit based upon the latest available information. For those positions that are not expected to be accepted by tax authorities, the Group records its best estimate of these tax liabilities, including related interest charges. Viterra assesses the most likely amount or expected value of the tax treatment in line with IFRIC 23. Inherent uncertainties exist in estimates of tax contingencies due to complexities of interpretation and changes in tax laws. Whilst Viterra believes it has adequately provided for the outcome of these matters, future results may include favourable or unfavourable adjustments to these estimated tax liabilities in the period the assessments are made, or resolved.
In May 2018, the Australian Tax Office (ATO) commenced an audit of Glencore plc’s Australian financing arrangements covering the period 2012 to 2016. As part of these audits, notices were also issued to the current parent company of Viterra’s Australian tax group, namely Glencore Grain Holdings Australia Pty Ltd (“GGHA”, currently named Viterra Australia Holdings Pty Ltd). The transactions in GGHA during the period under review are material. However, based on the information available, management considers the tax position reflected in GGHA’s tax filings acceptable.
In July 2018, the Canada Revenue Agency (CRA) commenced an audit of Viterra Canada Inc.’s tax return for the fiscal year 2014. Following the completion of the audit, in December 2020 the CRA issued a material reassessment for which the Company has not recognised a provision. Although inherent uncertainties exist in estimates of tax contingencies due to complexities of interpretation and changes in tax laws, the Company is of the view that no significant changes are required to its tax position.
28.   RELATED PARTY TRANSACTIONS
In the normal course of business, Viterra enters into various arm’s length transactions with related parties, including commitments to sell and to purchase commodities, agency or brokerage agreements, Group financing, and management service agreements. Outstanding balances at period end are unsecured and settlement occurs in cash (see notes 12, 15 and 21). There have been no guarantees provided or received for any related party receivables or payables.
All transactions between Viterra and its subsidiaries are eliminated on consolidation along with any unrealised profits and losses between its subsidiaries and associates.
US$ million 2022	Glencore plc and it’s subsidiaries	Associates and joint ventures	Total
Transactions
Sales	$2	$333	$335
Purchases	(3)	(149)	(152)
Interest income	—	2	2
Outstanding balances
Trade receivables	2	22	24

28.   RELATED PARTY TRANSACTIONS (continued)
US$ million 2022	Glencore plc and it’s subsidiaries	Associates and joint ventures	Total
Loans receivable	—	24	24
Other financial assets	3	—	3
Trade payables	4	32	36
Other financial liabilities	—	1	1
2021	Glencore plc and it’s subsidiaries	Associates and joint ventures	Total
Transactions
Sales	$12	$79	$91
Purchases	(13)	(77)	(90)
Interest income	—	2	2
Outstanding balances
Trade receivables	75	18	93
Loans receivable	—	26	26
Other financial assets	3	—	3
Trade payables	1	11	12
Other financial liabilities	—	—	—
2020	Glencore plc and it’s subsidiaries	Associates and joint ventures	Total
Transactions
Sales	$32	$14	$46
Purchases	(90)	(74)	(164)
Interest income	—	2	2
Outstanding balances
Trade receivables	1	9	10
Loans receivable	—	24	24
Other financial assets	3	—	3
Trade payables	10	8	18
Other financial liabilities	6	—	6
The remuneration of key management personnel recognised in the consolidated statement of income comprises salaries and other short-term employee benefits of $4 million (2021: $4 million, 2020: $6 million) and other long-term benefits of $7 million (2021: $6 million, 2020: $4 million).

29.   PRINCIPAL SUBSIDIARIES WITH MATERIAL NON-CONTROLLING INTERESTS
Non-controlling interest comprises the following:
	2022	2021	2020
Renova SA	$123	$124	$152
Cascadia Port Management Corporation	28	31	34
Other	5	2	3
Total	$156	$157	$189
Summarised financial information in respect of Viterra’s subsidiaries that have a material non-controlling interest, reflecting 100% of the underlying subsidiary’s relevant figures, is set out below:
	2022	2022	2021	2021	2020	2020
	Renova SA	Cascadia Port Management Corporation	Renova SA	Cascadia Port Management Corporation	Renova SA	Cascadia Port Management Corporation
31 December
Non-current assets	$782	$149	$839	$200	$901	$220
Current assets	80	14	84	13	57	17
Total assets	862	163	923	213	958	237
Non-current liabilities	337	46	419	82	395	95
Current liabilities	156	5	133	8	108	5
Total liabilities	493	51	552	90	503	100
Net assets	369	112	371	123	455	137
Equity attributable to owners of the Company	246	84	247	92	303	103
Non-controlling interests	123	28	124	31	152	34
Non-controlling interests in %	33%	25%	33%	25%	33%	25%
	2022	2022	2021	2021	2020	2020
Revenue	$352	$30	$290	$47	$208	$46
Expenses	(352)	(33)	(374)	(40)	(239)	(39)
Net (loss)/profit for the year	—	(3)	(84)	7	(31)	7
(Loss)/profit attributable to owners of the Company	(1)	(2)	(56)	5	(21)	5
(Loss)/profit attributable to non-controlling interests	1	(1)	(28)	2	10	2
Other comprehensive (loss)/gain attributable to owners of the Company	—	(6)	—	1	—	2
Other comprehensive (loss)/gain attributable to non-controlling interests	—	(2)	—	—	—	1
Total comprehensive (loss)/gain for the year	—	(11)	(84)	8	(11)	10
Dividends paid to non-controlling interests	—	—	—	(5)	—	(2)

29.   PRINCIPAL SUBSIDIARIES WITH MATERIAL NON-CONTROLLING INTERESTS
 (continued)
	2022	2022	2021	2021	2020	2020
Net cash inflow from operating activities	79	4	70	23	93	18
Net cash outflow from investing activities	(9)	(3)	(8)	(3)	(8)	(5)
Net cash outflow from financing activities	(65)	(1)	(61)	(23)	(86)	(8)
Total net cash inflow/(outflow)	$5	$—	$1	$(3)	$(1)	$5

30.   WAR IN UKRAINE
On 24 February 2022, Russia invaded Ukraine, initiating a conflict that is still ongoing. Viterra has business operations and assets in both countries. Management is carefully following the situation on a continuous basis. Viterra has implemented a comprehensive risk management plan, which prioritises the safety of its employees in Ukraine.
For the 12 months ended 31 December 2022, Viterra’s operations in Ukraine have been adversely impacted. This has resulted in a reduction of Viterra’s net income by $39 million as a result of impaired receivables ($19 million: refer to note 15), inventories write-downs and fair value adjustments ($15 million: refer to note 14), and impaired property, plant and equipment ($5 million: refer to note 5). As the conflict continues, it may have additional adverse effects. As at 31 December 2022, Viterra had total assets of $275 million (approximately 1% of the total Group assets) and total liabilities of $44 million (less than 1% of the total Group liabilities) in Ukraine, after considering all above-mentioned reductions.
In response to the Russia/Ukraine conflict, commencing in February 2022, a number of jurisdictions around the world, including the United States, the EU, Switzerland and the United Kingdom, imposed a series of sanctions against the Russian Federation, various companies and individuals, and continue to impose further sanctions as the war continues. In response, the Russian Federation reciprocally imposed trade sanctions on certain goods and services originating in the EU and the United States, as well as various companies and individuals. Viterra continues to operate its existing businesses in Russia in compliance with all existing sanctions and carefully monitors related developments. In March 2022, Viterra suspended any new development and expansion projects in Russia, and in March 2023, Viterra announced that it will exit the Russian market and divest entirely its Russian businesses. As of the date hereof, Viterra has reached an agreement in principle as to definitive terms and conditions for such divestitures, and currently is awaiting the approval of the Government Commission on Control over Foreign Investments in the Russian Federation before proceeding with these divestitures. Viterra expects to complete such divestitures shortly after receipt of such approval and the satisfaction of certain other conditions precedent to completion of the proposed transactions.
As at 31 December 2022, Viterra had total assets and total liabilities of $495 million and $290 million, respectively, in Russia.
Considering the above, management does not believe the uncertainty arising from the conflict impacts the Company’s ability to continue as a going concern.
31.   SUBSEQUENT EVENTS
The $4.1 billion one-year revolving credit facility agreement signed on 10 May 2022 facility was refinanced with a new $4.11 billion one-year revolving credit facility agreement dated 5 May 2023. The agreement has a one-year borrower’s term-out option (to May 2025), and one-year extension option at the lender’s discretion. Funds drawn under the new facility bear interest at daily simple SOFR +65 basis points per annum.

31.   SUBSEQUENT EVENTS (continued)
On June 13, 2023, the Company entered into a definitive merger agreement with Bunge Limited, a company based in the United States and listed on the New York Stock Exchange (‘Bunge’). Under the terms of the agreement, which was unanimously approved by the Boards of Directors of the Company and Bunge, Viterra shareholders would receive approximately 65.6 million shares of Bunge stock with an aggregate value at the time of the agreement of approximately $6.2 billion and approximately $2.0 billion in cash. As part of the transaction, Bunge will assume $9.8 billion of Viterra debt. The closure of the merger is contingent on the fulfilment of customary closing conditions, including receipt of regulatory approvals and Bunge shareholder approval.
On 13 June 2023 the Company resolved to return $335 million share premium to each of Vittera’s shareholders in proportion to their shareholding. The return on Capital had no impact on shareholding.
32.   PRINCIPAL OPERATING, FINANCE AND INDUSTRIAL SUBSIDIARIES AND INVESTMENTS
	Country of incorporation	% interest 2022	% interest 2021	% interest 2020	Main activity
Principal subsidiaries
Molinos Libres S.A.	Argentina	—	100.0	100.0	Rice milling
Viterra Argentina S.A.	Argentina	100.0	100.0	100.0	Oilseeds crushing
Sucesion de Antonio Moreno S.A.	Argentina	100.0	100.0	100.0	Storage and handling
Renova S.A.	Argentina	66.7	66.7	66.7	Oilseeds crushing/ biofuel production
Viterra Holdings Pty Ltd	Australia	100.0	100.0	100.0	Storage and handling
Viterra Australia Pty Ltd	Australia	100.0	100.0	100.0	Marketing
Correcta Industria e Comercio Ltda.	Brazil	100.0	100.0	100.0	Wheat milling/oilseeds crushing
Viterra Bioenergia S.A.	Brazil	100.0	100.0	100.0	Sugarcane/ethanol production
Moinhos Cruzeiro do Sul S.A.	Brazil	100.0	100.0	100.0	Wheat milling
Viterra Brasil S.A.	Brazil	100.0	100.0	100.0	Marketing
Cascadia Port Management Corporation	Canada	75.0	75.0	75.0	Storage and handling
Viterra Canada Inc.	Canada	100.0	100.0	100.0	Storage and handling
Viterra China Co., Ltd.	China	100.0	100.0	100.0	Marketing
Viterra Czech s.r.o.	Czech Republic	100.0	100.0	100.0	Oilseeds crushing
Viterra Agriculture Egypt for Trading LLC	Egypt	100.0	100.0	100.0	Marketing
Viterra France S.A.S.	France	100.0	100.0	100.0	Marketing
Viterra Rostock GmbH	Germany	100.0	100.0	100.0	Biofuel production
Viterra Magdeburg GmbH	Germany	100.0	100.0	100.0	Oilseeds crushing/ biofuel production
Viterra Lubmin Oils GmbH	Germany	100.0	100.0	100.0	Oilseeds crushing
Viterra Hungary Kft.	Hungary	100.0	100.0	100.0	Marketing
Viterra Vegetable Oil Manufacturing LLC	Hungary	100.0	100.0	100.0	Oilseeds crushing

32.   PRINCIPAL OPERATING, FINANCE AND INDUSTRIAL SUBSIDIARIES AND INVESTMENTS  (continued)
	Country of incorporation	% interest 2022	% interest 2021	% interest 2020	Main activity
Viterra India Private Limited	India	100.0	100.0	100.0	Marketing
Viterra Italy S.R.L.	Italy	100.0	100.0	100.0	Marketing
Viterra Kazakhstan LLP	Kazakhstan	100.0	100.0	100.0	Marketing
Viterra Agriculture de Mexico, S.A. de C.V.	Mexico	100.0	100.0	100.0	Marketing
Viterra Botlek B.V.	Netherlands	100.0	100.0	100.0	Biofuel production
Viterra B.V.	Netherlands	100.0	100.0	100.0	Marketing
Viterra Finance B.V.	Netherlands	100.0	100.0	100.0	Finance
Renaisco BV	Netherlands	100.0	100.0	100.0	Holding
Viterra Chartering B.V.	Netherlands	100.0	100.0	100.0	Marketing
Viterra New Zealand Limited	New Zealand	100.0	100.0	100.0	Marketing
Viterra Polska Sp.z o.o.	Poland	100.0	100.0	100.0	Marketing
Viterra Silos Sp.z o.o.	Poland	100.0	100.0	100.0	Storage and handling
Viterra Bodaczów Sp.z o.o.	Poland	100.0	100.0	100.0	Oilseeds crushing
Viterra Romania S.R.L.	Romania	100.0	100.0	100.0	Marketing
Viterra Rus LLC	Russia	100.0	100.0	100.0	Marketing
Viterra RKHP SPA	Russia	100.0	100.0	100.0	Storage and handling
Viterra Agriculture Asia Pte. Ltd.	Singapore	100.0	100.0	100.0	Marketing
Viterra Chartering Asia Pte. Ltd.	Singapore	100.0	100.0	100.0	Marketing
Viterra Agrícola España, SAU	Spain	100.0	100.0	100.0	Marketing
Viterra Turkey Tarim LIMITED SIRKETI	Turkey	100.0	100.0	100.0	Marketing
Viterra UK Ltd.	UK	100.0	100.0	100.0	Marketing
EFI Viterra Ukraine	Ukraine	100.0	100.0	100.0	Marketing
Private Joint Stock Company Kolos	Ukraine	100.0	100.0	100.0	Oilseeds crushing
Everi LLC	Ukraine	100.0	100.0	100.0	Storage and handling
Viterra Uruguay S.A.	Uruguay	—	100.0	100.0	Rice milling
Viterra USA Agriculture LLC	USA	100.0	100.0	100.0	Marketing
Gavilon Grain LLC(1)	USA	100.0	—	—	Storage and handling
Gavilon Global AG Holdings LLC(1)	USA	100.0	—	—	Storage and handling
Gavilon Ingredients LLC(1)	USA	100.0	—	—	Marketing
Flint Hills grain LLC(1)	USA	80.0	—	—	Storage and handling
Viterra USA LLC	USA	100.0	100.0	100.0	Marketing
Viterra Vietnam Company Limited	Vietnam	100.0	100.0	100.0	Marketing
Principal associates and joint ventures
Lartirigoyen y Cia S.A.	Argentina	50.0	50.0	50.0	Storage and handling

32.   PRINCIPAL OPERATING, FINANCE AND INDUSTRIAL SUBSIDIARIES AND INVESTMENTS  (continued)
	Country of incorporation	% interest 2022	% interest 2021	% interest 2020	Main activity
Advanced Organic Materials S.A.	Argentina	50.0	50.0	32.5	Storage and handling
Newcastle Agri Terminal Pty Ltd	Australia	—	—	32.5	Storage and handling
Terminal de Grãos Ponta da Montanha S.A. (‘Barcarena’)	Brazil	50.0	50.0	50.0	Storage and handling
Szczecin Bulk Terminal Polska Sp.z o.o.	Poland	49.0	49.0	49.0	Storage and handling
Taman Grain Terminal Holdings Ltd	Cyprus	50.0	50.0	50.0	Storage and handling
Company Ukrmill LLC	Ukraine	50.0	50.0	50.0	Storage and handling
IGT, LLC	Ukraine	50.0	50.0	50.0	Storage and handling
Wings Agriculture Pvt Ltd	India	50.0	50.0	50.0	Pea processing and marketing
Kamala Holdco, LLC(1)	USA	15.0	—	—	Storage and handling

(1)
Acquired through business combination (see note 22).

Appendix A
IN THE SUPREME COURT OF BERMUDA
CIVIL JURISDICTION
COMMERCIAL COURT
2023: No. 232
IN THE MATTER OF BUNGE LIMITED
AND IN THE MATTER OF THE COMPANIES ACT 1981, SECTION 99
SCHEME OF ARRANGEMENT
(under section 99 of the Companies Act 1981)
Between
BUNGE LIMITED
(an exempted company incorporated with limited liability
under the laws of Bermuda with registration number 20791)
and
THE SCHEME SHAREHOLDERS
(as hereinafter defined)

PART I
PRELIMINARY
DEFINITIONS
A.
In this Scheme, unless the context otherwise requires or unless otherwise expressly provided for, the following expressions shall bear the following meanings:

Agreement and Plan of Merger	The Agreement and Plan of Merger among Bunge Bermuda, Bunge Switzerland and Bermuda MergerCo
Allowed Proceeding	Any Proceeding by a Scheme Shareholder to enforce its rights under the Scheme where any party fails to perform its obligations under the Scheme
Bermuda MergerCo	Horizon Merger Company Limited, an exempted company limited by shares incorporated under the laws of Bermuda with registration number 202302328
Bunge Bermuda	Bunge Limited, an exempted company incorporated with limited liability under the laws of Bermuda with registration number 20791
Bunge Bermuda Common Shares	Common shares of US$0.01 par value each of Bunge Bermuda
Bunge Options	Options to acquire Bunge Bermuda Common Shares under the Bunge Bermuda stock plans
Bunge Switzerland	Bunge Global SA, a Swiss corporation incorporated on 7 February, 2023
Bunge Switzerland Shares	Registered common shares of US$0.01 par value each of Bunge Switzerland
Business Day	Any day on which banks are open for business in Bermuda, New York and Zurich
Companies Act	The Companies Act 1981 of Bermuda
Effective Time	The date and time on which a copy of the Order of the Supreme Court sanctioning the Scheme and making such facilitating orders as are appropriate pursuant to Section 99 of the Companies Act shall have been delivered to the Registrar of Companies in Bermuda for registration, at which time this Scheme shall become effective
Explanatory Statement	The explanatory statement of Bunge Bermuda in connection with the Scheme representing the explanatory statement issued pursuant to Section 100 of the Companies Act and including a notice of the Scheme Meeting
Proceeding	Any process, suit, action, legal or other proceeding including without limitation any arbitration, mediation, alternative dispute resolution, judicial review, adjudication, demand, execution, restraint, forfeiture, reentry, seizure, lien, enforcement of judgment, enforcement of any security or enforcement of any letters of credit
Prohibited Proceeding	Any Proceeding against Bunge Bermuda or Bunge Switzerland or their property in any jurisdiction whatsoever other than an Allowed Proceeding
Proxy Statement	The proxy statement of the Company initially filed on [•] 2023 with the U.S. Securities and Exchange Commission and in connection with this Scheme including the Explanatory Statement and including a notice of the Scheme Meeting
Record Date	The close of business (Bermuda time) on [•] 2023
Register of Members	The Bunge Bermuda register of members

Scheme	This scheme of arrangement in respect of Bunge Bermuda under Section 99 of the Companies Act in its present form or with or subject to any modifications, additions or conditions that are consented to by Bunge Bermuda and that the Supreme Court may approve or impose
Scheme Consideration	One Bunge Switzerland Share to be issued and allotted by Bunge Switzerland in exchange for each Scheme Share held immediately prior to the Effective Time by a Scheme Shareholder
Scheme Meeting	The meeting of the Scheme Shareholders convened at the direction of the Supreme Court at which the Scheme will be voted upon or any postponement or adjournment thereof
Scheme Shareholders	Holders of Scheme Shares appearing in the Bunge Limited register of members immediately prior to the Effective Time (including Bunge Bermuda in respect of Bunge Bermuda Common Shares held in treasury)
Scheme Shares	Bunge Bermuda Common Shares in issue immediately prior to the Effective Time (including Bunge Bermuda Common Shares held in treasury)
Supreme Court	The Supreme Court of Bermuda
US$	United States dollars, the lawful currency of the United States of America
INTERPRETATION
B.
In this Scheme, unless the context otherwise requires or otherwise expressly provides:

1)
references to Recitals, Parts, clauses and sub-clauses are references to the Recitals, Parts, clauses and sub-clauses respectively of this Scheme;

2)
references to a person include references to an individual, firm, partnership, company, corporation, other legal entity, unincorporated body of persons or any state or state agency;

3)
references to a statute or a statutory provision include the same as subsequently modified, amended or reenacted from time to time;

4)
references to an agreement, deed or document shall be deemed also to refer to such agreement, deed or document as amended, supplemented, restated, verified, replaced and/or novated (in whole or in part) from time to time and to any agreement, deed or document executed pursuant thereto;

5)
the singular includes the plural and vice versa and words importing one gender shall include the other gender;

6)
headings to Recitals, Parts, clauses and sub-clauses are for ease of reference only and shall not affect the interpretation of this Scheme; and

7)
to the extent that there shall be any conflict or inconsistency between the terms of this Scheme and the Explanatory Statement, then the terms of this Scheme shall prevail.

BUNGE BERMUDA
C.
Bunge Bermuda was incorporated with limited liability in Bermuda on 18 May 1995 as an exempted company limited by shares with registration number 20791.

D.
As of the date of the Scheme Meeting, Bunge Bermuda will have an authorised share capital of US$4,210,000 divided into (i) 400,000,000 common shares of par value US$0.01 each (“Bunge Bermuda Common Shares”), of which [149,800,163] have been issued and are fully paid up or credited as fully paid up, and the remainder remain unissued; and (ii) 21,000,000 preference shares of par value US$0.01 each, none of which are issued and outstanding.

E.
On the Record Date there were in aggregate (1) [149,800,163] issued and outstanding Bunge Bermuda Common Shares, including [•] Bunge Bermuda Common Shares held in treasury by Bunge Bermuda, and (2) [•] Bunge Options of which [•] have vested and may be exercisable in full or in part.

AT THE EFFECTIVE TIME, ALL BUNGE OPTIONS AND OTHER AWARDS ISSUED, OR BENEFITS AVAILABLE OR BASED ON, BUNGE BERMUDA COMMON SHARES THEN OUTSTANDING UNDER THE PLANS LISTED ON EXHIBIT A TO THE AGREEMENT AND PLAN OF MERGER SHALL REMAIN OUTSTANDING AND, AFTER THE EFFECTIVE TIME, BE DEEMED TO PROVIDE FOR THE ISSUANCE OR PURCHASE OF, OR OTHERWISE RELATE TO, THE BUNGE SWITZERLAND SHARES.
THE PURPOSE OF THE SCHEME
F.
The purpose of the Scheme is to effect the redomestication of the parent company of the Bunge group from Bermuda to Switzerland by way of the exchange of each Bunge Bermuda Common Share for one issued, fully paid and non assessable Bunge Switzerland Share and the issuance and allotment of one new Bunge Bermuda Common Share to Bunge Switzerland pursuant to the terms of the Agreement and Plan of Merger. As a step prior to the Scheme, Bunge Bermuda shall subscribe at nominal value for a number of Bunge Switzerland Shares equal to the number of Scheme Shares, and Bunge Switzerland shall issue such Bunge Switzerland Shares to Bunge Bermuda. Upon the Effective Time, each Bunge Bermuda Common Share issued and outstanding immediately prior to the Effective Time (including Bunge Bermuda Common Shares held in treasury by Bunge Bermuda) shall be cancelled and shall cease to exist. As a result of the Scheme, Scheme Shareholders shall become shareholders of Bunge Switzerland, and Bunge Bermuda shall become a wholly-owned subsidiary of Bunge Switzerland. The Scheme will be effected as provided in Part II, Clause 3 below. Following the Effective Time, as part of a corporate restructuring of the subsidiaries of Bunge Switzerland, it is proposed that Bunge Bermuda discontinues to Luxembourg.

G.
Bermuda MergerCo proposes to approve the Scheme by shareholder’s written resolution.

H.
Bunge Switzerland has agreed to appear at the hearing of the petition to sanction the Scheme and undertakes to be bound by its terms and to deliver fully paid Bunge Switzerland Shares as provided herein.

U.S. FEDERAL INCOME TAX TREATMENT
I.
The transactions contemplated by the Scheme, together with an election by Bunge Bermuda to be disregarded as an entity separate from Bunge Switzerland, constitute a mere change of place of incorporation of Bunge Bermuda for U.S. federal, state and local income tax purposes and will be treated as a reorganization described in section 368(a)(1)(F) of the Internal Revenue Code (the “Intended Tax Treatment”).

J.
The Agreement and Plan of Merger, together with an election by Bunge Bermuda to be disregarded as an entity separate from Bunge Switzerland, constitute a “plan of reorganization” within the meaning of U.S. Treasury Regulations sections 1.368-2(g) and 1.368-3(a) with respect to the transactions contemplated by the Scheme. The parties to the Agreement and Plan of Merger will report the transactions contemplated by the Scheme in all cases in accordance with the Intended Tax Treatment.

PART II
THE SCHEME
Application and effectiveness of the Scheme
1.
The compromise and arrangement effected by the Scheme shall apply to the Scheme Shares and shall be binding on the Scheme Shareholders.

Effect of the Scheme
2.
At the Effective Time all of the right, title and interest of the Scheme Shareholders in the Scheme Shares shall be subject to the arrangement implemented by the mechanism set out in Clause 3 below.

Exchange of shares and consideration
3.
At the later of (i) the Effective Time and (ii) the satisfaction or waiver of the conditions set out in Clause 25 below, each of the steps in paragraphs (a), (b), (c), and (d) of this Clause 3 shall occur simultaneously:

a)
Bermuda MergerCo will merge with and into Bunge Bermuda, with Bunge Bermuda as the surviving company;

b)
Bermuda MergerCo’s shares will be converted into one Bunge Bermuda Common Share, which Bunge Bermuda shall issue, allot and contribute to Bunge Switzerland, which shall account for such contribution as a contribution to its capital contribution reserves;

c)
all Scheme Shares shall be cancelled and converted into the right of Scheme Shareholders to receive Bunge Switzerland Shares;

d)
Bunge Bermuda shall deliver an irrevocable instruction letter to Computershare in respect of the Scheme Shares with instructions to:

i.
transfer and deliver through the facilities of The Depository Trust Company to the brokerage accounts of the holders of Scheme Shares such number of Bunge Switzerland Shares to which such holders are entitled on the basis of a one-for-one exchange of Scheme Shares for Bunge Switzerland Shares;

ii.
record the holders of record of Scheme Shares as the holders of record of such number of Bunge Switzerland Shares to which such holder of record is entitled on the basis of a one-for-one exchange of Scheme Shares for Bunge Switzerland Shares; and

iii.
record Bunge Switzerland as the holder of record with respect to such number of Bunge Switzerland Shares as Bunge Bermuda is entitled on the basis of a one-for-one exchange of Scheme Shares for Bunge Switzerland Shares, a contribution for which Bunge Switzerland shall account as a contribution to its capital contribution reserves.

PART III
RECORD DATE AND DETERMINATION OF SCHEME SHAREHOLDERS
Record Date
4.
The Scheme Shareholders and the number of Scheme Shares that they hold for the purposes of voting at the Scheme Meeting shall be determined from the Register of Members as of the Record Date.

PART IV
DISTRIBUTIONS
Distribution to Scheme Shareholders
5.
As soon as reasonably practical following the completion of the actions pursuant to Clause 3 above, Bunge Bermuda shall cause the Bunge Switzerland Shares comprising the Scheme Consideration to be distributed to the Scheme Shareholders.

Rights of Scheme Shareholders
6.
With effect from and including the Effective Time, each Scheme Shareholder shall in accordance with the Scheme cease to have any rights with respect to Scheme Shares, except the right to receive the Scheme Consideration. Upon cancellation of the Scheme Shares and issuance of one new Bunge Bermuda Common Share to Bunge Switzerland, the Register of Members of Bunge Bermuda shall be updated to reflect such cancellation and issuance.

PART V
GENERAL SCHEME PROVISIONS
Effective Time and Notification to Scheme Shareholders
7.
The Scheme shall become binding and effective at the Effective Time.

8.
Bunge Switzerland shall give notification of the Scheme having become effective by filing a Current Report on Form 8-K with the United States Securities and Exchange Commission.

Stay of Prohibited Proceedings
9.
After the Effective Time, none of the Scheme Shareholders shall commence a Prohibited Proceeding in respect of or arising from the Scheme.

10.
A Scheme Shareholder may commence an Allowed Proceeding against Bunge Bermuda or Bunge Switzerland after the Effective Time provided that it has first given Bunge Bermuda five Business Days’ prior notice in writing of its intention to do so.

Dividends
11.
At or after the Effective Time, Bunge Switzerland shall pay from funds on hand at the Effective Time any dividends or other distributions with a record date prior to the Effective Time that may have been declared or made by Bunge Bermuda on the Bunge Bermuda Common Shares which remain unpaid at the Effective Time. In addition, Bunge Switzerland undertakes to Bunge Bermuda to pay from funds on hand any dividends or other distributions with a record date after the Effective Time to the extent such dividends or other distributions have already been declared by Bunge Bermuda prior to the Effective Time.

12.
All mandates and other instructions in force at the Effective Time in relation to the Bunge Bermuda Common Shares (including elections for payment of dividends (if any)) shall cease to be valid as effective mandates or instructions.

Costs
13.
Bunge Bermuda shall pay in full all costs, charges, expenses and disbursements reasonably incurred by Bunge Bermuda in connection with the negotiation, preparation and implementation of the Scheme as and when they arise, including the costs of holding the Scheme Meeting, the costs of obtaining the sanction of the Supreme Court and the costs of placing the notices required by the Scheme.

Existing instruments of transfer and certificates
14.
As from the Effective Time, all instruments of transfer and certificates validly existing at the Effective Time in respect of a transfer or holding of any Scheme Shares shall as from the Effective Time, cease to have effect as documents or evidence of transfer or title.

Modifications of the Scheme
15.
At any hearing before the Supreme Court to sanction the Scheme, Bunge Bermuda may, subject to U.S. securities law constraints, consent on behalf of all Scheme Shareholders to any modification of the Scheme or any terms or conditions that the Supreme Court determines to approve or impose.

Notice
16.
Any notice or other written communication to be given under or in relation to the Scheme other than pursuant to Clauses 10 and 21 shall be given in writing and shall be deemed to have been duly given if:

a)
in the case of Bunge Bermuda, it is delivered by hand or sent by post, to Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, marked for the attention of the Secretary;

b)
in the case of a Scheme Shareholder, its last known address according to Bunge Bermuda; and

c)
in the case of any other person, it is delivered by hand or sent by post, to any address set forth for that person in any agreement entered into in connection with the Scheme or the last known address according to Bunge Bermuda, or by fax its last known fax number according to Bunge Bermuda.

17.
Any notice or other written communication to be given under the Scheme shall be deemed to have been served:

a)
if delivered by hand, on the first Business Day following delivery;

b)
if sent by post, on the second Business Day after posting if the recipient is in the country of dispatch, otherwise on the seventh Business Day after posting;

c)
if by fax, on the Business Day sent; and

d)
if by advertisement, on the date of publication.

18.
In proving service, it shall be sufficient proof, in the case of a notice sent by post, that the envelope was properly stamped, addressed and placed in the post.

19.
Save in the case of the notice, written communication or document required to be filed pursuant to Clause 10 above, the accidental omission to send any notice, written communication or other document in accordance with Clauses 16 and 17 above or the non-receipt of any such notice by a Scheme Shareholder, shall not affect the provisions of the Scheme.

20.
Bunge Bermuda shall not be responsible for any loss or delay in the transmission of any notices, other documents or payments posted by or to the Scheme Shareholders which shall be posted at the risk of the Scheme Shareholders.

21.
Any notice or other written communication that is required to be given to all or substantially all Scheme Shareholders shall be effective by filing a Current Report on Form 8-K with the United States Securities and Exchange Commission and shall be deemed to be served upon acceptance by the EDGAR system thereof.

Exercise of Discretion
22.
When under any provision of the Scheme a matter is to be determined by Bunge Bermuda, then it will have discretion to interpret such matter under the Scheme in a manner that it considers fair and reasonable, and its decisions will be binding on all concerned.

Governing Law and Jurisdiction
23.
At and with effect from the Effective Time, the operative terms of the Scheme shall be governed by, and construed in accordance with, the laws of Bermuda and the Scheme Shareholders hereby agree that the Courts of Bermuda shall have exclusive jurisdiction to hear and determine any suit, action or Proceeding and to settle any dispute which arises out of or is connected with the terms of the Scheme or its implementation or out of any action taken or omitted to be taken under the Scheme or in connection with the administration of the Scheme; and for such purposes, the Scheme Shareholders irrevocably submit to the jurisdiction of the Courts of Bermuda; provided, however, that nothing in this clause shall affect the validity of other provisions determining governing law and jurisdiction as between Bunge Bermuda and the Scheme Shareholders, whether contained in any contract or otherwise.

24.
Subject to the provisions of Clause 25(b) below, the terms of the Scheme and the obligations imposed on Bunge Bermuda hereunder shall take effect subject to any prohibition or condition imposed by any applicable law.

Pre-Conditions to the Scheme
25.
The Scheme will not be completed unless the following conditions are satisfied or waived:

a)
The articles of association of Bunge Switzerland have been registered with the commercial register in Geneva, Switzerland;

b)
The Bunge Switzerland Shares to be delivered in connection with the Scheme have been registered with the competent commercial register in Geneva, Switzerland and are authorized for listing on the New York Stock Exchange, subject to official notice of issuance;

c)
None of Bunge Bermuda, Bermuda MergerCo or Bunge Switzerland is subject to any governmental decree, order or injunction that prohibits the consummation of the Scheme;

d)
Bunge Bermuda receives an opinion from Jones Day, in form and substance reasonably satisfactory to it, confirming, as of the Effective Time, certain U.S. federal income tax matters; and

e)
Bunge Bermuda receives an opinion from Homburger Ltd., in form and substance reasonably satisfactory to it, confirming, as of the Effective Time, certain Swiss tax matters.

Authorisation
26.
The Scheme Shareholders authorise Bunge Bermuda to take all necessary actions and to execute all necessary documents on their behalf as shall be required to procure the delivery of the Bunge Switzerland Shares to the Scheme Shareholders, as provided herein.

Expiry of the Scheme
27.
If the transactions contemplated by the Scheme shall not have occurred on or before 5pm Bermuda time on the date nine months after the Effective Time, the Scheme will terminate and all actions taken under the Scheme will be reversed or voided, as if they had never occurred, and the position will revert to that existing immediately prior to the Effective Time.

APPENDIX B — PROPOSED ARTICLES OF ASSOCIATION
Statuts
de Bunge Global SA
(Bunge Global AG)
(Bunge Global Ltd)
Articles of Association
of Bunge Global SA
(Bunge Global AG)
(Bunge Global Ltd)

	Section 1 Raison sociale, siège, but et durée de la Société		Section 1 Name, Place of Incorporation, Business Purpose and Duration of the Company
	Article 1		Article 1
Raison sociale, siège	Sous la raison sociale Bunge Global SA (Bunge Global AG), (Bunge Global Ltd) (la Société) existe une société anonyme avec siège à Genève, canton de Genève.	Name, Place of Incorporation	Under the name Bunge Global SA (Bunge Global AG) (Bunge Global Ltd) (the Company) shall exist a corporation with its place of incorporation in Geneva, Canton of Geneva.
	Article 2		Article 2
But	1 La Société a pour but, directement ou indirectement, l’acquisition, la détention, la gestion, l’exploitation et l’aliénation de participations en Suisse et à l’étranger, y compris, notamment, le développement, la production, la transformation et la commercialisation de produits et services agricoles, combustibles et autres.	Purpose	1 The purpose of the Company is to directly or indirectly acquire, hold, manage, exploit and dispose of equity participations in Switzerland and abroad, including, without limitation, the development, production, processing and marketing of agricultural, fuel and other products and services.
	2 La Société peut exercer toutes autres activités qui semblent aptes à favoriser son but ou en rapport avec ce dernier.		2 The Company may engage in all other types of transactions that appear appropriate to promote, or are related to, the purpose of the Company.
	3 La Société peut acquérir (en cas d’acquisition d’immeubles situés en Suisse, ceux-ci devront avoir une affectation exclusivement commerciale), détenir, gérer, mettre en gage, exploiter et aliéner des immeubles et des droits de propriété intellectuelle en Suisse et à l’étranger, ainsi que détenir ou financer d’autres sociétés, en Suisse ou à l’étranger, dans tout type d’activité.		3 The Company may acquire (in case of acquisition of real estate located in Switzerland, the real estate must be exclusively used for commercial purpose), hold, manage, mortgage, exploit and dispose of real estate and intellectual property rights in Switzerland and abroad and may also own or fund other companies, in Switzerland or abroad, in any type of business.
	Article 3		Article 3
Durée	La durée de la Société est illimitée.	Duration	The duration of the Company is unlimited.

	Section 2 Capital-actions, actions		Section 2 Share Capital, Shares
	Article 4		Article 4
Capital-actions	Le capital-actions de la Société s’élève à USD [1’657’037.26] et est divisé en [165’703’726] actions nominatives entièrement libérées d’une valeur nominale de USD 0.01 chacune (chacune une Action et collectivement les Actions).	Share Capital	The share capital of the Company is USD [1,657,037.26] and is divided into [165,703,726] fully paid-in registered shares with a par value of USD 0.01 each (each a Share and collectively the Shares).

	Article 4a		Article 4a
Marge de fluctuation du capital	1 La Société dispose d’une marge de fluctuation du capital allant de USD [1’325’629] (limite inférieure) à USD [2’485’555] (limite supérieure). Le conseil d’administration de la Société (le Conseil d’administration) peut, dans les limites de la marge de fluctuation, augmenter ou réduire le capital-actions, à tout moment ou occasionnellement, et de quelque montant (partiel) que ce soit, ou faire en sorte que la Société ou toute autre société du groupe acquière (y compris dans le cadre d’un programme de rachat d’actions) des Actions directement ou indirectement, jusqu’au [•] 2028. L’augmentation ou la réduction du capital peut se faire par l’émission de jusqu’à [65’600’000] actions nominatives entièrement libérées d’une valeur nominale de USD 0.01 chacune, respectivement par l’annulation de jusqu’à [33’140’826] actions nominatives entièrement libérées d’une valeur nominale de USD 0.01 chacune, ou par une augmentation ou une réduction de la valeur nominale des Actions existantes ou encore par une réduction et une nouvelle augmentation simultanées du capital-actions. Le nombre d’Actions nouvelles à émettre ou d’Actions à annuler est ajusté à la hausse ou à la baisse par le Conseil d’administration si et quand le Conseil d’administration fait usage de l’autorisation qui lui est donnée d’émettre ou d’annuler des Actions dans les limites de la marge de fluctuation conformément au présent article 4a.	Capital Band	1 The Company has a capital band ranging from USD [1,325,629] (lower limit) to USD [2,485,555] (upper limit). The Company’s Board of Directors (the Board) is authorized within the capital band to increase or reduce the share capital at any time or from time to time and in any (partial) amounts or to cause the Company or any of its group companies to acquire (including under a share repurchase program) Shares directly or indirectly, until [•] 2028. The capital increase or reduction may be effected by issuing up to [65,600,000] fully paid-in registered shares with a par value of USD 0.01 each or cancelling up to [33’140’826] fully paid-in registered shares with a par value of USD 0.01 each, as applicable, or by increasing or reducing the par value of the existing Shares or by a simultaneous reduction and re-increase of the share capital. The number of newly issuable Shares or Shares to be cancelled is subject to upward or downward adjustment by the Board if and when the Board makes use of its authority to issue or cancel Shares within the range of the capital band pursuant to this Article 4a.
	2 Des Actions peuvent également être émises ou annulées dans les limites de la marge de fluctuation en cas de fusion, consolidation, acquisition, offre publique d’acquisition ou toute autre transaction similaire (une Transaction Stratégique).		2 Within the capital band, Shares may also be issued or cancelled in the event of a merger, consolidation, acquisition, public takeover or any other similar transaction (a Strategic Transaction).
	3 En cas d’émission d’Actions nouvelles, la souscription et l’acquisition de ces Actions ainsi que leur transfert ultérieur sont soumis à l’article 6 des présents statuts.		3 In the event of an issuance of new Shares, the subscription and acquisition of such Shares and their subsequent transfer shall be subject to Article 6 of these Articles of Association.
	4 En cas d’augmentation du capital-actions dans les limites de la marge de fluctuation, le Conseil d’administration détermine le prix d’émission, la nature des apports (y compris en espèces, en nature, par compensation d’une créance et par la conversion des fonds propres dont la Société peut librement		4 In the event of a capital increase within the capital band, the Board shall determine the issue price, the type of contribution (including a cash contribution, a contribution in kind, a set-off of a receivable and a conversion of freely disposable equity capital), the date of issue, the conditions for

disposer), la date d’émission, les conditions d’exercice du droit de souscription préférentiel, le moment à partir duquel les Actions donneront droit à des dividendes, ainsi que toutes autres conditions d’émission pertinentes. Le Conseil d’administration peut faire en sorte que la Société émette des Actions nouvelles par un placement par prise ferme, un placement direct ou une transaction similaire par l’intermédiaire d’institutions financières, d’un consortium d’institutions financières ou d’un tiers, et par l’offre subséquente desdites Actions aux actionnaires actuels ou à des tiers (si les droits de souscription préférentiels des actionnaires actuels ont été supprimés ou n’ont pas été exercés). Le Conseil d’administration peut autoriser ou permettre, limiter ou exclure, le négoce des droits de souscription préférentiels. Il peut laisser s’éteindre les droits de souscription préférentiels qui n’ont pas été exercés ou placer ces droits ou les Actions pour lesquelles le droit de souscription préférentiel a été accordé mais n’a pas été exercé, aux conditions du marché ou utiliser ces droits et Actions d’une autre manière dans l’intérêt de la Société.	the exercise of subscription rights, the beginning date for dividend entitlement and all other relevant terms of issuance. The Board may cause the Company to issue new Shares by an underwritten offering, direct placement or a similar transaction through the intermediation of financial institutions, a syndicate of financial institutions or another third party and a subsequent offer of such Shares to the existing shareholders or third parties (if the subscription rights of the existing shareholders have been withdrawn or have not been exercised). The Board may authorize or permit, restrict or exclude the trading of subscription rights. It may permit the expiration of subscription rights that have not been exercised, or it may place such rights or Shares as to which subscription rights have been granted, but not exercised, at market conditions or may use these rights or Shares otherwise in the interest of the Company.
5 En cas d’émission d’Actions, y compris en cas de Transaction Stratégique, le Conseil d’administration peut en outre limiter ou supprimer les droits de souscription préférentiels d’actionnaires actuels et les attribuer à des tiers (y compris à des actionnaires individuels), à la Société ou à toute société du groupe :	5 In the event of an issuance of Shares, including in the event of a Strategic Transaction, the Board is further authorized to limit or withdraw subscription rights of existing shareholders and allocate such rights to third parties (including individual shareholders), the Company or any of its group companies:
(a) si le prix d’émission des Actions nouvelles est déterminé en fonction du prix du marché ; ou	(a) if the issue price of the new Shares is determined by reference to the market price; or

(b)
pour créer des fonds propres de manière rapide et flexible, ce qui ne serait pas possible, ou possible qu’avec une grande difficulté ou à des conditions nettement moins favorables, sans la suppression du droit de souscription préférentiel des actionnaires actuels ; ou

(b)
for raising equity capital in a fast and flexible manner, which would not be possible, or would only be possible with great difficulty or at significantly less favorable conditions, without the exclusion of the subscription rights of the existing shareholders; or

(c)
pour l’acquisition de sociétés, de partie(s) de sociétés ou de participations, pour l’acquisition de produits, de droits de propriété intellectuelle, ou de licences par ou pour des projets d’investissement de la Société ou de l’une des sociétés du groupe, ou pour le financement ou le

(c)
for the acquisition of companies, part(s) of companies or participations, for the acquisition of products, intellectual property or licenses by or for investment projects of the Company or any of its group companies, or for the financing or refinancing of any of such transactions

	refinancement de telles transactions par le biais d’un placement d’Actions ; ou		through a placement of Shares; or

(d)
pour élargir le cercle des actionnaires de la Société dans certains marchés financiers ou d’investisseurs, pour permettre la participation de partenaires stratégiques y compris d’investisseurs financiers ; ou

(d)
for purposes of broadening the shareholder constituency of the Company in certain financial or investor markets, for purposes of the participation of strategic partners including financial investors; or

	(e) en relation avec la cotation d’Actions nouvelles sur des bourses nationales ou étrangères ; ou		(e) in connection with the listing of new Shares on domestic or foreign stock exchanges; or

(f)
pour octroyer une option de surallocation (Greenshoe) allant jusqu’à 20 pour cent du nombre total d’Actions lors d’un placement ou d’une vente d’Actions à un ou des acheteurs initiaux ou à un ou des souscripteurs ; ou

(f)
for purposes of granting an over-allotment option (Greenshoe) of up to 20 percent of the total number of Shares in a placement or sale of Shares to the respective initial purchaser(s) or underwriter(s); or

(g)
pour la participation de membres du Conseil d’administration, de membres de la direction, d’employés, de co-contractants, de consultants ou d’autres personnes fournissant des services à la Société ou à l’une des sociétés du groupe.

(g)
for the participation of members of the Board, members of the executive management, employees, contractors, consultants or other persons performing services for the benefit of the Company or any of its group companies.

	6 En cas de modification de la valeur nominale des Actions, la valeur nominale des Actions nouvelles émises par la suite dans les limites de la marge de fluctuation est également modifiée.		6 In the event of a change of the par value of the Shares, the nominal value of the new Shares subsequently issued within the capital band shall also be changed.
	7 En cas de réduction du capital-actions dans les limites de la marge de fluctuation, le Conseil d’administration détermine, l’affectation du montant de la réduction. Le Conseil d’administration peut également utiliser le montant de la réduction pour éliminer partiellement ou totalement un excédent passif selon l’article 653p CO ou peut, selon l’article 653q CO, réduire et simultanément augmenter à nouveau le capital-actions à concurrence d’un montant au moins équivalent.		7 In the event of a reduction of the share capital within the capital band, the Board shall, determine the use of the reduction amount. The Board may also use the reduction amount for the partial or full elimination of a share capital shortfall as provided for in article 653p of the CO or may, as provided for in article 653q of the CO, simultaneously reduce and increase the share capital to at least the previous amount.
	Article 4b		Article 4b
Capital conditionnel pour la participation des employés	1 Le capital-actions peut être augmenté d’un montant maximum de USD [•] par l’émission, directement ou indirectement par l’intermédiaire d’une filiale de la Société, de jusqu’à [•] actions nominatives entièrement libérées d’une valeur nominale de USD 0.01 chacune, en faveur des membres du Conseil d’administration ou de la Direction,	Conditional Share Capital for Employee Participation	1 The share capital may be increased in an amount not to exceed USD [•] through the issuance of, directly or indirectly through the intermediation of a subsidiary of the Company, up to [•] fully paid-in registered shares with a par value of USD 0.01 each, to members of the Board or the Executive Management Team, officers, employees,

directeurs, employés, co-contractants ou consultants de la Société ou de l’une des sociétés du groupe, ou à d’autres personnes fournissant des services à la Société ou à l’une des sociétés du groupe (les Bénéficiaires). L’émission directe ou indirecte d’actions nominatives entièrement libérées d’une valeur nominale de USD 0.01 chacune, conformément au présent article 4b peut également avoir lieu à la suite de l’exercice volontaire de droits ou l’exercice obligatoire d’obligations d’acquérir des Actions nouvelles, accordés, respectivement imposées, à l’un ou l’autre des Bénéficiaires.	contractors or consultants of the Company or any of its group companies, or other persons providing services to the Company or any of its group companies (the Beneficiaries). The direct or indirect issuance of fully paid-in registered shares with a par value of USD 0.01 each pursuant to this Article 4b may also occur as a result of the voluntary exercise of rights or the mandatory exercise of obligations to acquire new Shares granted, and imposed on, respectively, to any of the Beneficiaries.
2 Le droit de souscription préférentiel et le droit de souscription prioritaire des actionnaires de la Société sont supprimés en relation avec, et ne s’appliqueront pas à une telle émission d’Actions nouvelles, ni aux droits ou obligations sur la base desquels les Actions nouvelles sont émises. Une telle émission d’Actions nouvelles, ou un tel exercice volontaire ou obligatoire de droits ou d’obligations d’acquérir des Actions a lieu conformément à un ou plusieurs plans, règlements ou décisions adoptés par le Conseil d’administration ou, dans la mesure où cette compétence lui a été déléguée, le Comité de rémunération, et en tenant compte des principes de rémunération selon l’article 31 des présents statuts dans la mesure où lesdits principes sont applicables. Une telle émission d’Actions nouvelles peut se faire à un prix inférieur au prix du marché et de tels droits ou de telles obligations d’acquérir des Actions peuvent être accordés, respectivement imposées, à un prix inférieur à leur valeur intrinsèque.	2 The subscription rights and advance subscription rights of the shareholders of the Company are excluded in connection with, and will not apply to, any such issuance of new Shares or the rights or obligations based on which new Shares are issued. Any such issuance of new Shares or voluntary or mandatory exercise of rights or obligations to acquire Shares shall be under one or more plans, regulations or resolutions to be issued by the Board or, to the extent delegated to it, the Compensation Committee, and to the extent applicable, taking into account the compensation principles pursuant to Article 31 of these Articles of Association. Any such issuance of new Shares may be made at a price below the applicable stock exchange price and any such rights or obligations to acquire Shares may be granted and imposed on, respectively, below their intrinsic value.
3 La déclaration d’exercice des droits ou obligations fondée sur le présent article 4b doit se référer à cet article 4b et doit être faite sous une forme permettant d’en établir la preuve par texte. La renonciation ou la déchéance du droit d’acquérir des Actions fondé sur le présent article 4c ne requiert aucune forme particulière et peut avoir lieu par l’écoulement du temps.	3 The declaration of exercise of rights or obligations based on this Article 4b shall refer to this Article 4b and must be made in a form that allows proof by text. A waiver or forfeiture of the right to acquire Shares based on this Article 4b does not require any specific form and may occur by lapse of time.
4 L’acquisition d’Actions nouvelles fondée sur cet article 4b ainsi que leur transfert subséquent sont soumis aux restrictions de l’article 6 des présents statuts.	4 The acquisition of new Shares based on this Article 4b and their subsequent transfer shall be subject to the restrictions of Article 6 of these Articles of Association.

	Article 4c		Article 4c
Capital conditionnel aux fins de financement, acquisitions ou autres buts	1 Le capital-actions peut être augmenté d’un montant maximum de USD [•] par l’émission, directement ou par l’intermédiaire d’une filiale de la Société, de jusqu’à [•] actions nominatives entièrement libérées d’une valeur nominale de USD 0.01 chacune, (i) à la suite de l’exercice de droits de conversion, d’échange, d’option, de warrant, de souscription ou d’autres droits d’acquérir des Actions accordés, ou (ii) par le biais d’obligations d’acquérir des Actions imposées, aux actionnaires ou à des tiers seul ou en lien avec des obligations d’emprunt, effets, prêts, options, warrants ou autres instruments financiers ou obligations contractuelles de la Société ou de l’une des sociétés du groupe (ci-après désignés collectivement les Instruments Financiers).	Conditional Share Capital for Financing, Acquisitions and other Purposes	1 The share capital may be increased in an amount not to exceed USD [•] through the issuance of, directly or indirectly through the intermediation of a subsidiary of the Company, up to [•] fully paid-in registered shares with a par value of USD 0.01 each, (i) further to the exercise of conversion, exchange, option, warrant, subscription or other rights to acquire Shares, or (ii) through obligations to acquire Shares that are or were granted to or imposed upon shareholders or third parties alone or in connection with bonds, notes, loans, options, warrants or other securities or contractual obligations of the Company or any of its group companies (hereinafter collectively the Financial Instruments).
	2 Le droit de souscription préférentiel des actionnaires est supprimé en relation avec l’émission d’Actions nouvelles fondée sur des Instruments Financiers. Les personnes qui détiendront alors de tels Instruments Financiers seront en droit d’acquérir les Actions nouvelles émises à l’occasion de la conversion, de l’échange ou de l’exercice d’Instruments Financiers. Le Conseil d’administration détermine les termes principaux des Instruments Financiers.		2 Subscription rights of shareholders shall be excluded with respect to new Shares issued in connection with the Financial Instruments. The then-current owners of such Financial Instruments shall be entitled to acquire the new Shares issued upon conversion, exchange or exercise of the Financial Instruments. The main terms of the Financial Instruments shall be determined by the Board.
	3 La déclaration d’exercice des droits ou obligations fondée sur le présent article 4c doit se référer à cet article 4c et doit être faite sous une forme permettant d’en établir la preuve par texte. La renonciation ou la déchéance du droit d’acquérir des Actions nouvelles fondé sur le présent article 4c ne requiert aucune forme particulière et peut avoir lieu par l’écoulement du temps.		3 The declaration of exercise of rights or obligations based on this Article 4c shall refer to this Article 4c and must be made in a form that allows proof by text. A waiver or forfeiture of the right to acquire new Shares based on this Article 4c does not require any specific form and may occur by lapse of time.
	4 Le Conseil d’administration est autorisé à limiter ou supprimer le droit de souscription prioritaire des actionnaires en relation avec l’émission d’Instruments Financiers par la Société ou l’une des sociétés du groupe (1) s’il existe un juste motif au sens de l’article 4a al. 5 des présents statuts ou (2) si les Instruments Financiers sont émis à des conditions équitables. Si le droit de souscription prioritaire n’est pas accordé, de manière directe ou indirecte, par le Conseil d’administration, les règles suivantes s’appliquent :		4 The Board is authorized to limit or withdraw advance subscription rights of shareholders in connection with the issuance of Financial Instruments by the Company or one of its group companies if (1) there is a valid reason pursuant to Article 4a para. 5 of these Articles of Association or (2) the Financial Instruments are issued on appropriate terms. If the advance subscription rights are neither granted directly nor indirectly by the Board, the following shall apply:

	(a) le prix d’acquisition des Actions nouvelles est déterminé en prenant compte le prix du marché prévalant à la date d’émission des Instruments Financiers ; et		(a) the acquisition price of the new Shares shall be set by taking into account the market price prevailing at the date on which the Financial Instruments are issued; and
	(b) les Instruments Financiers peuvent être convertis, échangés ou exercés durant une période maximale de 30 ans suivant la date d’émission ou de conclusion pertinente des Instruments Financiers.		(b) the Financial Instruments may be converted, exchanged or exercised during a maximum period of 30 years from the date of the relevant issuance of or entry into the Financial Instruments.
	5 L’acquisition d’Actions nouvelles fondée sur cet article 4c ainsi que leur transfert subséquent sont soumis aux restrictions de l’article 6 des présents statuts.		5 The acquisition of new Shares based on this Article 4c and their subsequent transfer shall be subject to the restrictions of Article 6 of these Articles of Association.
	Article 5		Article 5
Certificats d’Actions et titres intermédiés	1 La Société peut émettre ses Actions sous forme de droits-valeurs, titres intermédiés ou certificats individuels ou globaux et, sous réserve des conditions du droit applicable, peut convertir ses Actions émises sous l’une des formes ci-dessus en une autre forme, en tout temps et sans approbation des actionnaires. La Société en supporte les coûts.	Share Certificates and Intermediated Securities	1 The Company may issue the Shares as uncertificated securities, as intermediated securities or in the form of single or global certificates, and, subject to the conditions of applicable law, may convert Shares from one form into another form at any time and without approval of shareholders. The Company shall bear the cost associated with any such conversion.
	2 Un actionnaire n’a pas le droit de réclamer la conversion d’Actions émises sous une certaine forme en une autre forme.		2 A shareholder has no right to request a conversion of the Shares issued in one form into another form.
	3 Les titres intermédiés fondés sur des Actions de la Société ne peuvent pas être transférés par cession. Il ne peut pas non plus être constitué de sûretés par cession sur ces titres intermédiés.		3 Intermediated securities based on the Shares cannot be transferred by way of assignment. A security interest in such intermediated securities cannot be granted by way of assignment either.
	Article 6		Article 6
Registre des actions, limitations à l’inscription, Nominees	1 La Société ou un tiers mandaté par elle tient un registre des actions nominatives qui mentionne le nom et le prénom (la raison sociale pour les personnes morales), l’adresse et la citoyenneté (le siège pour les personnes morales) des propriétaires et usufruitiers. Si une Personne inscrite au registre des actions change d’adresse, elle doit le communiquer à la personne en charge de la tenue du registre. Les communications écrites de la Société seront réputées valablement faites si elles sont envoyées à l’adresse figurant au registre des actions.	Share Register, Restrictions on Registration, Nominees	1 The Company shall maintain, itself or through a third party, a share register for the registered shares that lists the surname and name (the name of the company in case of a legal entity), the address and citizenship (the place of incorporation in case of a legal entity) of shareholders or usufructuaries. A Person registered in the share register shall notify the share registrar of any change in address. Written communications from the Company shall be deemed to have been validly made if sent to the address recorded in the share register.
	2 Les Personnes qui acquièrent des Actions sont inscrites sur demande au registre des actions comme actionnaires avec droit de vote si elles déclarent expressément qu’elles		2 Persons acquiring Shares shall be registered in the share register as shareholders with voting rights upon their request if they expressly declare that they have acquired the

	ont acquis ces Actions en leur propre nom et pour leur propre compte, qu’aucun contrat sur la reprise ou la restitution desdites Actions n’a été conclu et qu’elles supportent le risque économique lié aux Actions. Le Conseil d’administration peut cependant inscrire des nominees qui détiennent des Actions en leur propre nom, mais pour le compte de tiers, en tant qu’actionnaires inscrits avec droit de vote dans le registre des actions de la Société. Les ayants droit économiques d’Actions qui détiennent des Actions par l’intermédiaire d’un nominee exercent les droits des actionnaires par l’intermédiaire de ce nominee.		Shares in their own name and for their own account, that there is no agreement on the redemption of the Shares and that they bear the economic risk associated with the Shares, except that the Board may record nominees who hold Shares in their own name, but for the account of third parties, as shareholders of record with voting rights in the share register of the Company. Beneficial owners of Shares who hold Shares through a nominee exercise the shareholders’ rights through the intermediation of such nominee.
	3 Le Conseil d’administration peut, après avoir entendu l’actionnaire ou le nominee inscrit, biffer du registre des actions, avec effet rétroactif à la date d’inscription, l’inscription d’une telle Personne si ladite inscription a été faite sur la base d’informations fausses ou trompeuses. L’actionnaire ou le nominee concerné doit en être informé immédiatement.		3 After hearing the registered shareholder or nominee, the Board may cancel such Person’s registration in the share register with retroactive effect as of the date of registration if such registration was made based on false or misleading information. The relevant shareholder or nominee shall be promptly informed of the cancellation.
	4 Le Conseil d’administration peut régler d’autres détails et émettre les instructions nécessaires au respect des dispositions du présent article 6. Le Conseil d’administration peut autoriser des dérogations à la réglementation concernant les nominees.		4 The Board may regulate further details and issue the instructions necessary to ensure compliance with the provisions of this Article 6. The Board may grant exceptions from the rules regarding nominees.
	Article 7		Article 7
Exercice des droits	1 Le droit de vote et les droits y relatifs ne peuvent être exercés à l’égard de la Société que par un actionnaire, un usufruitier ou un nominee uniquement dans la mesure où cette Personne est inscrite au registre des actions avec droit de vote.	Exercise of Rights	1 The voting right and the rights associated therewith may be exercised with respect to the Company by a shareholder, usufructuary or nominee only to the extent that such Person is registered in the share register with voting rights.

	Section 3 Organes		Section 3 Corporate Bodies
	A. L’Assemblée générale		A. The General Meeting of Shareholders
	Article 8		Article 8
Pouvoirs de l’Assemblée générale	1 L’assemblée générale des actionnaires (l’Assemblée générale) est l’organe suprême de la Société.	Powers of the General Meeting	1 The general meeting of shareholders (the General Meeting) is the supreme corporate body of the Company.
	2 L’Assemblée générale a les droits intransmissibles qui lui sont attribués par la loi.		2 The General Meeting shall have the inalienable powers that are reserved to it by law.

	3 L’Assemblée générale prend en outre toutes les décisions sur les questions qui, dans la mesure où le droit applicable le permet, sont soumises à l’Assemblée générale par le Conseil d’administration ou qui peuvent faire l’objet d’un vote selon droit applicable.		3 The General Meeting shall further adopt any resolutions on matters that are, to the extent permissible under applicable law, submitted to the General Meeting by the Board or on which voting is otherwise permissible under applicable law.
	Article 9		Article 9
Assemblées générales ordinaires et extraordinaires	1 L’Assemblée générale ordinaire est tenue dans le délai prévu par la loi.	Annual and Extraordinary General Meetings	1 The Annual General Meeting shall be held within the time period required by law.
	2 Des Assemblées générales extraordinaires ont lieu dans les circonstances prévues par la loi, en particulier lorsque le Conseil d’administration le juge nécessaire ou approprié ou si l’organe de révision le requiert dans les circonstances prévues par la loi.		2 Extraordinary General Meetings shall be held in the circumstances provided by law, in particular when deemed necessary or appropriate by the Board or if so requested by the Auditor in the circumstances provided by law.
	3 Une Assemblée générale extraordinaire est en outre convoquée par le Conseil d’administration si une Assemblée générale le décide ou si un ou plusieurs actionnaires qui détiennent, seul ou ensemble, au moins cinq pour cent du capital-actions ou des voix et sont inscrits en tant que tels au registre des actions (la Participation Requise), le requièrent par écrit conformément au présent article 9 (une telle assemblée, une Assemblée Générale Extraordinaire Requise par des Actionnaires). Toute Assemblée Générale Extraordinaire Requise par des Actionnaires est limitée (a) au(x) objets(s) et proposition(s) mentionné(s) dans la requête valablement présentée par la Participation Requise d’actionnaires inscrits au registre des actions et (b) à tous les objets à l’ordre du jour et propositions supplémentaires que le Conseil d’administration décide d’inscrire à l’ordre du jour de l’Assemblée Générale Extraordinaire Requise par des Actionnaires. Une Assemblée Générale Extraordinaire Requise par des Actionnaires correctement requise se tiendra à la date et à l’heure fixées par le Conseil d’administration, sous réserve, toutefois, que le Conseil d’administration fasse en sorte que la Société publie la convocation à l’Assemblée Générale Extraordinaire Requise par des Actionnaires dans le délai prévu par le CO.		3 An Extraordinary General Meeting shall further be convened by the Board upon resolution of the General Meeting or if so requested in accordance with this Article 9 in writing by one or more shareholders (such meeting, a Shareholder Requested Extraordinary General Meeting) who hold, alone or together, at least five percent of the share capital or votes and are so recorded in the share register (the Requisite Percentage). Any Shareholder Requested Extraordinary General Meeting shall be limited to (a) the item(s) and proposal(s) stated in a valid request received from the Requisite Percentage of shareholders of record and (b) any additional agenda items and proposals that the Board determines to include on the agenda for the Shareholder Requested Extraordinary General Meeting. A properly requested Shareholder Requested Extraordinary General Meeting shall be held at such date and time as may be fixed by the Board; provided, however, that the Board shall cause the Company to publish notice of the Shareholder Requested Extraordinary General Meeting within the time period required by the CO.
	4 Pour qu’une Assemblée Générale Extraordinaire Requise par des Actionnaires soit convoquée par le Conseil		4 In order for a Shareholder Requested Extraordinary General Meeting to be convened by the Board, one or more requests

	d’administration, une ou plusieurs requêtes en ce sens doivent avoir été reçues par la Société à son siège social, de la part d’actionnaires inscrits au registre des actions et détenant, au total, au moins la Participation Requise. Pour être valable, cette requête doit contenir les Informations relatives au Requérant concernant l’actionnaire ou les actionnaires qui soumettent cette requête (à l’exception de tout actionnaire qui a fourni ces informations par le biais d’une déclaration de sollicitation selon la Schedule 14(A) en réponse à une sollicitation faite en vertu de, et conformément à, la section 14(a) de l’Exchange Act).		therefor must have been received by the Company at its registered office, from shareholders of record who hold, in the aggregate, equal to or more than the Requisite Percentage. To be in proper form, such request shall set forth the Requesting Person Information with respect to any shareholder or shareholders submitting such request (except for any shareholder that has provided such information in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14(A)).
	Article 10		Article 10
Convocation	1 L’Assemblée générale est convoquée par une annonce faite conformément à l’article 36 des présents statuts au moins 20 jours calendaires avant la date de l’assemblée. La date de publication et la date de l’Assemblée générale ne sont pas incluses dans le calcul du délai de convocation.	Notice	1 Notice of a General Meeting shall be given by way of an announcement pursuant to Article 36 at least 20 calendar days prior to the date of the meeting. The date of publication and the date of the General Meeting are not to be included for purposes of computing the notice period.
	2 Le rapport de gestion, le rapport de rémunération, les rapports de révision et le rapport sur les questions non-financières selon l’article 964c CO doivent être mis à la disposition des actionnaires au moins 20 jours calendaires avant l’Assemblée générale ordinaire (la mise à disposition par voie électronique sur le site Internet de la Société ou autre est suffisante à cet égard).		2 The management report, the compensation report, the Auditor’s reports and the report on non-financial matters pursuant to article 964c of the CO shall be made available to the shareholders at least 20 calendar days prior to the Annual General Meeting (whereby electronic availability on the Company’s website or otherwise shall be sufficient for such purposes).

3 Sont mentionnés dans la convocation:
1.
la date, l’heure, la forme et le lieu de l’Assemblée générale ;

2.
les objets portés à l’ordre du jour ;

3.
les propositions du Conseil d’administration accompagnées d’une motivation succincte ;

4.
le cas échéant, les propositions des actionnaires accompagnées d’une motivation succincte et la réponse du Conseil d’administration ; et

5.
le nom et adresse du représentant indépendant.

3 The notice shall include:
1.
the date, beginning, mode and location of the General Meeting;

2.
the agenda items;

3.
the proposals of the Board, together with a brief explanation thereof;

4.
proposals of shareholders (if any) together with a brief explanation thereof by such shareholders (if any) and the Board’s response; and

5.
name and address of the independent voting rights representative.

	Article 11		Article 11
Ordre du jour
1 Les actionnaires qui détiennent, seul ou ensemble, au moins 0,5 pour cent du capital-actions ou des voix et sont inscrits en tant que tels au registre des actions peuvent demander par écrit qu’un objet ou une proposition soit inscrit à l’ordre du jour de l’Assemblée générale. Une telle demande doit être reçue par la Société par écrit au moins 120 jours calendaires mais pas plus de 150 jours calendaires avant la date anniversaire de l’Assemblée générale ordinaire de l’année précédente, en indiquant le ou les objets à l’ordre du jour et la ou les propositions, ainsi que :
1.
la preuve des participations requises inscrites au registre des actions ;

2.
en ce qui concerne chaque Demandeur, les Informations relatives au Demandeur ; et

3.
pour chaque personne que la Personne proposant une Candidature propose de nommer en tant que membre du Conseil d’administration, les Informations relatives au Candidat.

Agenda
1 Shareholders who hold, alone or together, at least 0.5 percent of the share capital or votes and are so recorded in the share register may request in writing that an item or proposal be included on the agenda for the General Meeting. Such a request must be received by the Company in writing at least 120 but not more than 150 calendar days prior to the anniversary of the Annual General Meeting for the preceding year, specifying the agenda item(s) and proposal(s), together with:
1.
evidence of the required shareholdings recorded in the share register;

2.
as to each Proposing Person, the Proposing Person Information; and

3.
as to each person whom the Nominating Person proposes to nominate as a member of the Board, the Nominee Information.

	2 Un actionnaire n’a le droit de faire inclure ses candidats dans le proxy statement et le formulaire de procuration de la Société (selon les lois américaines sur les valeurs mobilières) qu’en conformité avec l’article 16; le respect par cet actionnaire des dispositions applicables de l’article 9 et du présent article 11 ne lui donne pas le droit de faire inclure ses candidats dans le proxy statement et le formulaire de procuration de la Société (selon les lois américaines sur les valeurs mobilières).		2 A shareholder is entitled to have its nominees included in the Company’s proxy statement and form of proxy (as established under U.S. securities laws) solely in accordance with Article 16, and such shareholder’s compliance with the applicable provisions of Article 9 and this Article 11 will not entitle such shareholder to have its nominees included in the Company’s proxy statement and form of proxy (as established under U.S. securities laws).
	3 Si (a) une Personne proposant une Candidature fait une notification conformément à la Rule 14a-19(b) de l’Exchange Act et (b) que, par la suite, cette Personne proposant une Candidature (i) notifie à la Société qu’elle n’a plus l’intention, ou qu’elle fait partie d’un groupe qui n’a plus l’intention, de solliciter des procurations de vote pour soutenir des candidats au Conseil d’administration autres que ceux proposés par la Société conformément à la Rule 14a-19 de l’Exchange Act, ou (ii) ne se conforme pas aux exigences des Rules 14a-19(a)(2) et (3) de l’Exchange Act, alors la Société ne tiendra		3 If any (a) Nominating Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (b) such Nominating Person subsequently (i) notifies the Company that such Nominating Person no longer intends to, or is part of a group that no longer intends to, solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act or (ii) fails to comply with the requirements of Rules 14a-19(a)(2) and (3) under the Exchange Act, then the Company shall disregard any proxies or votes solicited for the Nominating Person’s nominees, notwithstanding that

pas compte des procurations de vote ou des votes sollicités pour les candidats de la Personne proposant une Candidature, même si des procurations de vote ou des votes en leur faveur ont pu être sollicités, obtenus ou reçus par la Société. Si une Personne proposant une Candidature fournit une notification conformément à la Rule 14a-19(b) de l’Exchange Act, cette Personne proposant une Candidature doit remettre à la Société, au plus tard cinq jours ouvrables avant l’Assemblée générale ordinaire concernée, une preuve raisonnable que les exigences de la Rule 14a-19(a)(3) de l’Exchange Act ont été satisfaites.	proxies or votes in favor thereof may have been solicited, obtained or received by the Company. If any Nominating Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Nominating Person shall deliver to the Company, no later than five business days prior to the applicable Annual General Meeting, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
4 Nonobstant toute disposition contraire des présents statuts ou du droit applicable, pour qu’une candidature soit correctement présentée à une Assemblée générale ordinaire par une Personne proposant une Candidature, les informations et les documents fournis par cette Personne proposant une Candidature ou son candidat proposé, y compris les informations contenues dans tout questionnaire, ne doivent pas contenir d’informations fausses ou trompeuses ni omettre des informations importantes qui ont été demandées.	4 Notwithstanding anything to the contrary set forth in these Articles of Association or applicable law, for any nomination to be properly brought before an Annual General Meeting by a Nominating Person, the information and documents provided by such Nominating Person or their proposed nominee, including the information contained in any questionnaire, shall not contain any false or misleading information or omit any material information that has been requested.
5 Aucune décision ne peut être prise par l’Assemblée générale sur des objets qui n’ont pas été valablement portés à l’ordre du jour, sauf sur les propositions faites lors d’une Assemblée générale de convoquer une Assemblée générale extraordinaire, d’instituer un examen spécial en vertu de l’article 697a CO ou de désigner un organe de révision.	5 No resolutions may be passed at a General Meeting regarding proposals with respect to agenda items for which proper notice was not given; this provision shall not apply to proposals made during a General Meeting to convene an Extraordinary General Meeting, to initiate a special investigation in accordance with article 697a of the CO or to elect an auditor.
6 Il n’est pas nécessaire d’annoncer à l’avance les propositions concernant les objets portés à l’ordre du jour ou les délibérations qui ne doivent pas être suivies d’un vote.	6 No prior notice is required to bring motions related to items already on the agenda or for the discussion of matters on which no resolution is to be taken.
7 Tout candidat au Conseil d’administration proposé par une Personne proposant une Candidature ou par toute autre Personne doit avoir fourni une déclaration écrite signée par laquelle il consent à être nommé dans le proxy statement (tel qu’établi selon les lois américaines sur les valeurs mobilières) en qualité de candidat et d’exercer en qualité de membre du Conseil d’administration en cas d’élection.	7 A Nominating Person’s or any other Person’s director nominee(s) must have provided an executed written consent to be named in the proxy statement (as established under U.S. securities laws) as a nominee and to serve as a member of the Board if elected.

	Article 12		Article 12
Lieu de réunion	1 Le Conseil d’administration décide du lieu où se tient l’Assemblée générale. Le lieu de l’Assemblée générale peut être en Suisse ou à l’étranger.	Location	1 The Board shall determine the location of the General Meeting. The location of the General Meeting can be in Switzerland or abroad.
	2 Le Conseil d’administration peut décider que l’Assemblée générale se tienne simultanément en plusieurs lieux, pour autant que les interventions des participants soient retransmises en direct par des moyens audiovisuels sur tous les sites de réunion et/ou que les actionnaires qui ne sont pas présents au lieu ou aux lieux de l’Assemblée générale puissent exercer leurs droits par voie électronique.		2 The Board may determine that the General Meeting shall be held simultaneously at different locations, provided that the contributions of the participants are transmitted directly via video and audio to all venues and/or that shareholders, who are not present at the venue or venues of the General Meeting, may exercise their rights by electronic means.
	3 Nonobstant toute autre disposition des présents statuts, le Conseil d’administration peut également décider que l’Assemblée générale se tiendra par voie électronique sans lieu de réunion physique.		3 Notwithstanding any other provision herein, the Board may also determine that the General Meeting shall be held by electronic means without there being any physical location.
	Article 13		Article 13
Présidence, scrutateurs, procès-verbal	1 Le ou la président(e) du Conseil d’administration préside l’Assemblée générale. En son absence, un autre membre du Conseil d’administration ou une personne désignée par le Conseil d’administration préside l’Assemblée générale. Si aucun membre du Conseil d’administration n’est disponible et aucune personne n’a été désignée par le Conseil d’administration, l’Assemblée générale élit le ou la président(e) de séance.	Chair, Vote Counters, Minutes	1 The chair of the Board shall chair the General Meeting. In his or her absence, another member of the Board or a person designated by the Board shall chair the General Meeting. If no member of the Board is available and no other person has been designated by the Board, the acting chair shall be elected by the General Meeting.
	2 Le ou la président(e) de l’Assemblée générale dispose de tous les pouvoirs nécessaires et appropriés au bon déroulement de l’Assemblée générale.		2 The acting chair of the General Meeting shall have all powers and authorities necessary and appropriate for the orderly conduct of the General Meeting.
	3 Le ou la président(e) de l’Assemblée générale désigne le secrétaire et le ou les scrutateurs qui ne doivent pas nécessairement être des actionnaires. Le procès-verbal doit être signé par le ou la président(e) de l’Assemblée générale et le secrétaire.		3 The acting chair of the General Meeting shall appoint the secretary and the vote counter(s), none of whom need be shareholders. The minutes shall be signed by the acting chair of the General Meeting and the secretary.
	Article 14		Article 14
Droit de vote, représentation	1 Chaque Action donne droit à une voix. Les droits de vote sont soumis aux conditions des articles 6 et 7.	Voting Rights, Representation	1 Each Share shall have the right to one vote. The voting rights are subject to the conditions of Article 6 and Article 7.
	2 Le Conseil d’administration édicte des règles procédurales relatives à la participation et la représentation à l’Assemblée générale et		2 The Board shall issue procedural rules regarding the participation and representation at the General Meeting and

	détermine les exigences quant aux procurations de vote. Un actionnaire peut être représenté à l’Assemblée générale par le représentant indépendant, par son représentant légal ou, sur la base d’une procuration écrite, par tout autre mandataire, qui ne doit pas nécessairement être actionnaire.		determine the requirements regarding proxies. A shareholder may be represented at the General Meeting by the independent voting rights representative, its legal representative or, on the basis of a written proxy, by any other representative who need not be a shareholder.
	3 L’Assemblée générale élit le représentant indépendant pour une durée de fonction s’achevant à la fin de l’Assemblée générale ordinaire suivante. Le représentant indépendant est rééligible.		3 The General Meeting shall elect the independent voting rights representative for a term of office until completion of the next Annual General Meeting. The independent voting rights representative is eligible for re-election.
	4 Lorsque l’Assemblée générale n’a pas désigné de représentant indépendant, le Conseil d’administration en désigne un en vue de l’Assemblée générale suivante.		4 If the Company has not appointed an independent voting rights representative, the Board shall appoint one for the next General Meeting.
	Article 15		Article 15
Quorum de présence, décisions, élections	1 Toute décision ou élection requiert que la majorité de toutes les Actions avec droit de vote soit représentée au début de l’Assemblée générale. Les actionnaires présents à une Assemblée générale peuvent continuer à prendre les décisions ou procéder aux élections malgré le retrait d’actionnaires de cette Assemblée générale après l’annonce du quorum de présence à cette réunion.	Attendance Quorum; Resolutions, Elections	1 The adoption of any resolution or election requires that a majority of all the Shares entitled to vote be represented at the commencement of a General Meeting. The shareholders present at a General Meeting may continue to transact business despite the withdrawal of shareholders from such General Meeting following announcement of the presence quorum at that meeting.
	2 L’Assemblée générale prend ses décisions et procède aux élections, à l’exception d’une élection où le nombre de candidats proposés à l’élection au Conseil d’administration dépasse le nombre de sièges à pourvoir selon la convocation à l’Assemblée générale, à la majorité des voix exprimées lors de l’Assemblée générale (les abstentions, les non-votes de banque (broker nonvotes), les bulletins blancs ou nuls n’étant pas pris en compte pour déterminer la majorité), sauf si une majorité différente est requise par la loi ou par d’autres dispositions des présents statuts. Lors d’une élection où le nombre de candidats proposés à l’élection au Conseil d’administration dépasse le nombre de sièges à pourvoir selon la convocation à l’Assemblée générale, les candidats sont élus à la pluralité des voix exprimées lors de l’Assemblée générale, de sorte que les candidats ayant reçu le plus de voix positives (jusqu’au nombre de candidats à élire) sont élus et que la majorité des voix exprimées n’est pas une condition préalable à l’élection.		2 The General Meeting shall pass resolutions and decide elections, except for an election where the number of candidates proposed for election to the Board exceeds the number of seats to be filled in accordance with the invitation for the General Meeting, by the majority of the votes cast at the General Meeting (whereby abstentions, broker nonvotes, blank or invalid ballots shall be disregarded for purposes of establishing the majority), unless a different voting standard is required by law or other provisions of these Articles of Association. In an election where the number of candidates proposed for election to the Board exceeds the number of seats to be filled in accordance with the invitation for the General Meeting, the candidates shall be elected by a plurality of the votes cast at the General Meeting, such that the candidates receiving the most affirmative votes (up to the number of candidates to be elected) shall be elected and a majority of the votes cast shall not be a prerequisite to the election. In the event of a

	En cas d’égalité des voix, celle du ou de la président(e) de séance est prépondérante.		tie, the acting chair shall have the casting vote.
	3 Le ou la président(e) de l’Assemblée générale détermine si les décisions et les élections ont lieu à scrutin ouvert, par écrit ou par voie électronique. Le ou la président(e) peut en tout temps ordonner qu’une décision ou élection soit répétée s’il ou elle estime qu’il existe des doutes quant au résultat. Dans ce cas, la décision ou l’élection précédente est réputée ne pas avoir eu lieu.		3 The acting chair of the General Meeting shall determine whether resolutions and elections are to be decided by open ballot, in writing or electronically. The acting chair may at any time order that a resolution or election be repeated if he or she considers the vote to be in doubt; the resolution or election previously held shall then be deemed not to have taken place.
	4 Les actionnaires prennent les décisions et procèdent aux élections lors des Assemblées générales et ne peuvent pas prendre de décisions par écrit (y compris sous forme électronique), sans réunion.		5 Shareholders shall take resolutions and carry elections at General Meetings and do not have the power to consent in writing (including by electronic means), without a meeting, to resolutions.
	Article 16		Article 16
Accès des actionnaires aux documents pour l’exercice des droits de vote de la Société	1 Sous réserve des dispositions du présent article 16, dans le cas où il en est fait la demande dans l’Access Notice pertinente, la Société doit inclure dans son proxy statement pour toute Assemblée générale :	Shareholder Access to the Company’s Proxy Materials	1 Subject to the provisions of this Article 16, if requested in the relevant Access Notice, the Company shall include in its proxy statement for any General Meeting:
	1. le nom de toute personne proposée pour élection par un Access Shareholder, lequel doit également figurer sur le formulaire de procuration et de vote de la Société ;		1. the name of any person nominated for election, which shall also be included on the Company’s form of proxy and ballot, by any Access Shareholder;
	2. les informations concernant ce candidat et l’Access Shareholder qui doivent être incluses dans le proxy statement en vertu des règles de la SEC ou de toute autre droit applicable ;		2. disclosure about such nominee and the Access Shareholder required under the rules of the SEC or other applicable law to be included in the proxy statement;

3.
toute déclaration faite par l’Access Shareholder dans l’Access Notice pour être incluse dans le proxy statement en faveur de l’élection du candidat au Conseil d’administration (sous réserve, notamment, de l’article 16 al. 5), si cette déclaration ne dépasse pas 500 mots et est raisonnablement concise ; et

3.
any statement included by the Access Shareholder in the Access Notice for inclusion in the proxy statement in support of the nominee’s election to the Board (subject, without limitation, to Article 16 para. 5), if such statement does not exceed 500 words and is reasonably concise; and

4.
toute autre information que le Conseil d’administration décide, à sa seule discrétion, d’inclure dans le proxy statement relative à la nomination de ce candidat, y compris, notamment, toute déclaration d’opposition à la nomination et toute information fournie en vertu du présent article 16.

4.
any other information that the Board determines, in its exclusive discretion, to include in the proxy statement relating to the nomination of such nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Article 16.

2 Si, après le délai pour soumettre une Access Notice telle que définie à l’article 16 al. 4, un Access Shareholder devient inéligible ou retire sa proposition de candidature ou qu’un candidat ne veut plus siéger au Conseil d’administration, que ce soit avant ou après l’envoi du proxy statement définitif, alors la candidature ne sera pas prise en compte et la Société : (a) n’est pas tenue d’inclure dans son proxy statement déposé auprès de la SEC le candidat écarté ou tout candidat successeur ou remplaçant proposé par l’Access Shareholder ou par tout autre Access Shareholder et (b) peut communiquer autrement à ses actionnaires, y compris, notamment, en modifiant ou en complétant son proxy statement pour indiquer que le candidat écarté ne sera pas inclus en tant que candidat dans le proxy statement et qu’il ne fera pas l’objet d’un vote lors de l’Assemblée générale ordinaire. La Société peut s’opposer à tout candidat et inclure dans le proxy statement sa propre déclaration le concernant.	2 If, after the deadline for submitting an Access Notice as set forth in Article 16 para. 4, an Access Shareholder becomes ineligible or withdraws its nomination or a nominee becomes unwilling to serve on the Board, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Company: (a) shall not be required to include in its proxy statement filed with the SEC the disregarded nominee or any successor or replacement nominee proposed by the Access Shareholder or by any other Access Shareholder and (b) may otherwise communicate to its shareholders, including, without limitation, by amending or supplementing its proxy statement to state that the disregarded nominee will not be included as a nominee in the proxy statement and will not be voted on at the Annual General Meeting. The Company may solicit against, and include in the proxy statement its own statement relating to, any nominee.
3 Un Eligible Holder peut soumettre une candidature conformément au présent article 16 uniquement si cette personne est un actionnaire inscrit au registre des actions à la date de soumission de l’Access Notice et à la date de l’Assemblée générale ordinaire. En cas de nomination par un groupe d’Eligible Holders, toutes les exigences et obligations pour un Eligible Holder individuel qui sont énoncées dans le présent article 16 s’appliquent à chaque membre de ce groupe.	3 An Eligible Holder may submit a nomination in accordance with this Article 16 only if the person is a holder of record on the date of submission of the Access Notice and on the date of the Annual General Meeting. In the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Article 16 shall apply to each member of such group.
4 Pour nommer un candidat, l’Access Shareholder doit, au plus tôt 150 jours calendaires et au plus tard 120 jours calendaires avant le premier anniversaire de la date (indiquée dans les documents pour l’exercice des droits de vote de la Société établis selon les lois américaines sur les valeurs mobilières applicables) à laquelle le proxy statement définitif de la Société pour l’Assemblée générale ordinaire de l’année précédente a été communiqué pour la première fois aux actionnaires de la Société, remettre une Access Notice à la Société, qui doit la recevoir à son siège ou son bureau principal de direction ; à condition, toutefois, que, s’il n’est pas prévu que l’Assemblée générale ordinaire se tienne dans un délai commençant 30 jours avant cette date	4 To nominate a nominee, the Access Shareholder must, no earlier than 150 calendar days and no later than 120 calendar days prior to the first anniversary of the date (as stated in the Company’s proxy materials established under applicable US securities laws) on which the Company’s definitive proxy statement for the prior year’s Annual General Meeting was first released to the Company’s shareholders, deliver an Access Notice to, and such Access Notice must be received by, the Company at its registered office or principal executive office; provided, however, that if the Annual General Meeting is not scheduled to be held within a period beginning 30 days before such anniversary date and ending 30 days after such anniversary date, the Access Notice shall be

anniversaire et se terminant 30 jours après cette date anniversaire, l’Access Notice doit être donnée de la manière prévue dans les présents statuts au plus tard à la fermeture des bureaux à la date qui est 180 jours avant cette autre date de réunion ou le dixième jour suivant la date à laquelle la Société fait pour la première fois une Publication concernant cette autre date de réunion. L’Access Notice sera considérée comme remise à la date à laquelle toutes les informations et tous les documents mentionnés dans la définition d’Access Notice (autres que les informations et les documents qu’il est prévu de fournir après la date de remise de l’Access Notice) ont été remis ou envoyés par poste à la Société et reçus par elle.	given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such other meeting date or the tenth day following the date that the Company first makes Public Disclosure regarding such other meeting date. The Access Notice shall be deemed delivered on the date on which all the information and documents referred to in the definition of Access Notice (other than such information and documents contemplated to be provided after the date the Access Notice is provided) have been delivered to or mailed and received by the Company.
5 Nonobstant toute disposition contraire du présent article 16 et dans la mesure requise dans le cadre de la préparation du proxy statement en vertu des règles de la SEC, la Société peut omettre de son proxy statement tout candidat et toute information concernant ce candidat (y compris la déclaration de soutien d’un Access Shareholder) et aucun vote sur ce candidat n’aura lieu (nonobstant le fait que des votes ou des procurations de vote à l’égard de ce vote peuvent avoir été sollicités, obtenus ou reçus par la Société), et l’Access Shareholder ne peut pas, après le dernier jour où une Access Notice serait faite dans les délais, remédier de quelque façon que ce soit à tout défaut empêchant la nomination du candidat, si le Conseil d’administration détermine que la candidature ou l’élection de ce candidat au Conseil d’administration aurait pour conséquence que la Société viole ou ne respecte pas les présents statuts ou toute loi, règle ou réglementation applicable à laquelle la Société est soumise, y compris toute règle ou réglementation de la SEC ou de toute bourse sur laquelle les titres de la Société sont négociés.	5 Notwithstanding anything to the contrary contained in this Article 16 and to the extent required in connection with the preparation of the proxy statement under SEC rules, the Company may omit from its proxy statement any nominee and any information concerning such nominee (including an Access Shareholder’s statement in support) and no vote on such nominee will occur (notwithstanding that votes or proxies in respect of such vote may have been solicited, obtained or received by the Company), and the Access Shareholder may not, after the last day on which an Access Notice would be timely, cure in any way any defect preventing the nomination of the nominee, if the Board determines that such nominee’s nomination or election to the Board would result in the Company violating or failing to be in compliance with these Articles of Association or any applicable law, rule or regulation to which the Company is subject, including any rules or regulations of the SEC or any stock exchange on which the Company’s securities are traded.
6 Nonobstant toute disposition contraire du présent article 16, la Société peut omettre de son proxy statement, ou compléter ou corriger, toute information, y compris tout ou partie de la déclaration de soutien au candidat incluse dans l’Access Notice, si le Conseil d’administration détermine que (a) cette information n’est pas vraie sur tous les points importants ou omet une	6 Notwithstanding anything to the contrary contained in this Article 16, the Company may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the nominee included in the Access Notice, if the Board determines that (a) such information is not true in all material respects or omits a material statement

	déclaration importante nécessaire pour que les déclarations faites ne soient pas trompeuses ; (b) ces informations portent directement ou indirectement atteinte au caractère, à l’intégrité ou à la réputation personnelle d’une personne, ou portent directement ou indirectement des accusations concernant une conduite ou des associations inappropriées, illégales ou immorales, sans fondement factuel, à l’égard d’une personne ; ou (c) l’inclusion de ces informations dans le proxy statement violerait ou amènerait la Société à violer les présents statuts, les proxy rules de la SEC ou toute autre loi, règle ou réglementation applicable (y compris les règles ou normes de cotation de la principale bourse sur laquelle les actions de la Société sont négociées).		necessary to make the statements made not misleading; (b) such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (c) the inclusion of such information in the proxy statement would otherwise violate or cause the Company to violate these Articles of Association, the SEC proxy rules or any other applicable law, rule or regulation (including the rules or listing standards of the principal exchange on which the Company’s shares are traded).

	B. Le Conseil d’administration		B. The Board
	Article 17		Article 17
Nombre de membres du Conseil d’administration	Le Conseil d’administration se compose de cinq membres au moins et de 16 membres au plus.	Number of Members of the Board	The Board shall consist of not fewer than five and no more than 16 members.
	Article 18		Article 18
Élection et durée des fonctions	1 Les membres du Conseil d’administration et le ou la président(e) du Conseil d’administration sont élus individuellement par l’Assemblée générale pour une durée de fonction s’achevant à la fin de l’Assemblée générale ordinaire suivante. Les membres du Conseil d’administration sont rééligibles.	Election and Term of Office	1 The General Meeting shall elect the members of the Board and the chair of the Board individually for a term of office until the completion of the next Annual General Meeting. Members of the Board are eligible for re-election.
	2 Lorsque la fonction de président(e) du Conseil d’administration est vacante, le Conseil d’administration désigne un ou une nouveau/nouvelle président(e) parmi ses membres pour une durée de fonction s’achevant à la fin de l’Assemblée générale ordinaire suivante.		2 If the office of the chair of the Board is vacant, the Board shall appoint a new chair from among its members for a term of office extending until completion of the next Annual General Meeting.
	Article 19		Article 19
Organisation du Conseil d’administration	1 A l’exception de l’élection par l’Assemblée générale du ou de la président(e) du Conseil d’administration et des membres du Comité de rémunération, le Conseil d’administration se constitue lui-même. Il peut désigner, entre autres, un Directeur Principal Indépendant (Lead Independant Director), ainsi qu’un	Organization of the Board	1 Except for the election of the chair of the Board and the members of the Compensation Committee by the General Meeting, the Board shall constitute itself. The Board may, among other functions, appoint a Lead Independent Director and appoint a secretary who need not be member

	secrétaire qui ne doit pas nécessairement être membre du Conseil d’administration.		of the Board.
	2 Le Conseil d’administration règle son organisation et la prise de décisions dans un règlement d’organisation, sous réserve des articles 21 ss des présents statuts.		2 Subject to Article 21 et seq. of these Articles of Association, the Board shall regulate its organization and the adoption of resolutions in the organizational regulations.
	Article 20		Article 20
Remboursement des frais, indemnisation	1 Les membres du Conseil d’administration ont droit au remboursement de tous les frais raisonnables engagés dans le cadre de leur fonction de membre du Conseil d’administration.	Reimbursement of Expenses, Indemnification	1 The members of the Board shall be entitled to the reimbursement of all reasonable expenses incurred in service as a member of the Board.
	2 La Société indemnise, défend et dégage de toute responsabilité, dans toute la mesure permise par la loi, les actuels et anciens membres du Conseil d’administration et directeurs de la Société ainsi que leurs héritiers, masse en faillite ou masse concordataire, contre toutes actions, procès ou procédures, imminents, en cours ou terminés, de nature civile, pénale, administrative ou autre, et pour tous les coûts, dépenses, pertes, dommages et frais qu’eux-mêmes ou l’un d’entre eux, leurs héritiers, masse en faillite ou masse concordataire, subissent ou pourraient subir par ou en raison d’actes, entrepris ou prétendument entrepris, concertés ou prétendument concertés, omis ou prétendument omis, dans ou à propos de l’exécution de leurs devoirs, ou prétendus devoirs, ou en raison du fait qu’il ou elle est ou a été un membre du Conseil d’administration ou un directeur de la Société, ou pendant qu’il ou elle était membre du Conseil d’administration ou un directeur de la Société exerçant, à la demande de la Société, en qualité d’administrateur, directeur, employé ou agent d’une autre société de capitaux, société de personnes, joint-venture, trust ou autre entreprise; à condition, toutefois, que cette indemnisation ne s’étende pas à toute affaire dans laquelle l’une desdites personnes est reconnue, par un jugement ou une décision final et exécutoire d’un tribunal ou d’une autorité gouvernementale ou administrative compétente, comme ayant commis une violation intentionnelle ou par négligence grave de ses devoirs en tant que membre du Conseil d’administration ou directeur de la Société.		2 The Company shall indemnify, defend and hold harmless, to the full extent permitted by law, the existing and former members of the Board and officers of the Company, and their heirs, executors and administrators, from and against all threatened, pending or completed actions, suits or proceedings, whether of civil, criminal, administrative or other nature, and all costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done or alleged to be done, concurred or alleged to be concurred in or omitted or alleged to be omitted in or about the execution of their duty, or alleged duty, or by reason of the fact that he or she is or was a member of the Board or an officer of the Company, or while serving as a member of the Board or an officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, however, that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a member of the Board or an officer of the Company.

	3 Sans limiter la portée de l’alinéa 2 du présent article 20, la Société avancera les frais de justice et les honoraires d’avocats aux actuels et anciens membres du Conseil d’administration et directeurs de la Société. La Société peut cependant recouvrir ces avances si l’une de ces personnes a été reconnue coupable de violation intentionnelle ou par négligence grave de ses devoirs de membre du Conseil d’administration ou de directeur de la Société par un jugement ou une décision finale et exécutoire d’un tribunal ou d’une autorité gouvernementale ou administrative compétente.		3 Without limiting the foregoing paragraph 2 of this Article 20, the Company shall advance court costs and attorneys’ fees to the existing and former members of the Board and officers of the Company. The Company may however recover such advanced costs if any of said persons is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his statutory duties as a member of the Board or officer of the Company.
	Article 21		Article 21
Convocation, décisions, procès-verbal	1 Sauf disposition contraire du règlement d’organisation adopté par le Conseil d’administration, le Conseil d’administration est convoqué par son ou sa président(e) ou, en cas d’empêchement de celui-ci ou de celle-ci, par un autre membre du Conseil d’administration si un membre en fait la demande par écrit ou par courriel ou par un autre moyen de communication électronique, avec indication des motifs.	Convening Meetings, Resolutions, Minutes	1 Unless the organizational regulations adopted by the Board provide otherwise, the Board shall meet at the invitation of its chair or, if he or she is not able to do so, another member of the Board if a member so requests in writing or via email or another form of electronic communication, indicating the reasons therefor.
	2 Sauf disposition contraire du règlement d’organisation adopté par le Conseil d’administration, le Conseil d’administration ne peut valablement délibérer que si la majorité de ses membres en fonction est présente. Aucun quorum de présence n’est requis pour les décisions de modification et de constatation en lien avec des modifications du capital-actions ou un changement de la monnaie du capital-actions.		2 Unless the organizational regulations adopted by the Board provide otherwise, the Board shall only have quorum if the majority of the members of the Board then in office is present. There is no presence quorum requirement for resolutions providing for the amendment and ascertainment of capital changes or a change in the currency of the share capital.
	3 Sauf disposition contraire du règlement d’organisation adopté par le Conseil d’administration, les décisions du Conseil d’administration sont prises à la majorité des voix émises. En cas d’égalité des voix, celle du ou de la président(e) de séance n’est pas prépondérante et la décision est considérée comme ayant échoué.		3 Unless the organizational regulations adopted by the Board provide otherwise, the Board shall adopt its resolutions by a majority of votes cast. In the case of a tie, the acting chair shall have no casting vote and the resolution shall be considered to have failed.
	4 Les décisions du Conseil d’administration peuvent également être prises à l’unanimité par voie de circulation ou sous forme électronique (à moins qu’une discussion ne soit requise par l’un des membres du Conseil d’administration).		4 Resolutions may also be adopted by way of written consent or electronically (unless a member requests discussion thereof) of all members of the Board.

	5 Les décisions du Conseil d’administration sont consignées dans un procès-verbal signé par le ou la président(e) de séance et le secrétaire de la réunion.		5 The decisions of the Board shall be recorded in minutes to be signed by the acting chair and the secretary of the meeting.
	Article 22		Article 22
Attributions du Conseil d’administration	1 Le Conseil d’administration peut prendre des décisions sur toutes les affaires qui ne sont pas attribuées à un autre organe de la Société par la loi, les présents statuts ou un règlement.	Powers of the Board	1 The Board may pass resolutions with respect to all matters that are not delegated to another corporate body of the Company by law, these Articles of Association or regulations.
	2 Le Conseil d’administration a les attributions intransmissibles et inaliénables qui lui sont attribuées par la loi.		2 The Board has the non-transferable and inalienable duties reserved to the Board by law.
	3 En outre, le Conseil d’administration peut déléguer en tout ou en partie la gestion ainsi que la représentation de la Société, dans le cadre des présents statuts et de la loi, à un ou plusieurs de ses membres ou à des tiers sur la base d’un règlement d’organisation.		3 In all other respects, the Board may delegate in whole or in part the management and the representation of the Company within the framework set forth by these Articles of Association and the law to one or several of its members or to third parties based on organizational regulations.

	C. Le Comité de rémunération		C. The Compensation Committee
	Article 23		Article 23
Nombre des membres	Le Comité de rémunération se compose d’au moins trois membres du Conseil d’administration.	Number of Members	The Compensation Committee shall consist of no fewer than three members of the Board.
	Article 24		Article 24
Election et durée de fonction	1 L’Assemblée générale élit les membres du Comité de rémunération individuellement pour une durée de fonction s’achevant à la fin de l’Assemblée générale ordinaire suivante. Les membres du Comité de rémunération sont rééligibles.	Election and Term of Office	1 The General Meeting shall elect the members of the Compensation Committee individually for a term of office until the completion of the next Annual General Meeting. Members of the Compensation Committee are eligible for re-election.
	2 En cas de vacance au sein du Comité de rémunération, le Conseil d’administration peut désigner des remplaçants parmi ses membres pour une durée de fonction s’achevant à la fin de l’Assemblée générale ordinaire suivante.		2 If there are vacancies on the Compensation Committee, the Board may appoint substitute members from among its members for a term of office extending until completion of the next Annual General Meeting.
	Article 25		Article 25
Organisation du Comité de rémunération	1 Le Conseil d’administration élit le ou la président(e) du Comité de rémunération parmi ses membres.	Organization of the Compensation Committee	1 The Board shall elect a chair of the Compensation Committee from among its members.

	2 Le Conseil d’administration détermine dans un règlement pour quels postes du Conseil d’administration et de la Direction le Comité de rémunération, seul ou conjointement avec le ou la Président(e) du Conseil d’administration, soumet des propositions au Conseil d’administration en lien avec la rémunération des membres du Conseil d’administration et de la Direction, et pour quels postes il détermine lui-même, conformément aux présents statuts et aux directives sur la rémunération établies par le Conseil d’administration, la rémunération des membres du Conseil d’administration et de la Direction.		2 The Board shall determine in regulations for which positions of the Board and the Executive Management Team the Compensation Committee, together with the chair of the Board or alone, shall submit proposals to the Board in relation to compensation of the members of the Board and the Executive Management Team, and for which positions it shall itself determine, in accordance with these Articles of Association and the compensation guidelines established by the Board, the compensation of the members of the Board and the Executive Management Team.
	Article 26		Article 26
Attributions	1 Le Comité de rémunération assiste le Conseil d’administration dans l’établissement et la révision de la stratégie et des directives en matière de rémunération, ainsi que dans la préparation des propositions à l’Assemblée générale concernant la rémunération du Conseil d’administration, de la Direction et des autres directeurs de la Société. Il peut soumettre au Conseil d’administration des propositions concernant toute autre question liée à la rémunération. Le Comité de rémunération est autorisé à exécuter toutes les tâches qui lui sont déléguées par le Conseil d’administration.	Duties and Powers	1 The Compensation Committee shall support the Board in establishing and reviewing the compensation strategy and guidelines and in preparing the proposals to the General Meeting regarding the compensation of the Board, the Executive Management Team and other officers of the Company. It may submit proposals to the Board with respect to any other compensation-related issues. The Compensation Committee shall be authorized to carry out all duties delegated to it by the Board.
	2 Le Conseil d’administration peut déléguer de plus amples tâches au Comité de rémunération.		2 The Board may delegate further tasks to the Compensation Committee.

	D. L’organe de révision		D. The Auditor
	Article 27		Article 27
Organe de révision	1 Les actionnaires nomment l’organe de révision lors de l’Assemblée générale pour un mandat d’un exercice social. Le mandat de l’organe de révision prend fin avec l’approbation par l’Assemblée générale du rapport annuel de l’exercice social concerné. L’organe de révision est rééligible.	Auditor	1 The shareholders shall elect the Auditor at the General Meeting for a term of office of one financial year. Its term of office ends with the approval of the annual management report of the respective financial year by the General Meeting. The Auditor is eligible for re-election.
	2 Le Conseil d’administration peut en tout temps charger l’organe de révision de procéder à des contrôles spéciaux, notamment des révisions intermédiaires, et de lui en soumettre un rapport.		2 The Board may mandate the Auditor at any time to perform special investigations, in particular interim audits, and to prepare a report on its findings.

	Section 4 Rémunération des membres du Conseil d’administration et de la Direction		Section 4 Compensation of the Members of the Board and the Executive Management Team
	Article 28		Article 28
Approbation de la rémunération par l’Assemblée générale	1 L’Assemblée générale vote sur les propositions du Conseil d’administration en relation avec les montants globaux de :	Ratification of the Compensation by the General Meeting	1 The General Meeting shall ratify the proposals of the Board in relation to the aggregate amounts of:
	1. la rémunération globale maximale du Conseil d’administration jusqu’à la fin de l’Assemblée générale ordinaire suivante ;		1. the maximum aggregate compensation of the Board until the completion of the next Annual General Meeting;
	2. la rémunération globale maximale de la Direction pour l’exercice commençant après l’Assemblée générale ordinaire lors de laquelle l’approbation est demandée ;		2. the maximum aggregate compensation of the Executive Management Team for the financial year commencing after the Annual General Meeting at which ratification is sought;
	3. le cas échéant, des autres périodes de rémunération pour des éléments de rémunération spécifiques.		3. additional compensation periods for specific compensation elements, if applicable.
	2 Le Conseil d’administration peut soumettre à l’approbation de l’Assemblée générale des propositions différentes ou supplémentaires concernant les mêmes périodes ou des périodes différentes.		2 The Board may submit for approval by the General Meeting deviating or additional proposals relating to the same or different periods.
	3 Si l’Assemblée générale n’approuve pas une proposition du Conseil d’administration, le Conseil d’administration détermine, en prenant en compte tous les critères pertinents, le montant global (maximal) ou les montants partiels (maximaux) respectifs, et soumet le ou les montants ainsi déterminés au vote de l’Assemblée générale.		3 In the event the General Meeting does not ratify a proposal of the Board, the Board shall determine, taking into account all relevant factors, the respective (maximum) aggregate amount or (maximum) partial amounts, and submit the amount(s) so determined for ratification by the General Meeting.
	4 La Société ou les sociétés qu’elle contrôle peuvent verser ou octroyer des rémunérations avant l’approbation par l’Assemblée générale, sous réserve de ratification ultérieure.		4 The Company or companies controlled by it may pay or grant compensation prior to the ratification by the General Meeting subject to subsequent ratification.
	5 Si des rémunérations variables sont approuvées de manière prospective, le Conseil d’administration soumet le rapport de rémunération au vote consultatif de l’Assemblée générale.		5 If variable compensation is ratified prospectively, the Board shall submit the compensation report to the General Meeting for an advisory vote.
	Article 29		Article 29
Montant complémentaire en cas de	Si le montant global maximal de la rémunération déjà approuvé par l’Assemblée générale n’est pas suffisant pour couvrir	Supplementary Amount for Changes to the	If the maximum aggregate amount of compensation already ratified by the General Meeting is not sufficient to also cover the

changements au sein de la Direction	également la rémunération d’une ou plusieurs personnes devenant membre de la Direction après que l’Assemblée générale a approuvé la rémunération de la Direction pour la période visée, alors la Société ou les sociétés qu’elle contrôle sont autorisées à verser à ce(s) nouveau(x) membre(s) un montant complémentaire au cours de la (des) période(s) de rémunération déjà approuvée(s). Le montant complémentaire par période de rémunération ne doit au total pas dépasser 80 pour cent du montant global de la rémunération (maximale) de la Direction approuvé en dernier par l’Assemblée générale.	Executive Management Team	compensation of one or more persons who become members of the Executive Management Team after the General Meeting has ratified the compensation of the Executive Management Team for the relevant period, then the Company or companies controlled by it shall be authorized to pay such new member(s) a supplementary amount during the compensation period(s) already ratified. The supplementary amount per compensation period shall in total not exceed 80 per cent of the respective aggregate amount of (maximum) compensation of the Executive Management Team last approved.
	Article 30		Article 30
Rémunération des membres du Conseil d’administration et de la Direction	1 La rémunération des membres non-exécutifs du Conseil d’administration est constituée d’éléments de rémunération en espèces et/ou en actions lesquels n’incluent pas de bonus en espèces liés aux performances financières et peut comprendre d’autres éléments de rémunération. La rémunération totale prend en compte la fonction et le niveau de responsabilité de chaque bénéficiaire.	Compensation of the Members of the Board and the Executive Management Team	1 The compensation of the non-executive members of the Board consists of cash and/or equity compensation elements that do not include cash bonus elements tied to financial performance and may comprise other compensation elements. Total compensation shall take into account position and level of responsibility of the respective recipient.
	2 La rémunération des membres exécutifs du Conseil d’administration et des membres de la Direction comprend des éléments fixes et variables, tels que déterminés par le Conseil d’administration ou le Comité de rémunération (selon le cas). La rémunération fixe comprend le salaire de base et peut comprendre d’autres éléments de rémunération. La rémunération variable prend en compte l’accomplissement de certains objectifs de performance spécifiques.		2 The compensation of the executive members of the Board and the members of the Executive Management Team shall include fixed and variable compensation elements, as further determined by the Board or the Compensation Committee (as appropriate). Fixed compensation comprises the base salary and may comprise other compensation elements. Variable compensation shall take into account the achievement of specific performance targets.
	3 Les éléments de rémunération variable à court terme sont régis par des paramètres de performance qui prennent en compte des mesures déterminées par le Conseil d’administration ou, dans la mesure où cette compétence lui a été déléguée, par le Comité de rémunération, y compris, sans restriction, la performance de la Société, du groupe et/ou de parties de celui-ci, des objectifs par rapport au marché, à d’autres sociétés ou à des références comparables et/ou des objectifs individuels, et dont la réalisation est généralement mesurée, sauf décision contraire du Conseil d’administration ou, dans la mesure où cette compétence lui a été		3 Short-term variable compensation elements shall be governed by performance metrics that take into account measures determined by the Board, or to the extent delegated to it, the Compensation Committee, including, without limitation, the performance of the Company, the group and/or parts thereof, targets in relation to the market, other companies or comparable benchmarks and/or individual targets, and the achievement of which is generally measured, unless otherwise determined by the Board or, or to the extent delegated to it, the Compensation Committee, during a one-year period. Unless otherwise determined by the

déléguée, du Comité de rémunération, sur une période d’un an. Sauf décision contraire du Conseil d’administration ou, dans la mesure où cette compétence lui a été déléguée, du Comité de rémunération, le montant cible annuel des éléments de rémunération variable à court terme est fixé comme un multiple du salaire de base ; en fonction des performances réalisées, la rémunération peut s’élever à un multiple du montant cible.	Board, or to the extent delegated to it, the Compensation Committee, the annual target amount of the short-term variable compensation elements shall be fixed as a multiple of the base salary; depending on achieved performance, the compensation may amount to a multiple of the target amount.
4 Les éléments de rémunération variable à long terme sont régis, entre autres, par des paramètres de performance qui tiennent compte des objectifs stratégiques et/ou financiers de la Société, du groupe et/ou de certaines parties de celui-ci, des objectifs par rapport au marché, à d’autres sociétés ou à des références comparables et/ou l’évolution du cours de l’action de la Société, dont la réalisation est généralement mesurée, sauf décision contraire du Conseil d’administration ou, dans la mesure où cette compétence lui a été déléguée, du Comité de rémunération, au cours d’une période pérenne, ainsi que des éléments de rétention, dans chaque cas comme déterminés par le Conseil d’administration ou, dans la mesure où cette compétence lui a été déléguée, le Comité de rémunération. Sauf décision contraire du Conseil d’administration ou, dans la mesure où cette compétence lui a été déléguée, du Comité de rémunération, le montant cible annuel des éléments de rémunération variable à long terme est fixé comme un multiple du salaire de base ; en fonction des performances réalisées, la rémunération peut s’élever à un multiple du montant cible.	4 Long-term variable compensation elements shall be governed by, among other things, performance metrics that take into account strategic and/or financial objectives of the Company, the group and/or parts thereof, targets in relation to the market, other companies or comparable benchmarks and/or the Company’s share price development, achievement of which is generally measured, unless otherwise determined by the Board or, or to the extent delegated to it, the Compensation Committee, during a perennial period, as well as retention elements, in each case as determined by the Board, or to the extent delegated to it, the Compensation Committee. Unless otherwise determined by the Board, or to the extent delegated to it, the Compensation Committee, the annual target amount of the long-term variable compensation elements shall be fixed as a multiple of the base salary; depending on achieved performance, the compensation may amount to a multiplier of the target amount.
5 Le Conseil d’administration ou, dans la mesure où cette compétence lui a été déléguée, le Comité de rémunération, détermine les paramètres de performance pertinents, les objectifs de performance et les montants cibles des éléments de rémunération variable à court et à long terme, ainsi que leur réalisation.	5 The Board or, to the extent delegated to it, the Compensation Committee shall determine the relevant performance metrics, performance targets and target amounts of the short- and long-term variable compensation elements, as well as their achievement.
6 La rémunération peut être versée en espèces, sous forme d’Actions ou d’autres types de prestations ; la rémunération des membres exécutifs du Conseil d’administration et des membres de la Direction peut également être versée sous	6 Compensation may be paid in the form of cash, Shares or other types of benefits; for the executive members of the Board and the members of the Executive Management Team, compensation may in addition be granted in the form of options or

	forme d’options ou d’instruments ou unités comparables. Le Conseil d’administration ou, dans la mesure où cette compétence lui a été déléguée, le Comité de rémunération, détermine les conditions et périodes d’octroi, d’acquisition (vesting), d’exercice, de restriction ou de déchéance. Il peut en particulier prévoir la continuation, l’accélération ou la suppression des conditions et périodes d’acquisition (vesting), d’exercice, de restriction et de déchéance, le paiement ou l’octroi d’une rémunération en fonction de la réalisation d’objectifs supposés, ou encore la déchéance des droits, dans chaque cas lors d’événements prédéterminés tels que notamment un changement de contrôle ou la fin d’un contrat de travail ou de mandat. La Société peut se procurer les Actions ou d’autres titres de participation nécessaires par le biais d’achats sur le marché ou en utilisant son capital conditionnel.		comparable instruments or units. The Board or, to the extent delegated to it, the Compensation Committee shall determine grant, vesting, exercise, restriction or forfeiture conditions and periods. In particular, they may provide for continuation, acceleration or removal of vesting, exercise, restriction and forfeiture conditions and periods, for payment or grant of compensation based upon assumed target achievement, or for forfeiture, in each case in the event of pre-determined events such as a change-of-control or termination of an employment or mandate agreement. The Company may procure the required Shares or other securities through purchases in the market or by using conditional share capital.
	7 La rémunération peut être versée par la Société ou des sociétés qu’elle contrôle.		7 Compensation may be paid by the Company or companies controlled by it.

	Section 5 Contrats avec les membres du Conseil d’administration et de la Direction		Section 5 Agreements with Members of the Board and the Executive Management Team
	Article 31		Article 31
Contrats avec les membres du Conseil d’administration et de la Direction	1 La Société ou les sociétés qu’elle contrôle peuvent conclure des contrats de durée déterminée ou indéterminée avec les membres du Conseil d’administration en relation avec leur rémunération. La durée des contrats ne doit pas excéder la durée des fonctions.	Agreements with Members of the Board and the Executive Management Team	1 The Company or companies controlled by it may enter into agreements for a fixed term or for an indefinite term with members of the Board relating to their compensation. The term of the agreements may not exceed the term of offices.
	2 Les contrats de travail de durée déterminée avec les membres de la Direction peuvent avoir une durée maximale d’une année. Ils peuvent être renouvelés. Les contrats de travail de durée indéterminée peuvent prévoir un délai de résiliation d’au maximum douze mois.		2 Employment agreements for a fixed term with members of the Executive Management Team may have a maximum term of one year; renewal is possible. Employment agreements for an indefinite term may have a termination notice period of at a maximum twelve months.

	Section 6 Mandats en dehors du groupe		Section 6 Mandates Outside of the Group
	Article 32		Article 32
Mandats en dehors du groupe	1 Aucun membre du Conseil d’administration ne peut assumer plus de dix mandats supplémentaires, dont quatre au maximum dans des sociétés cotées ou tout autre nombre inférieur prévu dans les Corporate Governance Principles de la Société. Sous réserve des limitations énoncées dans le présent article 32, le Conseil d’administration peut prévoir d’autres conditions concernant le nombre de mandats assumés par les membres du Conseil d’administration dans des règlements, y compris dans les Corporate Governance Principles de la Société.	Mandates Outside of the Group	1 No member of the Board may hold more than ten additional mandates of which no more than four may be in listed companies or such lower number as may be provided in the Company’s Corporate Governance Principles. Subject the limitations set forth in this Article 32, the Board may stipulate further details as regards the number of mandates held by members of the Board in regulations, including in the Company’s Corporate Governance Principles.
	2 Aucun membre de la Direction ne peut assumer plus de cinq mandats supplémentaires, dont au maximum un dans une société cotée. Chacun de ces mandats est soumis à l’approbation du Conseil d’administration ou du ou de la président(e) du Conseil d’administration.		2 No member of the Executive Management Team may hold more than five additional mandates of which no more than one may be in a listed company. Each of these mandates is subject to the approval by the Board or the chair of the Board.
	3 Les mandats suivants ne sont pas soumis aux limites mentionnées aux alinéas 1 et 2 du présent article 32 :		3 The following mandates shall not be subject to the limitations set forth in paragraphs 1 and 2 of this Article 32:
	(a) les mandats dans des sociétés contrôlées par la Société ou qui contrôlent la Société ;		(a) mandates in companies which are controlled by the Company or which control the Company;

(b)
les mandats assumés sur requête de la Société ou de toute autre société qu’elle contrôle. Aucun membre du Conseil d’administration ou de la Direction ne peut exercer plus de dix mandats de ce genre ; et

(b) mandates held at the request of the Company or companies controlled by it. No member of the Board or of the Executive Management Team shall hold more than ten such mandates; and

(c)
les mandats dans des associations, associations professionnelles ou commerciales, fondations, trusts, fondations de prévoyance professionnelle, institutions éducatives et organisations similaires. Aucun membre du Conseil d’administration ou de la Direction ne peut exercer plus de dix mandats de ce genre.

(c)
mandates in associations, professional or trade associations, foundations, trusts, employee welfare foundations, educational institutions and similar organizations. No member of the Board or of the Executive Management Team shall hold more than ten such mandates.

	4 Le terme mandat désigne toute mandat dans des fonctions similaires auprès d’autres entreprises poursuivant un but économique. Sont considérés comme étant un seul		4 Mandates shall mean mandates in comparable functions at other enterprises with a for-profit economic purpose. Mandates in different legal entities that are

	mandat, les mandats auprès de différentes entités juridiques sous contrôle commun ou ayant le même ayant droit économique.		under joint control or same beneficial ownership are deemed one mandate.

	Section 7 Exercice social, emploi du bénéfice		Section 7 Financial Year, Profit Allocation
	Article 33		Article 33
Exercice social	L’exercice social est fixé par le Conseil d’administration.	Financial Year	The Company’s financial year shall be determined by the Board.
	Article 34		Article 34
Emploi du bénéfice résultant du bilan, réserves	1 L’Assemblée générale détermine l’emploi du bénéfice résultant du bilan conformément au droit applicable. Le Conseil d’administration lui soumet ses propositions.	Allocation of Profit Shown on the Balance Sheet, Reserves	1 The General Meeting shall resolve on the allocation of the balance sheet profit in accordance with applicable law. The Board shall submit its proposals to the General Meeting.
	2 En sus des réserves prescrites par la loi, l’Assemblée générale peut, dans le cadre des prescriptions légales, constituer des réserves supplémentaires.		2 In addition to the reserves required by law, and subject to applicable law, the General Meeting may create other reserves.
	3 Les dividendes qui n’ont pas été perçus dans un délai de cinq ans après leur date de paiement reviennent à la Société et seront alloués à la réserve légale issue du bénéfice.		3 Dividends that have not been collected within five years after their payment date shall inure to the Company and be allocated to the statutory profit reserves.

	Section 8 Dissolution, liquidation		Section 8 Dissolution, Liquidation
	Article 35		Article 35
Dissolution, liquidation	1 La liquidation de la Société s’effectue conformément au droit applicable. Les liquidateurs sont autorisés à vendre des actifs (immeubles y compris) de gré à gré.	Dissolution, Liquidation	1 The liquidation of the Company shall be effected pursuant to applicable law. The liquidators shall be entitled to sell assets (real estate included) in private transactions.
	2 Après paiement des dettes de la Société, l’actif est réparti entre les actionnaires au prorata de leurs versements.		2 Upon discharge of all liabilities of the Company, the assets shall be distributed to the shareholders in proportion to the capital paid-in.

	Section 9 Communications, organe de publication		Section 9 Notices, Communications
	Article 36		Article 36
Communications, organe de publication	1 L’organe de publication de la Société est la Feuille officielle suisse du commerce.	Notices, Communications	1 The official means of publication of the Company shall be the Swiss Official Gazette of Commerce.
	2 Le Conseil d’administration peut désigner d’autres organes de publication dans certains cas particuliers.		2 In particular cases, the Board may specify other means of publication.

	3 Les communications aux actionnaires peuvent, au choix du Conseil d’administration, être valablement effectuées par publication dans la Feuille officielle suisse du commerce ou sous une forme permettant d’en établir la preuve par texte, aux dernières coordonnées de l’actionnaire ou de son bénéficiaire autorisé qui figurent au registre des actions.		3 Notices by the Company to the shareholders may, at the election of the Board, be validly given by publication in the Swiss Official Gazette of Commerce or, in a form that allows proof by text, to the most recent contact information of the shareholder or authorized recipient recorded in the share register.

	Section 10 Langue faisant foi		Section 10 Authoritative Language
	Article 37		Article 37
Langue faisant foi	En cas de désaccord entre la version française et la version anglaise des présents statuts, la version française prévaut.	Authoritative Language	In the event of discrepancies between the French version and the English version of these Articles of Association, the French version shall prevail.

	Section 11 Définitions		Section 11 Definitions
	Article 38		Article 38
Access Notice	Le terme Access Notice désigne les informations et documents suivants relatifs à l’Access Shareholder et signés par celui-ci : (i) la Schedule 14N (ou tout formulaire qui la remplace) relative au candidat, remplie et déposée auprès de la SEC par l’Access Shareholder conformément aux règles de la SEC ; (ii) une notification écrite de la nomination de ce candidat qui comprend les informations, accords, déclarations et garanties supplémentaires suivants de la part de l’Access Shareholder (y compris chaque membre du groupe) : (A) les Informations relatives à la Personne proposant une Candidature ; (B) les détails de toute relation ayant existé au cours des trois dernières années et qui aurait été décrite conformément à l’Item 6(e) de la Schedule 14N (ou tout Item qui le remplace) si elle a existé à la date de soumission de la Schedule 14N ; (C) une déclaration et garantie que l’Access Shareholder satisfait aux conditions d’admissibilité énoncées à l’article 16 al. 3 et a fourni une preuve de propriété dans la mesure requise par l’article 16 al. 3 ; (D) les détails de toute fonction occupée par le candidat en tant que directeur ou membre du conseil d’administration de tout concurrent de la	Access Notice	The term Access Notice means the following information and documents with respect to and executed by the Access Shareholder: (i) Schedule 14N (or any successor form) relating to the nominee, completed and filed with the SEC by the Access Shareholder in accordance with SEC rules; (ii) a written notice of the nomination of such nominee that includes the following additional information, agreements, representations and warranties by the Access Shareholder (including each group member): (A) the Nominating Person Information; (B) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (C) a representation and warranty that the Access Shareholder satisfies the eligibility requirements set forth in Article 16 para. 3 and has provided evidence of ownership to the extent required by Article 16 para. 3; (D) details of any position of the nominee as an officer or member of the board of directors of any competitor of the Company (that is, any entity that produces products or provides services that compete with or are alternatives

	Société (c’est-à-dire toute entité qui fabrique des produits ou fournit des services qui sont en concurrence avec les principaux produits fabriqués ou services fournis par la Société ou ses sociétés affiliées ou qui constituent des alternatives à ceux-ci), au cours des trois années précédant la soumission de l’Access Notice ; (E) une déclaration et garantie que l’Access Shareholder n’utilisera pas de proxy card autre que celle de la Société pour solliciter des actionnaires en vue de l’élection d’un candidat lors d’une Assemblée générale; (F) si souhaité, une déclaration à inclure dans le proxy statement, le bulletin de vote ou le formulaire ou la procuration en faveur de l’élection du candidat au Conseil d’administration, à condition que cette déclaration soit raisonnablement concise et qu’elle soit pleinement conforme à la section 14 de l’Exchange Act et aux règles et règlements y afférents, y compris la règle 14a-9 ; et (G) toute autre information, y compris le questionnaire rempli destinés aux administrateurs de la Société que la Société peut demander raisonnablement, au plus tard cinq jours ouvrables après la demande de cette dernière.		to the principal products produced or services provided by the Company or its affiliates), within the three years preceding the submission of the Access Notice; (E) a representation and warranty that the Access Shareholder will not use any proxy card other than the Company’s proxy card in soliciting stockholders in connection with the election of a nominee at an General Meeting; (F) if desired, a statement for inclusion in the proxy statement, ballot or form or proxy in support of the nominee’s election to the Board, provided that such statement shall be reasonably concise and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9; and (G) such other information, including completion of the Company’s director questionnaire, as it may reasonably request and no later than five business days after the Company’s request.
Access Shareholder	Le terme Access Shareholder désigne un Eligible Holder qui a rempli, selon détermination du Conseil d’administration agissant de bonne foi, toutes les conditions applicables et s’est conformé à toutes les procédures applicables énoncées à l’article 16.	Access Shareholder	The term Access Shareholder means an Eligible Holder that has satisfied, as determined by the Board, acting in good faith, all applicable conditions and complied with all applicable procedures set forth in Article 16.
Bénéficiaires	Le terme Bénéficiaires est défini à l’article 4a al. 1 des présents Statuts.	Beneficiaries	The term Beneficiaries the meaning assigned to it in Article 4a para. 1 of these Articles of Association.
Conseil d’administration	Le terme Conseil d’administration est défini à l’article 4 al. 1 des présents statuts.	Board	The term Board has the meaning assigned to it in Article 4 para. 1 of these Articles of Association.
CO	Le terme CO désigne la Loi fédérale complétant le Code civil suisse, Livre cinquième : Droit des obligations, du 30 mars 1911, tel que modifié ultérieurement.	CO	The term CO means the Federal Act on the Amendment of the Swiss Civil Code, Part Five: The Code of Obligations, of March 30, 1911, as amended from time to time.
Candidat de la Société	Le terme Candidat de la Société désigne une ou plusieurs personnes nommées par ou sur instruction du Conseil d’administration ou de l’un de ses comités dûment institué.	Company Nominee	The term Company Nominee means any person(s) nominated by or at the direction of the Board or a duly appointed committee thereof.
Société	Le terme Société est défini à l’article 1 des présents statuts.	Company	The term Company has the meaning assigned to it in Article 1 of these Articles of Association.

Direction	Le terme Direction désigne les membres du Conseil d’administration, les comités ou les personnes à qui le Conseil d’administration délègue la gestion conformément au règlement d’organisation de la Société et aux décisions adoptées par le Conseil d’administration à cet égard.	Executive Management Team	The term Executive Management Team means the members of the Board, committees or persons to whom the Board delegates executive management in accordance with the Company’s organizational regulations and resolutions adopted by the Board thereunder.
Eligible Holder	Le terme Eligible Holder désigne une personne qui est un actionnaire inscrit au registre des actions au moment de la démarche concernée.	Eligible Holder	The term Eligible Holder means a person who is a shareholder of record at the time of the relevant action.
Exchange Act	Le terme Exchange Act désigne le Securities Exchange Act de 1934, tel que modifié, ainsi que toutes règles et réglementations promulguées sur la base de cet loi.	Exchange Act	The term Exchange Act means the Securities Exchange Act of 1934, as amended, and any rules or regulations promulgated thereunder.
Instruments Financiers	Le terme Instruments Financiers est défini à l’article 4c al. 1 des présents statuts.	Financial Instruments	The term Financial Instruments has the meaning assigned to it in Article 4c para. 1 of these Articles of Association.
Mandat	Le terme Mandat est défini à l’article 32 al. 4 des présents statuts.	Mandate	The term Mandate has the meaning assigned to it in Article 32 para. 4 of these Articles of Association.
Personne proposant une Candidature	Le terme Personne proposant une Candidature désigne un ou des actionnaires inscrits au registre des actions qui soumettent une candidature à proposer lors d’une Assemblée générale.	Nominating Person	The term Nominating Person means the shareholder(s) of record providing notice of a nomination proposed to be made at a General Meeting.
Informations relatives à la Personne proposant une Candidature	Le terme Informations relatives à la Personne proposant une Candidature désigne (a) une déclaration écrite indiquant si cette Personne proposant une Candidature a l’intention, ou fait partie d’un groupe qui a l’intention, de solliciter des procurations de vote conformément à la règle 14a-19 de l’Exchange Act en faveur de candidats administrateurs autres que ceux nommés par la Société et (b) si la Personne proposant une Candidature est une société de personnes, un trust, une société à responsabilité limitée, une société de capitaux ou une autre entité, l’identité des détenteurs d’une participation financière de plus de cinq pour cent dans cette Personne proposant une Candidature, ainsi qu’une description suffisamment détaillée de la nature de cette participation et de toute participation, le cas échéant, à l’investissement de la Personne proposant une Candidature dans la Société.	Nominating Person Information	The term Nominating Person Information means (a) a written representation as to whether such Nominating Person intends, or is part of a group that intends, to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act and (b) if the Nominating Person is a partnership, trust, limited liability company, corporation or other entity, the identity of the owners of more than five percent financial interest in such Nominating Person and a description in reasonable detail of the nature of such interest and involvement, if any, in the Nominating Person’s investment in the Company.
Informations relatives au Candidat	Le terme Informations relatives au Candidat désigne toutes les informations relatives au candidat proposé qui devraient être publiées, ou qui sont autrement nécessaires à la	Nominee Information	The term Nominee Information means all information relating to such proposed nominee that would be required to be disclosed, or is otherwise necessary for

	publication, dans un proxy statement ou tout autre document requis conformément à la section 14(a) de l’Exchange Act dans le cadre d’une sollicitation générale de procurations de vote pour l’élection d’administrateurs dans une élection contestée (y compris l’accord écrit du candidat proposé à être mentionné dans le proxy statement en tant que candidat et à siéger en tant qu’administrateur s’il est élu), y compris (a) une description raisonnablement détaillée de toutes les rémunérations directes et indirectes et autres contrats, arrangements ou accords pécuniaires importants au cours des trois dernières années, toute autre relation importante, entre ou parmi cette Personne proposant une Candidature et ses affiliés et associés, ou d’autres personnes agissant de concert avec elle, d’une part, et chaque candidat proposé et les membres de son groupe, ses affiliés, associés ou d’autres personnes agissant de concert avec lui, d’autre part, et (b) un questionnaire rempli (sous la forme fournie par le secrétaire sur demande écrite) concernant l’identité, l’expérience et les qualifications du candidat proposé et les renseignements sur toute autre personne ou entité au nom de laquelle la nomination est faite.		disclosure, in a proxy statement or other filing required pursuant to Section 14(a) under the Exchange Act to be made in connection with a general solicitation of proxies for an election of directors in a contested election (including such proposed nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected), including (a) a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, any other material relationships, between or among such Nominating Person and its affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her affiliates, associates or others acting in concert therewith, on the other hand, and (b) a completed questionnaire (in the form provided by the Secretary upon written request) with respect to the identity, background and qualification of the proposed nominee and the background of any other person or entity on whose behalf the nomination is being made.
Personne	Le terme Personne désigne toute personne physique, société de capitaux, société de personnes, association ou autre entité. En lien avec l’article 32 des présents statuts, ce terme n’inclut pas les personnes physiques.	Person	Person means any individual, corporation, partnership, unincorporated association or other entity. For purposes of Article 32 of these Articles of Association, it shall not include individuals.
Informations relatives à l’Ordre du Jour	Le terme Informations relatives à l’Ordre du Jour désigne (a) une description raisonnablement détaillée de l’affaire demandée à être soumise à l’Assemblée générale et les raisons pour lesquelles cet actionnaire ou toute autre Demandeur estime que l’adoption de la ou les mesures proposées seraient dans le meilleur intérêt de la Société et de ses actionnaires ; (b) une description raisonnablement détaillée de tout intérêt important de tout Demandeur dans cette affaire ainsi qu’une description raisonnablement détaillée de tous les contrats, arrangements et accords entre Demandeurs ou entre tout Demandeur et toute autre personne ou entité (avec leurs noms) en rapport avec la proposition ; et	Proposal Information	The term Proposal Information means (a) a description in reasonable detail of the business desired to be brought before the General Meeting and the reasons why such shareholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Company and its shareholders; (b) a description in reasonable detail of any material interest of any Proposing Person in such business and a description in reasonable detail of all agreements, arrangements and understandings among the Proposing Persons or between any Proposing Person and any other person or entity (including their names) in connection with the proposal;

	(c) le texte de l’ordre du jour ou de l’affaire (avec le texte des décisions proposées).		and (c) the text of the proposal or business (including the text of any proposed resolutions).
Demandeur	Le terme Demandeur désigne le ou les actionnaires inscrits au registre des actions qui demandent qu’un objet ou une proposition soit inscrit à l’ordre du jour d’une Assemblée générale.	Proposing Person	The term Proposing Person means the shareholder(s) of record requesting that an item or a proposal be included on the agenda of a General Meeting.
Informations relatives au Demandeur	Le terme Informations relatives au Demandeur signifie (a) le nom et l’adresse de ce Demandeur, tels qu’ils figurent sur le registre des actions de la Société ; (b) le nombre d’Actions dont ce Demandeur est directement ou indirectement l’ayant droit économique ou l’actionnaire inscrit au registre des actions (y compris toutes les actions de toute catégorie ou série de la Société pour lesquelles ce Demandeur a le droit d’en devenir l’ayant droit économique, que ce droit puisse être exercé immédiatement ou seulement après un certain temps) ; (c) toute procédure judiciaire importante en cours ou imminente impliquant la Société, toute société affiliée à la Société ou l’un de leurs administrateurs ou directeurs respectifs, à laquelle le Demandeur ou ses affiliés sont parties ; et (d) toute autre information relative à ce Demandeur qui devrait figurer dans un proxy statement ou tout autre document requis conformément à la section 14(a) de l’Exchange Act en relation avec une sollicitation générale de procurations de vote ou de consentements par ce Demandeur pour soutenir la demande d’inscription à l’ordre du jour à soumettre lors d’une l’Assemblée générale ordinaire.	Proposing Person Information	The term Proposing Person Information means (a) the name and address of such Proposing Person, as they appear on the Company’s share register; (b) the number of Shares directly or indirectly beneficially owned or held of record by such Proposing Person (including any shares of any class or series of the Company as to which such Proposing Person has a right to acquire beneficial ownership, whether such right is exercisable immediately or only after the passage of time); (c) any material pending or threatened legal proceeding involving the Company, any affiliate of the Company or any of their respective directors or officers, to which such Proposing Person or its affiliates is a party; and (d) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies or consents by such Proposing Person in support of the business proposed to be brought before the Annual General Meeting.
Publication	Le terme Publication désigne la publication dans un communiqué de presse relayé par le Dow Jones News Service, Bloomberg, Associated Press ou un service de presse international comparable ou dans un document déposé par la Société auprès de la SEC conformément à l’Exchange Act ou fourni par la Société aux actionnaires.	Public Disclosure	The term Public Disclosure means disclosure in a press release reported by the Dow Jones News Service, Bloomberg, Associated Press or comparable international news service or in a document filed by the Company with the SEC pursuant to Exchange Act or furnished by the Company to shareholders.
Requérant	Le terme Requérant désigne le ou les actionnaires inscrits au registre des actions qui font une requête d’Assemblée Générale Extraordinaire Requise par des Actionnaires.	Requesting Person	The term Requesting Person means the shareholder(s) of record making a request for a Shareholder Requested Extraordinary General Meeting.
Informations relatives au Requérant	Le terme Informations relatives au Requérant désigne les Informations relatives au Demandeur et les Informations relatives à l’Ordre du Jour (sauf que le terme Requérant	Requesting Person Information	The term Requesting Person Information means the Proposing Person Information and the Proposal Information (except that the term Requesting Person shall be

	est remplacé par le terme Demandeur et que le terme Assemblée Générale Extraordinaire Requise par des Actionnaires est remplacé par le terme Assemblée générale).		substituted for the term Proposing Person and Shareholder Requested Extraordinary General Meeting shall be substituted for the term General Meeting).
Participation Requise	Le terme Participation Requise est défini à l’article 9 al. 3 des présents statuts.	Requisite Percentage	The term Requisite Percentage has the meaning assigned to it in Article 9 para. 3 of these Articles of Association.
SEC	Le terme SEC désigne la Securities and Exchange Commission.	SEC	The term SEC means the Securities and Exchange Commission.
Action(s)	Le terme Action(s) est défini à l’article 4 des présents statuts.	Share(s)	The term Share(s) has the meaning assigned to it in Article 4 of these Articles of Association.
Transaction Stratégique	Le terme Transaction Stratégique est défini à l’article 4a al. 2 des présents statuts.	Strategic Transaction	The term Strategic Transaction has the meaning assigned to it in Article 4a para. 2 of these Articles of Association.

APPENDIX C — PROPOSED ORGANIZATIONAL REGULATIONS
Organizational Regulations
dated as of [•], 2023
of
Bunge Global SA
a Swiss corporation with its registered office in Geneva, Switzerland

1.
Scope and Basis

(a)
These Organizational Regulations (the Regulations) are enacted by the board of directors (the Board) of Bunge Global SA (the Company) pursuant to article 716b of the Swiss Code of Obligations, dated as of March 30, 1911, as amended from time to time (the CO) and Article 19 para. 2, Article 21 para. 1 through para. 3, and Article 22 para. 3 of the Company’s articles of association (the Articles).

(b)
The corporate governance, the internal organization and the duties, powers and responsibilities of the executive bodies of the Company are governed by:

(i)
the Articles;

(ii)
these Regulations;

(iii)
the Company’s Corporate Governance Principles (including the Board Membership Criteria and Diversity Policy) (the Corporate Governance Principles);

(iv)
the charters of the Standing Committees;

(v)
the policies regarding pre-clearance of securities trades and use of derivative securities; and

(vi)
the corporate policy and procedure on insider trading.

2.
Executive Bodies of the Company

(a)
The executive bodies of the Company are:

(i)
the Board, consisting of its members (each such member a Director);

(ii)
the chair of the Board (the Chair);

(iii)
the Lead Independent Director (appointed in accordance with Section 3(c));

(iv)
the standing and additional committees of the Board (the Committees);

(v)
the Chief Executive Officer of the Company (the CEO);

(vi)
the executive management team of the Company (including the CEO) (the Executive Management Team); and

(vii)
the other senior officers of the Company (each a Senior Officer).

3.
The Board

(a)
Organization:   The Board shall, to the extent permissible by law, determine its own organization.

(b)
Chair of the Board:   The shareholders elect the Chair in accordance with the CO and the Articles. The Chair shall in particular preside at all meetings of the Board, as further set forth in Section 3(j), and at general meetings of shareholders (unless resolved otherwise by the Board). In addition, the Chair shall:

(i)
take provisional decisions on behalf of the Board where urgent business matters within the authority of the Board so require and a regular Board resolution cannot be adopted in time. The Chair shall promptly inform the other Directors of any such decision, and any such decision shall be submitted to the Board for ratification at the next Board meeting; and

(ii)
interact with the CEO, other Executive Management Team members and Senior Officers on a regular basis outside Board meetings.

In addition, the Chair shall have such further duties as set forth in these Regulations or as the Board may assign from time to time.

(c)
Lead Independent Director:   In the event that the Chair is not an Independent Director, or in such other circumstances as the Board considers advisable, the Independent Directors of the Board shall appoint a Lead Independent Director whose duties and responsibilities shall be those set forth in the Corporate Governance Principles and such duties and responsibilities as the Board may determine from time to time.

(d)
Powers and Duties of the Board in General:   The Board is entrusted with the ultimate direction of the Company, including determining the principles of business strategy and the related policies, the overall supervision of the Company’s subsidiaries and the supervision and control of the Executive Management Team. The Board shall exercise its functions as required by law, the Articles and these Regulations. The Board shall be authorized to pass resolutions on all matters that are not reserved to the general meeting of shareholders or to any other executive bodies by applicable law, the Articles or these Regulations.

(e)
Powers and Duties:   The Board has such non-transferable duties and competences as required by applicable law. Subject to the limitations of applicable law, the Board has such additional powers, duties and responsibilities as the Board may determine from time to time, including those set forth in the Corporate Governance Principles.

(f)
Delegation of Management:   The Board delegates management of the Company to the CEO and the other members of the Executive Management Team, except for (i) the non-transferable duties of the Board pursuant to applicable law and (ii) any duties and competencies retained by the Board according to its delegation of authority or any other policies or procedures adopted by the Board.

(g)
Calendar and Agenda:   A calendar of the four regularly scheduled Board meetings as established by the Board and all regularly scheduled Committee meetings is prepared annually by the Chair (in consultation with the CEO, as appropriate, the Lead Independent Director (if any) and the Committee chairs, and all interested Directors). The Chair and the CEO are responsible for setting meeting agendas with input from the Directors, who may propose the inclusion of items on the agenda for the Board and Committee meetings. Directors receive the agenda and materials for regularly scheduled meetings in advance.

(h)
Convening Meetings:   The Board meets whenever required by business, but a minimum of four times a year. One of these meetings shall be scheduled in conjunction with the Company’s annual general meeting of shareholders. Board meetings shall be convened by a secretary appointed by the Board (the Secretary), the Chair, the Lead Independent Director (if any), or, in their absence, by any other Director designated by the Board.

A Director may request that the Chair convene a meeting as soon as reasonably practicable, subject to providing a reason for so requesting a meeting.
(i)
Notice of Meetings:   Notice of any meeting stating the place, date and hour of the meeting shall be given to each Director by either by mail not less than 48 hours before the date of the meeting, or by telephone, facsimile, email or any other electronic means on not less than 24 hours’ notice before the date of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate and which is reasonable in the circumstances. Items on the agenda shall be set forth in such notice. Any Director may waive any notice required to be given by law or these Regulations, and the attendance of a Director at a meeting shall be deemed to be a waiver by such Director of notice of such meeting. Unless all Directors agree, only business indicated on the agenda may be transacted at any meeting. These formal requirements do not have to be observed if a meeting is only convened in order to record the completion of increases in share capital that have been approved by shareholders (including in the form of a capital band or conditional share capital) or a change in the currency of the share capital and related amendments to the Articles.

(j)
Chairing of Board Meetings:   The Chair, or in his or her absence, the Lead Independent Director, if any, or, in his or her absence, the CEO (if the CEO is a Director), shall chair Board meetings. In the absence of the Chair, Lead Independent Director, and CEO, the Directors present at the meeting may choose one of their number to be the acting chair of the meeting.
(k)
Proposals:   At Board meetings, each Director shall be entitled to submit proposals regarding the items on the agenda. Directors may also submit proposals regarding items on the agenda in writing in advance of the meeting.

(l)
Quorum:   A quorum of the Board shall be constituted when a majority of the Directors then in office is present in person or participate by means of a video- or teleconference or similar communication equipment allowing all persons participating in the meeting to hear each other at the same time, provided that at any meeting duly called, whether or not a quorum is present, a majority of the Directors present may adjourn such meeting from time to time and place to place without notice other than by announcement by the Chair or other person chairing such meeting. A quorum of the Board shall not be required at meetings convened only to record the completion of increases in share capital that have been approved by shareholders (including in the form of a capital band or conditional share capital) or a change in the currency of the share capital and related amendments to the Articles.

(m)
Majority Vote:   The Board shall pass its resolutions by a majority of the votes cast, whereby abstentions shall be disregarded for purposes of establishing the majority. In case of a tie of votes, the Chair shall not have the casting vote and the relevant resolution shall be considered to have failed. Directors may not be represented by alternates or other Directors in a meeting of the Board.

(n)
Circular Resolutions.   Board resolutions may also be passed by means of written resolutions (“circular resolutions”), in writing, by facsimile, by email or similar means, provided that no Director requests, either by phone, facsimile, email or similar means, deliberation in a meeting, within three (3) calendar days after becoming aware of the proposed resolution. Board resolutions by means of written resolutions require the affirmative vote of a relative majority of the Directors. Such resolutions may be contained in one document or in several documents in like form, each signed by one or more Directors. Resolutions adopted by exchange of emails need not be signed. Board resolutions by means of written resolutions shall be recorded in minutes at the next Board meeting.

(o)
Virtual Meetings:   Board meetings may be held and resolutions may be passed by means of a telephone or video conference or similar communication equipment allowing all persons participating in the meeting to hear each other at the same time. Resolutions adopted at such meetings shall have the same legal effect as meetings held in person.

(p)
Minutes:   All resolutions shall be recorded. The minutes shall be kept by the Secretary or, in his or her absence, any other person designated by the Chair. The minutes shall be signed by the Chair and the person keeping the minutes, and must be approved by the Board.

(q)
Reporting:   At every meeting the CEO shall report to the Board of Directors on business developments with respect to the Company. The Board of Directors shall be informed promptly of any extraordinary business developments, which may require notification between Board meetings. If necessary, the Executive Management Team members and other Senior Officers may be invited to attend Board meetings. Directors shall be informed of extraordinary developments as soon as practicable by way of letter, telephone, facsimile and/or email.

(r)
Compensation:   Subject to mandatory provision of the law, the Articles and the compensation authorized by shareholders in accordance with the law and the Articles, each Director shall be entitled to receive as compensation for such Director’s services as a Director or Committee member or for attendance at meetings of the Board or Committees, or both, such amounts (if any) of cash or shares as shall be fixed from time to time by the Board or an authorized committee of the Board. Each Director shall be entitled to reimbursement for reasonable traveling expenses incurred by such Director in attending any such meeting.

Subject to mandatory provision of the law, the Articles and the compensation authorized by shareholders in accordance with the law and the Articles, the Board may from time to time determine that, all or part of any fees or other compensation payable to any Director shall be provided in the form of shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities (including, without limitation, deferred stock units), on such terms as the Board or appropriate committee of the Board may determine.
Subject to mandatory provision of the law, the Articles and the compensation authorized by shareholders in accordance with the law and the Articles, the Board may grant special compensation to any Director who, being called upon, shall perform any special or extra services for or at the request of the Company.
Directors who are officers and employees of the Company receive no additional compensation for service as Directors.
4.
Executive Management Team and Senior Officers

(a)
Delegation of Authority:   The Board may by power of attorney or otherwise appoint any person, whether nominated directly or indirectly by the Board, to be the attorney or agent of the Company and may delegate to such person any of the Board’s powers, authorities and discretions (with power to sub-delegate) for such period and subject to such conditions as it may think fit, except that the Board cannot delegate its powers and duties that are non-transferable pursuant to applicable law. The Board may revoke or vary any such appointment or delegation, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any such revocation or variation. Any such power of attorney or other document may contain such provisions for the protection and convenience of persons dealing with any such attorney or agent as the Board may think fit.

(b)
Appointment of the Executive Management Team and Senior Officers:   The Board shall have the power to appoint the members of the Executive Management Team, which shall include a CEO, a Chief Financial Officer and an Executive Vice President of Agribusiness. The Board may also appoint such other Senior Officers and other officers as it may deem expedient. Subject to the exercise of such power of appointment and subject always to the control of the Board, such Executive Management Team members, Senior Officers and other officers shall have such powers and shall perform such duties as are set in this Section 4.

(c)
Executive Management Team Members:

(i)
CEO:   One of the officers being a member of the Executive Management Team shall be the CEO of the Company. The CEO shall have such powers and perform such duties as may be conferred upon him or her from time to time by the Board. In the absence of the Chair and the Lead Independent Director (if any), the CEO shall preside at all meetings of the Board if the CEO is a Director.

(ii)
Chief Financial Officer (CFO):   One of the officers being a member of the Executive Management Team shall be the CFO of the Company. The CFO shall have such powers and perform such duties as may be conferred upon him or her from time to time by the Board.

(iii)
Executive Vice President of Agribusiness (EVP of Agribusiness):   One of the officers being a member of the Executive Management Team shall be the EVP of Agribusiness. The EVP of Agribusiness shall have such powers and perform such duties as may be conferred upon him or her from time to time by the Board.

(d)
Other Senior Officers and Officers:

(i)
President:   The President shall be appointed by the Board and shall have such powers and perform such duties as the Board may assign from time to time.

(ii)
Vice Presidents:   Each Vice President shall have such powers and perform such duties as may be conferred upon him or her by the Board or determined by the CEO from time to time.

(iii)
Treasurer:   The Treasurer shall have the oversight and control of the funds of the Company and shall have the power and authority to make and endorse notes, drafts and checks and other obligations necessary for the transaction of the business of the Company except as otherwise provided in these Regulations.

(iv)
Chief Accounting Officer:   The Chief Accounting Officer shall have the oversight and control of the accounting records of the Company and shall prepare such accounting reports and recommendations as shall be appropriate for the operation of the Company.

(v)
Secretary:   It shall be the duty of the Secretary to make and keep records of the votes, doings and proceedings of all meetings of the shareholders, the Board, and to authenticate records of the Company. The Secretary shall give notice of meetings of the Board and shall perform like duties for the Committees when so required.

(vi)
Other Officers:   The powers and duties of all other officers, assistant officers and deputy officers are at all times subject to the control of the Board, and any other officer may be removed at any time at the discretion of the Board.

(e)
Change in Power and Duties of Officers:   Notwithstanding anything to the contrary contained in these Regulations, the Board may, from time to time, increase or reduce the powers and duties of the respective officers of the Company whether or not the same are set forth in these Regulations and may permanently or temporarily delegate the duties of any officer to any other officer, agent or employee and may generally control the action of the officers and require performance of all duties imposed upon them.

5.
Board Committees

(a)
General:   The Board may, by resolution passed by a majority of the Directors then in office, designate one or more Committees, each Committee to consist of one or more of the Directors, as designated by the Board unless otherwise specifically provided by law or the Articles. At all meetings of any Committee, a majority of its members (or one member, if the Committee is comprised of only one or two members) shall constitute a quorum for the transaction of business, and the act of a majority of the members present shall be the act of any such Committee, unless otherwise specifically provided by law, the Articles or these Regulations. Subject to applicable law, the Articles and any stock exchange listing rules, the Board shall have the power at any time to change the number and members of any such Committee, to fill vacancies and to discharge any such Committee.

(b)
Governing Procedural Rules:   The procedural rules applicable to Board meetings shall apply also to meetings of Committees, unless different provisions shall be prescribed by the Board or the applicable Committee charter. Subject to applicable law and the Articles, each Committee shall serve at the pleasure of the Board. It shall keep minutes of its meetings and report the same to the Board when required and shall observe such procedures as are prescribed by the Board or the applicable Committee charter. Committee meetings are normally held in conjunction with Board meetings.

(c)
Standing Committees:   The standing Committees of the Board shall be the Audit Committee, the Human Resources and Compensation Committee, the Corporate Governance and Nominations Committee, and such other standing committees as the Board may establish from time to time (the Standing Committees). The responsibilities of each Standing Committee are set forth in the charter of each such Committee.

(d)
Special Committee:   The Board may also convene a special committee (a Special Committee) to review certain material matters being considered by the Board. The Special Committee will report its activities to the Board.

6.
General Provisions

(a)
Signatory Power:   The Directors, the members of the Executive Management Team, the Senior Officers and the other officers and persons authorized to represent the Company and its subsidiaries shall have joint or single signatory power, in each case as determined by the Board.

(b)
Fiscal Year:   The fiscal year of the Company commences on January 1 and ends on December 31.

7.
Insurance

The Company may procure liability insurance for the members of the Board and the Executive Management Team in line with best practices for Swiss and U.S. listed companies.
8.
Final Provision

These Regulations shall enter into force on the date of adoption by the Board. These Regulations may be altered, amended or repealed and new Regulations may be adopted at any meeting of the Board by the majority set forth in Section 3(m).

Appendix D
Execution Version
CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE OMITTED PORTIONS OF THIS DOCUMENT ARE INDICATED BY [***].

BUSINESS COMBINATION AGREEMENT
by and among
Bunge Limited,
Viterra Limited,
and
SELLERS
dated as of
June 13, 2023

D-i

D-ii

D-iii

Page
Section 10.16. Debt Financing	D-92
Section 10.17. Seller T Limitation of Liability	D-92
EXHIBITS
Exhibit A Form of Seller G Shareholder’s Agreement
Exhibit B Form of Seller C Shareholder’s Agreement
Exhibit C Form of Registration Rights Agreement
Exhibit D Form of Contribution-in-Kind Agreement
Exhibit E Swiss Redomestication and Required Assignment
Exhibit F Tax Reserve Schedule
Exhibit G Form of Lock-Up Agreement

D-iv

BUSINESS COMBINATION AGREEMENT
This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated June 13, 2023, is by and among Bunge Limited, an exempted company limited by shares incorporated under the laws of Bermuda (“Amazon Bermuda”), Viterra Limited, a private company limited by shares incorporated under the laws of Jersey (“Danube”), Danelo Limited, a company incorporated in Jersey with registration number 119668 (“Seller G”), CPPIB Monroe Canada, Inc., a company incorporated in Canada with registration number 968142-6 (“Seller C”), Venus Investment Limited Partnership, a limited partnership formed under the laws of the Province of Manitoba, Canada (“Seller B”) and Ocorian Limited, a company incorporated in Jersey in its capacity as trustee (the “Trustee”) of the Viterra Employee Benefit Trust (the “Trust” or “Seller T” and collectively with Seller G, Seller C and Seller B, “Sellers” and each individually, a “Seller”) (with respect to Article I, Section 2.1, Article III (other than Section 3.7), Section 7.15, Section 7.19, Section 7.20, Section 7.21, Section 7.22, Section 7.25, Section 7.26, Article VIII, Article IX and Article X, and as otherwise required to fulfil any obligations of the Sellers under this Agreement). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Section 10.5 or as otherwise defined elsewhere in this Agreement unless the context clearly provides otherwise. Amazon, Danube and Sellers are referred to collectively herein as the “Parties” and each a “Party”.
RECITALS
WHEREAS, the Parties desire to effect a strategic combination of Amazon and Danube’s businesses by consummating the transactions contemplated hereby (the “Transactions”);
WHEREAS, the board of directors of Danube (the “Danube Board of Directors”) has unanimously adopted resolutions approving the Acquisition, the execution of this Agreement and the consummation of the Transactions, including the Acquisition;
WHEREAS, the approving party of each Seller has, in each case, adopted resolutions approving the Acquisition, the execution of this Agreement and the consummation of the Transactions;
WHEREAS, the Amazon Board of Directors has unanimously adopted resolutions approving the Acquisition and the execution of this Agreement and the Amazon Board of Directors will direct that the issuance of Amazon Shares in connection with the Acquisition be submitted for consideration at the Amazon Shareholder Meeting and, subject to the terms and conditions hereof, has resolved and will resolve to recommend that the holders of Amazon Shares (the “Amazon Shareholders”) vote to approve such issuance (the “Amazon Board Recommendation”);
WHEREAS, consistent with the preliminary proxy statement filed by Amazon Bermuda with the SEC on December 12, 2022, it is anticipated that Horizon Merger Company Limited, an exempted company limited by shares incorporated under the laws of Bermuda and a wholly owned subsidiary of Bunge Global SA, a corporation limited by shares organized under the laws of Switzerland (“Amazon Switzerland”) and a wholly owned subsidiary of Amazon Bermuda, will merge with and into Amazon Bermuda by way of a Scheme of Arrangement under Bermuda law with (i) Amazon Bermuda as the surviving company and a wholly owned subsidiary of Amazon Switzerland, (ii) the holders of Amazon Bermuda Shares receiving common shares of Amazon Switzerland on a one-for-one basis and (iii) Amazon Switzerland becoming the publicly traded parent company of Amazon Bermuda and its Subsidiaries (the “Swiss Redomestication”);
WHEREAS, on the day immediately following the Swiss Redomestication becoming effective under Bermuda law, Amazon Bermuda will assign to Amazon Switzerland or its Affiliates, and Amazon Bermuda shall cause Amazon Switzerland or its Affiliates to assume from Amazon Bermuda, all of Amazon Bermuda’s rights and obligations under this Agreement (the “Required Assignment”), which assignment is subject to Section 10.13;
WHEREAS, subject to and effective upon consummation of the Acquisition, Amazon Switzerland, on the one hand, and each of Seller G and Seller C, on the other hand, will execute Shareholder Agreements in substantially the forms attached hereto as Exhibits A and B, respectively (each, a “Shareholder’s Agreement” and collectively, the “Shareholder Agreements”), which agreements set forth certain rights and obligations of the respective parties thereto, including certain rights of such Sellers to nominate members of the Amazon Board of Directors from and after Closing;

WHEREAS, subject to and effective upon consummation of the Acquisition, Amazon Switzerland, on the one hand, and each of Seller G, Seller C and Seller B, on the other hand, will execute a registration rights agreement in substantially the form attached hereto as Exhibit C (the “Registration Rights Agreement”), which agreement sets forth certain rights and obligations of the respective parties thereto;
WHEREAS, subject to and effective upon consummation of the Acquisition, Amazon Switzerland, on the one hand, and Seller B, on the other hand, will execute a Lock-Up Agreement in substantially the form attached hereto as Exhibit G (the “Lock-Up Agreement”), which agreement sets forth certain rights and obligations of the respective parties thereto;
WHEREAS, in connection with the execution of this Agreement, the Trust, on the one hand, and Danube, on the other hand, will execute a repurchase agreement substantially in the form previously provided to Amazon Bermuda (the “Trust Buyback Agreement”); and
WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Acquisition and also prescribe various conditions to the consummation of the Transactions, including the Acquisition.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I.
CLOSING
Section 1.1.   Closing.
(a)   The consummation of the Acquisition (the “Closing”) shall take place at (i) 9:00 a.m., New York City time, as promptly as reasonably practicable following (but not later than) the third (3rd) Business Day (or such shorter period of time as remains before 5:00 p.m., New York City time, on the Outside Date) after the satisfaction (or in the sole discretion of the applicable Party, waiver where applicable) of all of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of such conditions at Closing) or (ii) at such other date or time as may be mutually agreed to by Amazon and Danube in writing. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.” Simultaneously with the Closing, those documents specified in Section 1.1(c)(iv)(A) shall be delivered at Danube’s registered office in Jersey and Danube shall cause that the register of members of Danube to be updated to show Amazon as the holder of all the Danube Shares. All actions to be taken, all documents to be delivered and all payments to be made at Closing shall be deemed to have been taken, delivered and made simultaneously and, except as provided by this Agreement, no actions shall be deemed taken, documents delivered or payments made until all have been taken, delivered and made. To the extent permitted by Law, a person may participate in the Closing remotely regardless of that person’s location, provided that the person can communicate to all other persons present any information required to be provided at Closing.
(b)   No later than three (3) Business Days prior to the Closing, and no more than ten (10) Business Days prior to the Closing, Danube shall in good faith prepare and deliver to Amazon a statement (the “Danube Closing Statement”) setting forth in reasonable detail Danube’s best estimates, prepared in accordance with the defined terms in this Agreement, of (i) all Danube Leakage (“Estimated Leakage”), including Danube Transaction Expenses, (ii) the Permitted Dividends Shortfall, if any, and (iii) the Payment Schedule; provided, however, that in the event that Amazon notifies Danube prior to the Closing that it disputes Danube’s estimates set forth in the Danube Closing Statement, then Danube shall consider such disputed items in good faith and, subject to any mutually agreed resolution of any such disputed items, shall modify the Danube Closing Statement and its component calculations as appropriate to reflect any agreed upon adjustments thereto. When delivering the Danube Closing Statement, Danube shall provide Amazon a reasonable level of supporting documentation for the Danube Closing Statement and the calculations therein and any additional information reasonably requested by Amazon and related thereto.
(c)   On or substantially concurrently with Closing:
(i)   Amazon shall issue and deliver or pay, as applicable, or cause to be delivered or paid, as applicable, to each Seller the Consideration in accordance with the Payment Schedule. The “Consideration” shall consist of:
(A)   $1,982,133,400 in cash, plus the Permitted Dividends Shortfall minus the Estimated Leakage (the “Cash Consideration”); and
(B)   65,611,831 Amazon Shares (the “Share Consideration”), each credited as fully paid and ranking pari passu in all respects with the existing Amazon Shares, including with respect to post-Closing dividend entitlement, and free of Liens (other than any restrictions imposed by applicable Law and securities exchanges) and pre-emptive rights; provided, however, that no fractional Amazon Shares will be issued as Share Consideration, and in lieu of any fraction of a share of Amazon Shares that would otherwise be issuable pursuant to this Agreement, such Seller shall be entitled to receive from Amazon an amount in cash (rounded down to the nearest whole cent) equal to the product of (a) such fraction and (b) the 20-Day VWAP prior to the Closing Date.
(ii)   Amazon shall deliver to Danube and Sellers:
(A)   a copy of the certificate contemplated by Section 8.2(d) executed by Amazon;
(B)   a copy of the Registration Rights Agreement executed by Amazon;
(C)   copies of the Shareholder Agreements executed by Amazon;
(D)   a copy of the Lock-Up Agreement executed by Amazon;
(E)   copies of the Contribution-in-Kind Agreements executed by Amazon;
(F)   a copy of the executed application to the commercial register, including all schedules thereof, regarding (i) the issuance of Amazon Shares equal to the Share Consideration, to the extent such application has not already been delivered prior to the Closing, and (ii) if the required shareholder approval of the Danube Director Appointment has been obtained, the Danube Director Appointment granting each Danube Director signing power;
(G)   a copy of the valid and binding resolution of the Amazon Board of Directors approving the registration of the Designated Sellers as owners of the Share Consideration with full voting rights (subject to compliance with the Shareholder Agreements) in the share register; and
(H)   an excerpt from the share register of Amazon evidencing the Designated Sellers as owners of the Share Consideration with full voting rights, subject to compliance with the Shareholder Agreements.
(iii)   Danube shall deliver to Amazon:
(A)   a certified copy of resolutions or written consent of the Danube Board of Directors approving (i) the removal of such of the directors of Danube as Amazon may determine and the appointment of such persons as Amazon may nominate as directors of Danube, (ii) the transfer by each Seller to Amazon of all of shares in the capital of Danube held by such Seller, (iii) the registration of Amazon as the holder of all of the Danube Shares and the updating of the register of members of Danube to record Amazon as the holder of all of the Danube Shares and (iv) the issue of a new share certificate in respect of all of the Danube Shares in the name of Amazon;
(B)   evidence that any regulatory requirements under Jersey law for Danube to update its register of members to record Amazon as the sole shareholder of Danube have been satisfied;
(C)   a copy of the certificate contemplated by Section 8.3(d) executed by Danube;

(D)   evidence of termination of all Terminated Interested Party Transactions;
(E)   original acceptance declarations of each Danube Director (Wahlannahmeerklärungen), together with duly legalized specimen signature sheets (Unterschriftenmuster) and copies of a valid passport of each Danube Director;
(F)   with respect to each holder of Indebtedness set forth in Section 1.1(c)(iii)(F) of the Danube Disclosure Letter (“Payoff Indebtedness”), customary payoff letter(s) (the “Payoff Letters”) (substantially final drafts of which will be delivered to Amazon at least three (3) Business Days prior to the Closing) from such holder with respect to the applicable Payoff Indebtedness (or a duly authorized agent or designee acting on such holder’s behalf) providing that, among other things, upon payment in full of the amounts indicated therein, all related Liens with respect to the assets of Danube and its Subsidiaries and guarantees of Danube and its Subsidiaries in each case related to such item of Payoff Indebtedness shall be terminated immediately upon such payoff with no further force and effect, and in each case together with customary lien release documentation relating to such item of Payoff Indebtedness and the return to Amazon or its designee of all possessory collateral by the holders of such item of Payoff Indebtedness (such lien release documentation and return of possessory collateral, collectively, the “Payoff Letter Ancillaries”), in each case in form and substance reasonably acceptable to Amazon; and
(G)   evidence of termination of the Danube Shareholders’ Agreement.
(iv)   Each Seller, as applicable, shall deliver to Amazon:
(A)   share certificates in respect of the aggregate number of shares in the capital of Danube held by such Seller and a share transfer form (in such form as may be required by the Danube Governing Documents) duly executed by each Seller for the transfer of such Seller’s Danube Shares to Amazon;
(B)   a copy of the certificate contemplated by Section 8.3(e) executed by such Seller;
(C)   a copy of the Registration Rights Agreement executed by such Designated Seller;
(D)   copies of the Shareholder Agreements executed by such Seller (other than Seller B and Seller T);
(E)   a copy of the Lock-Up Agreement executed by Seller B;
(F)   a copy of such Seller’s Contribution-in-Kind Agreement executed by such Seller;
(G)   evidence of termination of all Terminated Interested Party Transactions in compliance with Section 7.20 to which such Seller or any Affiliate of such Seller is party; and
(H)   duly completed and executed current copies of IRS Forms W-8 BEN, W-8 BEN-E, W-8 -EXP or W-8 IMY, as applicable, for each Seller, any assignee under Section 10.13 or a Designated Affiliate pursuant to Section 7.15(j) and Section 7.15(j) of the Amazon Disclosure Letter.
(d)   Adjustments to Share Consideration.   If at any time during the period between the date of this Agreement and the earlier of (i) the Closing and (ii) the valid termination of this Agreement pursuant to and in accordance with Article IX, the issued and outstanding Danube Shares or Amazon Shares shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any subdivision, consolidation, reclassification, reorganization, recapitalization, split, combination, contribution or exchange of shares, or a non-cash or stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any bonus issue of shares shall be implemented or any similar event shall have occurred, the Share Consideration and any other number or amount contained in this Agreement which is based upon the price or number of Danube Shares or Amazon Shares, as the case may be, shall be correspondingly adjusted to provide the holders of Danube Shares and Amazon Shares the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 1.1(d)

shall be construed to permit any Party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.
(e)   Withholding.   Notwithstanding anything herein to the contrary, Amazon, its Affiliates and agents shall be entitled to deduct and withhold from any amount payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under applicable Tax Law; provided, however, that if a payor determines that an amount is required to be deducted and withheld with respect to any payee (other than with respect to any compensatory payments), then such payor shall use commercially reasonable efforts to (i) provide such payee with reasonable notice of the payor’s intent to deduct and withhold, and (ii) cooperate with such payee to eliminate or reduce the basis for such potential deduction and withholding (including by providing such payee with a reasonable opportunity to provide forms or other evidence that would reduce or exempt such amounts from deduction and withholding). To the extent that any amounts are so deducted, withheld and remitted to the applicable Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
ARTICLE II.
DANUBE SHARE CONTRIBUTION AND PURCHASE
Section 2.1.   Sale and Purchase.
(a)   Upon the terms of this Agreement and subject to satisfaction of the conditions set forth in Article VIII, each Seller agrees to sell to Amazon or contribute to Amazon pursuant to such Seller’s Contribution-in-Kind Agreement, as applicable, and Amazon agrees to acquire, effective at Closing, all of the Danube Shares owned by such Seller free from all Liens (other than any restrictions imposed by applicable Law) and with all rights that attach, or may in the future attach, to them (including the right to receive all dividends and distributions in respect of such Danube Shares after the Closing).
(b)   Sellers and Danube shall cause any restrictions on transfer (other than any restrictions imposed by applicable Law) to be waived effective at Closing at Sellers’ sole cost and expense.
(c)   Amazon shall not be obligated to complete the acquisition (or accept the contribution) of any of the Danube Shares unless the acquisition and contribution of all of the Danube Shares is completed substantially simultaneously in accordance with this Agreement.
(d)   Sellers shall not be obligated to complete the transactions contemplated hereby (including contribution of the Danube Shares) unless the delivery or payment, as applicable, of the Consideration is completed substantially in accordance with this Agreement.
Section 2.2.   Contribution-in-Kind.   Each Seller and Amazon shall, as applicable, at its sole cost and expense, take all actions and execute any agreements and documents as are necessary, required or appropriate to ensure the issuance of the Share Consideration to the Designated Sellers as contemplated by this Agreement is effected by a contribution-in-kind of the Danube Shares to Amazon in accordance with applicable Law, including the actions set forth on Section 2.2 of the Amazon Disclosure Letter and executing a Contribution-in-Kind Agreement in substantially the form attached hereto as Exhibit D (each, a “Contribution-in-Kind Agreement”).
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF SELLERS
Except as disclosed in the applicable section of the disclosure letter delivered by Sellers to Amazon immediately prior to the execution of this Agreement (the “Sellers Disclosure Letter”) (it being agreed that disclosure of any item in any section of Sellers Disclosure Letter shall be deemed disclosure with respect to any other section of this Agreement to which the relevance of such item is reasonably apparent on its face), each Seller represents and warrants to Amazon, with respect to itself and severally and not jointly, as set forth below:
Section 3.1.   Qualification and Organization.   Such Seller is a legal entity duly organized, validly existing and, where relevant, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to carry on its business in all material respects as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or, where relevant, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to materially prevent, delay or impede the consummation of the Transactions.
Section 3.2.   Ownership of Danube Shares.   Such Seller directly owns and holds of record and beneficially, and has good and marketable right, title and interest in and to, the Danube Shares set forth opposite such Seller’s name on Section 3.2 of Sellers Disclosure Letter, free and clear of all Liens (other than any restrictions imposed by applicable Law and securities exchanges or as set forth in the Danube Governing Documents), and Sellers’ aggregate Danube Shares comprise all of the Danube Shares issued and outstanding. Immediately prior to the Closing, such Seller shall directly own and hold of record and beneficially, and have good and marketable right and title and interest in and to, such Danube Shares set forth opposite such Seller’s name on Section 3.2 of Sellers Disclosure Letter, free and clear of all Liens (other than any restrictions imposed by applicable Law and securities exchanges or as set forth in the Danube Governing Documents), and Sellers’ aggregate Danube Shares will comprise all of the Danube Shares issued and outstanding as of immediately prior to the Closing. Such Seller has all requisite power and authority to sell, assign and transfer the Danube Shares held by it to Amazon as contemplated by this Agreement, free and clear of all Liens (other than any restrictions imposed by applicable Law and securities exchanges or as set forth in the Danube Governing Documents). Such Seller is not party to any subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right, agreement or commitment with respect to the Danube Shares held by such Seller.
Section 3.3.   Corporate Authority Relative to this Agreement; No Violation.
(a)   Such Seller has all requisite corporate or similar power and authority to enter into this Agreement and to perform its obligations hereunder, including with respect to Section 10.15, and to consummate the Transactions, including the Acquisition. The execution, delivery and performance by such Seller of this Agreement and the consummation of the Transactions have been duly and validly authorized by such Seller (or such Seller’s governing body, if applicable), and no other corporate or other proceedings on the part of such Seller or its equityholders are necessary to authorize the consummation of the Transactions. This Agreement has been duly and validly executed and delivered by such Seller and, assuming this Agreement constitutes the valid and binding agreement of Amazon and Danube, constitutes the valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
(b)   Other than in connection with or in compliance with (i) the HSR Act, (ii) Required Regulatory Clearances, (iii) filings under any Antitrust Laws of any non-U.S. jurisdictions, (iv) filings under the DPA and any Foreign Investment Laws, (v) filings under the Canada Transportation Act, and (vi) the matters set forth in Section 3.3(b) of Sellers Disclosure Letter, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by such Seller of the Transactions, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to prevent, delay or impede the consummation of the Transactions.
(c)   The execution and delivery by such Seller of this Agreement does not, and, except as described in Section 3.3(b) or as set forth in Section 3.3(b) of Sellers Disclosure Letter, the consummation of the Transactions and compliance with the provisions hereof will not (i) result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation or acceleration of any material obligation or to the loss of a material benefit under any Contract, loan, guarantee of Indebtedness or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise or right binding upon Danube or any of the Danube Subsidiaries or result in the creation of any Lien upon any of the properties, rights or assets of Danube or any Danube Subsidiaries, other than Danube Permitted Liens, (ii) conflict with or result in any violation of any provision of the applicable Seller Governing Documents, or (iii) conflict with or violate any Laws applicable to such Seller or any of its properties or assets, other than in the case of clauses (i) and (iii), any such violation, breach, conflict, default, termination, modification, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to, individually or in the aggregate, materially prevent, delay or impede the consummation of the Transactions.
Section 3.4.   Information Supplied.   The information supplied by or on behalf of such Seller relating to such Seller and its Subsidiaries to be contained in the Proxy Statement and any other documents filed or furnished with or to the SEC in connection with the Acquisition will not, on the date the Proxy Statement (and any amendment or supplement thereto) is first proposed to the Amazon Shareholders and at the time of the Amazon Shareholder Meeting, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not materially false or misleading. No representation or warranty or other statement made by such Seller in this Agreement, Sellers Disclosure Letter, any supplement to Sellers Disclosure Letter, the certificates delivered pursuant to Section 1.1(c)(iv)(B) or otherwise in connection with the Transactions contains any untrue statement of any material fact or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.
Section 3.5.   Investigation; Litigation.   (a) There is no investigation, audit or review pending (or, to the knowledge of such Seller, threatened) by any Governmental Entity with respect to such Seller or any of such Seller’s Danube Shares or its properties, rights or assets involving Danube or any of the Danube Subsidiaries, (b) there are no claims, actions, suits or other Proceedings pending (or, to the knowledge of such Seller, threatened) against such Seller or any of such Seller’s Danube Shares or its properties, rights or assets involving Danube or any of the Danube Subsidiaries, and (c) there are no Orders imposed upon Seller or any of such Seller’s Danube Shares or its properties, rights or assets involving Danube or any of the Danube Subsidiaries by any Governmental Entity, which, in the case of clause (a), (b) or (c), would reasonably be expected to, individually or in the aggregate, materially prevent, delay or impede the consummation of the Transactions.
Section 3.6.   Unreleased Claims.   Except as set forth on Section 3.6 of Sellers Disclosure Letter and other than the Unreleased Claims, there are (and in the past twelve (12) months there have been) no indemnity obligations or guarantees or similar obligations of Sellers or their respective Affiliates for the benefit of Danube or its Subsidiaries that exceed, individually or in the aggregate, $5,000,000.
Section 3.7.   Investment.
(a)   Such Seller is an Accredited Investor and has had such opportunity as it has deemed adequate to obtain from Amazon such information as is necessary to permit such Seller to evaluate the merits and risks of its acquisition of Amazon Shares. Such Seller has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in any acquisition of Amazon Shares and to make an informed investment decision with respect to such acquisition. Such Seller has sought such accounting, legal and Tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of Amazon Shares.
(b)   Such Seller acknowledges and agrees that the Amazon Shares being issued to such Seller pursuant to this Agreement will be acquired for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same in violation of any applicable securities Laws.
(c)   Such Seller understands that (i) the Amazon Shares being issued to such Seller pursuant to this Agreement, when issued, will be restricted securities under applicable Laws and are being acquired from Amazon in a transaction not involving a public offering and (ii) under such Laws, the Amazon Shares being issued to such Seller pursuant to this Agreement may be resold without registration under the Securities Act only in certain limited circumstances. Other than such Seller’s Shareholder’s Agreement and the Registration Rights Agreement, such Seller does not have any present or contemplated Contract, undertaking, arrangement, obligation, Indebtedness or commitment providing for the disposition of the Amazon Shares being issued to such Seller pursuant to this Agreement.

Section 3.8.   Finders and Brokers.   Such Seller has not entered into any agreement with any investment banker, broker or finder in connection with the Transactions, other than as set forth in Section 3.8 of Sellers Disclosure Letter, who might be entitled to any fee or any commission in connection with or upon consummation of the Acquisition which Amazon, Danube or any of the Danube Subsidiaries will be responsible for paying.
Section 3.9.   No Other Representations.   Except for the representations and warranties contained in Article V, such Seller acknowledges that neither Amazon nor any Representative of Amazon makes, and such Seller acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to Amazon or any of its Subsidiaries or with respect to any other information provided or made available to such Seller in connection with the Transactions, including any information, documents, projections, forecasts or other material made available to such Seller or to its Representatives in certain “data rooms” or management presentations in expectation of the Transactions.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF DANUBE
Except as disclosed in the applicable section of the disclosure letter delivered by Danube to Amazon immediately prior to the execution of this Agreement (the “Danube Disclosure Letter”) (it being agreed that disclosure of any item (except for any Tax item, which disclosure shall be limited to Section 4.12 of the Danube Disclosure Letter) in any section of the Danube Disclosure Letter shall be deemed disclosure with respect to any other section of this Agreement to which the relevance of such item is reasonably apparent on its face), Danube represents and warrants to Amazon as set forth below:
Section 4.1.   Qualification, Organization, Subsidiaries, etc.
(a)   Each of Danube and its Subsidiaries is a legal entity duly organized, validly existing and, where relevant, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or, where relevant, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to be materially adverse to Danube and its Subsidiaries, taken as a whole. The Danube Governing Documents are in full force and effect, and Danube is not in violation in any material respect of the Danube Governing Documents.
(b)   All the issued and outstanding shares of capital stock of, or other equity interests in, each Danube Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable (except to the extent such concepts are not applicable under applicable Law of such Subsidiary’s jurisdiction of incorporation or organization, as applicable) and are wholly owned, directly or indirectly, by Danube free and clear of all Liens (other than any restrictions imposed by applicable Law and securities exchanges). Except for the equity securities of the Danube Subsidiaries and the Minority Interests, neither Danube nor any of Danube Subsidiaries own, directly or indirectly, any capital stock or other equity securities of any Person.
Section 4.2.   Capitalization.
(a)   As of the date hereof, the authorized capital of Danube consists of 800,000 ordinary shares, par value $0.01 per share (the “Danube Shares”), and 200,000 restricted shares, par value $0.01 per share (the “Restricted Danube Shares”), of which (i) 300,100 Danube Shares were issued and outstanding, and (ii) 50,000 Restricted Danube Shares were issued and outstanding. All the outstanding Danube Shares and all the Restricted Danube Shares have been issued in accordance with the Danube Governing Documents, duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights. Neither Danube nor any of the Danube Subsidiaries owns, directly or indirectly, any equity interest of Amazon.
(b)   None of the Danube Shares or Restricted Danube Shares are (i) subject to a vesting schedule or repurchase rights or (ii) presently subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code.

(c)   Except as set forth in Section 4.2(a), as of the date hereof: (i) Danube does not have any shares or other equity interests issued or outstanding and (ii) there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock of Danube or any of the Danube Subsidiaries to which Danube or any of the Danube Subsidiaries is a party obligating Danube or any of the Danube Subsidiaries to (A) issue, transfer or sell any shares in the capital or other equity interests of Danube or any Danube Subsidiary or securities convertible into or exchangeable for such shares or equity interests (in each case other than to Danube or a wholly owned Danube Subsidiary); (B) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right, agreement or commitment; (C) redeem or otherwise acquire any such shares in its capital or other equity interests; or (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Danube Subsidiary that is not wholly owned.
(d)   Except as set forth in the governing documents of the Minority Interests, there are no voting trusts or other agreements or understandings to which Danube or any Danube Subsidiary is a party with respect to the voting of the shares of capital or other equity interest of any Minority Interest other than in respect of any Minority Interest that is immaterial to Danube and the Danube Subsidiaries, taken as a whole.
(e)   Neither Danube nor any Danube Subsidiary has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Danube Shareholders on any matter.
(f)   Except as set forth in the Danube Governing Documents or the governing documents of the Danube Subsidiaries, as applicable, or the Danube Shareholders’ Agreement, there are no voting trusts or other agreements or understandings to which Danube or any Danube Subsidiary is a party with respect to the voting of the shares of capital or other equity interest of Danube or any Danube Subsidiary, in each case, other than in respect of any Danube Subsidiary that is immaterial to Danube and the Danube Subsidiaries, taken as a whole.
Section 4.3.   Corporate Authority Relative to this Agreement; No Violation.
(a)   Danube has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the Transactions, including the Acquisition. The execution, delivery and performance by Danube of this Agreement and the consummation of the Transactions have been duly and validly authorized by the Danube Board of Directors, and no other corporate proceedings on the part of Danube are necessary to authorize the consummation of the Transactions. This Agreement has been duly and validly executed and delivered by Danube and, assuming this Agreement constitutes the valid and binding agreement of Amazon and Sellers, constitutes the valid and binding agreement of Danube, enforceable against Danube in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
(b)   Other than in connection with or in compliance with (i) the Securities Act, (ii) the Exchange Act, (iii) the HSR Act, (iv) Required Regulatory Clearances, (v) any applicable requirements of the NYSE, the Irish Stock Exchange plc or the Global Exchange Market, (vi) compliance with and filings under any Antitrust Laws of any non-U.S. jurisdictions, (vii) filings under the DPA and any Foreign Investment Laws, (viii) filings under the Canada Transportation Act, and (ix) the matters set forth in Section 4.3(b) of the Danube Disclosure Letter, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by Danube of the Transactions, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Danube Material Adverse Effect.
(c)   The execution and delivery by Danube of this Agreement does not, and, except as described in Section 4.3(c) of the Danube Disclosure Letter, the consummation of the Transactions and compliance with the provisions hereof will not (i) result in any violation or breach of, or default or change of control

(with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation or acceleration of any material obligation or to the loss of a material benefit, under any Contract, loan, guarantee of Indebtedness or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise or right binding upon Danube or any of the Danube Subsidiaries or result in the creation of any Lien upon any of the properties, rights or assets of Danube or any Danube Subsidiaries, other than Danube Permitted Liens, (ii) conflict with or result in any violation of any provision of the Danube Governing Documents or any of the organizational documents of any Danube Subsidiary or (iii) conflict with or violate any Laws applicable to Danube or any of the Danube Subsidiaries or any of their respective properties or assets, other than in the case of clauses (i), (ii) and (iii), any such violation, breach, conflict, default, termination, modification, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a Danube Material Adverse Effect.
Section 4.4.   Financial Statements.
(a)   The audited consolidated financial statements for the years ended December 31, 2021 and December 31, 2022 (including all related notes and schedules) of Danube and its Subsidiaries (collectively, the “Danube Financial Statements”) fairly present in all material respects the consolidated financial position of Danube and its consolidated Subsidiaries, as at the respective dates thereof, and their consolidated balance sheet, consolidated statements of income, consolidated statements of comprehensive income, consolidated statements of cash flows and consolidated statements of changes in equity for the respective periods then ended in conformity with International Financing Reporting Standards (“IFRS”) (applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto)) and the books and records of Danube. Danube and its Subsidiaries have, since December 31, 2022, maintained books, records and accounts in accordance with IFRS that fairly present in all material respects the transactions and dispositions of assets of Danube and its Subsidiaries.
(b)   Danube has established and maintains disclosure controls and procedures and internal controls over financial reporting in accordance with IFRS. Danube’s internal controls over financial reporting provide reasonable assurance regarding the reliability of Danube’s financial reporting and the preparation of Danube Financial Statements for external purposes in accordance with IFRS. Since the Reference Date, Danube’s principal executive officer and its principal financial officer have disclosed to Danube’s auditors and the audit committee of the Danube Board of Directors (i) all known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Danube’s ability to record, process, summarize and report financial information, and (ii) any known fraud, whether or not material, that involves management or other senior-level employees who have a significant role in Danube’s material internal controls. Danube has made available to Amazon all material written disclosures made by management to Danube’s auditors and audit committee from the Reference Date to the date hereof relating to matters described in clauses (i) and (ii) of the foregoing sentence.
Section 4.5.   No Undisclosed Liabilities.   Except (a) as disclosed, reflected or reserved against in the Danube Financial Statements, (b) for liabilities incurred in the ordinary course of business since the Locked Box Date, (c) as expressly permitted or contemplated by the Transactions and (d) for liabilities which have been discharged or paid in full in the ordinary course of business, as of the date hereof, neither Danube nor any Danube Subsidiary has any liabilities that, individually or in the aggregate, would be material to Danube and its Subsidiaries, taken as a whole, whether or not accrued, contingent or otherwise.
Section 4.6.   Compliance with Laws; Permits.
(a)   Danube and each Danube Subsidiary is, and has been since the Reference Date, in compliance with and is not in default under or in violation of any Laws applicable to Danube, such Subsidiary or any of their respective properties or assets, as the case may be, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Danube Material Adverse Effect.
(b)   Danube and the Danube Subsidiaries are in possession of all Permits that are required for Danube and the Danube Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Danube Permits”), except where the failure to have any of the Danube Permits would not reasonably be expected to, individually or in the aggregate, be materially adverse to Danube and its Subsidiaries, taken as a whole. All Danube Permits are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to, individually or in the aggregate, be materially adverse to Danube and its Subsidiaries, taken as a whole. There is no Proceeding pending, or, to the knowledge of Danube, threatened in writing, that seeks or would reasonably be expected to result in the revocation, cancellation, termination, non-renewal or adverse modification of any Danube Permit, except where such revocation, cancellation, termination, non-renewal or adverse modification has not been and would not reasonably be expected to, individually or in the aggregate, be materially adverse to Danube and its Subsidiaries, taken as a whole.
(c)   Except as set forth in Section 4.6(c) of the Danube Disclosure Letter, since the Reference Date, there have been no recalls, withdrawals, product corrections, product removals or seizures of any Products that have been materially adverse to Danube and its Subsidiaries, taken as a whole, and, to the knowledge of Danube, there have been no facts or circumstances that would be reasonably likely to cause a Governmental Entity to initiate such action that would be materially adverse to Danube and its Subsidiaries, taken as a whole.
Section 4.7.   Environmental Laws and Regulations.   Except as set forth in Section 4.7 of the Danube Disclosure Letter and except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Danube Material Adverse Effect: (a) Danube and its Subsidiaries are now, and have been since the Reference Date, in compliance with applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all Environmental Permits required for Danube and the Danube Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted; (b) no real property currently, or to the knowledge of Danube, formerly owned, leased or operated by Danube or any of its Subsidiaries, or any third-party real property used by Danube or any Danube Subsidiary for the treatment, storage or disposal of any Hazardous Substance, is contaminated with any Hazardous Substance in a manner or concentration that is in violation of any Environmental Law or that has given rise or is reasonably likely to give rise to any Environmental Liability of Danube or any Danube Subsidiary; (c) since the Reference Date, neither Danube nor any Danube Subsidiary has received any notice, demand letter, claim or request for information alleging that Danube or any Danube Subsidiary is or may be in violation of any Environmental Law, or is or may be subject to any Environmental Liability; (d) neither Danube nor any of its Subsidiaries is subject to any Order or agreement with any Governmental Entity, or any indemnity or other agreement with any third-party, imposing any Liabilities pursuant to any Environmental Law or relating to any Release of Hazardous Substances and (e) there are no Proceedings pending or, to the knowledge of Danube, threatened in writing, against Danube or any Danube Subsidiary arising under Environmental Law or related to Hazardous Substances, including, but not limited to, any Proceeding that seeks or would reasonably be expected to result in the revocation, cancellation, termination, non-renewal or adverse modification of any Environmental Permit required for Danube and the Danube Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted.
Section 4.8.   Employee Benefit Plans.
(a)   Section 4.8(a) of the Danube Disclosure Letter sets forth a true and complete list of each material Danube Benefit Plan. “Danube Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA and whether or not subject to the laws of the United States, and each bonus, share, share option or other equity-based compensation arrangement or plan, incentive, deferred compensation, retirement or supplemental retirement, severance, death in service, employment, consulting, change-in-control, profit sharing, pension, vacation, cafeteria, dependent care, medical care, employee assistance program, tuition assistance program, agreement or arrangement (whether written or unwritten) and each insurance and other similar fringe or employee benefit plan, program, agreement or arrangement, in each case, for the benefit of current or former Danube Service Providers (or any dependent or beneficiary thereof) or with respect to which Danube or any Danube Subsidiary has or may have any present or future obligation or liability (whether actual or contingent) other than any plan or program maintained by a Governmental Entity.
(b)   With respect to each material Danube Benefit Plan, Danube has made available to Amazon as of the date hereof correct and complete copies of, in each case, to the extent applicable, (i) the applicable plan document and all material amendments thereto, including all material funding and covenant support arrangements, (ii) the most recent annual report on Form 5500 (if applicable) and the most recent audited financial statement or actuarial valuation report, (iii) the most recent determination or opinion letter from the U.S. Internal Revenue Service (if applicable) and (iv) any material non-routine correspondence within the last twelve (12) months with applicable regulatory bodies in respect of such Danube Benefit Plan.
(c)   Except as would not reasonably be expected to, individually, or in the aggregate, be materially adverse to Danube and its Subsidiaries, taken as a whole, (i) each of the Danube Benefit Plans has been established, operated, funded, and administered in compliance with its terms and applicable Laws; (ii) all contributions or other amounts payable by Danube or its Subsidiaries pursuant to each Danube Benefit Plan in respect of current or prior plan years have been paid or, to the extent not yet due, accrued in accordance with IFRS or applicable international accounting standards; and (iii) there has occurred no non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code and Section 406 of ERISA) with respect to any Danube Benefit Plan. Except as would not reasonably be expected to, individually, or in the aggregate, be materially adverse to Danube and its Subsidiaries, taken as a whole, there are no pending, or to the knowledge of Danube, threatened in writing, claims, actions, investigations or audits (other than routine claims for benefits) by or on behalf of or against any of the Danube Benefit Plans. Each Danube Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination or opinion letter as to its qualification, and to the knowledge of Danube, there are no existing circumstances or any events that have occurred that would reasonably be expected to adversely affect the qualified status of any such plan. Except as set forth in Section 4.8(c) of the Danube Disclosure Letter, no Danube Benefit Plan provides material benefits, including death or medical benefits (whether or not insured), with respect to any current or former Danube Service Provider beyond their retirement or other termination of service, other than coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or comparable federal, state, provincial, local or foreign Law.
(d)   Except as set forth in Section 4.8(d)(i) of the Danube Disclosure Letter, in the past six (6) years, as of the date hereof, (A) none of Danube, any Danube Subsidiary or any of their respective ERISA Affiliates has or has had an obligation to contribute to, or has or has had any liability with respect to, a “multiemployer plan” (as defined in Section 3(37) of ERISA or Section 414(f) of the Code) (a “Multiemployer Plan”) or a defined benefit pension plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA (a “Pension Plan”) and (B) none of Danube or any Danube Subsidiary has an obligation to contribute to or has any liability in respect of a “multiple employer plan” (within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code), a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA) or a voluntary employee benefit association under Section 501(a)(9) of the Code. Except as set forth in Section 4.8(d)(ii) of the Danube Disclosure Letter, no Danube Foreign Benefit Plan is a defined benefit pension plan or scheme, a “registered pension plan” (as defined in Section 248(1) of the Tax Act), a “salary deferral arrangement” (as defined in Section 248(1) of the Tax Act), an “individual pension plan” (as defined in Section 8300(1) of the Tax Regulations), a “multi-employer plan” (as defined in Section 8500(1) of the Tax Regulations), or a “designated plan” (as defined in Section 8515(1) of the Tax Regulations), scheme or similar, under applicable legislation.
(e)   With respect to each Multiemployer Plan that is a Pension Plan or any other Pension Plan required to be disclosed on Section 4.8(d)(i) of the Danube Disclosure Letter, except as would not reasonably be expected to, individually, or in the aggregate, be materially adverse to Danube and its Subsidiaries, taken as a whole, (i) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (ii) no liability to the Pension Benefit Guaranty Corporation (“PBGC”) has been incurred, which liability has not been satisfied, (iii) no failure to meet the minimum funding standard under Section 412 or 430 of the Code or Section 302 or 303 of ERISA has occurred, (iv) all contributions (including installments) to such plan required by Section 301 of ERISA and Sections 412 or 430 of the Code have been made, (v) no condition exists or event or transaction has occurred with respect to any such plan that would result in Danube or any of its Affiliates incurring any liability, fine or penalty for which a reserve or accrual has not been established, (vi) no proceeding has been initiated to terminate such plan, (vii) there has been no “reportable event” within the meaning of Section 4043 of ERISA for which reporting was required and not subject to a waiver that has not been timely reported to the PBGC, (viii) such plan is not in “at risk” status, within the meaning of Section 430 of the Code or Section 303 of ERISA, or “critical” or “endangered” status, within the meaning of Section 432 of the Code or

Section 305 of ERISA, and (ix) no event has occurred as of the date of this Agreement that is expected to result in the incurrence by Amazon or any of its Affiliates of any liability with respect to the withdrawal or partial withdrawal from or termination of such plan.
(f)   Except as set forth in Section 4.8(f) of the Danube Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Transactions (alone or in conjunction with any other event) will (i) result in any payment or benefit becoming due to any current or former Danube Service Provider under any Danube Benefit Plan, (ii) increase any compensation or benefits otherwise payable or to be provided to any current or former Danube Service Provider under any Danube Benefit Plan, (iii) result in any acceleration of the time of payment, funding or vesting of any compensation or benefits (other than as required by Section 411(d)(3) of the Code), (iv) trigger any increased or accelerated contributions to any Danube Benefit Plan or trigger any change in the funding or covenant support arrangements for any Danube Benefit Plan or (v) result in any “excess parachute payment” (within the meaning of Section 280G of the Code) becoming due to any current or former Danube Service Provider.
(g)   Each Danube Benefit Plan subject to Sections 409A or 457A of the Code has been maintained and operated in material documentary and operational compliance therewith or qualifies for an available exemption therefrom. Danube is not a party to, nor does it have any obligation under, any Danube Benefit Plan to compensate any person for excise Taxes payable pursuant to Section 4999 of the Code or for Taxes payable pursuant to Sections 409A or 457A of the Code.
(h)   Except as would not reasonably be expected to, individually, or in the aggregate, be materially adverse to Danube and its Subsidiaries, taken as a whole, (i) each Danube Benefit Plan that is governed by the laws of any jurisdiction other than the United States or provides compensation or benefits to any current or former Danube Service Provider (or any dependent thereof) who resides outside of the United States (each, a “Danube Foreign Benefit Plan”) has been established, operated, funded and administered in compliance with its terms and applicable Laws, and if intended to qualify for special tax treatment, meets all the requirements for such treatment, (ii) all employer and employee contributions to each Danube Foreign Benefit Plan required by its terms or by applicable Law have been made or, if applicable, accrued in accordance with generally accepted accounting practices in the applicable jurisdiction applied to such matters and (iii) except with respect to each Danube Foreign Benefit Plan that is a UK defined benefit pension plan (each, a “Danube UK DB Plan”), the fair market value of the assets of each funded Danube Foreign Benefit Plan, the liability of each insurer for any Danube Foreign Benefit Plan funded through insurance or the book reserve established for any Danube Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Danube Foreign Benefit Plan, and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations. In respect of each Danube UK DB Plan, such plans have complied in all material respects with the requirements of Part 3 (Scheme Funding) of the U.K. Pensions Act 2004, no action has been taken which might reasonably be expected to result in the U.K. pensions regulator using its powers to issue a “contribution notice” or “financial support direction” under Part 1 (Pensions Regulator) of the U.K. Pensions Act 2004 and there has been no communication from the U.K. pensions regulator raising concerns about the funding or support arrangements of such plans or the impact of any corporate activity on such plans.
Section 4.9.   Absence of Certain Changes or Events.
(a)   From the Locked Box Date through the date hereof, there has not occurred any event, development, occurrence, change, or state of fact that has had, or would reasonably be expected to have, individually or in the aggregate, a Danube Material Adverse Effect.
(b)   From the Locked Box Date through the date hereof, the business of Danube and its Subsidiaries has been conducted in all material respects in the ordinary course of business.
(c)   From the Locked Box Date through the date hereof, neither Danube nor any of its Subsidiaries has taken any action that would constitute a breach of Section 6.2(a), Section 6.2(b), Section 6.2(c), Section 6.2(d), Section 6.2(e), Section 6.2(f), Section 6.2(i), Section 6.2(l), Section 6.2(n), Section 6.2(o),

Section 6.2(q), or Section 6.2(r) had such action been taken after the execution of this Agreement, nor has Danube or any of its Subsidiaries agreed, in writing or otherwise, to take any such actions.
Section 4.10.   Investigation; Litigation.   Except as set forth in Section 4.10 of the Danube Disclosure Letter, as of the date hereof, (a) there is no investigation, audit or review pending (or threatened in writing) by any Governmental Entity with respect to Danube or any Danube Subsidiary or any of their respective properties, rights or assets, and (b) there are no Proceedings pending (or, to the knowledge of Danube, threatened) against Danube or any Danube Subsidiary or any of their respective properties, rights or assets, and (c) there are no Orders imposed upon Danube or any Danube Subsidiary or any of their respective properties, rights or assets by any Governmental Entity, which, in the case of clause (a), (b), or (c) would reasonably be expected to have, individually or in the aggregate, a Danube Material Adverse Effect or that would in any manner challenge or seek to prevent, enjoin or alter any of the Transactions.
Section 4.11.   Information Supplied.   The information supplied by or on behalf of Danube relating to Danube and its Subsidiaries to be contained in the Proxy Statement and any other documents filed or furnished with or to the SEC in connection with the Acquisition will not, on the date the Proxy Statement (and any amendment or supplement thereto) is first proposed to Amazon Shareholders and at the time of the Amazon Shareholder Meeting, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading.
Section 4.12.   Tax Matters.   Except as set forth in Section 4.12 of the Danube Disclosure Letter or as would not reasonably be expected to have, individually or in the aggregate, a Danube Material Adverse Effect:
(a)   all Tax Returns that are required to be filed by or with respect to Danube or any Danube Subsidiary have been duly and timely filed (taking into account any extension of time within which to file), and all such Tax Returns are true, complete and accurate in all respects.
(b)   Danube and the Danube Subsidiaries have timely paid Taxes due and owing by any of them (whether or not shown on any Tax Returns) other than Taxes being contested in good faith and for which adequate accruals or reserves have been established in accordance with generally accepted accounting practices in the applicable jurisdiction in the Danube Financial Statements.
(c)   The unpaid Taxes of Danube and the Danube Subsidiaries did not, as of the most recent Danube Financial Statements, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Danube Financial Statements (rather than in any notes thereto). Since the date of the most recent Danube Financial Statements, neither Danube nor any Danube Subsidiary has incurred any liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice.
(d)   No written claim has ever been made by a Governmental Entity in a jurisdiction where Danube or any Danube Subsidiary does not file a Tax Return that such entity is or may be subject to taxation by that jurisdiction in respect of Taxes that would be covered by or the subject of such Tax Return. Neither Danube nor any Danube Subsidiary has engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty), or otherwise become subject to Tax jurisdiction in a country other than the country of its formation.
(e)   Danube and the Danube Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any current or former Danube Service Provider, creditor, Danube Shareholder (or shareholders of any Danube Subsidiaries) or other Person.
(f)   No adjustment with respect to any Tax Return, claim for additional Tax or deficiency for Taxes has been received in writing by Danube or any Danube Subsidiary and there is not pending or threatened in writing any audit, examination, investigation or other proceeding with respect to any Taxes of Danube or any Danube Subsidiary.
(g)   Neither Danube nor any Danube Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has any request been made in writing for any such extension or waiver.

(h)   There are no Liens for Taxes upon any property or assets of Danube or any Danube Subsidiary (other than a Danube Permitted Lien).
(i)   Neither Danube nor any Danube Subsidiary has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify in whole or in part for tax-free treatment under Section 355 of the Code or so much of Section 356 of the Code as relates to Section 355 of the Code (or any similar provisions of state, local, or non-U.S. Law) in the two years prior to the date of this Agreement.
(j)   Neither Danube nor any Danube Subsidiary is a party to any Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement, has ever been a member of an affiliated group filing a consolidated or combined Tax Return or any similar group for Tax Law purposes, or has any liability for Taxes of any Person (other than Danube or any Danube Subsidiary) under applicable Law or as transferee or successor, by Contract or otherwise (other than, in each case, (i) such an agreement or arrangement exclusively between or among Danube and the Danube Subsidiaries or (ii) any customary Tax indemnification provisions in ordinary course commercial agreements or arrangements that are not primarily related to Taxes).
(k)   Neither Danube nor any Danube Subsidiary has entered into any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law).
(l)   Neither Danube nor any Danube Subsidiary is tax resident in any jurisdiction other than its jurisdiction of incorporation.
(m)   Neither Danube nor any Danube Subsidiary is or has been treated as an “expatriated entity” or “surrogate foreign corporation” under Section 7874 of the Code.
(n)   Neither Danube nor any Danube Subsidiary has taken any uncertain Tax positions (including under ASC740-10/IFRIC23).
(o)   No written power of attorney with respect to any Taxes of Danube or any Danube Subsidiary has been executed or filed with any Governmental Entity that will be in effect on the Closing Date.
(p)   Neither Danube nor any Danube Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any installment sale or other transaction on or prior to the Closing Date, any accounting method change or agreement with any Governmental Entity filed or made on or prior to the Closing Date, any prepaid amount or deferred revenue received on or prior to the Closing, any intercompany transaction or excess loss account described in Section 1502 of the Code (or any corresponding provision of state, local or non-U.S. Tax law) or a gain recognition agreement under Section 367 of the Code (or any corresponding or similar provision of applicable Tax Law). Neither Danube nor any Danube Subsidiary has made any election under Section 965(h) of the Code or will be required to make any payment after the Closing Date as a result of an election under Section 965 of the Code.
(q)   Section 4.12(q) of the Danube Disclosure Letter sets forth all elections made by Danube and any Danube Subsidiary pursuant to Treasury Regulations Section 301.7701-3, including the date of such election and form of classification elected.
(r)   Each of Danube and the Danube Subsidiaries is not (i) a “financial services company” or a “utility company” (as respectively defined in the Income Tax (Jersey) Law 1961 (the “Income Tax Law”)), (ii) in the trade of importing into Jersey or supplying in Jersey “hydrocarbon oil” (as defined in Article 123CAA(3) of the Income Tax Law), (iii) a “company in the cannabis industry” (as defined in Article 123DA of the Income Tax Law); or (iv) a “large corporate retailer” (as defined in Article 123I of the Income Tax Law). Each of Danube and the Danube Subsidiaries has not had, and it does not have, an interest, whether direct or indirect, in Jersey immovable property or a lease of Jersey immovable property of more than nine (9) years.
(s)   To the knowledge of Danube, each of Danube and the Danube Subsidiaries has provided or made available to Amazon all documentation relating to, and is in full compliance with all terms and conditions of, any Tax exemption, Tax holiday, Tax incentive or other Tax reduction agreement or order of a territorial or non-U.S. government. To the knowledge of Danube, the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday, Tax incentive or other Tax reduction agreement or order.
(t)   Neither Danube nor any Danube Subsidiary has taken any action which constitutes or could reasonably be determined to constitute a Buyer Tax Act within the meaning of the Gavilon Agreement (as defined in Section 7.14).
(u)   The representations and warranties in this Section 4.12 and Section 4.8 (to the extent related to Tax matters) are the only representations and warranties of or by Danube regarding Tax matters, including those related to Tax Laws (for the avoidance of doubt, the representations and warranties in Section 4.6 shall not apply regarding any Tax matters).
Section 4.13.   Labor Matters.
(a)   Except as set forth in Section 4.13(a) of the Danube Disclosure Letter, (i) neither Danube nor any Danube Subsidiary is a party to, or bound by, any collective bargaining agreement or other Contract with a Union (each a “Labor Agreement”), (ii) neither Danube nor any Danube Subsidiary is, as of the date of this Agreement, negotiating a Labor Agreement, and (iii) no employee of Danube or any Danube Subsidiary is represented by a Union with respect to their employment therewith. Neither Danube nor any Danube Subsidiary is subject, or has been subject in the three (3)-year period preceding the date of this Agreement, to an unfair labor practice or other labor Proceeding or a labor dispute, strike, grievance, lockout or work stoppage, except as would not, individually or in the aggregate, be materially adverse to Danube and its Subsidiaries, taken as a whole. Except as set forth in Section 4.13(a) of the Danube Disclosure Letter, to the knowledge of Danube, as of the date hereof, there are no organizational efforts with respect to the formation of a collective bargaining unit or Labor Agreement presently being made or threatened involving employees of Danube or any Danube Subsidiary. Danube and its Subsidiaries are in material compliance with all Labor Agreements to which Danube or a Danube Subsidiary is a party or bound and are not engaged in any disputes with any Unions that would reasonably be expected to be, individually or in the aggregate, materially adverse to Danube and its Subsidiaries, taken as a whole.
(b)   Except as set forth in Section 4.13(b) of the Danube Disclosure Letter, the Transactions have not required and will not require the consent of, advice of, consultation with, or advance notification to, any Unions with respect to employees of Danube or any Danube Subsidiary.
(c)   Except as would not reasonably be expected to, individually or in the aggregate, be materially adverse to Danube and its Subsidiaries, taken as a whole, neither Danube nor any of the Danube Subsidiaries has, or in the last three (3) years has had, or is reasonably expected to have, any liabilities under the Worker Adjustment and Retraining Act of 1988, as amended, or any similar Law (each a “WARN Act”) or the Fair Labor Standards Act of 1938, Title VII of the Civil Rights Act of 1964, or the Americans with Disabilities Act of 1990, each as amended, or any other Law relating to labor or employment, including as relates to hiring, worker classification, human rights, pay equity, equal employment opportunity, benefits, compensation, immigration, identity and employment eligibility verification, harassment, wages hours, background checks, terms or conditions of employment, occupational safety and health, workers’ compensation, privacy, accommodations, notices, collective bargaining, discipline, or termination of employment. Except as would not reasonably be expected to, individually or in the aggregate, be materially adverse to Danube and its Subsidiaries, taken as a whole, Danube and the Danube Subsidiaries are, and in the past three (3) years have been, in material compliance with all Laws relating to labor, employment and/or employment practices, including all applicable Laws relating to hiring, background checks, sexual harassment training, wages, hours, overtime, pay equity, immigration, employment eligibility verification, collective bargaining, labor relations, employment discrimination, harassment, retaliation, privacy, whistleblowing, disability rights and benefits, sick time, leaves of absences, safety and health, COVID-19, terminations, plant closures and mass layoffs, workers’ compensation, and classification of exempt employees, temporary employees, outsourced employees, independent contractors and other non-employee workers. All independent contractors, leased employees and exempt employees of Danube and the Danube Subsidiaries have been paid all compensation owed, except as would not reasonably be expected to, individually or in the aggregate, be materially adverse to Danube and its Subsidiaries, taken as a whole.

(d)   In the last three (3) years, no claims or threatened claims of sexual harassment or other discriminatory harassment, discrimination or retaliation have been brought to the attention of Danube or any Danube Subsidiary: (i) against any member of the executive group of Danube or any current senior manager of Danube or any Danube Subsidiary; or (ii) no claims regarding any such conduct have been made against Danube or a Danube Subsidiary, except as did not and would not reasonably be expected to result in a material liability to, or materially and adversely affect the reputation, finances or operations of, Danube or a Danube Subsidiary.
(e)   In the past three (3) years, Danube and the Danube Subsidiaries have not implemented or effectuated any “plant closing” or “mass layoff” (as such terms are defined in an applicable WARN Act) or other employment decision that triggered notice requirements under an applicable WARN Act. In the past twelve (12) months, Danube and the Danube Subsidiaries have not carried out any layoff, furlough, or hours or pay reduction that, if continued, would constitute an “employment loss” (as such term is defined in any applicable WARN Act), and that, in the aggregate, collectively or together with other employment losses, would constitute a “plant closing” or “mass layoff” under an applicable WARN Act, except as would not reasonably be expected to, individually or in the aggregate, be materially adverse to Danube and its Subsidiaries, taken as a whole.
Section 4.14.   Intellectual Property.
(a)   Section 4.14(a) of the Danube Disclosure Letter sets forth a list of all material Registered Danube IP, including the title, application or registration/issuance number, jurisdiction of application of registration, date of filing and date of registration or issuance (as applicable), and owner of record (and, if different, beneficial owner). Each item of material Registered Danube IP is subsisting and, to the knowledge of Danube, each item of Registered Danube IP that is registered or issued is valid and enforceable. No Proceeding is pending or, to the knowledge of Danube, threatened, challenging the validity, enforceability, ownership, registration or scope of any material Registered Danube IP (other than office actions in connection with the prosecution of applications for such material Registered Danube IP). Danube or a Danube Subsidiary is the sole and exclusive owner of all material Danube Owned IP, free and clear of all Liens (other than Danube Permitted Liens). The execution and delivery by Danube of this Agreement, the consummation of the Transactions, and compliance with the provisions hereof, will not result in the loss, limitation, termination or impairment of any rights of Danube or any Danube Subsidiary in any material Intellectual Property.
(b)   Neither Danube nor any Danube Subsidiary has infringed, misappropriated or otherwise violated any Intellectual Property of any Person during the past three (3) years in any material respect. No Proceedings are pending or, to the knowledge of Danube, threatened, alleging that Danube or any Danube Subsidiary has infringed, misappropriated, diluted, or otherwise violated the Intellectual Property of any other Person in any material respect. In the past three (3) years, neither Danube nor any Danube Subsidiary has received written notice of any such claim, or a written invitation or request to obtain a license under any Intellectual Property of any other Person. To the knowledge of Danube, during the past three (3) years, no Person has infringed, misappropriated, diluted, or otherwise violated any Danube Owned IP in any material respect, or has breached any confidentiality obligations with respect to any material trade secret or other material confidential information of Danube or any Danube Subsidiary.
(c)   Danube and the Danube Subsidiaries have taken commercially reasonable steps to maintain the confidentiality of their material trade secrets and other material confidential information. Danube and the Danube Subsidiaries have not disclosed any material trade secrets or other material confidential information owned or held by them to any Person, other than to Persons who are subject to a contractual, legal, or ethical obligation to maintain the confidentiality thereof and, to the knowledge of Danube, no such obligation has been breached during the past three (3) years. All past and present Danube Service Providers who have participated in the development of material Intellectual Property purported to be owned by Danube or any of the Danube Subsidiaries have assigned to Danube or a Danube Subsidiary all of such Person’s right, title and interest in and to such Intellectual Property, except to the extent that ownership of such Intellectual Property vests in Danube or a Danube Subsidiary by operation of Law.
(d)   The Danube IT Systems (i) operate in all material respects in accordance with their documentation and functional specifications, (ii) have not materially malfunctioned or failed in the past three (3) years, and

(iii) are adequate and sufficient in all material respects for the operation of the respective businesses of Danube and the Danube Subsidiaries as currently conducted. Danube and the Danube Subsidiaries have taken commercially reasonable measures consistent with industry practice to protect the integrity, continuous operation, and security of Danube IT Systems and data used in connection with its business against unauthorized use, access, interruption, modification and corruption. To the knowledge of Danube, in the past three (3) years, there has been no unauthorized access to Danube IT Systems owned or controlled by Danube or a Danube Subsidiary that has resulted in any unauthorized use, access, modification, misappropriation, deletion, corruption, loss or encryption of any material information or data stored therein or processed thereby. Danube and the Danube Subsidiaries have implemented commercially reasonable data backup, data storage, system redundancy, business continuity, and disaster avoidance and recovery procedures with respect to Danube IT Systems, in each case consistent with industry practice and, to the knowledge of Danube, materially in compliance with all applicable contractual obligations.
Section 4.15.   Data Privacy and Security.
(a)   Since the Reference Date, Danube and all of the Danube Subsidiaries have implemented and maintained commercially reasonable administrative, physical and technical safeguards designed to protect the Danube IT Systems and any Personal Information in the possession or control of Danube and any Danube Subsidiaries in connection with their businesses against loss, theft, or unauthorized Processing; and, there have been no material breaches of the Danube IT Systems or material unauthorized Processing of Personal Information in the possession or control of Danube or any of the Danube Subsidiaries since the Reference Date, nor any material incidents under internal review or investigation relating to the same.
(b)   Except as would not reasonably be expected to, individually or in the aggregate, be materially adverse to Danube and its Subsidiaries, taken as a whole, Danube and all of the Danube Subsidiaries have, since the Reference Date, complied with all Data Protection Requirements. Since the Reference Date, none of Danube or any Danube Subsidiary has received any written notice of any material claims or threatened claims or any Proceeding by any Person (including any Governmental Entity) regarding the alleged or actual violation of Data Protection Requirements including with respect to the Processing of Personal Information by or on behalf of Danube or a Danube Subsidiary. To the extent required under Data Protection Requirements, Danube and all of the Danube Subsidiaries have obtained written agreements from all third-parties relating to the protection and use of Personal Information Processed on behalf of Danube or a Danube Subsidiary, and to the knowledge of Danube, no such third-party is in material breach of any such agreement.
(c)   The execution, delivery and performance of this Agreement complies with all applicable Data Protection Requirements in all material respects. The transfer of Personal Information in connection with the Transactions will not violate any Data Protection Requirements.
Section 4.16.   Real Property.
(a)   Section 4.16(a) of the Danube Disclosure Letter contains a list of the addresses of all Danube Owned Real Property, together with the applicable entity that is the current record owner thereof. With respect to the real property owned by Danube or any Danube Subsidiary at which the material operations of Danube and the Danube Subsidiaries are conducted as of the date hereof (such property collectively, the “Danube Owned Real Property”), except as would not reasonably be expected to, individually or in the aggregate, be materially adverse to the applicable Danube Owned Real Property, taken as a whole, either Danube or a Danube Subsidiary has good and marketable title to such Danube Owned Real Property, free and clear of all Liens, other than Danube Permitted Liens. As of the date hereof, neither Danube nor any of its Subsidiaries has received notice of any pending, and to the knowledge of Danube, there is no threatened condemnation proceeding with respect to any Danube Owned Real Property, except proceedings which would not reasonably be expected to, individually or in the aggregate, be materially adverse to Danube and its Subsidiaries, taken as a whole.
(b)   Section 4.16(b) of the Danube Disclosure Letter contains a list of the addresses of all Danube Leased Real Property and identifies the applicable entity that is the current holder of the lease, sublease, license or other interests thereunder. Except as would not reasonably be expected to, individually or in the aggregate, be materially adverse to Danube and its Subsidiaries, taken as a whole, (i) each lease, sublease and other agreement which has annual base rent payments in excess of $25 million, under which Danube or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property at which the operations of Danube and its Subsidiaries are conducted as of the date hereof (the “Danube Leased Real Property”), is valid, binding and in full force and effect, except that (A) enforcement may be subject to applicable bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (B) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (ii) no uncured default of a material nature on the part of Danube or, if applicable, its Subsidiary or, to the knowledge of Danube, the landlord thereunder exists with respect to any Danube Leased Real Property. Except as would not reasonably be expected to, individually or in the aggregate, be materially adverse to Danube and its Subsidiaries, taken as a whole, Danube and each of its Subsidiaries has a good and valid leasehold interest in or contractual right to use or occupy, subject to the terms of the lease, sublease or other agreement applicable thereto, Danube Leased Real Property, free and clear of all Liens, except for Danube Permitted Liens.
(c)   The Danube Owned Real Property and Danube Leased Real Property constitute all real property necessary for Danube and the Danube Subsidiaries to conduct their respective businesses and operations as currently conducted.
Section 4.17.   Material Contracts.
(a)   Except for this Agreement, Section 4.17(a) of the Danube Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of each Contract described below in this Section 4.17(a) under which Danube or any Danube Subsidiary has any current or future rights, responsibilities, obligations or liabilities (in each case, whether contingent or otherwise) or to which any of their respective properties or assets is subject, in each case as of the date of this Agreement (all Contracts of the type described in this Section 4.17(a) being referred to herein as the “Danube Material Contracts”):
(i)   any partnership, joint venture, strategic alliance or collaboration Contract which is material to Danube and its Subsidiaries, taken as a whole;
(ii)   any material Rural Partnership Agreement with a book value in excess of $15 million;
(iii)   any Contract that (A) purports to materially limit (1) the lines of business of Danube and its Subsidiaries (or, after the Closing, Amazon and its Subsidiaries) or (2) the geographic area in which any of them may so engage in such business or (B) would require the disposition of any material assets or material line of business of Danube and its Subsidiaries (or, after the Closing, Amazon and its Subsidiaries taken as a whole) as a result of the consummation of the Transactions;
(iv)   each acquisition or divestiture Contract or licensing agreement that contains representations, covenants, indemnities or other obligations (including “earn-out” or other contingent payment obligations) that would reasonably be expected to result in the receipt or making of future payments in excess of $20 million;
(v)   each Contract relating to outstanding Indebtedness of Danube or its Subsidiaries for borrowed money or any financial guaranty thereof (whether incurred, assumed, guaranteed or secured by any asset) in an amount in excess of $75 million other than (A) Contracts solely among Danube and any wholly owned Danube Subsidiary or a guarantee by Danube or any Danube Subsidiary of a Danube Subsidiary and (B) financial guarantees entered into in the ordinary course of business not exceeding $75 million individually (other than surety or performance bonds, letters of credit or similar agreements entered into in the ordinary course of business in each case to the extent not drawn upon);
(vi)   any Interested Party Transaction and any Contract (other than a Danube Benefit Plan or a Surviving Interest Party Transaction) pursuant to which Danube has an obligation to indemnify an officer, director, Affiliate or family member;
(vii)   any Contract (excluding (A) shrink-wrap, click-wrap and off-the-shelf Software licenses, and other licenses of Software that is commercially available to the public generally with one-time or annual license, maintenance, support and other fees of no more than $500,000, (B) licenses to “open source” or similar Software, or (C) non-exclusive licenses to Intellectual Property granted by a third party to Danube in the ordinary course of business) under which Danube or any Danube Subsidiary is granted any license, option or other right or immunity with respect to any Intellectual Property rights of a third party;
(viii)   any Contract under which Danube or any Danube Subsidiary has granted to a third party any license, option or other right or immunity with respect to any material Intellectual Property (excluding non-exclusive licenses to Intellectual Property that Danube or any Danube Subsidiary has granted to a third party in the ordinary course of business);
(ix)   any material shareholders, investors rights, registration rights or similar agreement or arrangement of Danube or any of its Subsidiaries;
(x)   any material Labor Agreements; and
(xi)   any Contract involving the settlement of any action or threatened action (or series of related actions) which will (A) involve payments after the date hereof of consideration in excess of $30 million or (B) impose material monitoring or reporting obligations to any other Person outside the ordinary course of business.
(b)   Neither Danube nor any Danube Subsidiary is in breach of or default under the terms of any Danube Material Contract where such breach or default would reasonably be expected to, individually or in the aggregate, be materially adverse to Danube and its Subsidiaries, taken as a whole. To the knowledge of Danube, as of the date hereof, no other party to any Danube Material Contract is in breach of or default under the terms of any Danube Material Contract where such breach or default would reasonably be expected to, individually or in the aggregate, be materially adverse to Danube and its Subsidiaries, taken as a whole. Except as would not reasonably be expected to, individually or in the aggregate, be materially adverse to Danube and its Subsidiaries, taken as a whole, each Danube Material Contract is a valid and binding obligation of Danube or the Danube Subsidiary which is party thereto and, to the knowledge of Danube, of each other party thereto, and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
Section 4.18.   Insurance.   Except as would not reasonably be expected to, individually or in the aggregate, be materially adverse to Danube and its Subsidiaries, taken as a whole, as of the date hereof, (a) all current insurance policies and Contracts of Danube and its Subsidiaries are in full force and effect and are valid and enforceable and (b) all premiums due thereunder have been paid. Neither Danube nor any of its Subsidiaries has received notice of cancellation or termination with respect to any third party insurance policies or Contracts (other than in connection with normal renewals of any such insurance policies or Contracts) except where such cancellation or termination would reasonably be expected to, individually or in the aggregate, be materially adverse to Danube and its Subsidiaries, taken as a whole.
Section 4.19.   Food Safety.   Danube and its Subsidiaries are, and have been since the Reference Date, in material compliance with all Laws governing the growing, handling, purity, safety, quality, composition, and labeling of food sold for human or animal consumption that are applicable to the business of Danube and its Subsidiaries (collectively, the “Food Laws”), including with respect to nomenclature and labeling, registration and record keeping in respect of the Products. To the knowledge of Danube, all Products satisfy Danube’s obligations with respect to applicable Food Laws, including the Federal Food, Drug, and Cosmetic Act and implementing regulations including the Food Safety Modernization Act, the Organic Foods Production Act, and any other applicable Laws, except, in each case, for any such conflicts, defaults, breaches or violations that would not reasonably be expected to, individually or in the aggregate, be materially adverse to Danube and its Subsidiaries, taken as a whole. As of the date hereof, neither Danube nor any of its Subsidiaries has (i) received written notice of any adverse inspection, finding of deficiency or finding of non-compliance, which inspection or finding is material to Danube, (ii) received any written regulatory or warning letter, or (iii) to the knowledge of Danube, been the subject of any investigation or other compliance or enforcement action, in each case, from or by any Governmental Entity. Danube has in place policies and procedures to allow for material compliance with all Food Laws applicable to Danube. No Product is adulterated or misbranded within the meaning of the Food Laws, except as would not reasonably be expected to, individually or in the aggregate, be materially adverse to Danube and its Subsidiaries, taken as a whole.
Section 4.20.   Interested Party Transactions.    Except as set forth in Section 4.20(a) of the Danube Disclosure Letter, neither Danube nor any of its Subsidiaries is a party to any Contract with any Danube Interested Party, other than (x) benefits and perks which managers and officers of Danube or any of its Subsidiaries receive in the ordinary course of business which are consistent with arm’s-length market practice, (y) Sellers’ ownership of Danube Shares and (z) the Danube Benefit Plans. No Danube Interested Party has any direct or indirect interest in any Danube Material Contract (other than by virtue of ownership of shares), other than through or in connection with a Danube Benefit Plan or an employment relationship in the ordinary course of business with Danube or any of its Subsidiaries. Except for the matters set forth in Section 4.20(b) of the Danube Disclosure Letter, no Danube Interested Party is competing directly or, to the knowledge of Danube, indirectly with Danube. No Danube Interested Party has any material claim or right against Danube or any of its Subsidiaries, other than through or in connection with a Danube Benefit Plan or an employment relationship in the ordinary course of business with Danube or any of its Subsidiaries.
Section 4.21.   FCPA and Anti-Corruption/Sanctions
(a)   Except for those matters which, individually or in the aggregate, would not reasonably be expected to be materially adverse to Danube and its Subsidiaries, taken as a whole, within the last five (5) years, neither Danube nor any Danube Subsidiary, nor any of their respective officers, directors, managers or employees, or to the knowledge of Danube, any of their respective agents, representatives, consultants, or any other Person associated with or acting for or on behalf of Danube or any of its Subsidiaries, has, directly or indirectly (i) violated any FCPA or other applicable Bribery Legislation or Anti-Terrorism Laws (in each case to the extent applicable), (ii) created or caused the creation of any false or inaccurate books and records of Danube or any of its Subsidiaries, or (iii) established or maintained any unlawful fund of corporate monies or other properties. No officer or director of Danube is a Government Official.
(b)   Except as would not reasonably be expected to, individually or in the aggregate, be materially adverse to Danube and its Subsidiaries, taken as a whole, Danube and each Danube Subsidiary, any of their respective directors, officers, employees, and, to the knowledge of Danube, any agent or other person acting on behalf thereof are and at all times within the past five (5) years have been:
(i)   in compliance with applicable (i) economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State), the United Nations Security Council, the European Union, any European Union member state, Switzerland, the Jersey Minister for External Relations or any other applicable sanctions authority (“Sanctions”) and (ii) export control, import, and antiboycott laws and regulations imposed, administered, or enforced by the U.S. government (including Section 999 of the Internal Revenue Code, the U.S. customs laws at Title 19 of the U.S. Code, the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the Export Administration Regulations (15 C.F.R. Parts 730-774), the International Traffic in Arms Regulations (22 C.F.R. Parts 120 – 130), the U.S. customs regulations at 19 C.F.R. Chapter 1, and the Foreign Trade Regulations (15 C.F.R. Part 30)) and all export control, import, and antiboycott laws and regulations imposed, administered or enforced by any other country, except to the extent inconsistent with U.S. law (“Trade Controls”);
(ii)    not engaged, directly or indirectly, in dealings or transactions with (i) any Person identified on an applicable restricted parties list maintained by the United States, the United Nations Security Council, the European Union, any Member State of the European Union, the United Kingdom, Switzerland or Jersey, such as OFAC’s Specially Designated Nationals (SDN) and Blocked Persons List, the Department of State’s Nonproliferation Sanctions List, or the Department of Commerce’s Denied Persons List and Entity List; (ii) any Person operating, organized, or resident in a country or territory that is the target of comprehensive Sanctions (currently, Cuba, Iran, North Korea, Syria, the

Crimea, Zaporizhzhia or Kherson regions of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic) (a “Sanctioned Country”); (iii) the government of a Sanctioned Country or the Government of Venezuela; or (iv) any Person fifty percent (50%) or more owned by any such Person or Persons (collectively, a “Prohibited Party”); or otherwise in violation of Sanctions or Trade Controls.
(c)   Except as set forth in Section 4.21(c) of the Danube Disclosure Letter, none of Danube, its Subsidiaries, nor any of their respective directors, officers, employees, or, to the knowledge of Danube, any agent or other person acting on behalf thereof, respectively, is a person with whom dealings are prohibited or restricted under applicable Sanctions or Trade Controls, including any Prohibited Party.
(d)   Within the past five (5) years, none of Danube or any Danube Subsidiary has made any voluntary disclosure to any Governmental Entity relating to applicable Bribery Legislation, Anti-Terrorism Laws, Sanctions or Trade Controls; been the subject of any investigation or inquiry by any Governmental Entity regarding compliance with such Laws; or been assessed any fine or penalty under such Laws.
(e)   Danube and each Danube Subsidiary has instituted policies and procedures reasonably designed to ensure compliance with the FCPA, other applicable Bribery Legislation, Sanctions and Trade Controls, and maintain such policies and procedures in force.
(f)   The representations and warranties in this Section 4.21 are the only representations and warranties of or by Danube regarding the FCPA, Bribery Legislation, Sanctions and Trade Controls matters, including any and all related Laws.
Section 4.22.   Danube Leakage.   From the Locked Box Date through the date hereof, there has been no Danube Leakage.
Section 4.23.   Finders and Brokers.   Neither Danube nor any Danube Subsidiary has employed any investment banker, broker or finder in connection with the Transactions, other than as set forth in Section 4.23 of the Danube Disclosure Letter, who might be entitled to any fee or any commission in connection with or upon consummation of the Acquisition, and all such fees and commissions as are due or payable in connection with or upon consummation of the Acquisition constitute Danube Transaction Expenses hereunder.
Section 4.24.   No Other Representations.    Except for the representations and warranties contained in Article V, Danube acknowledges that neither Amazon nor any Representative of Amazon makes, and Danube acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to Amazon or any of its Subsidiaries or with respect to any other information provided or made available to Danube in connection with the Transactions, including any information, documents, projections, forecasts or other material made available to Danube or to its Representatives in certain “data rooms” or management presentations in expectation of the Transactions.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF AMAZON
Except as disclosed in the Amazon SEC Documents filed with the SEC since the Reference Date (including exhibits and other information incorporated by reference therein) and publicly available at least two (2) calendar days prior to the date hereof (but excluding any forward looking disclosures set forth in any “risk factors” section, any disclosures in any “forward looking statements” section and any other disclosures included therein to the extent they are predictive or forward-looking in nature) or in the applicable Section of the disclosure letter delivered by Amazon to Danube immediately prior to the execution of this Agreement (the “Amazon Disclosure Letter”) (it being agreed that disclosure of any item in any Section of the Amazon Disclosure Letter shall be deemed disclosure with respect to any other Section of this Agreement to which the relevance of such item is reasonably apparent on its face), Amazon represents and warrants to Danube as set forth below.
Section 5.1.   Qualification, Organization, Subsidiaries, etc.
(a)   Each of Amazon and its Subsidiaries is a legal entity duly organized, validly existing and, where relevant, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or, where relevant, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to be materially adverse to Amazon and its Subsidiaries, taken as a whole. Amazon has filed with the SEC, prior to the date of this Agreement, complete and accurate copies of the Amazon Governing Document as amended to the date hereof. The Amazon Governing Document is in full force and effect and Amazon is not in violation in any material respect of the Amazon Governing Document.
(b)   All the issued and outstanding shares of capital stock of, or other equity interests in, each Amazon Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable (except to the extent such concepts are not applicable under the applicable Law of such Subsidiary’s jurisdiction of incorporation or organization, as applicable) and are wholly owned, directly or indirectly, by Amazon free and clear of all Liens (other than any restrictions imposed by applicable Law and securities exchanges). Except for the equity securities of the Amazon Subsidiaries, neither Amazon nor any of Amazon Subsidiaries own, directly or indirectly, any capital stock or other equity securities of any Person.
Section 5.2.   Share Capital.
(a)   As of June 8 (the “Amazon Capitalization Date”), the authorized share capital of Amazon Bermuda consists of $4,210,000 divided into (i) 400,000,000 common shares, par value $0.01 per share (prior to the Swiss Redomestication, the “Amazon Shares” or the “Amazon Bermuda Shares”), of which 150,617,686 are issued and outstanding, and (ii) 21,000,000 preference shares, par value $0.01 per share, none of which are issued and outstanding. Following the Swiss Redomestication, the share capital of Amazon Switzerland will consist of the same number of common shares as the number of Amazon Bermuda’s issued and outstanding common shares immediately prior to the completion of the Swiss Redomestication (including, for the avoidance of doubt, the number of common shares held in treasury by Amazon Bermuda, up to ten percent (10%) of Amazon Bermuda’s issued and outstanding common shares) (following the Swiss Redomestication, the “Amazon Shares”). As of the Amazon Capitalization Date, (A) time-based vesting restricted stock units with respect to 1,184,651 Amazon Bermuda Shares were outstanding under Amazon Equity Awards, (B) 1,780,578 Amazon Options to purchase Amazon Bermuda Shares were outstanding, (C) performance-based vesting restricted stock units with respect to 1,346,882 Amazon Bermuda Shares (assuming maximum achievement of performance goals) were outstanding under Amazon Equity Awards and (D) 18,835,812 Amazon Bermuda Shares were held in treasury. All the issued and outstanding Amazon Shares are, and all Amazon Shares reserved for issuance as noted above shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights. The Amazon Shares to be issued pursuant to the Acquisition will be duly authorized, validly issued, fully paid and non-assessable.
(b)   Except as set forth in Section 5.2(a), as of the date hereof: (i) Amazon does not have any shares issued or outstanding other than Amazon Shares that have become outstanding after the Amazon Capitalization Date, but were reserved for issuance as set forth in Section 5.2(a) above and (ii) there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock of Amazon or any Amazon Subsidiaries to which Amazon or any of the Amazon Subsidiaries is a party obligating Amazon or any of the Amazon Subsidiaries to: (A) issue, transfer or sell any shares in its capital or other equity interests of Amazon or any Amazon Subsidiary or securities convertible into or exchangeable for such shares or equity interests (in each case other than to Amazon or a wholly owned Amazon Subsidiary); (B) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right, agreement or commitment; (C) redeem or otherwise acquire any such shares in its capital or other equity interests; or (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Amazon Subsidiary that is not wholly owned.
(c)   Neither Amazon nor any Amazon Subsidiary has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Amazon Shareholders on any matter.

(d)   Except as set forth in the Amazon Governing Documents, there are no voting trusts or other agreements or understandings to which Amazon or any Amazon Subsidiary is a party with respect to the voting of the shares of capital or other equity interest of Amazon or any Amazon Subsidiary, in each case other than in respect of any Amazon Subsidiary that is immaterial to Amazon and its Subsidiaries, taken as a whole.
Section 5.3.   Corporate Authority Relative to this Agreement; No Violation.
(a)   Amazon has all requisite corporate or similar power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the Transactions, including the Acquisition. The execution, delivery and performance by Amazon of this Agreement have been duly and validly authorized by the Amazon Board of Directors. The consummation of the Transactions and the entry into the Required Assignment will be duly and validly authorized by the Amazon Board of Directors and, in the case of the issuance of Amazon Shares in connection with the Acquisition, except for (i) receipt of the Amazon Shareholder Approval and (ii) the Required Assignment, no other corporate or other proceedings on the part of Amazon are necessary to authorize the consummation of the Transactions. On or prior to the date hereof, the Amazon Board of Directors has determined that the Transactions are advisable and in the best interests of Amazon and the Amazon Shareholders and, accordingly, the Amazon Board of Directors expects that they will, subject to Section 6.5 and to the obligations of the Amazon Switzerland Board of Directors under applicable Law, make the Amazon Board Recommendation. This Agreement has been duly and validly executed and delivered by Amazon and, assuming this Agreement constitutes the valid and binding agreement of Danube and Sellers, constitutes the valid and binding agreement of Amazon, enforceable against Amazon in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
(b)   Other than in connection with or in compliance with (i) the provisions of the Swiss Code, (ii) the Securities Act, (iii) the Exchange Act, (iv) the HSR Act, (v) Required Regulatory Clearances, (vi) any applicable requirements of NYSE, (vii) filings under any Antitrust Laws of any non-U.S. jurisdictions, (viii) filings under the DPA and any Foreign Investment Laws, (ix) filings under the Canada Transportation Act and (x) the matters set forth in Section 5.3(b) of the Amazon Disclosure Letter, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by Amazon of the Transactions, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, an Amazon Material Adverse Effect.
(c)   The execution and delivery by Amazon of this Agreement does not, and, except as described in Section 5.3(b) of the Amazon Disclosure Letter, the consummation of the Transactions and compliance with the provisions hereof will not (i) result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation or acceleration of any material obligation or to the loss of a material benefit under any Contract, loan, guarantee of Indebtedness or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise or right binding upon Amazon or any of the Amazon Subsidiaries or result in the creation of any Lien upon any of the properties, rights or assets of Amazon or any Amazon Subsidiaries, other than Amazon Permitted Liens, (ii) conflict with or result in any violation of any provision of the Amazon Governing Documents or any of the organizational documents of any Amazon Subsidiary or (iii) conflict with or violate any Laws applicable to Amazon or any of the Amazon Subsidiaries or any of their respective properties or assets, other than in the case of clauses (i), (ii) and (iii), any such violation, breach, conflict, default, termination, modification, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, an Amazon Material Adverse Effect.
Section 5.4.   Reports; Financial Statements; Controls and Procedures.
(a)   From the Reference Date through the date of this Agreement, Amazon has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC

(the “Amazon SEC Documents”). As of their respective dates, or, if amended, as of the date of (and giving effect to) the last such amendment, the Amazon SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Amazon SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b)   The consolidated financial statements (including all related notes and schedules) of Amazon (the “Amazon Financial Statements”) included in the Amazon SEC Documents, when filed, complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of such filing and fairly present in all material respects the consolidated financial position of Amazon and its consolidated Subsidiaries, as at the respective dates thereof, and their consolidated balance sheets, consolidated statements of comprehensive income (loss), consolidated statements of changes in equity and consolidated statements of cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with the United States Generally Accepted Accounting Principles (“GAAP”) (except, in the case of the unaudited statements, to the extent permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).
(c)   Amazon has established and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Amazon’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Amazon in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Amazon’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Amazon’s internal controls over financial reporting provide reasonable assurance regarding the reliability of Amazon’s financial reporting and the preparation of Amazon Financial Statements for external purposes in accordance with GAAP. Since the Reference Date, Amazon’s principal executive officer and its principal financial officer have disclosed to Amazon’s auditors and the audit committee of the Amazon Board of Directors (i) all known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Amazon’s ability to record, process, summarize and report financial information and (ii) any known fraud, whether or not material, that involves management or other senior-level employees who have a significant role in Amazon’s material internal controls. Amazon has made available to Danube all material disclosures made by Amazon’s management to Amazon’s auditors and audit committee from the Reference Date to the date hereof.
Section 5.5.   No Undisclosed Liabilities.   Except (a) as disclosed, reflected or reserved against in the Amazon Financial Statements included in the Amazon SEC Documents filed or furnished on or prior to the date hereof, (b) for liabilities incurred in the ordinary course of business since December 31, 2022, (c) as expressly permitted or contemplated by the Transactions and (d) for liabilities which have been discharged or paid in full in the ordinary course of business, as of the date hereof, neither Amazon nor any Amazon Subsidiary has any material Liabilities, whether or not accrued, contingent or otherwise, other than those which, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, an Amazon Material Adverse Effect. There are no off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act that have not been so described in the Amazon SEC Documents.
Section 5.6.   Compliance with Laws; Permits.
(a)   Amazon and each Amazon Subsidiary are in compliance with, and are not in default under or in violation of any, Laws applicable to Amazon, such Subsidiaries or any of their respective properties or assets, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, an Amazon Material Adverse Effect.

(b)   Amazon and its Subsidiaries are in possession of all Permits that are required for Amazon and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Amazon Permits”), except where the failure to have any of the Amazon Permits would not reasonably be expected to, individually or in the aggregate, be materially adverse to Amazon and its Subsidiaries, taken as a whole. All Amazon Permits are in full force and effect, except where the failure to be in full force and effect would not reasonably be expected to, individually or in the aggregate, be materially adverse to Amazon and its Subsidiaries, taken as a whole. There is no action pending, or, to the knowledge of Amazon, threatened in writing, that seeks or would reasonably be expected to result in (nor is there, to the knowledge of Amazon, any existing condition, situation or set of circumstances that would reasonably be expected to result in) the revocation, cancellation, termination, non-renewal or adverse modification of any Amazon Permit, except where such revocation, cancellation, termination, non-renewal or adverse modification has not been and would not reasonably be expected to, individually or in the aggregate, be materially adverse to Amazon and its Subsidiaries, taken as a whole.
(c)   Notwithstanding anything contained in this Section 5.6, no representation or warranty shall be deemed to be made in this Section 5.6 in respect of the matters referenced in Section 5.4, or in respect of Tax matters.
Section 5.7.   Absence of Certain Changes or Events.
(a)   From the Locked Box Date through the date hereof, there has not occurred any event, development, occurrence, change or state of fact that has had, or would reasonably be expected to have, individually or in the aggregate, an Amazon Material Adverse Effect.
(b)   From the Locked Box Date through the date hereof, the business of Amazon and its Subsidiaries has been conducted in all material respects in the ordinary course of business.
Section 5.8.   Investigation; Litigation.   Except as set forth in Section 5.8 of the Amazon Disclosure Letter, as of the date hereof, (a) there is no investigation, audit or review pending (or, to the knowledge of Amazon, threatened) by any Governmental Entity with respect to Amazon or any Amazon Subsidiary or any of their respective properties, rights or assets, (b) there are no claims, actions, suits or proceedings pending (or, to the knowledge of Amazon, threatened in writing) against Amazon or any Amazon Subsidiary or any of their respective properties, rights or assets and (c) there are no Orders imposed upon Amazon or any Amazon Subsidiary or any of their respective properties, rights or assets by or before any Governmental Entity, which, in the case of clause (a), (b) or (c), would reasonably be expected to have, individually or in the aggregate, an Amazon Material Adverse Effect, or that would in any manner challenge or seek to prevent, enjoin or alter any of the Transactions.
Section 5.9.   Information Supplied.   The information supplied by or on behalf of Amazon relating to Amazon and its Subsidiaries to be contained in the Proxy Statement and any other documents filed or furnished with or to the SEC or pursuant to the Swiss Code in each case in connection with the Acquisition will not, on the date the Proxy Statement (and any amendment or supplement thereto) is first proposed to Amazon Shareholders and at the time of the Amazon Shareholder Meeting, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. The Proxy Statement (other than the portions thereof relating solely to the meeting of the Amazon Shareholders) will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing provisions of this Section 5.9, no representation or warranty is made by Amazon with respect to information or statements made or incorporated by reference in the Proxy Statement which were not supplied by or on behalf of Amazon.
Section 5.10.   Labor Matters.
(a)   Except as would not reasonably be expected to, individually or in the aggregate, be materially adverse to Amazon and any Amazon Subsidiary, taken as a whole, neither Amazon nor any Amazon Subsidiary has, or in the last three (3) years has had, or is reasonably expected to have, any liabilities under the WARN Act or the Fair Labor Standards Act of 1938, Title VII of the Civil Rights Act of 1964, or the Americans with Disabilities Act of 1990, each as amended, or any other federal, state, provincial, local or foreign Law relating to labor or employment, including as relates to hiring, worker classification, human rights, pay equity, equal employment opportunity, benefits, compensation, immigration, identity and employment eligibility verification, wage and hour, terms or conditions of employment, occupational safety and health, workers’ compensation, privacy, accommodations, notices, collective bargaining, discipline or termination of employment.
(b)   To the knowledge of Amazon, in the last three (3) years, no allegations of sexual harassment or other discriminatory harassment, discrimination or retaliation have been made against any member of the executive group of Amazon or current senior manager of Amazon or any Amazon Subsidiary except, in each case, as did not and would not reasonably be expected to result in a material liability to, or materially and adversely affect the reputation, finances or operations of, Amazon or any Amazon Subsidiary.
Section 5.11.   Intellectual Property.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, an Amazon Material Adverse Effect, (i) Amazon or an Amazon Subsidiary solely and exclusively owns the Amazon Owned IP, free and clear of all Liens (other than Amazon Permitted Liens), (ii) to the knowledge of Amazon, neither Amazon nor any Amazon Subsidiary has infringed, misappropriated, diluted or otherwise violated any Intellectual Property of any Person during the past three (3) years, (iii) no Proceedings are pending or, to the knowledge of Amazon, threatened, alleging that Amazon or any Amazon Subsidiary has infringed, misappropriated, diluted or otherwise violated the Intellectual Property of any Person and (iv) to the knowledge of Amazon, during the past three (3) years, no Person has infringed, misappropriated, diluted or otherwise violated any Amazon Owned IP, or has breached any confidentiality obligations with respect to any material trade secret or other material confidential information of Amazon or any Amazon Subsidiary. Amazon and the Amazon Subsidiaries have taken commercially reasonable steps to maintain the confidentiality of their material trade secrets and other material confidential information.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, an Amazon Material Adverse Effect, (i) Amazon and the Amazon Subsidiaries have taken commercially reasonable measures consistent with industry practice to protect the integrity and security of Amazon IT Systems against unauthorized use, access, interruption, modification or corruption; (ii) the Amazon IT Systems are adequate and sufficient for the operation of the respective businesses of Amazon and the Amazon Subsidiaries as currently conducted; and (iii) to the knowledge of Amazon, in the past three (3) years, there has been no unauthorized access to Amazon IT Systems owned or controlled by Amazon or an Amazon Subsidiary that has resulted in any unauthorized use, access, modification, misappropriation, deletion, corruption, loss or encryption of any material confidential information or material data stored therein or processed thereby.
Section 5.12.   Data Privacy and Security.   Except as would not reasonably be expected to, individually or in the aggregate, be materially adverse to Amazon and its Subsidiaries, taken as a whole, Amazon and each Amazon Subsidiary has (a) complied with all Data Protection Laws for the two (2) years preceding the Closing and (b) implemented and maintains commercially reasonable safeguards designed to protect all Personal Information in its possession or under its control against loss, theft or unauthorized disclosure. To the knowledge of Amazon, except as would not reasonably be expected to, individually or in the aggregate, be materially adverse to Amazon and its Subsidiaries, taken as a whole, there have been no breaches involving any Personal Information Processed by or on behalf of Amazon or any Amazon Subsidiary since the Reference Date and, since the Reference Date, none of Amazon or any Amazon Subsidiary has received any written notice of any claims of, or been charged with, the violation of any Data Protection Laws.
Section 5.13.   FCPA and Anti-Corruption/Sanctions.
(a)   Except for those matters which, individually or in the aggregate, would not reasonably be expected to be materially adverse to Amazon and its Subsidiaries, taken as a whole, within the last five (5) years, neither Amazon nor any Amazon Subsidiary, nor any of their respective officers, directors, managers or employees, or to the knowledge of Amazon, any of their respective agents, representatives, consultants or any other Person associated with or acting for or on behalf of Amazon or any of its Subsidiaries, has, directly or indirectly (i) violated any FCPA or other applicable Bribery Legislation or Anti-Terrorism Laws (in each case to the extent applicable), (ii) created or caused the creation of any false or inaccurate books and records of

Amazon or any of its Subsidiaries or (iii) established or maintained any unlawful fund of corporate monies or other properties. No officer or director of Amazon or any Amazon Subsidiary is a Government Official.
(b)   Except as would not reasonably be expected to, individually or in the aggregate, be materially adverse to Amazon and its Subsidiaries, taken as a whole, Amazon and each Amazon Subsidiary, any of their respective directors, officers, employees and, to the knowledge of Amazon, any agent or other person acting on behalf thereof are and at all times within the past five (5) years have been:
(i)   in compliance with applicable Sanctions and Trade Controls;
(ii)   not engaged, directly or indirectly, in dealings or transactions with a Prohibited Party or otherwise in violation of Sanctions or Trade Controls.
(c)   Except as set forth in Section 5.13(c) of the Amazon Disclosure Letter, none of Amazon, its Subsidiaries, nor any of their respective directors, officers, employees or, to the knowledge of Amazon, any agent or other person acting on behalf thereof, respectively, is a person with whom dealings are prohibited or restricted under applicable Sanctions or Trade Controls, including any Prohibited Party.
(d)   Within the last five (5) years, none of Amazon or any Amazon Subsidiary has made any voluntary disclosure to any Governmental Entity relating to applicable Bribery Legislation, Anti-Terrorism Laws, Sanctions or Trade Controls; been the subject of any investigation or inquiry by any Governmental Entity regarding compliance with such Laws; or been assessed any fine or penalty under such Laws.
(e)   Amazon and each Amazon Subsidiary has instituted policies and procedures reasonably designed to ensure compliance with the FCPA, other applicable Bribery Legislation, Sanctions and Trade Controls, and maintain such policies and procedures in force.
(f)   The representations and warranties in this Section 5.13 are the only representations and warranties of or by Amazon regarding the FCPA, Bribery Legislation, Sanctions and Trade Controls matters, including any and all related Laws.
Section 5.14.   Required Vote.   The Amazon Shareholder Approval is the only vote of holders of securities of Amazon which is required to consummate the Transactions.
Section 5.15.   Takeover Statutes; No Rights Agreement.   The Amazon Board of Directors has taken all action necessary so that no Takeover Statutes are applicable to the Acquisition and the other Transactions. Amazon does not have in effect any “poison pill” or shareholder rights plan.
Section 5.16.   Amazon Switzerland.   Prior to the Swiss Redomestication, Amazon Switzerland will not have incurred any obligations or liabilities except as reasonably necessary or related to its formation and to planning, implementing and effecting the Swiss Redomestication and any Amazon internal restructuring, including any transactions set forth on Section 6.3 of the Amazon Disclosure Letter.
Section 5.17.   Finders and Brokers.   Neither Amazon nor any Amazon Subsidiary has employed any investment banker, broker or finder in connection with the Transactions, other than as set forth in Section 5.17 of the Amazon Disclosure Letter, who might be entitled to any fee or any commission in connection with or upon consummation of the Acquisition, and all such fees and commissions as are due or payable in connection with or upon consummation of the Acquisition constitute Amazon Transaction Expenses hereunder.
Section 5.18.   Tax Matters.   Except as set forth in Section 5.18 of the Amazon Disclosure Letter or as would not reasonably be expected to have, individually or in the aggregate, an Amazon Material Adverse Effect:
(a)   All Tax Returns that are required to be filed by or with respect to Amazon or any Amazon Subsidiary have been duly and timely filed (taking into account any extension of time within which to file), and all such Tax Returns are true, complete and accurate in all respects.
(b)   Amazon and the Amazon Subsidiaries have timely paid all material amounts of Taxes due and owing by any of them (whether or not shown on any Tax Returns), other than Taxes being contested in good faith or for which adequate accruals or reserves have been established in accordance with generally accepted accounting practices in the applicable jurisdiction on the Amazon Financial Statements.
(c)   No written claim has ever been made by a Governmental Entity in a jurisdiction where Amazon does not file a Tax Return that such entity is or may be subject to taxation by that jurisdiction in respect of Taxes that would be covered by or the subject of such Tax Return. Amazon has not engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty), or otherwise become subject to Tax jurisdiction in a country other than the country of its formation.
(d)   There are no Liens for Taxes upon any property or assets of Amazon or any Amazon Subsidiary (other than an Amazon Permitted Lien).
Section 5.19.   No Other Representations.   Except for the representations and warranties contained in Article III, Amazon acknowledges that no Seller makes, and Amazon acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to any Seller or with respect to any other information provided or made available to Amazon in connection with the Transactions, including any information, documents, projections, forecasts or other material made available to Amazon or to its Representatives in certain “data rooms” or management presentations in expectation of the Transactions. Except for the representations and warranties contained in Article IV, Amazon acknowledges that none of Danube nor any Representative of Danube makes, and Amazon acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to Danube or any of its Subsidiaries or with respect to any other information provided or made available to Amazon in connection with the Transactions, including any information, documents, projections, forecasts or other material made available to Amazon or to its Representatives in certain “data rooms” or management presentations in expectation of the Transactions.
ARTICLE VI.
COVENANTS RELATING TO CONDUCT OF BUSINESS AND THE ACTIONS OF THE PARTIES PENDING THE CLOSING
Section 6.1.   Conduct of Business by Sellers Pending the Closing.   Each Seller agrees that between the date of this Agreement and the Closing or the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except (a) as set forth in Section 6.1 of the Sellers Disclosure Letter, (b) as specifically required by this Agreement, (c) as required by Law or (d) as consented to in writing by Amazon (which consent shall not be unreasonably withheld, delayed or conditioned), such Seller shall not:
(a)   sell, pledge, dispose of or encumber, or authorize the sale, pledge, disposition or encumbrance of, any shares in the capital stock, voting securities or other equity interest in Danube or any securities convertible into or exchangeable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares in its capital stock, voting securities or equity interest or any “phantom” equity or “phantom” stock equity rights, stock appreciation rights or stock equity-based performance units;
(b)   withdraw, change, amend, modify or qualify the consent or other approval of such Seller provided in connection with the execution or performance of this Agreement;
(c)   impose on, contribute to or transfer to Danube any liability or obligation allocable to Sellers or Sellers’ Affiliate except pursuant to Surviving Interested Party Transactions set forth on Section 7.20 of the Danube Disclosure Letter;
(d)   cause Danube or any of its Subsidiaries to materially breach or not to perform and comply in all material respects with the covenants required by this Agreement to be performed or complied with by it; or
(e)   agree, in writing or otherwise, to take any of the foregoing actions.
Section 6.2.   Conduct of Business by Danube Pending the Closing.   Danube agrees that between the date of this Agreement and the Closing or the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except (a) as set forth in Section 6.2 of the Danube Disclosure Letter, (b) as specifically required by this Agreement, (c) as required by Law, including the Antitrust Laws, or for any actions taken reasonably and in good faith in response to or as a result of COVID-19 or in response to or to comply with

COVID-19 Measures or (d) as consented to in writing by Amazon (which consent shall not be unreasonably withheld, delayed or conditioned), Danube (i) shall, and shall cause each Danube Subsidiary to, use reasonable best efforts to conduct its business in all material respects in the ordinary course of business in order to preserve the value of Danube and use reasonable best efforts to preserve intact its and their present relationships with employees, customers, suppliers and other Persons with whom it and they have material business relations (provided, however, that (A) no action that is specifically permitted by any of subclauses (a) through (u) of this Section 6.2 shall be deemed a breach of (x) this clause (i) or (y) any other subclause of this Section 6.2, (B) assuming compliance with this Section 6.2, in no event will the departure of, or expiry (in accordance with its terms) of any relationship with, employees, independent contractors, vendors or customers in and of itself be deemed to be a breach or violation of this Section 6.2 and (C) no inaction due to the failure by Amazon to provide consent as described pursuant to subclauses (a) through (u) of this Section 6.2 shall be deemed a breach of this Section 6.2) and (ii) shall not, and shall not permit any Danube Subsidiary to:
(a)   authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, shares in its capital or other securities of Danube or any Danube Subsidiary), except for (i) dividends and distributions paid or made by a wholly owned Danube Subsidiary to Danube or another wholly owned Danube Subsidiary and (ii) Danube Permitted Dividends;
(b)   split, combine, reduce or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction (i) by a wholly owned Danube Subsidiary which remains a wholly owned Danube Subsidiary after consummation of such transaction and (ii) by a Danube Subsidiary that is not wholly-owned where the economic interest of Danube in such Danube Subsidiary is not affected by the relevant transaction;
(c)   make any material change in financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by IFRS or applicable Law;
(d)   amend Danube Governing Documents, and shall not permit any Danube Subsidiary to adopt any amendments to its governing documents, in each case, in a manner that would be adverse in any material respect to Danube or, from and after the Closing, Amazon;
(e)   except with respect to Liens permitted pursuant to Section 6.2(g)(ii) or pursuant to a Danube Benefit Plan, issue, deliver, grant, sell, pledge, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance of, any shares in its capital stock (including restricted shares), voting securities or other equity interest in Danube or any Danube Subsidiary or any securities convertible into or exchangeable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares in its capital stock, voting securities or equity interest except for (i) any such transaction involving an internal reorganization that does not affect the economic interest of Danube in any Danube Subsidiary and (ii) any such transaction or series of transactions, together with transactions prohibited by Section 6.2(g), with a value of less than $250 million in the aggregate for all such transactions;
(f)   directly or indirectly, purchase, redeem or otherwise acquire any shares in its capital or any rights, warrants or options to acquire any such shares in its capital, except for transactions (i) between Danube and a wholly owned Danube Subsidiary or between wholly owned Danube Subsidiaries and (ii) involving a Danube Subsidiary which is not wholly-owned where the economic and voting interest of Danube in such Danube Subsidiary is not affected by the relevant transaction;
(g)   sell, lease, license, transfer, exchange, swap or otherwise dispose of, or subject to any Lien (other than Danube Permitted Liens), any of its properties or assets, except (i) as listed on Section 6.2(g) of the Danube Disclosure Letter, (ii) in the case of Liens, as required in connection with any Indebtedness, (iii) such transactions with neither a fair market value of the assets or properties nor an aggregate purchase price that exceeds, together with the transactions subject to the same exception in Section 6.2(e) $250 million in the aggregate for all such transactions, (iv) assets and properties (A) associated with discontinued operations or (B) which are fully depreciated or at the end of their useful life, (v) non-exclusive licenses that Danube or any Danube Subsidiary grants to third parties in the ordinary course of business, (vi) assets sold in the ordinary course of business, (vii) for transactions among Danube and its wholly owned Danube Subsidiaries or among wholly owned Danube Subsidiaries and (viii) any such transaction involving an internal reorganization that does not affect the economic or voting interest of Danube in any Danube Subsidiary;
(h)   transfer, assign, convey, abandon, cancel, permit to lapse, or otherwise dispose of any Danube Owned IP, other than the abandonment, non-renewal or other disposition of Danube Owned IP in the ordinary course of business, to the extent such Danube Owned IP is no longer used in or material to the business of Danube or any Danube Subsidiary;
(i)   compromise or settle any claim, litigation, investigation or proceeding, in each case made or pending by or against Danube or any of the Danube Subsidiaries (for the avoidance of doubt, including any compromise or settlement with respect to matters in which any of them is a plaintiff), or any of their officers and directors in their capacities as such, other than the compromise or settlement of claims, litigation, investigations or proceedings that: (i) are listed on Section 6.2(i) of the Danube Disclosure Letter; (ii) involve the payment by Danube or any of the Danube Subsidiaries for an amount (in excess of insurance proceeds) not to exceed, for any such compromise or settlement individually, $30 million and (iii) does not impose any injunctive relief on Danube and the Danube Subsidiaries;
(j)   (i) make, change or revoke any material Tax election (including any entity classification election or change in entity classification pursuant to Treasury Regulations Section 301.7701-3), (ii) file any material Tax Return or pay any material Taxes in a manner outside the ordinary course of business or inconsistent with past practice, (iii) change any Tax accounting period for purposes of a material Tax or material method of Tax accounting, (iv) file any material amended Tax Return in a manner outside the ordinary course of business or inconsistent with past practice, (v) settle or compromise any audit or proceeding relating to a material amount of Taxes in a manner outside the ordinary course of business or inconsistent with past practice, (vi) agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes, (vii) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) with respect to any material Tax, (viii) enter into any advance pricing agreement, (ix) surrender any right to claim a material Tax refund, or (x) change of Tax residency, provided, however, that (a) solely for purposes of the foregoing, actions and events whose cumulative effect, in the aggregate, are below $10,000,000 shall not be deemed material and (b) this provision shall not apply to any action that is specifically disclosed in Section 6.2(j) of the Danube Disclosure Letter;
(k)   except in the ordinary course of business or in connection with any transaction to the extent specifically permitted by any other subclause of this Section 6.2, materially modify, materially amend or terminate any Danube Material Contract or waive, release or assign any material rights or claims thereunder;
(l)   except as permitted pursuant to Section 6.2(n)(iii), adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution or restructuring or other reorganization of Danube (for the avoidance of doubt, this Section 6.2(l) shall only apply to Danube and shall not apply to any of Danube’s Subsidiaries or Affiliates that do not have material operations or revenue);
(m)   except as required by applicable Law, any Labor Agreement to which Danube is a party that is listed on Section 4.13(a) of the Danube Disclosure Letter or any Danube Benefit Plan in effect as of the date of this Agreement and listed on Section 4.8(a) of the Danube Disclosure Letter (including as subsequently amended or as subsequently adopted, in each case, in compliance with the terms of this Section 6.2(m)), (i) increase the compensation or benefits payable or to be provided to any Danube Service Providers, except for increases in annual cash compensation opportunities (i.e., base salary or wage rate plus target annual short-term (i.e., with a performance period of one year or less) incentive compensation opportunity) (as calculated in U.S. dollars or applicable local currency, “Annual Cash Compensation”) at times and in amounts that are in the ordinary course of business consistent with past practice, provided, that for any Danube Service Provider whose Annual Cash Compensation equals or exceeds $300,000, such Annual Cash Compensation increases in any year shall not exceed five percent (5.0%) of such Danube Service Provider’s Annual Cash Compensation for the immediately preceding year, notwithstanding, for the avoidance of doubt, any increase reflecting the operation of a performance related formula in existence as of the date of this Agreement, (e.g., pre-existing profit-share or bonus scheme arrangements for traders) shall not be taken into account in calculating such service providers Annual Cash Compensation increase, (ii) grant or increase any severance, termination, change in control or retention pay or benefits (except for the Danube Retention Awards), (iii) pay or award any cash bonuses or cash incentive compensation other than in the ordinary course of business consistent with past practice (provided that long-term (i.e., with a performance period greater than one year) incentive opportunities may not be increased), (iv) establish, adopt, enter into, amend in any material respect or terminate any material Labor Agreement or material Danube Benefit Plan (or a plan or arrangement that would be a material Danube Benefit Plan if in existence as of the date hereof), except as otherwise permitted under this Section 6.2(m) or except as required by applicable Law, (v) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to be provided to any Danube Service Provider (other than as part of an agreed termination of employment in the ordinary course), (vi) subject to Section 6.2(m)(vii), enter into or amend any employment agreement with any Danube Service Provider or hire any employee of Danube or any of its Subsidiaries whose Annual Cash Compensation would equal or exceed $300,000, other than to fill a vacant position as of the date of this Agreement or to hire a replacement for a newly vacated position, (vii) increase the number of Danube executive team members (the “Danube Executive Team”) to more than fifteen (15) individuals, or hire or promote any individual to be a member of the Danube Executive Team, other than in the ordinary course of business to replace a member of the Danube Executive Team, (viii) terminate (other than for cause) any employee of Danube or any of its Subsidiaries whose Annual Cash Compensation equals or exceeds $300,000, or (ix) carry out a “mass layoff” or “plant closing” (as such terms are defined under an applicable WARN Act) that triggers notice obligations under an applicable WARN Act;
(n)   authorize or announce an intention to authorize, or enter into agreements providing for, any acquisitions of an equity interest in any Person or any business or division of any Person (including by means of an asset purchase), or any mergers, consolidations or business combinations, except for (i) such transactions that, together with the expansionary capital expenditures subject to the same exception in Section 6.2(q), collectively do not have purchase prices that exceed $250 million in the aggregate per year (provided, however, that any such transactions individually or in the aggregate, would not reasonably be expected to prevent, delay or impede the consummation of the Transactions), (ii) capital expenditures otherwise permitted by Section 6.2(q), (iii) transactions between Danube and a wholly owned Danube Subsidiary or between wholly owned Danube Subsidiaries or (iv) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement.
(o)   redeem, repurchase, prepay (other than prepayments of revolving loans), defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respect the terms of any Indebtedness for borrowed money or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for (i) any Indebtedness for borrowed money among Danube and its Subsidiaries or among Danube Subsidiaries, in each case, in the ordinary course of business, (ii) guarantees by Danube of Indebtedness for borrowed money of the Danube Subsidiaries or guarantees by Danube Subsidiaries of Indebtedness for borrowed money of Danube or any of its Subsidiaries, which Indebtedness is incurred in compliance with this clause (ii), (iii) Indebtedness for borrowed money incurred pursuant to agreements entered into by Danube or any of its Subsidiaries in effect prior to the execution of this Agreement and (iv) Indebtedness for borrowed money incurred by Danube or any of the Danube Subsidiaries other than pursuant to clauses (i)-(iii) in an aggregate principal amount that would not (x) cause Danube (together with its Subsidiaries) to exceed an adjusted debt to EBITDA ratio of 3.0x (according to the definition used by S&P as of the date of this Agreement) in 2023 and 2.8x in any year thereafter or (y) reasonably be expected to cause a decline in the corporate family rating of Danube to be below BBB by Fitch or BBB- by S&P; provided, however, that nothing contained herein shall prohibit Danube and its Subsidiaries from making guarantees or obtaining letters of credit or surety bonds for the benefit of commercial counterparties in the ordinary course of business; provided, further, that, except as set forth on Section 4.3(c) of the Danube Disclosure Letter, the consummation of the Transactions and compliance with the provisions hereof will not result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation or acceleration of any material obligation or to the loss of a material benefit under any such Indebtedness;
(p)   make any loans or advances to any other Person, except for loans that are (i) in the ordinary course of business and consistent with past practice, (ii) among Danube and its Subsidiaries, (iii) among Danube’s Subsidiaries or (iv) permitted under or in connection with Section 6.2(n);
(q)   make any new capital expenditure or expenditures, or commit to do so, except (i) in the ordinary course of business, (ii) in respect of any specific capital expenditures described on Section 6.2(q) of Danube

Disclosure Letter, (iii) for sustaining capital expenditures that do not exceed $250 million per year (i.e., capital expenditures that do not result in an increase in the production capacity of Danube and its Subsidiaries) or (iv) for expansionary capital expenditures (i.e., capital expenditures that result in an increase in the production capacity of Danube and its Subsidiaries) that, together with the acquisitions subject to the same exception in Section 6.2(n), do not exceed $250 million per year, with each “per year” reference in this Section 6.2(q) meaning the twelve (12) consecutive prior months on a rolling basis;
(r)   enter into any line of business that does not relate to agricultural products or carbon related products;
(s)   assume any liability or obligation allocable to Sellers or Sellers’ Affiliate, except as would constitute Danube Leakage;
(t)   permit any Danube Leakage other than (i) Danube Permitted Leakage and (ii) additional other total Danube Leakage not to exceed $100 million in the aggregate; or
(u)   agree, in writing or otherwise, to take any of the foregoing actions.
Section 6.3.   Conduct of Business by Amazon Pending the Closing.   Amazon agrees that between the date of this Agreement and the Closing or the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except (a) as set forth in Section 6.3 of the Amazon Disclosure Letter, (b) as specifically required by this Agreement (including in respect of or in connection with the Swiss Redomestication), (c) as required by Law, including the Antitrust Laws, or for any actions taken reasonably and in good faith in response to or as a result of COVID-19 or in response to or to comply with COVID-19 Measures, (d) in connection with the Swiss Redomestication and any Amazon internal corporate or legal restructuring (including a restructuring or transfer of assets); provided, that any such internal restructuring shall not result in the removal of material assets from, or the incurrence of additional material Liabilities of, Amazon and the Amazon Subsidiaries, in the aggregate on a net basis, and (e) as consented to in writing by the Designated Sellers (which consent shall not be unreasonably withheld, delayed or conditioned) (i) Amazon shall, and shall cause each Amazon Subsidiary to, use reasonable best efforts to conduct its business in all material respects in the ordinary course of business in order to preserve the value of Amazon and preserve intact its and their present relationships with employees, customers, suppliers and other Persons with whom it and they have material business relations (provided, however, that (A) no action that is specifically permitted by any of subclauses (a) through (k) of this Section 6.3 shall be deemed a breach of (x) this clause (i) or (y) any other subclause of this Section 6.3, (B) assuming compliance with this Section 6.3, in no event will the departure of employees, independent contractors, vendors or customers in and of itself be deemed to be a breach or violation of this Section 6.3 and (C) no inaction due to the failure by the Designated Sellers to provide consent as described pursuant to subclauses (a) through (k) of this Section 6.3 shall be deemed a breach of this Section 6.3) and (ii) other than in connection with the Swiss Redomestication and any Amazon internal corporate or legal restructuring; provided, that any such internal restructuring shall not result in the removal of material assets from, or the incurrence of additional material Liabilities of, Amazon and the Amazon Subsidiaries, in the aggregate on a net basis, Amazon shall not, and shall not permit any Amazon Subsidiary to:
(a)   authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, shares in its capital or other securities of Amazon or any Amazon Subsidiary), except (i) that Amazon may continue the declaration and payment of regular quarterly cash dividends on the Amazon Shares, not to exceed $0.80 per share for each quarterly dividend (subject to increases in the ordinary course of business), (ii) for dividends and distributions by a wholly owned Amazon Subsidiary to Amazon or another wholly owned Amazon Subsidiary and (iii) Amazon Permitted Dividends;
(b)   split, combine, reduce or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction (i) by a wholly owned Amazon Subsidiary which remains a wholly owned Amazon Subsidiary after consummation of such transaction and (ii) by an Amazon Subsidiary that is not wholly-owned where the economic interest of Amazon in such Amazon Subsidiary is not affected by the relevant transaction;
(c)   authorize or announce an intention to authorize, or enter into agreements providing for, any acquisitions of an equity interest in any Person or any business or division of any Person (including by means of an asset purchase), or any mergers, consolidations or business combinations, except for (i) such transactions that, together with the expansionary capital expenditures subject to the same exception in Section 6.3(j), collectively do not have purchase prices that exceed $500 million in the aggregate per year (provided, however, that any such transactions individually or in the aggregate, would not reasonably be expected to prevent, delay or impede the consummation of the Transactions), (ii) capital expenditures otherwise permitted by Section 6.3(j), (iii) transactions between Amazon and a wholly owned Amazon Subsidiary or between wholly owned Amazon Subsidiaries or (iv) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement;
(d)   make any material change in financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, IFRS (if applicable), applicable Law or SEC policy;
(e)   amend the Amazon Governing Documents, and shall not permit any Amazon Subsidiary to adopt any amendments to its governing documents, in each case, in a manner that would be adverse in any material respect to Amazon;
(f)   issue, grant, or authorize the issuance, grant, of any shares in its capital stock (including restricted shares), voting securities or other equity interest in Amazon or any securities convertible into or exchangeable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares in its capital stock, voting securities or equity interest except for (i) any such transaction involving an internal reorganization that does not materially affect the economic interest of Amazon in any Amazon Subsidiary and (ii) issuance of equity compensation to Amazon employees and service providers in the ordinary course of business or pursuant to binding obligations of Amazon existing as of the date hereof previously disclosed to Sellers;
(g)   directly or indirectly, purchase, redeem or otherwise acquire any shares in Amazon’s capital or any rights, warrants or options to acquire any such shares in Amazon’s capital, except for (i) transactions between Amazon and a wholly owned Amazon Subsidiary or between wholly owned Amazon Subsidiaries, (ii) transactions involving an Amazon Subsidiary which is not wholly owned where the economic and voting interest of Amazon in such Amazon Subsidiary is not adversely affected by the relevant transaction; provided, in the case of each of clause (i) and (ii), such transactions comply with SEC Rule 10b-18 or are otherwise pro rata and on arm’s-length terms and (iii) Amazon Permitted Buybacks;
(h)   sell, lease, license, transfer, exchange, swap or otherwise dispose of any of its properties or assets, except (i) pursuant to an existing agreement in effect prior to the execution of this Agreement that is listed on Section 6.3(h) of the Amazon Disclosure Letter or otherwise previously made available to Sellers, (ii) such transactions with neither a fair market value of the assets or properties nor an aggregate purchase price that exceeds, together with the transactions subject to the same exception in Section 6.3(f), $500 million in the aggregate for all such transactions, (iii) assets and properties (A) associated with discontinued operations or (B) which are fully depreciated or at the end of their useful life, (iv) non-exclusive licenses that Amazon or any Amazon Subsidiary grants to third parties in the ordinary course of business, (v) assets sold in the ordinary course of business, (vi) for transactions among Amazon and its wholly owned Amazon Subsidiaries or among wholly owned Amazon Subsidiaries and (vii) any such transaction involving an internal reorganization that does not materially affect the economic or voting interest of Amazon in any Amazon Subsidiary;
(i)   adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution or restructuring or other reorganization of Amazon (for the avoidance of doubt, this Section 6.3(i) shall only apply to Amazon and shall not apply to any of Amazon’s Subsidiaries or Affiliates);
(j)   make any new capital expenditure or expenditures, or commit to do so, except (i) in the ordinary course of business, (ii) in respect of any specific capital expenditures described on Section 6.3(j) of Amazon Disclosure Letter or (iii) for sustaining capital expenditures that do not exceed $450 million per year or (iv) for expansionary capital expenditures that, together with the acquisitions subject to the same exception in Section 6.3(c), do not exceed $500 million per year, with each “per year” reference in this Section 6.3(j) meaning the twelve (12) consecutive prior months on a rolling basis; or

(k)   agree, in writing or otherwise, to take any of the foregoing actions.
Section 6.4.   Solicitation by Danube.
(a)   From and after the date of this Agreement until the earlier of the Closing or the date, if any, on which this Agreement is terminated pursuant to Section 9.1, each of the Designated Sellers and Danube agrees that it shall not (and Danube shall not permit any Danube Subsidiary to), and that it shall cause its directors, officers and employees not to, and that it shall direct and use its reasonable best efforts to cause its other Representatives not to, directly or indirectly, in each case, except as expressly permitted hereby, (i) solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing information), or engage in discussions or negotiations regarding, any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer (including any inquiry, proposal or offer to its stockholders) which constitutes or would be reasonably expected to lead to a Danube Competing Proposal, (ii) enter into or participate in any negotiations regarding, or furnish to any Person any nonpublic information relating to Danube or any of its Subsidiaries or afford access to the business, properties, assets, books or records of Danube or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, knowingly facilitate or knowingly encourage any effort by, any third party that would reasonably be expected to seek to make, or has made, a Danube Competing Proposal, (iii) engage in discussions with any Person with respect to any Danube Competing Proposal, (iv) approve or recommend, or propose publicly to approve or recommend, any Danube Competing Proposal, (v) enter into any letter of intent or similar document relating to, or any agreement or commitment providing for, any Danube Competing Proposal or (vi) resolve or agree to do any of the foregoing.
(b)   Danube shall immediately cease, and cause its directors, officers and employees and Sellers to cease, and shall direct and use its reasonable best efforts to cause its other Representatives to immediately cease, any and all existing discussions or negotiations with any parties (or provision of any nonpublic information to any parties) conducted heretofore with respect to any Danube Competing Proposal or potential Danube Competing Proposal. Danube shall promptly inform its Representatives of Danube’s obligations under this Section 6.4(b). For purposes of this Section 6.4(b), the term “Person” means any Person or “group”, as used in Section 13(d) of the Exchange Act, other than with respect to Danube, Amazon or any Amazon Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, Danube and its Representatives may in any event inform a Person that has made or, to the knowledge of Danube, is considering making a Danube Competing Proposal of the provisions of this Section 6.4(b).
(c)   Danube will promptly (and in each case within seventy-two (72) hours after the date of this Agreement) request from each Person (and such Person’s Representatives) that has executed a confidentiality agreement during the last eighteen (18) months in connection with its consideration of making a Danube Competing Proposal to return or destroy (as provided in the terms of such confidentiality agreement) all confidential information concerning Danube or any of its Subsidiaries and shall promptly (and in each case within seventy-two (72) hours after the date of this Agreement) terminate all physical and electronic data access previously granted to each such Person.
(d)   Danube shall notify Amazon promptly in writing (but in no event later than twenty-four (24) hours) after receipt of any Danube Competing Proposal, any initial proposals or inquiries that would reasonably be expected to lead to a Danube Competing Proposal, or any initial inquiry or request for nonpublic information relating to Danube or any Danube Subsidiary by any Person who has made or would reasonably be expected to make any Danube Competing Proposal, including the material terms thereof, the identity of the Person making such proposal and copies of all written materials relating to such inquiries, proposals or requests.
Section 6.5.   Solicitation by Amazon.
(a)   From and after the date of this Agreement until the earlier of the Closing or the date, if any, on which this Agreement is terminated pursuant to Section 9.1, Amazon agrees that it shall not (and shall not permit any Amazon Subsidiary to), and that it shall cause its directors, officers and employees not to, and that it shall direct and use its reasonable best efforts to cause its other Representatives not to, directly or indirectly, in each case, except as expressly permitted hereby, (i) solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing information), or engage in discussions or negotiations regarding, any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer (including any inquiry, proposal or offer to its shareholders) which constitutes or would be reasonably expected to lead to a Competing Transaction Proposal, (ii) enter into or participate in any negotiations regarding, or furnish to any Person any nonpublic information relating to Amazon or any Amazon Subsidiary or afford access to the business, properties, assets, books or records of Amazon or any of the Amazon Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, knowingly facilitate or knowingly encourage any effort by, any third party that would reasonably be expected to seek to make, or has made, a Competing Transaction Proposal, (iii) engage in discussions with any Person with respect to any Competing Transaction Proposal, (iv) except if the Amazon Board of Directors determines in good faith (after consultation with Amazon’s outside legal and financial advisors) that such action or inaction would be inconsistent with the directors’ fiduciary duties under applicable Law, waive, terminate, modify or release any Person (other than Danube and its Affiliates) from any provision of or grant any permission, waiver or request under any “standstill” or similar agreement or obligation, (v) approve or recommend, or propose publicly to approve or recommend, any Competing Transaction Proposal, (vi) withdraw, change, amend, modify or qualify, or otherwise propose publicly to withdraw, change, amend, modify or qualify, in a manner adverse to Danube, the Amazon Board Recommendation, (vii) fail to publicly reaffirm the Amazon Board Recommendation within two (2) Business Days of receipt by the Amazon Board of Directors or a committee thereof of a written request from Danube to provide such public reaffirmation following receipt by Amazon of a publicly announced Competing Transaction Proposal that contemplates or would require the termination of this Agreement; provided, that, Danube may deliver only one (1) such request with respect to any Competing Transaction Proposal, (viii) enter into any letter of intent or similar document relating to, or any agreement or commitment providing for, any Competing Transaction Proposal (other than an Acceptable Confidentiality Agreement in accordance with Section 6.5(b)) or (ix) resolve or agree to do any of the foregoing (any act described in clauses (v), (vi) and (vii) above, an “Amazon Change of Recommendation”). Amazon shall immediately cease, and cause its directors, officers and employees to cease, and shall direct and use its reasonable best efforts to cause its other Representatives to immediately cease, any and all existing discussions or negotiations with any parties (or provision of any nonpublic information to any parties) conducted heretofore with respect to any Competing Transaction Proposal or potential Competing Transaction Proposal. Amazon shall promptly inform its Representatives of Amazon’s obligations under this Section 6.5. For purposes of this Section 6.5, the term “Person” means any Person or “group”, as used in Section 13(d) of the Exchange Act, other than with respect to Amazon, Danube or any Danube Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, Amazon and its Representatives may in any event inform a Person that has made or, to the knowledge of Amazon, is considering making a Competing Transaction Proposal of the provisions of this Section 6.5. Amazon will promptly (and in each case within seventy-two (72) hours after the date of this Agreement) request from each Person (and such Person’s Representatives) that has executed a confidentiality agreement during the last eighteen (18) months in connection with its consideration of making a Competing Transaction Proposal to return or destroy (as provided in the terms of such confidentiality agreement) all confidential information concerning Amazon or any of its Subsidiaries and shall promptly (and in each case within seventy-two (72) hours after the date of this Agreement) terminate all physical and electronic data access previously granted to each such Person.
(b)   Notwithstanding the limitations set forth in Section 6.5(a), if Amazon receives, prior to the Amazon Shareholder Approval being obtained, a bona fide, unsolicited, written Competing Transaction Proposal, which has not resulted from a material breach of this Section 6.5, which the Amazon Board of Directors determines in good faith after consultation with Amazon’s outside legal and financial advisors (i) constitutes an Amazon Superior Proposal or (ii) would reasonably be expected to result, after the taking of any of the actions referred to in either of clause (x) or (y) below, in an Amazon Superior Proposal, then Amazon may take the following actions: (x) furnish nonpublic information to the Person making such Competing Transaction Proposal, if, and only if, prior to so furnishing such information, Amazon receives from such Person an executed Acceptable Confidentiality Agreement and (y) engage in discussions or negotiations with such Person with respect to a Competing Transaction Proposal.
(c)   Amazon shall notify Danube promptly (but in no event later than twenty-four (24) hours) after receipt of any Competing Transaction Proposal, subject to compliance with any confidentiality obligations, any initial proposals or inquiries that would reasonably be expected to lead to a Competing Transaction Proposal, or any initial inquiry or request for nonpublic information relating to Amazon or any Amazon

Subsidiary by any Person who has made or would reasonably be expected to make any Competing Transaction Proposal. Such notice shall be made orally and confirmed in writing, and shall indicate the identity of the Person making the Competing Transaction Proposal, inquiry or request or with whom Amazon is engaging in discussions or negotiations, and the material terms and conditions of any such proposal or offer and the nature of the information requested pursuant to such inquiry or request. In addition, Amazon shall promptly (but in any event within twenty-four (24) hours) after the receipt thereof, provide to Danube copies of any written proposal, offer or draft agreement relating to a Competing Transaction Proposal or potential Competing Transaction Proposal which is received by Amazon from any Person (or from any representatives, advisors or agents of such Person) making such Competing Transaction Proposal or with whom discussions or negotiations would reasonably be expected to lead to a Competing Transaction Proposal. Amazon shall keep Danube reasonably informed of the status and material terms (including any material amendments or proposed amendments to such material terms) of any such Competing Transaction Proposal or potential Competing Transaction Proposal and keep Danube reasonably informed as to the nature of any material discussions, negotiations or information requested of Amazon, in each case, with respect to such Competing Transaction Proposal or potential Competing Transaction Proposal. Amazon shall promptly (but in any event within twenty-four (24) hours) provide to Danube any material nonpublic information concerning Amazon provided to any other Person in connection with any Competing Transaction Proposal that was not previously provided to Danube and copies of all written material received by Amazon or any Amazon Subsidiary from the Person making a Competing Transaction Proposal.
(d)   Notwithstanding anything in this Section 6.5 or Section 6.6 to the contrary, at any time prior to the receipt of the Amazon Shareholder Approval, the Amazon Board of Directors may make an Amazon Change of Recommendation (i) in response to an Amazon Intervening Event or (ii) following receipt of a bona fide, unsolicited, written Competing Transaction Proposal, which the Amazon Board of Directors determines in good faith after consultation with Amazon’s outside legal and financial advisors is an Amazon Superior Proposal, if and only if, (x) in the case of clause (ii), such Competing Transaction Proposal was received after the date hereof and did not result from a breach in any material respect of the provisions of this Section 6.5 and (y) in the case of clauses (i) and (ii), the Amazon Board of Directors has determined in good faith after consultation with Amazon’s outside legal counsel that the failure to take such action would be inconsistent with the duties of the members of the Amazon Board of Directors under applicable Law and Amazon complies with Section 6.5(e).
(e)   Prior to Amazon taking any action permitted (i) under Section 6.5(d)(i), Amazon shall provide Danube with three (3) Business Days’ prior written notice advising Danube it intends to effect an Amazon Change of Recommendation and specifying, in reasonable detail, the reasons therefor (including the material facts and circumstances related to the applicable Amazon Intervening Event), and during such three (3)-Business Day period, Amazon shall consider and negotiate in good faith any proposal by Danube to amend the terms and conditions of this Agreement in a manner that would obviate the need to effect an Amazon Change of Recommendation or (ii) under Section 6.5(d)(ii), Amazon shall provide Danube with three (3)-Business Days’ prior written notice (it being understood and agreed that any material amendment to the amount or form of consideration payable in connection with the applicable Competing Transaction Proposal shall require a new notice and an additional two (2)-Business Day period) advising Danube that the Amazon Board of Directors intends to take such action and specifying the material terms and conditions of the Competing Transaction Proposal, and during such three (3)-Business Day period (or subsequent two (2)-Business Day period, as applicable), Amazon shall consider and negotiate in good faith any proposal by Danube to amend the terms and conditions of this Agreement such that such Competing Transaction Proposal would no longer constitute an Amazon Superior Proposal.
(f)   Nothing contained in this Agreement shall prohibit Amazon or the Amazon Board of Directors from (i) making a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange, (ii) disclosing to the Amazon Shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (iii) making any disclosure to its shareholders if the Amazon Board of Directors has reasonably determined in good faith after consultation with Amazon’s outside legal counsel that the failure to do so would be inconsistent with the duties of the members of the Amazon Board of Directors under applicable Law; provided, however, that this Section 6.5(f) shall not permit the Amazon Board of Directors to make an Amazon Change of Recommendation except to the extent permitted by Section 6.5(d) or Section 6.5(e).

(g)   No Amazon Change of Recommendation shall relieve Amazon from its obligations to submit the approval of both (i) the issuance by Amazon of the aggregate Share Consideration provided for in this Agreement and (ii) the Danube Director Appointment to a vote of the Amazon Shareholders at the Amazon Shareholder Meeting; provided, however, that the shareholder approval of the matters contemplated by this clause (ii) may be conditioned on the approval of the issuance by Amazon of the aggregate Share Consideration provided for in this Agreement.
(h)   References in this Section 6.5 to the “Amazon Board of Directors” shall mean the Amazon Board of Directors or, to the extent applicable, a duly authorized committee thereof.
Section 6.6.   Preparation of Proxy Statement; Amazon Shareholder Meeting.
(a)   As promptly as reasonably practicable following the date of this Agreement, but at least sixty (60) days in advance of the Swiss Redomestication (subject to receiving all required information from Danube and Sellers in a timely manner), Amazon shall prepare and cause to be filed with the SEC a preliminary version of the proxy statement relating to the matters to be submitted to the Amazon Shareholders at the Amazon Shareholder Meeting (such proxy materials, and any amendments or supplements thereto, the “Proxy Statement”). Each of Danube and Sellers shall timely cooperate with Amazon to furnish all information concerning itself, its Affiliates and the holders of its shares to Amazon and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement and any other required SEC filing. Amazon shall promptly notify Danube upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement, and shall, as promptly as practicable after receipt thereof, provide Danube with copies of all written correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand, and all written comments with respect to the Proxy Statement received from the SEC and advise Danube of any oral comments with respect to the Proxy Statement received from the SEC. Each of Amazon, Danube and Sellers shall use their reasonable best efforts to resolve as promptly as practicable any comments from the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of Danube, Sellers and Amazon shall cooperate and Amazon shall provide Danube a reasonable opportunity to review and comment on such document or response in advance (including the proposed final version of such document or response) and consider in good faith any reasonable comments provided by Danube and Sellers or any of their Representatives with respect thereto.
(b)   If, at any time prior to the receipt of the Amazon Shareholder Approval, any information relating to Danube or Amazon, or any of their respective Affiliates, should be discovered by Danube, Sellers or Amazon which, in the reasonable judgment of Danube, Sellers or Amazon, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Parties, and Danube, Amazon and Sellers shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to the Amazon Shareholders. Nothing in this Section 6.6(b) shall limit the obligations of any Party under Section 6.6(a). For purposes of this Section 6.6, any information concerning or related to Amazon, its Affiliates or the Amazon Shareholder Meeting will be deemed to have been provided by Amazon, and any information concerning or related to Danube or the Sellers, or their Affiliates will be deemed to have been provided by Danube or the Sellers, respectively.
(c)   As promptly as practicable following the date on which the SEC confirmed that it has no further comments on the Proxy Statement or that Amazon may commence mailing the definitive Proxy Statement, Amazon shall, in accordance with applicable Law and the Amazon Governing Documents, establish a record date for, duly call, give notice of, convene and hold the Amazon Shareholder Meeting. Amazon shall use its reasonable best efforts to cause the definitive Proxy Statement to be mailed to the Amazon Shareholders entitled to vote at the Amazon Shareholder Meeting. Amazon shall, through the Amazon Board of Directors, recommend to its shareholders that they give the Amazon Shareholder Approval, include such recommendation in the Proxy Statement, and solicit and use its reasonable best efforts to obtain the Amazon Shareholder Approval, except in each case to the extent that the Amazon Board of Directors shall have made an Amazon Change of Recommendation as permitted by Section 6.5; provided, further, that Amazon may, without the consent of, but after consultation with, the Designated Sellers, adjourn or postpone (or propose to adjourn or postpone) the Amazon Shareholder Meeting if (i) such adjournment is (x) necessary in order to comply with the Amazon Governing Documents or applicable Law or (y) reasonably necessary to ensure that any required supplement or amendment to the Proxy Statement is provided or made available to the Amazon Shareholders or to permit dissemination of information which is material to the Amazon Shareholders voting at the Amazon Shareholder Meeting (but only for so long as the Amazon Board of Directors determines in good faith, after having consulted with outside counsel, as is reasonably necessary or advisable to give the Amazon Shareholders sufficient time to evaluate any such disclosure or information) or (ii) as of the time the Amazon Shareholder Meeting is scheduled (as set forth in the Proxy Statement), there are insufficient Amazon Shares represented (in person or by proxy) (A) to constitute a quorum necessary to conduct the business of the Amazon Shareholder Meeting (but only until a meeting can be held at which there are a sufficient number of Amazon Shares represented to constitute a quorum), (B) to approve the issuance of the aggregate Share Consideration pursuant to the Acquisition or (C) to approve the Danube Director Appointment, as applicable (but only until a meeting can be held at which there are a sufficient number of votes of Amazon Shareholders to approve the issuance of the aggregate Share Consideration pursuant to the Acquisition and approve the Danube Director Appointment); provided, further, that, notwithstanding the foregoing, other than any adjournments or postponements required by applicable Law, no such adjournment or postponement pursuant to clause (ii) shall, without the prior written consent of the Designated Sellers (such consent not to be unreasonably withheld, conditioned or delayed), be for a period exceeding thirty (30) days and Amazon may not adjourn or postpone the Amazon Shareholder Meeting pursuant to clause (ii) more than two (2) times. Unless this Agreement has been terminated in accordance with Section 9.1, this Agreement shall be submitted to the Amazon Shareholders at the Amazon Shareholder Meeting for the purpose of obtaining the Amazon Shareholder Approval, and nothing contained herein shall be deemed to relieve Amazon of such obligation. Unless the Amazon Board of Directors has effected an Amazon Change of Recommendation, Amazon shall conduct any proxy solicitation exercise and undertake any other steps as may reasonably be requested by Danube to assist in obtaining the Amazon Shareholder Approval at the Amazon Shareholder Meeting.
(d)   Amazon will use its reasonable best efforts to hold the Amazon Shareholder Meeting as soon as reasonably practicable after the date of this Agreement. In the event that the Amazon Shareholder Approval is not able to be requested prior to the Swiss Redomestication, the Parties shall cooperate to ensure that an Amazon Shareholder Meeting is held as soon as reasonably practicable following the Swiss Redomestication and the Required Assignment. Notwithstanding anything in this Section 6.6 to the contrary, in the event that the SEC has not confirmed that it has no further comments on the Proxy Statement or that Amazon may commence mailing the definitive Proxy Statement on or prior to August 15, 2023, Amazon shall not be required by any provision hereof to hold the Amazon Shareholder Meeting prior to the Swiss Redomestication.
(e)   In the event Amazon holds any annual ordinary shareholders’ meeting after the date of the Amazon Shareholder Meeting but prior to the Closing Date, Amazon shall cause the Amazon Board of Directors to re-submit the Danube Director Appointment for approval at any such ordinary shareholders meeting and recommend to the Amazon Shareholders that they approve the Danube Director Appointment, include such recommendations in the proxy statement for such meeting and solicit and use its reasonable best efforts to obtain the approval required for the Danube Director Appointment at such meeting.
(f)   The Parties have agreed that the information provided in Section 2.2 of the Amazon Disclosure Letter constitutes the mechanism for the creation of the Share Consideration.
Section 6.7.   Assignment and Control of Claims.   Each of Seller G, Seller C, Amazon and Danube agree to and agrees to comply with, and to cause their respective Subsidiaries to comply with, the covenants and agreements set forth in Section 6.7 of the Danube Disclosure Letter.
ARTICLE VII.
ADDITIONAL AGREEMENTS
Section 7.1.   Swiss Redomestication and Required Assignment.   Amazon Bermuda shall, and shall cause its Affiliates (including Amazon Switzerland) to, use reasonable best efforts to complete the Swiss

Redomestication as contemplated in Exhibit E promptly following the date of this Agreement; provided, however, that nothing herein shall require that the Swiss Redomestication be completed prior to December 31, 2023. On the day immediately following the date the Swiss Redomestication becomes effective under Bermuda law, Amazon Bermuda shall, and shall cause Amazon Switzerland to, complete the Required Assignment. All references herein to “Amazon” shall, subject to the last sentence of the first paragraph of Article V, be deemed to be (a) from and after the date of this Agreement until the consummation of the Required Assignment, references to “Amazon Bermuda” and (b) from and after the consummation of the Required Assignment, references to “Amazon Switzerland”. Following the consummation of the Required Assignment, Amazon Switzerland shall have all the rights of “Amazon”, and shall be obligated to and shall pay, perform and discharge all obligations of Amazon, under this Agreement. The Parties agree that, in the event the Swiss Redomestication is not approved by the requisite affirmative vote of Amazon Shareholders at the Amazon Bermuda shareholders’ meeting for the purpose thereof, Amazon, the Designated Sellers and Danube shall cooperate in good faith to amend this Agreement and the other agreements contemplated hereby as necessary to provide, among other things, that (i) Amazon Bermuda shall remain a Party to this Agreement as “Amazon” and shall not be required to effect the Required Assignment, (ii) the provisions hereof and of the Contribution-in-Kind Agreements, Shareholder Agreements and Registration Rights Agreement relating to Swiss Law shall be modified to apply Bermuda Law instead, mutatis mutandis, (iii) the Share Consideration shall consist of Amazon Bermuda Shares and (iv) the Danube Director Appointment shall apply mutatis mutandis to the board of directors of Amazon Bermuda. Notwithstanding anything to the contrary contained herein, (x) no action taken pursuant to this Section 7.1 will constitute a breach of any of the other covenants contemplated by this Agreement and (y) neither Amazon nor any of its Affiliates shall be required to undertake any action or omit to take any action that could reasonably result in the Swiss Redomestication failing to qualify as a “reorganization” under Section 368(a)(1)(F) of the Code, and (z) the Parties will report the Swiss Redomestication as a “reorganization” under Section 368(a)(1)(F) of the Code and not take any actions or reporting positions inconsistent with such treatment.
Section 7.2.   Access; Confidentiality; Integration Management Committee; Notice of Certain Events.
(a)   From the date of this Agreement until the Closing or the date, if any, on which this Agreement is terminated pursuant to Section 9.1, to the extent permitted by applicable Law, including the Antitrust Laws, Danube shall, and shall cause each of the Danube Subsidiaries to afford to Amazon and to the Representatives of Amazon reasonable access during normal business hours and upon reasonable advance notice to all of their respective properties, offices, books, contracts, commitments, personnel and records (in each case, whether in physical or electronic form) and, during such period, Danube shall, and shall cause each of the Danube Subsidiaries, respectively, to furnish reasonably promptly to Amazon any and all information (financial or otherwise) concerning its (and its’ Subsidiaries’) business, properties, personnel and, in the case of Amazon’s request, the trustees of any material funded Danube Benefit Plan, as Amazon may reasonably request in connection with planning for the integration of Amazon and Danube post-Closing. Notwithstanding the foregoing, Danube shall not be required by this Section 7.2 to provide the other Party or the Representatives of such other Party with access to or to disclose information (A) that is subject to the terms of a confidentiality agreement with a third party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business (provided, however, that Danube shall use its reasonable best efforts to obtain the required consent of such third party to such access or disclosure and to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any such obligation of confidentiality), (B) the disclosure of which would violate any Law or duty (provided, however, that Danube shall use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any Law or duty, including by arrangement of appropriate clean room procedures) or (C) that is subject to any attorney-client, attorney work product or other legal privilege (provided, however, that Danube shall use its reasonable best efforts to allow for such access or disclosure to the maximum extent that does not result in a loss of any such attorney-client, attorney work product or other legal privilege, including by arrangement of appropriate clean room procedures); provided, however, that such access and information shall be disclosed or granted, as applicable, to external counsel for Amazon to the extent reasonably required for the purpose of complying with applicable Antitrust Laws and Foreign Investment Laws subject to prior execution of a common interest or joint defense agreement in customary form. Amazon will use reasonable best efforts to minimize any disruption to the businesses of Danube that may result from the requests for access, data and information hereunder. No inspection by Amazon or any of its respective Representatives shall affect or be deemed to modify or waive any of the representations and warranties of Danube set forth in this Agreement. Notwithstanding anything to the contrary contained herein, prior to the Closing, neither Amazon nor Danube shall have the right to perform invasive or subsurface investigations or any testing of environmental media (including of water, groundwater, soil, soil vapor, air or any building materials) of the properties or facilities of the other Party.
(b)   In connection with the post-Closing integration of Amazon and Danube referenced in Section 7.2(a), the Parties agree to establish an integration planning management steering committee comprised of (i) at least two (2) designees nominated by Amazon and (ii) at least two (2) designees nominated by Danube (collectively, the “Integration Management Committee”). Each of the Designated Sellers shall have the right, but not the obligation, to designate one (1) individual as an observer to meetings of the Integration Management Committee. Promptly following the date of this Agreement, the members of the Integration Management Committee, in consultation with their external advisors, shall cooperate in good faith to agree on formal guidelines with respect to the purpose and authority of such committee.
(c)   Without limiting the generality of Section 7.2(a), during the period from the date of this Agreement to the earlier of the Closing and the date, if any, on which this Agreement is validly terminated pursuant to and in accordance with Section 9.1, Danube agrees to, and to cause its Subsidiaries to, (i) reasonably assist and reasonably cooperate with Amazon to facilitate the planning for the Transactions, the Swiss Redomestication and post-Closing planning for and integration of Danube and the Danube Subsidiaries with Amazon and the Amazon Subsidiaries and (ii) provide reasonable access to key personnel identified by Amazon to facilitate efforts with respect to the post-Closing retention of such key personnel, in each case subject to the limitations on information sharing as outlined in the Clean Team Agreement; provided, however, that nothing in either clause (i) or (ii) shall require Amazon to provide any assistance or cooperation regarding or access to any Tax ruling (subject to Section 7.15(j) of the Amazon Disclosure Letter).
(d)   Amazon will hold, and will cause its Representatives and Affiliates to hold, any nonpublic information, including any information exchanged pursuant to this Section 7.2, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement (and the Clean Team Agreement, if applicable). Notwithstanding anything in the Confidentiality Agreement to the contrary, the term “Representatives” (as defined in the Confidentiality Agreement) shall thereafter be deemed to include financing sources of Amazon.
(e)   Each of Sellers and Danube shall give prompt notice to Amazon, and Amazon shall give prompt notice to each Seller and Danube, (i) of any notice or other communication received by such Party from any Governmental Entity (other than (a) any notice or other communication from any Governmental Entity in respect of Taxes, which is governed exclusively by Section 7.15, and (b) any notice or other communication from any Governmental Entity in respect of the Antitrust Laws or Foreign Investment Laws, which are governed by Section 7.3) in connection with this Agreement, the Acquisition or other Transactions, or from any Person alleging that the consent of such Person is or may be required in connection with the Acquisition or the other Transactions, if the subject matter of such communication or the failure of such Party to obtain such consent could be materially adverse to Danube or Amazon, (ii) of any legal proceeding commenced or, to any Party’s knowledge, threatened against, such Party or any of its Subsidiaries or Affiliates relating to or in connection with this Agreement, the Acquisition or other Transactions, (iii) in the case of Amazon, of (x) any notice or other communication received by Amazon from any Person requisitioning the convening of a meeting of the holders of Amazon Shares in connection with this Agreement, the Acquisition or other Transactions and (y) the declaration of any Amazon Permitted Dividends and consummation of any Amazon Permitted Buybacks, including in respect of any Amazon Shares purchased pursuant thereto, the date of purchase, the number of such Amazon Shares purchased and the purchase price per Amazon Share, (iv) in the case of the Sellers and Danube, of the declaration and payment of any Danube Permitted Dividends, including in respect of the record date, payment date and amount paid and the recipient and amount of each such payment and (v) upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of the Danube Subsidiaries or the Amazon Subsidiaries, respectively, which would reasonably be expected to have, individually or in the aggregate, a Danube Material Adverse Effect or an Amazon Material Adverse Effect, as the case may be, or, with respect to all Parties and their respective Affiliates, which would reasonably be expected to prevent, or materially delay or impede the consummation of the Transactions; provided, however, that the delivery of any notice pursuant to this

Section 7.2(e) shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to any Party. The failure to deliver any such notice shall not affect any of the conditions set forth in Article VIII or give rise to any right to terminate under Article IX.
Section 7.3.   Reasonable Best Efforts.
(a)   Subject to the terms and conditions of this Agreement, each Party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to achieve the satisfaction of the conditions contemplated by Article VIII and to consummate the Acquisition and make effective the Transactions, as promptly as practicable after the date hereof, including using reasonable best efforts in (i) preparing and filing, in consultation with the other Parties and as promptly as practicable and advisable after the date hereof, all documentation to effect all necessary or advisable applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or any Governmental Entity in order to consummate the Acquisition or any of the other Transactions, (ii) the obtaining of all necessary actions or non-actions, waivers, consents, orders, authorizations and approvals from Governmental Entities, including any required action or non-action from the applicable Governmental Entities under the Antitrust Laws, Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. §4565), and all rules and regulations issued and effective thereunder (the “DPA”), Foreign Investment Laws, or other Laws related to the Regulatory Clearances, including the consents, clearances, authorizations and approvals as set forth on Section 8.1(b) of the Danube Disclosure Letter, and (iii) the contesting and defending of any Proceedings challenging this Agreement or the consummation of the Acquisition or any of the other Transactions, including (A) seeking to have any stay or temporary restraining order (or other Order) entered by any court or Governmental Entity vacated, reversed or terminated and (B) defending through litigation on the merits any claim asserted in court by any Person to avoid entry of, or to have vacated, reversed or terminated, any Order (whether temporary, preliminary or permanent) that would restrain or prevent the Closing from occurring prior to the Outside Date. In furtherance and not in limitation of the foregoing, each Party agrees to make, as promptly as reasonably practicable (but, with respect to the following clause (I), no later than fifteen (15) Business Days from the date hereof or by such later time to be mutually agreed in good faith by the Parties in order to cause the expiration or termination of the waiting period under the HSR Act to occur as promptly as reasonably practicable), (I) an appropriate filing of a Notification and Report Form pursuant to the HSR Act, (II) a joint voluntary notice with CFIUS in accordance with the DPA (“CFIUS Notice”), (III) any filing, notification, submission or report required or advisable pursuant to non-U.S. Antitrust Laws, including the jurisdictions set forth on Section 10.5(d) of the Amazon Disclosure Letter, (IV) appropriate filings, notifications, submissions or reports, if any are required or voluntarily submitted, pursuant to the Foreign Investment Laws, including the jurisdictions set forth on Section 10.5(e) of the Amazon Disclosure Letter and (V) appropriate filings, notifications, submissions or reports related to the Canada Transportation Act and all other Regulatory Clearances. The Parties also agree that if CFIUS suggests or requests that the Parties withdraw and resubmit the CFIUS Notice submitted to CFIUS, the Parties shall cooperate in withdrawing and resubmitting the CFIUS Notice.
(b)   Each Party shall (i) cooperate in all material respects and consult with each other in connection with any filings, notifications, communications, submissions and any other action pursuant to this Section 7.3(b) or Section 7.3(c) and in connection with any investigation or other inquiry, including any Proceeding initiated by a private party, including by allowing the other Parties to have a reasonable opportunity to review in advance and provide comments consistent with the Parties’ joint cooperation and consultation obligations under Section 7.3(d) with respect to any proposed notifications, filings, submissions or other written or oral communications to be submitted or made, as the case may be, by any Party or their respective Affiliates to any Governmental Entity or private party; (ii) promptly inform the other Parties of any communication, inquiry or investigation received by such Party from, or given by such Party to, the Antitrust Division of the Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”), CFIUS or any other Governmental Entity, by promptly providing copies to the other Parties of any such written communications, and of any communication received or given in connection with any Proceeding by a private party, in each case regarding any of the Transactions; provided, however, that materials may be redacted or withheld (A) to remove references concerning the valuation of the Parties or any of their Subsidiaries, (B) as necessary to comply with contractual arrangements in effect as of the date hereof and (C) as necessary to address reasonable privilege or confidentiality concerns (collectively, “Permitted Redactions”); and (iii) permit the other Parties to review in advance any communication that it gives to, and consult with each other in advance of any meeting, substantive telephone call or conference with, the DOJ, the FTC, CFIUS or any other Governmental Entity, or, in connection with any Proceeding by a private party, with any other Person, subject in each case to Permitted Redactions, and to the extent permitted by the DOJ, the FTC, CFIUS or any other applicable Governmental Entity or other Person, give the other Parties the opportunity to attend and participate in any meeting, telephone call or conference with the DOJ, the FTC, CFIUS or any other Governmental Entity or other Person. Each Party shall promptly respond to and comply with any request, requirement or demand for information, documents or testimony regarding the Transactions from any Governmental Entity (including responding to any “second request” for additional information and documentary material under the HSR Act) as promptly as practicable. Each of Amazon, Sellers and Danube may, as such Party deems necessary, designate any competitively sensitive material provided to any other Party under this Section 7.3(b) or Section 7.2 as “outside counsel only” material. Such materials and the information contained therein shall be given only to the outside counsel of the recipient and, subject to the Clean Team Agreement and any additional confidentiality or joint defense agreement the Parties may mutually propose and enter into, will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express written permission is obtained in advance from the source of the materials (Amazon or Danube, as the case may be) or its legal counsel.
(c)   In furtherance and not in limitation of the covenants of the Parties contained in this Section 7.3(c), each Party shall use its reasonable best efforts to take, or to cause to be taken, any and all actions necessary to avoid, eliminate and resolve any and all impediments and resolve objections, if any, as may be asserted with respect to the Transactions under any Antitrust Law or the DPA, Foreign Investment Laws or other Laws related to the Regulatory Clearances, so as to enable the Closing to occur as promptly as practicable (and in any event, no later than the Outside Date), including (i) proposing, negotiating, committing to and effecting by consent decree, hold separate orders, or otherwise, the sale, divestiture, transfer, license or disposition or hold separate of the assets (whether tangible or intangible), properties, operations, licenses or businesses of Danube or Amazon or any of their respective Subsidiaries and (ii) accepting any operational restrictions or otherwise taking or committing to take actions that limit Danube’s, Amazon’s or any of their respective Subsidiaries’ freedom of action with respect to any of the assets, properties, licenses, rights, product lines, operations or businesses (such actions, “Remedial Actions”); provided, however, no Party shall be required to take, and neither Danube nor Sellers shall take without the prior written consent of Amazon, such Remedial Actions under this Section 7.3(c) that would result in, or would be reasonably likely to result in, the sale or disposition of assets or businesses or the termination of or restriction on any business of Danube or Amazon or their respective Subsidiaries (in any jurisdiction(s)) meeting or exceeding the Remedy Threshold. Notwithstanding anything to the contrary in this Section 7.3, the Parties other than Amazon (x) shall not, without the prior written consent of Amazon, and (y) shall, if requested in writing by Amazon, offer, negotiate, commit to, effect, enter into or take any Remedial Action; provided, that, notwithstanding anything in this Agreement to the contrary, none of the Parties shall have any obligation to take, or propose or agree to take, any Remedial Action (i) unless the effectiveness of such Remedial Action is expressly conditioned upon the Closing or (ii) that involves the assets, properties or rights of any Seller or any Affiliates of any Seller other than Danube and Danube’s Subsidiaries.
(d)   The Parties shall jointly develop, and control, and each of the Parties shall consult and cooperate with one another with respect to (i) the strategy, timing and form for obtaining any necessary approval of, for responding to any request from, or inquiry or investigation by, any Governmental Entity that has authority to enforce any Antitrust Law or any Law related to any other Regulatory Clearance (including directing the timing, nature and substance of all such responses, including any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with the subject matter of this Section 7.3(d)), (ii) the strategy, scope, timing, form, negotiation and execution of any Remedial Action required by any Governmental Entity that has authority to enforce any Antitrust Law or any Law related to any other Regulatory Clearance and (iii) the defense of any action brought by or before any Governmental Entity that has authority to enforce any Antitrust Law; provided, however, that in the event of a disagreement between the Parties with respect to the matters described in the foregoing clause (ii), the determination of Amazon shall prevail. In furtherance of and not in limitation of the foregoing, no Party shall (and each of them shall cause their respective Affiliates not to) without the prior written consent of the other Parties, (A) “pull-and-refile”, pursuant to 16 C.F.R. § 803.12, any filing made under the HSR Act in connection with the Transactions or (B) offer, negotiate or enter into any commitment or agreement, including any timing agreement, with any Governmental Entity to delay the consummation of, or not to close before a certain date, the Transactions.
(e)   Subject to Section 7.3(c), each Party shall use its reasonable best efforts to obtain the expiration or termination of all waiting periods and all consents, waivers, authorizations and approvals of all third parties (other than Governmental Entities) necessary, proper or advisable for the consummation of the Transactions and to provide any notices to third parties required to be provided prior to the Closing; provided, however, that, without the prior written consent of the other Parties, no Party shall incur any significant expense or liability, enter into any significant new commitment or agreement or agree to any significant modification to any contractual arrangement to obtain such consents or certificates from third parties (other than Governmental Entities).
(f)   Each of Danube and Amazon shall not, and shall not permit their respective Subsidiaries to, take any action, or refrain from taking any action, the effect of which could reasonably be expected to materially delay or impede the ability of the parties to consummate the Transactions. Without limiting the generality of the foregoing, each of the Parties shall not, and shall not permit their respective Affiliates to, acquire or agree to acquire (by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner), any Person or portion thereof, or otherwise acquire or agree to acquire any assets, if the entering into a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation could reasonably be expected to (i) impose any delay in the obtaining of, or increase the risk of not obtaining, any actions or nonactions, waivers, clearances, expirations or terminations of waiting periods, consents or approvals from Governmental Entities necessary, proper or advisable to consummate the Transactions, (ii) increase the risk of any Governmental Entity issuing, entering, adopting, enacting or promulgating any Law restraining, enjoining, prohibiting, preventing or making illegal the consummation of the Transactions, (iii) increase the risk of not being able to remove any such Law on appeal or otherwise or (iv) materially delay or prevent the consummation of the Transactions; provided, that this Section 7.3(f), (A) with respect to Affiliates of Seller C, shall only apply to the CPPIB Restricted Party and its controlled Affiliates and (B) with respect to Affiliates of Seller B, shall only apply to the BCI Restricted Party and its controlled Affiliates.
Section 7.4.   Publicity.   Until the earlier of Closing and termination, neither the Parties, nor their respective Affiliates, shall issue or cause the publication of any press release or other public announcement with respect to the Transactions or this Agreement without the prior consent of the other Parties which consent shall not be unreasonably conditioned, withheld or delayed. Unless such Party determines, after consultation with outside counsel, that it is required by applicable Law or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of any press release or other public announcement with respect to the Transactions or this Agreement, in which event such Party shall endeavor, on a basis reasonable under the circumstances and to the extent permitted by applicable Law and applicable listing agreements with and listing rules of each applicable national securities exchange or trading market, to provide a meaningful opportunity to the other Party to review and comment upon such press release or other announcement in advance and shall give due consideration to all reasonable additions, deletions or changes suggested thereto; provided, however, that Amazon shall not be required by this Section 7.4 to provide any such review or comment to Danube in connection with the receipt and existence of a Competing Transaction Proposal or an Amazon Change of Recommendation and matters related thereto; provided further that each Party and their respective Affiliates may make statements that are not inconsistent with previous press releases, public disclosures or public statements made by the Parties in compliance with this Section 7.4.
Section 7.5.   Directors’ and Officers’ Insurance and Indemnification.   For not less than six (6) years from and after the Closing Date, Amazon agrees to indemnify and hold harmless all individuals who at or prior to the Closing are past or present directors, officers or employees of Danube or the Danube Subsidiaries (each, together with such Person’s heirs, executors, administrators or Affiliates, an “Indemnified Party” and collectively, the “Indemnified Parties”) against any losses, fines, judgments, claims, damages, liabilities, costs and expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any actual or threatened Proceeding to each Indemnified Party to the fullest extent permitted by applicable Law; provided, however, such Indemnified Party agrees in advance to return any such funds to which a court of competent jurisdiction has determined in a final, nonappealable judgment such Indemnified Party is not ultimately entitled) and amounts paid in settlement in connection with any actual or threatened Proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal, in respect of, arising out of or pertaining to any acts or omissions occurring or alleged to have occurred at or prior to the Closing (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Acquisition or any of the other Transactions), whether asserted or claimed prior to, at or after the Closing, including any action or omission in connection with such Indemnified Party serving as an officer, director, employee or other fiduciary of Danube or any of the Danube Subsidiaries or of any Person if such service was at the request or for the benefit of Danube or any of the Danube Subsidiaries, to the fullest extent permitted by Law or provided pursuant to Danube Governing Documents or the organizational documents of any Danube Subsidiary or any indemnification agreements, if any, in existence on the date of this Agreement. The Parties agree that all rights to elimination of liability, indemnification and advancement of expenses for acts or omissions occurring or alleged to have occurred at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, now existing in favor of the Indemnified Parties as provided in the Danube Governing Documents (or, with respect to the Danube Subsidiaries, as provided in comparable organizational documents) or in any agreement shall survive the Acquisition and shall continue in full force and effect. For six (6) years after the Closing, Amazon shall cause to be maintained in effect provisions in (i) the Danube Governing Documents and the organizational documents of any Danube Subsidiary and (ii) any other agreements of Danube and the Danube Subsidiaries with any Indemnified Party, in each case, regarding elimination of liability, indemnification of officers, directors and employees and advancement of expenses that are substantially the same as those provisions in existence on the date of this Agreement, and no such provision shall be amended, modified or repealed to the extent that such amendment, modification or repeal would adversely affect the rights or protections of any such Indemnified Party in respect of acts or omissions occurring or alleged to have occurred at or prior to the Closing (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Acquisition or any of the other Transactions). Amazon shall cause for an aggregate period of not less than six (6) years from the Closing Date, the purchase of an insurance and indemnification policy in favor of Danube’s current directors and officers that provides coverage for events occurring prior to the Closing (the “D&O Insurance”) that is no less favorable than Danube’s existing policy or, if insurance coverage that is no less favorable is unavailable, the best available coverage; provided, however, that Amazon shall not be required to pay an annual premium for the D&O Insurance in excess of three hundred percent (300%) of the last annual premium paid prior to the date of this Agreement (it being understood that Amazon shall nevertheless be obligated to provide as much coverage as may be obtained for such amount); provided further that Danube may prior to the Closing substitute therefor a single premium six (6)-year tail coverage with respect to D&O Insurance with an annual cost not in excess of three hundred percent (300%) of the last annual premium paid prior to the date of this Agreement. Notwithstanding anything herein to the contrary, if any Indemnified Party notifies Amazon on or prior to the sixth (6th) anniversary of the Closing of a matter in respect of which such Person may seek indemnification pursuant to this Section 7.5, the provisions of this Section 7.5 shall continue in effect with respect to such matter until the final disposition of all Proceedings relating thereto. In the event, following the Closing, Amazon or any of its respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Amazon, as the case may be, shall assume the obligations set forth in this Section 7.5. The rights and obligations under this Section 7.5 shall survive consummation of the Acquisition, shall continue in full force and effect and shall not be terminated or amended in a manner that is adverse to any Indemnified Party without the written consent of such Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 7.5 applies shall be third-party beneficiaries of this Section 7.5). The provisions of this Section 7.5 are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her legal representatives, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract, Law or otherwise.
Section 7.6.   Takeover Statutes.   The Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Acquisition or any of the other Transactions and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Acquisition and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Acquisition and the other Transactions.
Section 7.7.   Rule 16b-3.   Prior to the Closing, Danube and Amazon shall, as applicable, take all such steps as may be reasonably necessary or advisable hereto to cause any acquisitions of Amazon equity securities pursuant to the Transactions by each individual who will become a director or officer of Amazon subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Amazon as of the Closing to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 7.8.   Security Holder Litigation.   Each Party shall provide the other Parties prompt notice of any litigation brought by any stockholder of that Party, as applicable, against such Party, any of its Subsidiaries or any of their respective directors relating to the Acquisition, this Agreement or any of the Transactions and shall keep the other Parties reasonably informed regarding such litigation. Unless (i) in the case of such litigation with respect to Amazon, the Amazon Board of Directors has made an Amazon Change of Recommendation or (ii) the Parties are adverse to each other, each Party shall give the other Parties the opportunity to participate (at such other Party’s, or other Parties’, expense, as applicable) in the defense or settlement of any such litigation, and no such settlement, shall be agreed to without the other Parties’ prior written consent, which consent shall not be unreasonably conditioned, withheld or delayed (subject to Section 7.14), except that the other Parties shall not be obligated to consent to any settlement which does not include a full release of such other Party and its Affiliates or which imposes an injunction or other equitable relief after the Closing upon Amazon or any of its Affiliates. In the event of, and to the extent of, any conflict or overlap between the provisions of this Section 7.8 and Section 6.1, Section 6.2, Section 6.3 or Section 7.3 (other than in the case of matters related to the Required Antitrust Clearances and Required Regulatory Clearances), the provisions of this Section 7.8 shall control.
Section 7.9.   Director Resignations.   Danube and the Designated Sellers shall cause to be delivered to Amazon resignations executed by each director of Danube in office as of immediately prior to the Closing and effective upon the Closing.
Section 7.10.   Stock Exchange Listing.   Amazon shall take all reasonable actions to cause the Amazon Shares to be issued in the Acquisition to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing.
Section 7.11.   Amazon Board of Directors; Amazon Management.
(a)   Amazon shall take all necessary action permitted by applicable Law to ensure that at an annual meeting or special meeting of shareholders of Amazon preceding the Closing Date, twelve (12) members shall be nominated for election to the Amazon Board of Directors, of which four (4) members, in the aggregate (the “Danube Directors”), shall be nominated by Seller G and Seller C in accordance with the Shareholder Agreements (the “Danube Director Appointment”) and the election of the Danube Directors shall be subject to and conditional on Closing; provided, however, that the Amazon Shareholders must vote and approve of the appointment of each of the Danube Directors prior to their joining the Amazon Board of Directors in accordance with the Shareholder Agreements and the Amazon Governing Documents.
(b)   Amazon shall use its reasonable best efforts to cause the Amazon Board of Directors to convene a constitutional meeting of the newly constituted Amazon Board of Directors, to be held immediately following the Closing, in order to approve resolutions to grant each member of the Amazon Board of Directors collective signing power.
(c)   At the Closing, the Chief Executive Officer of Amazon immediately prior to the Closing shall continue to be the Chief Executive Officer of Amazon, and the Chief Executive Officer of Danube immediately prior to the Closing shall be the Co-Chief Operating Officer of Agribusiness of Amazon.
Section 7.12.   Amazon’s Obligations in Respect of Financing.
(a)   Amazon acknowledges and agrees that Danube and Sellers and their respective Affiliates have no responsibility for any financing that Amazon may raise in connection with the Transactions.

(b)   Amazon shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain Amazon’s Debt Financing on or prior to the Closing Date, including to (i) secure the Debt Financing, (ii) negotiate and enter into debt commitment letters and definitive financing agreements with respect to the Debt Financing, (iii) satisfy on a timely basis all conditions applicable to Amazon contained in any financing agreements or commitments within their control, including the payment of any commitment, engagement or placement fees required as a condition to the Debt Financing, (iv) consummate the Debt Financing at or prior to the date that the Closing is required to be effected in accordance with Section 1.1(a) (Amazon acknowledges and agrees that it is not a condition to Closing under this Agreement, nor to the consummation of the Transactions, for Amazon to obtain the Debt Financing or any Replacement Financing), (v) enforce its rights under any commitment letters and (vi) comply with its obligations under any commitment letters or any definitive financing agreements in each case relating the Debt Financing. Subject to the terms and upon satisfaction of the conditions set forth in any commitment letters, Amazon shall use its reasonable best efforts (including initiating Proceedings) to cause the lenders and the other Persons providing such Debt Financing to provide the Debt Financing on the Closing Date.
(c)   Amazon shall provide to Danube copies of all agreements and other documents relating to Amazon’s Debt Financing and shall keep Danube reasonably informed on a current basis and in reasonable detail of material developments in respect of the financing process relating thereto. Without limiting the generality of the foregoing, Amazon shall provide Danube prompt written notice (i) of any expiration or termination of, or any breach, default or violation by any party to the definitive agreements related to the Debt Financing of which Amazon becomes aware, (ii) of the receipt of (A) any written notice or (B) other communication, in each case from any Debt Financing Source with respect to any (x) actual or potential breach, default, violation, termination or repudiation by any party to any commitment letters or definitive agreements related to the Debt Financing or any provision of any commitment letters or definitive agreements related to the Debt Financing, (y) material dispute or disagreement between or among any parties to any commitment letters or definitive agreements related to the Debt Financing with respect to the obligation to fund the Debt Financing or the amount of the Debt Financing to be funded at the Closing and (iii) if at any time for any reason Amazon believes in good faith that it will not be able to obtain all or any portion of the Debt Financing on the terms and conditions contemplated by the definitive agreements related to the Debt Financing. As soon as reasonably practicable, Amazon shall provide any information reasonably requested by Danube relating to any circumstance referred to in clause (i), (ii) or (iii) of the immediately preceding sentence.
(d)   Prior to the Closing, Amazon shall not, without the prior written consent of the Designated Sellers, agree to, or permit, any amendment, restatement, amendment and restatement, replacement, supplement or other modification of, or waiver or consent under, any commitment letters or other documentation relating to Amazon’s Debt Financing which would (i) reasonably be expected to adversely affect Amazon’s ability to timely consummate the Transactions, (ii) reduce the aggregate amount of the Debt Financing, (iii) impose new or additional conditions or expand upon (or amend or modify in any manner adverse to the interests of Danube) the conditions precedent to the Debt Financing as set forth in any commitment letters, (iv) adversely affect the ability of Amazon to enforce its rights against the other parties to any commitment letters, fee letter of definitive documents or (v) reasonably be expected to prevent, delay, impede or impair the Closing. Amazon shall promptly deliver to Danube copies of any such amendment, restatement, amendment and restatement, replacement, supplement, modification, waiver or consent. Further, for the avoidance of doubt, if the Debt Financing (or any Replacement Financing) has not been obtained, Amazon shall continue to be obligated to consummate the Transactions subject only to the satisfaction or waiver of the conditions set forth in Section 8.1 and Section 8.3.
(e)   If, notwithstanding the use of reasonable best efforts by Amazon to satisfy its obligations under Section 7.12(b), Section 7.12(c) and Section 7.12(d), Amazon’s Debt Financing (or any definitive financing agreement relating thereto) expire or are terminated or become unavailable prior to the Closing, in whole or in part, for any reason, Amazon shall (i) promptly notify Danube of such expiration, termination or unavailability and the reasons therefor and (ii) use its reasonable best efforts promptly to arrange for alternative financing (“Replacement Financing”) (which shall be sufficient to consummate the Transactions from other sources and shall not, without the prior consent of the Designated Sellers, (A) include any conditions to such Replacement Financing that are more onerous than or in addition to any conditions set forth in any commitment letters in effect in connection with the Debt Financing or (B) otherwise be on terms and conditions that are materially less favorable than the terms and conditions of any commitment letters in effect in connection with the Debt Financing) to replace the financing contemplated by such expired, terminated or unavailable commitments or arrangements. Amazon shall deliver to Danube true, correct and complete copies of all Contracts or other arrangements pursuant to which any alternative source shall have committed to provide any portion of the Replacement Financing (provided that any fee letters in connection therewith may be redacted in a customary manner). Notwithstanding the foregoing, compliance by Amazon with the provisions of this Section 7.12(e) shall not relieve Amazon of its obligation to consummate the Transactions whether or not the Debt Financing is available.
Section 7.13.   Financing Cooperation.
(a)   Subject to Section 7.13(b), prior to the Closing, Danube shall, and shall cause the Danube Subsidiaries and its and their respective Affiliates and Representatives to, use its and their respective reasonable best efforts to provide all reasonable and/or customary cooperation and assistance requested in connection with the arrangement, syndication and/or consummation of the Debt Financing and the transactions related thereto (collectively, the “Available Financing”), including using reasonable best efforts to (i) provide to Amazon at least five (5) Business Days prior to the Closing Date information regarding Danube and the Danube Subsidiaries required by regulatory authorities or any Debt Financing Sources under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act that is requested by Amazon at least eight (8) Business Days prior to the Closing Date; (ii) participate in a customary and reasonable number of meetings (which may be virtual) between (A) Debt Financing Sources and (B) senior management and the Representatives of Danube and the Danube Subsidiaries (in each instance for this clause (B), with appropriate knowledge and expertise in the subject matter of such meeting), investor presentations, road shows, drafting sessions, due diligence sessions and sessions with Debt Financing Sources and rating agencies and other syndication activities, in each case that are reasonable and/or customary for financings of a type similar to the Available Financing; (iii) furnish to Amazon and the Debt Financing Sources in a timely manner financial and other information regarding Danube and the Danube Subsidiaries as may be reasonably requested by Amazon or any of the Debt Financing Sources in connection with the Debt Financing; (iv) provide customary assistance to Amazon and its Debt Financing Sources in the preparation of (A) any syndication documents and materials, including information memoranda (including an additional bank information memoranda that does not contain material non-public information), customary offering memoranda (including a preliminary and final offering memorandum that is suitable for use in a customary “high-yield road show” for an offering by Amazon), investor presentations and other marketing documents customarily used to arrange financing similar to the Available Financing (collectively, the “Marketing Documentation”) and (B) materials for rating agency presentations; (v) furnish Amazon and the Debt Financing Sources with customary authorization letters with respect to the presence or absence of material non-public information and accuracy of the information contained therein with respect to Danube and the Danube Subsidiaries to be included in the Marketing Documentation and containing a representation that the public-side version does not include material nonpublic information about Danube and the Danube Subsidiaries or their respective securities; (vi) provide customary assistance to Amazon in the negotiation, preparation, execution and delivery of any credit, loan or other agreements, indentures, note purchase agreements or similar agreements, pledge or security documents, interest rate or currency hedging documents or other similar instruments, certificates or documents, and the respective schedules and exhibits thereto, in connection with the Available Financing; (vii) assist Amazon in obtaining surveys, title insurance and other items customarily required in connection with real property mortgages, as reasonably requested by Amazon and to the extent required to be delivered in connection with the Available Financing; (viii) cooperate (and cause counsel to Danube and the Danube Subsidiaries to cooperate) with Amazon’s legal counsel in connection with any legal opinions that may be required to be delivered by Amazon’s legal counsel in connection with the Available Financing (for the avoidance of doubt, Danube’s legal counsel will not be required to deliver any legal opinion); (ix) cause its independent registered public accounting firm to provide customary assistance with the due diligence activities of Amazon and the Debt Financing Sources and the preparation of Marketing Documents; (x) facilitate the obtaining of (A) audit reports, consents and customary comfort letters (including customary “negative assurances” comfort) of accountants and auditors with respect to financial statements and other financial information for Danube and the Danube Subsidiaries included in any Marketing Documentation and (B) the Payoff Letters and the Payoff Letter Ancillaries; (xi) otherwise facilitate the granting of a security interest (and perfection thereof) in collateral (including assistance with the negotiation and preparation of, disclosure schedules and perfection certificates) in connection with the Debt Financing, to the extent not prohibited or restricted under applicable Law or any Contract of Danube or any of its Affiliates, provided that no pledge shall be effective until the Closing; (xii) provide unaudited quarterly and audited annual financial statements for each fiscal quarter or fiscal year ended after the date of this Agreement and prior to the Closing Date in the form provided internally to senior management of Danube as promptly as practicable following the end of such fiscal quarter or fiscal year (but in any event within 45 days following the end of such fiscal quarter (or, with respect to the fiscal quarter ended September 30, 2023, 60 days) or 90 days following the end of such fiscal year), provided that no quarterly financial statements shall be required to be delivered for the fiscal quarter ended June 30, 2023; (xiii) provide customary requested historical financial data of Danube and the Danube Subsidiaries as may be reasonably requested by Amazon and the Debt Financing Sources for Amazon to prepare a customary preliminary offering memorandum suitable for use in a customary “high yield road show” for a private placement of non-convertible debt securities of Amazon pursuant to Rule 144A (without registration rights) promulgated under the Securities Act and other historical financial information of Danube and the Danube Subsidiaries for the preparation by Amazon of customary pro forma financial information and pro forma financial statements to the extent required by Regulation S-X under the Securities Act other accounting rules and regulations of the SEC, and/or the Debt Financing Sources pursuant to any commitment letters; and (xiv) cause the taking of corporate and organizational actions reasonably necessary to permit the closing of Amazon’s Debt Financing; it being understood and agreed that no such corporate or other action will take effect prior to the Closing (other than customary authorization letters and customary representation letters). For the avoidance of doubt, the financial statements referred to in the foregoing clause (xii) will be prepared in accordance with IFRS and the unaudited quarterly financial statements will be reviewed by the independent accountants of Danube as provided in the procedures specified by PCAOB AS 4015; provided that no opinion shall be required with respect to such review of such unaudited financial statements.
(b)   Notwithstanding anything to the contrary contained in Section 7.13(a) or Section 7.13(g), (i) neither Sellers, Danube nor the Danube Subsidiaries shall be required to (A) pay any commitment or other similar fee or incur any other liability in connection with the Available Financing, including under any agreement or any document related to the Available Financing, in each case, prior to the Closing, (B) commit to taking any corporate or organizational action (including the entering into any agreement but excluding the execution and delivery of customary authorization letters and customary representation letters) that is not contingent upon the Closing, (C) take any action that would conflict with, violate or result in a breach of or default under any Danube Governing Documents, any Contract or any Law, (D) take any action prior to the Closing that could subject any director, manager, officer or employee of Danube or its Affiliates to any actual or potential personal liability, (E) disclose information that Danube determines in good faith could jeopardize any attorney client privilege of Danube or any of its Affiliates (provided Danube shall use reasonable best efforts to develop an arrangement to communicate or provide the applicable information (or a portion thereof) in a manner that would not conflict with the foregoing clause), (F) cause any director or manager of Danube or any of its Affiliates (other than those directors or managers that will continue in such capacity on and after the Closing Date (and acting in such post-Closing capacity)) to pass resolutions or consents to approve or authorize the execution of Amazon’s Debt Financing, (G) reimburse any expenses or provide any indemnities prior to the Closing, (H) make any representation, warranty or certification that, in the good faith determination of Danube, is not true or (I) provide any cooperation or information that does not pertain to Danube or the Danube Subsidiaries, (ii) the effectiveness of any documentation (other than customary authorization and representation letters) executed by Danube or the Danube Subsidiaries with respect thereto shall be subject to the consummation of Amazon’s Debt Financing and (iii) Danube and the Danube Subsidiaries shall not be required to take any action hereunder that unreasonably interferes with the ongoing operation of their respective businesses. Any information provided to Amazon or any other Person pursuant to Section 7.13(a) shall be subject to the Confidentiality Agreement.
(c)   Between the date hereof and the Closing, if, to the knowledge of Danube, any information specifically provided by any of Danube or any Danube Subsidiary to Amazon in connection with the Debt Financing contains any misstatement of any material fact, Danube shall use reasonable best efforts to provide to Amazon as promptly as practicable such information as may be necessary to correct such information.

(d)   Other than as set forth below, Amazon acknowledges and agrees that neither Sellers, Danube, the Danube Subsidiaries nor any of their respective Affiliates or Representatives shall have any responsibility for, or incur any liability to any person under or in connection with, the arrangement of Amazon’s Debt Financing in connection with the Transactions. Amazon shall indemnify and hold harmless Danube and the Danube Subsidiaries from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of Amazon’s Debt Financing by Amazon and any information utilized in connection therewith, except in the event such liabilities arise out of or result from (i) information provided by Sellers, Danube or the Danube Subsidiaries expressly for use in connection therewith or (ii) the bad faith, gross negligence, fraud or willful misconduct or intentional misrepresentation, by Danube or any of the Danube Subsidiaries, any of their respective Affiliates or any of the Representatives to any of the foregoing.
(e)   Danube and the Danube Subsidiaries hereby consent to the use of their logos in connection with the Available Financing; provided, however, that such logos are used solely in a manner that does not intend to violate any existing contractual obligation of Danube or any Danube Subsidiary and does not intend to harm or disparage Danube or any Danube Subsidiary.
(f)   Notwithstanding anything to the contrary, the condition set forth in Section 8.3(b), as it applies to the obligations of Danube and the Danube Subsidiaries under Section 7.13(a), shall be deemed satisfied unless Amazon’s Debt Financing has not been obtained primarily as a result of a Willful Breach by Danube or any Danube Subsidiary of their obligations under Section 7.13(a).
(g)   Prior to the Closing, Amazon shall consult with Danube in good faith with respect to any plans to (i) commence a tender offer, exchange offer and/or consent solicitation or change of control offer for any Danube Notes prior to the Closing, the settlement of which, in each case, will be contingent on the Closing or (ii) redeem or satisfy and discharge any Danube Notes, as of the Closing Date. To the extent requested by Amazon, Danube shall provide reasonable and customary assistance, at Amazon’s sole cost and expense, in connection therewith, including (i) taking any actions reasonably necessary or appropriate to be taken to issue conditional redemption notices and/or conditional notices of offers to purchase the Danube Notes, the redemption or repurchase of which closes at or following Closing Date, or other documents necessary to commence a tender offer, exchange offer and/or consent solicitation or change of control offer, as the case may be, for the Danube Notes and (ii) use reasonable best efforts to cause the applicable trustee to proceed with a tender offer, exchange offer and/or consent solicitation or change of control offer, as the case may be, for the Danube Notes, and take any such action as is reasonably necessary to cause the applicable trustee and/or other applicable agent to send the notices of offers to purchase and/or redemption, consent solicitation statement and/or other documents necessary to commence such a transaction, to the holders of the Danube Notes on or prior to the Closing Date, as applicable.
Section 7.14.    Indemnity.
(a)    From and after the Closing and without duplication, the Designated Sellers shall jointly and severally save, defend, indemnify and hold harmless Amazon and its Affiliates, officers, directors, employees, agents, successors and assigns (collectively, the “Amazon Indemnified Parties”) from and against the applicable Seller Indemnity Percentage (as defined in Section 7.14(b) below) of any and all Losses incurred, sustained or suffered by any of the foregoing at any time (including, for the avoidance of doubt, any Losses after the Locked Box Date and on or before the Closing Date (except to the extent specifically excluded from such Losses)) as a result of, arising out of or relating to (i) any Taxes of Danube or any Danube Subsidiary arising in or with respect to any Pre-Closing Tax Period; (ii) Taxes of Sellers (including, without limitation, capital gains Taxes and withholding Taxes arising as a result of the Transactions) or any of their Affiliates (excluding, solely for purposes of this clause (ii) Danube and any Subsidiaries of Danube) for any Tax period, whether or not imposed on Amazon or Danube or any Danube Subsidiaries (“Seller Taxes”), including, without limitation, the Seller Taxes set forth in Section 7.14(a)(ii) of the Danube Disclosure Letter; (iii)(A) VAT or (B) Taxes other than VAT, in each case, of any Person (other than Danube or any Danube Subsidiary) for which Danube or any Danube Subsidiary (or any predecessor of the foregoing) is held liable under applicable Law, including by reason of Danube or any Danube Subsidiary (or any predecessor of the foregoing) being included in any consolidated, affiliated, combined or unitary group of which such Person was a member at any time on or before the Closing Date; (iv) Taxes imposed on or payable by third parties with respect to which Danube or any Danube Subsidiary (or any predecessor of the foregoing) has an obligation to indemnify such third party (or any successor) pursuant to a transaction consummated or Contract entered into on or prior to the Closing; (v) any breach or inaccuracy of any representations or warranties contained in Section 4.12 (the determination of any such breach or inaccuracy, and the amount of any Taxes arising therefrom, shall be made without regard to (x) any disclosure in Section 4.12 of the Danube Disclosure Letter (or, with respect to Taxes, any other disclosure under Article IV of the Danube Disclosure Letter) or under that certain Stock Purchase Agreement by and among Marubeni America Corporation, Viterra USA Investment LLC, Viterra Limited and Marubeni Corporation, dated as of January 23, 2022 (the “Gavilon Agreement”), including any schedules, exhibits or annexes thereto, (y) “knowledge”, “material”, “materially”, “in all material respects”, “Danube Material Adverse Effect”, and (z) other like qualifications); (vi) any breach of any covenants contained in Section 7.15, (vii) Sellers’ share of Transfer Taxes pursuant to Section 7.15(c); (viii) any Danube Leakage (other than Danube Leakage which has been accounted for in the Estimated Leakage) with respect to which an indemnity claim is brought during the Leakage Survival Period; (ix) in the event the Closing Date occurs on or after the date that is the eighteen (18)-month anniversary of the date of the execution of this Agreement and the extension of the Outside Date prior to the Closing Date was not at the election of Amazon pursuant to Section 9.1(c), any Uninsured Claim Amount; and (x) any Recovery Costs, provided, however, in each case of clauses (i) - (ix), Sellers shall not be liable for any Losses attributable to (A) an election made under Section 338(g) of the Code as described in Section 7.15(h) and (B) Post-Locked Box Date Taxes. For purposes of this Agreement, (x) any direct or indirect assignee of any Seller pursuant to Section 10.13 and any Designated Affiliate pursuant to Section 7.15(j) and Section 7.15(j) of the Amazon Disclosure Letter shall be treated as a Seller and (y) Seller Taxes shall include any Taxes (including, without limitation, capital gains Taxes and withholding Taxes arising as a result of the Transactions) imposed on any assignee under Section 10.13 or a Designated Affiliate pursuant to Section 7.15(j) and Section 7.15(j) of the Amazon Disclosure Letter .
(b)    The “Seller Indemnity Percentage” shall equal:
(i)    one hundred percent (100%) in the case of any Loss described in (A) Section 7.14(a)(ii) (Seller Taxes), (B) Section 7.14(a)(vii) (Transfer Taxes), (C) Section 7.14(a)(viii) (Danube Leakage), (D) Section 7.14(a)(iii)(A) (VAT)), (E) Section 7.14(a)(ix) (Uninsured Claim Amount) or (F) Section 7.14(a)(x) (Recovery Costs);
(ii)    zero percent (0%) in the case of any Loss that meets all of the following three requirements: (x) is not described in clause (i) of this sentence, (y) is described in Section 7.14(a) and (z) arose from items identified on the Tax Reserve Schedule; provided, that, the Seller Indemnity Percentage with respect thereto shall be zero percent (0%) only to the extent that the item giving rise to such Loss was specifically identified on the Tax Reserve Schedule; and
(iii)    seventy-five percent (75%) in the case of any other Loss described in Section 7.14(a) that is not described in clauses (i) or (ii) of this sentence.
(c)    Sellers shall not be liable for Losses arising out of, resulting from or in connection with a claim under Section 7.14(a) (other than any Losses for which the Seller Indemnity Percentage would equal 100% under Section 7.14(b)(i), which shall not be subject to the Deductible) unless and until such Losses, in the aggregate, without regard to the Seller Indemnity Percentage, and without duplication, have reached the amount of $100,000,000 (the “Deductible”), in which case the Designated Sellers shall be liable for all Losses in excess of the Deductible (but subject to the applicable Seller Indemnity Percentage). For purposes of determining whether the Deductible has been reached: (i) the only Losses taken into account shall be those described in Section 7.14(b)(iii), (ii) any Losses for which the Seller Indemnity Percentage would equal 100% under Section 7.14(b)(i) shall not be taken into account and (iii) any Losses for which the Seller Indemnity Percentage would equal zero percent (0%) under Section 7.14(b)(ii) shall not be taken into account.
(d)    Notwithstanding anything to the contrary in this Agreement, for purposes of determining indemnification under this Section 7.14, references to “Losses” and “Taxes” shall be deemed to include amounts that would have constituted “Losses” or “Taxes” but for the set off or other utilization of any loss, deduction, credit or other Tax asset (1) generated by Amazon or any of its Affiliates (other than Danube or any Danube Subsidiary) in any Tax period or (2) first generated by Danube or any Danube Subsidiary or any of their Affiliates in any Tax period (or portion thereof) ending after the Closing Date and unrelated to the incurrence of any Losses that are or may be the subject of a claim for indemnification pursuant to this

Section 7.14; provided, however, that for purposes of this provision, any such amounts shall only include such a loss, deduction, credit or other Tax asset to the extent Amazon determines that it “more likely than not” (taking into account, among other things, statutory limits on the use of such items and projected taxable income of Amazon and its Affiliates (other than Danube or any Danube Subsidiary)) would actually be able to use such loss, deduction, credit or other Tax asset in the absence of such Loss or Tax.
(e)    For the avoidance of doubt and subject to the foregoing, Section 7.14(a) shall apply to the fullest extent with respect to any Taxes under any of clauses (i) through (vi) therein relating to Gavilon Agriculture Investment, Inc. and any of its Subsidiaries without regard to any limitation, qualification or disclosure under the Gavilon Agreement. Notwithstanding anything in this Agreement to the contrary, (i) Amazon and its Affiliates shall be required to exercise rights for reimbursement or indemnity under the Gavilon Agreement before bringing a claim under Section 7.14(a), (ii) any claim which Amazon and its Affiliates are entitled to under Section 7.14(a) with respect to Gavilon Agriculture Investment, Inc. and any of its Subsidiaries shall be reduced by any amount they receive as a result of exercising their rights for reimbursement or indemnity under the Gavilon Agreement, (iii) Amazon and its Affiliates shall be entitled to 100% of any amount recovered under the Gavilion Agreement, (iv) for purposes of determining the application of any survival period under this Agreement, Amazon and its Affiliates shall be deemed to have delivered to Sellers specific notice of the claim brought under the Gavilion Agreement as of the date Amazon or its Affiliates deliver notice of such claim under the Gavilion Agreement, and (v) for the avoidance of doubt, the Deductible shall not include any amount for which a claim for reimbursement or indemnity is actually received by Amazon or any of its Affiliates under the Gavilon Agreement.
(f)    Notwithstanding the foregoing or anything in this Agreement to the contrary, this Section 7.14 shall not apply to limit any indemnification or reimbursement rights Danube or any Danube Subsidiary may have under any existing agreement that is unrelated to this Agreement.
(g)    Notwithstanding anything in this Agreement to the contrary, (i) Amazon and its Affiliates shall use commercially reasonable efforts to pursue reimbursement or indemnity under the R&W Insurance Policy for any claim that is covered and collectible thereunder before receiving payment under Section 7.14(a)(ix), (ii) in the event the Outside Date is extended at the election of the Designated Sellers pursuant to Section 9.1(c) and then extended again for a new extension period at the election of Amazon pursuant to Section 9.1(c), Amazon and its Affiliates shall only be entitled to indemnification under Section 7.14(a)(ix) with respect to any Uninsured Claim Amount to the extent Amazon would have been entitled had such second extension not taking place and had such Closing Date occurred after the first extension and before the date of the second extension.
(h)    Direct Claims.   If an Amazon Indemnified Party seeks indemnification under Section 7.14(a) with respect to any matter which does not involve a Tax Matter covered under Section 7.15(d)(i), the Amazon Indemnified Party shall deliver an Indemnity Notice to the Designated Sellers as soon as reasonably practicable after discovering the Tax, liability, obligation or facts giving rise to such claim for indemnification. Such Indemnity Notice shall describe the nature of the claim in reasonable detail, the amount thereof (if known and quantifiable) and the basis thereof; provided that any failure to so notify or any delay in notifying the Designated Sellers shall not relieve the Designated Sellers of their obligations hereunder. If the Designated Sellers do not notify the Amazon Indemnified Party in writing within thirty (30) days from their receipt of the Indemnity Notice that the Designated Sellers dispute such claim (a “Dispute”), the Designated Sellers shall be deemed to have accepted and agreed to indemnify the Amazon Indemnified Party from and against the entirety of any Losses described in the Indemnity Notice. If the Designated Sellers have delivered a Dispute to the Amazon Indemnified Party, the Designated Sellers and the Amazon Indemnified Party shall proceed in good faith to negotiate a resolution to such Dispute. If the Designated Sellers and the Amazon Indemnified Party cannot resolve such Dispute within thirty (30) days after delivery of the Dispute, and such Dispute does not involve a claim with respect to Section 7.14(a)(ix) such Dispute shall be resolved by an internationally recognized accounting firm (the “Accounting Firm”) mutually agreeable between the Designated Sellers and the Amazon Indemnified Parties. If the Designated Sellers and Amazon are unable to select such accounting firm within ten (10) days of the end of such thirty (30)-day period, either Party may request the American Arbitration Association (or other equivalent organization) to appoint, within ten (10) days of such request, a partner in an independent, nationally recognized accounting firm who is a certified public accountant, independent and impartial, with significant experience related to the subject-matter of the dispute. The Accounting Firm shall act as an arbitrator and determine only those issues still in dispute with respect to the Dispute. The Accounting Firm shall deliver to the Designated Sellers and Amazon as promptly as practicable a written award setting forth its determination. The decision of the Accounting Firm shall be final and binding and shall be in accordance with the provisions of this Section 7.14(h) and Section 10.11. The fees and expenses of the Accounting Firm relating to any dispute shall be paid proportionally by Amazon, on the one hand, and the Designated Sellers, on the other hand, in accordance with the findings of the proportionate determination of the Accounting Firm with respect to the claims of the Amazon Indemnified Party and the Designated Sellers in the Dispute such that the party losing such dispute (whether Amazon or the Designated Sellers) shall pay proportionally more of the applicable fees and expenses relative to the other party.
(i)    Limitations on Indemnification.   Notwithstanding anything to the contrary set forth herein:
(i)    the aggregate amount of all Losses for which the Designated Sellers shall be liable to pay (taking into account the relevant Seller Indemnity Percentage) solely with respect to the Uninsured Claim Amount under Section 7.14(a)(ix) shall not exceed the maximum limit under the R&W Insurance Policy less any and all amounts actually paid under the R&W Insurance Policy (provided, that, if payments to Amazon hereunder in respect of Uninsured Claim Amounts and to Amazon under the R&W Insurance Policy exceed, in the aggregate, $410,000,000, Amazon shall pay the Designated Sellers the amount of such excess net of all costs (including Taxes) payable by Amazon in respect of the foregoing transactions and payments contemplated by this clause (i)); and
(ii)    the aggregate amount of all Losses pursuant to Section 7.14(a)(i) – (viii) for which the Designated Sellers shall be liable to pay (taking into account the relevant Seller Indemnity Percentage) under this Section 7.14 shall not exceed the Cash Consideration.
(j)    Tax Treatment of Certain Payments.   For applicable Tax purposes, Amazon, the Designated Sellers, Danube and each of their respective Affiliates shall treat any payments made pursuant to this Section 7.14 as an adjustment to Consideration to the maximum extent permitted by applicable Law.
(k)    Available Assets.   Each Designated Seller hereby covenants and agrees that from and after the Closing, such Designated Seller shall maintain available, unencumbered cash and marketable securities as are reasonably required to pay any indemnity obligations hereunder when due.
Section 7.15.   Tax Matters.
(a)    Tax Returns.
(i)    Danube shall prepare and timely file, or shall cause to be prepared and timely filed, all Tax Returns in respect of Danube or any Danube Subsidiary that are required to be filed (taking into account any extension) on or before the Closing Date, and shall pay, or cause to be paid, all Taxes of Danube and the Danube Subsidiaries due on or before the Closing Date. Such Tax Returns shall be prepared by treating items on such Tax Returns in a manner consistent with the past practices of Danube and the Danube Subsidiaries, as applicable, with respect to such items, except as required by applicable Law. At least twenty (20) days prior to filing any such income Tax Return or at least ten (10) days prior to filing any other material Tax Return, Danube shall submit a copy of such Tax Return to Amazon for Amazon’s review and comment, and shall incorporate any reasonable comments of Amazon to such Tax Return.
(ii)    Amazon shall prepare and timely file, or shall cause to be prepared and timely filed, all Tax Returns in respect of Danube or any Danube Subsidiary with respect to a tax period ending on or before the Closing Date that is required to be filed after the Closing Date and any Straddle Period. Such Tax Returns shall be prepared by treating items on such Tax Returns in a manner consistent with the past practices of Danube and the Danube Subsidiaries, as applicable, with respect to such items, except as required by applicable Law (as determined in consultation with Danube). At least twenty (20) days prior to filing any such income or other material Tax Return, Amazon shall submit a copy of such Tax Return to Danube for Danube’s review and comment, and shall incorporate any reasonable comments of Danube to such Tax Return to the extent related to a tax period (or portion thereof) ending on or prior to the Locked Box Date.

(b)    Cooperation.   Amazon, Danube and Sellers, as applicable, agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information and assistance relating to Taxes, including access to books and records (but excluding any Tax rulings received by Amazon (subject to Section 7.15(j) of the Amazon Disclosure Letter), as is reasonably necessary for the filing of all Tax Returns by Amazon or any Sellers, the making of any election relating to Taxes, the preparation for any audit by any Governmental Entity and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Each of Amazon and Sellers shall retain all books and records with respect to Taxes of Danube and any Danube Subsidiary for a period of at least ten (10) years following the Closing Date.
(c)    Transfer Taxes.   All transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes and, for the avoidance of doubt, excluding capital gains Taxes or Seller Taxes) incurred in connection with the transactions contemplated by Article II of this Agreement (“Transfer Taxes”) shall be borne (x) to the extent of Transfer Taxes paid or payable, in the aggregate, up to the amount of $6,000,000, fifty percent (50%) by Amazon, on the one hand, and fifty percent (50%) by the Designated Sellers, on the other hand, and (y) to the extent the amount of Transfer Taxes paid or payable exceeds, in the aggregate, the amount of $6,000,000, one hundred percent (100%) by the Designated Sellers with respect to any such excess. The Taxes set forth in Section 7.15(c) of the Danube Disclosure Letter shall constitute Transfer Taxes, together with any other Transfer Taxes not set forth therein. The party legally responsible for filing any applicable Tax Returns with respect to Transfer Taxes shall do so in accordance with applicable Law and promptly provide the other party with evidence reasonably satisfactory to such other party of such filing. Amazon, on the one hand, and the Designated Sellers, Danube and the Danube Subsidiaries, on the other hand, shall use commercially reasonable efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Transfer Tax.
(d)    Tax Claims.
(i)    Third-Party Tax Claims.
(A)    Amazon, on the one hand, and Sellers, Danube and the Danube Subsidiaries, on the other hand, shall upon receipt by such party of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a Pre-Closing Tax Period or otherwise reasonably expected to give rise to an indemnification under Section 7.14(a), in each case, with a third party (any such inquiry, claim, assessment, audit or similar event, a “Tax Matter”) promptly (but no later than thirty (30)-Business Days after such receipt) notify each other of such Tax Matter. Any failure to so notify the other party of any Tax Matter shall not relieve such other party of any liability with respect to such Tax Matter.
(B)    Amazon shall have sole control of the conduct of all Tax Matters, including any settlement or compromise thereof, provided, however, that Amazon (i) shall keep Sellers reasonably informed of the progress of any Tax Matter and consult in good faith with Sellers with respect to any material issue relating to such Tax Matter and (ii) with respect to any Tax Matter or portion thereof for which Designated Sellers could be reasonably expected to be required to make an actual payment to Amazon Indemnified Parties under Section 7.14(a), shall not effect any such settlement or compromise without obtaining Sellers’ prior written consent thereto, which shall not be unreasonably withheld or delayed. Amazon shall give written notice (any such notice delivered pursuant to this Section 7.15(d)(i)(B) or Section 7.14(h), an “Indemnity Notice”) to the Sellers as soon as reasonably practicable after the completion of any such Tax Matter. Such Indemnity Notice shall provide the outcome of the Tax Matter and the amount of Losses subject to indemnification under Section 7.14(a) resulting therefrom.
(C)    Except as otherwise provided in this Section 7.15(d), Amazon shall have the sole right to control any audit or examination by any Governmental Entity and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of, or relating to, the income, assets or operations of Danube and the Danube Subsidiaries for all Tax periods.
(ii)    Payment.   The Designated Sellers shall pay or cause to be paid to the Amazon Indemnified Parties the amounts to which such Amazon Indemnified Parties are due under Section 7.14 and

Section 7.15 within fifteen (15) Business Days after the delivery of any Indemnity Notice or, in the case of a Dispute, within fifteen (15) Business Days of the resolution of the Dispute in the form of the written award set forth in Section 7.14(f).
(e)    Tax Refunds.
(i)    The Designated Sellers shall be entitled to their pro rata portion of the applicable Seller Indemnity Percentage (with respect to the Loss giving rise to the refund) of an amount of any refund of Taxes of Danube and the Danube Subsidiaries with respect to a Pre-Closing Tax Period to the extent such Taxes were actually indemnified by the Designated Sellers after the Closing and which refund is actually received by Amazon or its Subsidiaries (including Danube and the Danube Subsidiaries) after the Closing, net of any cost (including Taxes) to Amazon and its Affiliates attributable to the obtaining and receipt of such refund, except to the extent such refund arises as the result of a carryback of a loss or other tax benefit from a Tax period (or portion thereof) beginning after the Closing Date or to the extent such refund actually increased the amount of the Consideration. Amazon shall pay, or cause to be paid, to each Designated Seller the prorated amount to which such Designated Seller is entitled pursuant to the prior sentence reasonably promptly after fifteen (15) days following the receipt of the applicable refund by Amazon or its Subsidiaries. To the extent such refund is subsequently disallowed or required to be returned to the applicable Governmental Entity, the Designated Sellers agree promptly to repay the amount of such refund, together with any interest, penalties or other additional amounts imposed by such Governmental Entity, to Amazon or its designated Affiliate.
(ii)    Amazon shall, and shall cause Danube, the Danube Subsidiaries and their respective Affiliates to, at the reasonable request of the Designated Sellers and at their sole cost and expense, take all reasonable steps required to apply for and obtain any refund claims described in the preceding subsection and for which Amazon, Danube, the Danube Subsidiaries and their respective Affiliates are “more likely than not” eligible pursuant to applicable Law (as determined by Amazon in reasonable consultation with the Designated Sellers).
(f)    Certain Restrictions.   Except as required by applicable Law, without the prior written consent of the Designated Sellers (which consent shall not be unreasonably withheld, conditioned or delayed), in each case to the extent such action would reasonably be expected to materially increase Taxes for which Sellers are liable under this Agreement, Amazon shall not, and shall not permit any of its Affiliates (including, after the Closing, Danube and the Danube Subsidiaries) to: (i) cause Danube or any Danube Subsidiary to take any action on the Closing Date after the Closing outside of the ordinary course of business (other than actions contemplated by this Agreement), (ii) amend any Tax Return of Danube or any Danube Subsidiary for any Tax period ending on or prior to the Closing Date, (iii) change any annual Tax accounting period or adopt or change any Tax accounting method with respect to Danube or its Subsidiaries for any Tax period ending on or prior to the Closing Date or (iv) settle any claims, assessments, audits or similar Proceedings with respect to Taxes for any Pre-Closing Tax Period. Notwithstanding anything in this Agreement to the contrary, and for the avoidance of doubt, Amazon shall have the right to conduct integration of Danube and its Subsidiaries beginning on the day after the Closing Date.
(g)    Tax Sharing Agreements.   Any Tax sharing agreement or similar agreement between Danube or any Danube Subsidiary, on the one hand, and any Seller (or any Affiliate of a Seller other than Danube or any Danube Subsidiary), on the other hand, will be terminated prior to the Closing Date and will have no further effect for any Tax period, or portion thereof (whether the current year, a future year or a past year). From and after the Closing, neither Danube nor any Danube Subsidiary will have any obligations to any Seller or any Affiliate of a Seller under any such Tax sharing agreement or similar agreement. Notwithstanding the foregoing or anything in this Agreement to the contrary, this Section 7.15(g) shall not apply to any agreement or obligation of any Seller or any Affiliate of any Seller (other than Danube or any Danube Subsidiary) to indemnify Danube or any Danube Subsidiary.
(h)    Section 338(g) Election.   Notwithstanding anything in this Agreement to the contrary, nothing herein shall prohibit Amazon and its Affiliates, as applicable, from making or causing to be made an election under Section 338(g) of the Code with respect to the acquisition of Danube and any deemed acquisition of any non-U.S. Danube Subsidiary classified as a corporation for U.S. federal income tax purposes.

(i)    Survival.   Notwithstanding anything in this Agreement to the contrary, the covenants, indemnification and other rights and obligations set forth in Section 7.14, this Section 7.15 and the representations and warranties in Section 4.12 shall survive the Closing and continue in full force until the earlier of (i) the date that is the fifteen (15) year anniversary of the Closing Date and (ii) sixty (60) days after the expiration of the applicable statute of limitations (including any applicable extensions) (the “Survival Expiration Date”); provided, that (i) the foregoing shall not limit any claims of fraud by Sellers or any of their Affiliates and (ii) any specific claim in respect of which indemnity may be sought under Section 7.14 shall survive the applicable Survival Expiration Date if written notice of such claim shall have been provided to the Sellers prior to the applicable Survival Expiration Date, in which case such claim shall survive until final resolution of the relevant issue or issues.
(j)    Swiss Tax Rulings.   Amazon, Danube and Sellers, and each of their respective Affiliates, shall reasonably cooperate to comply with Section 7.15(j) of the Amazon Disclosure Letter with respect to the Swiss Tax Rulings.
(k)    Claims.   Any amount paid by Danube or any Affiliate of Danube pursuant to Section 6.7 of the Danube Disclosure Letter shall be reduced by any Taxes (or the value of Tax attributes) incurred, sustained or suffered by Danube or any Affiliate of Danube, calculated on a with and without basis, with respect to any applicable recovery under Section 6.7 of the Danube Disclosure Letter and by any deduction or withholding required under applicable Law with respect to such amount. Any party receiving any payment pursuant to Section 6.7 of the Danube Disclosure Letter shall fully indemnify and hold harmless Amazon, Danube and their Affiliates from any allocable Taxes or the value of Tax attributes incurred, sustained or suffered by any of the foregoing at any time as a result of, arising out of or relating to such payment or recovery.
Section 7.16.    Employee and Benefit Matters.
(a)    From the Closing through the first anniversary of the date upon which the Closing occurs (the “Benefits Continuation Period”), Amazon shall or shall cause a Subsidiary of Amazon to provide to each Danube Employee who continues in employment with Amazon or a Subsidiary thereof following the Closing (each, a “Continuing Employee”) and who is not covered by a Labor Agreement (i) a base salary or annual wage rate that is no less favorable than the base salary or annual wage rate provided to such Continuing Employees as of immediately prior to the Closing, (ii) a target annual (or lesser period, as applicable) cash bonus opportunity that is no less favorable than the target annual (or lesser period, as applicable) cash bonus opportunity (if applicable) provided to such employees as of immediately prior to the Closing, (iii) a target long-term incentive opportunity (i.e., an incentive opportunity with a performance period longer than one year) that is no less favorable than the target long-term incentive opportunity (if applicable) provided to such employees as of immediately prior to the Closing, and (iv) health, welfare and other employee benefits (excluding severance benefits (except to the extent otherwise required pursuant to Section 7.16(b) of this Agreement), any benefits provided under any defined benefit pension plan or retiree or post-termination health or welfare benefit plan (except to the extent required by applicable Law) and any retention or other special or non-recurring compensation or benefits, in each case, to the extent the same benefit is not provided by Amazon in the ordinary course to similarly situated new hire employees of Amazon) that are no less favorable in the aggregate than those provided to such Continuing Employees as of immediately prior to the Closing. For the avoidance of doubt, in no event shall this Section 7.16(a) require that any Continuing Employee be entitled to accrue benefits in a defined benefit pension plan following the Closing. The employment terms and conditions of each Continuing Employee whose employment is covered by a Labor Agreement to which Danube or a Danube Subsidiary is a party or bound shall be governed by the applicable Labor Agreement.
(b)    Amazon shall or shall cause a Subsidiary of Amazon to provide, to each Continuing Employee who experiences a termination of employment during the Benefits Continuation Period in a manner that would entitle such Continuing Employee to severance under a Danube Benefit Plan in effect on the date hereof and listed on Section 4.8(a) of the Danube Disclosure Letter, severance benefits that are no less favorable than the severance benefits (if any) to which such Continuing Employee would have been entitled upon such a termination of employment under the applicable Danube Benefit Plan.

(c)    For purposes of vesting, eligibility to participate and determining level of benefits under the employee benefit plans of Amazon providing employee benefits to any Continuing Employees following the Closing (the “New Plans”), each Continuing Employee shall be credited with his or her years of service with Danube or a Subsidiary of Danube and its predecessors (including acquired entities or any other entities for which Danube has given credit for prior service) before the Closing, to the same extent and for the same purpose as such Continuing Employee was entitled, before the Closing, to credit for such service under the corresponding Danube Benefit Plan in which such Danube Employee participated immediately prior to the Closing; provided, however, that the foregoing shall not apply with respect to (i) any frozen or grandfathered plan, any defined benefit pension plan or any retiree or post-termination health or welfare benefit plan (other than such plans that were Danube Benefit Plans prior to the Closing under which service was credited as of the Closing) or (ii) to the extent that its application would result in a duplication of benefits or compensation. In addition, and without limiting the generality of the foregoing, to the extent permitted by the applicable New Plans on the date hereof, Amazon shall use commercially reasonable efforts to cause (A) each Continuing Employee to be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is replacing comparable coverage under a Danube Benefit Plan in which such Continuing Employee had already satisfied any such waiting period and participated immediately before the Closing (such plans, collectively, the “Old Plans”) and (B) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, (1) all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, unless and to the extent the individual was subject to such conditions under the comparable Old Plans immediately prior to entry in the New Plans, and (2) any eligible deductible, co-insurance and covered out-of-pocket expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan (to the same extent such expenses have been or would have been taken into account under the comparable Old Plan prior to the Closing).
(d)    The treatment of the Danube Employee short-term and long-term incentive programs and awards will be as set forth in Section 7.16(d) of the Danube Disclosure Letter (the “Danube Incentives Treatment”). Prior to the Closing, Danube shall take all actions, including obtaining appropriate resolutions of the Danube Board of Directors and providing all notices and obtaining all consents, that are necessary or desirable to effectuate the Danube Incentives Treatment.
(e)    Effective no later than the day immediately preceding the Closing Date, unless otherwise directed in writing by Amazon at least ten (10) days prior to the Closing Date, Danube shall take or cause to be taken all actions necessary to effect the termination of any Danube Benefit Plan intended to qualify as qualified cash or deferred arrangements under Section 401(k) of the Code (the “Danube 401(k) Plan”). Danube shall provide Amazon with a copy of the resolutions, plan amendments, notices and other documents prepared to effectuate the termination of each such Danube Benefit Plan in advance and give Amazon a reasonable opportunity to comment on such documents (which comments shall be considered in good faith), and prior to the Closing Date, Danube shall provide Amazon with evidence that each such Danube Benefit Plan has been terminated effective no later than the day immediately preceding the Closing Date pursuant to an action taken by the applicable governing body of Danube or any Danube Subsidiary. No later than the Closing Date, Amazon and/or its Subsidiaries shall have in effect one or more defined contribution plans that include a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (and a related trust exempt from tax under Section 501(a) of the Code) (as applicable, the “Amazon 401(k) Plan”), and each continuing Employee participating in the Danube 401(k) Plan immediately prior to the Closing Date shall be eligible to participate in the corresponding Amazon 401(k) Plan as of the Closing Date, and each Continuing Employee who would have become eligible to participate in the Danube 401(k) Plan shall become eligible to participate in the Amazon 401(k) Plan no later than such time as he or she would have become eligible to participate in the Danube 401(k) Plan. Amazon and/or its Subsidiaries shall cause the Amazon 401(k) Plan to accept from the Danube 401(k) Plan the “direct rollover” of the account balance (including, to the extent permitted by the Amazon 401(k) Plan, the in-kind rollover of promissory notes evidencing all outstanding loans) of each Continuing Employee who elects such direct rollover in accordance with the terms of the Danube 401(k) Plan, the Amazon 401(k) Plan and the Code.
(f)    From the date of this Agreement through the Closing Date, Amazon and Danube shall cooperate in good faith in respect of consultation obligations and similar notice and bargaining obligations owed to any Continuing Employees, independent contractors or consultants of Danube or any Subsidiary of Danube or any employees, independent contractors or consultants of Amazon or any subsidiary of Amazon (as applicable), or any of their respective bargaining representatives, in accordance with all applicable Laws and works council or other bargaining agreements, if any.
(g)    Nothing contained in this Section 7.16 or elsewhere in this Agreement (whether express or implied) shall, or shall be construed so as to, (i) create or confer any rights, remedies or claims upon any current or former Danube Service Provider or any right of employment or engagement or continued employment or engagement or any particular term or condition of employment or engagement upon any Danube Service Provider or any other Person, (ii) establish, amend or modify any Danube Benefit Plan, any New Plan or any other benefit or compensation plan, program, policy, agreement, arrangement or Contract or (iii) confer any rights or benefits (including any third-party beneficiary rights) on any Person other than the Parties.
Section 7.17.    No Control; No Partnership; No Agency.
(a)    Subject to Section 6.1 and Section 6.2, nothing contained in this Agreement shall give Amazon or any of its Affiliates, directly or indirectly, the right to control or direct Danube or its Subsidiaries’ operations prior to the Closing, and nothing contained herein shall give Danube, directly or indirectly, the right to control or direct Amazon’s or its Subsidiaries’ operations prior to the Closing. Prior to the Closing, each of Amazon and Danube shall exercise, subject to the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.
(b)    Nothing in this Agreement and no action taken by the Parties pursuant to this Agreement shall constitute, or be deemed to constitute, a partnership, association, joint venture or other co-operative entity between any of the Parties.
(c)    Nothing in this Agreement and no action taken by the Parties pursuant to this Agreement shall constitute, or be deemed to constitute, either Party as the agent of the other Party for any purpose. No Party has, pursuant to this Agreement, any authority or power to bind or to contract in the name of the other Party to this Agreement.
Section 7.18.    Section 280G.   In no event less than ten (10) days prior to the Closing Date, Danube shall (a) use commercially reasonable efforts to obtain prior to the initiation of the equityholder approval procedure described under clause (b) below, a waiver from each Person who is, with respect to Danube or a Danube Subsidiary, a “disqualified individual” (within the meaning of Section 280G of the Code) as of immediately prior to the initiation of such equityholder approval procedure (each, a “Disqualified Individual”), and who might otherwise have, receive or have the right or entitlement to receive a “parachute payment” (within the meaning of Section 280G of the Code), of such Disqualified Individual’s rights to all such payments or benefits (the “Waived Parachute Payments”) and (b) submit to the required equityholders of Danube or a Danube Subsidiary for approval in a manner that meets the requirements of Section 280G(b)(5)(B) of the Code and the Treasury Regulations thereunder, including Q-7 of Section 1.280G-1 of such Treasury Regulations, the rights of any such Disqualified Individual to receive the Waived Parachute Payments. Danube shall deliver to Amazon (i) evidence of each waiver obtained pursuant to clause (a) above and (ii) evidence that a vote of the required equityholders was solicited in accordance with the foregoing provisions of this Section 7.18 and that either (x) the requisite number of votes of the required equityholders was obtained with respect to the Waived Parachute Payments (the “280G Approval”), or (y) that the 280G Approval was not obtained, and, as a consequence, the Waived Parachute Payments have not been and shall not be made or provided. The form of the waiver, the disclosure statement, any other materials to be submitted to the required equityholders in connection with the 280G Approval and the calculations related to the foregoing shall be subject to advance review and approval by Amazon, which approval shall not be unreasonably withheld, conditioned or delayed.

Section 7.19.    Danube Shareholders Approval.   For purposes of the Danube Shareholders’ Agreement, (a) each of the Sellers and Danube irrevocably, unconditionally and expressly consents to each of the Transactions, including the Acquisition, as contemplated by this Agreement in accordance with its terms and conditions, and (b) each of the Sellers and Danube shall deliver any additional approvals and waivers required under the Danube Shareholders’ Agreement and the Danube Governing Documents in connection with each of the Transactions, including the Acquisition, in form and substance reasonably satisfactory to Amazon.
Section 7.20.    Termination of Interested Party Transactions.   Prior to or at the Closing, Danube and Sellers shall, and shall cause their respective Affiliates to, terminate and shall cause all balances, transactions, arrangements and Contracts between Danube or any of its Subsidiaries, on the one hand, and any Danube Interested Party (excluding Danube and the Danube Subsidiaries) as a counter-party, on the other hand (the “Interested Party Transactions”), to be terminated and settled in full without any consideration or further liability to Danube or its Subsidiaries, in each case, except for the Contracts set forth in Section 7.20 of the Danube Disclosure Letter (the “Surviving Interested Party Transactions”); provided, however, that Danube and Sellers (or any of their respective Affiliates) shall not be required to (a) terminate or cause to be terminated or settled or (b) list on Section 7.20 of the Danube Disclosure Letter, in each case, any balances, transactions, arrangements or Contracts, entered into in the ordinary course and on arm’s-length terms and prices, between Danube or any of its Subsidiaries, on the one hand, and any party which Seller C or Seller B is unaware is a Danube Interested Party (such as any portfolio company of Seller C or Seller B), as a counter-party, on the other hand. Prior to the Closing, Danube and Sellers shall deliver to Amazon evidence of such termination in form and substance reasonably acceptable to Amazon.
Section 7.21.    Release by Sellers.   Each Seller’s share of the Consideration represents the only consideration to be received by such Seller in exchange for the Danube Shares owned by such Seller (other than with respect to the Trust Buyback Agreement). In exchange for such consideration and as a condition and inducement to Danube’s and Amazon’s willingness to enter into this Agreement, each Seller, for itself and on behalf of its heirs, legal representatives, successors and assigns (collectively, the “Seller Relevant Persons”), effective as of the Closing, hereby irrevocably, unconditionally and forever acquits, releases, waives and discharges Amazon, Danube and their respective Subsidiaries, and each of their respective officers, directors, employees, agents, divisions, affiliated corporations, Subsidiaries, Affiliates, managers, affiliated non-corporation entities, representatives, successors, predecessors and assigns (individually and collectively, the “Amazon Released Parties”) of and from any and all past, present and future debts, accounts, reckonings, bills, sums of money, bonds, losses, costs, expenses, Proceedings, contributions, attorneys’ fees, damages, punitive damages, controversies, covenants, Contracts, promises, Liabilities, potential claims, counterclaims or cross claims, at law or in equity, asserted or unasserted, express or implied, known or unknown, matured or unmatured, contingent or vested, liquidated or unliquidated, of any kind or nature or description whatsoever, that any of the Seller Relevant Persons had, presently has or may hereafter have or claim or assert to have against any of the Amazon Released Parties by reason of any act, omission, transaction, occurrence, conduct, circumstance, condition, harm, matter, cause or thing that has occurred or existed at any time from the beginning of time up to and including the Closing, that in any way arise from or out of, are based upon or relate to (a) such Seller Relevant Person’s or Seller Relevant Persons’, as applicable, ownership or purported ownership of Danube Shares or other securities of Danube or Danube Subsidiaries, (b) the negotiation or execution of this Agreement, such Seller’s Shareholder Agreement, the Registration Rights Agreement, the Contribution-in-Kind Agreement or any of the other documents referenced herein or the consummation of any of the Transactions, including the Acquisition, except for such Seller Relevant Person’s or Seller Relevant Persons’, as applicable, rights under this Agreement and each agreement attached as an exhibit thereto or entered into in connection therewith or (c) any Interested Party Transactions (other than a Surviving Interested Party Transaction) (collectively, after taking into account applicable exceptions, the “Seller Claims”); provided, however, that nothing in this Section 7.21 shall constitute a release or waiver of (i) with respect to each Seller Relevant Person who is an employee of Danube or any of its Subsidiaries as of the date hereof, any rights of such Seller Relevant Person to receive payment of any unpaid accrued payroll, accrued bonuses, severance benefits, vacation or similar benefits or (ii) any claims or losses relating to fraud by the Amazon Released Parties. This release is intended to be complete, global and all-encompassing and specifically includes claims that are known, unknown, fixed, contingent or conditional with respect to the matters described herein. With respect to such Seller Claims, each Seller hereby expressly waives any and all rights conferred upon it by any statute or rule of law that provides that a release does not extend to claims that the claimant does not know or suspect to exist in its favor at the time of executing the release, which if known by it must have materially affected its settlement with the Amazon Released Party, including the following provisions of California Civil Code Section 1542 to the extent applicable to such Seller: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
Section 7.22.    Release by Amazon.   The Danube Shares represent the only consideration to be received by Amazon in exchange for each Seller’s share of the Consideration. In exchange for such Consideration and as a condition and inducement to Sellers’ willingness to enter into this Agreement, each of Amazon Bermuda and Danube, for itself, each of its Affiliates and each of its current, former and future officers, directors, employees, partners, members, advisors, heirs, legal representatives, successors and assigns (collectively, the “Amazon Relevant Persons”), effective as of the Closing, except as set forth in Section 7.21 of the Danube Disclosure Letter (the matters contemplated thereby, the “Unreleased Claims”), hereby irrevocably, unconditionally and forever acquits, releases, waives and discharges each Seller, and each of their respective officers, directors, employees, agents, divisions, affiliated corporations, Subsidiaries, Affiliates, managers, affiliated non-corporation entities, representatives, successors, predecessors and assigns (individually and collectively, the “Seller Released Parties”) of and from any and all past, present and future debts, accounts, reckonings, bills, sums of money, bonds, Proceedings, contributions, attorneys’ fees, damages, punitive damages, controversies, covenants, Contracts, promises, Liabilities, potential claims, counterclaims or cross claims, at law or in equity, asserted or unasserted, express or implied, known or unknown, matured or unmatured, contingent or vested, liquidated or unliquidated, of any kind or nature or description whatsoever, that any of the Amazon Relevant Persons had, presently has or may hereafter have or claim or assert to have against any of the Seller Released Parties by reason of any act, omission, transaction, occurrence, conduct, circumstance, condition, harm, matter, cause or thing that has occurred or existed at any time from the beginning of time up to and including the Closing, that in any way arise from or out of, are based upon or relate to (i) the business or operations of Danube and its Subsidiaries, the Acquisition, the Transactions or the ownership of the Danube Shares by the Seller Released Parties or (ii) the negotiation or execution of this Agreement, the Shareholder Agreements, the Registration Rights Agreement, the Contribution-in-Kind Agreement or any of the other documents referenced herein or the consummation of any of the Transactions, including the Acquisition except for such Amazon Relevant Person’s or Amazon Relevant Persons’, as applicable, rights under this Agreement and each agreement attached as an exhibit thereto or entered into in connection therewith (collectively, after taking into account applicable exceptions, the “Amazon Claims”); provided, however, that nothing in this Section 7.22 shall constitute a release or waiver of any claims or losses relating to Fraud by Sellers or any Unreleased Claims. This release is intended to be complete, global and all-encompassing and specifically includes claims that are known, unknown, fixed, contingent or conditional with respect to the matters described herein. With respect to such Amazon Claims, Amazon hereby expressly waives any and all rights conferred upon it by any statute or rule of law that provides that a release does not extend to claims that the claimant does not know or suspect to exist in its favor at the time of executing the release, which if known by it must have materially affected its settlement with the Seller Released Party, including the following provisions of California Civil Code Section 1542 to the extent applicable to such Seller: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
Section 7.23.    Name Change.   As promptly as reasonably practicable after the date hereof, and in any event prior to the Closing Date, Danube shall, and shall cause the Danube Subsidiaries to, cease use of the “Glencore” name and any Trademarks incorporating the “Glencore” name or any abbreviations, translations, or derivations thereof (the “Glencore Name and Marks”), and change the corporate names of “Glencore Sugar Trading Ltd.” and “Glencore Agriculture Myanmar Company Limited”, and any other Danube Subsidiary that then includes the Glencore Name and Marks in its corporate name, to a new corporate name that does not include the Glencore Name and Marks or anything confusingly similar thereto. Danube shall deliver evidence of each such name change to Amazon and Sellers, including the filing and receipt documents issued by the Secretary of State or similar Governmental Entity in the jurisdiction in which such entity is organized in connection with such name change. The corporate name change requirements set forth above in this Section 7.23 shall not apply to any Danube Subsidiary which is formally dissolved prior to the Closing. Danube and the Danube Subsidiaries shall not be in breach of this Section 7.23 by reason of (i) their use of the “Glencore” name in a non-Trademark manner in connection with historical, Tax, employment or similar references to the businesses of Danube and its Subsidiaries, for purposes of prospectus and similar disclosures as are necessary and appropriate to describe in a factually accurate manner the historical relationship of Danube and its Subsidiaries and Seller, or as otherwise required to comply with applicable Law; (ii) their use of the Glencore Name and Marks in a manner that would constitute a “fair use” under applicable Law; (iii) the appearance of the Glencore Name and Marks in or on any equipment, written materials or other assets that are used solely for internal purposes and only in connection with the business of Danube and the Danube Subsidiaries (and not public display), provided that Danube and the Danube Subsidiaries shall endeavor to remove such appearances in the ordinary course of such business; or (iv) the appearance of the Glencore Name and Marks in any third party’s publications, marketing materials or other written materials, or on equipment or products, that were distributed prior to the Closing Date.
Section 7.24.    Permitted Outstanding Indebtedness.   Solely with respect to Indebtedness to remain outstanding after the Closing Date (and not listed on Section 4.17(a)(v) of the Danube Disclosure Letter), other than the Danube Notes, Danube shall, and shall cause the Danube Subsidiaries and its and their respective Affiliates and Representatives to, use its and their respective reasonable best efforts to, in connection with any Contract or series of related Contracts relating to such Indebtedness, to the extent that the consummation of the Transactions would result in a breach of or default under, or give rise to any consent requirement, prepayment obligation or any right of termination, cancellation or acceleration of any obligation under, such Contracts, (a) obtain all necessary waivers or consents for the purpose of waiving any terms or provisions of such agreements, or (b) refinance, renew or replace the Indebtedness, in each case solely to be effective as at Closing, under such agreements on terms reasonably agreeable to Amazon; provided, that the Transactions shall not result in a breach of or default under, or give rise to any consent requirement, prepayment obligation or any right of termination, cancellation or acceleration of any obligation under, such Indebtedness which is refinanced. For the avoidance of doubt, Danube will not be required to take any action pursuant to this Section 7.24 after the Closing Date.
Section 7.25.    R&W Insurance Policy.   Promptly following the execution of this Agreement, Amazon will pay the required deposit fee and all other payments or fees and take all necessary actions to bind Amazon’s coverage under the R&W Insurance Policy. The R&W Insurance Policy shall provide that (a) Euclid Transactional Risk LLC (the “R&W Insurer”) shall have no right of subrogation against the Sellers, and the R&W Insurer has waived any such right of subrogation, except with respect to that portion of any Losses (as defined in the R&W Insurance Policy) paid under the R&W Insurance Policy and any related costs and expenses incurred thereunder that arise from Fraud, (b) Sellers may rely upon and enforce the foregoing subrogation provision of the R&W Insurance Policy as express third-party beneficiaries thereof and (c) the foregoing subrogation provision of the R&W Insurance Policy may not be terminated, amended or modified. For the avoidance of doubt, Amazon acknowledges and agrees that the obtaining of the R&W Insurance Policy is not a condition to the Closing and Amazon shall remain obligated, subject only to the satisfaction or waiver of the conditions set forth in Article VIII of this Agreement, to consummate the transactions contemplated by this Agreement. If the Transactions are not (or are not reasonably expected to be) consummated within eighteen (18) months after the date of this Agreement, Amazon shall use commercially reasonable efforts to engage the insurers under the R&W Insurance Policy, upon reaching the six (6) month anniversary of the date of this Agreement, in additional underwriting to seek to minimize any diminishment in coverage in relation to the fact that the Transactions may not be consummated within eighteen (18) months, it being understood that (x) any such engagement and any such minimization will be at the insurers’ sole discretion, and (y) upon the insurers’ declining to engage in additional underwriting, Amazon need not seek to engage them again for at least three (3) months. The Designated Sellers and Danube agree to cooperate with Amazon in connection with such efforts (including any and all diligence related thereto); provided, however, that all costs related to such efforts incurred by Amazon or owed to the insurers under the R&W Insurance Policy shall be borne by Amazon.
Section 7.26.    Limitation on Share Acquisition and Ownership.   From and after the date of this Agreement until the earlier of the (x) Closing or (y) date this Agreement is validly terminated pursuant to

Article IX, each of Danube and the Sellers shall not, and shall cause its and their respective Affiliates not to, and its and their respective Representatives not to, directly or indirectly, acquire (through beneficial ownership or otherwise) any capital stock of Amazon or other securities issued by Amazon or any Amazon Subsidiary that derives its value from or has voting rights in respect of (in whole or in part) any capital stock of Amazon or any Amazon Subsidiary, or any rights, options or other derivative securities or contracts or instruments to acquire such ownership that derives its value (in whole or in part) from such securities (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing); provided, (a) in connection with Seller C, the restrictions in this Section 7.26 shall apply only to CPPIB Restricted Party and its controlled Affiliates and not any of its other Affiliates and (b) in connection with Seller B, the restrictions in this Section 7.26 shall apply only to BCI Restricted Party and its controlled Affiliates and not any of its other Affiliates.
Section 7.27.    Standstill.   From and after the date of this Agreement until the earlier of the (x) Closing or (y) date this Agreement is validly terminated pursuant to Article IX, each of Danube and the Sellers shall not, and shall cause its and their respective Affiliates not to, and its and their respective Representatives acting on their behalf not to, directly or indirectly:
(a)    engage in any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Exchange Act) or consents to vote (or withhold the vote of) any Amazon Shares, or conduct any binding or nonbinding referendum with respect to any Amazon Shares, or assist or participate in any other way, directly or indirectly, in any solicitation of proxies (or consents) with respect to any Amazon Shares, or otherwise become a “participant” in a “solicitation” (as such term is defined under Regulation 14A under the Exchange Act) to vote (or withhold the vote of) any Amazon Shares or other capital stock of Amazon;
(b)    other than any statements of opinion relating to corporate governance strategy that are not specifically targeted at Amazon or the Amazon Board of Directors, make any public statement with the effect of: (i) controlling, changing or influencing the Amazon Board of Directors, management or policies of Amazon, including any plans or proposals to change the voting standard with respect to director elections, the number of directors or the removal of any directors (other than Shareholder Nominees), or to fill any vacancies on the Amazon Board of Directors (other than Shareholder Nominees), except as contemplated in this Agreement; (ii) causing any change in the capitalization, share repurchase programs and practices or dividend policy of Amazon; (iii) causing any other change in Amazon’s management, business or corporate structure; (iv) seeking to have Amazon waive or make amendments or modifications to the Amazon Governing Documents or other actions that may impede or facilitate the acquisition of control of Amazon by any person; (v) causing a class of securities of Amazon to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (vi) causing a class of securities of Amazon to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;
(c)    (i) seek to advise, encourage or influence any other Person or assist any third party in so advising, encouraging or influencing any other Person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum (other than such encouragement, advice or influence that is consistent with the Amazon Board of Directors’ recommendation in connection with such matter) or (ii) seek to advise, encourage or influence any Person with respect to, whether alone or in concert with others, the election, nomination or removal of a director other than as permitted by Section 7.26, and this Section 7.27;
(d)    form, join, knowingly encourage the formation of or knowingly engage in discussions relating to the formation of, or participate in a “group” as used in Section 13(d) of the Exchange Act, for the purpose of seeking control, or influencing the control of, Amazon, except for the arrangements expressly set forth in this Agreement;
(e)    offer or propose to acquire or agree to acquire (or request permission to do so), whether, directly or indirectly, by market purchases, private purchases, tender or exchange offer, through the acquisition of control of another person, by joining or participating in a “group” as used in Section 13(d) of the Exchange Act, or otherwise, any Amazon Shares or other capital stock of Amazon (or the beneficial ownership thereof) or any securities convertible or exchangeable into or exercisable for any Amazon Shares or other capital stock of Amazon (or beneficial ownership thereof) (including any derivative securities or other rights decoupled from the underlying securities of Amazon), except as permitted by and in accordance with Section 7.26;

(f)    separately or in conjunction with any third party in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, propose (publicly or privately, with or without conditions), indicate an interest in or effect or commence any tender offer or exchange offer, merger, acquisition, reorganization, restructuring, recapitalization or other business combination involving Amazon or any Amazon Subsidiary or the assets or businesses of Amazon or any Amazon Subsidiary or actively encourage or initiate or support any other third party in any such activity; provided, however, that each of Danube and the Sellers shall be permitted to vote on any such transaction in accordance with the terms and conditions of this Agreement; provided, further, for the avoidance of doubt, tendering into any tender offer or exchange offer not commenced by either Danube or the Sellers, or its or their Affiliates, will not violate this Section 7.27(f);
(g)    (i) except as expressly provided herein (and in accordance with the terms and conditions hereof), nominate, recommend for nomination or give notice of an intent to nominate or recommend for nomination a person for election at any annual or special meeting of the Amazon Shareholders at which Amazon’s directors are to be elected or (ii) (A) present at any annual or special meeting of the Amazon Shareholders any proposal (pursuant to Rule 14a-8 or otherwise) for consideration for action by the Amazon Shareholders or (B) call or seek to call, or request the call of, alone or in concert with others, or support another Amazon Shareholder’s call for, any meeting of the Amazon Shareholders, whether or not such a meeting is permitted by the Amazon Governing Documents;
(h)    encourage, facilitate, support, participate in or enter into any negotiations, agreements, arrangements or understandings with respect to, the taking of any action by any other Person in connection with the foregoing that is prohibited to be taken by Danube or the Sellers;
(i)    (i) publicly seek or publicly request permission to do any of the foregoing, (ii) publicly request to amend or waive any provision of Section 7.26 or this Section 7.27 (including this clause (i)), or (iii) publicly make or publicly seek permission to make any public announcement with respect to any of the foregoing;
(j)    contest the validity or enforceability of the agreements contained in Section 7.26 or this Section 7.27 or publicly seek a release of the restrictions contained in Section 7.26 or this Section 7.27 (whether by legal action or otherwise);
(k)    enter into any agreement, arrangement or understanding with respect to any of the foregoing; or
(l)    knowingly encourage or knowingly facilitate others to do any of the foregoing.
ARTICLE VIII.
CONDITIONS TO CLOSING
Section 8.1.    Conditions to Each Party’s Obligation to Effect the Transactions.   The respective obligations of each Party to effect the Transactions shall be subject to the fulfillment (or waiver, to the extent permissible under applicable Law and provided that such waiver shall only be effective as to the conditions of the waiving party; provided, however that Danube may waive conditions on behalf of one or more Sellers) at or prior to the Closing Date of the following conditions:
(a)    The Amazon Shareholder Approval (other than a vote in favor of the Danube Director Appointment as described in clause (ii) of the definition of “Amazon Shareholder Approval”) shall have been obtained.
(b)    All waiting periods (and any extensions thereof) applicable to the Transactions under the HSR Act, and any commitment to, or agreement (including any timing agreement) with, the FTC or DOJ to delay the consummation of, or not to consummate before a certain date, the Transactions, shall have expired or been terminated, and all requisite consents, clearances, authorizations and approvals pursuant to the Antitrust Laws, Foreign Investment Laws, or other Laws, as applicable, set forth on Section 8.1(b) of the Danube Disclosure Letter, and CFIUS Approval and Canada Transportation Act Approval, shall have been obtained.
(c)    No Order by any court or other tribunal of competent jurisdiction (for the avoidance of doubt, with respect to Orders pursuant to Antitrust Laws, Foreign Investment Laws, or other regulatory Laws, solely such court or tribunal in the United States, Canada, or the jurisdictions set forth on Section 8.1(b) of the Danube Disclosure Letter) shall have been issued or entered and shall continue to be in effect and no Law (for the avoidance of doubt, with respect to Laws pursuant to Antitrust Laws, Foreign Investment Laws or other regulatory Laws, solely such Laws of the United States, Canada, or the jurisdictions set forth on Section 8.1(b) of the Danube Disclosure Letter) shall have been adopted, enacted or promulgated that remains in effect or be effective, in each case, that restrains, prevents, enjoins, prohibits or makes illegal the consummation of the Transactions.
(d)    The increase in Amazon’s share capital to effect the issuance of the Share Consideration and the related amendments to the Amazon Governing Documents in connection therewith shall have been registered with the competent cantonal commercial register in Switzerland.
Section 8.2.    Conditions to Obligation of Sellers to Effect the Transactions.   The obligation of Sellers to effect the Transactions is further subject to the fulfillment (or waiver by Danube on behalf of Sellers, to the extent permissible under applicable Law) at or prior to the Closing Date of the following conditions:
(a)    (i) The Amazon Fundamental Representations shall be true and correct in all respects on and as of the date of this Agreement and at the Closing (other than representations and warranties (x) which by their express terms are made solely as of a specified earlier date, which shall be true and correct in all respects as of such specified earlier date and (y) in Section 5.2(a), which may have de minimis inaccuracies) and (ii) the other representations and warranties of Amazon set forth in Article V, shall be true and correct in all respects (without giving effect to any qualifications as to materiality or Amazon Material Adverse Effect or other similar qualifications contained therein) on and as of the date hereof and at the Closing (other than representations and warranties which by their express terms are made solely as of a specified earlier date, which shall be true and correct in all respects as of such specified earlier date), except as has not had and would not reasonably be expected to have, individually or in the aggregate, an Amazon Material Adverse Effect.
(b)    Amazon shall have performed and complied in all material respects with the covenants required by this Agreement to be performed or complied with by it prior to the Closing Date.
(c)    Since the date of this Agreement, there shall not have been any Amazon Material Adverse Effect.
(d)    Amazon shall have delivered to Sellers a certificate, dated the Closing Date and signed by a duly authorized officer of Amazon, certifying to the effect that the conditions set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c) have been satisfied.
(e)    Amazon shall have delivered to Sellers duly executed copies of the closing deliverables contemplated by Section 1.1(c)(ii).
Section 8.3.   Conditions to Obligation of Amazon to Effect the Transactions.   The obligation of Amazon to effect the Transactions is further subject to the fulfillment (or the waiver by Amazon, to the extent permissible under applicable Law) at or prior to the Closing Date of the following conditions:
(a)   (i) (A) The Danube Fundamental Representations shall be true and correct in all respects on and as of the date of this Agreement and at the Closing (other than representations and warranties (x) which by their express terms are made solely as of a specified earlier date, which shall be true and correct in all respects as of such specified earlier date and (y) in Section 4.2(a), which may have de minimis inaccuracies); and (B) other representations and warranties of Danube set forth in Article IV, shall be true and correct in all respects (without giving effect to any qualifications as to materiality or Danube Material Adverse Effect or other similar qualifications contained therein) on and as of the date of this Agreement and at the Closing (other than representations and warranties which by their express terms are made solely as of a specified earlier date, which shall be true and correct in all respects as of such specified earlier date), except as has not had and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Danube Material Adverse Effect and (ii) (A) the Seller Fundamental Representations shall be true and correct in all respects on and as of the date of this Agreement and at the Closing (other than representations and warranties which by their express terms are made solely as of a specified earlier date, which shall be true and correct in all respects as of such specified earlier date) and (B) the other representations and warranties of Sellers set forth in Article III, shall be true and correct in all respects (without giving effect to any qualifications as to materiality or material adverse effect or other similar qualifications contained therein) on and as of the date of this Agreement and at the Closing (other than representations and warranties which by their express terms are made solely as of a specified earlier date, which shall be true and correct in all respects as of such specified earlier date), except as would not reasonably be expected to prevent, impair or delay the consummation of the Transactions.
(b)   Each of Sellers and Danube shall have performed and complied in all material respects with the covenants required by this Agreement to be performed or complied with by it prior to the Closing Date.
(c)   Since the date of this Agreement, there shall not have been any Danube Material Adverse Effect.
(d)   Danube shall have delivered to Amazon a certificate, dated the Closing Date and signed by a duly authorized officer, certifying to the effect that the conditions set forth in Section 8.3(a), Section 8.3(b) and Section 8.3(c) have been satisfied with respect to Danube.
(e)   Each Seller, as applicable, shall have delivered to Amazon a certificate, dated the Closing Date and signed by a duly authorized officer, certifying to the effect that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied with respect to such Seller.
(f)   Danube and each Seller shall have delivered to Amazon the closing deliverables contemplated by Section 1.1(c)(iii) and Section 1.1(c)(iv), respectively and as applicable to such Seller.
Section 8.4.   Frustration of Closing Conditions.   None of Amazon, Danube or Sellers may rely, either as a basis for not consummating the Transactions contemplated by this Agreement, on the failure of any condition set forth in Section 8.1, Section 8.2, or Section 8.3, as the case may be, to be satisfied if such failure was primarily caused by any breach of a covenant, agreement, representation or warranty of this Agreement by such Party.
ARTICLE IX.
TERMINATION
Section 9.1.   Termination.   This Agreement may be terminated and the Acquisition and the other Transactions may be abandoned (except as otherwise provided below, whether before or after receipt of the Amazon Shareholder Approval) as follows:
(a)   by mutual written consent of Amazon and the Designated Sellers;
(b)   by either Amazon, on the one hand, or the Designated Sellers, on the other hand, prior to the Closing, if there has been a breach by Danube or any Seller, on the one hand, or Amazon, on the other hand, of any representation, warranty, covenant or agreement set forth in this Agreement (other than Section 6.5), which breach would result in a condition set forth in Article VIII not being satisfied (and such breach is not reasonably capable of being cured prior to the Outside Date, or if curable prior to the Outside Date, has not been cured after the receipt of notice thereof by the defaulting Party from the non-defaulting Party within the earlier of (i) forty-five (45) calendar days or (ii) the Outside Date); provided, however, this Agreement may not be terminated pursuant to this Section 9.1(b) by any Party if such Party is then in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;
(c)   by either Amazon or the Designated Sellers, if the Closing shall not have occurred by midnight, Eastern Time, at the end of the day on June 13, 2024 (the “Initial Outside Date”); provided, however, that in the event that at the Initial Outside Date, all of the conditions set forth in Article VIII have been satisfied other than the conditions set forth in Section 8.1(b) or Section 8.1(c) and any conditions that by their nature are to be satisfied or waived on the Closing Date, but subject to the satisfaction or waiver (when permissible) of such conditions, then the Outside Date shall automatically be extended up to two (2) times, each time for a period of three (3) months unless the Parties mutually agree to an earlier extended Outside Date; provided, further, that in the event that at the expiration of such additional two (2) three (3)-month extension periods (or such shorter period as agreed between the Parties), all of the conditions set forth in Article VIII have been satisfied other than the conditions set forth in Section 8.1(b) or Section 8.1(c) and any conditions that by their nature are to be satisfied or waived on the Closing Date, but subject to the satisfaction or waiver

(when permissible) of such conditions, then each of the Designated Sellers and Amazon shall have the right (but not the obligation) to further extend the Outside Date up to two (2) additional times, each time for a period of three (3) months by written notice to Amazon or the Designated Sellers, as applicable (such date, as so extended beyond the Initial Outside Date pursuant to this Section 9.1(c), the “Extended Outside Date”); provided, however, that the right to further extend the Outside Date to the Extended Outside Date (both at the 18-month and 21-month anniversary of signing) shall be conditioned upon (a) in the case of extension by Amazon, such written notice being provided at least fifteen (15) days in advance of the Outside Date (as extended to the then-pending Outside Date), and (b) in the case of the Designated Sellers, such written notice being (1) provided at least thirty (30) days in advance of the Outside Date (as extended to the then-pending Outside Date) and (2) subject to the indemnity obligation contemplated by Section 7.14(a)(ix); provided, further, that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to any Party if such Party’s breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the primary cause of, or resulted in, the Closing not occurring on or prior to the Initial Outside Date or the Extended Outside Date; provided, further, that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to the Designated Sellers if all Remedial Actions required to satisfy the conditions set forth in Section 8.1(b) or Section 8.1(c) have been agreed to and are in the process of being effectuated;
(d)   by either Amazon or the Designated Sellers if a Governmental Entity of competent jurisdiction shall have issued a final, non-appealable Order or there is a Law in effect in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Acquisition (excluding the Specified Laws and Orders); provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(d) shall not be available to any Party if such Party’s breach of any provision of this Agreement shall have been the primary cause of such Order or Law;
(e)   by either Amazon or the Designated Sellers, if the Amazon Shareholder Approval shall not have been obtained at the Amazon Shareholder Meeting or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken; and
(f)   by the Designated Sellers, prior to receipt of the Amazon Shareholder Approval, if (i) the Amazon Board of Directors shall have effected an Amazon Change of Recommendation or (ii) Amazon shall have materially breached Section 6.5 and failed to cure such breach within thirty (30) days following notice thereof (if such breach is curable).
Section 9.2.   Effect of Termination.
(a)   In the event of the valid termination of this Agreement as provided in Section 9.1, written notice thereof shall forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Amazon or Danube, other than the obligations of Amazon to pay the Termination Fee or the Regulatory Termination Fee, as applicable, and other amounts set forth in this Section 9.2 (if applicable); provided, however, that subject to Section 9.2(g), nothing herein shall release any Party from liability (including any monetary damages or other appropriate remedy) for Willful Breach or for fraud or as provided for in the Confidentiality Agreement or Clean Team Agreement.
(b)   In the event of a valid termination of this Agreement by Amazon or the Designated Sellers pursuant to Section 9.1(c) (Outside Date) or Section 9.1(d) (Final Order) (only if such Order is issued pursuant to Antitrust Laws, Foreign Investment Laws, or other regulatory Laws in the United States, Canada, or the jurisdictions set forth on Section 8.1(b) of the Danube Disclosure Letter), and if on the date of such termination, all conditions to this Agreement are satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing), or waived (where permissible pursuant to applicable Law), other than the conditions set forth in either Section 8.1(b) or Section 8.1(c) (with respect to Section 8.1(c), solely with respect to Orders or Laws pursuant to Antitrust Laws, Foreign Investment Laws, or other regulatory Laws), and Danube and Sellers are each not then in breach of any provision of this Agreement where such breach is the primary cause of the failure of the conditions set forth in Section 8.1(b) or Section 8.1(c) being satisfied, then Amazon shall pay, or cause to be paid, to Danube within five (5) Business Days of such termination, an amount in cash equal to $400,000,000 (the “Regulatory Termination Fee”).

(c)   In the event of a Specified Termination, Amazon shall pay, or cause to be paid, to Sellers (i) if such termination was by Amazon, prior to or substantially concurrently with, and as a condition to, such termination, or (ii) if such termination was by the Designated Sellers, within five (5) Business Days of such termination, an amount in cash equal to $400,000,000 (the “Termination Fee”).
(d)   ”Specified Termination” means a valid termination of this Agreement:
   (i)   by the Designated Sellers pursuant to Section 9.1(f) (Amazon Change of Recommendation or Breach); or
   (ii)   by either Amazon or the Designated Sellers pursuant to (1) Section 9.1(c) (Outside Date) or Section 9.1(e) (No Amazon Shareholder Approval), if any Person shall have publicly disclosed a bona fide Competing Transaction Proposal after the date of this Agreement and shall not have publicly withdrawn such Competing Transaction Proposal prior to the termination hereof, provided that with respect to such termination within twelve (12) months following termination of this Agreement, Amazon shall have entered into a definitive agreement with respect to a Competing Transaction Proposal (provided, that for purposes of this clause (ii) the references to “20%” in the definition of “Competing Transaction Proposal” shall be deemed to be references to “50%”).
(e)   Each of the Parties acknowledges that (i) the agreements contained in this Section 9.2 are an integral part of the Transactions and that, without these agreements, the Parties would not enter into this Agreement, and (ii) the Termination Fee or the Regulatory Termination Fee, as applicable, if, as and when required to be paid pursuant to this Section 9.2, shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate the Party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision.
(f)   The Confidentiality Agreement, the Clean Team Agreement, this Section 9.2 and Section 10.4 through Section 10.13 shall survive any termination of this Agreement. For clarity, termination of this Agreement shall be without prejudice to the provisions of the Confidentiality Agreement and the Clean Team Agreement.
(g)   Notwithstanding anything to the contrary in this Agreement, in any circumstance in which this Agreement is terminated by Amazon or the Designated Sellers, and Danube receives payment of the Termination Fee or the Regulatory Termination Fee, as applicable, such payment shall be the sole and exclusive remedy of Danube, Sellers, their Affiliates and their respective Representatives against Amazon, any of its Representatives and Affiliates and, without limiting Section 10.16, the Debt Financing Sources for any loss or damage suffered as a result of the failure of the Transactions or for a breach of, or failure to perform under, this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith, and upon payment of such amounts, none of Amazon or any of its Affiliates or Representatives shall have any further liability or obligation relating to or arising out of this Agreement, whether in equity or at law, in contract, in tort or otherwise. In no event shall Danube and Sellers (or any combination of such Parties) be entitled to (i) payment of both the Termination Fee and the Regulatory Termination Fee, (ii) payment of the Termination Fee or the Regulatory Termination Fee, as applicable, more than once in connection with this Agreement, or (iii) receive an award of specific performance of this Agreement which results in the consummation of the Transactions, on the one hand, and payment of (x) the Termination Fee or the Regulatory Termination Fee or (y) monetary damages, as applicable, on the other hand.
Section 9.3.   Trust Buyback Agreement.   Upon consummation of the transactions contemplated by the Trust Buyback Agreement, this Agreement shall terminate and be of no further force or effect solely with respect to the rights and obligations of Seller T other than Section 7.21, Section 7.22 and this Section 9.3, which shall survive such termination. For the avoidance of doubt, Seller T’s rights and obligations under the Trust Buyback Agreement shall not be subject to Section 6.1.

ARTICLE X.
MISCELLANEOUS
Section 10.1.   Amendment and Modification; Waiver.
(a)   Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented, whether before or after receipt of the Danube Shareholder Approval or Amazon Shareholder Approval, as applicable, by written agreement of Amazon and the Designated Sellers, provided, however, that after the approval of the issuance of Share Consideration in connection with the Acquisition by the Amazon Shareholders, no amendment shall be made which by Law requires further approval by Amazon Shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of Amazon and the Designated Sellers. Notwithstanding anything to the contrary contained herein, this Section 10.1(a) and Section 10.16, Section 10.9(b), Section 10.11(a), Section 10.11(c) and Section 10.12 (and any other provision of this Agreement to the extent an amendment, supplement, waiver or other modification of such provision would modify the substance of such Sections) may not be amended, supplemented, waived or otherwise modified in any manner that materially negatively impacts or is otherwise materially adverse in any respect to the Debt Financing Sources without the prior written consent of the Debt Financing Sources.
(b)   At any time and from time to time prior to the Closing, either the Designated Sellers, on the one hand, or Amazon, on the other hand, may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of any of Amazon (in the case of Danube) or Danube or Sellers (in the case of Amazon), (ii) waive any inaccuracies in the representations and warranties made to Amazon, Sellers or Danube contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of Amazon, Sellers or Danube, as applicable, contained herein. Any agreement on the part of Amazon or the Designated Sellers to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Amazon or the Designated Sellers, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.
Section 10.2.   Non-Survival of Representations and Warranties and Certain Covenants.   Except with respect to representations and warranties the breach of which gives rise to an Uninsured Claim Amount and except as provided in Section 7.15(i) (including, for the avoidance of doubt, the survival period applicable to the representations and warranties in Section 4.12), none of the representations and warranties or covenants in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing. Notwithstanding the foregoing, this Section 10.2 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Closing, including with respect any Uninsured Claim Amount, or any claim or recovery that may be available to Amazon under the R&W Insurance Policy.
Section 10.3.   Expenses.   Except as otherwise expressly provided in this Agreement, (i) if the Closing occurs, (x) Amazon Transaction Expenses shall be paid by Amazon and (y) Danube Transaction Expenses not to exceed $50,000,000 in the aggregate (inclusive of any and all such Danube Transaction Expenses paid or payable by Danube at or prior to the Closing, whether or not constituting Danube Permitted Leakage) shall be paid or reimbursed by Amazon; provided, that, Danube Transaction Expenses in excess of $50,000,000 in the aggregate (and up to $60,000,000 in the aggregate) shall be paid or reimbursed by Amazon if such expenses were (i) reasonably incurred in connection with the defense of any adversarial action brought by or before any Governmental Entity that has authority to enforce any Antitrust Law in connection with obtaining the regulatory approvals for the Transactions contemplated by Section 8.1(b), or (ii) reasonably incurred in connection with an in-depth Phase 2 investigation by the European Commission; provided, further, that Amazon shall be solely responsible for any fees or expenses incurred by the Parties’ jointly retained counsel or economists, and (iii) if the Closing does not occur, all Danube Transaction Expenses and Amazon Transaction Expenses shall be paid by the Party incurring such expenses; provided, that Amazon shall pay or reimburse the filing fees incurred in connection with notifications and filings with any Governmental Entities under any Antitrust Laws, the DPA, Foreign Investment Laws or CFIUS.
Section 10.4.   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), telecopied or sent by email transmission (notice deemed given upon confirmation of receipt) or sent by registered or certified mail, postage or by prepaid overnight courier (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):
if to Amazon, to:
Bunge Limited
1391 Timberlake Manor Parkway
Chesterfield, MO 63017
Attention:
Joseph Podwika
Lisa Ware-Alexander

Email:
[***]

with a copy to (which shall not constitute notice):
Latham & Watkins LLP
885 Third Avenue
New York, NY 10022-4834
Attention:
Charles K. Ruck
Max Schleusener

Email:
charles.ruck@lw.com
max.schleusener@lw.com

and if to Danube, to:
Viterra Limited
c/o Viterra B.V.
Blaak 31
3011 GA Rotterdam, Netherlands
Attention:
Matthew Weber, General Counsel & Company Secretary

Email:
[***]

with a copy (which shall not constitute notice) to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:
Michael J. Aiello
Eoghan P. Keenan

Email:
michael.aiello@weil.com
eoghan.keenan@weil.com

and if to Seller G or Seller T, to:
Baarermattstrasse 3, PO Box 6341
Baar
Switzerland
Attention:
Shaun Teichner
John Burton

Email:
[***]

with a copy (which shall not constitute notice) to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:
Michael J. Aiello
Eoghan P. Keenan

Email:
michael.aiello@weil.com
eoghan.keenan@weil.com

and if to Seller C, to:
CPPIB Monroe Canada, Inc.
One Queen Street East, Suite 2500
Toronto, ON M5C 2W5
Email:
[***]

with a copy to (which shall not constitute notice):
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:
Michael J. Aiello
Eoghan P. Keenan

Email:
michael.aiello@weil.com
eoghan.keenan@weil.com

and if to Seller B, to:
Venus Investment Limited Partnership
750 Pandora Ave
Victoria, British Columbia, Canada
V8W 0E4
Attention:
Lincoln Webb

Email:
[***]

with a copy (which shall not constitute notice) to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:
Michael J. Aiello
Eoghan P. Keenan

Email:
michael.aiello@weil.com
eoghan.keenan@weil.com

Section 10.5.   Certain Definitions.   For the purposes of this Agreement the term:
“20-Day VWAP” means the volume weighted average price of the Amazon Shares traded on NYSE, or any other national securities exchange on which the Amazon Shares are then traded (as reported by Bloomberg L.P. under the function “VWAP” or, if not reported therein, in another authoritative source mutually selected by Amazon and Danube), for the twenty (20) trading days ending on the first trading day immediately preceding the date of determination of the 20-Day VWAP.
“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains terms that are no less favorable in the aggregate to Amazon than those contained in the Confidentiality Agreement (excluding any standstill provisions contained therein); provided, however, that such confidentiality agreement shall not prohibit compliance by Amazon with any of the provisions of Section 6.5.
“Accredited Investor” means an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.
“Acquisition” means the proposed acquisition by Amazon of all Danube Shares by way of a contribution-in-kind against payment of the Consideration (including the issuance by Amazon of the aggregate Share Consideration provided for in this Agreement).
“Affiliate” means, in relation to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such first person; provided, that in connection with Danube, Affiliate shall exclude any Seller, and in connection with any Seller, Affiliate shall exclude any portfolio companies of such Seller, in each case, for purposes of Article IV, Section 6.1, Section 7.3(b), Section 7.3(c),

Section 7.3(f), Section 7.4, Section 7.13(a) and Section 7.20 (as used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise and the terms “controlled” and “controlling” shall have correlative meanings); provided, further, (A) in connection with Seller C, for purposes of Section 7.26 only, the definition of “Affiliate” shall be limited solely to CPPIB Restricted Party and its controlled Affiliates and (B) in connection with Seller B, for purposes of Section 7.26 only, the definition of “Affiliate” shall be limited solely to BCI Restricted Party and its controlled Affiliates.
“Amazon Board of Directors” means, prior to the consummation of the Required Assignment, the board of directors of Amazon Bermuda, and following the consummation of the Required Assignment, the board of directors of Amazon Switzerland.
“Amazon Equity Award” means any equity award granted under an Amazon Equity Plan that is or may be exercised for or paid or settled in Amazon Shares.
“Amazon Equity Plans” means the 2016 Equity Incentive Plan, 2009 Equity Incentive Plan, Equity Incentive Plan, 2007 Non-Employee Directors’ Equity Incentive Plan and 2017 Non-Employee Directors’ Equity Incentive Plan.
“Amazon Fundamental Representations” means the representations and warranties set forth in Section 5.1(a), Section 5.2(a), Section 5.3(a) and Section 5.15.
“Amazon Governing Documents” means, prior to the Required Assignment, the Memorandum of Association and Bye-laws of Amazon Bermuda and, following the Required Assignment, the Articles of Association and the Organizational Regulations of Amazon Switzerland.
“Amazon Intervening Event” means a material Effect that (a) was not known to the Amazon Board of Directors, or the material consequences of which (based on facts known to members of the Amazon Board of Directors as of the date of this Agreement) were not reasonably foreseeable, as of the date of this Agreement, (b) becomes known by the Amazon Board of Directors prior to the receipt of the Amazon Shareholder Approval, (c) does not relate to any Competing Transaction Proposal and (d) does not relate to Danube or any of its Subsidiaries.
“Amazon IT Systems” means computers, Software, hardware, servers, networks, routers, hubs, switches, data communications lines, data storage devices, and other information technology equipment owned, leased or licensed by Amazon or any of the Amazon Subsidiaries and used in connection with their respective businesses.
“Amazon Leased Real Property” means each material lease, sublease and other agreement under which Amazon or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property at which the operations of Amazon and its Subsidiaries are conducted as of the date hereof.
“Amazon Material Adverse Effect” means any Effect that, (i) individually or in the aggregate, has, or is reasonably likely to result in, a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business or results of operations of Amazon and the Amazon Subsidiaries, taken as a whole; provided, however, that no Effects resulting or arising from the following shall be deemed to constitute an Amazon Material Adverse Effect or shall be taken into account when determining whether an Amazon Material Adverse Effect exists or has occurred or is reasonably likely to exist or occur: (a) any changes in general United States or global economic conditions to the extent that such Effects do not disproportionately impact Amazon relative to other companies operating in the industry or industries in which Amazon operates, (b) conditions (or changes therein) in any industry or industries in which Amazon operates to the extent that such Effects do not disproportionately impact Amazon relative to other companies operating in such industry or industries, (c) general legal, Tax, economic, political or regulatory conditions (or changes therein), including any changes affecting financial, credit or capital market conditions, to the extent that such Effects do not disproportionately impact Amazon relative to other companies operating in the industry or industries in which Amazon operates, (d) any change in GAAP or interpretation thereof to the extent that such Effects do not disproportionately impact Amazon relative to other companies operating in the industry or industries in which Amazon operates, (e) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable Law of or by any Governmental Entity to the extent that such Effects do not disproportionately impact Amazon relative to other companies operating in the industry or industries in which Amazon operates, (f) the execution and delivery of this Agreement or the consummation of the Transactions, or any actions expressly required by, or the failure to take any action expressly prohibited by, the terms of this Agreement, (g) changes in the price of Amazon Shares, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such changes that are not otherwise excluded from the definition of an “Amazon Material Adverse Effect” may be taken into account), (h) any failure by Amazon to meet any internal or published projections, estimates or expectations of Amazon’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by Amazon to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of an “Amazon Material Adverse Effect” may be taken into account), (i) Effects arising out of changes in geopolitical conditions, acts of terrorism or sabotage, war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, global health conditions (including any epidemic, pandemic, or disease outbreak (including the COVID-19 virus)) or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of this Agreement, to the extent that such Effects do not disproportionately impact Amazon relative to other companies operating in the industry or industries in which Amazon operates, (j) the public announcement of this Agreement or the Transactions, (k) the departure or threatened departure of, or adverse change or threatened adverse change in, the relationship of Amazon or any Amazon Subsidiaries with its employees, brokers, agents, independent contractors, vendors, clients or suppliers, (l) any action or failure to take any action that is consented to or requested by Danube in writing or (m) any reduction in the credit rating of Amazon or the Amazon Subsidiaries, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such reduction that are not otherwise excluded from the definition of an “Amazon Material Adverse Effect” may be taken into account) or (ii) prevents, materially impairs or materially delays Amazon from performing its material obligations under this Agreement or consummation of the Transactions prior to the Outside Date.
“Amazon Options” means all options to purchase Amazon Shares, whether granted pursuant to the Amazon Equity Plans or otherwise.
“Amazon Owned IP” means Intellectual Property owned by Amazon or an Amazon Subsidiary.
“Amazon Permitted Buybacks” means the transactions permitted by Section 7.2(e) of the Amazon Disclosure Letter.
“Amazon Permitted Dividends” means the aggregate annual dividend amount paid on the Amazon Shares in accordance with past practice (including with respect to increases), irrespective of whether the dividend is declared in the form of an annual dividend payable in quarterly installments or in quarterly dividends.
“Amazon Permitted Lien” means any (i) Lien for Taxes or governmental assessments, charges or claims of payment not yet due and payable or being contested in good faith and for which adequate accruals or reserves have been established, (ii) Lien which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising in the ordinary course of business, (iii) Lien which is disclosed on the most recent consolidated balance sheet of Amazon or notes thereto or securing liabilities reflected on such balance sheet, (iv) Lien which was incurred in the ordinary course of business since the date of the most recent consolidated balance sheet of Amazon, (v) gaps in the chain of title evident from the records of the applicable Governmental Entity maintaining such records, easements, rights-of-way, covenants, restrictions and other encumbrances of record as of the date of this Agreement, (vi) easements, rights-of-way, covenants, restrictions and other similar encumbrances incurred in the ordinary course of business that do not materially detract from the value or the use of the real property subject thereto, (vii) statutory landlords’ liens and liens granted to landlords under any lease, (viii) purchase money security interests, equipment leases or similar financing arrangements, (ix) non-exclusive licenses of Intellectual Property granted by Amazon or any Amazon Subsidiary in the ordinary course of business, (x) Lien which would not reasonably be expected to materially impair the continued use of the applicable property for the purposes for which the property is currently being used or (xi) Liens that affect the underlying fee interest of any Amazon Leased Real Property.
“Amazon Shareholder Approval” means the approval of (i) (a) prior to the consummation of the Required Assignment, a majority of the votes attached to the Amazon Shares represented at the Amazon Shareholder Meeting in favor of the issuance of, or the Amazon Board of Directors’ authority to issue, based on a capital band of Amazon, the Share Consideration pursuant to the Acquisition and the related increase in the share capital of Amazon; or (b) following the consummation of the Required Assignment at least two-thirds of the votes and a majority of the nominal values attached to the Amazon Shares, each as represented at the Amazon Shareholder Meeting, in favor of the issuance of, or the Amazon Board of Directors’ authority to issue, based on a capital band of Amazon, the Share Consideration pursuant to the Acquisition and the related increase in the share capital of Amazon; and (ii) a majority of the votes attached to the Amazon Shares represented at the Amazon Shareholder Meeting (whereby abstentions, broker nonvotes, blank or invalid ballots shall be disregarded for purposes of establishing the majority) in favor of the Danube Director Appointment, in each case at a duly convened Amazon Shareholder Meeting in which the majority of the votes attached to the Amazon Shares are represented at the commencement of the Amazon Shareholder Meeting; provided, that in case the number of candidates proposed for election to the Amazon Board of Directors exceeds the number of seats to be filled, the approval of the Danube Directors of such number of affirmative votes required under Amazon’s constitutional documents to be elected as members of the Amazon Board of Directors.
“Amazon Shareholder Meeting” means the special shareholders meeting of the Amazon Shareholders (and any adjournment or postponement thereof) to be convened for the purpose of seeking the Amazon Shareholder Approval.
“Amazon Subsidiaries” means the Subsidiaries of Amazon (for the avoidance of doubt, following the Swiss Redomestication, Amazon Bermuda itself shall be considered an Amazon Subsidiary).
“Amazon Superior Proposal” means a bona fide written proposal or offer constituting a Competing Transaction Proposal (other than a Competing Transaction Proposal which has resulted from a breach in any material respect of Section 6.5) (with references to 20% being deemed to be replaced with references to 50%), on terms which the Amazon Board of Directors determines in good faith after consultation with Amazon’s outside legal and financial advisors to (i) be more favorable to the Amazon Shareholders (including from a financial point of view) than the Acquisition, taking into account all relevant factors (including all the terms and conditions of such proposal or offer and this Agreement (including any changes to the terms of this Agreement agreed to in a binding written manner by Danube in response to such offer or otherwise)) and (ii) be reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal or offer.
“Amazon Switzerland Board of Directors” means the board of directors of Amazon Switzerland following the Swiss Redomestication and the Required Assignment.
“Amazon Transaction Expenses” means the legal, accounting, financial advisory, consulting and other third party fees, costs and expenses, incurred by or on behalf of Amazon or the Amazon Subsidiaries in connection with the Transactions, including expenses and fees and the premium incurred in respect of the R&W Insurance Policy.
“Anti-Terrorism Laws” means any applicable laws relating to terrorism or money laundering, including Executive Order No. 13224, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the laws comprising or implementing the Bank Secrecy Act, as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced.
“Antitrust Clearances” means all consents, clearances, approvals, permissions, licenses, variances, exemptions, authorizations, acknowledgements, permits, nonactions, Orders and waivers required to be obtained from, and all registrations, applications, notices and filings required to be made with or provided to, any Governmental Entity or other third party, under or in connection with any Antitrust Laws, in connection with the Acquisition. Without limiting the generality of the foregoing, Antitrust Clearances include (i) the expiration or termination of the HSR waiting period, (ii) the Required Antitrust Clearances, and (iii) any other consents, clearances, approvals, permissions, licenses, variances, exemptions, authorizations, acknowledgements, permits, nonactions, Orders and waivers required or advisable to be obtained from, and all registrations, applications, notices and filings required to be made with or provided to, any Governmental Entity or other third party, under or in connection with any Antitrust Laws, in connection with the implementation of the Acquisition in the jurisdictions listed under Section 10.5(a) of the Amazon Disclosure Letter.
“Antitrust Laws” mean any antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act.
“BCI” means British Columbia Investment Management Corporation.
“BCI Infrastructure & Renewable Resources Group” means the Infrastructure & Renewable Resources group of BCI and any bona fide successor group(s) of the Infrastructure & Renewable Resources group of BCI that result(s) from any BCI internal reorganization or group or department name change.
“BCI Restricted Party” means BCI Infrastructure & Renewable Resources Group but excludes (i) any other investment department and/or group within BCI that is not the BCI Infrastructure & Renewable Resources Group and (ii) any and all BCI portfolio companies.
“Bribery Legislation” means all and any of the following if and as they may be applicable to Danube, Amazon or their respective Subsidiaries by their terms: the United States Foreign Corrupt Practices Act of 1977; the Organization For Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation; the Prevention of Corruption Act 1906 as supplemented by the Prevention of Corruption Act 1916 and the Anti-Terrorism, Crime and Security Act 2001; the United Kingdom Bribery Act 2010; the United Kingdom Proceeds of Crime Act 2002; the Corruption (Jersey) Law 2006; Republic of Ireland Criminal Justice (Corruption Offences) Act 2018; the Swiss Criminal Code; and any anti-bribery or anti-corruption related provisions in criminal and anti-competition laws or anti-bribery, anti-corruption or anti-money laundering laws (including the USA PATRIOT Act, the U.S. Bank Secrecy Act of 1970, and the U.S. Money Laundering Control Act of 1986, the Suppression of Terrorism Act 1978 (Jersey) Order 1978, the Terrorism (Jersey) Law 2002, the Proceeds of Crime and Terrorism (Miscellaneous Provisions) (Jersey) Law 2014, the Sanctions and Asset Freezing (Jersey) Law 2019 and the Sanctions and Asset Freezing (Implementation of External Sanctions) (Jersey) Order 2021) of any jurisdiction in which Amazon or Danube operates.
“Business Days” means any day other than a Saturday, a Sunday or a day on which banks in Geneva, Switzerland, New York, New York or, prior to the consummation of the Required Assignment, Hamilton, Bermuda, are authorized or required by applicable Law to be closed.
“Canada Transportation Act Approval” means (i) the Minister of Transport has given notice pursuant to Section 53.1(4) of the Canada Transportation Act of his opinion that the Transactions do not raise issues with respect to the public interest as it relates to national transportation; (ii) the Minister of Transport shall have confirmed that the Transactions are not subject to Section 53.1 of the Canada Transportation Act; or (iii) the Governor in Council shall have approved the Transactions pursuant to Section 53.2(7) of the Canada Transportation Act.
“CFIUS” means the Committee on Foreign Investment in the United States and each member agency thereof acting in such capacity.
“CFIUS Approval” means (i) CFIUS has concluded that none of the Transactions are “covered transactions” and therefore not subject to review under the DPA, (ii) CFIUS has issued a written notice that it has completed a review or investigation of a filing provided pursuant to the DPA with respect to the Transactions, and has concluded all action under the DPA or (iii) CFIUS has sent a report to the President of the United States (the “President”) requesting the President’s decision and (x) the President has announced a decision not to take any action to suspend or prohibit the Transactions, or (y) having received a report from

CFIUS requesting the President’s decision, the President has not taken any action after fifteen (15) days from the earlier of the date the President received such report from CFIUS or the end of the investigation period.
“Clean Team Agreement” means that certain Clean Team Confidentiality Agreement, dated February 17, 2023, by and between Amazon Bermuda and Danube, as the same may be amended from time to time.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Competing Transaction Proposal” means any bona fide written proposal or offer made by a Person or group at any time which is structured to permit such Person or group to acquire (whether pursuant to a merger, consolidation or other business combination, sale of shares, sale of assets, tender offer, scheme of arrangement, takeover offer, or exchange offer or otherwise, including any single or multi-step transaction or series of related transactions) ownership of (i) assets or businesses of Amazon and the Amazon Subsidiaries that generate at least twenty percent (20%) or more of the net revenues or net income (for the 12-month period ending on the last day of Amazon’s most recently completed fiscal quarter) or that represent at least twenty percent (20%) of the total assets (based on fair market value) of Amazon and the Amazon Subsidiaries taken as a whole, or (ii) at least twenty percent (20%) of any class of capital stock, other equity securities or voting power of Amazon, in each case other than the Acquisition.
“Confidentiality Agreement” means the Confidentiality Agreement, dated as of October 11, 2022 by and between Amazon Bermuda and Danube, as the same may be amended from time to time.
“Contract” means any written or oral agreement, contract, subcontract, settlement agreement, lease, sublease, binding understanding, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense, insurance policy or other legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect; provided, however, that Contracts shall not include any Danube Benefit Plan.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.
“COVID-19 Measures” means (a) any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester, safety or similar applicable Laws, directives, guidelines or recommendations promulgated by any industry group or any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and Families First Act, or any other reasonable response to COVID-19 (including any such response undertaken by any similarly situated industry participants) and (b) the reversal or discontinuation of any of the foregoing.
“CPPIB Restricted Party” has the meaning set forth in Seller C’s Shareholder’s Agreement.
“Danube Competing Proposal” means any bona fide written proposal or offer made by a Person or group at any time which is structured to permit such Person or group to acquire (whether pursuant to a merger, consolidation or other business combination, sale of shares, sale of assets, tender offer, scheme of arrangement, takeover offer, or exchange offer or otherwise, including any single or multi-step transaction or series of related transactions) ownership of (i) assets or businesses of Danube and the Danube Subsidiaries that generate at least twenty percent (20%) or more of the net revenues or net income (for the 12-month period ending on the last day of Danube’s most recently completed fiscal quarter) or that represent at least twenty percent (20%) of the total assets (based on fair market value) of Danube and the Danube Subsidiaries taken as a whole or (ii) at least twenty percent (20%) of any class of capital stock, other equity securities or voting power of Danube, in each case other than the Acquisition.
“Danube Employee” means any employee of Danube or any Subsidiary of Danube as of immediately prior to the Closing.
“Danube Fundamental Representations” means the representations and warranties set forth in Section 4.1, Section 4.2(a), Section 4.3(a) and Section 4.23.

“Danube Governing Documents” means the Memorandum and Articles of Association of Danube and any applicable Enabling Resolutions (as defined in the Articles of Association).
“Danube Interested Party” means each of the following: (a) each Person who is a shareholder, manager, director or officer of Danube or any of its Subsidiaries; (b) each member of the family of each of the Persons referred to in the foregoing clause (a); and (c) any entity (other than Danube or its Subsidiaries) in which any one of the Persons referred to in the foregoing clauses (a) and (b) is an Affiliate (excluding any portfolio companies of any of the Sellers) or holds or held (or in which more than one of such individuals collectively hold or held), beneficially or otherwise, a controlling interest or a material voting, proprietary or equity interest.
“Danube IT Systems” means computers, Software, hardware, servers, networks, routers, hubs, switches, data communications lines, data storage devices, and other information technology equipment owned, leased or licensed by Danube or any of the Danube Subsidiaries and used in connection with their respective businesses.
“Danube Leakage” means, without duplication, the aggregate amount of any of the following that occur or have occurred since the Locked Box Date and at or prior to the Closing (but in each case excluding any Danube Permitted Leakage): (a) any dividend, distribution, equity repurchase or redemption, directors’ fees or return of capital authorized, declared, set aside, made or paid by Danube to or for the benefit of any Seller or Danube Interested Party (in each case, whether cash or non-cash); (b) any purchase of goods or services by, or other transactions with or for the benefit of, any Seller or Danube Interested Party not on arm’s-length terms; (c) the sale, purchase, assignment, transfer, surrender or disposal of any material asset of Danube or any of its Subsidiaries, in each case, to a Seller or Danube Interested Party; (d) any payment, guarantee or indemnity by Danube or any of its Subsidiaries relating to the obligations of or for the benefit of any Seller or Danube Interested Party; (e) the amount of any Indebtedness or claim owed to Danube or any of its Subsidiaries by any Seller or Danube Interested Party that is forgiven, released or waived; (f) any compensatory payments made or that become payable as a result of or based upon the Transactions (including transaction bonuses or other incentives) to any current or former Danube Service Provider; (g) any agreement or undertaking by Danube or any of its Subsidiaries to do any of the matters set out in clauses (a) through (f) above that are (whether or not at or prior to the Closing) actually paid, or in the case of clause (e), forgiven, released or waived, and (h) the payment or incurrence of any Tax as a consequence of (a) to (g) above.
“Danube Material Adverse Effect” means any Effect that, (i) individually or in the aggregate, has or is reasonably likely to result in, a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business or results of operations of Danube and the Danube Subsidiaries, taken as a whole; provided, however, that no Effects resulting or arising from the following shall be deemed to constitute a Danube Material Adverse Effect or shall be taken into account when determining whether a Danube Material Adverse Effect exists or has occurred or is reasonably likely to exist or occur: (a) any changes in general United States or global economic conditions to the extent that such Effects do not disproportionately impact Danube relative to other companies operating in the industry or industries in which Danube operates, (b) conditions (or changes therein) in any industry or industries in which Danube operates to the extent that such Effects do not disproportionately impact Danube relative to other companies operating in such industry or industries, (c) general legal, Tax, economic, political or regulatory conditions (or changes therein), including any changes affecting financial, credit or capital market conditions, to the extent that such Effects do not disproportionately impact Danube relative to other companies operating in the industry or industries in which Danube operates, (d) any change in IFRS or interpretation thereof to the extent that such Effects do not disproportionately impact Danube relative to other companies operating in the industry or industries in which Danube operates, (e) any adoption, implementation, promulgation, repeal, modification, amendment, reinterpretation, change or proposal of any applicable Law of or by any Governmental Entity to the extent that such Effects do not disproportionately impact Danube relative to other companies operating in the industry or industries in which Danube operates, (f) the execution and delivery of this Agreement or the consummation of the Transactions, or any actions expressly required by, or the failure to take any action expressly prohibited by, the terms of this Agreement, provided, however, that the exceptions in this clause (f) shall not apply to Danube’s representations and warranties in Section 4.3(c), Section 4.8(d), or Section 4.13(b), (g) changes in the price of Danube Shares, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such changes that are not otherwise excluded from the definition of a “Danube Material Adverse Effect” may be taken into account), (h) any failure by Danube to meet any internal or published projections, estimates or expectations of Danube’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by Danube to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Danube Material Adverse Effect” may be taken into account), (i) Effects arising out of changes in geopolitical conditions, acts of terrorism or sabotage, war (whether or not declared) (including the Russia-Ukraine war), the commencement, continuation or escalation of a war, acts of armed hostility, weather conditions, global health conditions (including any epidemic, pandemic, or disease outbreak (including the COVID-19 virus)), or other force majeure events, including any material worsening of such conditions threatened or existing as of the date of this Agreement, to the extent that such Effects do not disproportionately impact Danube relative to other companies operating in the industry or industries in which Danube operates, (j) the public announcement of this Agreement or the Transactions, (k) the departure or threatened departure of, or adverse change or threatened adverse change in, the relationship of Danube or any of the Danube Subsidiaries with its employees, brokers, agents, independent contractors, vendors, clients or suppliers, (l) any action or failure to take any action that is consented to or requested by Amazon in writing or (m) any reduction in the credit rating of Danube or the Danube Subsidiaries, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such reduction that are not otherwise excluded from the definition of a “Danube Material Adverse Effect” may be taken into account) or (ii) prevents, materially impairs or materially delays Danube from performing its material obligations under this Agreement or consummation of the Transactions prior to the Outside Date.
“Danube Notes” means the (i) U.S. $600,000,000 2.00% notes due April 2026, (ii) U.S. $450,000,000 4.90% notes due April 2027, (iii) U.S. $600,000,000 3.20% notes due April 2031, (iv) U.S. $300,000,000 5.25% notes due April 2032, (v) EUR 500,000,000 0.375% notes due September 2025 and (vi) EUR 700,000,000 1.00% notes due September 2028.
“Danube Owned IP” means Intellectual Property owned by Danube or a Danube Subsidiary.
“Danube Permitted Dividends” means the cash dividends on the Danube Shares equal to an amount set forth on Section 10.5(b) of the Danube Disclosure Letter.
“Danube Permitted Leakage” means any of the following when made by Danube or its Subsidiaries: (i) any payment made in respect of salaries or performance, in each case, due to any employee of Danube or any of its Subsidiaries in the ordinary course of their employment without breach of any provision hereof, (ii) any payments of any Danube Transaction Expenses for amounts that do not exceed $50,000,000 in the aggregate, as adjusted pursuant to Section 10.3, (iii) the Danube Incentives Treatment, other than to the extent specified in Section 7.16(d) of the Danube Disclosure Letter, and any payments of any Danube Retention Awards and Deferred Bonuses (as defined in Section 4.8(a) of the Danube Disclosure Letter), (iv) declaration and payment of the Danube Permitted Dividends, but only if doing so would not (and would not reasonably be expected to) cause Danube a decline in the corporate family rating of Danube to be below BBB by Fitch or BBB- by S&P, (v) any ordinary course arm’s-length payment made in respect of directors’ fees and expenses to directors of Danube or any of its Subsidiaries and (vi) any payment undertaken at the written request of Amazon; provided, that for the avoidance of doubt, Danube Permitted Leakage shall exclude any other compensatory payments or benefits paid or that become payable to any current or former Danube Service Provider as a result of or based upon the occurrence of the Closing, including the payment or incurrence of any Tax in connection with the payment of such amounts.
“Danube Permitted Lien” means any(i) Lien for Taxes or governmental assessments, charges or claims of payment not yet due and payable or being contested in good faith and for which adequate accruals or reserves have been established, (ii) Lien which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising in the ordinary course of business and for which no amounts are delinquent thereunder, (iii) Lien which is disclosed on the most recent consolidated balance sheet of Danube or notes thereto or securing liabilities reflected on such balance sheet, (iv) Lien (A) which was incurred in the ordinary course of business since the date of the most recent consolidated balance sheet of Danube or

(B) securing Indebtedness incurred pursuant to Section 6.2(o)(iv) of this Agreement, (v) easements, rights-of-way, covenants, restrictions other similar encumbrances and other Liens (which do not secure Indebtedness) in each case incurred in the ordinary course of business that do not materially detract from the value or the use of the real property subject thereto, (vi) statutory landlords’ liens and liens granted to landlords under any lease, (vii) purchase money security interests, equipment leases or similar financing arrangements, (viii) non-exclusive licenses of Intellectual Property granted by Danube or any Danube Subsidiary in the ordinary course of business, or (ix) Liens which do not secure Indebtedness and would not reasonably be expected to materially impair the continued use of the applicable property for the purposes for which the property is currently being used or the value of such real property.
“Danube Retention Awards” means the arrangements described on Section 10.5(d) of the Danube Disclosure Letter.
“Danube Service Provider” means any director, employee, officer, manager, consultant or independent contractor of Danube or any Danube Subsidiary.
“Danube Shareholder Approval” means the prior written approval of each 35 percent (35%) Shareholder and each 25 percent (25%) Shareholder (as respectively defined in the Danube Governing Documents) of this Agreement and approving the Transactions, (including the Acquisition), which is provided in accordance with the requirements of the Danube Governing Documents and the Danube Shareholders’ Agreement, respectively.
“Danube Shareholders” means the holders of any equity interests in Danube.
“Danube Shareholders’ Agreement” means that certain shareholders’ agreement relating to Danube, by and among Danube, Seller B, Seller C, Seller G and Seller T, dated as of December 1, 2016 (as amended).
“Danube Subsidiaries” means the Subsidiaries of Danube (which, for the avoidance of doubt, shall include Gavilon Agriculture Investment, Inc. and any of its Subsidiaries).
“Danube Transaction Expenses” means, without duplication, the legal, accounting, financial advisory, consulting and other third party fees, costs and expenses, incurred by or on behalf of Sellers, Danube or the Danube Subsidiaries in connection with this Agreement and the Transactions.
“Data Protection Laws” means any applicable Laws relating to data security, data breach notification, and the Processing of any Personal Information including as applicable the General Data Protection Regulation 2016/679, the Privacy and Electronic Communications Directive 2002/58/EC, the UK Data Protection Act 2018, the UK General Data Protection Regulation as defined by the DPA as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019, and the Privacy and Electronic Communications Regulations 2003, and any relevant law, rule or other binding instrument which implements any of the above, in each case as applicable and in force, and as amended, consolidated, re-enacted or replaced from time to time.
“Data Protection Requirements” means all applicable (i) Data Protection Laws, (ii) written policies relating to the Processing and security of Personal Information, and (iii) contractual obligations relating to the Processing of Personal Information.
“Debt Financing” means any debt financing obtained by Amazon (including any such financing provided to Danube or any Danube Subsidiary) for the purpose of funding the Transactions or Amazon and Danube’s combined operations, whether pursuant to a new credit facility, bond offering or other debt instrument or facility, or an amendment, amendment and restatement, supplementation or other modification of any existing credit facility, bond offering or other debt instrument or facility of Amazon or Danube, or otherwise.
“Debt Financing Sources” means the Persons (other than Amazon or any of its Subsidiaries or controlling persons) that may provide or otherwise enter into agreements in connection with Amazon’s Debt Financing, including any Persons that may commit to provide or otherwise enter into definitive financing documents contemplated by any commitment letter (and their respective successors and permitted assigns) together with, in each case, their Affiliates, officers, directors, employees, advisors, consultants and other representatives.

“Effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence.
“Environmental Law” means any and all applicable Laws that: regulate or relate to pollution or the protection or clean-up of the environment; the generation, use, treatment, storage, transportation, handling, disposal or Release of Hazardous Substances; the preservation or protection of natural resources; or, to the extent related to exposure to Hazardous Substances, the health and safety of persons, including protection of the health and safety of employees.
“Environmental Liability” means any Liabilities (including any notices, claims, complaints, suits or other assertions of Liability) that are: (a) related to the environment (including on-site or off-site contamination by Hazardous Substances of surface or subsurface soil or water), or (b) based upon (i) any provision of Environmental Laws or (ii) any claims, demands, consents, or Orders issued or otherwise imposed by any Governmental Entity, including: fines, penalties, judgments, awards, settlements, losses, damages, costs, fees (including attorneys’ and consultants’ fees), expenses and disbursements relating to environmental matters; defense and other responses to any administrative or judicial action (including notices, claims, complaints, suits and other assertions of liability) relating to environmental matters; and financial responsibility for (x) clean-up costs and injunctive relief and (y) compliance or remedial measures required under Environmental Laws.
“Environmental Permits” means any Permit, issued or required under applicable Environmental Laws.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means, with respect to any entity, trade or business (whether or not incorporated) that, together with, any other entity, trade or business is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.
“Fitch” means Fitch Ratings, Inc. (or any successor).
“Foreign Investment Laws” mean any trade regulation laws that are designed or intended to prohibit, restrict or regulate mergers and acquisitions involving foreign investors other than the DPA or applicable national security laws.
“Fraud” means actual and intentional fraud under Delaware common law with respect to the express representations and warranties made in this Agreement or in the documents and certificates delivered pursuant to this Agreement.
“Government Official” means (a) any director, official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, (b) a person holding a legislative, administrative or judicial position of any kind, regardless of whether elected or appointed, of a Governmental Entity, (c) an officer of, or individual who holds a position in, a political party, (d) a candidate for political office, (e) an individual who holds any other official, ceremonial or other appointed or inherited position with a Governmental Entity, (f) directors, officers and employees of wholly or partially state-owned, state-controlled or state-operated enterprises or (g) any individual who exercises a public function for or on behalf of a country or territory or for any public agency or public enterprise of that country or territory.
“Governmental Entity” means (a) any transnational, supranational, national, federal, tribal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, military, legal, regulatory, taxing, or administrative functions of or pertaining to government, including universities and hospitals, (b) any public international governmental organization (including the World Bank, the United Nations, the International Monetary Fund and the OECD), or (c) any agency, division, bureau, department, or other political subdivision of any government, entity or organization described in the foregoing clauses (a) or (b) of this definition or (d) any company, association, organization, business, enterprise or other entity which is owned, whether in whole or in part, or controlled by any person listed in (a) to (c) above.
“Hazardous Substances” means any chemical, material, substance or waste, whether solid, liquid or gas, that is defined or regulated as hazardous or toxic or as a pollutant or contaminant, or words of similar meaning or regulatory intent under any Environmental Law, including any petroleum product or byproduct, chlorinated solvent, radioactive material, asbestos, lead paint, polychlorinated biphenyls (or PCBs), per- and polyfluoroalkyl substances (or PFAS), dioxins, dibenzofurans, heavy metals and toxic mold.
“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Indebtedness” means with respect to any Person, (a) all liabilities of Danube and its Subsidiaries for borrowed money, (b) all liabilities of Danube and its Subsidiaries evidenced by a note, mortgage, bond, indenture or similar instrument, (c) all liabilities of Danube and its Subsidiaries as lessee under leases required to be accounted for as capital (and not operating) leases, (d) all liabilities of Danube and its Subsidiaries for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business), (e) all liabilities of Danube and its Subsidiaries under any interest rate or currency swap transactions, cap, collar or other hedging instruments (valued at the termination value thereof), (f) all liabilities of Danube and its Subsidiaries created or arising under any conditional sale or other title retention agreement with respect to acquired property (even if the rights and remedies of the seller or lender under such agreement are limited to repossession or sale of such property), (g) all liabilities of the type referred to in clauses (a)-(f) of other Persons for the payment of which Danube or any of its Subsidiaries is responsible or liable as a guarantor, (h) all liabilities of Danube and its Subsidiaries owed to one or more Danube Interested Parties and (i) any accrued interest, fees, premiums, penalties and other obligations relating to any indebtedness or other obligations of the type referred to in any other clause of this definition, including any amounts payable in connection with the repayment thereof on or prior to the Closing Date. Notwithstanding the foregoing, “Indebtedness” shall not include any letters of credit, surety bond, performance bond or similar obligation to the extent not drawn upon.
“Intellectual Property” means all intellectual property rights throughout the world, including: (a) patents and patent applications, (b) trademarks, service marks, trade dress, trade names and corporate names, and other indicia of source or origin, whether registered or unregistered, together with any registrations and applications for registration thereof (“Trademarks”), (c) copyrights, mask works, and designs, whether registered or unregistered, and any registrations and applications for registration thereof, (d) trade secrets and other intellectual property rights in confidential or proprietary information, including intellectual property rights in know-how, concepts, methods, processes, schematics, drawings, formulae, technical data, techniques, protocols, specifications, research and development information, technology, and business plans, (e) intellectual property rights in Software, databases and data collections, and (f) domain name registrations.
“IRS” means the United States Internal Revenue Service.
“knowledge” will be deemed to be, as the case may be, the actual knowledge after reasonable inquiry of (a) the Persons listed on Section 10.5(c) of the Amazon Disclosure Letter with respect to Amazon, (b) the Persons listed on Section 10.5(c) of the Danube Disclosure Letter with respect to Danube or (c) the Persons listed on Section 10.5(c) of Sellers Disclosure Letter with respect to Sellers.
“Law” means any applicable federal, tribal, state, local, foreign or multinational statute, code, rule, regulation, requirement, Order, decree or ordinance or other pronouncement of any Governmental Entity having the effect of law, including common law, as in effect now or prior to the Closing.
“Leakage Survival Period” means six (6) months from the Closing Date.
“Liability” means any liability, indebtedness, obligation, duty, deficiency, interest, Tax, penalty, fine, award, demand, judgment, cause of action or other loss (including loss of benefit), cost or expense of any kind or nature whatsoever, whether asserted or unasserted, absolute or contingent, known or unknown, accrued or unaccrued, direct or indirect, liquidated or unliquidated, whether or not foreseeable, and whether due or become due and regardless of when asserted.

“Lien” means any lien, pledge, hypothecation, mortgage, security interest, covenant, condition, restriction, easement, right of way, lease, sublease, encumbrance, claim, option, right of first offer, right of first refusal, preemptive right, title retention agreement or lease in the nature thereof, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).
“Locked Box Date” means January 1, 2023.
“Locked Box Straddle Period” means any Tax period beginning before or on and ending after the Locked Box Date. In the case of any Taxes of Danube or the Danube Subsidiaries for a Locked Box Straddle Period, such Taxes shall (i) in the case of real property, personal property and similar ad valorem Taxes, be allocated to a Pre-Locked Box Date Tax Period in an amount equal to the amount of such Taxes for the entire Locked Box Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Locked Box Straddle Period through and including the Locked Box Date and the denominator of which is the number of days in the entire Locked Box Straddle Period, and (ii) in the case of any other Taxes, be allocated to a Pre-Locked Box Date Tax Period in an amount equal to the amount of Taxes that would be payable if the relevant Locked Box Straddle Period ended on the Locked Box Date; provided, however, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on the Locked Box Date and the period after the Locked Box Date in proportion to the number of days in each such period.
“Losses” means all losses, damages, costs, Proceedings, Liabilities and expenses (including Taxes, reasonable attorneys’ and accountants’ fees, and court or similar costs); provided, however, that “Losses” shall not include punitive or exemplary damages, except to the extent such damages are awarded in connection with a claim by a third party.
“Minority Interests” means the entities listed on Section 4.2(b) of the Danube Disclosure Letter and any entity with a book value of $15 million or more in which Danube or a Danube Subsidiary holds less than a majority of the equity interests.
“NYSE” means the New York Stock Exchange.
“Order” means any order, writ, decree, judgment, award, injunction, ruling, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Entity or arbitrator (in each case, whether temporary, preliminary or permanent).
“ordinary course of business” means the ordinary and usual course of day-to-day business and operations of Danube and each of its Subsidiaries or Amazon and each of its Subsidiaries, as applicable, consistent with past practice, taken as a whole, provided, that actions or omissions (a) taken or to be taken by Danube and each of its Subsidiaries or Amazon and each of its Subsidiaries, as applicable, that each reasonably believed were necessary or appropriate, in good faith and from time to time to mitigate, remedy, respond to or otherwise address the effects of COVID-19 or any COVID-19 Measures or other health measures and health emergencies, and the results thereof or (b) that a reasonably prudent operator of a business in similar circumstances in the industries in which Danube and each of its Subsidiaries or Amazon and each of its Subsidiaries operate would take or omit to take in response to the occurrence of any circumstances listed in (i)(a) or (b) or (ii) of the definition of “Danube Material Adverse Effect” or “Amazon Material Adverse Effect”, in each case, shall be considered to have been taken in the ordinary course of business.
“Outside Date” means the Initial Outside Date or the Extended Outside Date, as applicable.
“Payment Schedule” means the schedule to be delivered to Amazon by Danube, including: (a) a list of each Seller, (b) the number of Danube Shares held by each Seller immediately prior to the Closing, (c) each Seller’s pro rata portion of the Cash Consideration, (d) the number of Amazon Shares issuable to each Seller, except Seller T, as Share Consideration pursuant to Section 1.1(c)(i)(B), (e) the amount of cash payable to each Seller in lieu of fractional Amazon Shares pursuant to Section 1.1(c)(i)(B) and (f) wire instructions for any payment hereunder to be made to such Seller.

“Permits” means all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, exceptions, waivers, consents, certificates, clearances, permissions, approvals, orders and registrations of any Governmental Entity.
“Permitted Dividends Shortfall” means, if applicable, the amount that the Danube Permitted Dividends exceeds actual dividends paid and distributions made by Danube to Sellers between the Locked Box Date and the Closing Date.
“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.
“Personal Information” means all information that identifies or could be used to identify an individual person, in addition to any definition for “personal information” or any similar term provided by the Data Protection Laws.
“Post-Locked Box Date Taxes” means any Taxes of Danube or any Danube Subsidiary incurred in the ordinary course of business arising in or with respect to any taxable period beginning after the Locked Box Date and that portion of any Locked Box Straddle Period beginning on the day after the Locked Box Date.
“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and that portion of any Straddle Period ending at the close of business on (and including) the Closing Date.
“Pre-Locked Box Date Tax Period” means any Tax period ending on or before the Locked Box Date and that portion of any Locked Box Straddle Period ending at the close of business on (and including) the Locked Box Date.
“Proceeding” means any judicial, administrative, arbitral or other action, cause of action, claim, counterclaim, cross claim, suit, hearing, litigation, arbitration, mediation, charge, complaint, audit, examination, inquiry, investigation or other proceeding.
“Process” or “Processing” or “Processed” means, with respect to data, the access, use, collection, treatment, processing, storage, hosting, recording, organization, adaption, alteration, transfer, retrieval, transmittal, consultation, disclosure, disposal, dissemination or combination of such data.
“Products” means the products produced, handled, marketed, stored, transported, refined or processed by Danube and its Subsidiaries as of the date hereof.
“R&W Insurance Policy” means the representation and warranty insurance policy expected to be issued to Amazon with respect to this Agreement or any other additional representation and warranty insurance policy issued to Amazon with respect to this Agreement.
“Recovery Costs” means any Losses, punitive damages, or exemplary damages, of or incurred by Amazon, Danube, any Amazon Subsidiary, or any Danube Subsidiary, in connection with or otherwise related to any Matters (as defined in Section 6.7 of the Danube Disclosure Letter) or the CPPIB Subscription Letter, or Amazon’s and Danube’s performance of their obligations under Section 6.7.
“Reference Date” means January 1, 2020.
“Registered Danube IP” means all patents, registered Trademarks, registered copyrights, pending applications for the foregoing and domain name registrations that are owned by Danube or any Danube Subsidiary.
“Regulatory Clearances” means all consents, clearances, approvals, permissions, licenses, variances, exemptions, authorizations, acknowledgements, permits, nonactions, Orders and waivers required to be obtained from, and all registrations, applications, notices and filings required to be made with or provided to, any Governmental Entity or other third party, other than under or in connection with Antitrust Laws, the DPA or the implementation of the Acquisition.

“Release” means any presence, release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, dumping or migration into or through the indoor or outdoor environment.
“Remedy Threshold” has the meaning set forth in Section 7.3(c) of the Amazon Disclosure Letter.
“Representatives” means, when used with respect to Amazon or Danube, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, and other agents, advisors and representatives of Amazon or Danube, as applicable, and its Subsidiaries.
“Required Antitrust Clearances” means the Antitrust Clearances to be received in the jurisdictions listed under Section 10.5(d) of the Amazon Disclosure Letter (and such jurisdictions, the “Required Antitrust Jurisdictions”).
“Required Regulatory Clearances” means the Regulatory Clearances set forth on Section 10.5(e) of the Amazon Disclosure Letter.
“Rural Partnership Agreement” means partnerships related to Danube’s sugar plantations (commonly referred to as contratos de parceria agrícola).
“S&P” means S&P Global Ratings (or any successor).
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Seller Fundamental Representations” means the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3(a) and Section 3.8.
“Seller Governing Documents” means each Seller’s Articles or Certificate of Incorporation, Organization or Formation (or their equivalent), together with such Seller’s bylaws, partnership agreement, limited liability company/operating agreement, stockholders’ agreement or any organization or other constituent document, as applicable, each as it may be amended from time to time.
“Seller Related Party” means Sellers and each of their respective affiliates and their respective affiliates’ stockholders, partners, members, officers, directors, employees, controlling persons, agents and representatives.
“Shareholder Nominee” has the meaning set forth in the Shareholder Agreements.
“Software” means any computer software, including programs applications, source and object codes, data bases and documentation related to the foregoing.
“Specified Laws and Orders” means (i) any Antitrust Law of any jurisdiction that is not a Required Antitrust Jurisdiction, (ii) any Order related to any Antitrust Law other than an Antitrust Law in a Required Antitrust Jurisdiction by a Governmental Entity of competent jurisdiction in such Required Antitrust Jurisdiction, (iii) any regulatory Law of any jurisdiction that does not give rise to a Required Regulatory Clearance, and (iv) any Order related to any regulatory Law other than the applicable Laws giving rise to a Required Regulatory Clearance by a Governmental Entity of competent jurisdiction in the jurisdiction corresponding to such Required Regulatory Clearance.
“Straddle Period” means any Tax period beginning before or on and ending after the Closing Date. In the case of any Taxes of Danube or the Danube Subsidiaries for a Straddle Period, such Taxes shall (i) in the case of real property, personal property and similar ad valorem Taxes, be deemed to be Taxes of Danube or the Danube Subsidiaries for a Pre-Closing Tax Period in an amount equal to the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Straddle Period through and including the Closing Date and the denominator of which is the number of days in the entire Straddle Period, and (ii) in the case of any other Taxes, be deemed to be Taxes of Danube or the Danube Subsidiaries for a Pre-Closing Tax Period in an amount equal to the amount of Taxes that would be payable if the relevant Straddle Period ended on the Closing Date; provided, however, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period.

“Subsidiary” or “Subsidiaries” means with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.
“Swiss Code” means the Swiss Code of Obligations, as amended.
“Swiss Tax Rulings” shall mean the Swiss Tax Ruling applications to be filed with the following divisions of the Swiss Federal Tax Authorities: (i) External Audit Division — Team Rulings (“Division Contrôle Externe — Team Rulings”); and (ii) Refund Division — Team 5 (“Division Remboursement — Equipe 5”).
“Takeover Statutes” mean any “business combination”, “control share acquisition”, “fair price”, “moratorium” or other takeover or anti-takeover statute or similar Law.
“Tax” or “Taxes” means any and all taxes, levies, duties, tariffs, imposts, and other similar charges and fees imposed by any Governmental Entity or domestic or foreign taxing authority, including income, franchise, windfall or other profits, gross receipts, premiums, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, escheat, unclaimed property, gains tax and license, registration and documentation fees, severance, occupation, environmental, customs duties, disability, real property, personal property, registration, alternative or add-on minimum, or estimated tax, including any interest, penalty, additions to tax or additional amounts imposed with respect thereto, whether disputed or not.
“Tax Act” means the Income Tax Act (Canada), as amended, and the regulations promulgated and rulings issued thereunder.
“Tax Regulations” means the Income Tax Regulations (Canada).
“Tax Reserve Schedule” means Exhibit F, specifically identifying on an item-by-item basis each accrual or reserve for Taxes set forth on the Danube Financial Statements and setting forth the applicable entities, applicable jurisdiction, tax years at issue, specified amount of the accrual or reserve (in U.S. dollars and any applicable foreign currency), and a reasonable and accurate description of the issue under applicable Law. No amount identified on the Tax Reserve Schedule shall exceed the applicable accrual or reserve for Taxes set forth on the Danube Financial Statements except with Amazon’s written consent (not to be unreasonably withheld, conditioned or delayed). The Tax Reserve Schedule shall not be final without the written consent of Amazon (not to be unreasonably withheld, conditioned or delayed) and shall be finalized no later than the date of this Agreement.
“Tax Return” means any report, return, certificate, claim for refund, election, estimated Tax filing or declaration filed or required to be filed with any Governmental Entity or domestic or foreign taxing authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.
“Terminated Interested Party Transactions” means all Interested Party Transactions, other than the Surviving Interested Party Transactions.
“Trademarks” has the meaning set forth in the definition of Intellectual Property.
“Treasury Regulations” means the regulations promulgated from time to time under the Code (including corresponding provisions and succeeding provisions) as in effect for the relevant Tax period.
“Trust” means the Viterra Employee Benefit Trust established by Danube and Seller T pursuant to a Settlement dated August 25, 2016, as amended from time to time.

“Trust Fund” means all the assets and property from time to time held by Seller T in its capacity as trustee of the Trust.
“Uninsured Claim Amount” shall mean an amount (if any) equal to (a) the amount which would have been paid or payable to Amazon under the terms of the R&W Insurance Policy (after exhaustion of the applicable self-insured retention) for a breach by Sellers or Danube of their respective representations and warranties under this Agreement had the Closing Date occurred prior to the eighteen (18)-month anniversary of the execution of this Agreement, less (b) the amount actually paid to Amazon under the terms of the R&W Insurance Policy, as such terms operate and/or are adjusted (including in relation to the application or non-application of a “materiality scrape”) with respect to such breach in relation to the fact that the Closing Date occurred after the eighteen (18)-month anniversary of Closing or after the twenty-one (21)-month anniversary of Closing, as applicable (after exhaustion of the applicable self-insured retention); provided, however, for the avoidance of doubt, that the Uninsured Claim Amount shall exclude any amount relating to Taxes.
“Union” shall mean a labor or trade union, works council, employee association or other labor organization or bargaining unit representative.
“Willful Breach” means a deliberate act or failure to act, which act or failure to act constitutes in and of itself a material breach of this Agreement, regardless of whether breaching this Agreement was the conscious object of the act or failure to act. For the avoidance of doubt, and without limiting the meaning of Willful Breach, the Parties acknowledge and agree that any failure by any Party to consummate the Transactions after the applicable conditions set forth in Article VIII have been satisfied or waived (other than the conditions in Article VIII that by their nature are to be satisfied or waived on the Closing Date) shall constitute a Willful Breach of this Agreement.
Section 10.6.   Terms Defined Elsewhere.   The following terms are defined elsewhere in this Agreement, as indicated below:
Accounting Firm	Section 7.14(h)
Agreement	Preamble
Amazon 401(k) Plan	Section 7.16(d)
Amazon Bermuda	Preamble
Amazon Bermuda Shares	Section 5.2(a)
Amazon Board Recommendation	Recitals
Amazon Capitalization Date	Section 5.2(a)
Amazon Change of Recommendation	Section 6.5(a)
Amazon Claims	Section 7.22
Amazon Disclosure Letter	Article V
Amazon Financial Statements	Section 5.4(b)
Amazon Indemnified Parties	Section 7.14(a)
Amazon Permits	Section 5.6(a)
Amazon Released Parties	Section 7.21
Amazon Relevant Persons	Section 7.22
Amazon SEC Documents	Section 5.4(a)
Amazon Shareholders	Recitals
Amazon Shares	Section 5.2(a)
Amazon Switzerland	Recitals
Available Financing	Section 7.13(a)
Benefits Continuation Period	Section 7.16(a)
Cash Consideration	Section 1.1(c)(i)(A)

CFIUS Notice	Section 7.3(a)
Closing	Section 1.1(a)
Closing Date	Section 1.1(a)
Consideration	Section 1.1(c)(i)
Continuing Employee	Section 7.16(a)
Contribution-in-Kind Agreement	Section 2.2
D&O Insurance	Section 7.5
Danube	Preamble
Danube 401(k) Plan	Section 7.16(d)
Danube Benefit Plan	Section 4.8(a)
Danube Board of Directors	Recitals
Danube Closing Statement	Section 1.1(b)
Danube Director Appointment	Section 7.11(a)
Danube Directors	Section 7.11(a)
Danube Disclosure Letter	Article IV
Danube Financial Statements	Section 4.4(a)
Danube Foreign Benefit Plan	Section 4.8(h)
Danube Leased Real Property	Section 4.16(b)
Danube Material Contracts	Section 4.17(a)
Danube Owned Real Property	Section 4.16(a)
Danube Permits	Section 4.6(b)
Danube Shares	Section 4.2(a)
Danube UK DB Plan	Section 4.8(h)
Deductible	Section 7.14(c)
Designated Sellers	Section 10.15
Dispute	Section 7.14(h)
DOJ	Section 7.3(b)
DPA	Section 7.3(a)
Estimated Leakage	Section 1.1(b)
Extended Outside Date	Section 9.1(c)
Food Laws	Section 4.19
FTC	Section 7.3(b)
GAAP	Section 5.4(b)
Gavilon Agreement	Section 7.14(a)
Glencore Name and Marks	Section 7.23
IFRS	Section 4.4(a)
Indemnified Parties	Section 7.5
Indemnity Notice	Section 7.15(d)(i)(B)
Initial Outside Date	Section 9.1(c)
Integration Management Committee	Section 7.2(b)
Interested Party Transactions	Section 7.20
Labor Agreement	Section 4.13(a)
Lock-Up Agreement	Recitals
Marketing Documentation	Section 7.13(a)

Multiemployer Plan	Section 4.8(d)
New Plans	Section 7.16(c)
OFAC	Section 4.21(b)(i)
Old Plans	Section 7.16(c)
Parties	Preamble
Party	Preamble
Payoff Indebtedness	Section 1.1(c)(iii)(F)
Payoff Letters	Section 1.1(c)(iii)(F)
Payoff Letter Ancillaries	Section 1.1(c)(iii)(F)
PBGC	Section 4.8(e)
Pension Plan	Section 4.8(d)
Permitted Redactions	Section 7.3(b)
Prohibited Party	Section 4.21(b)(ii)
Prorated Bonuses	Section 7.16(d)
Proxy Statement	Section 6.6(a)
Registration Rights Agreement	Recitals
Regulatory Termination Fee	Section 9.2(b)
Remedial Actions	Section 7.3(c)
Replacement Financing	Section 7.12(e)
Required Assignment	Recitals
Restricted Danube Shares	Section 4.2(a)
R&W Insurer	Section 7.25
Sanctioned Country	Section 4.21(b)(ii)
Sanctions	Section 4.21(b)(i)
Seller	Preamble
Seller B	Preamble
Seller C	Preamble
Seller Claims	Section 7.21
Seller G	Preamble
Seller Indemnity Percentage	Section 7.14(b)
Seller Parties	Section 10.15
Seller Released Parties	Section 7.22
Seller Relevant Persons	Section 7.21
Seller Taxes	Section 7.14(a)
Sellers	Preamble
Sellers Disclosure Letter	Article III
Seller T	Preamble
Share Consideration	Section 1.1(c)(i)(B)
Shareholder Agreements	Recitals
Shareholder’s Agreement	Recitals
Specified Termination	Section 9.2(d)
Survival Expiration Date	Section 7.15(i)
Surviving Interested Party Transactions	Section 7.20
Swiss Redomestication	Recitals

Tax Matter	Section 7.15(e)(i)(A)
Termination Fee	Section 9.2(c)
Trade Controls	Section 4.21(b)(i)
Transactions	Recitals
Transfer Taxes	Section 7.15(c)
WARN Act	Section 4.13(c)
Section 10.7.   Interpretation.   The following rules of interpretation shall apply to this Agreement: (i) the words “hereof”, “hereby”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the table of contents and captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof; (iii) references to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified; (iv) all schedules annexed to this Agreement or referred to in this Agreement, including the Danube Disclosure Letter and the Amazon Disclosure Letter, are incorporated in and made a part of this Agreement as if set forth in full in this Agreement; (v) any capitalized term used in any schedule annexed to this Agreement, including the Danube Disclosure Letter or the Amazon Disclosure Letter, but not otherwise defined therein shall have the meaning set forth in this Agreement; (vi) any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and references to any gender shall include all genders; (vii) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import; (viii) “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (ix) references to any applicable Law shall be deemed to refer to such applicable Law as amended from time to time and to any rules or regulations promulgated thereunder; (x) references to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided, however, that with respect to any Contract listed on any schedule annexed to this Agreement or referred to in this Agreement, including the Danube Disclosure Letter or the Amazon Disclosure Letter, all such amendments, modifications or supplements (other than such amendments, modifications or supplements that are immaterial) must also be listed on the appropriate schedule; (xi) references to any Person include the successors and permitted assigns of that Person; (xii) references “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively; (xiii) references to “dollars” and “$” means U.S. dollars; (xiv) the term “made available” and words of similar import mean that the relevant documents, instruments or materials were (A) with respect to Amazon, posted and made available to Amazon on the Danube due diligence data site (or in any “clean room” or as otherwise provided on an “outside counsel only” basis), or, with respect to Danube, posted or made available to Danube on the Amazon due diligence data site (or in any “clean room” or as otherwise provided on an “outside counsel only” basis), as applicable, in each case, at least one (1) day prior to the date hereof; or (B) filed or furnished to the SEC prior to the date hereof; (xv) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”; (xvi) any reference to a Swiss legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than Switzerland, be deemed to include a reference to what most nearly approximates in that jurisdiction to the Swiss legal term, (xvii) references to times are to New York City times unless otherwise specified; (xviii) “or” shall not be given its disjunctive or exclusive meaning; (xix) references to “days” shall mean “calendar days” unless expressly stated otherwise; (xx) the Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement and (xxi) for purposes of this Agreement, upon consummation of the Required Assignment, all references to “Amazon” shall be deemed to be references to “Amazon Switzerland” or “Amazon Bermuda”, as applicable.
Section 10.8.   Counterparts.   This Agreement may be executed manually or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties.

Section 10.9.   Entire Agreement; Third-Party Beneficiaries.
(a)   This Agreement (including the Danube Disclosure Letter and the Amazon Disclosure Letter), the Confidentiality Agreement, the Trust Buyback Agreement and the Clean Team Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements (except that the Confidentiality Agreement shall be deemed amended hereby so that until the termination of this Agreement in accordance with Section 9.1, the Parties shall be permitted to take the actions contemplated by this Agreement) and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof.
(b)   Except as provided in Section 7.5, no provision of this Agreement (including Section 9.2 and including the Danube Disclosure Letter and the Amazon Disclosure Letter), express or implied, is intended to confer upon any Person other than the Parties any rights or remedies hereunder; provided, however, that nothing in this Section 10.9(b) shall limit the right of Danube or Amazon to seek damages as contemplated by Section 9.2(a). The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 10.1 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding anything to the contrary in the foregoing, the Debt Financing Sources shall be express third party beneficiaries of Section 10.16, Section 10.1(a), Section 10.11(a), Section 10.11(c), and Section 10.12 each of such Sections shall expressly inure to the benefit of the Debt Financing Sources and the Debt Financing Sources shall be entitled to rely on and enforce the provisions of such Sections.
Section 10.10.   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Acquisition is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Acquisition is fulfilled to the extent possible.
Section 10.11.   Governing Law; Jurisdiction.
(a)   This Agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to conflicts of laws principles that would result in the application of the Law of any other jurisdiction; provided, however, notwithstanding anything to the contrary contained herein, any right or obligation with respect to any Debt Financing Source in connection with this Agreement, the Debt Financing, the debt commitment letter in respect thereof and the transactions contemplated hereby and thereby, and any claim, controversy, dispute, suit, action or proceeding relating thereto or arising thereunder, shall be governed by and construed in accordance with the law of the State of New York; provided, further, however, that (i)(A) Section 5.2 (Share Capital), and Section 5.16 (Amazon Switzerland), and (B) the Share Consideration and matters related thereto and the duties of the Amazon Switzerland Board of Directors and the interpretation thereof shall, in each case, to the extent required by the Laws of Switzerland, be governed by, and construed in accordance with, the Laws of Switzerland, (ii)(A) Section 5.2 (Share Capital), Section 7.1 (Swiss Redomestication and Required Assignment), and Section 7.11 (Amazon Board of Directors; Amazon Management), and (B) the Share Consideration and matters related thereto and the duties of the Amazon Board of Directors (as existing prior to the consummation of the Required Assignment), and the interpretation thereof shall, in each case, to the extent required by the Laws of Bermuda, be governed by, and construed in accordance with, the Laws of Bermuda and (iii)(A) Section 4.2 (Capitalization), and (B) the duties of the Danube Board of Directors, and the interpretation thereof shall, in each case, to the extent required by the Laws of Jersey, be governed by, and construed in accordance with, the Laws of Jersey.

(b)   Subject to Section 10.11(c) each of the Parties and the Seller Related Parties (to the extent not a Party) hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 10.11 in the manner provided for notices in Section 10.4. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.
(c)   Notwithstanding anything herein to the contrary, each Party, each Seller Related Party (to the extent not a Party) and each of the other parties hereto irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Transactions contemplated hereby (including the Debt Financing), and agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State court or, to the extent permitted by law, in such Federal court, (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Transactions contemplated hereby (including the Debt Financing) or thereby in any such New York State court or in any such Federal court, (iii) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party, each Seller Related Party (to the extent not a Party) and each of the other parties hereto agrees that service of any process, summons, notice or document by registered mail addressed to such party at the addresses set forth above shall be effective service of process for any suit, action or proceeding brought in any such court.
Section 10.12.   Waiver of Jury Trial.   EACH PARTY AND EACH SELLER RELATED PARTY (TO THE EXTENT NOT A PARTY) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS, AND ANY OTHER TRANSACTIONS (INCLUDING THE DEBT FINANCING) CONTEMPLATED HEREBY OR THEREBY, INCLUDING IN ANY ACTION, PROCEEDING OR COUNTERCLAIM AGAINST ANY DEBT FINANCING SOURCE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.12.

Section 10.13.   Assignment.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties; provided, however, notwithstanding the foregoing restriction on assignment, each of Amazon and its Affiliates and the Sellers may assign any of their rights or delegate any of their duties under this Agreement to any of its Affiliates (including Amazon’s rights under Article II), provided that no such assignment by Amazon or any Seller shall relieve Amazon or such Seller of its obligations under this Agreement; provided, further, the Required Assignment shall not require the prior written consent of the Designated Sellers. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. Notwithstanding the foregoing in this Section 10.13 or anything to the contrary in this Agreement, any Seller (or such Seller’s assignee) treated as transferring Danube Shares pursuant to a Contribution-in-Kind agreement as contemplated by Article II shall be the same legal entity (as determined for Swiss Tax purposes) as the Person receiving Consideration in respect of such contributed Danube Shares; provided, that, to the extent of any conflict between this sentence and Section 7.15(j) of the Amazon Disclosure Letter, Section 7.15(j) of the Amazon Disclosure Letter shall apply.
Section 10.14.   Enforcement; Remedies.
(a)   Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
(b)   The Parties agree that irreparable injury will occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is agreed that prior to the valid termination of this Agreement pursuant to Section 9.1, each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, to a decree or order of specific performance specifically enforce the terms and provisions of this Agreement and to any further equitable relief.
(c)   The Parties’ rights in this Section 10.14 are an integral part of the Transactions and each Party hereby waives any objections to any remedy referred to in this Section 10.14 (including any objection on the basis that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity). For the avoidance of doubt, each Party agrees that there is not an adequate remedy at Law for a breach of this Agreement by any Party. In the event any Party seeks any remedy referred to in this Section 10.14, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.
(d)   Subject to Section 9.2(d)(ii), the Parties further agree that (x) by seeking the remedies provided for in this Section 10.14, a Party shall not in any respect waive its right to obtain any other form of relief that may be available to a Party under this Agreement and (y) nothing contained in this Section 10.14 shall require any Party to institute any Proceeding for (or limit any Party’s right to institute any Proceeding for) specific performance under this Section 10.14 before exercising any termination right under Section 9.1 and pursuing damages after such termination, nor shall the commencement of any Proceeding pursuant to this Section 10.14 or anything contained in this Section 10.14 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Section 9.1 or pursue any other remedies to the extent available under this Agreement.
Section 10.15.   Delegation of Authority.   The Parties have agreed that Seller G, Seller C and Seller B (the “Designated Sellers”) are hereby irrevocably appointed for a period of twelve (12) months from the date hereof to act, collectively and not individually, on behalf of Sellers and Danube (together, the “Seller Parties”) for purposes hereof from the date hereof until the Closing Date (including with respect to providing consents and waivers) and the Parties agree to renew such appointment at successive periods of twelve (12) months until the Closing Date has occurred; provided, however, that, the foregoing shall not in any way limit or otherwise affect the representations, warranties and covenants of each individual Party, and the execution and delivery of this Agreement by each Seller and Danube shall constitute ratification and approval of such designation. Any written consent, waiver or other direction delivered by the Designated Sellers in their capacity as such much be executed by each of Seller G, Seller C and Seller B. Any decision taken by the Designated Sellers must be determined unanimously by Seller G, Seller C and Seller B. The Designated Sellers shall have such powers and authority as are necessary to carry out the functions assigned to them under this Agreement in their individual capacity as representatives acting on behalf of the Seller Parties (in addition to each Designated Seller’s capacity as a Party to this Agreement). All actions taken by the Designated Sellers under this Agreement from the date hereof until the Closing Date shall be binding upon Sellers and Danube, as applicable, and their respective successors as if expressly confirmed and ratified in writing by each of them. The Designated Sellers shall have no liability to Sellers or Danube with respect to actions taken or omitted to be taken solely in their individual capacity as representatives acting on behalf of the Seller Parties. The Designated Sellers shall at all times be entitled to rely on any directions received from Sellers, and Amazon shall at all times be entitled to rely on the Designated Sellers, to act in their capacity as representatives acting on behalf of the Seller Parties. Each of Seller G, Seller C and Seller B shall be entitled to indemnification against any loss, liability or expenses arising out of actions taken or omitted to be taken in its capacity as a Designated Seller acting on behalf of Sellers, including the costs and expenses of investigation and defense of claims. All such indemnity obligations (if any) that remain outstanding and unpaid by the Seller Parties as of immediately prior to Closing shall constitute Danube Transaction Expenses for all purposes hereunder. For the avoidance of doubt, nothing contained in this Section 10.15 shall in any way limit or otherwise affect the representatives, warranties, covenants, agreements or other obligations of or by each of Seller G, Seller C and Seller B under this Agreement in their capacity as a Party to this Agreement.
Section 10.16.   Debt Financing.
(a)   Notwithstanding anything to the contrary contained herein, no Seller Related Party (other than Amazon and its Affiliates) shall have any rights or claims against any Debt Financing Source in connection with this Agreement, the Debt Financing or the transactions contemplated hereby or thereby, and no Debt Financing Source shall have any rights or claims against any Seller Related Party (other than Amazon and its Affiliates) in connection with this Agreement, the Debt Financing or the transactions contemplated hereby or thereby, whether at law or equity, in contract, in tort or otherwise; provided, that, following consummation of the Transactions, the foregoing will not limit the rights of the parties to the Debt Financing under any commitment letter related thereto.
(b)   No Debt Financing Source shall be liable for any indirect, special, punitive or consequential damages in connection with its activities related to this Agreement or the Transactions contemplated hereby (including the Debt Financing).
Section 10.17.   Seller T Limitation of Liability.
(a)   Amazon acknowledges that Seller T is entering into this Agreement solely in its capacity as trustee of the Trust. Amazon agrees that the liability of Seller T to Amazon under this Agreement shall be, in all respects:
(i)   limited in the aggregate to the value realized by appropriation, or proceeds of realization, of the Trust Fund; and
(ii)   satisfied only from the value realized by appropriation, or proceeds of sale or other disposal or realization, of the Trust Fund pursuant to this Agreement.
(b)   Amazon shall not have any recourse under any provision of this Agreement to any other assets or property of Seller T other than the Trust Fund.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have each caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.
BUNGE LIMITED
By
/s/ Gregory A. Heckman

Name:
Gregory A. Heckman

Title:
Chief Executive Officer

VITERRA LIMITED
By
/s/ Markus Walt

Name:
Markus Walt

Title:
Director

DANELO LIMITED
By
/s/ John Burton

Name:
John Burton

Title:
Director

CPPIB MONROE CANADA, INC.
By
/s/ Bruce Hogg

Name:
Bruce Hogg

Title:
Authorized Signatory

By
/s/ David Chambers

Name:
David Chambers

Title:
Authorized Signatory

VENUS INVESTMENT LIMITED PARTNERSHIP by its general partner VENUS INVESTMENT GP INC.
By
/s/ Lincoln Webb

Name:
Lincoln Webb

Title:
Director

OCORIAN LIMITED as trustee of the VITERRA EMPLOYEE BENEFIT TRUST
By
/s/ Craig Cameron

Name:
Craig Cameron

Title:
Client Director

By
/s/ Craig Le Sueur

Name:
Craig Se Sueur

Title:
Associate Director

Exhibit A
Form of Seller G Shareholder’s Agreement

D-A-1

Exhibit B
Form of Seller C Shareholder’s Agreement

D-B-1

Exhibit C
Form of Registration Rights Agreement

D-C-1

Exhibit D
Form of Contribution-in-Kind Agreement

D-D-1

Exhibit E
Swiss Redomestication and Required Assignment
Illustrative Steps and Timing
1.   On October 1, 2023, Horizon Merger Company Limited will merge with and into Amazon Bermuda by way of a scheme of arrangement under Bermuda law, with:
(i)   Amazon Bermuda as the surviving company and as a wholly owned subsidiary of Amazon Switzerland,
(ii)   the holders of Amazon Bermuda shares receiving common shares of Amazon Switzerland on a one-for-one basis, and
(iii)   Amazon Switzerland becoming the publicly traded parent company of Amazon Bermuda and its subsidiaries.
2.   Effective October 2, 2023, Amazon Bermuda will elect to be treated as a disregarded entity for U.S. federal income tax purposes. The election will cause a deemed liquidation of Amazon Bermuda effective immediately before the close of the day on October 1, 2023 in accordance with Treasury Regulations Section 301.7701-3(g)(iii).
3.   On October 2, 2023 at 12:01 am Eastern Standard Time and after the time of the deemed liquidation of Amazon Bermuda in Step 2 above, Amazon Bermuda will assign to Amazon Switzerland or its Affiliates, and Amazon Bermuda shall cause Amazon Switzerland or its Affiliates to assume from Amazon Bermuda, all of Amazon Bermuda’s rights and obligations under this Agreement, subject to Section 10.13.

D-E-1

Exhibit F
Tax Reserve Schedule

D-F-1

Exhibit G
Form of Lock-Up Agreement

D-G-1

Appendix E
Agreed Form
FORM OF SHAREHOLDER’S AGREEMENT
by and among
BUNGE GLOBAL SA
and
GLENCORE
Dated as of [•], 202[ • ]

SCHEDULES
Schedule A: Company Competitors
EXHIBITS
Exhibit A: Form of Joinder
Exhibit B: Form of Termination Notice

Agreed Form
SHAREHOLDER’S AGREEMENT
This SHAREHOLDER’S AGREEMENT (this “Agreement”) is made as of [•], 202[•] by and between Bunge Global SA, a company incorporated under the laws of Switzerland (the “Company”) and shareholder listed under the heading “Shareholder” on the signature page hereto (the “Shareholder”).
RECITALS
WHEREAS, pursuant to a Business Combination Agreement, dated as of June 13, 2023 (as amended from time to time, the “Business Combination Agreement”), by and among Bunge Limited, an exempted company limited by shares incorporated under the laws of Bermuda, Viterra Limited, a private company limited by shares incorporated under the laws of Jersey (“Viterra”), and Shareholder, CPPIB Monroe Canada, Inc., a company incorporated in Canada with registration number 968142-6 (“Seller C”), Venus Investment Limited Partnership, a limited partnership formed under the laws of the Province of Manitoba, Canada (“Seller B”) and Ocorian Limited, a company incorporated in Jersey in its capacity as trustee of the Viterra Employee Benefit Trust, a trust for the benefit of certain current and former service providers of Viterra, (“Seller T,” and collectively with Shareholder, Seller C and Seller B, “Sellers” and each individually, a “Seller”), at the closing of the Acquisition (the “Closing”), among other things, the Company will acquire all issued and outstanding shares of Danube from the Sellers (the “Acquisition”);
WHEREAS, as a result of the Acquisition, the Parties hereto expect that at Closing the Shareholder will own an aggregate number of Shares representing approximately [•] percent ( [•] )% of the Company’s Shares;
WHEREAS, in connection with the Acquisition, the Company and the Sellers (including the Shareholder) have entered into a registration rights agreement on the date hereof (as amended from time to time, the “Registration Rights Agreement”); and
WHEREAS, the Parties hereto desire to enter into an agreement to provide for certain rights and obligations associated with Share ownership.
NOW, THEREFORE, in consideration of the premises and mutual agreements, covenants and provisions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:
ARTICLE I.
DEFINITIONS
For purposes of this Agreement, the following terms have the meanings indicated:
“Accredited Investor” means an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.
“Acquisition” has the meaning specified in the recitals to this Agreement.
“Activist Investor” means as of any date, any Person that (a) has, directly or indirectly through its Affiliates, whether individually or as a member of a Group, within the three-year period immediately preceding such date, and in each case with respect to the Company, any of its Subsidiaries or any of its or their equity securities (i) publicly made, publicly engaged in or publicly been a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in any “solicitation” of “proxies” (within the meaning of Rule 14a-1 under the Exchange Act and, for the avoidance of doubt, after giving effect to the exclusion set forth in Rule 14a-1(l)(2)(iv) from the definition of “solicitation”) to vote any equity securities of the Company or any of its Subsidiaries, including in connection with a proposed Change of Control or other extraordinary or fundamental transaction involving the Company or any of its Subsidiaries, or a public proposal for the election or replacement of any directors of the Company or any of its Subsidiaries, in each case, not approved or recommended by the board of directors of the Company or such Subsidiary,

(ii) publicly called, or publicly sought to call, a meeting of shareholders of the Company or any of its Subsidiaries or publicly initiated any shareholder proposal for action by shareholders of the Company or any of its Subsidiaries (including through action by written consent), in each case, not approved or publicly recommended by the board of directors of the Company or such Subsidiary, (iii) formally commenced a “tender offer” (as such term is used in Regulation 14D under the Exchange Act) or exchange offer to acquire the equity securities of the Company or any of its Subsidiaries not approved or publicly recommended by the board of directors of the Company or such Subsidiary, or (iv) disclosed any intention, plan, arrangement or other Contract to do any of the foregoing, or (b) has been identified on the most recently available “SharkWatch 50” list as of such date or (c) any Affiliate of any such Person specified in clauses (a) or (b).
“Affiliate” means, in relation to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such first person (as used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise and the terms “controlled” and “controlling” shall have correlative meanings).
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Amazon Governing Documents” means the Articles of Association and the Organizational Regulations of Bunge Global SA.
“Articles of Association” means the Company’s Articles of Association, dated [•] (as may be amended from time to time).
“beneficial ownership” and related terms such as “beneficially owned” or “beneficial owner” have the meanings given such terms in Rule 13d-3 under the Exchange Act and a Person’s beneficial ownership of Capital Stock shall be calculated in accordance with the provisions of such rule.
“Board” means the board of directors of the Company.
“Business Combination Agreement” has the meaning set forth in the recitals to this Agreement.
“Business Days” means any day other than a Saturday, a Sunday or a day on which banks in Geneva, Switzerland or New York, New York are authorized or required by applicable Law to be closed.
“Capital Stock” means any and all common shares, preferred shares or other forms of equity authorized and issued by the Company (however designated, whether voting or non-voting) and any instruments convertible into or exercisable or exchangeable for any of the foregoing (including any options or swaps).
“Change of Control” of the Company means (i) any merger, consolidation, reorganization or other business combination of the Company with or into any other Person, unless securities representing more than fifty percent (50%) of the total and combined voting power of the outstanding voting securities of the successor corporation (or any direct or indirect parent entity thereof) are immediately thereafter beneficially owned, directly or indirectly, by the beneficial owners of the Company’s outstanding voting securities immediately prior to such transaction, or (ii) any transaction or series of related transactions pursuant to which any Person or any group of Persons comprising a Group (other than the Company or a Person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes, directly or indirectly, the beneficial owner of securities representing (or securities convertible into or exercisable for securities representing) more than fifty percent (50%) of the total combined voting power of the Company’s securities (or the securities of any direct or indirect parent entity of the Company) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s securityholders; provided that, in no event will the transaction contemplated by the Business Combination Agreement (including the Acquisition) be deemed a “Change of Control” hereunder.
“Closing Date” means the date on which the Closing actually occurs.
“Closing” has the meaning specified in the recitals to this Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.
“Company Competitor” means (a) any Person that is identified as a competitor of the Company in the Company’s most recently filed Annual Report on a Form 10-K (provided, Glencore PLC and any of its Affiliates shall not be considered a Company Competitor for the purposes of this clause (a)), (b) any Person listed on Schedule A hereto (as may be amended from time to time by mutual agreement of the Parties hereto, such agreement not to be unreasonably withheld, conditioned or delayed) and (c) any Affiliate of any such Person specified in clause (a) or (b); provided, that (i) a Person or its Affiliates shall not be deemed to be a Company Competitor solely as a result of such Person making a passive investment into an investment fund or other passive investment vehicle that otherwise owns, invests in or controls a Company Competitor and (ii) a financial investor or any Affiliates of such financial investor shall not be deemed a Company Competitor solely as a result of ownership of or investment in a Company Competitor that such financial investor and its Affiliates do not control; provided, that for purposes of clause (ii), and the application of the definition of “Affiliate” in this definition, control of a Company Competitor shall mean a Person having in its possession, directly or indirectly, the power to direct or cause the management and policies of a Company Competitor, including by Contract or as the beneficial owner of securities representing (or securities convertible into or exercisable for securities representing) more than fifty percent (50%) of the total combined voting power of such Company Competitor (or the securities of any direct or indirect parent entity of such Company Competitor) or otherwise.
“Competitive Business” means any business, in part or in whole, consisting of activities or lines of business that are the same or substantially similar to the business of grain and/or oilseeds logistics and handling, trading, processing and production; provided, the foregoing shall exclude the businesses of (x) logistics and handling, trading, processing and production of renewable fuels and biofuels and (y) ports, rail, road other logistics or transportation infrastructure where the primary activity of such business or company is not related to grain or oilseeds.
“Confidential Information” has the meaning set forth in Section 10.1.
“Contract” means any written agreement, contract, subcontract, settlement agreement, lease, sublease, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense, insurance policy or other legally binding commitment that constitutes a contract under applicable Law, as in effect as of the date hereof or as may hereinafter be in effect.
“Covered Person” has the meaning set forth in Section 6.2.
“Director” means a director of the Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
“Exempt Securities” means Capital Stock received or acquired by the Shareholder or Shareholder Affiliate in accordance with the terms and conditions hereof, including any Capital Stock acquired by a Shareholder or Shareholder Affiliate through index trading or on the open market, other than (a) as Share Consideration (as defined in the Business Combination Agreement) pursuant to the Business Combination Agreement or (b) Capital Stock acquired by the Shareholder pursuant to Section 3.1 using the Cash Consideration (as defined in the Business Combination Agreement).
“Exempt Transfer” means a Transfer (a) of any Exempt Securities, (b) pursuant to any tender offer or exchange offer for Shares of the Company pursuant to Section 3.3(b), (c) of Shares of the Company pursuant to any de-merger or spin-off transaction by a Shareholder or its Affiliates ratably made to any direct or indirect member or other equityholder of such Shareholder or such Affiliates, (d) pursuant to a Permitted Buyback, or (e) of Shares, directly or indirectly, by a Shareholder to an Affiliate of such Shareholder pursuant to which direct ownership of Shares remains unchanged.
“Governmental Authority” means any federal, national, foreign, supranational, state, provincial, county, local or other government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body of competent jurisdiction.

“Governmental Entity” means (a) any transnational, supranational, national, federal, tribal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, military, legal, regulatory, taxing, or administrative functions of or pertaining to government, including universities and hospitals, (b) any public international governmental organization (including the World Bank, the United Nations, the International Monetary Fund and the OECD), (c) any agency, division, bureau, department, or other political subdivision of any government, entity or organization described in the foregoing clauses (a) or (b) of this definition or (d) any company, association, organization, business, enterprise or other entity which is owned, whether in whole or in part, or controlled by any Person listed in (a) to (c) above.
“Group” means a group within the meaning of Section 13d-3 of the Exchange Act.
“Joinder” has the meaning set forth in Section 2.1(a).
“Joinder Agreement” has the meaning specified in Exhibit A.
“Joining Party” has the meaning specified in Exhibit A.
“Law” means any applicable federal, tribal, state, local, foreign or multinational statute, code, rule, regulation, requirement, Order, decree or ordinance or other pronouncement of any Governmental Entity having the effect of law, including common law, as in effect now or prior to the Closing.
“Lien” means any lien, pledge, hypothecation, mortgage, security interest, covenant, condition, restriction, easement, right of way, lease, sublease, encumbrance, claim, option, right of first offer, right of first refusal, preemptive right, title retention agreement or lease in the nature thereof, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the Transfer of any security or other asset, or any restriction on the possession, exercise or Transfer of any other attribute of ownership of any asset).
“Necessary Action” means, with respect to the Company and any specified result, (a) actions within its and its Subsidiaries’ reasonable control (to the extent such actions are permitted by Law and would not cause a violation of the Amazon Governing Documents or this Agreement and to the extent such actions are required to achieve such specified result) as commercially reasonably practicable cause such result, including (i) executing agreements, consents, waivers and other instruments, (ii) using commercially reasonable efforts to effectuate amendments to the organizational documents of the Company, and (iii) making, or causing to be made, with Governmental Authorities, all filings, registrations or similar actions that are required to achieve such result and (b) not knowingly causing or encouraging any Person to agree to or take any action which is reasonably likely to have the effect of impairing the occurrence of the foregoing result.
“NYSE” means the New York Stock Exchange.
“Order” means any order, writ, decree, judgment, award, injunction, ruling, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Entity or arbitrator (in each case, whether temporary, preliminary or permanent).
“Organizational Regulations” means the Company’s organizational regulations, dated [·], as may be amended from time to time.
“Other Shareholder” means Seller C.
“Other Shareholder Directors” means any “Shareholder Nominee,” “Shareholder Director” or “Replacement,” in each case, as defined in and nominated, designated or appointed pursuant to the Other Shareholder’s Shareholder’s Agreement entered into on the date hereof, by and between the Company and the Other Shareholder.
“Party” and “Parties” means the parties hereto, including Persons that agree to be bound to the terms hereof pursuant to Section 2.1(a) and Section 2.1(b)(ii).
“Permitted Buyback” means any buyback or repurchase of equity securities by the Company.
“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

“Proceeding” means any judicial, administrative, arbitral or other action, cause of action, claim, counterclaim, cross claim, suit, hearing, litigation, arbitration, mediation, charge, complaint, audit, examination, inquiry, investigation or other proceeding.
“Qualifying Nominee” means, in respect of a nominee of the Shareholder or the Company to the Board or a committee thereof, as applicable, a Person who (a) complies with the Company’s corporate governance guidelines and policies and applicable Company policies (including but not limited to the Company’s code of business conduct and ethics and insider trading policy) and applicable corporate governance guidelines that are recommended by Glass, Lewis & Co. or Institutional Shareholder Services Inc. and applied on an equal basis to all independent directors, (b) complies with the applicable stock exchange rules and applicable Law with respect to service as a director of the Company, (c) is not subject to any Order, decree or judgment of any Governmental Authority prohibiting service as a director of any public company and (d) is independent within the meaning of applicable stock exchange rules; provided such requirement is applied on an equal basis to all independent directors of the Board (such determination to be made by the Board in good faith following the Shareholder requesting such determination as to its nominee).
“Registration Rights Agreement” has the meaning set forth in the preamble of this Agreement.
“Replacement” has the meaning set forth in Section 4.4.
“Representatives” means a Person’s officers, directors, employees, accountants, consultants, legal counsel, investment bankers, other advisors, authorized agents and other representatives.
“Restricted Period” means the one (1) year period commencing on the Closing Date.
“Rule 144” means Rule 144 under the Securities Act or any replacement or successor rule promulgated under the Securities Act.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
“Service Provider” has the meaning set forth in Section 6.1(a).
“Seller” or “Sellers” has the meaning specified in the recitals to this Agreement.
“Seller B” has the meaning specified in the recitals to this Agreement.
“Seller C” has the meaning specified in the recitals to this Agreement.
“Seller G” has the meaning specified in the recitals to this Agreement.
“Seller T” has the meaning specified in the recitals to this Agreement.
“Sellers Disclosure Letter” means the disclosure letter delivered by Sellers to Bunge Limited immediately prior to the execution of the Business Combination Agreement.
“Share Equivalents” means (a) all securities directly or indirectly convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject), Shares, (b) all securities with voting rights or rights to appoint or designate for nomination individuals to the Board and (c) all securities that cannot be purchased or otherwise acquired unless purchased or otherwise acquired with any of the securities referenced in clauses (a) or (b).
“Shareholder” has the meaning set forth in the preamble to this Agreement.
“Shareholder Affiliate” means any Affiliate of the Shareholder that beneficially owns Shares or other Capital Stock.
“Shareholder’s Agreement” has the meaning specified in Exhibit A.
“Shareholder Director” has meaning set forth in Section 4.1(a).

“Shareholder Discretionary Matters” means any matter that is not a Shareholder Voting Matter.
“Shareholder Nominee” has the meaning set forth in Section 4.1.
“Shareholder Voting Matter” means each of the following if put to a vote of the Company shareholders: (a) approval of the Company’s annual report and audited financial statements, (b) election of the Company’s auditors, including the Company’s Swiss statutory auditor, (c) the termination of any Directors, (d) approval of the Company’s compensation report, (e) approval of an individual proxy, (f) any declaration of dividends, (g) election of the members of the Board, the chair of the Board or the members of the compensation committee of the Board, (h) election of the Company’s independent voting representative, (i) approval of the discharge of the members of the Board and the Company’s executive management team and executive officers from liability with respect to their activities in the previous fiscal year, (j) approval of the annual report, the annual statutory financial statements and consolidated financial statements, and resolution on the allocation of available earnings (including through the declaration of dividends or other capital distributions) and/or the repayment of capital contribution reserves, (k) approval of interim financial statements and interim dividends or other capital contributions, (l) approval of the maximum aggregate amounts of compensation of the Board and the Company’s executive management team, (m) approval in an advisory vote of the Swiss statutory compensation report, (n) approval in an advisory vote of the Company’s named executive officer compensation, (o) approval in an advisory vote on the frequency of future advisory votes on executive compensation, (p) approval of amendments to the Company’s share incentive plans, (q) approval of a share split or consolidation of shares, (r) authorization of a share repurchase program that provides for repurchases on a pro rata basis for all participating Shareholders electing to participate in such program on arms’-length terms, (s) approval of a cancellation of shares or a reduction in the par value of the shares, (t) approval of changes of and amendments to the Company’s Articles of Association to the extent such changes or amendments do not materially adversely and disproportionately affect the Shareholder relative to all other equityholders of the Company, (u) approval of a share capital increase where statutory pre-emptive rights are safeguarded, to the extent not exceeding twenty percent (20%) and to the extent necessary for M&A or financing-related activities, (v) approval of any matter enumerated in Rule 14a-6 of the Exchange Act that does not require a preliminary proxy filing pursuant thereto (other than 14a-6(a)(3)), (w) any shareholder proposal made pursuant to Rule 14a-8 of the Exchange Act or applicable Law, in each case, to the extent the Board’s recommendation in respect of the subject matter of such proposal complies with the Shareholder’s bona fide publicly available specific policies in respect of such matter (if any), (x) change of domicile or registered office and (y) approval of the required Company reports and so-called environmental, social and governance matters.
“Shareholders Meeting” has the meaning set forth in Section 4.2(a).
“Shares” means the common shares, par value $0.01 per share, of the Company and any and all securities of any kind whatsoever of the Company which may be issued after the date of this Agreement in respect of, or in exchange for, such common shares of the Company pursuant to a merger, consolidation, share split, share dividend or recapitalization of the Company or otherwise.
“Standstill Fall-Away Date” has the meaning set forth in Section 3.1.
“Subsidiary” or “Subsidiaries” means with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.
“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, shares.
“Voting Fall-Away Date” has the meaning set forth in Section 5.1.

ARTICLE II.
TRANSFER RESTRICTIONS
Section 2.1   Transfer Restrictions.
(a)   During the Restricted Period, the Shareholder shall not Transfer any Shares without the prior written consent of the Company; provided, that the foregoing shall not prohibit (i) Transfers between the Shareholder and any of its Affiliates so long as, prior to any such Transfer, and as a condition to the effectiveness of any such Transfer, such Affiliate executes and delivers to the Company a joinder to this Agreement in the form attached hereto as Exhibit A (the “Joinder”) or (ii) any Exempt Transfer. The Shareholder Affiliate shall comply with the terms of this Agreement, and be entitled to the rights and privileges and to receive the benefits conferred under this Agreement, in each case, as if such Shareholder Affiliate were the Shareholder.
(b)   Following the expiration of the Restricted Period, the Shareholder shall not Transfer any Shares without the prior written consent of the Company; provided, that notwithstanding the foregoing, following the expiration of the Restricted Period, the Shareholder may Transfer all or any portion of the Shares held by the Shareholder without the prior written consent of the Company pursuant to Transfers set forth below:
(i)   Exempt Transfers;
(ii)   to an Affiliate; provided, that prior to any such Transfer, and as a condition to the effectiveness of any such Transfer, such Affiliate executes and delivers to the Company a Joinder;
(iii)   pursuant to the procedures described in the Registration Rights Agreement;
(iv)   pursuant to Rule 144 under the Securities Act; or
(v)   in one or more privately negotiated bona fide sales exempt from the registration requirements of the Securities Act.
provided, that the Shareholder may not, whether during or after the Restricted Period Transfer any Shares to any Person or Group who is an Activist Investor or Company Competitor.
(c)   The Shareholder will reasonably cooperate with the Company to give effect to the Transfer restrictions contemplated by this Agreement, including by cooperating with the Company and its transfer agent as reasonably requested by the Company. Any purported Transfer in violation of this Article II shall be null and void ab initio. To the extent any Transfer is effected in violation of this Agreement, at the request of the Company, the Shareholder shall use its reasonable best efforts to rescind or otherwise unwind such Transfer at its own expense and at the direction of the Company.
Section 2.2   Rule 144 Transfers. The Company shall use its commercially reasonable efforts to ensure that the conditions to the availability of Rule 144 set forth in paragraph (c) thereof shall be satisfied, including by delivering any required instruction letters and legal opinions to its transfer agent. For so long as the Shareholder and Shareholder Affiliates beneficially own, in the aggregate, more than five percent (5%) of the outstanding shares of Shares, the Shareholder shall use commercially reasonable efforts to deliver a written notice to the Company prior to a disposition of Shares by such Persons pursuant to Rule 144 but otherwise as promptly as practicable following such disposition.
ARTICLE III.
STANDSTILL
Section 3.1   Limitation on Share Acquisition and Ownership.   From and after the date of this Agreement, unless an exemption or waiver is otherwise approved in advance in writing by the Board, Shareholder shall not, and shall cause its Affiliates not to and shall direct its and their respective Representatives not to, until the date (the “Standstill Fall-Away Date”) that the Shareholder and Shareholder Affiliates collectively beneficially own, in the aggregate, less than seven percent (7%) of the Shares (as adjusted for unit splits, reverse unit splits, dividends, combinations or the like), directly or indirectly, acquire (through beneficial ownership or otherwise) any Capital Stock or other securities issued by the Company or any Subsidiary thereof that derives its value from or has voting rights in respect of (in whole or in part) any Capital Stock of the Company or any Subsidiary thereof, or any rights, options or other derivative securities or Contracts or instruments to acquire such ownership that derives its value (in whole or in part) from such securities (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing); provided, however, that notwithstanding the foregoing, (a) the foregoing shall not restrict the issuance of Shares to the Sellers and their Affiliates pursuant to the Business Combination Agreement and (b) from and after the Closing (after giving effect to the issuance of Shares to the Shareholder and its Affiliates pursuant to the Business Combination Agreement), the Shareholder may, directly or indirectly, acquire (i) an additional number of Shares up to nineteen point nine percent (19.9%) of all Shares then outstanding (when aggregating the Shares held by the Shareholder and its Affiliates), subject to reasonable prior consultation with the Company and subject to coordinating, as reasonably requested by the Company, with any Company Share-buyback programs then currently in effect and (ii) without application of the foregoing clause (i), with the prior written consent of the Board (such consent to be provided or not in the Board’s sole discretion and subject to such conditions as the Board may apply to such consent), additional Shares so long as, in each case, (x) such additional Shares acquired from and after Closing pursuant to clauses (i) and (ii) remain subject to the restrictions set forth in this Agreement before the Voting Fall-Away Date and (y) both before and after the Voting Fall-Away Date, the Shareholder and its Affiliates vote such number of Shares in excess of [ • ] percent ([•]%)1 of all Shares then issued and outstanding (when aggregating the Shares held by the Shareholder and its Affiliates, but excluding any Shares acquired from and after Closing pursuant to clause (ii)) that are not subject to voting restrictions as a condition of the Board consent provided pursuant thereto ratably with the general shareholder base (excluding such Shareholder and its Affiliates).
Section 3.2   Standstill.   From and after the date of this Agreement, unless an exemption or waiver is otherwise approved in advance in writing by the Board, Shareholder shall not, and shall cause its Affiliates not to and its and their Representatives acting on their behalf not to, until the Standstill Fall-Away Date, directly or indirectly:
(a)   engage in any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Exchange Act) or consents to vote (or withhold the vote of) any Shares, or conduct any binding or nonbinding referendum with respect to any Shares, or assist or participate in any other way, directly or indirectly, in any solicitation of proxies (or consents) with respect to any Shares, or otherwise become a “participant” in a “solicitation” (as such term is defined under Regulation 14A under the Exchange Act) to vote (or withhold the vote of) any Shares or other Capital Stock of the Company; provided that the foregoing will not be deemed to restrict or limit in any manner in which Shareholder or its Affiliates votes any of its Shares or Capital Stock, directly or by proxy, subject to compliance with the other terms and conditions of this Agreement;
(b)   other than through participation on the Board (or applicable committee) or any statements of opinion relating to corporate governance strategy that are not specifically targeted at the Company or the Board, make any public statement with the effect of: (i) controlling, changing or influencing the Board, management or policies of the Company, including any plans or proposals to change the voting standard with respect to director elections, the number of directors or the removal of any directors (other than Shareholder Nominees), or to fill any vacancies on the Board (other than Shareholder Nominees), except as contemplated in this Agreement, (ii) causing any change in the capitalization, share repurchase programs and practices or dividend policy of the Company, (iii) causing any other change in the Company’s management, business or corporate structure, (iv) seeking to have the Company waive or make amendments or modifications to the Articles of Association or policies of the Company (each as may be amended from time to time) or other actions that may impede or facilitate the acquisition of control of the Company by any person; (v) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (vi) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

1 Note to Draft:   To be Closing Ownership levels.

(c)   form, join, knowingly encourage the formation of or knowingly engage in discussions relating to the formation of, or participate in a Group for the purpose of seeking control, or influencing the control of, the Company, except for the arrangements expressly set forth in this Agreement;
(d)   offer or propose to acquire or agree to acquire (or request permission to do so), whether directly or indirectly, by market purchases, private purchases, tender or exchange offer, through the acquisition of control of another Person, by joining or participating in a Group or otherwise, any Shares or other Capital Stock of the Company (or the beneficial ownership thereof) or any securities convertible or exchangeable into or exercisable for any Shares or other Capital Stock of the Company (or beneficial ownership thereof) (including any derivative securities or other rights decoupled from the underlying securities of the Company), except as permitted by and in accordance with Section 3.1 and Section 3.3;
(e)   (i) except as expressly provided herein (and in accordance with the terms and conditions hereof), nominate, recommend for nomination or give notice of an intent to nominate or recommend for nomination a person for election at any Shareholders Meeting at which the Company’s Directors are to be elected or (ii) (A) present at any Shareholders Meeting any proposal (pursuant to Rule 14a-8 or otherwise) for consideration for action by the shareholders or (B) call or seek to call, or request the call of, alone or in concert with others, or support another shareholder’s call for, any meeting of shareholders, whether or not such a meeting is permitted by the Company’s organizational documents;
(f)   deposit any voting securities of the Company in any voting trust or similar arrangement (unless such securities remain subject to the restrictions set forth in this Agreement);
(g)   (i) seek to advise, encourage or influence any other Person or assist any third party in so advising, encouraging or influencing any other Person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum (other than such encouragement, advice or influence that is consistent with the Board’s recommendation in connection with such matter) or (ii) seek to advise, encourage or influence any Person with respect to, whether alone or in concert with others, the election, nomination or removal of a director other than as permitted by Article IV;
(h)   separately or in conjunction with any third party in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, propose (publicly or privately, with or without conditions), indicate an interest in or effect or commence any tender offer or exchange offer, merger, acquisition, reorganization, restructuring, recapitalization or other business combination involving the Company or any of its Subsidiaries or the assets or businesses of the Company or any of its Subsidiaries or actively encourage or initiate or support any other third party in any such activity; provided, however, that Shareholder or its Affiliates shall be permitted to vote on any such transaction in accordance with the terms and conditions of this Agreement; provided, further, that for the avoidance of doubt, tendering into any tender offer or exchange offer not commenced by Shareholder or its Affiliates as permitted in Section 3.3(b) will not violate this Section 3.2(h);
(i)   encourage, facilitate, support, participate in or enter into any negotiations, agreements, arrangements or understandings with respect to, the taking of any actions by any other Person in connection with the foregoing that is prohibited to be taken by the Shareholder (except as set forth in Article I);
(j)   (i) publicly seek or publicly request permission to do any of the foregoing, (ii) publicly request to amend or waive any provision of Section 3.1 or this Section 3.2 (including this clause (j)), or (iii) publicly make or publicly seek permission to make any public announcement with respect to any of the foregoing;
(k)   contest the validity or enforceability of the agreements contained in Section 3.1 or this Section 3.2 or publicly seek a release of the restrictions contained in Section 3.1 or this Section 3.2 (whether by legal action or otherwise);
(l)   enter into any agreement, arrangement or understanding with respect to any of the foregoing; or

(m)   knowingly encourage or knowingly facilitate others to do any of the foregoing.
Section 3.3   Permitted Actions.   Notwithstanding anything to the contrary in Section 3.2 above, (i) no action or activity required or otherwise contemplated to be taken by Shareholder or its Affiliates or a Shareholder Nominee under this Agreement or the Business Combination Agreement or any exhibit thereto shall be or be deemed to be restricted by or subject to the prohibitions set forth in Section 3.2 and (ii) no Shareholder Nominee or any other Director shall be or be deemed to be restricted from communicating with, participating in, or otherwise seeking to affect the outcome of, discussions and votes of the Board (or any committee thereof) with respect to any matters coming before it, or otherwise deemed to be subject to Section 3.2 with respect to such person’s activities in his or her capacity as a Director. The restrictions set forth in Section 3.1 and Section 3.2 shall not apply to the Shareholder if such Shareholder is in compliance with its obligations hereunder and if any of the following occurs; provided, that, in the event any matter described in any of clauses (a) through (c) of this Section 3.3 has occurred and resulted in the restrictions imposed under Section 3.1 or Section 3.2 ceasing to apply to the Shareholder, then, in the event the transaction related to such matter has not occurred within six (6) months of the date on which the Shareholder was released from such restrictions, then so long as such transaction is not being actively pursued at such time, the restrictions set forth in Section 3.1 and Section 3.2 shall thereafter resume and continue to apply in accordance with their terms subject to this Section 3.3):
(a)   in the event that the Company enters into a definitive agreement with respect to, a merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance, or otherwise, (i) involving the sale to an unaffiliated third party of all or substantially all of the Company’s and its Subsidiaries’ assets, taken as a whole, on a consolidated basis or (ii) that would, if consummated, result in the shareholders of the Company immediately prior to the consummation of such transaction, owning less than fifty percent (50%) of the total outstanding voting power of the voting securities of the Company or the surviving company (or any direct or indirect parent entity thereof) in such transaction;
(b)   in the event that a tender offer or exchange offer is commenced by a third Person (and not involving any breach by the Shareholder of Section 3.2) which tender offer or exchange offer, if consummated, would result in a Change of Control of the Company, and either (i) the Board recommends (by majority vote) that the shareholders of the Company tender their shares in response to such offer or does not recommend against the tender offer or exchange offer within ten (10) Business Days after the commencement thereof or such longer period as shall then be permitted under U.S. federal securities laws or (ii) the Board later publicly recommends (by majority vote) that the shareholders of the Company tender their shares in response to such offer; or
(c)   the Company makes a public announcement that is approved by the Board (by majority vote) that it intends to consummate a Change of Control transaction; provided, however, that the Shareholder shall not in any event be permitted to jointly make a competing proposal unless (x) Section 3.3(b) applies and (y) a majority of the non-Affiliated Shareholder Directors have provided their prior written consent to the cooperation in anticipation of, and the making of, such joint competing proposal.
ARTICLE IV.
CORPORATE GOVERNANCE
Section 4.1    Size, Composition and Election of the Board.
(a)   From and following the Closing Date, the Board shall be comprised of twelve (12) Directors and the following Persons (each, a “Shareholder Nominee”), among others, shall be nominated in accordance with Section 4.2 conditional upon consummation of the Closing and until the shareholders of the Company vote and approve each Shareholder Nominee prior to their joining the Board in accordance with Section 4.2 below; provided, that the Shareholder shall have the right, but not the obligation, to nominate until the date that the Shareholder and Shareholder Affiliates cease to collectively hold and own, directly or indirectly (i) at least ten percent (10%) of the Shares (as adjusted for unit splits, reverse unit splits, dividends, combinations or the like), two (2) Directors designated by the Shareholder to be its nominees pursuant to this Article IV (each, a “Shareholder Director”) who initially shall be [•] and [•]; and (ii) at least five percent (5%) but less than ten percent (10%) of the Shares (as adjusted for unit splits, reverse unit splits, dividends, combinations or the like), one (1) Shareholder Director. For the avoidance of doubt, following the termination of the right to designate a Shareholder Director to the Board pursuant to the foregoing sentences, such right of designation shall not be reinstated in the event that after such occurrence the Shareholder and Shareholder Affiliates collectively hold and own, directly or indirectly, five percent (5%) or more of the Shares.
(b)   To the extent the Company formally adopts any diversity and inclusion requirements with respect to the composition of the Board as a whole, the Shareholder will (i) consider such diversity requirements with respect to the composition of the Board as a whole at the time in good faith in designating the Shareholder Directors, and (ii) reasonably consult with the Company in respect of any applicable diversity objectives in connection with its Shareholder Directors designation.
(c)   Notwithstanding anything to the contrary herein, for so long as the Shareholder holds the right to designate a Shareholder Director to the Board pursuant to this Article IV, if (i) such Shareholder Directors together with the Other Shareholder Directors, then-nominated or currently serving, as applicable, do not collectively comply with, on a proportional basis relative to the aggregate size of the Board, any numerical diversity requirements under applicable Law or stock exchange rules in respect of the composition of the Board, and (ii) the resulting composition of the Board inclusive of such Shareholder Directors together with the Other Shareholder Directors would be in a violation of such Law or stock exchange rules, then the size of the Board may be increased to the extent necessary to accommodate such number of additional directors who satisfy such diversity requirements to be nominated in order to allow the Board to comply with such applicable Law or stock exchange rule (for the avoidance of doubt, the Company acknowledges that if the diversity requirement is for 30% of the Board to be comprised of certain individuals, such requirement shall be deemed to be proportionally satisfied so long as at least one director who satisfies such requirement is nominated by either Shareholder or the Other Shareholder).
Section 4.2    Election to the Board.
(a)   In connection with any annual or special meeting of shareholders of the Company (each annual or special meeting, a “Shareholders Meeting”) at which a Shareholder Director stands for election or reelection to the Board, the Company shall give written notice (x) with respect to an annual meeting, no earlier than ninety (90) days prior to the anniversary of the Company’s prior annual meeting or (y) with respect to a special meeting, no earlier than ninety (90) days prior to the date of such meeting, to the Shareholder to request that the Shareholder nominate each Shareholder Nominee, and the Shareholder shall give written notice to the Company of each Shareholder Nominee no later than thirty (30) days after receiving such notice.
(b)   In connection with any Shareholders Meeting in which a Shareholder Nominee stands for election to the Board, the Shareholder shall take all necessary action to cause its Shareholder Nominees to consent to such reference and background checks and to provide such information (including information necessary to determine any disclosure obligations of the Company) as the Board or (or applicable committee) may reasonably request in connection with the Company’s disclosure obligations or in connection with the Company’s legal, regulatory or stock exchange requirements, which requests shall be of the same type as the Company requests of all other nominees to the Board.
(c)   Subject to the provisions set forth in this Article IV, the Company shall use commercially reasonable efforts to take all Necessary Action to cause any Shareholder Nominees to be appointed or elected to the Board. When a Shareholder Nominee stands for an election of the Board in connection with a Shareholders Meeting, subject to applicable requirements or qualifications under applicable Law or applicable stock exchange rules, the Company agrees to nominate and recommend that the holders of Capital Stock of the Company who are entitled to vote at such Shareholders Meeting vote in favor of the election of such Shareholder Nominee.
(d)   Neither the Company nor the Board shall be under any obligation to nominate or recommend a proposed Shareholder Nominee if the Board (or applicable committee) determines (by majority vote) in good faith acting reasonably that such proposed Shareholder Nominee is not a Qualifying Nominee.

(e)   As promptly as practicable following the date hereof, if the initial Shareholder Nominees have not been elected to the Board prior to (but effective upon) the Closing, the Company shall take all Necessary Action to hold a special Shareholders Meeting to vote upon the election of the initial Shareholder Nominees to the Board; provided, however, that in no event shall more than one such meeting be required pursuant to this Section 4.2(e).
Section 4.3   Committees.   For so long as the Shareholder has the right to designate at least one (1) Shareholder Director, subject in each case to applicable Laws and stock exchange regulations, (a) the Board shall select one (1) or more Shareholder Directors to be appointed to serve on committees of the Board based on each Shareholder Directors’ expertise, experience and qualifications (as determined by the Board in good faith); provided, that the Shareholder shall have representation across all committees of the Board proportional to its representation on the Board (rounded down to the nearest whole number) and (b) the Board shall cause all committee meetings to be open to at least one (1) Shareholder Director (or, if there are no Shareholder Directors at the time, at least one (1) of Shareholder’s non-director observers then entitled to attend Board meetings pursuant hereto).
Section 4.4   Qualification; Removal and Replacement of Shareholder Nominees.   Each Shareholder Nominee shall, at the time of nomination and at all times thereafter until such individual’s service on the Board ceases, be a Qualifying Nominee. If the Board (or applicable committee) determines in good faith acting reasonably that a Shareholder Nominee elected to the Board has ceased to be a Qualifying Nominee, the Shareholder shall promptly deliver (a) to such Shareholder Director, a notice of effectiveness (subject to acceptance by the Board) of such Shareholder Director’s resignation from the Board and (b) to the Company, (A) the resignation of such Shareholder Director elected to the Board and (B) a copy of the notice of effectiveness delivered to such Shareholder Director as described in the foregoing clause (a). In the event that NYSE expressly informs the Company that a Shareholder Nominee is not independent under applicable NYSE regulations, the Board (or applicable committee) shall be permitted to determine that such Shareholder Nominee is no longer a Qualifying Nominee or eligible to be a member of any committee of the Board where such independence is required under the NYSE regulations. Notwithstanding anything set forth to the contrary in the Articles of Association or the Organizational Regulations, if a Shareholder Director shall cease for any reason to serve as a Director (including by death, disability, retirement, resignation or removal of such Shareholder Director but excluding a resignation of such Shareholder Director pursuant to Section 4.5(b)), the Shareholder shall have the exclusive right to designate a replacement for such Shareholder Director (a “Replacement”) to the Board (or applicable committee); provided, that such Replacement qualifies as a Qualifying Nominee. If the Board (or applicable committee) determines that such Replacement qualifies as a Qualifying Nominee, the Company shall promptly take all Necessary Action within its control necessary to satisfy the requirements under this Article IV with respect to such Replacement. If any such Replacement is not determined by the Board (or applicable committee) to be a Qualifying Nominee, the Shareholder shall be entitled to continue designating a Replacement until such proposed designee is determined by the Board (or applicable committee) to qualify as a Qualifying Nominee. For the avoidance of doubt, the Parties acknowledge and agree that nothing herein shall obligate the Company to call a Shareholders Meeting and that the Shareholder has no contractual rights hereunder to cause a Shareholders Meeting to be held by the Company; provided, that at any time the Shareholder has the right to nominate at least one (1) Shareholder Director hereunder but has no Shareholder Director serving on the Board, the Shareholder shall have the right to designate one (1) individual as a non-voting observer to the Board who shall be entitled to attend any meetings of the Board until a Replacement is approved at the subsequent Shareholders Meeting as though such observer were a Shareholder Director, in each case, subject to applicable Laws and stock exchange regulations.
Section 4.5   Resignation; Removal.
(a)   The Shareholder shall have the right at any time and from time to time to cause its Shareholder Director to promptly tender his or her resignation from the Board and any committee of the Board on which he or she then serves by delivering (i) to the Shareholder Director, a notice of effectiveness of such Shareholder Director’s resignation from the Board and (ii) to the Company, (A) the resignation of such Shareholder Director and (B) a copy of the notice of effectiveness delivered to the Shareholder Director as described in the foregoing clause (i); provided, that if the Shareholder still has the right to designate a Shareholder Nominee, the Company shall use commercially reasonable efforts to take all

Necessary Action at the subsequent annual Shareholders’ Meeting of the Company to submit the Replacement for approval at such Shareholders Meeting and recommend to the shareholders that they approve the Replacement; provided, further, that the Shareholder provides all relevant information reasonably requested by the Company regarding the Replacement at least twenty (20) Business Days prior to such Shareholders Meeting; provided, further, that until the time the Replacement is appointed, the nominating Shareholder shall have the right to appoint an observer to the Board pursuant to its rights under Section 4.3 hereof.
(b)   If the Shareholder no longer has the right to designate the number of Shareholder Nominees then nominated to or serving on the Board pursuant to the terms of this Article IV, the Shareholder shall cause the applicable number of Shareholder Directors to promptly tender their resignations from the Board and any committee of the Board on which they serve by delivering (i) to each such Shareholder Director, a notice of effectiveness (subject to acceptance by the Board) of such Shareholder Director’s resignation from the Board and (ii) to the Company, (A) the resignation of each such Shareholder Director elected to the Board and (B) a copy of the notice of effectiveness delivered to each such Shareholder Director as described in the foregoing clause (i) and, if the Board accepts such resignation(s), the resulting vacancy or vacancies shall be filled in accordance with the Company’s Articles of Association and the Organizational Regulations.
Section 4.6   Rights of the Shareholder Directors.
(a)   The Company shall notify each Shareholder Director, at the same time and in the same manner as such notification is delivered to the other members of the Board, of all regular meetings and special meetings of the Board and of all regular and special meetings of any committee of the Board of which such Shareholder Director is a member. The Company and the Board shall provide each Shareholder Director with copies of all notices, minutes, consents and other material that it provides to all other members of the Board concurrently as such materials are provided to the other members.
(b)   Each Shareholder Director shall be entitled to the same directors’ and officers’ insurance coverage as the other Directors and the same indemnification from the Company as such other Directors, in each case, effective no later than the date on which such Shareholder Director joins the Board. If the Company enters into indemnification agreements with its Directors generally, the Company will enter into an indemnification agreement with each Shareholder Director in the same form and substance as those of the other Directors.
Section 4.7   Compensation.   Except to the extent a Shareholder may otherwise notify the Company, the Shareholder Directors shall be entitled to compensation consistent with the compensation received by other Directors; provided, that at the election of a Shareholder Director, any Director compensation shall be paid to a Shareholder or an Affiliate thereof specified by such Shareholder Director rather than to such Shareholder Director.
ARTICLE V.
VOTING
Section 5.1   Voting.   From and after the Closing, unless an exemption or waiver is otherwise approved in advance in writing by the Board, until the date (the “Voting Fall-Away Date”) that is six (6) months after the later of (x) thirty (30) months from the date hereof and (y) the date no Shareholder Director is serving on the Board and, if the Shareholder has the right to nominate a Shareholder Director hereunder at that time, the Shareholder has certified in writing to the Company that it irrevocably waives and agrees to forego all its rights under this Agreement with respect to representation on the Board (or nomination thereto) and any committee thereof, with respect only to any matter relating to (a) the election or removal of Directors to or from the Board, (b) the effectuation of the provisions of this Agreement, or (c) a Shareholder Voting Matter, the Shareholder (i) shall attend, in person or by proxy, all meetings of the shareholders of the Company and shall vote, or cause to be voted, all shares of Capital Stock held by the Shareholder and its Affiliates in such manner as is recommended by the Board and (ii) shall deliver (or cause to be delivered) written consents for all the shares of Capital Stock beneficially owned by the Shareholder and its Affiliates on any matter submitted for the written consent of the shareholders of the Company, voting for (or against) the matters contemplated by such written consent in such manner as is recommended by the Board; provided, that the Shareholder’s obligation to comply with the foregoing is, in all cases, subject to compliance with the express, affirmative requirements of the Shareholder’s bona fide publicly available voting principles and guidelines and the Company’s compliance with the terms of this Agreement in all material respects. Both before and after the Voting Fall-Away Date, the Shareholder shall and shall cause and its Affiliates to vote its Shares ratably with the general shareholder base (excluding such Shareholder and its Affiliates) on any transaction (if such transaction is subject to a Company shareholder vote at all) between the Company and its Subsidiaries, on the one hand, and the Shareholder or an Affiliate thereof, on the other hand. For the avoidance of doubt, all other matters shall be voted on at the sole discretion of the Shareholder, including, without limitation, the Shareholder Discretionary Matters; provided, however, that the obligation to vote and consider appropriate factors on a case-by-case basis with respect to any matter contemplated by such principles and guidelines shall not be given effect in a manner in-and-of itself that overrides Shareholder’s affirmative voting obligations with respect to the Shareholder Voting Matters to the extent such Board recommendation otherwise complies with the principles and guidelines in respect of such matter set forth in such principles and guidelines; provided, further, that the Shareholder shall reasonably inform and consult with the Company prior to voting against a Board recommendation pursuant to the foregoing sentence (such obligation to inform and consult shall be, for the avoidance of doubt, deemed satisfied to the extent the Shareholder Director raises such issues at a meeting of the Board).
ARTICLE VI.
RESTRICTIVE COVENANTS
Section 6.1   Non-Solicit; Non-Compete.
(a)   In connection with the transactions contemplated by the Acquisition, from the Closing until occurrence of the Voting Fall-Away Date, Shareholder shall not and shall cause each of its Affiliates not to, directly or indirectly, solicit or hire (or cause to be directly or indirectly solicited or hired) whether as an employee, consultant or independent contractor or otherwise, any director (other than a Shareholder Director), officer, manager, or senior executive or full-time consultant (“Service Provider”) of the Company or its Subsidiaries; provided, that, the foregoing restriction shall not apply to (i) generalized searches by use of advertising or recruiting efforts (including the use of search firms) that are not specifically targeted at such Service Providers or hiring any individual who responds to any such general solicitation or (ii) soliciting or hiring any Service Provider who is no longer employed by the Company or any of its Affiliates and has not been so employed by the Company or its Affiliates for at least one hundred and eighty (180) days prior to such solicitation or hiring.
(b)   In connection with the transactions contemplated by the Acquisition, from the Closing until the occurrence of the Voting Fall-Away Date, Shareholder shall not and shall cause each of its Affiliates not to, directly or indirectly, engage in any Competitive Business; provided, however, that the foregoing shall not restrict Shareholder and Shareholder Affiliates from (i) acquiring or owning any non-convertible indebtedness of a Person, (ii) owning and continuing to hold or own as an investment, directly or indirectly, securities of a company engaged in any Competitive Business acquired prior to June 13, 2023 and disclosed to the Company prior to such date, (iii) acquiring or owning as an investment, equity securities of any company that is engaged in any Competitive Business if Shareholder (A) does not, directly or indirectly, beneficially own in the aggregate five (5) percent (5%) or more of the outstanding voting equity securities of such company and (B) acquires or owns such securities for passive investment purposes only, (iv) acquiring and continuing to hold or own any securities of any business or Person engaged in any Competitive Business; provided, however, that such business or Person is not (and is not owned by) any Company Competitor or (v) continuing to hold or own any securities of any Company Competitor held or owned by Shareholder and Shareholder Affiliates before such Person was added to Schedule A or identified as a competitor in the Company’s most recently filed Annual Report on a Form 10-K pursuant to the terms hereof.
Section 6.2   Corporate Waiver.   Subject to applicable legal requirements and any express agreement that may from time to time be in effect, the Company agrees that the Shareholder Nominees, the Shareholder and its Affiliates or any portfolio company thereof (collectively, “Covered Persons”) may, and shall have no duty not to invest in, carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, stockholder, equityholder or investor in any person, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company or any of its Subsidiaries; provided, however, that no Covered Person may invest or make investments in any business (a) restricted by Section 6.1(b) or (b) on the basis of Confidential Information it has received directly from the Company or its Representatives.
ARTICLE VII.
TERMINATION
Section 7.1   Termination.   This Agreement, shall terminate as follows:
(a)   Section 2.1(a) shall terminate upon the earlier occurrence of (i) expiration of the Restricted Period and (ii) the mutual written agreement of the Shareholder and the Company.
(b)   Section 2.1(b) and Section 2.1(c) shall terminate upon the earliest to occur of (i) the date that the Shareholder and Shareholder Affiliates collectively beneficially own, in the aggregate, less than five percent (5%) of the Shares (as adjusted for unit splits, reverse unit splits, dividends, combinations or the like), (ii) the Voting Fall-Away Date and (iii) the mutual written agreement of the Shareholder and the Company.
(c)   Article III shall terminate upon the earlier occurrence of (i) the Standstill Fall-Away Date and (ii) the mutual written agreement of the Shareholder and the Company.
(d)   Article IV shall terminate upon the earlier occurrence of (i) the date that the Shareholder and Shareholder Affiliates collectively beneficially own, in the aggregate, less than five percent (5%) of the Shares (as adjusted for unit splits, reverse unit splits, dividends, combinations or the like) and (ii) the mutual written agreement of the Shareholder and the Company.
(e)   Article V and Section 6.1 shall terminate upon the earlier occurrence of (i) the Voting Fall-Away Date and (ii) the mutual written agreement of the Shareholder and the Company.
(f)   All other provisions of this Agreement, other than the provisions of Article X, shall terminate upon the earlier occurrence of (i) both the Standstill Fall-Away Date and the Voting Fall-Away Date and (ii) the mutual written agreement of the Shareholder and the Company.
Section 7.2   13D Filing.   Promptly following the occurrence of both the Standstill Fall-Away Date and the Voting Fall-Away Date, the Shareholder shall execute a notice in the form attached hereto as Exhibit B, certifying that such condition to termination has occurred (unless the Shareholder has filed a Schedule 13D with the SEC reflecting the same, which shall be deemed notice thereof); provided, however that any such notice shall not be a condition to such termination.
Section 7.3   Effect of Termination; Survival.   In the event of any termination of this Agreement pursuant to Section 7.1(f), this Agreement shall be terminated and there shall be no further liability or obligation under any provisions on the part of any Party, other than the provisions of Article X, which provisions shall survive any termination; provided, that nothing contained in this Agreement (including this Section 7.3) shall relieve a Party from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement to the extent occurring prior to such termination.
ARTICLE VIII.
REPRESENTATIONS OF THE SHAREHOLDER
The Shareholder hereby represents and warrants to the Company that as of the date hereof:
Section 8.1   Qualification and Organization.   The Shareholder is a legal entity duly organized, validly existing and, where relevant, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or, where relevant, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to prevent, delay or impede the consummation of the transactions contemplated hereby.
Section 8.2   Corporate Authority Relative to this Agreement.   The Shareholder has all requisite corporate or similar power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Shareholder of this Agreement have been duly and validly authorized by the Shareholder. This Agreement has been duly and validly executed and delivered by the Shareholder and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.
Section 8.3   Investigation; Litigation.   (a) There is no investigation, audit or review pending (or, to the knowledge of the Shareholder, threatened) by any Governmental Authority with respect to the Shareholder or any of its properties, rights or assets, (b) there are no claims, actions, suits or other Proceedings pending (or, to the knowledge of the Shareholder, threatened) against the Shareholder or any of its properties, rights or assets, and (c) there are no Orders imposed upon the Shareholder or any of its properties, rights or assets by any Governmental Authority, which, in the case of clauses (a), (b), or (c), would reasonably be expected to, individually or in the aggregate, prevent, delay or impede the ability of the Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.
Section 8.4   Reliance.   The Shareholder understands and acknowledges that the Company is entering into the Business Combination Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement.
Section 8.5   Finders and Brokers.   The Shareholder has not entered into any agreement with any investment banker, broker or finder in connection with this Agreement, other than as set forth in Section 3.8 of the Sellers Disclosure Letter, who might be entitled to any fee or any commission payable by the Company in connection with or upon consummation of the transactions contemplated hereby, which the Company will be responsible for paying.
Section 8.6   Investment.
(a)   The Shareholder is an Accredited Investor and has had such opportunity as it has deemed adequate to obtain from the Company such information as is necessary to permit the Shareholder to evaluate the merits and risks of its acquisition of the Shares issued to the Shareholder pursuant to the Business Combination Agreement. The Shareholder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in any acquisition of the Shares and to make an informed investment decision with respect to such acquisition. The Shareholder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.
(b)   The Shareholder acknowledges and agrees that the Shares being issued to the Shareholder pursuant to the Business Combination Agreement will be acquired for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same in violation of any applicable securities Laws.
(c)   The Shareholder understands that (i) the Shares being issued to the Shareholder pursuant to the Business Combination Agreement, when issued, will be restricted securities under applicable Laws and are being acquired from the Company in a transaction not involving a public offering and (ii) under such Laws, the Shares being issued to the Shareholder pursuant to the Business Combination Agreement may be resold without registration under the Securities Act only in certain limited circumstances. Other than this Agreement and the Registration Rights Agreement, the Shareholder does not have any present or contemplated Contract, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition of the Shares being issued to the Shareholder pursuant to the Business Combination Agreement.
(d)   The Shareholder is not subject to any of the “bad actor” disqualifications described in Securities Act Rule 506(d)(1).
(e)   As of the date of this Agreement, other than the Shares issued to Shareholder pursuant to the Business Combination Agreement, neither the Shareholder nor any of its Affiliates holds any Shares nor has held any Shares since December 31, 2022.
ARTICLE IX.
REPRESENTATIONS OF THE COMPANY
The Company hereby represents and warrants to the Shareholder as follows:
Section 9.1   Qualification, Organization.   The Company is a legal entity duly organized, validly existing and, where relevant, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or, where relevant, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Shareholder. The Company’s Articles of Association and Organizational Regulations are in full force and effect and the Company is not in violation in any material respect of its Articles of Association and Organizational Regulations.
Section 9.2   Corporate Authority Relative to this Agreement.
(a)   The Company has all requisite corporate or similar power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Company of this Agreement have been duly and validly authorized by the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of the Shareholder, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.
(b)   Other than any consents that have already been obtained or will be obtained in connection with the consummation of the transactions contemplated by the Business Combination Agreement, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary, under applicable Law, for the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to materially prevent, delay or impede the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.
(c)   The execution and delivery by the Shareholder of this Agreement does not, and will not (i) conflict with or result in any violation of any provision of the Amazon Governing Documents or (ii) conflict with or violate any Laws applicable to the Company or any of its material properties or assets, other than in the case of clauses (i) and (ii), any such violation, breach, conflict, default, termination, modification, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to, individually or in the aggregate, materially prevent, delay or impede the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.
ARTICLE X.
GENERAL PROVISIONS
Section 10.1   Confidential Information.
(a)   Subject to compliance with the Company’s bona fide internal policies, and excluding any trade or business secrets, a Shareholder Director may disclose to such Shareholder’s Affiliates, and its and their relevant directors, officers and employees and external compliance, legal, accounting and tax advisors, any and all information received or observed by him or her in his or her capacity as a Shareholder Director; provided, that such information shall not be used for any purpose other than, to the extent consistent with applicable Law, (i) to monitor, oversee and make decisions with respect to the Shareholder’s investment in the Company; (ii) to comply with the Shareholder’s obligations under this Agreement; (iii) to exercise any of the Shareholder’s rights under this Agreement; (iv) to collaborate with the Company and (v) in order to perform the proper functions of a Person’s employment, profession or duties.
(b)   The Shareholder and each Shareholder Affiliate shall hold, in strict confidence, and shall not disclose to any Person, unless and to the extent disclosure is required by judicial or administrative process or by other requirement of Law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, Contracts, instruments, computer data and other data and information (collectively, “Confidential Information”) concerning the Company and its Subsidiaries furnished to it by Company or its Representatives pursuant to this Agreement (except (a) to the extent such Confidential Information (i) was previously known by the Shareholder or such Shareholder Affiliate on a non-confidential basis, (ii) is in the public domain through no breach by the Shareholder or any Shareholder Affiliate of any of the confidentiality obligations to the Company, (iii) is later acquired by the Shareholder or such Shareholder Affiliate from other sources not known by the Shareholder or such Shareholder Affiliate, after reasonable inquiry, to be subject to a duty of confidentiality with respect to such Confidential Information, or (iv) is independently developed by the Shareholder or Shareholder Affiliate without reference to or use of the Confidential Information and (b) Confidential Information may be disclosed by the Shareholder or such Shareholder Affiliate to its officers, directors, employees, partners, accountants, members, equityholders, clients, lawyers or other professional advisors to the extent any such Person needs to know such information in connection with the management of the investment of the Shareholder and the Shareholder Affiliates in the Company; provided, that the Shareholder or such Shareholder Affiliate informs any such Person that such information is confidential). If disclosure is required by judicial or administrative process or by any other requirement of Law, the Shareholder shall provide the Company with prompt written notice to the extent permissible by Law (provided, that no notice shall be required for disclosure required by judicial or administrative process or by other requirement of Law or the applicable requirements of any regulatory agency or relevant stock exchange, in each case, not specifically relating to the Company), together with a copy of any material proposed to be disclosed, so that the Company may (x) seek, at the Company’s expense, an appropriate protective order or other appropriate relief (and the Shareholder and the Shareholder Affiliates shall reasonably cooperate with the Company, at the Company’s expense, to obtain such order or relief), or (y) if the Company so elects, waive compliance with the provisions of this Section 10.1.
Section 10.2   Expenses.   Except as otherwise expressly provided herein or in the Business Combination Agreement, all expenses incurred in connection with the negotiation, execution and delivery of this Agreement shall be paid by the Party incurring such expenses.
Section 10.3   Withholding.   Each of the Company, its Affiliates and agents shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement or with respect to the Shares such amounts as are required to be deducted and withheld under applicable Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

Section 10.4   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied or sent by email transmission (so long as an error message is not generated in reply thereto) or sent by registered or certified mail, postage or by prepaid overnight courier, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):
if to the Company, to:
Bunge Global SA
Route de Florissant 13
Geneva 1206, Switzerland
Attention:
Joseph Podwika
Lisa Ware-Alexander

Email:
[***]

with a copy to (which shall not constitute notice):
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention:
Charles K. Ruck
Max Schleusener

Email:
charles.ruck@lw.com
max.schleusener@lw.com

If to the Shareholder, to:
Danelo Limited
Baarermattstrasse 3, PO Box 6341
Baar, Switzerland
Attention:
Shaun Teichner
John Burton

Email:
[***]

with a copy to (which shall not constitute notice):
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention:
Michael J. Aiello
Douglas P. Warner
David Avery-Gee

Email:
michael.aiello@weil.com
doug.warner@weil.com
david.avery-gee@weil.com

Section 10.5   Interpretation.   The following rules of interpretation shall apply to this Agreement: (a) the words “hereof”, “hereby”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the table of contents and captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof; (c) references to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified; (d) all exhibits and schedules annexed to this Agreement or referred to in this Agreement are incorporated in and made a part of this Agreement as if set forth in full in this Agreement; (e) any capitalized term used in any Exhibit or Schedule annexed to this Agreement but not otherwise defined therein shall have the meaning set forth in this Agreement; (f) any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and references to any gender shall include all genders; (g) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import; (h) “writing”,

“written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (i) references to any applicable Law shall be deemed to refer to such applicable Law as amended from time to time and to any rules or regulations promulgated thereunder; (j) references to any Person include the successors and permitted assigns of that Person; (k) references “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively; (l) references to “dollars” and “$” mean U.S. dollars; (m) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”; (n) references to times are to New York City times unless otherwise specified; (o) “or” shall not be given its disjunctive or exclusive meaning; (p) references to “days” shall mean “calendar days” unless expressly stated otherwise and (q) the Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
Section 10.6   Methodology for Calculations.   Except as otherwise expressly provided in this Agreement, for purposes of calculating (a) the amount of outstanding Shares as of any date and (b) the amount of Shares owned by a Person hereunder (and the percentage of the outstanding Shares owned by a Person hereunder), no Share Equivalents of the Company shall be treated as having been converted, exchanged or exercised. In the event of any share split, share dividend, reverse share split, any combination of the Shares or any similar event, with respect to all references in this Agreement to a shareholder or shareholders holding a number of Shares, the applicable number shall be appropriately adjusted to give effect to such share split, share dividend, reverse share split, any combination of the Shares or similar event.
Section 10.7   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Acquisition is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Acquisition is fulfilled to the extent possible.
Section 10.8   Entire Agreement; Third-Party Beneficiaries.
(a)   This Agreement (including any Schedule or Exhibit hereto) constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all other prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof.
(b)   No provision of this Agreement, express or implied, is intended to or shall confer upon any other Person other than the Parties any rights or remedies hereunder. The representations and warranties in this Agreement are the product of negotiations between the Parties and are for the sole benefit of the Parties. In some instances, the representations and warranties in this Agreement may represent an allocation between the Parties of risks associated with particular matters regardless of the knowledge of either Party. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 10.9   Assignment.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by the Shareholder or any Shareholder Affiliate without the prior written consent of the Company or by the Company without the prior written consent of the Shareholder. Any purported assignment in breach of this Section 10.9 shall be null and void. Notwithstanding anything to the contrary herein any Transfer of Shares by a Shareholder (other than to Shareholder Affiliates) shall not transfer to such transferee any Shareholder rights contemplated hereby without the prior written consent of the Board. Without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.
Section 10.10   Further Assurances.   Each Party shall cooperate, take such actions, enter into such agreements (including customary indemnification and contribution agreements) and execute such documents as may be reasonably requested by any other Party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby; provided, that no Party shall be obligated to take any actions or omit to take any actions that would be inconsistent with applicable Law.
Section 10.11   Governing Law; Jurisdiction.
(a)   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other jurisdiction; provided, however, that corporate law matters related to the Company shall, to the extent required by applicable Law, be governed by, and construed in accordance with, the Laws of Switzerland.
(b)   Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, in any action or Proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or Proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, (ii) agrees that any claim in respect of any such action or Proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or Proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or Proceeding in such courts. Each of the Parties agrees that a final judgment in any such action or Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 10.11 in the manner provided for notices in Section 10.4. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.
Section 10.12   Waiver of Jury Trial.   EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.12.
Section 10.13   Counterparts.   This Agreement may be executed (including by means of electronic transmission, such as by electronic mail in “pdf” form), in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties.
Section 10.14   Specific Performance. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each Party agrees that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, a non-breaching Party shall be entitled to (a) an Order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach. Each Party further agrees that the non-breaching Party shall not be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.14, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
Section 10.15   Amendment Modification; Waiver.
(a)   Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented by written agreement of the Company and the Shareholder. This Agreement may not be amended except by an instrument in writing signed on behalf of the Company and the Shareholder.
(b)   At any time, either the Company or the Shareholder (on behalf of itself and any Shareholder Affiliate), may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any obligation or other act of the other Party (ii) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or in any document delivered pursuant hereto, and (iii) waive compliance by the other Party with any agreement or condition to its own obligations contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.
Section 10.16   Non-Recourse.   This Agreement may only be enforced by the named Parties hereto. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Agreement, the Company and the Shareholder covenant, agree and acknowledge that no Person (other than the Parties hereto and their respective successors and permitted assigns) has any obligations hereunder, and that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, shareholder, member or partner of Shareholder or the Company or of any Affiliate thereof, whether by the enforcement of any assessment or by any legal or equitable Proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that, except in the case of fraud, no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the former, current and future equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, partners, managers or shareholders of Shareholder or any Affiliate thereof or the Company or any Affiliate thereof (or their respective successors or permitted assigns) or any former, current or future equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, partners, managers or shareholders of any of the foregoing, as such, for any obligation of Shareholder or the Company (or their respective successors or permitted assigns) under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.
Section 10.17   Structural Restrictions.   For the avoidance of doubt, in the event the Shareholder is not permitted to directly or indirectly invest in securities of the Company, its Subsidiaries, or any other entity in connection with the Company or its Subsidiaries to which are attached more than thirty percent (30%) of the votes that may be cast to elect or remove the directors (or members of a similar governing body) of such entity, then at no time will the Shareholder be required to hold in any entity to the extent the Shareholder would hold, directly or indirectly, securities of any such entity to which are attached more than thirty percent (30%) of the votes that may be cast to elect or remove the directors (or members of a similar governing body) of such entity; provided, that the Company and Shareholder shall cooperate in good faith to implement a structure to ensure the Shareholder does not violate such thirty percent (30%) rule (it being understood that any such structure shall not result in adverse tax or other consequences for the Company, its Subsidiaries or their shareholders).
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.
BUNGE GLOBAL SA
By:

Name: [•]
Title: [•]
THE SHAREHOLDER:
By:

Name: [•]
Title: [•]
[Signature Page to Shareholder’s Agreement]

EXHIBIT A
Form of Joinder
JOINDER TO SHAREHOLDER’S AGREEMENT
This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Shareholder’s Agreement dated as of [•], 202[•] (as amended from time to time, the “Shareholder’s Agreement”) by and among Bunge Global SA and Danelo Limited. Capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Shareholder’s Agreement.
The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Shareholder’s Agreement as of the date hereof and shall have all of the rights and obligations of the Shareholder as if it had executed the Shareholder’s Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholder’s Agreement.
IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.
Date: [•], 202[•]
[•]
By:

Name: [•]
Title: [•]
Address for Notices:
With copies to:

E-A-1

EXHIBIT B
FORM OF TERMINATION NOTICE
[DATE]
Bunge Global SA
[Address]
Attention:   Corporate Secretary
Re: Notice of Termination of Shareholder’s Agreement
To Whom It May Concern:
Bunge Global SA (the “Company”) and the undersigned (the “Shareholder”) are parties to that certain Shareholder’s Agreement (as amended from time to time, the “Agreement”), dated as of [•], 202[•]. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.
The Shareholder hereby certifies that, on [DATE], the Agreement was validly terminated pursuant to Section 7.1[•] of the Agreement. Accordingly, the Agreement is hereby automatically terminated, canceled, and of no further force and effect.
Sincerely,
[SHAREHOLDER]

E-B-1

SCHEDULE A
COMPANY COMPETITORS

E-B-2

Appendix F
Agreed Form
FORM OF SHAREHOLDER’S AGREEMENT
by and among
BUNGE GLOBAL SA
and
CPP INVESTMENTS
Dated as of [ •], 202[ • ]

F-1

F-2

SCHEDULES
Schedule A:	Company Competitors
Schedule B:	Prior CPPIB Owned Shares
EXHIBITS
Exhibit A:	Form of Joinder
Exhibit B:	Form of Termination Notice

F-3

Agreed Form
SHAREHOLDER’S AGREEMENT
This SHAREHOLDER’S AGREEMENT (this “Agreement”) is made as of [•], 202[•] by and between Bunge Global SA, a company incorporated under the laws of Switzerland (the “Company”) and shareholder listed under the heading “Shareholder” on the signature page hereto (the “Shareholder”).
RECITALS
WHEREAS, pursuant to a Business Combination Agreement, dated as of June 13, 2023 (as amended from time to time, the “Business Combination Agreement”), by and among Bunge Limited, an exempted company limited by shares incorporated under the laws of Bermuda, Viterra Limited, a private company limited by shares incorporated under the laws of Jersey (“Viterra”), and Danelo Limited, a company incorporated in Jersey with registration number 119668 (“Seller G”), Shareholder, Venus Investment Limited Partnership, a limited partnership formed under the laws of the Province of Manitoba, Canada (“Seller B”) and Ocorian Limited, a company incorporated in Jersey in its capacity as trustee of the Viterra Employee Benefit Trust, a trust for the benefit of certain current and former service providers of Viterra (“Seller T,” and collectively with Seller G, Shareholder and Seller B, “Sellers” and each individually, a “Seller”), at the closing of the Acquisition (the “Closing”), among other things, the Company will acquire all issued and outstanding shares of Danube from the Sellers (the “Acquisition”);
WHEREAS, as a result of the Acquisition, the Parties hereto expect that at Closing the Shareholder will own an aggregate number of Shares representing approximately [•] percent ( [•] )% of the Company’s Shares;
WHEREAS, in connection with the Acquisition, the Company and the Sellers (including the Shareholder) have entered into a registration rights agreement on the date hereof (as amended from time to time, the “Registration Rights Agreement”); and
WHEREAS, the Parties hereto desire to enter into an agreement to provide for certain rights and obligations associated with Share ownership.
NOW, THEREFORE, in consideration of the premises and mutual agreements, covenants and provisions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:
ARTICLE I.
DEFINITIONS
For purposes of this Agreement, the following terms have the meanings indicated:
“Accredited Investor” means an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.
“Acquisition” has the meaning specified in the recitals to this Agreement.
“Activist Investor” means as of any date, any Person that (a) has, directly or indirectly through its Affiliates, whether individually or as a member of a Group, within the three-year period immediately preceding such date, and in each case with respect to the Company, any of its Subsidiaries or any of its or their equity securities (i) publicly made, publicly engaged in or publicly been a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in any “solicitation” of “proxies” (within the meaning of Rule 14a-1 under the Exchange Act and, for the avoidance of doubt, after giving effect to the exclusion set forth in Rule 14a-1(l)(2)(iv) from the definition of “solicitation”) to vote any equity securities of the Company or any of its Subsidiaries, including in connection with a proposed Change of Control or other extraordinary or fundamental transaction involving the Company or any of its Subsidiaries, or a public proposal for the election or replacement of any directors of the Company or any of its Subsidiaries, in each case, not approved or recommended by the board of directors of the Company or such Subsidiary,

F-4

(ii) publicly called, or publicly sought to call, a meeting of shareholders of the Company or any of its Subsidiaries or publicly initiated any shareholder proposal for action by shareholders of the Company or any of its Subsidiaries (including through action by written consent), in each case, not approved or publicly recommended by the board of directors of the Company or such Subsidiary, (iii) formally commenced a “tender offer” (as such term is used in Regulation 14D under the Exchange Act) or exchange offer to acquire the equity securities of the Company or any of its Subsidiaries not approved or publicly recommended by the board of directors of the Company or such Subsidiary, or (iv) disclosed any intention, plan, arrangement or other Contract to do any of the foregoing, or (b) has been identified on the most recently available “SharkWatch 50” list as of such date or (c) any Affiliate of any such Person specified in clauses (a) or (b).
“Affiliate” means, in relation to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such first person (as used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise and the terms “controlled” and “controlling” shall have correlative meanings).
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Amazon Governing Documents” means the Articles of Association and the Organizational Regulations of Bunge Global SA.
“Articles of Association” means the Company’s Articles of Association, dated [•] (as may be amended from time to time).
“beneficial ownership” and related terms such as “beneficially owned” or “beneficial owner” have the meanings given such terms in Rule 13d-3 under the Exchange Act and a Person’s beneficial ownership of Capital Stock shall be calculated in accordance with the provisions of such rule.
“Board” means the board of directors of the Company.
“Business Combination Agreement” has the meaning set forth in the recitals to this Agreement.
“Business Days” means any day other than a Saturday, a Sunday or a day on which banks in Geneva, Switzerland or New York, New York are authorized or required by applicable Law to be closed.
“Capital Stock” means any and all common shares, preferred shares or other forms of equity authorized and issued by the Company (however designated, whether voting or non-voting) and any instruments convertible into or exercisable or exchangeable for any of the foregoing (including any options or swaps).
“Change of Control” of the Company means (i) any merger, consolidation, reorganization or other business combination of the Company with or into any other Person, unless securities representing more than fifty percent (50%) of the total and combined voting power of the outstanding voting securities of the successor corporation (or any direct or indirect parent entity thereof) are immediately thereafter beneficially owned, directly or indirectly, by the beneficial owners of the Company’s outstanding voting securities immediately prior to such transaction, or (ii) any transaction or series of related transactions pursuant to which any Person or any group of Persons comprising a Group (other than the Company or a Person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes, directly or indirectly, the beneficial owner of securities representing (or securities convertible into or exercisable for securities representing) more than fifty percent (50%) of the total combined voting power of the Company’s securities (or the securities of any direct or indirect parent entity of the Company) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company’s securityholders; provided that, in no event will the transaction contemplated by the Business Combination Agreement (including the Acquisition) be deemed a “Change of Control” hereunder.
“Closing Date” means the date on which the Closing actually occurs.
“Closing” has the meaning specified in the recitals to this Agreement.

F-5

“Company” has the meaning set forth in the preamble to this Agreement.
“Company Competitor” means (a) any Person that is identified as a competitor of the Company in the Company’s most recently filed Annual Report on a Form 10-K (provided, Glencore PLC and any of its Affiliates shall not be considered a Company Competitor for the purposes of this clause (a)), (b) any Person listed on Schedule A hereto (as may be amended from time to time by mutual agreement of the Parties hereto, such agreement not to be unreasonably withheld, conditioned or delayed) and (c) any Affiliate of any such Person specified in clause (a) or (b); provided, that (i) a Person or its Affiliates shall not be deemed to be a Company Competitor solely as a result of such Person making a passive investment into an investment fund or other passive investment vehicle that otherwise owns, invests in or controls a Company Competitor and (ii) a financial investor or any Affiliates of such financial investor shall not be deemed a Company Competitor solely as a result of ownership of or investment in a Company Competitor that such financial investor and its Affiliates do not control; provided, that for purposes of clause (ii), and the application of the definition of “Affiliate” in this definition, control of a Company Competitor shall mean a Person having in its possession, directly or indirectly, the power to direct or cause the management and policies of a Company Competitor, including by Contract or as the beneficial owner of securities representing (or securities convertible into or exercisable for securities representing) more than fifty percent (50%) of the total combined voting power of such Company Competitor (or the securities of any direct or indirect parent entity of such Company Competitor) or otherwise.
“Competitive Business” means any business, in part or in whole, consisting of activities or lines of business that are the same or substantially similar to the business of grain and/or oilseeds logistics and handling, trading, processing and production; provided, the foregoing shall exclude the businesses of (x) logistics and handling, trading, processing and production of renewable fuels and biofuels and (y) ports, rail, road other logistics or transportation infrastructure where the primary activity of such business or company is not related to grain or oilseeds.
“Confidential Information” has the meaning set forth in Section 10.1.
“Contract” means any written agreement, contract, subcontract, settlement agreement, lease, sublease, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense, insurance policy or other legally binding commitment that constitutes a contract under applicable Law, as in effect as of the date hereof or as may hereinafter be in effect.
“Covered Person” has the meaning set forth in Section 6.2.
“CPPIB” means Canadian Pension Plan Investment Board.
“CPPIB Permitted Parties” means (a) the full-time members of the formal investment or equivalent committee of CPPIB responsible for the oversight of the Shareholder’s investment in the Company and (b) legal, accounting tax, insurance and other provisional advisors of the Shareholder, whether external or internal, in each case with respect to clauses (a) and (b), who have a need to review Confidential Information in order to perform the proper functions of their employment, profession or duties to CPPIB.
“CPPIB Restricted Party” means CPPIB Sustainable Energies Group but excludes (a) any other investment department and/or group within CPPIB that is not the CPPIB Sustainable Energies Group (including, for the avoidance of doubt, CPPIB itself), (b) any and all CPPIB portfolio companies, and (c) any CPPIB employee located in an international office of CPPIB (outside of Toronto, New York, London and Sydney) who are members of CPPIB Sustainable Energies Group in addition to other investment departments and/or group; provided, that in each case of clause (a) and clause (b), that such other department or group or portfolio company is not acting at the direction of or in coordination with any CPPIB Restricted Party with respect to the Company or in connection with the Shareholder’s interest therein; provided, further, that in the case of clause (c), that such individuals (i) are not acting at the direction of the CPPIB Sustainable Energies Group or in support of an investment to be approved by the CPPIB Sustainable Energies Group investment committee, and (ii) have not received any Confidential Information.
“CPPIB Sustainable Energies Group” means the Sustainable Energies Investment group of CPPIB and any successor group(s) of the Sustainable Energies Investment group of CPPIB that result(s) from any CPPIB internal reorganization or group or department name change.

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“Director” means a director of the Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
“Exempt Securities” means Capital Stock received or acquired by the Shareholder or Shareholder Affiliate in accordance with the terms and conditions hereof, including any Capital Stock acquired by a Shareholder or Shareholder Affiliate through index trading or on the open market, other than (a) as Share Consideration (as defined in the Business Combination Agreement) pursuant to the Business Combination Agreement or (b) Capital Stock acquired by the CPPIB Restricted Party pursuant to Section 3.1 using the Cash Consideration (as defined in the Business Combination Agreement).
“Exempt Transfer” means a Transfer (a) of any Exempt Securities, (b) pursuant to any tender offer or exchange offer for Shares of the Company pursuant to Section 3.3(b), (c) of Shares of the Company pursuant to any de-merger or spin-off transaction by a Shareholder or its Affiliates ratably made to any direct or indirect member or other equityholder of such Shareholder or such Affiliates, (d) pursuant to a Permitted Buyback, or (e) of Shares, directly or indirectly, by a Shareholder to an Affiliate of such Shareholder pursuant to which direct ownership of Shares remains unchanged.
“Governmental Authority” means any federal, national, foreign, supranational, state, provincial, county, local or other government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body of competent jurisdiction.
“Governmental Entity” means (a) any transnational, supranational, national, federal, tribal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, military, legal, regulatory, taxing, or administrative functions of or pertaining to government, including universities and hospitals, (b) any public international governmental organization (including the World Bank, the United Nations, the International Monetary Fund and the OECD), (c) any agency, division, bureau, department, or other political subdivision of any government, entity or organization described in the foregoing clauses (a) or (b) of this definition or (d) any company, association, organization, business, enterprise or other entity which is owned, whether in whole or in part, or controlled by any Person listed in (a) to (c) above.
“Group” means a group within the meaning of Section 13d-3 of the Exchange Act.
“Joinder” has the meaning set forth in Section 2.1(a).
“Joinder Agreement” has the meaning specified in Exhibit A.
“Joining Party” has the meaning specified in Exhibit A.
“Law” means any applicable federal, tribal, state, local, foreign or multinational statute, code, rule, regulation, requirement, Order, decree or ordinance or other pronouncement of any Governmental Entity having the effect of law, including common law, as in effect now or prior to the Closing.
“Lien” means any lien, pledge, hypothecation, mortgage, security interest, covenant, condition, restriction, easement, right of way, lease, sublease, encumbrance, claim, option, right of first offer, right of first refusal, preemptive right, title retention agreement or lease in the nature thereof, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the Transfer of any security or other asset, or any restriction on the possession, exercise or Transfer of any other attribute of ownership of any asset).
“Necessary Action” means, with respect to the Company and any specified result, (a) actions within its and its Subsidiaries’ reasonable control (to the extent such actions are permitted by Law and would not cause a violation of the Amazon Governing Documents or this Agreement and to the extent such actions are required to achieve such specified result) as commercially reasonably practicable cause such result, including (i) executing agreements, consents, waivers and other instruments, (ii) using commercially reasonable efforts to effectuate amendments to the organizational documents of the Company, and (iii) making, or causing to be made, with Governmental Authorities, all filings, registrations or similar actions that are required to achieve such result and (b) not knowingly causing or encouraging any Person to agree to or take any action which is reasonably likely to have the effect of impairing the occurrence of the foregoing result.

F-7

“NYSE” means the New York Stock Exchange.
“Order” means any order, writ, decree, judgment, award, injunction, ruling, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Entity or arbitrator (in each case, whether temporary, preliminary or permanent).
“Organizational Regulations” means the Company’s organizational regulations, dated [•], as may be amended from time to time.
“Other Shareholder” means Seller G.
“Other Shareholder Directors” means any “Shareholder Nominee,” “Shareholder Director” or “Replacement,” in each case, as defined in and nominated, designated or appointed pursuant to the Other Shareholder’s Shareholder’s Agreement entered into on the date hereof, by and between the Company and the Other Shareholder.
“Party” and “Parties” means the parties hereto, including Persons that agree to be bound to the terms hereof pursuant to Section 2.1(a) and Section 2.1(b)(ii).
“Permitted Buyback” means any buyback or repurchase of equity securities by the Company.
“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.
“Prior CPPIB Owned Shares” means the Shares as set forth on Schedule B hereto.
“Proceeding” means any judicial, administrative, arbitral or other action, cause of action, claim, counterclaim, cross claim, suit, hearing, litigation, arbitration, mediation, charge, complaint, audit, examination, inquiry, investigation or other proceeding.
“Qualifying Nominee” means, in respect of a nominee of the Shareholder or the Company to the Board or a committee thereof, as applicable, a Person who (a) complies with the Company’s corporate governance guidelines and policies and applicable Company policies (including but not limited to the Company’s code of business conduct and ethics and insider trading policy) and applicable corporate governance guidelines that are recommended by Glass, Lewis & Co. or Institutional Shareholder Services Inc. and applied on an equal basis to all independent directors, (b) complies with the applicable stock exchange rules and applicable Law with respect to service as a director of the Company, (c) is not subject to any Order, decree or judgment of any Governmental Authority prohibiting service as a director of any public company and (d) is independent within the meaning of applicable stock exchange rules; provided such requirement is applied on an equal basis to all independent directors of the Board (such determination to be made by the Board in good faith following the Shareholder requesting such determination as to its nominee).
“Registration Rights Agreement” has the meaning set forth in the preamble of this Agreement.
“Replacement” has the meaning set forth in Section 4.4.
“Representatives” means a Person’s officers, directors, employees, accountants, consultants, legal counsel, investment bankers, other advisors, authorized agents and other representatives.
“Restricted Period” means the one (1) year period commencing on the Closing Date.
“Rule 144” means Rule 144 under the Securities Act or any replacement or successor rule promulgated under the Securities Act.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
“Service Provider” has the meaning set forth in Section 6.1(a).

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“Seller” or “Sellers” has the meaning specified in the recitals to this Agreement.
“Seller B” has the meaning specified in the recitals to this Agreement.
“Seller C” has the meaning specified in the recitals to this Agreement.
“Seller G” has the meaning specified in the recitals to this Agreement.
“Seller T” has the meaning specified in the recitals to this Agreement.
“Sellers Disclosure Letter” means the disclosure letter delivered by Sellers to Bunge Limited immediately prior to the execution of the Business Combination Agreement.
“Share Equivalents” means (a) all securities directly or indirectly convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject), Shares, (b) all securities with voting rights or rights to appoint or designate for nomination individuals to the Board and (c) all securities that cannot be purchased or otherwise acquired unless purchased or otherwise acquired with any of the securities referenced in clauses (a) or (b).
“Shareholder” has the meaning set forth in the preamble to this Agreement.
“Shareholder Affiliate” means any Affiliate of the Shareholder that beneficially owns Shares or other Capital Stock; provided, that “Shareholder Affiliate” or the “Affiliate” of any Shareholder shall be limited solely to the CPPIB Restricted Party except in each case for purposes of the definition of “Exempt Securities” in this Article I, the first sentence of Section 2.1(a), Section 2.1(b)(ii), Section 3.1, Section 6.2 and Section 10.16; provided, further, in the case of Section 10.1, “Shareholder Affiliate” or the “Affiliate” of any Shareholder shall also mean CPPIB Permitted Parties.
“Shareholder’s Agreement” has the meaning specified in Exhibit A.
“Shareholder Director” has meaning set forth in Section 4.1(a).
“Shareholder Discretionary Matters” means any matter that is not a Shareholder Voting Matter.
“Shareholder Nominee” has the meaning set forth in Section 4.1.
“Shareholder Voting Matter” means each of the following if put to a vote of the Company shareholders: (a) approval of the Company’s annual report and audited financial statements, (b) election of the Company’s auditors, including the Company’s Swiss statutory auditor, (c) the termination of any Directors, (d) approval of the Company’s compensation report, (e) approval of an individual proxy, (f) any declaration of dividends, (g) election of the members of the Board (h) election of the Company’s independent voting representative, (i) approval of the annual report, the annual statutory financial statements and consolidated financial statements, and resolution on the allocation of available earnings (including through the declaration of dividends or other capital distributions) and/or the repayment of capital contribution reserves, (j) approval of interim financial statements and interim dividends or other capital contributions, (k) approval of a share split or consolidation of shares, (l) approval in an advisory vote of the Swiss statutory compensation report, (m) approval in an advisory vote of the Company’s named executive officer compensation, (n) approval in an advisory vote on the frequency of future advisory votes on executive compensation, (o) authorization of a share repurchase program that provides for repurchases on a pro rata basis for all Shareholders electing to participate in such program on arms’-length terms, (p) approval of a cancellation of shares or a reduction in the par value of the shares, (q) approval of changes of and amendments to the Company’s articles of association to the extent such changes or amendments do not materially adversely and disproportionately affect the Shareholder relative to all other equityholders of the Company; provided, that any changes or amendments with respect to the sections of such articles or matters set forth on Annex I shall not be a Shareholder Voting Matter, (r) approval of a share capital increase where statutory pre-emptive rights are safeguarded, to the extent not exceeding twenty percent (20%) and to the extent necessary for M&A or financing-related activities, (s) approval of any matter enumerated in Rule 14a-6 of the Exchange Act that does not require a preliminary proxy filing pursuant thereto (other than 14a-6(a)(3)), (t) any de minimis or nuisance shareholder proposal made pursuant to Rule 14a-8 of the

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Exchange Act or applicable Law, in each case, to the extent the Board’s recommendation in respect of the subject matter of such proposal complies with the Shareholder’s bona fide publicly available specific policies in respect of such matter (if any) and (u) change of domicile or registered office.
“Shareholders Meeting” has the meaning set forth in Section 4.2(a).
“Shares” means the common shares, par value $0.01 per share, of the Company and any and all securities of any kind whatsoever of the Company which may be issued after the date of this Agreement in respect of, or in exchange for, such common shares of the Company pursuant to a merger, consolidation, share split, share dividend or recapitalization of the Company or otherwise.
“Standstill Fall-Away Date” has the meaning set forth in Section 3.1.
“Subsidiary” or “Subsidiaries” means with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.
“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, shares.
“Voting Fall-Away Date” has the meaning set forth in Section 5.1.
ARTICLE II.
TRANSFER RESTRICTIONS
Section 2.1   Transfer Restrictions.
(a)   During the Restricted Period, the Shareholder shall not Transfer any Shares without the prior written consent of the Company; provided, that the foregoing shall not prohibit (i) Transfers between the Shareholder and any of its Affiliates so long as, prior to any such Transfer, and as a condition to the effectiveness of any such Transfer, such Affiliate executes and delivers to the Company a joinder to this Agreement in the form attached hereto as Exhibit A (the “Joinder”) or (ii) any Exempt Transfer. The Shareholder Affiliate shall comply with the terms of this Agreement and be entitled to the rights and privileges and to receive the benefits conferred under this Agreement, in each case, as if such Shareholder Affiliate were the Shareholder.
(b)   Following the expiration of the Restricted Period, the Shareholder shall not Transfer any Shares without the prior written consent of the Company; provided, that notwithstanding the foregoing, following the expiration of the Restricted Period, the Shareholder may Transfer all or any portion of the Shares held by the Shareholder without the prior written consent of the Company pursuant to Transfers set forth below:
(i)   Exempt Transfers;
(ii)   to an Affiliate; provided, that prior to any such Transfer, and as a condition to the effectiveness of any such Transfer, such Affiliate executes and delivers to the Company a Joinder;
(iii)   pursuant to the procedures described in the Registration Rights Agreement;
(iv)   pursuant to Rule 144 under the Securities Act; or
(v)   in one or more privately negotiated bona fide sales exempt from the registration requirements of the Securities Act.

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provided, that the Shareholder may not, whether during or after the Restricted Period Transfer any Shares to any Person or Group who is an Activist Investor or Company Competitor.
(c)   The Shareholder will reasonably cooperate with the Company to give effect to the Transfer restrictions contemplated by this Agreement, including by cooperating with the Company and its transfer agent as reasonably requested by the Company. Any purported Transfer in violation of this Article II shall be null and void ab initio. To the extent any Transfer is effected in violation of this Agreement, at the request of the Company, the Shareholder shall use its reasonable best efforts to rescind or otherwise unwind such Transfer at its own expense and at the direction of the Company.
Section 2.2   Rule 144 Transfers.   The Company shall use its commercially reasonable efforts to ensure that the conditions to the availability of Rule 144 set forth in paragraph (c) thereof shall be satisfied, including by delivering any required instruction letters and legal opinions to its transfer agent. For so long as the Shareholder and the CPPIB Restricted Party beneficially own, in the aggregate, more than five percent (5%) of the outstanding shares of Shares, the Shareholder shall use commercially reasonable efforts to deliver a written notice to the Company prior to a disposition of Shares by such Persons pursuant to Rule 144 but otherwise as promptly as practicable following such disposition.
ARTICLE III.
STANDSTILL
Section 3.1   Limitation on Share Acquisition and Ownership.   From and after the date of this Agreement, unless an exemption or waiver is otherwise approved in advance in writing by the Board, Shareholder shall cause the CPPIB Restricted Party not to and shall direct its and their respective Representatives not to, until the date (the “Standstill Fall-Away Date”) that the Shareholder and the CPPIB Restricted Party collectively beneficially own, in the aggregate, less than seven percent (7%) of the Shares (as adjusted for unit splits, reverse unit splits, dividends, combinations or the like), directly or indirectly, acquire (through beneficial ownership or otherwise) any Capital Stock or other securities issued by the Company or any Subsidiary thereof that derives its value from or has voting rights in respect of (in whole or in part) any Capital Stock of the Company or any Subsidiary thereof, or any rights, options or other derivative securities or Contracts or instruments to acquire such ownership that derives its value (in whole or in part) from such securities (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing); provided, however, that notwithstanding the foregoing, (a) the foregoing shall not restrict the issuance of Shares to the Sellers and their Affiliates pursuant to the Business Combination Agreement and (b) from and after the Closing (after giving effect to the issuance of Shares to the Shareholder and its Affiliates pursuant to the Business Combination Agreement), the CPPIB Restricted Party may, directly or indirectly, acquire (i) an additional number of Shares up to nineteen point nine percent (19.9%) of all Shares then outstanding (when aggregating the Shares held by the Shareholder and the CPPIB Restricted Party), subject to reasonable prior consultation with the Company and subject to coordinating, as reasonably requested by the Company, with any Company Share-buyback programs then currently in effect and (ii) without application of the foregoing clause (i), with the prior written consent of the Board (such consent to be provided or not in the Board’s sole discretion and subject to such conditions as the Board may apply to such consent), additional Shares so long as, in each case, (x) such additional Shares acquired from and after Closing pursuant to clauses (i) and (ii) remain subject to the restrictions set forth in this Agreement before the Voting Fall-Away Date and (y) both before and after the Voting Fall-Away Date, the Shareholder and the CPPIB Restricted Party vote such number of Shares in excess of [ • ] percent ([•]%)1 of all Shares then issued and outstanding (when aggregating the Shares held by the Shareholder and the CPPIB Restricted Party, but excluding any Shares acquired from and after Closing pursuant to clause (ii)) that are not subject to voting restrictions as a condition of the Board consent provided pursuant thereto ratably with the general shareholder base (excluding such Shareholder and the CPPIB Restricted Party).
Section 3.2   Standstill.   From and after the date of this Agreement, unless an exemption or waiver is otherwise approved in advance in writing by the Board, Shareholder shall not, and shall cause the CPPIB

1
Note to Draft: To be Closing ownership levels.

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Restricted Party not to and its and their Representatives acting on their behalf not to, until the Standstill Fall-Away Date, directly or indirectly:
(a)   engage in any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Exchange Act) or consents to vote (or withhold the vote of) any Shares, or conduct any binding or nonbinding referendum with respect to any Shares, or assist or participate in any other way, directly or indirectly, in any solicitation of proxies (or consents) with respect to any Shares, or otherwise become a “participant” in a “solicitation” (as such term is defined under Regulation 14A under the Exchange Act) to vote (or withhold the vote of) any Shares or other Capital Stock of the Company; provided that the foregoing will not be deemed to restrict or limit in any manner in which the CPPIB Restricted Party votes any of its Shares or Capital Stock, directly or by proxy, subject to compliance with the other terms and conditions of this Agreement;
(b)   other than through participation on the Board (or applicable committee) or any statements of opinion relating to corporate governance strategy that are not specifically targeted at the Company or the Board, make any public statement with the effect of: (i) controlling, changing or influencing the Board, management or policies of the Company, including any plans or proposals to change the voting standard with respect to director elections, the number of directors or the removal of any directors (other than Shareholder Nominees), or to fill any vacancies on the Board (other than Shareholder Nominees), except as contemplated in this Agreement, (ii) causing any change in the capitalization, share repurchase programs and practices or dividend policy of the Company, (iii) causing any other change in the Company’s management, business or corporate structure, (iv) seeking to have the Company waive or make amendments or modifications to the Articles of Association or policies of the Company (each as may be amended from time to time) or other actions that may impede or facilitate the acquisition of control of the Company by any person; (v) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (vi) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;
(c)   form, join, knowingly encourage the formation of or knowingly engage in discussions relating to the formation of, or participate in a Group for the purpose of seeking control, or influencing the control of, the Company, except for the arrangements expressly set forth in this Agreement;
(d)   offer or propose to acquire or agree to acquire (or request permission to do so), whether directly or indirectly, by market purchases, private purchases, tender or exchange offer, through the acquisition of control of another Person, by joining or participating in a Group or otherwise, any Shares or other Capital Stock of the Company (or the beneficial ownership thereof) or any securities convertible or exchangeable into or exercisable for any Shares or other Capital Stock of the Company (or beneficial ownership thereof) (including any derivative securities or other rights decoupled from the underlying securities of the Company), except as permitted by and in accordance with Section 3.1 and Section 3.3;
(e)   (i) except as expressly provided herein (and in accordance with the terms and conditions hereof), nominate, recommend for nomination or give notice of an intent to nominate or recommend for nomination a person for election at any Shareholders Meeting at which the Company’s Directors are to be elected or (ii) (A) present at any Shareholders Meeting any proposal (pursuant to Rule 14a-8 or otherwise) for consideration for action by the shareholders or (B) call or seek to call, or request the call of, alone or in concert with others, or support another shareholder’s call for, any meeting of shareholders, whether or not such a meeting is permitted by the Company’s organizational documents;
(f)   deposit any voting securities of the Company in any voting trust or similar arrangement (unless such securities remain subject to the restrictions set forth in this Agreement);
(g)   (i) seek to advise, encourage or influence any other Person or assist any third party in so advising, encouraging or influencing any other Person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum (other than such encouragement, advice or influence that is consistent with the Board’s recommendation in connection

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with such matter) or (ii) seek to advise, encourage or influence any Person with respect to, whether alone or in concert with others, the election, nomination or removal of a director other than as permitted by Article IV;
(h)   separately or in conjunction with any third party in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, propose (publicly or privately, with or without conditions), indicate an interest in or effect or commence any tender offer or exchange offer, merger, acquisition, reorganization, restructuring, recapitalization or other business combination involving the Company or any of its Subsidiaries or the assets or businesses of the Company or any of its Subsidiaries or actively encourage or initiate or support any other third party in any such activity; provided, however, that the CPPIB Restricted Party shall be permitted to vote on any such transaction in accordance with the terms and conditions of this Agreement; provided, further, that for the avoidance of doubt, tendering into any tender offer or exchange offer not commenced by the CPPIB Restricted Party as permitted in Section 3.3(b) will not violate this Section 3.2(h);
(i)   encourage, facilitate, support, participate in or enter into any negotiations, agreements, arrangements or understandings with respect to, the taking of any actions by any other Person in connection with the foregoing that is prohibited to be taken by the CPPIB Restricted Party (except as set forth in Article I);
(j)   (i) publicly seek or publicly request permission to do any of the foregoing, (ii) publicly request to amend or waive any provision of Section 3.1 or this Section 3.2 (including this clause (j)), or (iii) publicly make or publicly seek permission to make any public announcement with respect to any of the foregoing;
(k)   contest the validity or enforceability of the agreements contained in Section 3.1 or this Section 3.2 or publicly seek a release of the restrictions contained in Section 3.1 or this Section 3.2 (whether by legal action or otherwise);
(l)   enter into any agreement, arrangement or understanding with respect to any of the foregoing; or
(m)   knowingly encourage or knowingly facilitate others to do any of the foregoing.
Section 3.3   Permitted Actions.   Notwithstanding anything to the contrary in Section 3.2 above, (i) no action or activity required or otherwise contemplated to be taken by the CPPIB Restricted Party or a Shareholder Nominee under this Agreement or the Business Combination Agreement or any exhibit thereto shall be or be deemed to be restricted by or subject to the prohibitions set forth in Section 3.2 and (ii) no Shareholder Nominee or any other Director shall be or be deemed to be restricted from communicating with, participating in, or otherwise seeking to affect the outcome of, discussions and votes of the Board (or any committee thereof) with respect to any matters coming before it, or otherwise deemed to be subject to Section 3.2 with respect to such person’s activities in his or her capacity as a Director. The restrictions set forth in Section 3.1 and Section 3.2 shall not apply to the CPPIB Restricted Party if the CPPIB Restricted Party is in compliance with its obligations hereunder and if any of the following occurs; provided, that, in the event any matter described in any of clauses (a) through (c) of this Section 3.3 has occurred and resulted in the restrictions imposed under Section 3.1 or Section 3.2 ceasing to apply to the CPPIB Restricted Party, then, in the event the transaction related to such matter has not occurred within six (6) months of the date on which the CPPIB Restricted Party was released from such restrictions, then so long as such transaction is not being actively pursued at such time, the restrictions set forth in Section 3.1 and Section 3.2 shall thereafter resume and continue to apply in accordance with their terms subject to this Section 3.3):
(a)   in the event that the Company enters into a definitive agreement with respect to, a merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance, or otherwise, (i) involving the sale to an unaffiliated third party of all or substantially all of the Company’s and its Subsidiaries’ assets, taken as a whole, on a consolidated basis or (ii) that would, if consummated, result in the shareholders of the Company immediately prior to the consummation of such transaction, owning less than fifty percent (50%) of the total outstanding voting power of the voting securities of the Company or the surviving company (or any direct or indirect parent entity thereof) in such transaction;

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(b)   in the event that a tender offer or exchange offer is commenced by a third Person (and not involving any breach by the CPPIB Restricted Party of Section 3.2) which tender offer or exchange offer, if consummated, would result in a Change of Control of the Company, and either (i) the Board recommends (by majority vote) that the shareholders of the Company tender their shares in response to such offer or does not recommend against the tender offer or exchange offer within ten (10) Business Days after the commencement thereof or such longer period as shall then be permitted under U.S. federal securities laws or (ii) the Board later publicly recommends (by majority vote) that the shareholders of the Company tender their shares in response to such offer; or
(c)   the Company makes a public announcement that is approved by the Board (by majority vote) that it intends to consummate a Change of Control transaction; provided, however, that the Shareholder shall not in any event be permitted to jointly make a competing proposal unless (x) Section 3.3(b) applies and (y) a majority of the non-Affiliated Shareholder Directors have provided their prior written consent to the cooperation in anticipation of, and the making of, such joint competing proposal.
ARTICLE IV.
CORPORATE GOVERNANCE
Section 4.1   Size, Composition and Election of the Board.
(a)   From and following the Closing Date, the Board shall be comprised of twelve (12) Directors and the following Persons (each, a “Shareholder Nominee”), among others, shall be nominated in accordance with Section 4.2 conditional upon consummation of the Closing and until the shareholders of the Company vote and approve each Shareholder Nominee prior to their joining the Board in accordance with Section 4.2 below; provided, that the Shareholder shall have the right, but not the obligation, to nominate until the date that the Shareholder and the CPPIB Restricted Party cease to collectively hold and own, directly or indirectly (i) at least ten percent (10%) of the Shares (as adjusted for unit splits, reverse unit splits, dividends, combinations or the like), two (2) Directors designated by the Shareholder to be its nominees pursuant to this Article IV (each, a “Shareholder Director”) who initially shall be [•] and [•]; and (ii) at least five percent (5%) but less than ten percent (10%) of the Shares (as adjusted for unit splits, reverse unit splits, dividends, combinations or the like), one (1) Shareholder Director. For the avoidance of doubt, following the termination of the right to designate a Shareholder Director to the Board pursuant to the foregoing sentences, such right of designation shall not be reinstated in the event that after such occurrence the Shareholder and the CPPIB Restricted Party collectively hold and own, directly or indirectly, five percent (5%) or more of the Shares.
(b)   To the extent the Company formally adopts any diversity and inclusion requirements with respect to the composition of the Board as a whole, the Shareholder will (i) consider such diversity requirements with respect to the composition of the Board as a whole at the time in good faith in designating the Shareholder Directors, and (ii) reasonably consult with the Company in respect of any applicable diversity objectives in connection with its Shareholder Directors designation.
(c)   Notwithstanding anything to the contrary herein, for so long as the Shareholder holds the right to designate a Shareholder Director to the Board pursuant to this Article IV, if (i) such Shareholder Directors together with the Other Shareholder Directors, then-nominated or currently serving, as applicable, do not collectively comply with, on a proportional basis relative to the aggregate size of the Board, any numerical diversity requirements under applicable Law or stock exchange rules in respect of the composition of the Board, and (ii) the resulting composition of the Board inclusive of such Shareholder Directors together with the Other Shareholder Directors would be in a violation of such Law or stock exchange rules, then the size of the Board may be increased to the extent necessary to accommodate such number of additional directors who satisfy such diversity requirements to be nominated in order to allow the Board to comply with such applicable Law or stock exchange rule (for the avoidance of doubt, the Company acknowledges that if the diversity requirement is for 30% of the Board to be comprised of certain individuals, such requirement shall be deemed to be proportionally satisfied so long as at least one director who satisfies such requirement is nominated by either Shareholder or the Other Shareholder).

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Section 4.2   Election to the Board.
(a)   In connection with any annual or special meeting of shareholders of the Company (each annual or special meeting, a “Shareholders Meeting”) at which a Shareholder Director stands for election or reelection to the Board, the Company shall give written notice (x) with respect to an annual meeting, no earlier than ninety (90) days prior to the anniversary of the Company’s prior annual meeting or (y) with respect to a special meeting, no earlier than ninety (90) days prior to the date of such meeting, to the Shareholder to request that the Shareholder nominate each Shareholder Nominee, and the Shareholder shall give written notice to the Company of each Shareholder Nominee no later than thirty (30) days after receiving such notice.
(b)   In connection with any Shareholders Meeting in which a Shareholder Nominee stands for election to the Board, the Shareholder shall take all necessary action to cause its Shareholder Nominees to consent to such reference and background checks and to provide such information (including information necessary to determine any disclosure obligations of the Company) as the Board or (or applicable committee) may reasonably request in connection with the Company’s disclosure obligations or in connection with the Company’s legal, regulatory or stock exchange requirements, which requests shall be of the same type as the Company requests of all other nominees to the Board.
(c)   Subject to the provisions set forth in this Article IV, the Company shall use commercially reasonable efforts to take all Necessary Action to cause any Shareholder Nominees to be appointed or elected to the Board. When a Shareholder Nominee stands for an election of the Board in connection with a Shareholders Meeting, subject to applicable requirements or qualifications under applicable Law or applicable stock exchange rules, the Company agrees to nominate and recommend that the holders of Capital Stock of the Company who are entitled to vote at such Shareholders Meeting vote in favor of the election of such Shareholder Nominee.
(d)   Neither the Company nor the Board shall be under any obligation to nominate or recommend a proposed Shareholder Nominee if the Board (or applicable committee) determines (by majority vote) in good faith acting reasonably that such proposed Shareholder Nominee is not a Qualifying Nominee.
(e)   As promptly as practicable following the date hereof, if the initial Shareholder Nominees have not been elected to the Board prior to (but effective upon) the Closing, the Company shall take all Necessary Action to hold a special Shareholders Meeting to vote upon the election of the initial Shareholder Nominees to the Board; provided, however, that in no event shall more than one such meeting be required pursuant to this Section 4.2(e).
Section 4.3   Committees.   For so long as the Shareholder has the right to designate at least one (1) Shareholder Director, subject in each case to applicable Laws and stock exchange regulations, (a) the Board shall select one (1) or more Shareholder Directors to be appointed to serve on committees of the Board based on each Shareholder Directors’ expertise, experience and qualifications (as determined by the Board in good faith); provided, that the Shareholder shall have representation across all committees of the Board proportional to its representation on the Board (rounded down to the nearest whole number) and (b) the Board shall cause all committee meetings to be open to at least one (1) Shareholder Director (or, if there are no Shareholder Directors at the time, at least one (1) of Shareholder’s non-director observers then entitled to attend Board meetings pursuant hereto).
Section 4.4   Qualification; Removal and Replacement of Shareholder Nominees.
Each Shareholder Nominee shall, at the time of nomination and at all times thereafter until such individual’s service on the Board ceases, be a Qualifying Nominee. If the Board (or applicable committee) determines in good faith acting reasonably that a Shareholder Nominee elected to the Board has ceased to be a Qualifying Nominee, the Shareholder shall promptly deliver (a) to such Shareholder Director, a notice of effectiveness (subject to acceptance by the Board) of such Shareholder Director’s resignation from the Board and (b) to the Company, (A) the resignation of such Shareholder Director elected to the Board and (B) a copy of the notice of effectiveness delivered to such Shareholder Director as described in the foregoing clause (a). In the event that NYSE expressly informs the Company that a Shareholder Nominee is not independent under applicable NYSE regulations, the Board (or applicable committee) shall be permitted to determine that such Shareholder Nominee is no longer a Qualifying Nominee or eligible to be a member of any

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committee of the Board where such independence is required under the NYSE regulations. Notwithstanding anything set forth to the contrary in the Articles of Association or the Organizational Regulations, if a Shareholder Director shall cease for any reason to serve as a Director (including by death, disability, retirement, resignation or removal of such Shareholder Director but excluding a resignation of such Shareholder Director pursuant to Section 4.5(b)), the Shareholder shall have the exclusive right to designate a replacement for such Shareholder Director (a “Replacement”) to the Board (or applicable committee); provided, that such Replacement qualifies as a Qualifying Nominee. If the Board (or applicable committee) determines that such Replacement qualifies as a Qualifying Nominee, the Company shall promptly take all Necessary Action within its control necessary to satisfy the requirements under this Article IV with respect to such Replacement. If any such Replacement is not determined by the Board (or applicable committee) to be a Qualifying Nominee, the Shareholder shall be entitled to continue designating a Replacement until such proposed designee is determined by the Board (or applicable committee) to qualify as a Qualifying Nominee. For the avoidance of doubt, the Parties acknowledge and agree that nothing herein shall obligate the Company to call a Shareholders Meeting and that the Shareholder has no contractual rights hereunder to cause a Shareholders Meeting to be held by the Company; provided, that at any time the Shareholder has the right to nominate at least one (1) Shareholder Director hereunder but has no Shareholder Director serving on the Board, the Shareholder shall have the right to designate one (1) individual as a non-voting observer to the Board who shall be entitled to attend any meetings of the Board until a Replacement is approved at the subsequent Shareholders Meeting as though such observer were a Shareholder Director, in each case, subject to applicable Laws and stock exchange regulations.
Section 4.5   Resignation; Removal.
(a)   The Shareholder shall have the right at any time and from time to time to cause its Shareholder Director to promptly tender his or her resignation from the Board and any committee of the Board on which he or she then serves by delivering (i) to the Shareholder Director, a notice of effectiveness of such Shareholder Director’s resignation from the Board and (ii) to the Company, (A) the resignation of such Shareholder Director and (B) a copy of the notice of effectiveness delivered to the Shareholder Director as described in the foregoing clause (i); provided, that if the Shareholder still has the right to designate a Shareholder Nominee, the Company shall use commercially reasonable efforts to take all Necessary Action at the subsequent annual Shareholders’ Meeting of the Company to submit the Replacement for approval at such Shareholders Meeting and recommend to the shareholders that they approve the Replacement; provided, further, that the Shareholder provides all relevant information reasonably requested by the Company regarding the Replacement at least twenty (20) Business Days prior to such Shareholders Meeting; provided, further, that until the time the Replacement is appointed, the nominating Shareholder shall have the right to appoint an observer to the Board pursuant to its rights under Section 4.3 hereof.
(b)   If the Shareholder no longer has the right to designate the number of Shareholder Nominees then nominated to or serving on the Board pursuant to the terms of this Article IV, the Shareholder shall cause the applicable number of Shareholder Directors to promptly tender their resignations from the Board and any committee of the Board on which they serve by delivering (i) to each such Shareholder Director, a notice of effectiveness (subject to acceptance by the Board) of such Shareholder Director’s resignation from the Board and (ii) to the Company, (A) the resignation of each such Shareholder Director elected to the Board and (B) a copy of the notice of effectiveness delivered to each such Shareholder Director as described in the foregoing clause (i) and, if the Board accepts such resignation(s), the resulting vacancy or vacancies shall be filled in accordance with the Company’s Articles of Association and the Organizational Regulations.
Section 4.6   Rights of the Shareholder Directors.
(a)   The Company shall notify each Shareholder Director, at the same time and in the same manner as such notification is delivered to the other members of the Board, of all regular meetings and special meetings of the Board and of all regular and special meetings of any committee of the Board of which such Shareholder Director is a member. The Company and the Board shall provide each Shareholder Director with copies of all notices, minutes, consents and other material that it provides to all other members of the Board concurrently as such materials are provided to the other members.

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(b)   Each Shareholder Director shall be entitled to the same directors’ and officers’ insurance coverage as the other Directors and the same indemnification from the Company as such other Directors, in each case, effective no later than the date on which such Shareholder Director joins the Board. If the Company enters into indemnification agreements with its Directors generally, the Company will enter into an indemnification agreement with each Shareholder Director in the same form and substance as those of the other Directors.
Section 4.7   Compensation.   Except to the extent a Shareholder may otherwise notify the Company, the Shareholder Directors shall be entitled to compensation consistent with the compensation received by other Directors; provided, that at the election of a Shareholder Director, any Director compensation shall be paid to a Shareholder or an Affiliate thereof specified by such Shareholder Director rather than to such Shareholder Director.
ARTICLE V.
VOTING
Section 5.1   Voting.   From and after the Closing, unless an exemption or waiver is otherwise approved in advance in writing by the Board, until the date (the “Voting Fall-Away Date”) that is six (6) months after the later of (x) thirty (30) months from the date hereof and (y) the date no Shareholder Director is serving on the Board and, if the Shareholder has the right to nominate a Shareholder Director hereunder at that time, the Shareholder has certified in writing to the Company that it irrevocably waives and agrees to forego all its rights under this Agreement with respect to representation on the Board (or nomination thereto) and any committee thereof, with respect only to any matter relating to (a) the election or removal of Directors to or from the Board, (b) the effectuation of the provisions of this Agreement, or (c) a Shareholder Voting Matter, the Shareholder (i) shall attend, in person or by proxy, all meetings of the shareholders of the Company and shall vote, or cause to be voted, all shares of Capital Stock held by the Shareholder and its Affiliates in such manner as is recommended by the Board and (ii) shall deliver (or cause to be delivered) written consents for all the shares of Capital Stock beneficially owned by the Shareholder and its Affiliates on any matter submitted for the written consent of the shareholders of the Company, voting for (or against) the matters contemplated by such written consent in such manner as is recommended by the Board; provided, that the Shareholder’s obligation to comply with the foregoing is, in all cases, subject to compliance with the express, affirmative requirements of the Shareholder’s bona fide publicly available voting principles and guidelines and the Company’s compliance with the terms of this Agreement in all material respects. Both before and after the Voting Fall-Away Date, the Shareholder shall and shall cause and the CPPIB Restricted Party to vote its Shares ratably with the general shareholder base (excluding such Shareholder and the CPPIB Restricted Party) on any transaction (if such transaction is subject to a Company shareholder vote at all) between the Company and its Subsidiaries, on the one hand, and the Shareholder or an Affiliate thereof, on the other hand. For the avoidance of doubt, all other matters shall be voted on at the sole discretion of the Shareholder, including, without limitation, the Shareholder Discretionary Matters; provided, however, that the obligation to vote and consider appropriate factors on a case-by-case basis with respect to any matter contemplated by such principles and guidelines shall not be given effect in a manner in-and-of itself that overrides Shareholder’s affirmative voting obligations with respect to the Shareholder Voting Matters to the extent such Board recommendation otherwise complies with the principles and guidelines in respect of such matter set forth in such principles and guidelines; provided, further, that the Shareholder shall reasonably inform and consult with the Company prior to voting against a Board recommendation pursuant to the foregoing sentence (such obligation to inform and consult shall be, for the avoidance of doubt, deemed satisfied to the extent the Shareholder Director raises such issues at a meeting of the Board).
ARTICLE VI.
RESTRICTIVE COVENANTS
Section 6.1   Non-Solicit; Non-Compete.
(a)   In connection with the transactions contemplated by the Acquisition, from the Closing until occurrence of the Voting Fall-Away Date, Shareholder shall not and shall cause each the CPPIB

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Restricted Party not to, directly or indirectly, solicit or hire (or cause to be directly or indirectly solicited or hired) whether as an employee, consultant or independent contractor or otherwise, any director (other than a Shareholder Director), officer, manager, or senior executive or full-time consultant (“Service Provider”) of the Company or its Subsidiaries; provided, that, the foregoing restriction shall not apply to (i) generalized searches by use of advertising or recruiting efforts (including the use of search firms) that are not specifically targeted at such Service Providers or hiring any individual who responds to any such general solicitation or (ii) soliciting or hiring any Service Provider who is no longer employed by the Company or any of its Affiliates and has not been so employed by the Company or its Affiliates for at least one hundred and eighty (180) days prior to such solicitation or hiring.
(b)   In connection with the transactions contemplated by the Acquisition, from the Closing until the occurrence of the Voting Fall-Away Date, Shareholder shall not and shall cause the CPPIB Restricted Party not to, directly or indirectly, engage in any Competitive Business; provided, however, that the foregoing shall not restrict the CPPIB Restricted Party from (i) acquiring or owning any non-convertible indebtedness of a Person, (ii) owning and continuing to hold or own as an investment, directly or indirectly, securities of a company engaged in any Competitive Business acquired prior to June 13, 2023 and disclosed to the Company prior to such date, (iii) acquiring or owning as an investment, equity securities of any company that is engaged in any Competitive Business if the CPPIB Restricted Party (A) does not, directly or indirectly, beneficially own in the aggregate five (5) percent (5%) or more of the outstanding voting equity securities of such company and (B) acquires or owns such securities for passive investment purposes only, (iv) acquiring and continuing to hold or own any securities of any business or Person engaged in any Competitive Business; provided, however, that such business or Person is not (and is not owned by) any Company Competitor or (v) continuing to hold or own any securities of any Company Competitor held or owned by the CPPIB Restricted Party before such Person was added to Schedule A or identified as a competitor in the Company’s most recently filed Annual Report on a Form 10-K pursuant to the terms hereof.
Section 6.2   Corporate Waiver.   Subject to applicable legal requirements and any express agreement that may from time to time be in effect, the Company agrees that the Shareholder Nominees, the Shareholder and its Affiliates or any portfolio company thereof (collectively, “Covered Persons”) may, and shall have no duty not to invest in, carry on and conduct, whether directly, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, stockholder, equityholder or investor in any person, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company or any of its Subsidiaries; provided, however, that no Covered Person may invest or make investments in any business (a) restricted by Section 6.1(b) or (b) on the basis of Confidential Information it has received directly from the Company or its Representatives.
ARTICLE VII.
TERMINATION
Section 7.1   Termination.   This Agreement, shall terminate as follows:
(a)   Section 2.1(a) shall terminate upon the earlier occurrence of (i) expiration of the Restricted Period and (ii) the mutual written agreement of the Shareholder and the Company.
(b)   Section 2.1(b) and Section 2.1(c) shall terminate upon the earliest to occur of (i) the date that the Shareholder and the CPPIB Restricted Party collectively beneficially own, in the aggregate, less than five percent (5%) of the Shares (as adjusted for unit splits, reverse unit splits, dividends, combinations or the like), (ii) the Voting Fall-Away Date and (iii) the mutual written agreement of the Shareholder and the Company.
(c)   Article III shall terminate upon the earlier occurrence of (i) the Standstill Fall-Away Date and (ii) the mutual written agreement of the Shareholder and the Company.
(d)   Article IV shall terminate upon the earlier occurrence of (i) the date that the Shareholder and the CPPIB Restricted Party collectively beneficially own, in the aggregate, less than five percent (5%) of

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the Shares (as adjusted for unit splits, reverse unit splits, dividends, combinations or the like) and (ii) the mutual written agreement of the Shareholder and the Company.
(e)   Article V and Section 6.1 shall terminate upon the earlier occurrence of (i) the Voting Fall-Away Date and (ii) the mutual written agreement of the Shareholder and the Company.
(f)   All other provisions of this Agreement, other than the provisions of Article X, shall terminate upon the earlier occurrence of (i) both the Standstill Fall-Away Date and the Voting Fall-Away Date and (ii) the mutual written agreement of the Shareholder and the Company.
Section 7.2   13D Filing.   Promptly following the occurrence of both the Standstill Fall-Away Date and the Voting Fall-Away Date, the Shareholder shall execute a notice in the form attached hereto as Exhibit B, certifying that such condition to termination has occurred (unless the Shareholder has filed a Schedule 13D with the SEC reflecting the same, which shall be deemed notice thereof); provided, however that any such notice shall not be a condition to such termination.
Section 7.3   Effect of Termination; Survival.   In the event of any termination of this Agreement pursuant to Section 7.1(f), this Agreement shall be terminated and there shall be no further liability or obligation under any provisions on the part of any Party, other than the provisions of Article X, which provisions shall survive any termination; provided, that nothing contained in this Agreement (including this Section 7.3) shall relieve a Party from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement to the extent occurring prior to such termination.
ARTICLE VIII.
REPRESENTATIONS OF THE SHAREHOLDER
The Shareholder hereby represents and warrants to the Company that as of the date hereof:
Section 8.1   Qualification and Organization.   The Shareholder is a legal entity duly organized, validly existing and, where relevant, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or, where relevant, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to prevent, delay or impede consummation of the transactions contemplated hereby.
Section 8.2   Corporate Authority Relative to this Agreement.   The Shareholder has all requisite corporate or similar power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Shareholder of this Agreement have been duly and validly authorized by the Shareholder. This Agreement has been duly and validly executed and delivered by the Shareholder and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.
Section 8.3   Investigation; Litigation.   (a) There is no investigation, audit or review pending (or, to the knowledge of the Shareholder, threatened) by any Governmental Authority with respect to the Shareholder or any of its properties, rights or assets, (b) there are no claims, actions, suits or other Proceedings pending (or, to the knowledge of the Shareholder, threatened) against the Shareholder or any of its properties, rights or assets, and (c) there are no Orders imposed upon the Shareholder or any of its properties, rights or assets by any Governmental Authority, which, in the case of clauses (a), (b), or (c), would reasonably be expected to, individually or in the aggregate, prevent, delay or impede the ability of the Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

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Section 8.4   Reliance.   The Shareholder understands and acknowledges that the Company is entering into the Business Combination Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement.
Section 8.5   Finders and Brokers.   The Shareholder has not entered into any agreement with any investment banker, broker or finder in connection with this Agreement, other than as set forth in Section 3.8 of the Sellers Disclosure Letter who might be entitled to any fee or any commission payable by the Company in connection with or upon consummation of the transactions contemplated hereby, which the Company will be responsible for paying.
Section 8.6   Investment.
(a)   The Shareholder is an Accredited Investor and has had such opportunity as it has deemed adequate to obtain from the Company such information as is necessary to permit the Shareholder to evaluate the merits and risks of its acquisition of the Shares issued to the Shareholder pursuant to the Business Combination Agreement. The Shareholder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in any acquisition of the Shares and to make an informed investment decision with respect to such acquisition. The Shareholder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.
(b)   The Shareholder acknowledges and agrees that the Shares being issued to the Shareholder pursuant to the Business Combination Agreement will be acquired for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same in violation of any applicable securities Laws.
(c)   The Shareholder understands that (i) the Shares being issued to the Shareholder pursuant to the Business Combination Agreement, when issued, will be restricted securities under applicable Laws and are being acquired from the Company in a transaction not involving a public offering and (ii) under such Laws, the Shares being issued to the Shareholder pursuant to the Business Combination Agreement may be resold without registration under the Securities Act only in certain limited circumstances. Other than this Agreement and the Registration Rights Agreement, the Shareholder does not have any present or contemplated Contract, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition of the Shares being issued to the Shareholder pursuant to the Business Combination Agreement.
(d)   The Shareholder is not subject to any of the “bad actor” disqualifications described in Securities Act Rule 506(d)(1).
(e)   As of the date of this Agreement, other than the Shares issued to Shareholder pursuant to the Business Combination Agreement and the Prior CPPIB Owned Shares, neither the Shareholder nor the CPPIB Restricted Party holds any Shares nor has held any Shares since December 31, 2022.
ARTICLE IX.
REPRESENTATIONS OF THE COMPANY
The Company hereby represents and warrants to the Shareholder as follows:
Section 9.1   Qualification, Organization.   The Company is a legal entity duly organized, validly existing and, where relevant, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or, where relevant, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Shareholder. The Company’s Articles of Association and Organizational Regulations are in

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full force and effect and the Company is not in violation in any material respect of its Articles of Association and Organizational Regulations.
Section 9.2   Corporate Authority Relative to this Agreement.
(a)   The Company has all requisite corporate or similar power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Company of this Agreement have been duly and validly authorized by the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of the Shareholder, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.
(b)   Other than any consents that have already been obtained or will be obtained in connection with the consummation of the transactions contemplated by the Business Combination Agreement, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary, under applicable Law, for the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to materially prevent, delay or impede the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.
(c)   The execution and delivery by the Shareholder of this Agreement does not, and will not (i) conflict with or result in any violation of any provision of the Amazon Governing Documents or (ii) conflict with or violate any Laws applicable to the Company or any of its material properties or assets, other than in the case of clauses (i) and (ii), any such violation, breach, conflict, default, termination, modification, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to, individually or in the aggregate, materially prevent, delay or impede the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.
ARTICLE X.
GENERAL PROVISIONS
Section 10.1   Confidential Information.
(a)   Subject to compliance with the Company’s bona fide internal policies, and excluding any trade or business secrets, a Shareholder Director may disclose to the CPPIB Restricted Party, the CPPIB Permitted Parties and its and their relevant directors, officers and employees and external compliance, legal, accounting and tax advisors, any and all information received or observed by him or her in his or her capacity as a Shareholder Director; provided, that such information shall not be (x) used for any purpose other than, to the extent consistent with applicable Law, (i) to monitor, oversee and make decisions with respect to the Shareholder’s investment in the Company; (ii) to comply with the Shareholder’s obligations under this Agreement; (iii) to exercise any of the Shareholder’s rights under this Agreement; (iv) to collaborate with the Company and (v) in order to perform the proper functions of a Person’s employment, profession or duties or (y) disclosed to any Affiliate of CPPIB other than CPPIB Restricted Parties and CPPIB Permitted Parties; provided, further, subject to the foregoing proviso, any competitively sensitive information (as determined in good faith by the Board and identified as such in writing to CPPIB) or local pricing data may only be disclosed to the CPPIB Permitted Parties who are (A) the full-time members of the formal investment or equivalent committee responsible for the oversight of the Shareholder’s investment in the Company, or (B) any legal advisors of the Shareholder, whether external or internal.
(b)   The Shareholder and each Shareholder Affiliate shall hold, in strict confidence, and shall not disclose to any Person, unless and to the extent disclosure is required by judicial or administrative process

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or by other requirement of Law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, Contracts, instruments, computer data and other data and information (collectively, “Confidential Information”) concerning the Company and its Subsidiaries furnished to it by Company or its Representatives pursuant to this Agreement (except (a) to the extent such Confidential Information (i) was previously known by the Shareholder or such Shareholder Affiliate on a non-confidential basis, (ii) is in the public domain through no breach by the Shareholder or any Shareholder Affiliate of any of the confidentiality obligations to the Company, (iii) is later acquired by the Shareholder or such Shareholder Affiliate from other sources not known by the Shareholder or such Shareholder Affiliate, after reasonable inquiry, to be subject to a duty of confidentiality with respect to such Confidential Information, or (iv) is independently developed by the Shareholder or Shareholder Affiliate without reference to or use of the Confidential Information and (b) Confidential Information may be disclosed by the Shareholder or such Shareholder Affiliate to its officers, directors, employees, partners, accountants, members, equityholders, clients, lawyers or other professional advisors to the extent any such Person needs to know such information in connection with the management of the investment of the Shareholder and the Shareholder Affiliates in the Company; provided, that the Shareholder or such Shareholder Affiliate informs any such Person that such information is confidential). If disclosure is required by judicial or administrative process or by any other requirement of Law, the Shareholder shall provide the Company with prompt written notice to the extent permissible by Law (provided, that no notice shall be required for disclosure required by judicial or administrative process or by other requirement of Law or the applicable requirements of any regulatory agency or relevant stock exchange, in each case, not specifically relating to the Company), together with a copy of any material proposed to be disclosed, so that the Company may (x) seek, at the Company’s expense, an appropriate protective order or other appropriate relief (and the Shareholder and the Shareholder Affiliates shall reasonably cooperate with the Company, at the Company’s expense, to obtain such order or relief), or (y) if the Company so elects, waive compliance with the provisions of this Section 10.1.
Section 10.2   Expenses.   Except as otherwise expressly provided herein or in the Business Combination Agreement, all expenses incurred in connection with the negotiation, execution and delivery of this Agreement shall be paid by the Party incurring such expenses.
Section 10.3   Withholding.   Each of the Company, its Affiliates and agents shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement or with respect to the Shares such amounts as are required to be deducted and withheld under applicable Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.
Section 10.4   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied or sent by email transmission (so long as an error message is not generated in reply thereto) or sent by registered or certified mail, postage or by prepaid overnight courier, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):
if to the Company, to:
Bunge Global SA
Route de Florissant 13
Geneva 1206, Switzerland
Attention:
Joseph Podwika
Lisa Ware-Alexander

Email:
[***]

with a copy to (which shall not constitute notice):
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention:
Charles K. Ruck
Max Schleusener

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Email:
charles.ruck@lw.com
max.schleusener@lw.com

If to the Shareholder, to:
CPPIB Monroe Canada, Inc.
One Queen Street East, Suite 2500
Toronto, ON M5C 2W5
Email:
[***]

with a copy to (which shall not constitute notice):
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention:
Michael J. Aiello
Douglas P. Warner
David Avery-Gee

Email:
michael.aiello@weil.com
doug.warner@weil.com
david.avery-gee@weil.com

Section 10.5   Interpretation.   The following rules of interpretation shall apply to this Agreement: (a) the words “hereof”, “hereby”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the table of contents and captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof; (c) references to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified; (d) all exhibits and schedules annexed to this Agreement or referred to in this Agreement are incorporated in and made a part of this Agreement as if set forth in full in this Agreement; (e) any capitalized term used in any Exhibit or Schedule annexed to this Agreement but not otherwise defined therein shall have the meaning set forth in this Agreement; (f) any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and references to any gender shall include all genders; (g) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import; (h) “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (i) references to any applicable Law shall be deemed to refer to such applicable Law as amended from time to time and to any rules or regulations promulgated thereunder; (j) references to any Person include the successors and permitted assigns of that Person; (k) references “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively; (l) references to “dollars” and “$” mean U.S. dollars; (m) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”; (n) references to times are to New York City times unless otherwise specified; (o) “or” shall not be given its disjunctive or exclusive meaning; (p) references to “days” shall mean “calendar days” unless expressly stated otherwise and (q) the Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
Section 10.6   Methodology for Calculations.   Except as otherwise expressly provided in this Agreement, for purposes of calculating (a) the amount of outstanding Shares as of any date and (b) the amount of Shares owned by a Person hereunder (and the percentage of the outstanding Shares owned by a Person hereunder), no Share Equivalents of the Company shall be treated as having been converted, exchanged or exercised. In the event of any share split, share dividend, reverse share split, any combination of the Shares or any similar event, with respect to all references in this Agreement to a shareholder or shareholders holding a number of Shares, the applicable number shall be appropriately adjusted to give effect to such share split, share dividend, reverse share split, any combination of the Shares or similar event.

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Section 10.7   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Acquisition is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Acquisition is fulfilled to the extent possible.
Section 10.8   Entire Agreement; Third-Party Beneficiaries.
(a)   This Agreement (including any Schedule or Exhibit hereto) constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all other prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof.
(b)   No provision of this Agreement, express or implied, is intended to or shall confer upon any other Person other than the Parties any rights or remedies hereunder. The representations and warranties in this Agreement are the product of negotiations between the Parties and are for the sole benefit of the Parties. In some instances, the representations and warranties in this Agreement may represent an allocation between the Parties of risks associated with particular matters regardless of the knowledge of either Party. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 10.9   Assignment.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by the Shareholder or any Shareholder Affiliate without the prior written consent of the Company or by the Company without the prior written consent of the Shareholder. Any purported assignment in breach of this Section 10.10 shall be null and void. Notwithstanding anything to the contrary herein any Transfer of Shares by a Shareholder (other than to Shareholder Affiliates) shall not transfer to such transferee any Shareholder rights contemplated hereby without the prior written consent of the Board. Without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.
Section 10.10   Further Assurances.   Each Party shall cooperate, take such actions, enter into such agreements (including customary indemnification and contribution agreements) and execute such documents as may be reasonably requested by any other Party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby; provided, that no Party shall be obligated to take any actions or omit to take any actions that would be inconsistent with applicable Law.
Section 10.11   Governing Law; Jurisdiction.
(a)   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other jurisdiction; provided, however, that corporate law matters related to the Company shall, to the extent required by applicable Law, be governed by, and construed in accordance with, the Laws of Switzerland.
(b)   Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, in any action or Proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or Proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, (ii) agrees that any claim in respect of any such action or Proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States

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of America sitting in Delaware, and appellate courts thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or Proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or Proceeding in such courts. Each of the Parties agrees that a final judgment in any such action or Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 10.11 in the manner provided for notices in Section 10.4. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.
Section 10.12   Waiver of Jury Trial.   EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.12.
Section 10.13   Counterparts.   This Agreement may be executed (including by means of electronic transmission, such as by electronic mail in “pdf” form), in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties.
Section 10.14   Specific Performance.   The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each Party agrees that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, a non-breaching Party shall be entitled to (a) an Order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach. Each Party further agrees that the non-breaching Party shall not be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.14, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
Section 10.15   Amendment Modification; Waiver.
(a)   Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented by written agreement of the Company and the Shareholder. This Agreement may not be amended except by an instrument in writing signed on behalf of the Company and the Shareholder.
(b)   At any time, either the Company or the Shareholder (on behalf of itself and any Shareholder Affiliate), may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any obligation or other act of the other Party (ii) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or in any document delivered pursuant hereto, and (iii) waive compliance by the other Party with any agreement or condition to its own obligations contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.
Section 10.16   Non-Recourse.   This Agreement may only be enforced by the named Parties hereto. Notwithstanding anything that may be expressed or implied in this Agreement or any document or

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instrument delivered in connection herewith, by its acceptance of the benefits of this Agreement, the Company and the Shareholder covenant, agree and acknowledge that no Person (other than the Parties hereto and their respective successors and permitted assigns) has any obligations hereunder, and that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, shareholder, member or partner of Shareholder or the Company or of any Affiliate thereof, whether by the enforcement of any assessment or by any legal or equitable Proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that, except in the case of fraud, no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the former, current and future equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, partners, managers or shareholders of Shareholder or any Affiliate thereof or the Company or any Affiliate thereof (or their respective successors or permitted assigns) or any former, current or future equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, partners, managers or shareholders of any of the foregoing, as such, for any obligation of Shareholder or the Company (or their respective successors or permitted assigns) under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.
Section 10.17   Structural Restrictions.   For the avoidance of doubt, in the event the Shareholder is not permitted to directly or indirectly invest in securities of the Company, its Subsidiaries, or any other entity in connection with the Company or its Subsidiaries to which are attached more than thirty percent (30%) of the votes that may be cast to elect or remove the directors (or members of a similar governing body) of such entity, then at no time will the Shareholder be required to hold in any entity to the extent the Shareholder would hold, directly or indirectly, securities of any such entity to which are attached more than thirty percent (30%) of the votes that may be cast to elect or remove the directors (or members of a similar governing body) of such entity; provided, that the Company and Shareholder shall cooperate in good faith to implement a structure to ensure the Shareholder does not violate such thirty percent (30%) rule (it being understood that any such structure shall not result in adverse tax or other consequences for the Company, its Subsidiaries or their shareholders).
Section 10.18   Prior CPPIB Owned Shares.   Notwithstanding anything to the contrary in this Agreement, the Prior CPPIB Owned Shares shall not be subject to any of the restrictions set forth in this Agreement and shall be excluded for the purposes of calculating any ownership threshold under this Agreement.
[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.
BUNGE GLOBAL SA
By:

Name: [•]
Title: [•]
THE SHAREHOLDER:
By:

Name: [•]
Title: [•]
[Signature Page to Shareholder’s Agreement]

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EXHIBIT A
Form of Joinder
JOINDER TO SHAREHOLDER’S AGREEMENT
This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Shareholder’s Agreement dated as of [•], 202[•] (as amended from time to time, the “Shareholder’s Agreement”) by and among Bunge Limited and CPPIB Monroe Canada, Inc.. Capitalized terms used, but not defined, herein shall have the meanings ascribed to such terms in the Shareholder’s Agreement.
The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Shareholder’s Agreement as of the date hereof and shall have all of the rights and obligations of the Shareholder as if it had executed the Shareholder’s Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholder’s Agreement.
IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.
Date: [•], 202[•]
[•]
By:

Name: [•]
Title: [•]
Address for Notices:
With copies to:

F-A-1

EXHIBIT B
FORM OF TERMINATION NOTICE
[DATE]
Bunge Global SA
[Address]
Attention: Corporate Secretary
Re: Notice of Termination of Shareholder’s Agreement
To Whom It May Concern:
Bunge Global SA (the “Company”) and the undersigned (the “Shareholder”) are parties to that certain Shareholder’s Agreement (as amended from time to time, the “Agreement”), dated as of [•], 202[•]. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.
The Shareholder hereby certifies that, on [DATE], the Agreement was validly terminated pursuant to Section 7.1[•] of the Agreement. Accordingly, the Agreement is hereby automatically terminated, canceled, and of no further force and effect.
Sincerely,
[SHAREHOLDER]

F-B-1

SCHEDULE A
COMPANY COMPETITORS

F-B-2

SCHEDULE B
PRIOR CPPIB OWNED SHARES

F-B-3

ANNEX I

F-C-1

Appendix G
FORM OF REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”), dated as of [•], is made and entered into by and among Bunge Global SA, a company incorporated under the laws of Switzerland (the “Company”) and shareholders listed under the heading “Holder” on the signature page hereto (each a “Holder” and collectively, “Holders”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Shareholders Agreement (as herein defined).
WHEREAS, the Company has entered into that certain Business Combination Agreement, dated as of June 13, 2023 (as amended from time to time, the “Business Combination Agreement”), by and among Bunge Limited, an exempted company limited by shares incorporated under the laws of Bermuda, Viterra Limited, a private company limited by shares incorporated under the laws of Jersey (“Danube”), and the Sellers (as defined in the Business Combination Agreement), pursuant to which, at the Closing, among other things, the Company will acquire all issued and outstanding shares of Danube from the Sellers (the “Acquisition”);
WHEREAS, in connection with the Acquisition, the Company and each of the Sellers have entered into a shareholder’s agreement on the date hereof (as amended from time to time, each a “Shareholder’s Agreement” and collectively, the “Shareholder’s Agreements”);
WHEREAS, on the date hereof, pursuant to the Business Combination Agreement, the Shareholder received common shares, par value $0.01 per share, of the Company;
NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1   Definitions.   The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:
“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or the Chief Financial Officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.
“Agreement” shall have the meaning given in the Preamble hereto.
“Block Trade” shall have the meaning given in Section 2.4.1.
“Board” shall mean the Board of Directors of the Company.
“Business Combination Agreement” shall have the meaning given in the Recitals hereto.
“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in Geneva, Switzerland, New York, New York or, prior to the consummation of the Required Assignment (as defined in the Business Combination Agreement), Hamilton, Bermuda, are authorized or required by applicable Law to be closed.

“Capital Stock” shall mean any and all common shares, preferred shares or other forms of equity authorized and issued by the Company (however designated, whether voting or non-voting) and any instruments convertible into or exercisable or exchangeable for any of the foregoing (including any options or swaps).
“Closing” shall have the meaning given in the Business Combination Agreement.
“Closing Date” shall have the meaning given in the Business Combination Agreement.
“Commission” shall mean the Securities and Exchange Commission.
“Common Shares” shall mean the common shares, par value $0.01 per share, of the Company and any and all securities of any kind whatsoever of the Company which may be issued after the date of this Agreement in respect of, or in exchange for, such common shares of the Company pursuant to a merger, consolidation, share split, share dividend or recapitalization of the Company or otherwise.
“Company” shall have the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.
“Demanding Holder” shall have the meaning given in Section 2.1.4.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.
“Form S-1 Shelf” shall have the meaning given in Section 2.1.1.
“Form S-3 Shelf” shall have the meaning given in Section 2.1.1.
“Holder Information” shall have the meaning given in Section 4.1.2.
“Holders” shall have the meaning given in the Preamble hereto, for so long as such Person holds any Registrable Securities.
“Maximum Number of Securities” shall have the meaning given in Section 2.1.6.
“Minimum Takedown Threshold” shall have the meaning given in Section 2.1.4.
“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.
“Permitted Distribution in Kind” shall mean a distribution by a Holder of the Common Shares held by such Holder or its Permitted Transferees to the members, shareholders, partners or other holders of interests in such Holder.
“Permitted Transferees” shall mean any Person to whom such Holder is permitted to transfer such Registrable Securities, subject to and in accordance with any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company and any transferee thereafter, including any Transfer permitted pursuant to Section 2.1 of such Holder’s Shareholder’s Agreement and Section 5.2 of this Agreement.
“Piggyback Registration” shall have the meaning given in Section 2.2.1.
“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.
“Registrable Security” shall mean (a) any outstanding Common Shares or any other equity security (including warrants to purchase Common Shares and Common Shares issued or issuable upon the exercise of any other equity security) of the Company held by a Holder immediately following the Closing (including, for the avoidance of doubt, any securities distributable pursuant to the Business

Combination Agreement); and (b) any other equity security of the Company issued or issuable with respect to any securities referenced in clause (a) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder; (B)(i) such securities shall have been otherwise Transferred (except in accordance with Section 5.2 hereof), (ii) new certificates for such securities not bearing (or book-entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and (iii) subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no limitation as to volume or manner of sale or current reporting requirements); and (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.
“Registration” shall mean a registration, including any related Shelf Takedown or Block Trade, effected by preparing and filing a registration statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.
“Registration Expenses” shall mean the reasonable, documented, out-of-pocket expenses of a Registration, including, without limitation, the following:
(A)   all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc. and reasonable fees and disbursements of outside counsel for the Underwriters in connection with such filings not to exceed $15,000 in aggregate) and any national securities exchange on which the Common Shares are then listed;
(B)   fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);
(C)   printing, messenger, telephone and delivery expenses;
(D)   reasonable fees and disbursements of counsel for the Company;
(E)   reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration;
(F)   in an Underwritten Offering, reasonable and documented fees and expenses of one (1) local counsel in each relevant jurisdiction to all participating Holders to render any local counsel opinions not to exceed $10,000 per counsel to each participating Holder and $30,000 in aggregate for all participating Holders; and
(G)   in an Underwritten Offering, reasonable and documented fees and expenses for each such Registration not to exceed, without the prior written approval of the Company, $50,000 per counsel and $100,000 in the aggregate if such counsel is representing more than one Holder for the first Underwritten Offering by the Company pursuant to this Agreement and $25,000 per counsel and $50,000 in the aggregate if such counsel is representing more than one Holder for any subsequent Underwritten Offerings, of one (1) legal counsel selected by Glencore (to the extent participating in such Registration), one (1) legal counsel selected by CPPIB (to the extent participating in such Registration) and one (1) legal counsel to any other Holders participating in such Registration, selected by a majority-in-interest of such other participating Holders.
“Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.
“Requesting Holders” shall have the meaning given in Section 2.1.6.
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any Subsequent Shelf Registration Statement, as the case may be.
“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).
“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed Transfer or sale using a Registration Statement, including a Piggyback Registration.
“Subsequent Shelf Registration Statement” shall have the meaning given in Section 2.1.2.
“Transfer” shall mean to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, shares.
“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.
“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.
“Underwritten Shelf Takedown” shall have the meaning given in Section 2.1.4.
“Withdrawal Notice” shall have the meaning given in Section 2.1.7.
ARTICLE II
REGISTRATIONS AND OFFERINGS
2.1   Shelf Registration.
2.1.1   Filing.   As soon as practicable but not later than thirty (30) days following the Closing Date, the Company shall submit to or file with the Commission a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) or a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), if the Company is then eligible to use a Form S-3 Shelf (it being agreed that the Form S-3 Shelf be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date), in each case, covering the resale of all the Registrable Securities (determined as of two (2) Business Days prior to such submission or filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the one hundred twentieth (120th) calendar day following the filing date thereof if the Commission notifies the Company that it will “review” the Registration Statement and (b) the tenth (10th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein, including through a Permitted Distribution in Kind. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable

Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration Statement) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3. The Company’s obligation under this Section 2.1.1, shall, for the avoidance of doubt, be subject to Section 3.4.
2.1.2   Subsequent Shelf Registration.   If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities (determined as of two (2) Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein, including through a Permitted Distribution in Kind. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration Statement shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form. The Company’s obligation under this Section 2.1.2, shall, for the avoidance of doubt, be subject to Section 3.4. Notwithstanding the foregoing, the Company’s obligation to effect a Subsequent Registration Statement will be deemed fulfilled if a Subsequent Registration is unable to be completed due to a misrepresentation or an omission by a Holder or one of its Affiliates in connection with the preparation of such Subsequent Registration Statement.
2.1.3   Additional Registrable Securities.   Subject to Section 3.4, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of a Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then available Shelf (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such Registrable Securities to be so covered once per calendar year for each of the Holders.
2.1.4   Requests for Underwritten Shelf Takedowns and Permitted Distribution in Kind.   Subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, a Holder (the Holder being in such case, a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, $100 million (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, a Demanding Holder may request such Shelf involve a Permitted Distribution in Kind, and the Company will reasonably assist with such distribution in the manner reasonably requested by such Demanding Holder or Demand Requesting Holder and in compliance with the Securities Act and the Exchange Act, as applicable.
2.1.5   Subject to Section 2.4.4, the Company shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the initial Demanding Holder’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Holders may demand not more than four (4) Underwritten Shelf Takedowns pursuant to this Section 2.1.5 in any twelve (12) month period. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.
2.1.6   Reduction of Underwritten Offering.   If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Shares or other equity securities that the Company desires to sell and all other Common Shares or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any Common Shares or other equity securities proposed to be sold by Company or by other holders of Common Shares or other equity securities, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata (as nearly as practicable) based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities. To facilitate the allocation of Registrable Securities in accordance with the above provisions, the Company or the Underwriters may round the number of shares allocated to any Holder to the nearest 100 Registrable Securities. The Company shall not be required to include any Registrable Securities in such Underwritten Shelf Takedown unless the Holders accept the terms of the underwriting as agreed upon between the Company and its Underwriters.
2.1.7   Withdrawal.   Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, a majority-in-interest of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that another Holder may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section 2.1.5, unless such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown). Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that have elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 2.1.7, other than if a Demanding Holder elects to pay such Registration Expenses or another Holder elects to continue an Underwritten Shelf Takedown pursuant to the second sentence of this Section 2.1.7.
2.2   Piggyback Registration.
2.2.1   Piggyback Rights.   Subject to Section 2.4.3, if the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of the Company (or by the Company and by the shareholders of the Company, including, without limitation, an Underwritten Shelf Takedown pursuant to Section 2.1), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) for a Block Trade, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) calendar days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five (5) calendar days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering. Notwithstanding anything to the contrary, the Holders shall have no rights under this Section 2.2.1 if the registration statement the Company proposes to file is solely for purposes of a delayed or continuous offering pursuant to Rule 415 under the Securities Act and, at the time of the filing of such registration statement, the Company is in compliance with its obligations under Section 2.1; provided, however, this exclusion shall not apply to registered offerings pursuant to a Form S-3 Shelf conducted within 15 days of the filing of a delayed or continued offering pursuant to Rule 415 under the Securities Act.
2.2.2   Reduction of Piggyback Registration.   If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of Common Shares or other equity securities that the Company desires to sell, taken together with (i) the Common Shares or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the Common Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of Persons other than the Holders of Registrable Securities hereunder, exceeds the Maximum Number of Securities, then:
(a)   if the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities;

(B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata (as nearly as practicable), based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of Persons other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities;
(b)   if the Registration is pursuant to a demand by Persons other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the Common Shares or other equity securities, if any, of such requesting Persons, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata (as nearly as practicable), based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of Persons other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities; and
(c)   if the Registration and Underwritten Shelf Takedown is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1 hereof, then the Company shall include in any such Registration securities in the priority set forth in Section 2.1.6.
2.2.3   Piggyback Registration Withdrawal.   Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.1.7) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.1.7), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.
2.3   Market Stand-off.   In connection with any Underwritten Offering of equity securities of the Company, if requested by the managing Underwriters, any Holder participating in such Underwritten Offering agrees that it shall not Transfer any Common Shares or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the ninety (90) day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree by written consent; provided, that each such Holder shall sign a lock-up agreement that contains restrictions that are no more restrictive than the restrictions contained in the lock-up agreements executed by any other Holder of Registrable Securities participating in such Underwritten Offering. Each such participating Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders). Notwithstanding anything to the contrary contained in this Section 2.3, each Holder of Registrable Securities shall be released, pro rata, from any lock-up agreement entered into pursuant to this Section 2.3 in the event and to the extent that the managing underwriter or the Company permit any discretionary waiver or termination of the restrictions of any lock-up agreement pertaining to any officer, director or participating Holder.
2.4   Block Trades.
2.4.1   Notwithstanding any other provision of this Article II, but subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, if a Demanding Holder wishes to engage in an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”) (x) with a total offering price reasonably expected to exceed $100 million in the aggregate or (y) with respect to all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder only needs to notify the Company of the Block Trade at least five (5) Business Days prior to the day such offering is to commence, and the Company shall use its reasonable best efforts to facilitate such Block Trade, including by providing notice of such Proposed Block Trade to the non-demanding Holders (the “Block Piggyback Holders”) at least two (2) business days prior to the day such offering is to commence, and the Company shall include in such Block Trade such number of Registrable Securities as such Block Piggyback Holders may request in writing at least one (1) business day prior to the day such offering is to commence; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade shall use reasonable best efforts to work with the Company and any Underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade.
2.4.2   Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade, a majority-in-interest of the Demanding Holders initiating such Block Trade shall have the right to submit a Withdrawal Notice to the Company, the Underwriter or Underwriters (if any) of their intention to withdraw from such Block Trade, and the provisions of Section 2.1.7 hereof shall apply. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade prior to its withdrawal under this Section 2.4.2.
2.4.3   Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade initiated by a Demanding Holder pursuant to this Agreement.
2.4.4   The Demanding Holder in a Block Trade shall have the right to select the Underwriters for such Block Trade (which shall consist of one or more reputable nationally recognized investment banks).
2.4.5   Notwithstanding anything to the contrary in this Agreement, a Demanding Holder in the aggregate may demand up to four (4) Block Trades pursuant to this Section 2.4 in any twelve (12) month period. For the avoidance of doubt, any Block Trade effected pursuant to this Section 2.4 shall be counted as a demand for an Underwritten Shelf Takedown pursuant to Sections  2.1.4 or 2.1.5 hereof.
ARTICLE III
COMPANY PROCEDURES
3.1   General Procedures.   In connection with any Shelf and/or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable

Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:
3.1.1   prepare and file with the Commission as soon as reasonably practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until the earlier of (i) when all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or have ceased to be Registrable Securities or (ii) the termination of this Agreement;
3.1.2   prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder that holds at least ten percent (10%) of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or have ceased to be Registrable Securities;
3.1.3   prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided that the Company shall have no obligation to furnish any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”);
3.1.4   prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;
3.1.5   cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed;
3.1.6   (a) provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement and (b) cooperate reasonably and promptly with the Holders and the transfer agent to effect the removal of any restrictive legends from the Registrable Securities when legally permissible, including delivery of any Company instruction letters and opinions of counsel requested by the transfer agent in connection with the removal of any restrictive legends from the Registrable Securities;
3.1.7   advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;
3.1.8   prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be (a) necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable or (b) advisable in order to reduce the number of days that sales are suspended pursuant to Section 3.4), furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);
3.1.9   notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4;
3.1.10   in the event of an Underwritten Offering, Block Trade or sale by a broker, placement agent or sales agent pursuant to such Registration, permit a representative of the Holders, the Underwriters or other financial institutions facilitating such Underwritten Offering, Block Trade or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such Person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives, Underwriters or financial institutions agree to confidentiality arrangements in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;
3.1.11   use commercially reasonable efforts to obtain a “comfort” letter (including a bring-down letter dated as of the date the Registrable Securities are delivered for sale pursuant to such Registration) from the Company’s independent registered public accountants in the event of an Underwritten Offering, Block Trade or sale by a broker, placement agent or sales agent pursuant to such Registration (subject to such broker, placement agent or sales agent providing such certification or representation reasonably requested by the Company’s independent registered public accountings and the Company’s counsel) in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;
3.1.12   in the event of an Underwritten Offering, Block Trade or sale by a broker, placement agent or sales agent pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the broker, placement agents or sales agent, if any and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion and negative assurance letter is being given as the participating Holders, broker, placement agent, sales agent or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters; provided such participating Holders provide such information to such counsel as is customarily required for purpose of such opinions;
3.1.13   in the event of any Underwritten Offering, Block Trade or sale by a broker, placement agent or sales agent pursuant to such Registration, enter into and perform its obligations under an underwriting or other purchase or sales agreement, in usual and customary form, with the managing Underwriter or the broker, placement agent or sales agent of such offering or sale;
3.1.14   make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect), and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q and 10-K and Current Report on 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act (or any successor rule then in effect);
3.1.15   with respect to an Underwritten Offering pursuant to Section 2.1.4, if such offering involving gross proceeds in excess of $200 million, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and
3.1.16   otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with such Registration.
Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter or broker, sales agent or placement agent if such Underwriter or broker, sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter or broker, sales agent or placement agent, as applicable.
3.2   Registration Expenses.   The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, any applicable transfer taxes and, other than as set forth in the definition of “Registration Expenses,” all fees and expenses of any legal counsel representing the Holders.
3.3   Requirements for Participation in Registration Statement in Offerings.   The Holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter or placement agent or sales agent, if any, in connection with the preparation of any Registration Statement or Prospectus, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Article II and in connection with the Company’s obligation to comply with federal and applicable state securities laws. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering or other offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting, sales, distribution or placement arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such underwriting, sales, distribution or placement arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.
3.4   Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.
3.4.1   Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.
3.4.2   Subject to Section 3.4.4, if the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the majority of the Board such Registration, be seriously detrimental to the Company and the Chief Executive Officer of the Company and the majority of the Board conclude as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this Section 3.4.2, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.
3.4.3   Subject to Section 3.4.4, (a) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and eighty (180) days after the effective date of, a Company-initiated Registration, and provided that the Company continues to actively employ, in good faith, all commercially reasonable efforts to maintain the effectiveness of the applicable Shelf Registration Statement, or (b) if, pursuant to Section 2.1.4, Holders have requested an Underwritten Shelf Takedown and the Company and Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to Section 2.1.4.
3.4.4   The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement pursuant to Section 3.4.2 or a registered offering pursuant to Section 3.4.3 shall be exercised by the Company, in the aggregate, for not more than ninety (90) consecutive calendar days or more than one hundred and twenty (120) total calendar days in each case, during any twelve (12)-month period.
3.5   Reporting Obligations.   As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to use commercially reasonable efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Common Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule then in effect). Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.
ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION
4.1   Indemnification.
4.1.1   The Company agrees to indemnify, to the extent permitted by Law, each Holder of Registrable Securities, its officers, directors and agents and each Person who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto filed pursuant to this Agreement or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.
4.1.2   In connection with any Registration Statement filed pursuant to this Agreement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and shall indemnify the Company, its directors, officers and agents and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement or omission of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement, except in the case of fraud or willful misconduct by such Holder. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.
4.1.3   Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
4.1.4   The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the Transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.
4.1.5   If the indemnification provided under Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any Person who was not guilty of such fraudulent misrepresentation.
ARTICLE V
MISCELLANEOUS
5.1   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), telecopied or sent by email transmission (notice deemed given upon confirmation of receipt) or sent by registered or certified mail, postage or by prepaid overnight courier (notice deemed given upon receipt of proof of delivery) to the parties at the following address (or at such other address for a party as shall be specified by like notice):
if to the Company, to:
Bunge Global SA
Route de Florissant 13
Geneva 1206, Switzerland
Attention:   Joseph Podwika
Lisa Ware-Alexander
Email:[***]
[***]
with a copy to (which shall not constitute notice):
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention:   Charles K. Ruck
Max Schleusener
Email:charles.ruck@lw.com
max.schleusener@lw.com
If to any Holder, to such Holder’s address or electronic mail address as set forth in the Company’s books and records.

5.2   Assignment; No Third-Party Beneficiaries.
5.2.1   Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by any Holder or any Shareholder Affiliate without the prior written consent of the Company or by the Company without the prior written consent of the Holders; provided, that, notwithstanding the foregoing, subject to Section 5.2.3 and Section 5.2.4, this Agreement and the rights, duties and obligations of a Holder hereunder may be assigned in whole or in part to such Holder’s Permitted Transferees. Any purported assignment in breach of this Section 5.2.1 shall be null and void.
5.2.2   This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties and its successors and assigns.
5.2.3    No provision of this Agreement, express or implied, is intended to or shall confer any rights or benefits upon any Person that is not party hereto, other than as expressly set forth in this Agreement and Section 5.2.
5.2.4   No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless it is permitted under Section 5.2.1 and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any Transfer or assignment made other than as provided in this Section 5.2 shall be null and void.
5.3   Counterparts.   This Agreement may be executed manually or by facsimile by the parties hereto, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties hereto and delivered to the other parties hereto.
5.4   Governing Law; Jurisdiction.
5.4.1   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other jurisdiction.
5.4.2   Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, in any Proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such Proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in such courts. Each of the parties agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party hereby irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 5.4 in the manner provided for notices in Section 5.1. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by Law. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by Law.

5.5   TRIAL BY JURY.   EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.5.
5.6   Amendments and Modifications.   Upon the written consent of (a) the Company, (b) Glencore and CPPIB and (c) the Holders of a majority of the total Registrable Securities, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of Capital Stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.
5.7   Term.   This Agreement shall terminate on the earlier of (a) the seven (7) year anniversary of the date of this Agreement and (b) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.5 and Article IV shall survive any termination.
5.8   Holder Information.   Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.
5.9   [RESERVED].
5.10   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby is fulfilled to the extent possible.
5.11   Entire Agreement; Restatement.   This Agreement (including any Exhibit hereto) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.
[SIGNATURE PAGES FOLLOW]

In Witness Whereof, the undersigned have caused this Agreement to be executed as of the date first written above.
COMPANY:
BUNGE GLOBAL SA
By:

Name:
Title:
[Signature Page to Registration Rights Agreement]

In Witness Whereof, the undersigned have caused this Agreement to be executed as of the date first written above.
HOLDERS:
CPPIB MONROE CANADA, INC.
By:

Name:
Title:
DANELO LIMITED
By:

Name:
Title:
VENUS INVESTMENT LIMITED PARTNERSHIP by its general partner VENUS INVESTMENT GP, INC.
By:

Name:
Title:
[Signature Page to Registration Rights Agreement]

Appendix H
Agreed Form
FORM OF LOCK-UP AGREEMENT
by and among
BUNGE GLOBAL SA
and
BCI
Dated as of [•], 202[•]

EXHIBITS
Exhibit A: Form of Joinder

LOCK-UP AGREEMENT
This LOCK-UP AGREEMENT (this “Agreement”) is made as of [•], 202[•] by and between Bunge Global SA, a company incorporated under the laws of Switzerland (the “Company”) and shareholder listed under the heading “Shareholder” on the signature page hereto (the “Shareholder”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Business Combination Agreement (as herein defined).
RECITALS
WHEREAS, pursuant to a Business Combination Agreement, dated as of June 13, 2023 (as amended from time to time, the “Business Combination Agreement”), by and among Bunge Limited, an exempted company limited by shares incorporated under the laws of Bermuda, Viterra Limited, a private company limited by shares incorporated under the laws of Jersey (“Danube”), and Danelo Limited, a company incorporated in Jersey with registration number 119668 (“Seller G”), CPPIB Monroe Canada, Inc., a company incorporated in Canada with registration number 968142-6 (“Seller C”), Shareholder and Ocorian Limited, a company incorporated in Jersey in its capacity as trustee of the Viterra Employee Benefit (“Seller T,” and collectively with Seller G, Seller C, and Shareholder “Sellers” and each individually, a “Seller”), at the Closing, among other things, the Company will acquire all issued and outstanding shares of Danube from the Sellers (the “Acquisition”);
WHEREAS, as a result of the Acquisition, the Parties hereto expect that at Closing the Shareholder will own an aggregate number of Shares representing approximately [•]% of the Company’s Shares;
WHEREAS, in connection with the Acquisition, the Company and the Sellers (including the Shareholder) have entered into a registration rights agreement on the date hereof (as amended from time to time, the “Registration Rights Agreement”); and
WHEREAS, the Parties hereto desire to enter into an agreement to provide for certain rights and obligations associated with Share ownership.
NOW, THEREFORE, in consideration of the premises and mutual agreements, covenants and provisions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.
DEFINITIONS
For purposes of this Agreement, the following terms have the meanings indicated:
“Accredited Investor” means an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act.
“Acquisition” has the meaning specified in the recitals to this Agreement.
“Affiliate” means, in relation to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such first Person (as used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise and the terms “controlled” and “controlling” shall have correlative meanings).
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Amazon Governing Documents” means the Articles of Association and the Organizational Regulations of Bunge Global SA.
“Articles of Association” means the Company’s Articles of Association, dated [•] (as may be amended from time to time).
“beneficial ownership” and related terms such as “beneficially owned” or “beneficial owner” have the meanings given such terms in Rule 13d-3 under the Exchange Act and a Person’s beneficial ownership of Capital Stock shall be calculated in accordance with the provisions of such rule.
“Board” means the board of directors of the Company.
“Business Combination Agreement” has the meaning set forth in the recitals to this Agreement.
“Capital Stock” means any and all common shares, preferred shares or other forms of equity authorized and issued by the Company (however designated, whether voting or non-voting) and any instruments convertible into or exercisable or exchangeable for any of the foregoing (including any options or swaps).
“Closing” has the meaning specified in the recitals to this Agreement.
“Closing Date” means the date on which the Closing actually occurs.
“Company” has the meaning set forth in the preamble to this Agreement.
“Contract” means any written agreement, contract, subcontract, settlement agreement, lease, sublease, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense, insurance policy or other legally binding commitment that constitutes a contract under applicable Law, as in effect as of the date hereof or as may hereinafter be in effect.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
“Exempt Securities” means Capital Stock received or acquired by the Shareholder or Shareholder Affiliate in accordance with the terms and conditions hereof, including any Capital Stock acquired by a Shareholder or Shareholder Affiliate through index trading or on the open market, other than as Share Consideration (as defined in the Business Combination Agreement) pursuant to the Business Combination Agreement.
“Exempt Transfer” means a Transfer (i) of any Exempt Securities, (ii) pursuant to any tender offer or exchange offer for Shares of the Company, (iii) a Permitted Buyback, (iv) in connection with trading to replicate an index, (v) to another Seller and/or their Affiliate or (vi) any indirect Transfer of Shares by a Shareholder to an Affiliate of such Shareholder pursuant to which direct ownership of Shares remains unchanged.
“Governmental Authority” means any federal, national, foreign, supranational, state, provincial, county, local or other government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body of competent jurisdiction.
“Governmental Entity” means (a) any transnational, supranational, national, federal, tribal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, military, legal, regulatory, taxing, or administrative functions of or pertaining to government, including universities and hospitals, (b) any public international governmental organization (including the World Bank, the United Nations, the International Monetary Fund and the OECD), (c) any agency, division, bureau, department, or other political subdivision of any government, entity or organization described in the foregoing clauses (a) or (b) of this definition or (d) any company, association, organization, business, enterprise or other entity which is owned, whether in whole or in part, or controlled by any Person listed in clauses (a) to (c) above.
“Joinder” has the meaning set forth in Section 2.1(a).
“Joinder Agreement” has the meaning specified in Exhibit A.
“Joining Party” has the meaning specified in Exhibit A.
“Law” means any applicable federal, tribal, state, local, foreign or multinational statute, code, rule, regulation, requirement, Order, decree or ordinance or other pronouncement of any Governmental Entity having the effect of law, including common law, as in effect now or prior to the Closing.
“Lien” means any lien, pledge, hypothecation, mortgage, security interest, covenant, condition, restriction, easement, right of way, lease, sublease, encumbrance, claim, option, right of first offer, right of first refusal, preemptive right, title retention agreement or lease in the nature thereof, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the Transfer of any security or other asset, or any restriction on the possession, exercise or Transfer of any other attribute of ownership of any asset).
“Order” means any order, writ, decree, judgment, award, injunction, ruling, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Entity or arbitrator (in each case, whether temporary, preliminary or permanent).
“Organizational Regulations” means the Company’s organizational regulations, dated [•], as may be amended from time to time.
“Party” and “Parties” means the parties hereto, including Persons that agree to be bound to the terms hereof pursuant to Section 2.1(a).
“Permitted Buyback” means any buyback or repurchase of equity securities by the Company.
“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.
“Proceeding” means any judicial, administrative, arbitral or other action, cause of action, claim, counterclaim, cross claim, suit, hearing, litigation, arbitration, mediation, charge, complaint, audit, examination, inquiry, investigation or other proceeding.
“Registration Rights Agreement” has the meaning set forth in the preamble of this Agreement.
“Representatives” means a Person’s officers, directors, employees, accountants, consultants, legal counsel, investment bankers, other advisors, authorized agents and other representatives.

“Restricted Period” means the six-month period commencing on the Closing Date.
“Rule 144” means Rule 144 under the Securities Act or any replacement or successor rule promulgated under the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
“Share Equivalents” means (a) all securities directly or indirectly convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject), Shares, (b) all securities with voting rights or rights to appoint or designate for nomination individuals to the Board and (c) all securities that cannot be purchased or otherwise acquired unless purchased or otherwise acquired with any of the securities referenced in clauses (a) or (b).
“Shareholder” has the meaning set forth in the preamble to this Agreement.
“Shareholder Affiliate” means any Affiliate of the Shareholder that beneficially owns Shares or other Capital Stock.
“Shares” means the common shares, par value $0.01 per share, of the Company and any and all securities of any kind whatsoever of the Company which may be issued after the date of this Agreement in respect of, or in exchange for, such common shares of the Company pursuant to a merger, consolidation, share split, share dividend or recapitalization of the Company or otherwise.
“Subsidiary” or “Subsidiaries” means with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.
“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any Contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, shares.
ARTICLE II.
TRANSFER RESTRICTIONS
Section 2.1   Transfer Restrictions.
(a)   During the Restricted Period, the Shareholder shall not Transfer any Shares without the prior written consent of the Company; provided, that the foregoing shall not prohibit (i) Transfers between the Shareholder and any of its Affiliates so long as, prior to any such Transfer, and as a condition to the effectiveness of any such Transfer, such Affiliate executes and delivers to the Company a joinder to this Agreement in the form attached hereto as Exhibit A (the “Joinder”) or (ii) any Exempt Transfer. The Shareholder Affiliate shall comply with the terms of this Agreement, and be entitled to the rights and privileges and to receive the benefits conferred under this Agreement, in each case, as if such Shareholder Affiliate were the Shareholder.
(b)   The Shareholder will reasonably cooperate with the Company to give effect to the Transfer restrictions contemplated by this Agreement, including by cooperating with the Company and its transfer agent as reasonably requested by the Company. Any purported Transfer in violation of this Article II shall be null and void ab initio. To the extent any Transfer is effected in violation of this Agreement, at the request of the Company, the Shareholder shall use its reasonable best efforts to rescind or otherwise unwind such Transfer at its own expense and at the direction of the Company.

Section 2.2   Rule 144 Transfers.   The Company shall use its commercially reasonable efforts to ensure that the conditions to the availability of Rule 144 set forth in paragraph (c) thereof shall be satisfied, including by delivering any required instruction letters and legal opinions to its transfer agent.
ARTICLE III.
TERMINATION
Section 3.1   Termination.   This Agreement (other than Section 2.2 and Article VI) shall terminate upon the earlier occurrence of (i) the expiration of the Restricted Period and (ii) the mutual written agreement of the Shareholder and the Company. Section 2.2 and Article VI shall terminate upon the earlier of (x) mutual written agreement of the Shareholder and the Company and (y) three (3) years from the date hereof.
Section 3.2   Effect of Termination; Survival.   In the event of any termination this Agreement pursuant to Section 3.1, this Agreement shall be terminated and there shall be no further liability or obligation under any provisions on the part of any Party, other than the provisions of Article VI, which provisions shall survive any termination; provided, that nothing contained in this Agreement (including this Section 3.2) shall relieve a Party from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement to the extent occurring prior to such termination.
ARTICLE IV.
REPRESENTATIONS OF THE SHAREHOLDER
The Shareholder hereby represents and warrants to the Company that as of the date hereof:
Section 4.1   Qualification and Organization.   The Shareholder is a legal entity duly organized, validly existing and, where relevant, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or, where relevant, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to prevent, delay or impede the consummation of the transactions contemplated hereby.
Section 4.2   Corporate Authority Relative to this Agreement.   The Shareholder has all requisite corporate or similar power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Shareholder of this Agreement have been duly and validly authorized by the Shareholder. This Agreement has been duly and validly executed and delivered by the Shareholder and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.
Section 4.3   Investigation; Litigation.   (a) There is no investigation, audit or review pending (or, to the knowledge of the Shareholder, threatened) by any Governmental Authority with respect to the Shareholder or any of its properties, rights or assets, (b) there are no claims, actions, suits or other Proceedings pending (or, to the knowledge of the Shareholder, threatened) against the Shareholder or any of its properties, rights or assets, and (c) there are no Orders imposed upon the Shareholder or any of its properties, rights or assets by any Governmental Authority, which, in the case of clauses (a), (b), or (c), would reasonably be expected to, individually or in the aggregate, prevent, delay or impede the ability of the Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

Section 4.4   Reliance.   The Shareholder understands and acknowledges that the Company is entering into the Business Combination Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement.
Section 4.5   Finders and Brokers.   The Shareholder has not entered into any agreement with any investment banker, broker or finder in connection with this Agreement, other than as set forth in Section 3.8 of Sellers Disclosure Letter, who might be entitled to any fee or any commission payable by the Company in connection with or upon consummation of the transactions contemplated hereby which the Company will be responsible for paying.
Section 4.6   Investment.
(a)   The Shareholder is an Accredited Investor and has had such opportunity as it has deemed adequate to obtain from the Company such information as is necessary to permit the Shareholder to evaluate the merits and risks of its acquisition of the Shares issued to the Shareholder pursuant to the Business Combination Agreement. The Shareholder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in any acquisition of the Shares and to make an informed investment decision with respect to such acquisition. The Shareholder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.
(b)   The Shareholder acknowledges and agrees that the Shares being issued to the Shareholder pursuant to the Business Combination Agreement will be acquired for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same in violation of any applicable securities Laws.
(c)   The Shareholder understands that (i) the Shares being issued to the Shareholder pursuant to the Business Combination Agreement, when issued, will be restricted securities under applicable Laws and are being acquired from the Company in a transaction not involving a public offering and (ii) under such Laws, the Shares being issued to the Shareholder pursuant to the Business Combination Agreement may be resold without registration under the Securities Act only in certain limited circumstances. Other than this Agreement and the Registration Rights Agreement, the Shareholder does not have any present or contemplated contract, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition of the Shares being issued to the Shareholder pursuant to the Business Combination Agreement.
(d)   The Shareholder is not subject to any of the “bad actor” disqualifications described in Securities Act Rule 506(d)(1).
ARTICLE V.
REPRESENTATIONS OF THE COMPANY
The Company hereby represents and warrants to the Shareholder as follows:
Section 5.1   Qualification, Organization.   The Company is a legal entity duly organized, validly existing and, where relevant, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or, where relevant, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Shareholder. The Company’s Articles of Association and Organizational Regulations are in full force and effect and the Company is not in violation in any material respect of its Articles of Association and Organizational Regulations.
Section 5.2   Corporate Authority Relative to this Agreement.
(a)   The Company has all requisite corporate or similar power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the

Company of this Agreement have been duly and validly authorized by the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of the Shareholder, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.
(b)   Other than any consents that have already been obtained or will be obtained in connection with the consummation of the transactions contemplated by the Business Combination Agreement, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary, under applicable Law, for the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to materially prevent, delay or impede the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.
(c)   The execution and delivery by the Shareholder of this Agreement does not, and will not (i) conflict with or result in any violation of any provision of the Amazon Governing Documents or (ii) conflict with or violate any Laws applicable to the Company or any of its material properties or assets, other than in the case of clauses (i) and (ii), any such violation, breach, conflict, default, termination, modification, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to, individually or in the aggregate, materially prevent, delay or impede the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.
ARTICLE VI.
GENERAL PROVISIONS
Section 6.1   Expenses.   Except as otherwise expressly provided herein or in the Business Combination Agreement, all expenses incurred in connection with the negotiation, execution and delivery of this Agreement shall be paid by the Party incurring such expenses.
Section 6.2   Withholding.   Each of the Company, its Affiliates and agents shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement or with respect to the Shares such amounts as are required to be deducted and withheld under applicable Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.
Section 6.3   Notices.   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied or sent by email transmission (so long as an error message is not generated in reply thereto) or sent by registered or certified mail, postage or by prepaid overnight courier, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):
if to the Company, to:
Bunge Global SA
Route de Florissant 13
Geneva 1206, Switzerland
Attention:   Joseph Podwika
Lisa Ware-Alexander
Email:   [***]

with a copy to (which shall not constitute notice):
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention:    Charles K. Ruck
Max Schleusener
Email:   charles.ruck@lw.com
max.schleusener@lw.com
If to the Shareholder, to:
Venus Investment Limited Partnership
750 Pandora Avenue
Victoria, British Columbia, Canada
V8W 0E4
Attention:    Lincoln Webb
Email:    [***]
with a copy to (which shall not constitute notice):
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention:   Michael J. Aiello
Douglas P. Warner
David Avery-Gee
Email:   michael.aiello@weil.com
doug.warner@weil.com
david.avery-gee@weil.com
Section 6.4   Interpretation.   The following rules of interpretation shall apply to this Agreement: (a) the words “hereof”, “hereby”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the table of contents and captions in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof; (c) references to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified; (d) all exhibits and schedules annexed to this Agreement or referred to in this Agreement are incorporated in and made a part of this Agreement as if set forth in full in this Agreement; (e) any capitalized term used in any Exhibit or Schedule annexed to this Agreement but not otherwise defined therein shall have the meaning set forth in this Agreement; (f) any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and references to any gender shall include all genders; (g) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import; (h) “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (i) references to any applicable Law shall be deemed to refer to such applicable Law as amended from time to time and to any rules or regulations promulgated thereunder; (j) references to any Person include the successors and permitted assigns of that Person; (k) references “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively; (l) references to “dollars” and “$” mean U.S. dollars; (m) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”; (n) references to times are to New York City times unless otherwise specified; (o) “or” shall not be given its disjunctive or exclusive meaning; (p) references to “days” shall mean “calendar days” unless expressly stated otherwise and (q) the Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 6.5   Methodology for Calculations.   Except as otherwise expressly provided in this Agreement, for purposes of calculating (a) the amount of outstanding Shares as of any date and (b) the amount of Shares owned by a Person hereunder (and the percentage of the outstanding Shares owned by a Person hereunder), no Share Equivalents of the Company shall be treated as having been converted, exchanged or exercised. In the event of any share split, share dividend, reverse share split, any combination of the Shares or any similar event, with respect to all references in this Agreement to a shareholder or shareholders holding a number of Shares, the applicable number shall be appropriately adjusted to give effect to such share split, share dividend, reverse share split, any combination of the Shares or similar event.
Section 6.6   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Acquisition is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Acquisition is fulfilled to the extent possible.
Section 6.7   Entire Agreement; Third-Party Beneficiaries.
(a)   This Agreement (including any Schedule or Exhibit hereto) constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all other prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof.
(b)   No provision of this Agreement, express or implied, is intended to or shall confer upon any other Person other than the Parties any rights or remedies hereunder. The representations and warranties in this Agreement are the product of negotiations between the Parties and are for the sole benefit of the Parties. In some instances, the representations and warranties in this Agreement may represent an allocation between the Parties of risks associated with particular matters regardless of the knowledge of either Party. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 6.8   Assignment.   Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by the Shareholder or any Shareholder Affiliate without the prior written consent of the Company or by the Company without the prior written consent of the Shareholder. Any purported assignment in breach of this Section 6.8 shall be null and void. Notwithstanding anything to the contrary herein any Transfer of Shares by a Shareholder (other than to Shareholder Affiliates) shall not transfer to such transferee any Shareholder rights contemplated hereby without the prior written consent of the Board. Without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.
Section 6.9   Further Assurances.   Each Party shall cooperate, take such actions, enter into such agreements (including customary indemnification and contribution agreements) and execute such documents as may be reasonably requested by any other Party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby; provided, that no Party shall be obligated to take any actions or omit to take any actions that would be inconsistent with applicable Law.
Section 6.10   Governing Law; Jurisdiction.
(a)   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other jurisdiction; provided, however, that corporate law matters related to the Company shall, to the extent required by applicable Law, be governed by, and construed in accordance with, the Laws of Switzerland.
(b)   Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of

America sitting in Delaware, and appellate courts thereof, in any action or Proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or Proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, (ii) agrees that any claim in respect of any such action or Proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Federal court of the United States of America sitting in Delaware, and appellate courts thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or Proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or Proceeding in such courts. Each of the Parties agrees that a final judgment in any such action or Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 6.10 in the manner provided for notices in Section 6.2. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.
Section 6.11   Waiver of Jury Trial.   EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.11.
Section 6.12   Counterparts.   This Agreement may be executed (including by means of electronic transmission, such as by electronic mail in “pdf” form), in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties.
Section 6.13   Specific Performance.   The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each Party agrees that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, a non-breaching Party shall be entitled to (a) an Order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach. Each Party further agrees that the non-breaching Party shall not be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.13, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
Section 6.14   Amendment Modification; Waiver.
(a)   Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented by written agreement of the Company and the Shareholder. This Agreement may not be amended except by an instrument in writing signed on behalf of the Company and the Shareholder.
(b)   At any time, either the Company or the Shareholder (on behalf of itself and any Shareholder Affiliate), may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any obligation or other act of the other Party (ii) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or in any document delivered pursuant hereto, and (iii) waive compliance by the other Party with any agreement or condition to its own obligations contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.
Section 6.15   Non-Recourse.   This Agreement may only be enforced by the named Parties hereto. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Agreement, the Company and the Shareholder covenant, agree and acknowledge that no Person (other than the Parties hereto and their respective successors and permitted assigns) has any obligations hereunder, and that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, shareholder, member or partner of Shareholder or the Company or of any Affiliate thereof, whether by the enforcement of any assessment or by any legal or equitable Proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that, except in the case of fraud, no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the former, current and future equity holders, controlling Persons, directors, officers, employees, agents, Affiliates, members, partners, managers or shareholders of Shareholder or any Affiliate thereof or the Company or any Affiliate thereof (or their respective successors or permitted assigns) or any former, current or future equity holders, controlling Persons, directors, officers, employees, agents, Affiliates, members, partners, managers or shareholders of any of the foregoing, as such, for any obligation of Shareholder or the Company (or their respective successors or permitted assigns) under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.
Section 6.16   Structural Restrictions.   For the avoidance of doubt, in the event Shareholder is not permitted to directly or indirectly invest in securities of the Company, its Subsidiaries, or any other entity in connection with the Company or its Subsidiaries to which are attached more than thirty percent (30%) of the votes that may be cast to elect or remove the directors (or members of a similar governing body) of such entity, then at no time will the Shareholder be required to hold in any entity to the extent the Shareholder would hold, directly or indirectly, securities of any such entity to which are attached more than thirty percent (30%) of the votes that may be cast to elect or remove the directors (or members of a similar governing body) of such entity; provided, that the Company and Shareholder shall cooperate in good faith to implement a structure to ensure the Shareholder does not violate such thirty percent (30%) rule (it being understood that any such structure shall not result in adverse tax or other consequences for the Company, its Subsidiaries or their shareholders).
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.
BUNGE GLOBAL SA
By:

Name: [•]
Title: [•]
THE SHAREHOLDER:
By:

Name: [•]
Title: [•]
[Signature Page to Lock-Up Agreement]

EXHIBIT A
FORM OF JOINDER
JOINDER TO LOCK-UP AGREEMENT
This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Lock-Up Agreement dated as of [•], 202[•] (as amended from time to time, the “Lock-Up Agreement”) by and among Bunge Global SA and [the Shareholder]. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Lock-Up Agreement.
The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Lock-Up Agreement as of the date hereof and shall have all of the rights and obligations of the Shareholder as if it had executed the Lock-Up Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Lock-Up Agreement.
IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.
Date: [•], 202[•]
[•]
By:

Name: [•]
Title: [•]
Address for Notices:
[•]
With copies to:
[•]

H-A-1

Appendix I
June 12, 2023
The Board of Directors
Bunge Limited
1391 Timberlake Manor Parkway
Chesterfield, MO 63017
Members of the Board of Directors:
We understand that Bunge Limited (“Bunge”) proposes to enter into a Business Combination Agreement (the “Agreement”), by and among Bunge, Viterra Limited (“Viterra”), Danelo Limited, (“Seller G”), CPPIB Monroe Canada, Inc. (“Seller C”), Venus Investment Limited Partnership (“Seller B”) and Ocorian Limited (“Seller T” and, collectively with Seller G, Seller C and Seller B, the “Sellers”), pursuant to which, among other things, Bunge will acquire all of the issued and outstanding ordinary shares, par value $0.01 per share, of Viterra (the “Viterra Shares”) from the Sellers and Bunge will pay to the Sellers (i) $1,982,133,400 in cash (the “Cash Consideration”), subject to certain adjustments set forth in the Agreement, and (ii) 65,611,831 common shares, par value $0.01 per share, of Bunge (“Bunge Shares”) (such number of Bunge Shares (or, if the Swiss Redomestication (as defined in the Agreement) is effected, an equivalent number of Bunge Switzerland Shares (as defined below)), the “Share Consideration” and, together with the Cash Consideration, the “Consideration” and such transaction, the “Transaction”). We also understand that Bunge proposes to effect the Swiss Redomestication and in connection therewith, if effected: (x) Bunge will become a wholly owned subsidiary of Bunge Global SA (“Bunge Switzerland”); (y) pursuant to the terms of the Agreement and concurrently with the Swiss Redomestication, Bunge will assign to Bunge Switzerland and will cause Bunge Switzerland to assume from Bunge all of Bunge’s rights and obligations under the Agreement; and (z) pursuant to the terms of the Agreement, the Share Consideration will consist of an equal number of common shares, par value $0.01 per share, of Bunge Switzerland (“Bunge Switzerland Shares”). Consummation of the Swiss Redomestication is not a condition to consummation of the Transaction. The terms and conditions of the Transaction are more fully set forth in the Agreement.
You have requested our opinion as to the fairness, from a financial point of view, to Bunge of the Consideration provided for in the Transaction.
In connection with this opinion, we have, among other things:
•
reviewed certain publicly available business and financial information relating to Viterra and Bunge;

•
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Viterra furnished to or discussed with us by the management of Viterra;

•
reviewed certain financial forecasts relating to Viterra prepared by the management of Bunge (the “Bunge-Viterra Forecasts”) furnished to or discussed with us by the management of Bunge;

•
reviewed certain internal financial and operating information with respect to the business, operations and prospects of Bunge furnished to or discussed with us by the management of Bunge, including certain financial forecasts relating to Bunge prepared by the management of Bunge (such forecasts, the “Bunge Forecasts”);

•
reviewed certain estimates as to the amount and timing of operational and network synergies (collectively, the “Synergies”) anticipated by the management of Bunge to result from the Transaction;

•
discussed the past and current business, operations, financial condition and prospects of Viterra with members of senior managements of Viterra and Bunge, and discussed the past and current business, operations, financial condition and prospects of Bunge with members of senior management of Bunge;

•
discussed with the management of Bunge its assessments as to Viterra’s existing and future relationships, agreements and arrangements with, and Bunge’s ability to retain, key customers, suppliers and employees of Viterra;

•
reviewed the potential pro forma financial impact of the Transaction on the future financial performance of Bunge, including the potential effect on Bunge’s estimated earnings and free cash flow per share;

•
reviewed the trading history for the Bunge Shares and a comparison of such trading history with the trading histories of other companies we deemed relevant;

•
compared certain financial information of Viterra with similar information of other companies we deemed relevant;

•
compared certain financial and stock market information of Bunge with similar information of other companies we deemed relevant;

•
compared certain financial terms of the Transaction to financial terms, to the extent publicly available, of other transactions we deemed relevant;

•
reviewed the relative financial contributions of Viterra and Bunge to the future financial performance of the combined company on a pro forma basis;

•
reviewed a draft, dated June 11, 2023, of the Agreement (the “Draft Agreement”); and

•
performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the managements of Bunge and Viterra that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Bunge-Viterra Forecasts, the Bunge Forecasts and the Synergies, we have assumed, at the direction of Bunge, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Bunge as to the future financial performance of Viterra and Bunge and the other matters covered thereby. As you are aware, we have not been provided with, and we did not have access to, any financial forecasts relating to Viterra prepared by the management of Viterra. Accordingly, at the direction of Bunge, we have used the Bunge-Viterra Forecasts in our analyses, and, at the direction of Bunge, we have relied on the Bunge-Viterra Forecasts for purposes of our opinion. We have relied, at the direction of Bunge, on the assessments of the management of Bunge as to Bunge’s ability to achieve the Synergies and have been advised by Bunge, and have assumed, that the Synergies will be realized in the amounts and at the times projected. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Viterra or Bunge, nor have we made any physical inspection of the properties or assets of Viterra or Bunge. We have not evaluated the solvency or fair value of Viterra, Bunge or Bunge Switzerland under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have relied, at the direction of Bunge, upon the assessments of the management of Bunge as to Viterra’s existing and future relationships, agreements and arrangements with, and Bunge’s ability to retain, key customers, suppliers and employees of Viterra. We have assumed, at the direction of Bunge, that the Transaction will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Viterra, Bunge, Bunge Switzerland or the contemplated benefits of the Transaction. For purposes of our opinion and with your consent, we have assumed that the Swiss Redomestication, if consummated, will have no effect on value of the Consideration. We also have assumed, at the direction of Bunge, that that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.
We express no view or opinion as to any terms or other aspects of the Transaction (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Transaction, including any impacts on the Transaction arising or resulting from the Swiss Redomestication, or any related transaction or any other agreement, arrangement or understanding entered into in connection with or related to the Transaction or otherwise. Our opinion is limited to the fairness, from a financial point of view, to Bunge of the Consideration provided for in the Transaction and no opinion or view is expressed with respect to any consideration received in connection with the Transaction by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Transaction, or class of such persons, relative to the Consideration. Furthermore, no opinion or view is expressed as to the relative merits of the Transaction in comparison to other strategies or transactions that might be available to Bunge or in which Bunge might engage or as to the underlying business decision of Bunge to proceed with or effect the Transaction. We are not expressing any opinion as to what the value of Bunge Shares or Bunge Switzerland Shares, as the case may be, actually will be when issued or the prices at which Bunge Shares or Bunge Switzerland Shares, as the case may be, will trade at any time, including following announcement or consummation of the Transaction. In addition, we express no opinion or recommendation as to how any shareholder should vote or act in connection with the Transaction or any related matter.
We have acted as financial advisor to Bunge in connection with the Transaction and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon consummation of the Transaction. We and certain of our affiliates also may be participating in the financing for the Transaction, for which services we and our affiliates would receive significant compensation. In addition, Bunge has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.
We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Bunge, Viterra, the Sellers and certain of their respective affiliates.
We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Bunge and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having provided or providing certain treasury and trade management services and products to Bunge and/or certain of its affiliates, (ii) having provided or providing certain foreign exchange, derivatives and/or commodity trading services to Bunge and/or certain of its affiliates, (iii) having acted as a co-manager on a debt offering for Bunge and/or one of its affiliates, and (iv) having acted or acting as joint bookrunner, co-lead arranger for, and/or as a lender under, certain revolvers and term loans for Bunge and/or certain of its affiliates.
In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Viterra and certain of its affiliates, including Sellers, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as co-lead arranger for a revolver for Viterra and/or certain of its affiliates, (ii) having provided or providing certain treasury and trade management services and products to Viterra, Seller C, Seller G and/or certain of their respective affiliates, (iii) having provided or providing certain foreign exchange, derivatives and/or commodity trading services to Viterra, Seller C, Seller B, Seller G and/or certain of their respective affiliates, (iv) having acted as a co-manager and/or bookrunner on a number of debt offerings for Seller C and/or certain of its affiliates, (v) having acted as a co-manager and/or bookrunner on one or more debt offerings for Seller G, Seller B and/or certain of their respective affiliates, (vi) having acted as bookrunner on an equity block trade for an affiliate of Seller G, (vii) having acted or acting as lender under certain term loans, letters of credit and credit, leasing and conduit facilities for Seller C and certain of their respective affiliates, and (viii) having acted or acting as mandated arranger and as a bookrunner for, and/or as a lender under, certain revolvers for Seller G and/or certain of its affiliates.
It is understood that this letter is for the benefit and use of the Board of Directors of Bunge (in its capacity as such) in connection with and for purposes of its evaluation of the Transaction.
Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on Bunge (or, if applicable, Bunge Switzerland), Viterra or the Transaction. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration provided for in the Transaction is fair, from a financial point of view, to Bunge.
Very truly yours,
BOFA SECURITIES, INC.

BUNGE LIMITED1391 TIMBERLAKE MANOR PARKWAY ST. LOUIS, MO 63017SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting — Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [], 2023 for shares held directly and by 11:59 p.m. Eastern Time on [], 2023 for shares held in a Plan.Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting — Go to www.virtualshareholdermeeting.com/BG2023SMYou may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow and follow the instructions.VOTE BY PHONE — 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on[], 2023 for shares held directly and by 11:59 p.m. Eastern Time on [], 2023 for shares held in aPlan. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it toVote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.YOUR VOTE IS IMPORTANTWe strongly recommend that you vote in advance of the Virtual Extraordinary General Meeting, even if you plan to access the meeting.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V21372-S71311KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY BUNGE LIMITEDThe Board of Directors recommends you vote FOR Proposals 1, 2 and 3:For Against Abstain1.To approve the redomestication that would change the place of incorporation and residence of the ultimate parent company of the Bunge Group from Bermuda to Switzerland.2.To approve the acquisition of Viterra Limited, including the issuance of 65,611,831 common shares, par value $0.01 per share, of Bunge Limited.3.To approve the adjournment of the Extraordinary General Meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the Extraordinary General Meeting to approve the redomestication or acquisition transactions.NOTE: For any other matter properly coming before the Virtual Extraordinary General Meeting of Shareholders, this proxy will be voted at the discretion of the proxy holder.! ! !! ! !! ! !Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for theVirtual Extraordinary General Meeting:The Notice and Proxy Statement is available at www.proxyvote.com. V21373-S71311BUNGE LIMITEDVirtual Extraordinary General Meeting of Shareholders[], 2023 9:30 AM Central TimeThis proxy is solicited on behalf of the Board of Directors of Bunge LimitedThe shareholder(s) hereby appoint(s) Gregory A. Heckman, John Neppl, Joseph Podwika or Lisa Ware-Alexander, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of BUNGE LIMITED that the shareholder(s) is/are entitled to vote at the Virtual Extraordinary General Meeting of Shareholders to be held at 9:30 AM, Central Time on [], 2023, via live webcast at www.virtualshareholdermeeting.com/BG2023SM, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.Continued and to be signed on reverse side